FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226486-21

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated July 12, 2021, may be amended or completed prior to time of sale.

$645,696,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60

(Central Index Key Number 0001867467)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

(Central Index Key Number 0000850779)

as Depositor

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Column Financial, Inc.

(Central Index Key Number 0001628601)

UBS AG
(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC

(Central Index Key Number 0001722518)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-C60

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-C60 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2021-C60. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2021. The rated final distribution date for the certificates is the distribution date in August 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$17,659,000	%	(5)	Class A-S(6)	$58,019,000	(6)%	(5)(6)
Class A-2	$45,569,000	%	(5)	Class A-S-1(6)	$0	(6)%	(6)
Class A-SB	$24,458,000	%	(5)	Class A-S-2(6)	$0	(6)%	(6)
Class A-3(6)	(6)(7)	%	(5)(6)	Class A-S-X1(6)	$0	(6)%	(6)
Class A-3-1(6)	$0	(6)(7)%	(6)	Class A-S-X2(6)	$0	(6)%	(6)
Class A-3-2(6)	$0	(6)(7)%	(6)	Class B(6)	$34,624,000	(6)%	(5)(6)
Class A-3-X1(6)	$0	(6)(7)%	(6)	Class B-1(6)	$0	(6)%	(6)
Class A-3-X2(6)	$0	(6)(7)%	(6)	Class B-2(6)	$0	(6)%	(6)
Class A-4(6)	(6)(7)	%	(5)(6)	Class B-X1(6)	$0	(6)%	(6)
Class A-4-1(6)	$0	(6)(7)%	(6)	Class B-X2(6)	$0	(6)%	(6)
Class A-4-2(6)	$0	(6)(7)%	(6)	Class C(6)	$29,010,000	(6)(10)%	(5)(6)
Class A-4-X1(6)	$0	(6)(7)%	(6)	Class C-1(6)	$0	(6)%	(6)
Class A-4-X2(6)	$0	(6)(7)%	(6)	Class C-2(6)	$0	(6)%	(6)
Class X-A	$524,043,000	(8)%	Variable(9)	Class C-X1(6)	$0	(6)%	(6)
Class X-B	$121,653,000	(10)(11)%	Variable(12)	Class C-X2(6)	$0	(6)%	(6)

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 67, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 74.4% of each class of offered certificates, UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 11.9% of each class of offered certificates and Credit Suisse Securities (USA) LLC is acting as co-lead manager and joint bookrunner with respect to approximately 13.7% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 29, 2021. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2021, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$645,696,000	100%	$645,696,000	$70,445.44

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Credit Suisse Co-Lead Manager and Joint Bookrunner	UBS Securities LLC Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

July      , 2021

WFCM 2021-C60

Commercial Mortgage Pass-Through Certificates, Series WFCM 2021-C60
Geographic Overview of Mortgage Pool

Idaho
1 property
$864,492
0.1% of total
North Dakota
1 property
$22,750,000
3.0% of total
Iowa
1 property
$20,000,000
2.7% of total
Minnesota
1 property
$3,350,000
0.4% of total
Illinois
9 properties
$41,500,000
5.5% of total
Indiana
2 properties
$6,794,153
0.9% of total
Pennsylvania
4 properties
$68,907,426
9.2% of total
New York
21 properties
$155,509,000
20.8% of total
Michigan
1 property
$847,058
0.1% of total
Ohio
4 properties
$34,379,939
4.6% of total
Connecticut
1 property
$11,000,000
1.5% of total
New Jersey
2 properties
$7,215,990
1.0% of total
California
19 properties
$135,425,908
18.1% of total
Virginia
3 properties
$30,696,855
4.1% of total
North Carolina
5 properties
$11,879,705
1.6% of total
South Carolina
2 properties
$8,361,265
1.1% of total
Arizona
7 properties
$69,229,802
9.2% of total
Georgia
2 properties
$11,529,720
1.5% of total
Kansas
1 property
$4,687,500
0.6% of total
Texas
6 properties
$29,006,337
3.9% of total
Arkansas
1 property
$7,260,000
1.0% of total
Kentucky
1 property
$6,000,000
0.8% of total
Florida
5 properties
$27,375,000
3.7% of total
Louisiana
4 properties
$27,326,579
3.7% of total
Tennessee
3 properties
$6,736,311
0.9% of total
Mortgaged Properties by Property Type
Hospitality 3.9%
Other 2.2%
Mixed Use 4.0%
Manufactured Housing 1.2%
Self Storage 7.8%
Retail 28.5%
Office 13.8%
Industrial 15.5%
Multifamily 23.0%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$17,659,000		30.000%	%	(5)	June 2026	2.62	08/21 – 06/26
A-2	$45,569,000		30.000%	%	(5)	July 2026	4.92	06/26 – 07/26
A-SB	$24,458,000		30.000%	%	(5)	December 2030	7.23	07/26 – 12/30
A-3(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
A-4(6)	(6)(7)		30.000%	%	(5)(6)	(7)	(7)	(7)
X-A	$524,043,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
X-B	$121,653,000	(10)(11)	NAP	%	Variable(12)	NAP	NAP	NAP
A-S(6)	$58,019,000	(6)	22.250%	%	(5)(6)	July 2031	9.96	07/31 – 07/31
B(6)	$34,624,000	(6)	17.625%	%	(5)(6)	July 2031	9.96	07/31 – 07/31
C(6)	$29,010,000	(6)(10)	13.750%	%	(5)(6)	July 2031	9.96	07/31 – 07/31
Non-Offered Certificates
X-D	$11,192,000	(13)(14)	NAP	%	Variable(15)	NAP	NAP	NAP
D	$11,192,000	(13)	12.255%	%	(5)	July 2031	9.96	07/31 – 07/31
E-RR	$14,074,000	(13)	10.375%	%	(5)	July 2031	9.96	07/31 – 07/31
F-RR	$17,780,000		8.000%	%	(5)	July 2031	9.96	07/31 – 07/31
G-RR	$9,358,000		6.750%	%	(5)	July 2031	9.96	07/31 – 07/31
H-RR	$9,358,000		5.500%	%	(5)	July 2031	9.96	07/31 – 07/31
J-RR	$7,486,000		4.500%	%	(5)	July 2031	9.96	07/31 – 07/31
K-RR	$8,422,000		3.375%	%	(5)	July 2031	9.96	07/31 – 07/31
L-RR	$11,230,000		1.875%	%	(5)	July 2031	9.96	07/31 – 07/31
M-RR	$14,037,042		0.000%	%	(5)	July 2031	9.96	07/31 – 07/31
V(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(17)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B and Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S, Class B and Class C certificates represents the approximate credit support for the Class A-S, Class B and Class C trust components, respectively.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(7)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $436,357,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. In the event that the Class A-4 Certificates are issued at $436,357,000, the Class A-3 Exchangeable Certificates will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 - $200,000,000	NAP / May 2031	NAP – 9.38	NAP / 01/30 – 05/31
Class A-4	$236,357,000 - $436,357,000	July 2031 / July 2031	9.65 – 9.88	01/30 – 07/31 / 05/31 – 07/31

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	In the event the certificate balance of the Class D certificates varies as described in footnote (13) in connection with the determination of the fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates, the initial certificate balances or notional amounts of the Class C, Class C-X1 and Class C-X2 trust components (and consequently, the initial certificate balance or notional amount of each class of Class C Exchangeable Certificates) will fall within a range of $27,500,000 and $31,650,000. Any variation in the initial certificate balance of the Class C trust component would affect the initial notional amount of the Class X-B certificates.

(11)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The initial notional amount of the Class X-D certificates and the initial certificate balance of each of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial certificate balance of the Class D certificates is expected to fall within a range of $9,722,000 and $13,868,000, and the initial certificate balance of the Class E-RR certificates is expected to fall within a range of $11,398,000 and $15,544,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-D certificates.

(14)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(17)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	65
Risk Factors	67
Risks Related to Market Conditions and Other External Factors	67
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	71
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Risks of Commercial and Multifamily Lending Generally	73
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	75
General	75
A Tenant Concentration May Result in Increased Losses	75
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	76
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	76
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	77
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	77
Early Lease Termination Options May Reduce Cash Flow	78
Sale-Leaseback Transactions Also Have Risks	79
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	81
Retail Properties Have Special Risks	81
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	82
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	82
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	83
Multifamily Properties Have Special Risks	84
Industrial Properties Have Special Risks	86
Office Properties Have Special Risks	87
Self Storage Properties Have Special Risks	88
Mixed Use Properties Have Special Risks	89
Hospitality Properties Have Special Risks	90
Risks Relating to Affiliation with a Franchise or Hotel Management Company	92
Leased Fee Properties Have Special Risks	93
Manufactured Housing Community Properties Have Special Risks	93
Data Centers Have Special Risks	95
Condominium Ownership May Limit Use and Improvements	95
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	97
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	97

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	99
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	100
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	101
Risks Related to Zoning Non-Compliance and Use Restrictions	103
Risks Relating to Inspections of Properties	105
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	105
Insurance May Not Be Available or Adequate	106
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	107
Terrorism Insurance May Not Be Available for All Mortgaged Properties	107
Risks Associated with Blanket Insurance Policies or Self-Insurance	109
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	109
Limited Information Causes Uncertainty	109
Historical Information	109
Ongoing Information	110
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	110
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	111
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	112
Static Pool Data Would Not Be Indicative of the Performance of this Pool	113
Seasoned Mortgage Loans Present Additional Risk of Repayment	114
Appraisals May Not Reflect Current or Future Market Value of Each Property	114
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	116
The Borrower’s Form of Entity May Cause Special Risks	116
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	119
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	119
Other Financings or Ability to Incur Other Indebtedness Entails Risk	121
Tenancies-in-Common May Hinder Recovery	122
Risks Relating to Delaware Statutory Trusts	123
Risks Relating to Enforceability of Cross-Collateralization	123
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	123
Risks Associated with One Action Rules	124
State Law Limitations on Assignments of Leases and Rents May Entail Risks	124
Various Other Laws Could Affect the Exercise of Lender’s Rights	124
Risks of Anticipated Repayment Date Loans	125
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	125
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	125
Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129

Risks Related to Conflicts of Interest	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	131
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	136
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	139
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	140
Other Potential Conflicts of Interest May Affect Your Investment	141
Other Risks Relating to the Certificates	141
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	141
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	144
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	147
General	147
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	148
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	150
Losses and Shortfalls May Change Your Anticipated Yield	150
Risk of Early Termination	151
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	152
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	152
You Have Limited Voting Rights	152
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	153
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	155
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	156
Risks Relating to Modifications of the Mortgage Loans	158
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	159
Risks Relating to Interest on Advances and Special Servicing Compensation	160
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	160
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	161

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	162
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	162
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	163
Tax Considerations Relating to Foreclosure	163
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	164
REMIC Status	165
Material Federal Tax Considerations Regarding Original Issue Discount	165
There Are Risks Relating to the Exchange of Certificates	165
General Risks	165
The Certificates May Not Be a Suitable Investment for You	165
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	166
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	166
Other Events May Affect the Value and Liquidity of Your Investment	166
The Certificates Are Limited Obligations	167
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	167
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	167
Description of the Mortgage Pool	169
General	169
Co-Originated or Third-Party Originated Mortgage Loans	171
Certain Calculations and Definitions	171
Definitions	172
Mortgage Pool Characteristics	186
Overview	186
Property Types	188
Retail Properties	188
Multifamily Properties	189
Industrial Properties	190
Office Properties	190
Self Storage Properties	191
Mixed Use Properties	191
Hospitality Properties	191
Leased Fee Properties	192
Manufactured Housing Community Properties	192
Specialty Use Concentrations	193
Mortgage Loan Concentrations	194
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	194
Multi-Property Mortgage Loans, Cross-Collateralized Mortgage Loans and Related Borrower Mortgage Loans	194
Geographic Concentrations	196
Mortgaged Properties with Limited Prior Operating History	197
Tenancies-in-Common or Diversified Ownership	197
Delaware Statutory Trusts	197
Condominium and Other Shared Interests	199

Fee & Leasehold Estates; Ground Leases	201
COVID-19 Considerations	202
Environmental Considerations	206
Redevelopment, Renovation and Expansion	209
Assessment of Property Value and Condition	209
Litigation and Other Considerations	210
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	211
Tenant Issues	213
Tenant Concentrations	213
Lease Expirations and Terminations	213
Expirations	213
Terminations	214
Other	215
Purchase Options and Rights of First Refusal	217
Affiliated Leases	218
Competition from Certain Nearby Properties	219
Insurance Considerations	219
Use Restrictions	221
Appraised Value	222
Non-Recourse Carveout Limitations	223
Real Estate and Other Tax Considerations	224
Delinquency Information	225
Certain Terms of the Mortgage Loans	225
Amortization of Principal	225
Payment Due Dates; Interest Rates; Calculations of Interest	226
Single Purpose Entity Covenants	227
ARD Loans	227
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	228
Voluntary Prepayments	229
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	231
Defeasance	232
Releases; Partial Releases	233
Escrows	237
Mortgaged Property Accounts	239
Exceptions to Underwriting Guidelines	240
Additional Indebtedness	241
General	241
Whole Loans	242
Mezzanine Indebtedness	242
Other Secured Indebtedness	245
Preferred Equity	245
Other Unsecured Indebtedness	246
The Whole Loans	246
General	246
The Serviced Pari Passu Whole Loans	251
Intercreditor Agreement	251
Control Rights with respect to Serviced Pari Passu Whole Loans	252
Certain Rights of each Non-Controlling Holder	252
Sale of Defaulted Mortgage Loan	253
The Non-Serviced Pari Passu Whole Loans	253
Intercreditor Agreement	254
Control Rights	255

Certain Rights of Each Non-Controlling Holder	255
Custody of the Mortgage File	256
Sale of Defaulted Mortgage Loan	256
The Non-Serviced AB Whole Loans	257
The Grace Building Whole Loan	257
The Westchester Whole Loan	265
Additional Information	270
Transaction Parties	270
The Sponsors and Mortgage Loan Sellers	270
LMF Commercial, LLC.	271
General	271
LMF’s Securitization Program	271
LMF’s Underwriting Standards and Loan Analysis	272
Review of Mortgage Loans for Which LMF is the Sponsor	276
Compliance with Rule 15 Ga-1 under the Exchange Act	278
Retained Interests in This Securitization	278
Wells Fargo Bank, National Association	278
General	278
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	279
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	279
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	284
Compliance with Rule 15Ga-1 under the Exchange Act	287
Retained Interests in This Securitization	291
Column Financial, Inc.	291
General	291
Column’s Securitization Program	291
Review of Column Mortgage Loans	292
Column’s Underwriting Guidelines and Processes	294
Exceptions to Column’s Disclosed Underwriting Guidelines	299
Compliance with Rule 15Ga-1 under the Exchange Act	299
Litigation	302
Retained Interests in This Securitization	303
UBS AG, New York Branch	303
General	303
UBS AG, New York Branch’s Securitization Program	303
Review of the UBS AG, New York Branch Mortgage Loans	304
UBS AG, New York Branch’s Underwriting Standards	306
Exceptions	309
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	312
BSPRT CMBS Finance, LLC.	312
General	312
BSPRT’s Loan Origination and Acquisition History	312
Review of BSPRT Mortgage Loans	313
BSPRT’s Underwriting Standards	315
Compliance with Rule 15Ga-1 under the Exchange Act	320
Retained Interests in This Securitization	321
Ladder Capital Finance LLC.	321
General	321
Ladder Capital Group’s Securitization Program	322
Ladder Capital Group’s Underwriting Guidelines and Processes	324
Review of LCF Mortgage Loans	330

Compliance with Rule 15Ga-1 under the Exchange Act	332
Retained Interests in This Securitization	332
The Depositor	333
The Issuing Entity	333
The Trustee	334
The Certificate Administrator	335
The Master Servicer	338
The Special Servicer	343
The Operating Advisor and Asset Representations Reviewer	347
Credit Risk Retention	348
General	348
Qualifying CRE Loans; Required Credit Risk Retention Percentage	349
Third Party Purchaser	349
Horizontal Risk Retention Certificates	350
General	350
Material Terms of the Eligible Horizontal Residual Interest	351
Determination of Amount of Required Horizontal Credit Risk Retention	351
General	351
Swap-Priced Principal Balance Certificates	352
Swap Yield Curve	352
Credit Spread Determination	353
Discount Yield Determination	353
Determination of Class Sizes	354
Target Price Determination	354
Determination of Assumed Certificate Coupon	355
Determination of Swap-Priced Expected Price	356
Interest-Only Certificates	356
Treasury Yield Curve	356
Credit Spread Determination	356
Discount Yield Determination	357
Determination of Scheduled Certificate Interest Payments	357
Determination of Interest-Only Expected Price	357
Yield-Priced Principal Balance Certificates	358
Determination of Class Size	358
Determination of Yield-Priced Expected Price	358
Calculation of Estimated Fair Value	358
Hedging, Transfer and Financing Restrictions	360
Operating Advisor	360
Representations and Warranties	362
Description of the Certificates	363
General	363
Distributions	367
Method, Timing and Amount	367
Available Funds	368
Priority of Distributions	370
Pass-Through Rates	376
Exchangeable Certificates	378
Exchange Limitations	381
Exchange Procedures	381
Interest Distribution Amount	382
Principal Distribution Amount	382
Certain Calculations with Respect to Individual Mortgage Loans	384
Excess Interest	386

Application Priority of Mortgage Loan Collections or Whole Loan Collections	386
Allocation of Yield Maintenance Charges and Prepayment Premiums	389
Assumed Final Distribution Date; Rated Final Distribution Date	393
Prepayment Interest Shortfalls	394
Subordination; Allocation of Realized Losses	396
Reports to Certificateholders; Certain Available Information	399
Certificate Administrator Reports	399
Information Available Electronically	405
Voting Rights	411
Delivery, Form, Transfer and Denomination	411
Book-Entry Registration	412
Definitive Certificates	415
Certificateholder Communication	415
Access to Certificateholders’ Names and Addresses	415
Requests to Communicate	416
List of Certificateholders	416
Description of the Mortgage Loan Purchase Agreements	417
General	417
Dispute Resolution Provisions	429
Asset Review Obligations	429
Pooling and Servicing Agreement	429
General	429
Assignment of the Mortgage Loans	430
Servicing Standard	430
Subservicing	432
Advances	433
P&I Advances	433
Servicing Advances	434
Nonrecoverable Advances	435
Recovery of Advances	436
Accounts	438
Withdrawals from the Collection Account	440
Servicing and Other Compensation and Payment of Expenses	443
General	443
Master Servicing Compensation	447
Special Servicing Compensation	450
Disclosable Special Servicer Fees	455
Certificate Administrator and Trustee Compensation	456
Operating Advisor Compensation	456
Asset Representations Reviewer Compensation	457
CREFC® Intellectual Property Royalty License Fee	458
Appraisal Reduction Amounts	458
Maintenance of Insurance	466
Modifications, Waivers and Amendments	469
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	474
Inspections	476
Collection of Operating Information	477
Special Servicing Transfer Event	477
Asset Status Report	481
Realization Upon Mortgage Loans	484
Sale of Defaulted Loans and REO Properties	487
The Directing Certificateholder	490
General	490

Major Decisions	492
Asset Status Report	495
Replacement of the Special Servicer	495
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	496
Servicing Override	498
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	498
Rights of the Holders of Serviced Pari Passu Companion Loans	499
Limitation on Liability of Directing Certificateholder	499
The Operating Advisor	500
General	500
Duties of Operating Advisor at All Times	500
Annual Report	502
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	503
Recommendation of the Replacement of the Special Servicer	504
Eligibility of Operating Advisor	504
Other Obligations of Operating Advisor	505
Delegation of Operating Advisor’s Duties	506
Termination of the Operating Advisor With Cause	506
Rights Upon Operating Advisor Termination Event	507
Waiver of Operating Advisor Termination Event	507
Termination of the Operating Advisor Without Cause	508
Resignation of the Operating Advisor	508
Operating Advisor Compensation	508
The Asset Representations Reviewer	509
Asset Review	509
Asset Review Trigger	509
Asset Review Vote	510
Review Materials	511
Asset Review	512
Eligibility of Asset Representations Reviewer	514
Other Obligations of Asset Representations Reviewer	515
Delegation of Asset Representations Reviewer’s Duties	515
Assignment of Asset Representations Reviewer’s Rights and Obligations	515
Asset Representations Reviewer Termination Events	516
Rights Upon Asset Representations Reviewer Termination Event	517
Termination of the Asset Representations Reviewer Without Cause	517
Resignation of Asset Representations Reviewer	518
Asset Representations Reviewer Compensation	518
Replacement of the Special Servicer Without Cause	518
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	520
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	522
Termination of the Master Servicer or Special Servicer for Cause	522
Servicer Termination Events	522
Rights Upon Servicer Termination Event	524
Waiver of Servicer Termination Event	526
Resignation of the Master Servicer or Special Servicer	526
Limitation on Liability; Indemnification	527
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	530

Dispute Resolution Provisions	530
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	530
Repurchase Request Delivered by a Party to the PSA	531
Resolution of a Repurchase Request	532
Mediation and Arbitration Provisions	535
Servicing of the Non-Serviced Mortgage Loans	536
General	537
Servicing of The Grace Building Mortgage Loan	540
Servicing of The Westchester Mortgage Loan	541
Servicing of the 122nd Street Portfolio Mortgage Loan	542
Servicing of the Seacrest Homes Mortgage Loan and the Herndon Square Mortgage Loan	543
Rating Agency Confirmations	544
Evidence as to Compliance	546
Limitation on Rights of Certificateholders to Institute a Proceeding	547
Termination; Retirement of Certificates	548
Amendment	549
Resignation and Removal of the Trustee and the Certificate Administrator	552
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	553
Certain Legal Aspects of Mortgage Loans	553
New York	554
California	554
General	555
Types of Mortgage Instruments	555
Leases and Rents	555
Personalty	556
Foreclosure	556
General	556
Foreclosure Procedures Vary from State to State	556
Judicial Foreclosure	557
Equitable and Other Limitations on Enforceability of Certain Provisions	557
Nonjudicial Foreclosure/Power of Sale	557
Public Sale	558
Rights of Redemption	559
Anti-Deficiency Legislation	560
Leasehold Considerations	560
Cooperative Shares	560
Bankruptcy Laws	561
Environmental Considerations	567
General	567
Superlien Laws	567
CERCLA	568
Certain Other Federal and State Laws	568
Additional Considerations	569
Due-on-Sale and Due-on-Encumbrance Provisions	569
Subordinate Financing	569
Default Interest and Limitations on Prepayments	570
Applicability of Usury Laws	570
Americans with Disabilities Act	570
Servicemembers Civil Relief Act	571
Anti-Money Laundering, Economic Sanctions and Bribery	571
Potential Forfeiture of Assets	572

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	572
Pending Legal Proceedings Involving Transaction Parties	576
Use of Proceeds	576
Yield and Maturity Considerations	576
Yield Considerations	576
General	576
Rate and Timing of Principal Payments	576
Losses and Shortfalls	578
Certain Relevant Factors Affecting Loan Payments and Defaults	579
Delay in Payment of Distributions	580
Yield on the Certificates with Notional Amounts	580
Weighted Average Life	581
Pre-Tax Yield to Maturity Tables	587
Material Federal Income Tax Considerations	595
General	595
Qualification as a REMIC	597
Exchangeable Certificates	599
Taxation of Regular Interests Underlying an Exchangeable Certificate	599
Status of Offered Certificates	600
Taxation of Regular Interests	600
General	600
Original Issue Discount	600
Acquisition Premium	603
Market Discount	603
Premium	604
Election To Treat All Interest Under the Constant Yield Method	604
Treatment of Losses	605
Yield Maintenance Charges and Prepayment Premiums	606
Sale or Exchange of Regular Interests	606
Taxes That May Be Imposed on a REMIC	607
Prohibited Transactions	607
Contributions to a REMIC After the Startup Day	607
Net Income from Foreclosure Property	607
REMIC Partnership Representative	608
Taxation of Certain Foreign Investors	608
FATCA	609
Backup Withholding	610
Information Reporting	610
3.8% Medicare Tax on “Net Investment Income”	610
Reporting Requirements	610
Certain State and Local Tax Considerations	611
Method of Distribution (Conflicts of Interest)	612
Incorporation of Certain Information by Reference	616
Where You Can Find More Information	616
Financial Information	617
Certain ERISA Considerations	617
General	617
Plan Asset Regulations	618
Administrative Exemptions	618
Insurance Company General Accounts	621
Legal Investment	622
Legal Matters	623

Ratings	623
Index of Defined Terms	626

ANNEX A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

ANNEX A-2:	Mortgage Pool Information (Tables)	A-2-1

ANNEX A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross- Collateralized Mortgage Loans	A-3-1

ANNEX B:	Form of Distribution Date Statement	B-1

ANNEX C:	Form of Operating Advisor Annual Report	C-1

ANNEX D-1:	Mortgage Loan Representations and Warranties	D-1-1

ANNEX D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

ANNEX E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the WFCM 2021-C60 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND

DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE

OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS

PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

PROSPECTIVE INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED

CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)

OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER

DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2021-C60.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202–0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2021-C60, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:

●	LMF Commercial, LLC, a Delaware limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	Column Financial, Inc., a Delaware corporation

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

●	Ladder Capital Finance LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LMF Commercial, LLC	24	$226,356,953	30.2%
Wells Fargo Bank, National Association	10	181,540,000	24.2
Column Financial, Inc.	4	102,741,723	13.7
UBS AG, New York Branch	6	89,110,000	11.9
BSPRT CMBS Finance, LLC	10	75,807,589	10.1
Ladder Capital Finance LLC	7	73,076,778	9.8
Total	61	$748,633,043	100.0%

All of the mortgage loans were originated by their respective sellers or affiliates thereof, except (i) those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders and (ii) one (1) mortgage loan (0.8%) to be sold by Column Financial, Inc. that was originated by an unrelated third-party, Oceanview Commercial Mortgage Finance, LLC, and was re-underwritten pursuant to Column Financial’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon

Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as special servicer by KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2021-C60. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class M-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, KKR CMBS II Aggregator Type 2 L.P. will purchase or otherwise acquire a majority of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR and Class V certificates, and that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in July 2021 (or, in the case of any mortgage loan that has its first payment due date in August 2021, the date that would have been its payment due date in July 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 29, 2021.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2021.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Pennsylvania, Maryland, North Carolina, New York, California, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	June 2026
Class A-2	July 2026
Class A-SB	December 2030
Class A-3(1)	NAP – May 2031(2)
Class A-4(1)	July 2031 – July 2031(3)
Class X-A	NAP
Class X-B	NAP
Class A-S(1)	July 2031
Class B(1)	July 2031
Class C(1)	July 2031

(1)	Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown in the table.

(2)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-3 trust component ranging from $0 to $200,000,000.

(3)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $236,357,000 to $436,357,000.

The rated final distribution date will be the distribution date in August 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-C60:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2

●	Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2

●	Class X-A

●	Class X-B

●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2

●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2

●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR, Class V and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$17,659,000		2.36%	30.000%
Class A-2	$45,569,000		6.09%	30.000%
Class A-SB	$24,458,000		3.27%	30.000%
Class A-3	(3)(4)		(4)	30.000%
Class A-4	(3)(4)		(4)	30.000%
Class X-A	$524,043,000		NAP	NAP
Class X-B	$121,653,000		NAP	NAP
Class A-S	$58,019,000	(3)	7.75%	22.250%
Class B	$34,624,000	(3)	4.62%	17.625%
Class C	$29,010,000	(3)	3.88%	13.750%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support set forth for the Class A-S certificates represents the approximate credit support for the Class A-S trust component. The approximate initial credit support set forth for the Class B certificates represents the approximate credit support for the Class B trust component. The approximate initial credit support set forth for the Class C certificates represents the approximate credit support for the Class C trust component.

(3)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(4)	The exact initial certificate balances or notional amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-3 trust component is expected to be within the range of $0 - $200,000,000 (0.00% - 26.72% of the Initial Pool Balance), and the initial certificate balance of the Class A-4 trust component is expected to be within the range of $236,357,000 - $436,357,000 (31.57% - 58.29% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-3 and Class A-4 trust components is expected to be approximately $436,357,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-SB	%
Class A-3(2)%
Class A-4(2)%
Class X-A	%
Class X-B	%
Class A-S(2)%
Class B(2)%
Class C(2)%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.02500%. In addition, with respect to each serviced companion loan, the master servicer will receive a primary servicing fee, calculated on the outstanding principal amount of such companion loan, at a rate to be specified in the pooling and servicing agreement.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00995%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. As compensation for its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but excluding any related companion loan) at a per annum rate equal to 0.00185%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other

Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
The Grace Building	0.00250% per annum	0.15000% per annum(2)
The Westchester	0.00125% per annum	0.25000% per annum
Seacrest Homes	0.00250% per annum	0.25000% per annum(3)
Herndon Square	0.00250% per annum	0.25000% per annum(3)
122nd Street Portfolio	0.00250% per annum	0.25000% per annum(3)

(1)	The primary servicing fee rate described in the table and footnotes thereto is included as part of the Servicing Fee Rate.

(2)	Subject to a cap of $750,000 per calendar year for the related non-serviced whole loan.

(3)	The special servicing fee rate is the greater of (i) 0.25000% per annum, and (ii) the rate that would result in a special servicing fee of $3,500 with respect to the related non-serviced whole loan for the related month.

Distributions

A. Amount and Order of

Distributions on Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class V certificates) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, (e) fifth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1, Class A-2 and Class A-SB certificates, and the Class A-3 and Class A-4 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, to reimburse the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such trust component, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such trust component, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such trust component, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class V and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

(1)	The maximum certificate balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial certificate balance of the Class A-3 and Class A-4 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution”.

(2)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(3)	The Class X-D certificates are non-offered certificates.

(4)	Other than the Class X-D, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, principal in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent the appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-one (61) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and seven (107) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $748,633,043.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-one (61) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NCF DSCR(3)
Velocity Industrial Portfolio	$65,000,000	8.7%	$10,000,000	N/A	57.8%	57.8%	2.72	x	2.72	x
The Grace Building	$50,000,000	6.7%	$833,000,000	$367,000,000	41.1%	58.1%	4.25	x	3.00	x
Rollins Portfolio	$24,400,000	3.3%	$15,000,000	N/A	65.4%	65.4%	2.94	x	2.94	x
The Westchester	$20,000,000	2.7%	$323,000,000	$57,000,000	53.0%	61.8%	3.61	x	3.10	x
Metro Crossing	$20,000,000	2.7%	$14,450,000	N/A	64.2%	64.2%	2.05	x	2.05	x
Seacrest Homes	$18,000,000	2.4%	$30,000,000	N/A	53.3%	53.3%	2.23	x	2.23	x
Herndon Square	$14,936,855	2.0%	$15,434,751	N/A	68.7%	68.7%	1.73	x	1.73	x
122nd Street Portfolio	$ 8,000,000	1.1%	$15,000,000	N/A	63.7%	63.7%	1.72	x	1.72	x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans (or other subordinate debt) or related mezzanine debt.
(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any related mezzanine debt.

Each of the Velocity Industrial Portfolio whole loan, the Metro Crossing whole loan and the Rollins Portfolio whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related mortgage loan or companion loan is referred to in this prospectus as a “serviced mortgage loan” or “serviced companion loan”, respectively.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Grace Building	GRACE 2020-GRCE	6.7%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association
The Westchester	CSMC 2020-WEST	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Pacific Life Insurance Company	Wells Fargo Bank, National Association
Seacrest Homes	WFCM 2021-C59	2.4%	Wells Fargo Bank, National Association	Argentic Services Company LP	Wilmington Trust, National Association
Herndon Square	WFCM 2021-C59	2.0%	Wells Fargo Bank, National Association	Argentic Services Company LP	Wilmington Trust, National Association
122nd Street Portfolio	WFCM 2020-C57	1.1%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(2)
The Grace Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC(3)
The Westchester	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pacific Life Insurance Company(3)
Seacrest Homes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
Herndon Square	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC
122nd Street Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.

(1)	As of the closing date of the related securitization.

(2)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(3)	The subject whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” and “—The Westchester Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or other subordinate debt encumbering the related mortgaged property) or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$748,633,043
Number of mortgage loans	61
Number of mortgaged properties	107
Number of cross-collateralized mortgage loans	2
Percentage of Initial Pool Balance consisting of cross-collateralized mortgage loans	1.4%
Range of Cut-off Date Balances	$847,058 to $65,000,000
Average Cut-off Date Balance per mortgage loan	$12,272,673
Range of Interest Rates	2.692% to 7.068%
Weighted average Interest Rate	3.766%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	116 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	238 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)	28.2% to 74.4%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)	59.1%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)(8)	28.2% to 68.1%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)(8)	55.3%
Range of U/W NCF DSCRs(5)(7)(8)	1.27x to 5.82x
Weighted average U/W NCF DSCR(5)(7)(8)	2.32x
Range of U/W NOI Debt Yields(5)(6)(8)	6.9% to 24.1%
Weighted average U/W NOI Debt Yield(5)(6)(8)	10.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	58.4%
Interest Only, Amortizing Balloon	20.7%
Amortizing Balloon	19.8%
Interest Only - ARD	1.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as Garver Little Rock and Dollar General–Saginaw (E. Washington Road), collectively representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes twenty-nine (29) mortgage loans (59.5%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity/anticipated repayment date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

(5)	In the case of eight (8) mortgage loans (29.4%), each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date or anticipated repayment date and underwritten net operating income debt yield calculated including the related subordinate companion loan are (a) with respect to The Grace Building mortgage loan (6.7%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 58.1%, 58.1%, 3.00x and 8.3%, respectively, (b) with respect to The Westchester mortgage loan (2.7%), the related loan-to-value ratio as of the cut-off date, loan-to-value as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 61.8%, 61.8%, 3.10x and 10.6%, respectively. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(6)	In the case of two (2) mortgage loans (5.8%) secured by the mortgaged properties identified on Annex A-1 to this prospectus as 2302 Webster and Trader Joe’s LIC, the debt yield has been calculated based on the related principal balance as of the cut-off date less a related earnout or holdback reserve. With respect to the 2302 Webster mortgage loan (3.1%), the underwritten net operating income debt yield, including the related $1,407,692 holdback reserve, is 6.7%. With respect to the Trader Joe’s LIC mortgage loan (2.7%), the underwritten net operating income debt yield, including the related $2,750,000 holdback reserve, is 6.3%.

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first payment due date following the cut-off date and the 11 payment due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(8)	For certain of the mortgage loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the mortgage loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, two (2) of the mortgage loans was modified due to a delinquency or refinancing of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans, as set forth below.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited
Operating History	With respect to thirty-six (36) of the mortgaged properties (24.8%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

In addition, certain of the mortgage loans were underwritten without taking into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans —Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

With respect to one (1) mortgage loan being contributed by Wells Fargo Bank, National Association (1.0%), there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, single purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

This transaction is being structured with a “third party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates (the “horizontal risk retention certificates”). KKR CMBS II Aggregator Type 2 L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, KKR CMBS II Aggregator Type 2 L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

None of the sponsors, nor any other party to the transaction, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable requirement under the EU Securitization Regulation or the UK Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in July 2031 and the Garver Little Rock mortgage loan or Dollar General-Saginaw (E. Washington Road) mortgage loan is still an asset of the issuing entity, then such mortgage loan(s) will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans then held by the issuing entity; provided that (i) the Class A-1, Class A-2, Class A-SB and Class D certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of
Mortgage Loans;
Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Benefit Street Partners Realty Trust Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are expected to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted serviced whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”) for federal income tax purposes. In addition, (i) a REMIC was formed on January 26, 2021, by Column Financial, Inc. (“The Westchester Loan REMIC”) with respect to The Westchester mortgage loan, which issued two classes of regular interests (“The Westchester Regular Interests”) (of which the trust will own an approximately 26.667% interest in one such regular interest and 0% interest in the other regular interest) and a single residual interest (of which the trust will own a 0% interest), (ii) a REMIC was formed on March 1, 2021, by an affiliate of Ladder Capital Finance LLC (the “122nd Street Portfolio Loan REMIC”) with respect to the 122nd Street Portfolio mortgage loan, which issued a class of regular interests (the “122nd Street Portfolio Regular Interest”) (of which the trust will own a 100% interest) and a single residual interest (of which the trust will own a 100% interest), and (iii) a REMIC was formed on December 10, 2020 by an affiliate of Ladder Capital Finance LLC (the “Federales Chicago Loan REMIC”) with respect to the Federales Chicago mortgage loan, which issued a class of regular interests (the “Federales Chicago Regular Interest”) and a single residual interest (of which the trust will own a 100% interest). The Westchester Loan REMIC, the 122nd Street Portfolio Loan REMIC and the Federales Chicago Loan REMIC will be designated as the “Loan REMICs”. The 122nd Street Portfolio Loan REMIC, the Federales Chicago Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC will be designated as the “Trust REMICs”.

The Westchester Loan REMIC, created pursuant to a REMIC declaration effective as of January 26, 2021, holds The Westchester mortgage loan and other related assets and has issued two classes of uncertificated regular interests (1) one of which has a principal balance of $75,000,000, an approximately 26.667% interest of which is to be held by the Lower-Tier REMIC and (2) the other of which has a principal balance of $25,000,000, of which the trust will not own an interest.

The 122nd Street Portfolio Loan REMIC, created pursuant to a REMIC declaration effective as of March 1, 2021, holds the 122nd Street Portfolio mortgage loan and other related assets and has issued a class of uncertificated regular interests, an approximately 100% interest in which is to be held by the Lower-Tier REMIC.

The Federales Chicago Loan REMIC, created pursuant to a REMIC declaration effective as of December 10, 2020, holds the Federales Chicago mortgage loan and other related assets and has issued a class of uncertificated regular interests, an approximately 100% interest in which is to be held by the Lower-Tier REMIC.

The Upper-Tier REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the Upper-Tier REMIC, as further described under “Material Federal Income Tax Considerations”.

In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class V certificates will be treated as the beneficial owners of such entitlement for federal income tax purposes (a “grantor trust”), and (2) the Class R certificates will represent beneficial ownership of the respective residual interests issued by the 122nd Street Portfolio Loan REMIC and the Federales Chicago Loan REMIC, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will represent regular interests issued with original issue discount and that the Class certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●

COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic or may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●

Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●

Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●

Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, self-storage and parking) may present additional risks.

●

Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●

Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●

Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●

Tenant Performance: The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●

Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●

Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●

Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●

Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●

Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, as to whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contractions will cease and when steady economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). See “Description of the Mortgage Pool—COVID-19 Considerations”. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in slower resumption of economic activity than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●

hospitality properties, due to travel and occupancy limitations implemented by governments and businesses as well as reduced interest in travel generally, and the use of entertainment complexes operated by some hospitality properties;

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent, and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●

multifamily and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●

properties with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to all the property types listed above, the borrowers with respect to mortgage loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors. Federal, state and local governmental authorities have implemented (and may implement additional) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. Any such measures may lead to shortfalls and losses on the certificates.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The master servicer will be obligated under and subject to the terms of the pooling and servicing agreement to advance any scheduled monthly payment of interest (other than any balloon payment) on the mortgage loans that the borrowers fail to pay that is required to be made under the mortgage loan documents. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. The master servicer’s obligation to make an advance is dependent on the terms of the mortgage loan documents as of the date of determination, as modified, including as a result of a modification resulting from a Payment Accommodation, and in any event the master servicer will remain obligated to make an advance only to the extent a borrower fails to make a required scheduled monthly payment of interest. See “Description of the Mortgage Pool—Definitions”.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums. Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1 hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller (or (i) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC or (ii) Ladder Capital Finance Holdings LLLP, Series TRS of Ladder Capital Finance Holdings LLLP and Series REIT of Ladder Capital Finance Holdings LLLP, as guarantor of payment in connection with the repurchase obligations of Ladder Capital Finance LLC) will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at certain of the mortgaged properties have sought and are expected to continue to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a surge in COVID-19 cases could have on economic conditions.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already sought such arrangements. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations” and see also Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although certain borrowers and tenants may have made their March 2021 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise, unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Sale-Leaseback Transactions Also Have Risks

The Rollins Portfolio (3.3%), Garver Little Rock (1.0%) and Federales Chicago (0.6%) mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower or by the immediately preceding property owner. Each of these mortgaged properties are leased to a tenant, who is a former owner or an affiliate of a former owner of the mortgaged property, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	certain properties may be master leased in whole or part and be subject to concentrated vacancy risk in the event of the termination or non-renewal of the related master lease;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed, and New York Governor Andrew Cuomo signed, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgaged real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●

in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss. In addition, the business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Data Centers Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, industrial, office and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more (in the aggregate) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Arizona, Pennsylvania and Illinois. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks (“USTs”)).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”;
 “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”; and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give a related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2021. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic with respect to certain of the mortgage loans. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer or special servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; and “—Ladder

Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Four (4) of the mortgage loans (5.5%) are each a seasoned mortgage loan and were originated 15-19 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●

property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards and may have been underwritten prior to the COVID-19 pandemic. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraisal value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 15 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the Mortgage Loans included in the issuing entity have borrowers that are Delaware statutory trusts. In general, a Delaware statutory trust is restricted in its ability to actively operate a property. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which is not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions to representation and warranty no. 36 on Annex D-1 (as indicated on Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate and other tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and the custodian, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Ladder Capital Finance LLC is affiliated with the borrower under the Dollar General–Saginaw (E. Washington Road) mortgage loan (0.1%). Ladder Capital Finance LLC or an affiliate thereof originated such mortgage loan, and Ladder Capital Finance LLC is the mortgage loan seller with respect to such mortgage loan. Such mortgage loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related loan documents permit transfers of the related mortgaged property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which may not include insurance coverage against acts of terrorism.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2021-C60 non-offered certificates.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Midland Loan Services, a Division of PNC Bank, National Association assisted KKR CMBS II Aggregator Type 2 L.P. (or its affiliate), which is expected to purchase the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR and Class V certificates and is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
The Grace Building	GRACE 2020-GRCE	GRACE 2020-GRCE	Core Credit Partners A LLC(2)
The Westchester	CSMC 2020-WEST	CSMC 2020-WEST	Pacific Life Insurance Company(2)
Seacrest Homes	WFCM 2021-C59	WFCM 2021-C59	Argentic Securities Income USA LLC
Herndon Square	WFCM 2021-C59	WFCM 2021-C59	Argentic Securities Income USA LLC
122nd Street Portfolio	WFCM 2020-C57	WFCM 2020-C57	KKR Real Estate Credit Opportunity Partners II L.P.

(1)

As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)

The subject whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” and “—The Westchester Whole Loan”.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

KKR Real Estate Credit Opportunity Partners II L.P., or an affiliate thereof, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer (other than with respect to any non-serviced mortgage loan or any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In some such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor due diligence requirements that apply in the European Union (the “EU”) (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”. The EU Securitization Regulation and the UK Securitization Regulation are each a “Securitization Regulation,” the EU Due Diligence Requirements and the UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)

in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor;

(b)

in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)

if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation in accordance with the frequency and modalities provided for thereunder; and

(ii)

if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)

in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, the issuing entity, the underwriters nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action that may be required by any Institutional Investor for the purposes of its compliance with any applicable Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with any applicable Due Diligence Requirements.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust components, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 and Class A-2 certificates and the Class A-3 and Class A-4 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class M-RR certificates, then the Class L-RR certificates, then the Class K-RR certificates, then the Class J-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-3, Class A-4, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-SB certificates or the Class A-3 or Class A-4 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses.

In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing; provided that the issuing entity will have no such consultation rights with respect to The Westchester whole loan. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder or controlling companion loan holder with respect to any non-serviced mortgage loan (until the securitization of the related controlling loan, if applicable) (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)      will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender, taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, (i) Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any repurchase by Ladder Capital Finance LLC and (ii) Benefit Street Partners Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to replace defective mortgage loans contributed by BSPRT CMBS Finance, LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guaranty, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as guarantors of the payment obligation of Ladder Capital Finance LLC or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or (i) in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that sponsor, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP or (ii) in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Benefit Street Partners Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or (i) in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that sponsor, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP or (ii) in the case of mortgage loans sold by BSPRT CMBS Finance, LLC) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Certificate Administrator” in this prospectus, Wells Fargo Bank, the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as certificate administrator and custodian to Computershare Ltd or an affiliate (“Computershare”), or to otherwise engage Computershare to act as Wells Fargo Bank’s agent with respect to its duties, obligations and rights as certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank and Computershare may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank of its certificate administrator role to Computershare, or the engagement of Computershare as its agent, will not cause disruptions in the performance of its duties and obligations as certificate administrator and custodian under the Pooling and Servicing Agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC and the related Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC and the related Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the Servicer or the Special Servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a mortgage loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

There Are Risks Relating to the Exchange of Certificates

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange. Additionally, investors are encouraged to consider the factors that will limit a Certificateholder’s ability to exchange certificates as set forth in “Description of the Certificates—Distributions—Exchangeable Certificates—Exchange Limitations” in this prospectus.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

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Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

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Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

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legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

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increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

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investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

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Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

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The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

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In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-one (61) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $748,633,043 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in July 2021 (or, in the case of any Mortgage Loan that has its first payment due date in August 2021, the date that would have been its payment due date in July 2021 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (29.4%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LMF Commercial, LLC	24	27	$226,356,953	30.2%
Wells Fargo Bank, National Association	10	23	181,540,000	24.2
Column Financial, Inc.	4	4	102,741,723	13.7
UBS AG, New York Branch	6	26	89,110,000	11.9
BSPRT CMBS Finance, LLC	10	10	75,807,589	10.1
Ladder Capital Finance LLC	7	17	73,076,778	9.8
Total	61	107	$748,633,043	100.0%

All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except as described in “—Co-Originated or Third-Party Originated Mortgage Loans” below.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”), subject to permitted exceptions reflected in the title insurance policy. See
“—Real Estate and Other Tax Considerations” below. For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

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The Grace Building Mortgage Loan (6.7%) is part of a Whole Loan that was co-originated by Bank of America, N.A., JPMorgan Chase Bank, National Association, Column Financial, Inc. and DBR Investments Co. Limited.

●	The Leisure Living Mortgage Loan (0.8%) was originated by Oceanview Commercial Mortgage Finance, LLC and subsequently acquired by Column Financial, Inc.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 29, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, The Grace Building Mortgage Loan or The Grace Building Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, The Grace Building Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, The Grace Building Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. In particular, such appraisals may not reflect the effects of the COVID-19 pandemic on the Mortgaged Properties. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

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in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and

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in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan(s)). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is”

value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. Furthermore, the appraised value of certain Mortgaged Properties reflects assumptions regarding the benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the Appraised Value has been calculated based on the assumption that at least $2,500,000 of reserves are available for Five Iron Golf. The lender reserved $2,750,000 for an upfront earnout reserve, $1,000,000 for tenant improvements and $300,000 for free rent, all of which are associated with the Five Iron Golf letter of intent to lease space at the related Mortgaged Property.

With respect to The Westchester Mortgage Loan (2.7%), at loan origination, the mortgage loan seller obtained an appraisal dated January 15, 2020 with an as-is value of $810,000,000, as of November 26, 2019. The mortgage loan seller obtained a new appraisal dated February 3, 2021 with an as-is value of $647,000,000, as of January 12, 2021, and a prospective as-stabilized value of $699,000,000 as of February 1, 2024. Based on the prospective as-stabilized value, the Cut-off Date LTV is 49.1%.

With respect to the Elmwood Distribution Center Mortgage Loan (2.0%) and 5800 Brookhollow Mortgage Loan (0.3%), both appraisals are based on the extraordinary assumption that the majority of leases at the respective Mortgaged Property are structured on a net basis, with tenants reimbursing the landlord for a pro rata share of real estate taxes, insurance and operating expenses, and that the landlord is billing the tenants on such terms. However, the landlord has not been billing those tenants with net lease structures for all operating expenses, contrary to the lease terms.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

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“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

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“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV/ARD Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
2302 Webster(1)	3.1%	66.7%	66.7%	$ 34,800,000	67.1%	67.1%	$ 34,600,000

(1)        The 2302 Webster Mortgaged Property has an As-Is Appraised Value of $34,600,000 as of March 10, 2021. At the time of valuation, the 2302 Webster Mortgaged Property was in the process of leasing up after it received a certificate of occupancy in January 2021. The residential units at the 2302 Webster Mortgaged Property were 98.6% leased as of June 25, 2021. The borrower sponsors are in the process of obtaining a real estate tax exemption and abatement described under “—Real Estate and Other Tax Considerations” below. The Appraised Value was calculated based on the assumption that such real estate tax exemption and abatement are obtained.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the

Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)) as of the Cut-off Date. Unless clearly indicated otherwise, the Cut-off Date LTV Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio that is shown on Annex A-1 to this prospectus.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)).

The Underwritten Net Cash Flow Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity/ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “Maturity Date/ARD LTV Ratio” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity/ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or

Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s). Unless clearly indicated otherwise, the LTV Ratio at Maturity/ARD for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity than is shown on Annex A-1 to this prospectus.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or equal to the principal balance scheduled to be outstanding on its Anticipated Repayment Date, as applicable. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #)

during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity/ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten

Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten occupancy. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that pre-dates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type and except for certain single tenant properties with an investment grade tenant) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus.

Except as described in the following two paragraphs, no Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

With respect to the 2302 Webster Mortgage Loan (3.1%), the Underwritten NCF Debt Yield of 7.1% is calculated based on a Cut-off Date Balance net of a $1,407,692 holdback (which represents the portion of a $3,550,778 earnout reserve allocable to Clifford Glover

Day Care Center, which has signed a letter of intent to become a commercial tenant at the related Mortgaged Property) (the “Clifford Glover Holdback”). The Underwritten NCF Debt Yield without netting the Clifford Glover Holdback is 6.6%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”, including for a discussion of earnout reserve release provisions.

With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the Underwritten NCF Debt Yield of 7.2% is calculated based on a Cut-off Date Balance net of a $2,750,000 earnout reserve holdback. The Underwritten NCF Debt Yield without netting the $2,750,000 earnout reserve holdback is 6.2%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”, including for a discussion of earnout reserve release provisions.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). The Underwritten NOI Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-

collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

With respect to the 2302 Webster Mortgage Loan (3.1%), the Underwritten NOI Debt Yield of 7.2% is calculated based on a Cut-off Date Balance net of the $1,407,692 Clifford Glover Holdback. The Underwritten NOI Debt Yield without netting the Clifford Glover Holdback is 6.7%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”, including for a discussion of earnout reserve release provisions.

With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the Underwritten NOI Debt Yield of 7.3% is calculated based on a Cut-off Date Balance net of a $2,750,000 earnout reserve holdback. The Underwritten NOI Debt Yield without netting the $2,750,000 earnout reserve holdback is 6.3%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”, including for a discussion of earnout reserve release provisions.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (e) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, or (f) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity/ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$748,633,043
Number of Mortgage Loans	61
Number of Mortgaged Properties	107
Number of cross-collateralized Mortgage Loans	2
Percentage of Initial Pool Balance consisting of cross-collateralized Mortgage Loans	1.4%
Range of Cut-off Date Balances	$847,058 to $65,000,000
Average Cut-off Date Balance per Mortgage Loan	$12,272,673
Range of Interest Rates	2.692% to 7.068%
Weighted average Interest Rate	3.766%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	116 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization terms(3)	240 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	238 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(4)(5)(6)(8)	28.2% to 74.4%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)(8)	59.1%
Range of LTV Ratios at Maturity(2)(4)(5)(6)(8)	28.2% to 68.1%
Weighted average LTV Ratio at Maturity(2)(4)(5)(6)(8)	55.3%
Range of U/W NCF DSCRs(5)(7)(8)	1.27x to 5.82x
Weighted average U/W NCF DSCR(5)(7)(8)	2.32x
Range of U/W NOI Debt Yields(5)(6)(8)	6.9% to 24.1%
Weighted average U/W NOI Debt Yield(5)(6)(8)	10.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	58.4%
Interest Only, Amortizing Balloon	20.7%
Amortizing Balloon	19.8%
Interest Only - ARD	1.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to two (2) Mortgage Loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Garver Little Rock and Dollar General–Saginaw (E. Washington Road), collectively representing approximately 1.1% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-nine (29) Mortgage Loans (59.5%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eight (8) Mortgage Loans (29.4%), each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan. The U/W NCF Debt Service Coverage Ratio, related LTV Ratio as of the Cut-off Date, LTV Ratio as of the maturity date or Anticipated Repayment Date and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are (a) with respect to The Grace Building Mortgage Loan (6.7%), the related LTV Ratio as of the cut-off date, LTV Ratio as of the maturity date, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 58.1%, 58.1%, 3.00x and 8.3%, respectively, (b) with respect to The Westchester Mortgage Loan (2.7%), the related LTV Ratio as of the cut-off date, LTV Ratio as of the maturity date, underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 61.8%, 61.8%, 3.10x and 10.6%, respectively. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present LTV Ratio, Debt Service Coverage Ratio and Debt Yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher LTV Ratio, lower Debt Service Coverage Ratio and/or lower Debt Yield than is presented in this prospectus.

(6)	In the case of two (2) Mortgage Loans (5.8%) secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 2302 Webster and Trader Joe’s LIC, the debt yield has been calculated based on the related principal balance as of the Cut-off Date less a related earnout or holdback reserve. With respect to the 2302 Webster Mortgage Loan (3.1%), the U/W NOI Debt Yield, including the related $1,407,692 holdback reserve, is 6.7%. With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the U/W NOI Debt Yield, including the related $2,750,000 holdback reserve, is 6.3%.

(7)	Debt Service Coverage Ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first payment due date following the Cut-off Date and the 11 payment due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(8)	For certain of the Mortgage Loans, all NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, and the DSCR, LTV and Debt Yield metrics were largely calculated, and many of the Mortgage Loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in this prospectus.

The issuing entity will include four (4) Mortgage Loans (11.1%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the subject Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	27	$213,069,272	28.5%
Anchored	3	72,600,000	9.7
Unanchored	3	42,300,000	5.7
Single Tenant	17	41,339,470	5.5
Shadow Anchored	3	36,829,802	4.9
Super-Regional Mall	1	20,000,000	2.7
Multifamily	34	$172,065,653	23.0%
Garden	16	94,556,653	12.6
Mid Rise	18	77,509,000	10.4
Industrial	20	$116,329,705	15.5%
Warehouse	3	71,500,000	9.6
Flex	14	24,400,000	3.3
Warehouse Distribution	2	17,000,000	2.3
Warehouse / Distribution	1	3,429,705	0.5
Office	6	$103,336,103	13.8%
Suburban	4	51,893,515	6.9
CBD	1	50,000,000	6.7
Medical	1	1,442,588	0.2
Self Storage	9	$58,540,000	7.8%
Self Storage	9	58,540,000	7.8
Mixed Use	2	$30,250,000	4.0%
Multifamily/Retail/Office	1	24,250,000	3.2
Multifamily/Retail	1	6,000,000	0.8
Hospitality	4	$29,025,586	3.9%
Extended Stay	3	23,445,866	3.1
Limited Service	1	5,579,720	0.7
Other	2	$16,750,000	2.2%
Leased Fee	2	16,750,000	2.2
Manufactured Housing Community	3	$9,266,723	1.2%
Manufactured Housing Community	3	9,266,723	1.2
Total	107	$748,633,043	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Retail Properties

In the case of the retail properties and mixed use or multifamily properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties and mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Mason Multifamily Portfolio Mortgage Loan (4.9%), approximately 38% of the overall units at the Mortgaged Properties, by number of units, are leased to undergraduate and graduate students, with the percentage of units, by number of units, leased by students at each individual Mortgaged Property ranging from 15% to 85%. Lease expirations at the Mortgaged Properties are concentrated at the end of the academic year, during the months of June through August. The borrower does not require parent guarantees, and the Mortgage Loan documents do not require the borrower to obtain parent guarantees. Approximately 46 units (7.3% of units) have leases for periods of less than 12 months, based on the rent roll dated June 15, 2021. In addition, the Ashbury Court Mortgaged Property includes 15 (out of 144) units, the Ashbury East Mortgaged Property includes 7 (out of 60) units, and the Colonial East Mortgaged Property includes one unit (out of 38 units), where the related tenants pay all or a portion of their rent using a Section 8 housing assistance program voucher.

●	With respect to the 2302 Webster Mortgage Loan (3.1%), the related Mortgaged Property includes 71 residential units, including: (i) 22 affordable units; and (ii) 49 units (one of which is vacant) that are not subject to affordability restrictions. The 49 units referred to in clause (ii) of the prior sentence are being leased, or marketed to be leased, at or near market rates to tenants that pay a portion of their rent using a Section 8 housing assistance program voucher. The affordable units are leased through the CityFHEPS program. CityFHEPS is a rental assistance supplement to help individuals and families find and keep housing. All of the 71 residential units at the related Mortgaged Property are rent stabilized. The related Mortgaged Property also includes three commercial units aggregating approximately 8,985 square feet. Two of the commercial units are leased to tenants that are not yet in occupancy and are in a free rent period. A letter of intent has been signed for the third commercial unit with a prospective tenant that will also receive a free rent period. The commercial units represent approximately 7.6% of the underwritten effective gross income. In addition, the related Mortgaged Property also includes 36 parking spaces that were master leased to a borrower affiliate for a rent that represents approximately 3.1% of the underwritten effective gross income.

●	With respect to the Lafayette Arms Apartments Mortgage Loan (1.5%), 16 of the tenants at the Mortgaged Property receive Section 8 assistance.

●	With respect to the 884 Riverside Drive Mortgage Loan (1.4%), 44 of the 59 income producing units at the Mortgaged Property are subject to New York rent stabilization regulations.

●	With respect to the 122nd Street Portfolio Mortgage Loan (1.1%), two of the eleven related Mortgaged Properties (each of such two Mortgaged Properties, a “Subject Property”) are subject to a separate recorded regulatory agreement (each, a “Regulatory Agreement”) associated with prior financing provided by the New York Housing Development Corporation (the “HDC”) in 1997. The financing from the HDC has since been refinanced, but the Regulatory Agreements remain in effect until June 30, 2033. Each Regulatory Agreement provides, among other things, that (a) a transfer of the related Subject Property requires the prior written consent of the HDC (however, representatives of the HDC have orally advised the loan seller that a foreclosure by a lender, where the lender acquires title to the property, is not prohibited) and (b) an owner of the related Subject Property may not incur any debt unless such debt is reasonably necessary for the operation and maintenance of such Subject Property and is permitted under the Section 421-a real estate tax exemption negotiable certificate program that originally impacted the Subject Properties but has since lapsed.

In addition, all of the 132 units at the related portfolio of Mortgaged Properties are subject to New York’s rent regulation laws, and 70 units (representing 53.0% of the total units) must be leased to certain low-income tenants.

●	With respect to the Lowy Bronx Multifamily Portfolio Mortgage Loan (0.9%), all of the units at the Mortgaged Property are subject to New York rent stabilization regulations.

●	With respect to the Bronxwood Mixed Use Mortgage Loan (0.8%), all of the units at the Mortgaged Property are subject to New York rent stabilization regulations. Additionally, three tenants at the Mortgaged Property utilize a tenant-based Section 8 voucher, which do not run with the Mortgaged Property.

●	With respect to the Turtle Creek Apartments Mortgage Loan (0.5%), the Mortgaged Property includes 29 units where the related tenant pays all or a portion of their rent using a Section 8 housing assistance program voucher.

●	With respect to the Parq on 8th Apartments Mortgage Loan (0.4%), two tenants at the Mortgaged Property, representing approximately 2.13% of the units, utilize a tenant-based Section 8 voucher and an additional tenant, representing approximately 1.06% of the units, participates in the Aspire program (a U.S. Department of Housing and Urban Development-affiliated housing assistance program in central Indiana).

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Industrial Properties

In the case of the industrial properties set forth in the above chart see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties set forth in the above chart, we note the following:

●	With respect to The Grace Building Mortgage Loan (6.7%), Bank of America, N.A., one of the originators of the Mortgage Loan, is the largest tenant (10.0% of NRA) at the Mortgaged Property. In addition, the related borrower sponsor owns the adjacent 1100 Avenue of the Americas building, which may compete with the Mortgaged Property for existing and potential tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties and multifamily properties with self storage components set forth in the above chart, we note the following:

●	With respect to the Ranch Self Storage Mortgage Loan (2.2%), in addition to self storage revenue, the Mortgaged Property generates approximately $123,420 annually from 60 outdoor RV parking spots, which rental income represents approximately 5.8% of the underwritten base rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans secured by hospitality properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
TownePlace Suites – La Place	$8,883,991	1.2%	12/3/2033	3/6/2030
TownePlace Suites The Villages	$7,500,000	1.0%	6/21/2027	7/11/2026
Home2Suites Hilton Head	$7,061,875	0.9%	6/30/2037	6/6/2031
Belamere Suites II	$5,579,720	0.7%	12/31/2035	5/6/2031

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	With respect to the 231 Hudson Leased Fee Mortgage Loan (1.4%), the borrower owns and has leased its fee interest in the land to CE Renwick LLC (the ground tenant) pursuant to a ground lease that commenced on July 1, 2011 and expires on June 30, 2110. The ground lease stipulates that the tenant may use and occupy the land and new building solely as a designated hotel for the first 25 years of the lease. Thereafter, the tenant may use and occupy the premise for any lawful purpose. See “Real Estate and Other Tax Considerations” below.

●	With respect to the Walmart Deland Mortgage Loan (0.8%), the borrower owns and has mortgaged its fee interest in the land, and the sole tenant, Walmart Inc., owns the improvements (ownership of which will revert to the fee holder upon lease termination).

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Leisure Living Mortgage Loan (0.8%), an affiliate of the borrower owns 23 mobile homes at the Mortgaged Property with 124 pad sites, which represents approximately 18.5% of the total pad sites at the Mortgaged Property. The affiliate-owned homes and the revenues derived from the leasing or financing of the affiliate-owned homes are not collateral for the Mortgage Loan, but the Mortgage Loan documents require the borrower to use commercially reasonable efforts to cause such affiliate (i) to use commercially reasonable efforts to rent any unoccupied mobile home to a tenant at customary market rent or sell such mobile home to a purchaser who will become a tenant at the Mortgaged Property, (ii) to not remove any affiliate-owned home unless such removal is done in good faith in the ordinary course of business or following receipt of the lender’s prior written approval (or, following any event of default, only following the prior written approval of the lender, which may not be unreasonably withheld, conditioned or delayed), (iii) to observe and perform the terms of any installment sales contract or other agreement and (iv) cooperate with the lender's enforcement of the terms of installment sales contract or other agreement and any foreclosure of any affiliate-owned home.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Brewery/Bakery(1)	10	19.5%
Grocery store	4	15.0%
Bank branch	4	10.6%
Data center	1	2.0%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	3	1.6%
Auto parts store/auto service center	1	0.5%

(1)	Excludes any hospitality properties that may have a restaurant on site.

In addition, with respect to the Walmart Deland Mortgage Loan (0.8%) and the 7-Eleven Tampa Mortgage Loan (0.3%), each of the respective Mortgaged Properties includes a tenant that operates an on-site gas station or auto repair service center.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
Velocity Industrial Portfolio	$65,000,000	8.7%	$66	2.72	x	57.8%	Industrial
The Grace Building	$50,000,000	6.7%	$567	4.25	x	41.1%	Office
Malibu Colony Plaza	$48,000,000	6.4%	$420	2.10	x	50.5%	Retail
Mason Multifamily Portfolio	$37,000,000	4.9%	$59,105	1.51	x	71.6%	Multifamily
Gramercy Plaza	$27,200,000	3.6%	$173	3.39	x	60.4%	Office
Bell Towne Centre	$26,600,000	3.6%	$204	1.89	x	62.6%	Retail
Rollins Portfolio	$24,400,000	3.3%	$170	2.94	x	65.4%	Industrial
1010 Building and Heinen's Rotunda Building	$24,250,000	3.2%	$175	1.38	x	57.0%	Mixed Use
2302 Webster	$23,200,000	3.1%	$326,761	1.72	x	66.7%	Multifamily
The Wyatt at Northern Lights	$22,750,000	3.0%	$82,428	1.94	x	63.7%	Multifamily
Trader Joe's LIC	$20,300,000	2.7%	$781	1.64	x	65.5%	Retail
The Westchester	$20,000,000	2.7%	$424	3.61	x	53.0%	Retail
Metro Crossing	$20,000,000	2.7%	$111	2.05	x	64.2%	Retail
ExchangeRight 47	$20,000,000	2.7%	$95	3.63	x	53.0%	Various
Seacrest Homes	$18,000,000	2.4%	$272,727	2.23	x	53.3%	Multifamily
Top 3 Total/Weighted Average	$163,000,000	21.8%		3.01	x	50.5%
Top 5 Total/Weighted Average	$227,200,000	30.3%		2.81	x	55.1%
Top 15 Total/Weighted Average	$446,700,000	59.7%		2.55	x	57.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to The Grace Building Mortgage Loan based on the combined senior notes and subordinate notes totaling $1,250,000,000 are 3.00x and 58.1%, respectively; and The Westchester Mortgage Loan based on the combined senior notes and subordinate notes totaling $400,000,000 are 3.10x and 61.8%, respectively.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans, Cross-Collateralized Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans”, representing approximately 23.1% of the Initial Pool Balance, are secured by two or more properties. The Mortgage Pool also includes certain Mortgage Loans that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 1.4% of the Initial Pool Balance. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Multi-Property Loan or Cross-Collateralized Loan	Approx. % of Initial Pool Balance
Velocity Industrial Portfolio	$65,000,000	Multi-Property Loan	8.7%
Mason Multifamily Portfolio	37,000,000	Multi-Property Loan	4.9
Rollins Portfolio	24,400,000	Multi-Property Loan	3.3
ExchangeRight 47	20,000,000	Multi-Property Loan	2.7
Walmart Deland & Walgreens San Tan Valley	10,800,000	Cross-Collateralized Loan(2)	1.4
Securlock HAC Self-Storage Portfolio	9,000,000	Multi-Property Loan	1.2
122nd Street Portfolio	8,000,000	Multi-Property Loan	1.1
Lowy Bronx Multifamily Portfolio	6,734,000	Multi-Property Loan	0.9
Oak Hill & City Walk MHC Portfolio	3,125,000	Multi-Property Loan	0.4
Total	$184,059,000		24.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	Part of a cross-collateralized group of Mortgage Loans.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example, with respect to the Herndon Square Mortgage Loan, The Plaza at Williams Centre Mortgage Loan, Envy Self Storage and RV Mortgage Loan, Bronxwood Mixed Use Mortgage Loan and Estrella Crossroads Mortgage Loan (6.4%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Elmwood Distribution Center	1	$15,000,000	2.0%
5800 Brookhollow	1	2,000,000	0.3
Total for Group 1:	2	$17,000,000	2.3%
Group 2:
AC Self Storage – Missouri City	1	$5,300,000	0.7%
AC Self Storage – Arlington, TX	1	5,300,000	0.7
Total for Group 2:	2	$10,600,000	1.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 42 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	21	$155,509,000	20.8%
California	19	$135,425,908	18.1%
Arizona	7	$69,229,802	9.2%
Pennsylvania	4	$68,907,426	9.2%
Illinois	9	$41,500,000	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout twenty (20) other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twenty (20) Mortgaged Properties (18.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	Ten (10) Mortgaged Properties (9.1%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Texas, Florida and Washington, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Thirty-six (36) of the Mortgaged Properties (24.8%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

The Wyatt at Northern Lights, 884 Riverside, Interstate Self Storage, 7-Eleven Tampa Mortgage Loans (5.8%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Garver Little Rock Mortgage Loan (1.0%), the Delaware statutory trust borrower is permitted to have up to 499 beneficial interest holders, provided that the non-recourse carveout guarantor is required to retain a 1.0% interest in the borrower.

Delaware Statutory Trusts

With respect to each of the Gramercy Plaza, ExchangeRight 47 and Garver Little Rock Mortgage Loans (7.3%), the related borrower is structured as a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the Gramercy Plaza Mortgage Loan (3.6%), the related borrower is a Delaware statutory trust. The related borrower has entered into a master lease with an affiliated master tenant with respect to the Mortgaged Property. The master tenant is structured as a single purpose entity. The master tenant’s interest in the master lease and all rents are assigned to the lender and the borrower sponsor has a 100% ownership interest in the master tenant. The master lease is subordinate to the Mortgage Loan. There is no income underwritten from the master lease as the Gramercy Plaza Mortgaged Property was underwritten to the underlying property income. The related borrower is managed by an affiliated signatory trustee that is controlled by the guarantor. The lender has the right to require the related borrower to convert from a Delaware statutory trust to a limited liability company upon (i) any event that causes the Mortgage Loan signatory trustee to cease to be the signatory trustee of the related borrower, (ii) any event resulting in the dissolution of the related borrower, (iii) an event of default, (iv) the lender’s commercially reasonable determination that the related borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the Mortgaged Property, (v) termination of the master lease, (vi) 90 days prior to the maturity date of the Mortgage Loan, if an executed commitment from an institutional lender to refinance the Mortgage Loan is not delivered to the lender, and (vii) the related borrower is prohibited by statutory trust law from satisfying or is otherwise unable to satisfy its obligations under the Mortgage Loan documents.

With respect to the ExchangeRight 47 Mortgage Loan (2.7%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 250 members with respect to the ExchangeRight 47 Mortgage Loan, has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight 47 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. The Mortgage Loan documents provide the lender the right to direct the DST Trustee to convert the borrower into a Delaware limited liability company upon (i) any event of default, (ii) the lender determining in good faith that the borrower will be unable to make a material decisions or take a material action required in connection with the operation and maintenance of the mortgaged property, (iii) an executed commitment from an institutional lender to refinance the loan (which commitment shall have a loan amount at closing at least equal to the outstanding principal balance) not being delivered within 90 days prior to the maturity date, (iv) any event resulting in the dissolution of the borrower, or (v) the lender determines in good faith that any event of default is imminent.

With respect to the Garver Little Rock Mortgage Loan (1.0%), the related Delaware statutory trust borrower, which permits up to 499 members, has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the non-recourse carveout guarantor of the Mortgage Loan under a master lease that expires ten years after the origination date of the Mortgage Loan, subject to extension options. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents include a joinder of the mortgage and assignment of leases and rents by the master tenant, and the master tenant has agreed to the deposit of the underlying tenant rents into the lockbox account for the Mortgage Loan. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. The borrower is required under the Mortgage Loan documents to convert from a Delaware statutory trust to a Delaware limited liability company upon (i) any event that causes the signatory trustee to cease to be the signatory trustee of the borrower, (ii) any event resulting in the dissolution of the borrower, (iii) an event of default (or if an event of default is imminent, including if a commitment, issued by a financial institution (and in form and substance) reasonably acceptable to the lender to timely refinance the Mortgage Loan in full is not provided to the lender within three months prior to the final maturity date of the Mortgage Loan), or (iv) the borrower being unable to make a material decision or take a material action (including without limitation, property restoration following a casualty, renewal of a lease or material agreement) without jeopardizing the tax treatment of the beneficial interests in the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The 1180 Church Road, 2302 Webster, Trader Joe’s LIC, Lafayette Arms Apartments, The Woodlands of Charlottesville, Home2Suites Hilton Head and 4070 Butler Pike Office Mortgage Loans (13.8%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Velocity Industrial Portfolio Mortgage Loan—1180 Church Road Mortgaged Property (3.8%), one of two constituent properties, is one of nine units within a land condominium regime (an alternative to land subdivision). The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage (there are no building maintenance responsibilities). The related borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors.

●	With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the related Mortgaged Property consists of the commercial unit of a fractured condominium that also includes 70 residential units (63 of which have been sold to third parties) that are not collateral for the subject Mortgage Loan. The related borrower owns a 29.9838% interest in the common elements subject to the condominium and is entitled (A) to a 29.9838% vote on all matters for which a condominium unit owner vote is required under the condominium documents and (B) at the first annual meeting of unit owners, to elect two (2) members to the condominium board, which board members are entitled to two (2) votes out of seven (7) votes on all matters for which a board vote is required under the condominium documents. All decisions by the condominium board must be made by the affirmative vote of the members of the board holding more than 50% of the votes in the board. At origination, the lender received an estoppel from the condominium board to the effect that: (a) the condominium documents will not be modified, terminated, amended, altered or canceled, in each case, in a way which materially affects the commercial unit, without the prior written consent of the related borrower, and that any such action taken without the related borrower’s consent will not be binding on the related borrower or the Trader Joe’s LIC Mortgage Loan lender; and (b) the Trader Joe’s LIC Mortgage Loan lender may, at its request, act as the insurance trustee for purposes of receiving, holding and disbursing any insurance proceeds or condemnation awards related to the commercial unit and all such insurance proceeds or condemnation awards allocated to and/or payable to the units are required to be paid to the Trader Joe’s LIC Mortgage Loan lender in accordance with the Trader Joe’s LIC Mortgage Loan documents, and notwithstanding anything to the contrary in the condominium documents, all insurance, casualty and condemnation proceeds in respect of the commercial unit will be disbursed in accordance with the terms and conditions of the Trader Joe’s LIC Mortgage Loan documents. In addition, the condominium declaration provides that: (a) no amendment, modification, addition or deletion of, to or from the condominium declaration, the by-laws or any rules and regulations will be effective in any way against the commercial unit owner(s) unless the affected commercial unit owner has given its prior written consent thereto: (b) no amendment will be passed which will impair or prejudice the validity, interest, rights and priorities of mortgagees; and (c) no amendment will change any condominium parcel, nor a unit owner's proportionate share of the common charges, nor the voting rights appurtenant to any unit, unless all of the record owner(s) in number and common interest thereof and the first mortgagees, if any, of each of these same units agree to such revocation by recorded instrument. Furthermore, the condominium by-laws provide that: (a) an amendment in the by-laws, which affects a commercial unit, may not be adopted without the written consent of the affected commercial unit owner; (b) no amendment to the by-laws will be passed which will impair or prejudice the validity, interest, rights and priorities of the mortgages or the sponsor; (c) the board of managers will not have any right to restrict or limit the method of operation, use or appearance of the commercial unit unless it affects the general common elements, limited common elements or the structural integrity of the building and/or is a violation of any municipal or state code or statute; and (d) the commercial unit owners will have the right, without the payment of any fees or charges to the board, to sell or lease their commercial unit without interference by the board, and all sale or rental proceeds will belong solely to the applicable commercial unit owner.

●	With respect to the Home2Suites Hilton Head Mortgage Loan (0.9%), the Mortgaged Property is subject to a condominium regime, which includes two condominium units. One condominium unit is the entirety of the collateral for the Mortgage Loan and the second condominium unit is a 96 room SpringHill Suites that is not part of the collateral. Each condominium unit owner has 50% ownership in the condominium regime and a 50% interest in the common areas. With ownership split equally, each owner’s vote is needed for all major decisions. The condominium documents may not be amended without a 66.67% interest; however, no amendment is permitted to alter the dimensions of either unit, the limited common areas or the percentage interest of the general common areas without the consent of the owner of such unit. Each unit owner pays for its limited common area expenses, and expenses for the general common area are split equally. At origination of the Mortgage Loan, the borrower collaterally assigned its rights as administrator of the condominium regime to the lender. Pursuant to the Mortgage Loan documents, the borrower is not permitted to exercise any material approval, consent or voting right to which it is entitled under the condominium documents without obtaining the lender’s prior written consent.

●	With respect to the 4070 Butler Pike Office Mortgage Loan (0.3%), the Mortgaged Property is subject to a condominium regime consisting of the Mortgaged Property and two additional office buildings, which are not part of the collateral. The Mortgaged Property accounts for approximately 40.18% of the condominium association. As such, the borrower does not control the condominium association. The condominium is controlled by an executive board consisting of three members, including the borrower. However, the existing bylaws cannot be amended in a way that will impair the rights of a mortgagee without the mortgagee’s consent. The condominium declaration requires supermajority (67%) consent of the unit owners for amendments.

In addition, with respect to The Woodlands of Charlottesville Mortgage Loan (1.4%), the related Mortgaged Property is part of a fractured condominium project and consists of 72 of the total 141 residential units in the project.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	104	$700,833,043	93.6%
Leasehold(3)	2	27,800,000	3.7
Fee and Leasehold(3)	1	20,000,000	2.7
Total	107	$748,633,043	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

With respect to the 2302 Webster Mortgage Loan (3.1%), the related Mortgaged Property is subject to a ground lease with G.J.B. Realty Corp., as the ground lessor, which ground lease has an expiration of October 18, 2116. The annual rent due under the ground lease for the related Mortgaged Property is $150,500 through October 2022, followed by 2.0% annual increases thereafter with no resets.

With respect to The Westchester Mortgaged Property (2.7%), the borrower has a fee interest in the Mortgaged Property and a leasehold interest in an air rights parcel of the Mortgaged Property pursuant to a ground lease (“The Westchester Ground Lease”) between the City of White Plains, New York, as landlord (“The Westchester Ground Lessor”), and the borrower, as tenant. The Westchester Ground Lease was granted by The Westchester Ground Lessor to the original owner of the Mortgaged Property on December 30, 1992. The portion of the Mortgaged Property subject to The Westchester Ground Lease contains inline store and parking spaces. The original owner of the Mortgaged Property paid the full rent of $87,500 for the entire 99-year lease term at execution of The Westchester Ground Lease and there are no annual rent payments remaining through the leasehold maturity date of December 2091. The borrower is required to pay all taxes and utilities on any improvements constructed within the air rights parcel. The Westchester Ground Lease contains standard mortgagee protection provisions. Prior to terminating The Westchester Ground Lease, The Westchester Ground Lessor must give the lender notice of any default by the borrower and an opportunity to cure such default.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The information from the borrowers has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the status of the Mortgage Loans and of the related Mortgaged Properties has not changed since the date in the “Information As-Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	April Debt Service Payment Received (Y/N)	May Debt Service Payment Received (Y/N)	June Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full May Rent Payment (%)	UW May Base Rent Paid (%)	Total SF or Unit Count Making Full June Rent Payment (%)	UW June Base Rent Paid (%)
WFB	6/29/2021	6/28/2021	Velocity Industrial Portfolio	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
Column	6/24/2021	11/17/2020	The Grace Building(1)	Office	Y	Y	Y	N	N	Y	97.0%	97.0%	95.5%	94.0%
LMF	6/30/2021	5/6/2021	Malibu Colony Plaza	Retail	NAP(2)	NAP(2)	Y	N	N	Y(3)	93.9%(3)	83.0%(3)	93.9%(3)	97.5%(2)
UBS AG	6/25/2021	6/30/2021	Mason Multifamily Portfolio	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	94.8%	92.2%	95.6%	94.7%
WFB	6/22/2021	6/11/2021	Gramercy Plaza	Office	NAP(5)	NAP(5)	NAP(5)	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
Column	6/21/2021	11/24/2020	Bell Towne Centre(7)	Retail	Y	Y	Y	N	N	N	98.2%	98.3%	98.2%	98.3%
UBS AG	6/24/2021	5/13/2021	Rollins Portfolio	Various	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	6/3/2021	1010 Building and Heinen’s Rotunda Building	Mixed Use	NAP(4)	NAP(4)	NAP(4)	N	N	N	98.9%	99.7%	93.3%	96.9%
LCF	7/2/2021	6/30/2021	2302 Webster	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	NAV	NAV	100%	100%
LMF	6/14/2021	6/25/2021	The Wyatt at Northern Lights	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	96.7%	98.6%
LCF	6/30/2021	7/1/2021	Trader Joe’s LIC	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	N	100%	100%	100%	100%
Column	6/21/2021	1/21/2021	The Westchester(8)	Retail	Y	Y	Y	N	N	Y	NAV	NAV	NAV	NAV
WFB	6/28/2021	6/17/2021	Metro Crossing	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(12)	100.0%	100.0%	100.0%	100.0%
WFB	6/28/2021	6/4/2021	ExchangeRight 47	Various	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	4/5/2021	Seacrest Homes	Multifamily	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/22/2021	6/18/2021	Ranch Self Storage	Self Storage	NAP(4)	NAP(4)	NAP(4)	N	N	N	(9)	(9)	(9)	(9)
UBS AG	6/25/2021	6/25/2021	Elmwood Distribution Center	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	Y(10)	97.0%	99.1%	98.8%	99.8%
BSPRT	7/2/2021	3/24/2021	Herndon Square	Office	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	6/18/2021	6/29/2021	The Plaza at Williams Centre	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(11)	100.0%	102.3%	100.0%	102.3%
BSPRT	7/2/2021	6/30/2021	Lafayette Arms Apartments	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	94.0%	NAV	97.0%	NAV
LMF	6/22/2021	6/25/2021	231 Hudson Leased Fee	Other	NAP(4)	NAP(4)	NAP(4)	N	N	Y(26)	100.0%	100.0%	100.0%	100.0%
LCF	7/2/2021	7/2/2021	The Woodlands of Charlottesville	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	NAV	NAV	98.6%	98.6%
LMF	6/21/2021	5/26/2021	884 Riverside Drive	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	84.7%	92.9%
WFB	6/24/2021	5/10/2021	Securlock HAC Self-Storage Portfolio	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	N/A	98.7%	N/A	98.7%
LMF	6/30/2021	2/20/2020	TownePlace Suites - La Place	Hospitality	Y	Y	Y	Y(13)	N	N	(14)	(14)	(14)	(14)
WFB	6/28/2021	6/7/2021	Envy Self Storage and RV	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	N/A	99.9%	N/A	N/A
LMF	6/24/2021	5/25/2021	Interstate Self Storage	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	(12)	(12)	(12)	(12)
LCF	7/2/2021	3/11/2020	122nd Street Portfolio	Multifamily	Y	Y	Y	N	N	N	100%	100%	91.7%	91.7%
LMF	6/25/2021	6/17/2021	Heights Marketplace	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	Y(15)	100.0%	100.0%	100.0%	100.0%
WFB	6/13/2021	6/29/2021	TownePlace Suites The Villages	Hospitality	NAP(4)	NAP(4)	NAP(4)	N	N	N	(23)	(23)	(23)	(23)
UBS AG	6/25/2021	6/15/2021	Garver Little Rock	Office	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/7/2021	Home2Suites Hilton Head	Hospitality	NAP(5)	NAP(5)	NAP(5)	N	N	N	(25)	(25)	(25)	(25)
LMF	6/28/2021	6/18/2021	Lowy Bronx Multifamily Portfolio	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	93.2%	93.2%	86.4%	85.3%
LMF	6/21/2021	3/5/2021	Arizona Pavilions	Retail	Y	Y	Y	N	N	Y(16)	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	6/24/2021	Boonton Industrial	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	(17)	(17)	(17)	(17)
Column	6/23/2021	5/19/2021	Leisure Living	Manufactured Housing	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/18/2021	Walmart Deland	Other	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/14/2021	Bronxwood Mixed Use	Mixed Use	NAP(5)	NAP(5)	NAP(5)	N	N	Y(18)	80.5%	83.7%	74.8%	76.3%
LMF	6/23/2021	4/22/2021	Lost River Self Storage	Self Storage	NAP(2)	NAP(2)	Y	N	N	N	(19)	(19)	(19)	(19)
LMF	6/18/2021	4/28/2021	Clara Point Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	6/30/2021	4/22/2021	Belamere Suites II	Hospitality	NAP(2)	NAP(2)	Y	N	N	N	100%	100%	100%	100%
WFB	7/2/2021	6/1/2021	AC Self Storage - Missouri City	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.6%	99.4%	99.1%	98.6%
WFB	7/2/2021	5/27/2021	AC Self Storage – Arlington, TX	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.3%	99.4%	99.2%	99.2%
BSPRT	7/2/2021	3/31/2021	Walgreens – Newport News, VA	Retail	NAP(24)	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/24/2021	Walgreens San Tan Valley	Retail	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	4/19/2021	Amidon Place Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	98.2%	96.3%	92.9%	91.1%
LMF	6/30/2021	4/29/2021	Estrella Crossroads	Retail	NAP(2)	NAP(2)	Y	N	N	Y(20)	(27)	(27)	(27)	(27)
LCF	6/30/2021	12/12/2019	Federales Chicago	Retail	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/24/2021	5/3/2021	Shops at Valle Vista	Retail	NAP(2)	NAP(2)	Y	N	N	Y(21)	100.0%	100.0%	100.0%	100.0%
LMF	6/9/2021	6/25/2021	Villas at the Woodlands	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	98.4%	99.4%	90.5%	89.8%
UBS AG	6/25/2021	6/30/2021	Turtle Creek Apartments	Multifamily	NAP(4)	NAP(4)	NAP(4)	N	N	N	92.8%	94.6%	91.2%	93.1%
BSPRT	7/2/2021	5/3/2021	FleetPride Industrial	Industrial	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/4/2021	Walgreens Cambridge	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/7/2021	Parq on 8th Apartments	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	95.1%	95.1%	95.1%	95.1%
LMF	6/24/2021	4/14/2021	Lord Duplin Apartments	Multifamily	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/15/2021	6/15/2021	Oak Hill & City Walk MHC Portfolio	Manufactured Housing	NAP(4)	NAP(4)	NAP(4)	N	N	N	96.3%	97.7%	78.5%(22)	83.4%(22)
LMF	6/24/2021	6/7/2021	4070 Butler Pike Office	Office	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BSPRT	7/2/2021	5/6/2021	7-Eleven Tampa	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
LMF	6/30/2021	5/11/2021	CVS Mars Hill	Retail	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
UBS AG	6/25/2021	6/25/2021	5800 Brookhollow	Industrial	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%
LCF	6/30/2021	6/29/2021	Dollar General-Siginaw (E. Washington Road)	Retail	NAP(4)	NAP(4)	NAP(4)	N	N	N	100.0%	100.0%	100.0%	100.0%

(1)

With respect to The Grace Building Mortgage Loan, four (4) retail tenants, representing 1.8% of net rentable area and 2.5% of underwritten base rent, have not made rent payments for the past several months. The borrower sponsor is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under the lease. The borrower sponsor is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender at origination for anticipated parking rent shortfalls.

(2)	The related Mortgage Loans have their first due date in June 2021.

(3)

With respect to the Malibu Colony Plaza Mortgaged Property, eight tenants totaling 16,630 square feet (14.5% of net rentable area and 36.8% of underwritten base rent) received rent deferral. The guarantors of the Malibu Colony Plaza Mortgage Loan signed master leases for a term of 10 years for each of these seven spaces, agreeing to pay any shortfalls for rent not paid by any of these tenants for the term of the Malibu Colony Plaza Mortgage Loan.

(4)	The related Mortgage Loans have their first due date in August 2021.

(5)	The related Mortgage Loans have their first due date in July 2021.

(6)	With respect to the Gramercy Plaza Mortgage Loan, one (1) tenant, representing 0.8% of net rentable area and 0.8% of underwritten base rent, received a three month rent deferral.

(7)

With respect to the Bell Towne Centre Mortgage Loan, the borrower sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. All tenants are current on rent with the exception of Sylvan Learning (1.6% of net rentable area).

(8)

With respect to The Westchester Mortgage Loan, as of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The borrower sponsor had granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their lease through December 2021. Rent deferrals are expected to be paid back in equal monthly installments starting in 2021, with a few tenants electing to make one lump sum payment. The Westchester Mortgaged Property is 92.2% as of May 11, 2021 occupied. The sponsor collected 84% to 86% of tenant rents monthly from October 2020 through January 2021 and since their portfolio has returned to pre-COVID property collections they are no longer tracking monthly collections.

(9)

With respect to the Ranch Self Storage Mortgage Loan, as of June 22, 2021, 0.8% of underwritten base rents were 31-60 days overdue, 0.1% of underwritten base rents were 61-90 days overdue and 0.1% of underwritten base rents were 91-120 days overdue.

(10)

With respect to the Elmwood Distribution Center Mortgage Loan, according to the borrower sponsor, six (6) tenants, representing 8.1% of net rentable area and 10.8% of underwritten base rent, were granted rent deferrals, including Tiffany & Co Dance Studio, The Leather Factory LP, Triumph Fitness LLC, V Solar Nails, Pioneer Wine & Spirits of LA and Coleman American Moving Srvcs. Tiffany & Co received three months of rent deferral for the months of May, June and July 2020, with the six-month rent payback period beginning October 2020. The Leather Factory received three months of rent deferral for the months of April, May and June 2020, with the six-month rent payback period beginning October 2020. Triumph received two months of rent deferral for the months of May and June 2020, with the six-month rent payback period beginning December 2020. V Solar Nails (no longer in occupancy) received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. LA Spirit Cheer received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. Coleman Moving received three months of rent deferral for the months of April, May and June 2020, with the nine-month rent payback period beginning October 2020. The Sponsor confirmed that the six (6) tenants who received rent deferrals are all current on their respective payback schedules. Tiffany & Co has already paid back all deferred rent ahead of their expected rent payback schedule (paid back by November 2020).

(11)	With respect to The Plaza at Williams Centre Mortgage Loan, 11 tenants, representing 25.1% of net rentable area and 29.4% of underwritten base rent, received rent deferral or modification.

(12)	With respect to the Metro Crossing Mortgage Loan, 18 tenants, representing 33.3% of net rentable area and 39.9% of underwritten base rent requested and received rent relief.

(13)

With respect to the TownePlace Suites - La Place Mortgaged Property, the borrower received forbearance which deferred interest payments for six months from April through October 2020 (the total amount deferred was $209,300). The borrower is required to pay $209,300 in monthly installments of $16,852.22, starting January 2021. The borrower is current on its repayments.

(14)	With respect to the TownePlace Suites - La Place Mortgaged Property, for the trailing 12 months as of May 31, 2021, occupancy, ADR and RevPAR information was 54.9%, $100.42 and $55.11, respectively.

(15)

With respect to the Heights Marketplace Mortgaged Property, six (6) tenants deferred rent. Lovett Dental (approximately 14.7% of the net rentable area) deferred base rent for April 2020, which was repaid in full from September to December 2020. Citrus Nail Spa (approximately 12.7% of net rentable area) deferred base rent for May 2020, which was repaid in full from June to August 2020. Smashburger (approximately 12.1% of the net rentable area) deferred rent from April through June 2020, extended its lease for an additional three years and agreed to pay an additional $775.25 per month for the remainder of its lease term. Jimmy John’s (approximately 7.3% of the net rentable area) deferred rent for April and May 2020, which was repaid in full by February 2021. The Joint (approximately 5.2% of the net rentable area) deferred rent for April 2020, which was repaid in May 2020. Aqua Cleaners (approximately 4.5% of the net rentable area) deferred full rent in April and May 2020 and partial rent in June, July and December 2020 and January 2021, which deferred rent was repaid in full by May 2021.

(16)

With respect to the Arizona Pavilions Mortgaged Property, two (2) tenants deferred rent. Mattress Firm (approximately 16.4% of the net rentable area) was late on approximately three months of rent in 2020, however all amounts due were repaid in 2020 and Mattress Firm executed its second renewal option in December 2020. Sport Clips (approximately 4.5% of the net rentable area) deferred 50% of its rent from June through December 2020, repayment of which was included in an executed lease extension.

(17)	With respect to the Boonton Industrial Mortgage Loan, the lease between the Boonton Industrial borrower and J. Supor Realty LLC commenced on June 24, 2021.

(18)

With respect to the Bronxwood Mixed Use Mortgaged Property, Michael Angelo Studio (approximately 12.0% of the net rentable area) is delinquent on approximately one year of rent. The tenant recently extended its lease for five years to 2026. One year of rent totaling $35,400 was reserved at loan origination, which will be released to the borrower when Michael Angelo Studio pays 12 consecutive months of full unabated rent.

(19)

With respect to the Lost River Self Storage Mortgage Loan, as of June 23, 2021, 3.3% of underwritten base rents were 31-60 days overdue, 0.8% of underwritten base rents were 61-90 days overdue and 0.7% of underwritten base rents were 91-120 days overdue.

(20)

With respect to the Estrella Crossroads Mortgaged Property, three (3) leases were amended in 2020. Pretty Nails & Spa (approximately 9.6% of the net rentable area) received free rent in April, May and June 2020. The borrower waived payment of the April, May and June 2020 rent upon tenant’s execution of a lease modification that extended its lease for five years. Sammy’s Burgers (approximately 7.9% of the net rentable area) received free rent in July 2020. The borrower waived payment of the July 2020 rent upon tenant’s execution of a lease modification that extended its lease for five years. Subway (approximately 5.7% of the net rentable area) received a rent abatement of base rent in April and May 2020. The borrower waived payment of the April and May 2020 rent upon tenant’s execution of a lease modification that extended its lease for four months.

(21)

With respect to the Shops at Valle Vista Mortgaged Property, three (3) tenants deferred rent. Freddy’s Frozen Custard (approximately 23.1% of the net rentable area) deferred 50% of rent for May, June and July 2020, which is required to be repaid in monthly installments of $1,186.72 from January 2021 through December 2021. Visionworks (approximately 20.4% of the net rentable area) deferred base rent in May and June 2020, which is required to be repaid in monthly installments of $158.13 from July 2020 through November 2028. All-Star Nutrition (approximately 9.1% of the net rentable area) deferred rent in May 2020 . The borrower waived payment of the May 2020 rent upon tenant’s execution of a lease modification extending the lease term for one additional month.

(22)

With respect to the Oak Hill & City Walk MHC Portfolio, the borrower acquired the properties on June 15, 2021 and is in the process of transitioning to a new payment system. As such, the reported numbers are as-of June 15, 2021 and do not include a full month of collections.

(23)

With respect to the TownePlace Suites The Villages mortgage loan, the May 2021 occupancy, ADR and RevPAR information was 79.7%, $100.76 and $80.28. Occupancy, ADR and RevPAR information is due to the lender 30 days after month’s end; therefore, June 2021 information is not yet available.

(24)	The related Mortgage Loans have their first due date in May 2021.

(25)

With respect to the Home2Suites Hilton Head Mortgage Loan, the May 2021 occupancy, ADR and RevPAR information was 66.1%, $162.11 and $107.17. Occupancy, ADR and RevPAR information for June 2021 is not yet available.

(26)

With respect to the 231 Hudson Leased Fee Mortgaged Property, the borrower and the tenant entered into a lease modification agreement dated April 8, 2020, pursuant to which rents were deferred by $25,000 per month for April 2020 and May 2020. Deferred rent totaling $50,000 has been paid back in full in monthly installments of $4,166.66, in addition to base rent, from June 2020 through May 2021.

(27)

With respect to the Estrella Crossroads Mortgage Loan, the sponsor acquired the Mortgaged Property in April 2021. Five tenants (representing 35.0% of the net rentable area and 41.5% of underwritten base rent) have made rent payments due in May and June 2021. Three tenants (Walgreens, Firestone and JP Morgan Chase, collectively representing 65.0% of net rentable area and 58.5% of underwritten base rent) encountered administrative delays in redirecting their rental payments to the sponsor (as new landlord) following the sponsor’s acquisition of the property. The lender has reviewed correspondence between the sponsor and the three respective tenants and all outstanding rental payments are anticipated to be fully paid in July 2021. The borrower is fully current on principal and interest payments due under the mortgage loan.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twenty-two (22) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●

With respect to the Velocity Industrial Portfolio Mortgage Loan—1180 Church Road Mortgaged Property (3.8%), the ESA obtained in connection with the loan identified a controlled recognized environmental condition (“CREC”) related to the 1180 Church Road property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site. The Area 7 site is one of 12 Superfund sites identified in the region contributing to area-wide groundwater contamination. The site covers 650 acres and includes five industrial facilities that use or previously used solvents. Industrial process wastes contaminated groundwater and soil at the site. EPA added the site to the Superfund program’s National Priorities List (NPL) in 1989. Cleanup activities performed by individual facilities include soil removal, soil treatment and pumping of contaminated wells. The PRPs (including Ford Motor Co.) have completed a soils investigation, and are currently developing soil remedial alternatives for the source area properties. EPA completed a site-wide groundwater investigation in 2011, and continues to conduct groundwater studies to develop a groundwater cleanup plan. A vapor intrusion study was completed by EPA and no unacceptable risk level was found. Based on the identification of unrelated responsible parties (primarily Ford Motor Co.) and the EPA’s determination of no vapor risk, the Phase I ESA consultant recommended no further action other ongoing compliance with due care requirements, including limiting the 1180 Church Road property to commercial and industrial uses, prohibiting the extraction or use of groundwater, providing access to regulatory authorities for any response actions and providing notice prior to alteration or demolition of on-site buildings.

●

With respect to the Mason Multifamily Portfolio Mortgage Loan—Ashbury East Mortgaged Property (1.0%), the related ESA indicated that concentrations of radon in one unit (5.0pCi/L) exceed the United States Environmental Protection Agency recommended action limit of 4.0 pCi/L), and recommended repeat short-term testing within this unit. At origination, $5,000 was reserved with the lender for sampling and/or testing for radon and any radon mitigation and/or implementation of radon mitigation systems in order for the Mortgaged Property to remain in compliance with applicable environmental laws.

●

With respect to the Bell Towne Centre Mortgage Loan (3.6%), the Phase I ESA dated November 9, 2020 identified a REC at the Mortgaged Property. According to the regulatory database report, regulatory records, historical sources and onsite observations, various dry cleaners conducted on-site operations at the Mortgaged Property as early as 1988, and perchloroethylene (“PCE”) solvents were used in the onsite dry-cleaning operations. In January 2020, the dry cleaning operation switched to a drop-off business. A Phase II performed in March 2001 indicated no detectable chlorinated solvent contaminants. A subsequent Phase II was performed in September 2010, with soil samples containing non-detectable concentrations of volatile organic compounds. Although the 2010 Phase II investigation did not identify a release of hazardous substances at the dry cleaner site, based on the history of dry cleaning operations on site (approximately 33 years), continued use of PCE in the dry cleaning operations, and the absence of updated subsurface data documenting current subsurface conditions, the active dry cleaner operations at the Mortgaged Property are considered a REC. At origination, the borrower obtained an environmental liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+, S&P A+ and Moody’s A1), naming the lender and its successors, assigns and affiliates as an additional named insured, with a policy limit of $1,000,000 per incident and in the aggregate, a $25,000 deductible and a policy term that extends three years beyond the term of the Mortgage Loan.

●

With respect to the Rollins Portfolio Mortgage Loan—Rancho Cordova Mortgaged Property (0.2%), the Mortgaged Property was characterized as a CREC by the Phase I ESA because it is within the boundaries of the Aerojet General Corporation National Priorities List (“NPL”) site. The related Mortgaged Property was first listed on the NPL in 1983, and the responsible party has worked to contain and address contaminated groundwater. The ESA states that contamination is currently contained (as of the date of the ESA), the treatment systems are reducing the size and concentration of the plumes and the impacted groundwater is not considered a vapor intrusion concern. Based on the analysis in the ESA that the extent of contamination has been delineated, a responsible party or parties with financial means to address the conditions has been identified, current institutional and engineering controls are in place, and ongoing response actions are being conducted at the related Mortgaged Property under regulatory oversight, the ESA concluded that the NPL site and associated groundwater contamination was properly mitigated and no further action or investigation is recommended.

●

With respect to the Metro Crossing Mortgage Loan (2.7%), the Phase I ESA obtained in connection with the Mortgage Loan identified a CREC related to the subject Mortgaged Property’s historic use as a municipal airport. The Council Bluffs, IA City Department of Public Health closure letter, dated June 15, 2007, prohibited groundwater use at the Mortgaged Property pursuant to City Ordinance. Based on available information, including ground water testing, the 2007 Iowa Department of Natural Resources issued a no further action letter. The Mortgage Loan documents include a covenant requiring the borrower to comply with all environmental restrictions including those relating to groundwater.

●

With respect to 231 Hudson Leased Fee Mortgaged Property (1.4%), the Phase I ESA identified a CREC with respect to the Mortgaged Property in connection with a release from a former Underground Storage Tank (UST) system at the 231 Hudson Leased Fee Property. The release was reported to the New York State Department of Environmental Conservation (“NYSDEC”) on March 27, 2008. Remediation of the Mortgaged Property was completed under the New York City Brownfield Cleanup Program No. 12CBCP022M and 12CBCP023M and also in accordance with NYSDEC approved Remedial Action Plan dated September 22, 2011. Engineering Controls in the form of a vapor barrier and active sub-slab depressurization system were required to be implemented as part of the construction of the current site structure. Based on the closed status, the ESA classified this concern as a CREC and did not recommend any further action at this time, other than maintenance of the Engineering Controls.

●

With respect to the AC Self Storage - Missouri City Mortgage Loan (0.7%), the Phase I ESA obtained in connection with the Mortgage Loan identified a REC related to a dry-cleaning operation (operating between 1991-2019) on property adjacent to the subject Mortgaged Property. The environmental consultant recommended a Phase II subsurface investigation in the vicinity of the adjacent shopping center to address groundwater contamination and soil vapor concerns. The Phase I ESA consultant provided an opinion of probable cost within a statistical 90% confidence level that any related remedial costs would have an upper range limit of $395,010. In lieu of the Phase II ESA, the lender obtained a $1,975,050 premises environmental liability – commercial lenders-type environmental insurance policy from Sirius International Insurance Corporation, with a term of 13 years (3 years past loan maturity) and having a deductible of $25,000. The policy premium was pre-paid at origination. Sirius International Insurance Corporation has an S & P rating of “A-”.

●

With respect to the Federales Chicago Mortgage Loan (0.6%), the related Mortgaged Property was identified as a former gasoline and service station from at least 1938 to 1986. According to the regulatory database and the Chicago Fire Department, multiple USTs were installed on the site. In June 2013, a Phase II ESA was performed. Of 15 soil samples taken, five returned with traces of benzene, and one returned with traces of total petroleum hydrocarbon. In 2014, three groundwater monitoring wells were installed and three additional soil samples were taken. Benzene was found in all soil samples as well as groundwater on the site. In May 2014, the then owner began to remediate contamination by removing 3,700 tons of soil and disposing of it off-site. After the soil was removed, a GeoSeal membrane barrier and a concrete barrier were installed at the site to protect future developments from the benzene detected in the surrounding soil. A no further remediation (“NFR”) letter was issued on September 29, 2016, which stated that the related Mortgaged Property does not pose a threat to human health or environment and set forth certain required restrictions and requirements, including that the use of the related Mortgaged Property be restricted to industrial/commercial use. Although the site received an NFR letter from the Illinois Environmental Protection Agency, because the related Mortgaged Property has a deed restriction relating to groundwater use at the site, and engineering and institutional controls are in place for the related Mortgaged Property, these conditions represent a CREC. The related borrower covenanted in the related Mortgage Loan documents to comply, and cause all tenants and other occupants to comply, with all current and future required institutional and engineering controls with respect to the CREC, subject to the terms of the NFR letter.

●

With respect to the Turtle Creek Apartments Mortgage Loan (0.5%), the related ESA indicated that the concentration of radon in one unit exceeded the United States Environmental Protection Agency recommended action limit of 4.0 pCi/L. At origination, $8,750 was reserved with the lender for installation and maintenance of a radon mitigation system at such unit.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” and “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twenty-one (21) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●

With respect to the Seacrest Homes Mortgage Loan (2.4%), the former general partner of the borrower plead nolo contendere to and was convicted of one count of conspiracy to commit campaign money laundering. The conviction was related to charges accusing the former general partner of making illegal campaign contributions between 2009 and 2015 to elected officials while the Mortgaged Property was under review for rezoning. The former general partner was subsequently sentenced to five years of probation and 500 hours of community service. While the former general partner of the borrower is the spouse of the current guarantor and general partner of the borrower, the former general partner is no longer involved in the ownership and operation of the Mortgaged Property. Additionally, there is no further litigation or known threatened litigation to the borrower or the Mortgaged Property arising from or related to this matter.

●

With respect to the 231 Hudson Leased Fee Mortgage Loan (1.4%), in March 2021, the borrower was named in a lawsuit against the hotel tenant at the Mortgaged Property (and others) claiming violation of human rights laws due to alleged racial profiling, assault & battery, negligent hiring and negligence. The case arose from an incident that occurred at the tenant’s hotel in which a guest wrongfully accused the plaintiff of stealing her cell phone and tackled him to the ground. The borrower has filed a motion to dismiss asserting that it has no liability as owner of the land with no involvement in the ownership, operation or management of the hotel. The motion is pending. Pursuant to the lease, the tenant is required to indemnify the borrower for any claims against borrower. In addition, in 1997, the borrower sponsor and non-recourse carveout guarantor, Vincent J. Ponte pled guilty to the charge of Combination in Restraint of Trade and Competition in violation of General Business Law Sections 340 and 341 in connection with a payment of $10,000 to obtain an office building contract for his family’s trash removal business. This resulted in no jail time and a 5 year probation period which was completed on or about 2002. The borrower sponsor’s plea was in connection with a guilty plea by his father (Anthony Ponte) to attempted enterprise corruption in connection with the family’s trash collection business for which he was sentenced to two to six years in prison.

●

With respect to the Federales Chicago Mortgage Loan (0.6%), the sole tenant at the related Mortgaged Property is a named defendant in a pending class action litigation involving such sole tenant and certain affiliated restaurants in which it is alleged violations of fair labor standards, minimum wage laws, and related matters in connection with alleged misappropriation of servers’ tip income. In addition, the related borrower sponsor was involved in litigation with the City of Los Angeles pertaining to his ownership of low income housing and regarding the maintenance of its units. Criminal actions were filed in November 2004 and June 2006 for various misdemeanors related to building and fire code violations against the related borrower sponsor directly. The related borrower sponsor did not admit any fault or liability, but voluntarily pled no contest. He was sentenced in May 2007 to 150 days in jail, followed by 3 years’ probation, with a suspended imposition of sentence, plus forced divestiture of rental properties and a ban on owning rental properties in Los Angeles for 4.5 years. The borrower sponsor ultimately served three weeks in a county facility and paid fines totaling $1,350,000. The actions were resolved in 2010, with no further action on behalf of the City of Los Angeles or any other governmental agency.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-six (36) Mortgage Loans (72.7%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty-four (24) Mortgage Loans (26.9%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) Mortgage Loan (0.4%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●

With respect to Gramercy Plaza, The Westchester, ExchangeRight 47, Elmwood Distribution Center, Herndon Square, Lafayette Arms Apartments, 884 Riverside Drive, Heights Marketplace, Home2Suites Hilton Head, Leisure Living, Lost River Self Storage, AC Self Storage – Missouri City, AC Self Storage – Arlington, TX, Estrella Crossroads, Federales Chicago, Shops at Valle Vista and 5800 Brookhollow Mortgage Loans (22.9%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

In particular, with respect to the 15 largest Mortgage Loans with related borrowers or groups of cross-collateralized Mortgage Loans, we note the following:

●

With respect to the Gramercy Plaza Mortgage Loan (3.6%), the guarantor/sponsor (Jeffrey Pori) filed for personal bankruptcy in 2012. In April 2008, Mr. Pori and two other individual managers executed a recourse guaranty in connection with mortgage loan over $6 million made by First Republic Bank and secured by an office property in Las Vegas, Nevada in which Mr. Pori held a 25% ownership interest via a tenant-in-common. During the great recession, the property experienced vacancy issues and the tenant-in-common borrowers entered into a modification/forbearance agreement in 2009 to reduce the coupon and defer interest payments. In November 2009, Bank of America acquired First Republic Bank and did not extend the modification/forbearance. The tenant-in-common borrower defaulted in April 2010 and Bank of America foreclosed on the property and sold it in May 2011 with a resulting deficiency of over $5.5 million. Bank of America sued the guarantors for breach of guaranties and ultimately was awarded a judgment in an amount of approximately $6.8 million. Thereafter, as no compromise or settlement was reached, Mr. Pori filed for personal bankruptcy in 2012. The bankruptcy was discharged in 2013 and, as of March 2021, Bank of America’s judgment was reported as closed/satisfied. In addition, an affiliate of Mr. Pori was involved in a mortgage default (i) with respect to an office property in Las Vegas, Nevada which resulted in foreclosure in 2011, and (ii) with respect to a retail property in Florida which resulted in deed-in-lieu of foreclosure in 2007.

●

With respect to the ExchangeRight 47 Mortgage Loan (2.7%), an affiliate of sponsor/ co-guarantor (Warren Thomas) was involved in a mortgage default with respect to a multi-family property in Houston, Texas that resulted in 2009 foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Thirty-six (36) of the Mortgaged Properties (12.1%) are leased to a single tenant.

●

Two (2) of the Mortgaged Properties (3.3%) have a tenant that leases over 50% (by net rentable area) of, or represents 50% or more of the underwritten revenues of, the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus. See also the footnotes to Annex A-1.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus as Velocity Industrial Portfolio, Gramercy Plaza, Metro Crossing and Trader Joe’s LIC.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options as set forth below:

●

With respect to The Grace Building Mortgaged Property (6.7%), (a) the second largest tenant at the Mortgaged Property, The Trade Desk (approximately 9.9% of NRA) (i) currently has the right to terminate its lease solely as to the 26th and 27th floors of the Mortgaged Property related to the occurrence of the commencement date of its lease of such floors and (ii) so long as it is not in bankruptcy and no event of default is continuing under the terms of the lease, has the right to terminate its lease solely as to either or both of the 26th and 27th floors of the Mortgaged Property, consisting of a portion of its leased space (the “Trade Desk Additional Premises”), effective as of the last day of the month in which the seventh anniversary of the commencement date for the Trade Desk Additional Premises occurs and with the payment of a termination fee and (b) the third largest tenant at the Mortgaged Property, Israel Discount Bank (approximately 9.2% of NRA), has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with not less than 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at the tenant’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with not less than 15 months’ prior written notice.

●

With respect to the Malibu Colony Plaza Mortgage Loan (6.4%), the third largest tenant, Zinque, signed a 10-year lease in October 1, 2019 and is not expected to take occupancy or commence paying rent until April 2022. The tenant is working to obtain the proper zoning approval from the City of Malibu. The tenant has the right to terminate its lease on November 8, 2021 if the tenant cannot obtain a Type 47 liquor license, the Conditional Use Permit (“CUP”), and all other necessary permits, licenses, and other government approvals needed to operate the business by that date. According to the borrower, the CUP was received by the tenant on June 7, 2021, and the tenant’s consultant estimates the tenant will receive all necessary permits within three to five months of that date. The borrower is responsible for an outstanding TILC and reimbursement obligation of approximately $1.8 million. The guarantors signed a 10-year master lease on the space which is in effect until the tenant is in occupancy and paying rent. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

●

With respect to the Gramercy Plaza Mortgage Loan (3.6%), the largest tenant, CCH Incorporated, has a one-time right to terminate its lease as to a portion of its space (701 square feet out of the total 39,793 square feet) upon written notice six months prior to the expiration of the 4th lease year (August 31, 2023) with such termination being effective 30 days after delivery of such written notice to the landlord.

●

With respect to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan (3.2%), the largest commercial tenant, Heinen’s, representing approximately 40.8% of the commercial net rentable area and 42.8% of underwritten base rent, has the right to terminate its lease on January 31, 2025, with a termination fee of $1.79 million.

●

With respect to the Metro Crossing Mortgage Loan (2.7%), the fifth largest tenant, Old Navy, has the right to terminate its lease if for the period commencing at the beginning of August 2024 and ending at the expiration of July 2025 the tenant’s gross sales do not equal or exceed $3,600,000 (the lease start date was July 1, 2020). Such termination may be exercised during the three calendar months after such measuring period and such termination will be effective on the date specified by the tenant in such notice (provided such date will be no less than 90 days after the landlord’s receipt of such notice) and the tenant will be required to pay a termination fee equal to $250,000.

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With respect to the Walgreens - Newport News, VA Mortgage Loan (0.7%), the sole tenant at the Walgreens - Newport News, VA Mortgaged Property, representing 100% of the net rentable square feet of the Walgreens - Newport News, VA Mortgaged Property, has the right to terminate its lease effective as of October 31, 2034 (the maturity date for the related Mortgage Loan is April 6, 2031), by providing, among other conditions, 12 months’ written notice.

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With respect to the Walgreens San Tan Valley Mortgage Loan (0.6%), the sole tenant at the Walgreens San Tan Valley Mortgaged Property, representing 100% of the net rentable square feet of the Walgreens San Tan Valley Mortgaged Property, has the right to terminate its lease effective as of July 31, 2034 (the maturity date for the related Mortgage Loan is June 6, 2031), by providing, among other conditions, 12 months’ written notice.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future, or have rents that have been underwritten on a straight-lined basis.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●

With respect to the Velocity Industrial Portfolio Mortgage Loan (8.7%), (i) the largest tenant at the 2750 Morris Road Property, Keystone Technologies, has free rent from July 2021 through and including October 2021 as to 20,016 square feet of its leased space, and free rent from July 2021 through and including September 2021 as to 39,848 square feet of its leased space (total leased space is 248,104 square feet); (ii) the second largest tenant at the 2750 Morris Road Property, Jillamy, has free rent from July 2021 through and including August 2021; and (iii) the largest tenant at the 1180 Church Road Property, Hughes Relocation Services, has free rent from July 2021 through and including January 2022. A rent concession reserve for all related amounts was required at closing.

●

With respect to The Grace Building Mortgage Loan (6.7%), the following tenants, among others, each were in a free rent period at loan origination: (a) the second largest tenant, The Trade Desk (approximately 9.9% of NRA), through September 2021; and (b) the fifth largest tenant, Insight Venture Management LLC (approximately 6.0% of NRA), through May 2022. With respect to the third largest tenant, Israel Discount Bank (approximately 9.2% of NRA), the landlord has completed its required work and delivered the space to the tenant, and, therefore, the tenant took possession of the space and commenced paying rent in January 2021 and is expected to commence paying operating expenses and real estate taxes in January 2022. Further, with regard to The Trade Desk, the lease commencement date for the 26th and 27th floors will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date that The Trade Desk first takes possession of the space. To cover the foregoing, along with free rent periods for other smaller tenants, the borrower reserved $25,964,570 at loan origination. We cannot assure you any such tenant will begin paying rent as expected or at all.

●

With respect to the Malibu Colony Plaza Mortgage Loan (6.4%), the third largest tenant, Zinque, signed a 10-year lease in March 2021 and is not due to take occupancy or commence paying rent until April 2022. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” above and
“—Affiliated Leases” below.

●

With respect to the Gramercy Plaza Mortgage Loan (3.6%), along with certain non-top five tenants, (i) the second largest tenant, U.S. Auto Parts Network Inc., has free rent in July, August and September 2021; (ii) the fourth largest tenant, Sanrio, has rent concessions for November 2021, 2022 and 2023; and (iii) the fifth largest tenant, Titan Legal Services, has rent concessions for June 2022, 2023, 2024 and 2025. A rent concession reserve in the amount of $740,024 for related amounts was required at closing.

●

With respect to the Rollins Portfolio Mortgage Loan (3.3%), the Mortgage Loan was underwritten including $323,496 of straight line rent of the master tenants, Clark Pest Control of Stockton, Inc. and King Distribution, Inc., through the term of the Mortgage Loan.

●

With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the largest (and currently the sole) tenant, Trader Joe’s, representing 67.5% of the net rentable square feet, has free rent through March 2022. $1,047,205 was reserved at origination in respect of such free rent.

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With respect to the ExchangeRight 47 Mortgage Loan (2.7%), with respect to the Giant Eagle - Streetsboro, OH Mortgaged Property the rent for the sole tenant, Giant Eagle, includes a rent bump and was underwritten on a straight line rent averaging basis. A reserve in the amount of $159,966 was collected at origination, which equals the different between current monthly contract rent and the lease rent bump occurring on April 1, 2022.

●

In addition, with respect to the FleetPride Industrial Mortgage Loan (0.5%), the single tenant, Fleetpride, subleases approximately 39% of its net rentable area to a third party, McCarthy Tire Service Inc., pursuant to a sublease that terminates on December 31, 2024.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “—COVID-19 Considerations” and “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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The ExchangeRight 47, TownePlace Suites – La Place, TownePlace Suites The Villages, Walmart Deland, Walgreens-Newport News, VA, Walgreens San Tan Valley, Walgreens Cambridge, 7-Eleven Tampa and CVS Mars Hill Mortgaged Properties (8.0%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the ExchangeRight 47 Mortgage Loan (2.7%), (i) with respect to the Dollar Tree - Idaho Falls, ID Mortgaged Property, the single tenant, Dollar Tree, has a ROFR to purchase the constituent Mortgaged Property if the borrower receives an offer as to such constituent Mortgaged Property from a party unaffiliated with the borrower that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof; (ii) with respect to the Walgreens - Cordova, TN Mortgaged Property, the single tenant, Walgreens, has a ROFR to purchase the constituent Mortgaged Property if the borrower receives an offer as to such constituent Mortgaged Property from a party unaffiliated with the borrower that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●

With respect to the Malibu Colony Plaza Mortgage Loan (6.4%), in connection with origination, KW Partnership, L.P. and KW Two Partnership, L.P. (together, the “Malibu Guarantors”) signed master leases on spaces leased to nine tenants (the “Covered Leases”), collectively representing approximately 20.1% of the net rentable area and 44.8% of the underwritten base rent (which Covered Leases include the lease to Zinque, the third largest tenant, and the lease to Coogie’s Beach Café, the fifth largest tenant). The master leases each have a ten-year term and the Malibu Guarantors are required to pay the monthly rent due under the Covered Leases, less any amount actually paid by the underlying tenant.

●

With respect to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan (3.2%), Gregory Geis, the non-recourse carveout guarantor, is the lease guarantor for the retail leases with the Metropolitan Hotel – Vault and the Metropolitan Hotel – Azure rooftop bar, and the office lease to Geis Hospitality, LLC, collectively representing approximately 37.9% of the total commercial net rentable area and 16.9% of UW Base Rent. The adjacent Metropolitan Hotel, owned by Gregory Geis or an affiliate, is not collateral for the Mortgage Loan.

●

With respect to the Boonton Industrial Mortgage Loan (0.9%), the Mortgaged Property is subject to an operating lease agreement (the “Boonton Industrial Operating Lease”) between the borrower and a borrower affiliate, J. Supor Realty LLC (the “Supor Operating Tenant”). The Supor Operating Tenant subleases and contracts space at the Mortgaged Property to end user tenants. The Mortgage Loan was underwritten based on the Boonton Industrial Operating Lease and not the underlying subleases. The Boonton Industrial Operating Lease is a 20-year, absolute net lease that is guaranteed by Joseph Supor III, the non-recourse carveout guarantor for the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.

●	With respect to The Grace Building Mortgage Loan (6.7%), the borrower sponsor owns the adjacent 1100 Avenue of the Americas building.

●

With respect to the Bell Towne Centre Mortgage Loan (3.6%), the Mortgaged Property is also adjacent to the Bell Towne Plaza, a 225,906 square foot community shopping center anchored by Sprouts Farmers Market, LA Fitness, and OfficeMax. Both the Mortgaged Property and the adjacent Bell Towne Plaza are owned and managed by the borrower sponsor. The Mortgage Loan documents include anti-poaching provisions to prohibit the borrower, the guarantor, the manager or any of their affiliates from directly or indirectly soliciting any existing tenant to relocate from the Mortgaged Property (or directing any prospective tenant) to the adjacent property.

●

With respect to the Seacrest Homes Mortgage Loan (2.4%), the borrower sponsor owns the multi-family apartment complex adjacent to the related Mortgaged Property, located at 1311 Sepulveda Boulevard, Torrance, California.

●

With respect to the Elmwood Distribution Center Mortgage Loan (2.0%) and 5800 Brookhollow Mortgage Loan (0.3%), the industrial Mortgaged Properties relating to such Mortgage Loans are owned by affiliated borrowers and are located in the same industrial park.

●

With respect to The Woodlands of Charlottesville Mortgage Loan (1.4%), the related borrower sponsor owns a property adjacent to the related Mortgaged Property on which it has built 159 residential rental units.

●

With respect to the Home2Suites Hilton Head Mortgage Loan (0.9%), the borrower sponsor owns a neighboring hotel property located within the same condominium regime as the related Mortgaged Property, known as SpringHill Suites.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty (20) of the Mortgaged Properties (18.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 15.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

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With respect to the Rollins Portfolio, Lafayette Arms Apartments, Garver Little Rock, Walmart Deland, Walgreens – Newport News, VA, Walgreens San Tan Valley, Federales Chicago, FleetPride Industrial, Walgreens Cambridge, 7-Eleven Tampa, CVS Mars Hill and Dollar General–Saginaw (E. Washington Road) Mortgage Loans (collectively, 10.0%), the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related Mortgage Loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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With respect to the Walgreens Cambridge Mortgaged Property (0.4%), the sole tenant, Walgreens, is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the borrower is permitted under the Mortgage Loan documents to rely on such insurance, subject to certain conditions specified in the Mortgage Loan documents. Notwithstanding the foregoing, (i) commencing September 1, 2027, the borrower is required to obtain a business interruption insurance policy to provide business interruption coverage when the tenant will have a termination right for major casualties and (ii) commencing September 1, 2029, the borrower is required to obtain at least a contingent policy for the full property coverage to fill any gap between actual cash value of the Mortgaged Property and replacement value of the Mortgaged Property.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

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With respect to the 122nd Street Portfolio Mortgage Loan (1.1%), at the date of origination there were a number of New York City Department of Housing Preservation and Development, Department of Building, and Environmental Control Board violations at the portfolio of related Mortgaged Properties, many of which are Class C, “immediately hazardous” violations. An escrow of $46,170 was established at origination for deferred maintenance to conduct various repairs and clear violations, among other smaller items. In addition, the related borrower is required to have completed such repairs prior to 180 days after origination (subject to extension) and any enforcement actions being taken and to cure and clear all violations prior to the earlier of 180 days after origination (subject to extension) and any enforcement action being taken. The related mortgage loan seller is unable to confirm whether these violations have been resolved. Accordingly, some or all of the violations may still exist. In addition, 71 of the 132 units at the portfolio of related Mortgaged Properties must be leased to certain low-income tenants.

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With respect to the Federales Chicago Mortgage Loan (0.6%), there is a recorded Development Rights Agreement which provides that the neighboring property owner is designated as the control party for both parcels (the related Mortgaged Property and the neighboring property) for purposes of seeking any amendments to the planned development of the sites. The control party is not allowed to do anything that would have a “material adverse effect” on the related Mortgaged Property (e.g., limitation on use, floor area, or density, causing a nonconformity, diminishing future development rights, etc.). The agreement also allocates 5,052 square feet of floor area to the related Mortgaged Property solely for purposes of calculating the floor area permitted pursuant to the zoning code, and transferred all other development rights (including floor area, signage area, and net site area) to the neighboring property. The parcels are part of the same zoning lot, so the agreement is an allocation of the total development rights (e.g., permitted square footage for density purposes) among the two lots, and neither party is permitted to do anything that would be a violation of the planned development or zoning code or that would result in a material adverse effect. No issues were noted in title or the zoning report, and the control party executed an estoppel confirming no defaults under the agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8, 26 and 27 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. For example:

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With respect to The Grace Building Mortgage Loan (6.7%), the aggregate liability of the related guarantors with respect to the guaranteed recourse obligations of the borrower related to certain bankruptcy events with respect to the borrower may not exceed an amount equal to 15% of the principal balance of the related Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

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With respect to the Rollins Portfolio Mortgage Loan (3.3%), the environmental indemnity and the non-recourse carveout for losses with respect to breaches of environmental covenants are capped at the original principal amount of the Mortgage Loan. In addition, the environmental indemnity provides that if the borrower obtains an environmental insurance policy meeting requirements set forth in the indemnity, the lender will be required to make claims under the environmental policy for a specified period prior to exercising any rights and remedies under the environmental indemnity.

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With respect to The Westchester Mortgage Loan (2.7%), the aggregate liability of the guarantor under the related Whole Loan is limited to $80.0 million, plus reasonable third-party costs of the lender.

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With respect to the Dollar General-Saginaw (E. Washington Road) Mortgage Loan (0.1%), there is no recourse to the guarantor for breaches of the environmental covenants contained in the related Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the related borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The Belamere Suites II Mortgage Loan (0.7%) is full recourse to the related guarantor, who is the manager and 76% owner of the related borrower. In the event of a bankruptcy of the guarantor the combination of the foregoing may be a material consideration in whether a bankruptcy court consolidates the assets of the borrower with those of the bankrupt guarantor.

Real Estate and Other Tax Considerations

Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

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With respect to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan (3.2%), the Mortgaged Property benefits from a 12-year tax abatement from the City of Cleveland for the redevelopment of the Mortgaged Property. The abatement commenced in January 1, 2015 and expires December 31, 2021 for the commercial space and December 31, 2026 for the multifamily portion of the Mortgaged Property. The Mortgaged Property also benefits from a 30-year tax increment financing (“TIF”) agreement (the “TIF Agreement”) that commenced on November 12, 2013 and will end on December 31, 2043. During the term of the TIF Agreement, the borrower is required to make payments in lieu of taxes (the “Service Payments”) in an amount equal to the amount of taxes that the borrower would have been required to pay had the improvements not been exempt from taxation under the TIF arrangement. The borrower’s obligation to make the Service Payments is secured by a TIF mortgage for the benefit of the City of Cleveland, that is senior to the Mortgage securing the Mortgage Loan. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments which become due and owing on subsequent tax collection dates. Pursuant to the Mortgage Loan documents, the borrower is required to make monthly deposits in an amount equal to 1/12 of the annual Service Payments, which is disbursed to Cuyahoga County. Starting in 2022 and continuing through the end of 2043, Cuyahoga County will reimburse to the borrower an amount equal to the total Service Payment paid less the school board taxes. Pursuant to the TIF agreement, the portion of Service Payments reimbursed to the borrower are dedicated to the payment of annual debt service on the Mortgage Loan.

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With respect to the 2302 Webster Mortgage Loan (3.1%), the related borrower has applied for: (i) with respect to the residential component of the related Mortgaged Property, a 35-year partial tax exemption under the New 421-a program; and (ii) with respect to the commercial component of the related Mortgaged Property, a 25-year Industrial & Commercial Abatement Program (“ICAP”) tax abatement. The borrower has filed the requisite paperwork and paid the requisite fees, and is awaiting approval from the applicable regulatory authorities.

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With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the related borrower sponsors are in the process of applying for a 15-year ICAP tax abatement. The borrower must still file a notice of completion with the applicable regulatory authority indicating the date on which construction work at the related Mortgaged Property is complete.

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With respect to the 231 Hudson Leased Fee Mortgage Loan (1.4%), the borrower leased the Mortgaged Property to a single tenant pursuant to a lease containing a provision electing to treat the lease as a “Section 467 Rental Agreement” under Section 467 of the Internal Revenue Code, which governs the treatment of rents paid under a lease for US federal income tax purposes when such payments are not evenly divided throughout the term. In connection with this provision, the lease requires non-level payments and a portion of the rents paid by the tenant to be reallocated for tax purposes to other future periods as set forth in a schedule to the lease. As a result, the actual rents paid for each month in the lease term may be different than allocated rent for such month. The difference between the cumulative amount actually collected and the cumulative amount allocated under the lease is characterized, solely for tax purposes, as a Section 467 “loan” from the tenant to the landlord (i.e., the borrower), with a balance that changes each month until such time as the rents have been fully allocated at the end of the term. The treatment of that portion of the rent paid as a Section 467 “loan” is solely for tax purposes and should not be construed as an obligation of the borrower to the tenant for other purposes.

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With respect to the 122nd Street Portfolio Mortgage Loan (1.1%), each related Mortgaged Property benefits from a J-51 tax exemption. The J-51 program provides real estate tax benefits to owners that perform rehabilitation work on their properties. The related Mortgaged Properties were all conveyed to developers by the City of New York for nominal consideration in exchange for the developers’ commitment to substantially rehabilitate the related Mortgaged Properties as sound residential housing and to operate all the apartments in the related Mortgaged Properties for income-restricted tenants at affordable rents. The City of New York also provided financing for that substantial rehabilitation, and the related Mortgaged Properties were all eligible for J-51 real estate tax benefits based on the value of the capital improvements installed using the city’s financing. The scope of the work and the condition of the related Mortgaged Properties prior to commencing the work qualified them for 34-year J-51 tax exemption benefits and 20-year real estate tax abatements. The tax exemption expires on nine of the eleven related Mortgaged Properties in 2027/2028 and the other two related Mortgaged Properties in 2032/2033.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans (58.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Fifteen (15) Mortgage Loans (20.7%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Seventeen (17) Mortgage Loans (19.8%) require monthly payments of principal and interest for the entire term to stated maturity.

Two (2) of the Mortgage Loans (1.1%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years (or four years in the case of the Dollar General–Saginaw (E. Washington Road) Mortgage Loan) following the related origination date, interest will accrue at the related Revised Rate and excess cash flow may be applied to pay down principal.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest Only	27	$ 437,059,000	58.4%
Interest Only, Amortizing Balloon	15	155,122,500	20.7
Amortizing Balloon	17	148,344,485	19.8
Interest Only - ARD	2	8,107,058	1.1
Total:	61	$ 748,633,043	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	3	$ 70,850,000	9.5%
6	48	496,243,043	66.3
11	10	181,540,000	24.2
Total:	61	$ 748,633,043	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	59(1)	$ 697,783,043	93.2%
4	1	24,250,000	3.2
5	1	26,600,000	3.6
Total:	61	$ 748,633,043	100.0%

(1)     With respect to the Rollins Portfolio Mortgage Loan (3.3%), the borrower has the right to cure non-payment of monthly debt service (but not the balloon payment at maturity) one time every year (but not more than five times during the term of the Mortgage Loan) within five days after written notice of the missed payment.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

ARD Loans

With respect to the Garver Little Rock and Dollar General–Saginaw (E. Washington Road) Mortgage Loans (1.1%), each such Mortgage Loan (each, an “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”  or “ARD” ), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Interest Rate (the “Initial Rate” ). See Annex A-1 for the Anticipated Repayment Date for each of the ARD Loans.

With respect to the Garver Little Rock Mortgage Loan, the related Revised Rate is an annual rate equal to 3.5% plus the greater of (A) the Garver Little Rock ARD Treasury Note Rate (as defined below) and (B) the Initial Rate of 3.0218%. The “Garver Little Rock ARD Treasury Note Rate” means the rate of interest per annum, as determined by the lender, equal to the yield to maturity in effect as of 1:00 p.m., New York City time, on the Anticipated Repayment Date (or, if such day is not a business day, the preceding business day) (converted by the lender to the equivalent monthly yield) of the United States Treasury obligations selected by the lender having maturity dates closest to, but not exceeding, five years from the Anticipated Repayment Date (or such preceding business day, if applicable).

With respect to the Dollar General–Saginaw (E. Washington Road) Mortgage Loan (0.1%), the related Revised Rate is an annual rate equal to 8.39%.

Each of the ARD Loans is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay its ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that any such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage

Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio and/or debt yield levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Fifty (50) Mortgage Loans (75.8%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates or, in the case of each of the 122nd Street Portfolio Mortgage Loan and the Federales Chicago Mortgage Loan, the inclusion of the subject Mortgage Loan in the related Loan REMIC) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Five (5) Mortgage Loans (9.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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Two (2) Mortgage Loans (7.8%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to

defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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One (1) Mortgage Loan (3.3%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter, for a specified period of time, permits the related borrower to either make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Payment Due Date through and including the Payment Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (assuming it is due and payable on the first day on which it is freely prepayable) and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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With respect to The Westchester Mortgage Loan (2.7%), the related borrower is permitted to prepay the Mortgage Loan in whole (but not in part) on or after February 1, 2023 until (but excluding) April 1, 2023, (provided no event of default is occurring). Such prepayment must be made together with (i) a yield maintenance premium equal to the greater of (a) 1% of the outstanding principal balance and (b) the sum of the present values of all then-scheduled payments of principal and interest under such note assuming all scheduled payments are timely made and the remaining payment is made on the Maturity Date over the principal amount being prepaid or (ii) after February 1, 2023 and prior to an open period, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property.

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One (1) Mortgage Loan (1.2%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter, for a specified period of time, permits the related borrower to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Payment Due Date through and including the Payment Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (assuming it is due and payable on the first day on which it is freely prepayable) and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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One (1) Mortgage Loan (0.1%) permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Payment Due Date through and including the Payment Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable (or, in the case of the commencement of an open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3-7	59	96.3
10	1	2.7
13	1	1.0
Total	61	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of fifty-six (56) Mortgage Loans (the “Defeasance Loans”) (90.8%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock Out Period ends at least two years after the Closing Date (or, with respect to each of The Westchester Mortgage Loan (2.7%), the 122nd Street Portfolio Mortgage Loan (1.1%) and the Federales Chicago Mortgage Loan (0.6%) such shorter period as described below).

With respect to The Westchester Mortgage Loan (2.7%), which is a Defeasance Loan, Column signed the REMIC declaration effective as of, and with a startup date of, January 26, 2021, and a Defeasance Option is permitted to be exercised after February 1, 2023 (which is after the second anniversary of the start-up date of The Westchester Loan REMIC).

With respect to the 122nd Street Portfolio Mortgage Loan (1.1%), which is a Defeasance Loan, an affiliate of Ladder Capital Finance LLC signed the REMIC declaration effective as of, and with a startup day, of March 1, 2021. Defeasance of such Mortgage Loan is not permitted to occur prior to the second anniversary of the startup day for the 122nd Street Portfolio Loan REMIC.

With respect to the Federales Chicago Mortgage Loan (0.6%), which is a Defeasance Loan, an affiliate of Ladder Capital Finance LLC signed the REMIC declaration effective as of, and with a startup day, of December 10, 2020. Defeasance of such Mortgage Loan is not permitted to occur prior to the second anniversary of the startup day for the Federales Chicago Loan REMIC.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable), as applicable, and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment (or in certain cases, the borrower is required to deposit such non-callable obligations directly rather than providing the Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

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With respect to the Mason Multifamily Portfolio Mortgage Loan (4.9%), the Mortgage Loan documents provide that the borrower may obtain a partial release of any individual Mortgaged Property, upon defeasance of an amount of principal equal to 125% of the allocated Mortgage Loan amount for such individual Mortgaged Property, subject to certain conditions, including (i) after giving effect to such release, the aggregate allocated loan amount of all individual properties released will not exceed 25% of the original Mortgage Loan amount; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties will be no less than the greater of (x) the debt service coverage ratio at origination or (y) the debt service coverage ratio immediately prior to such release, (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties will be no more than the lesser of (x) the loan-to-value ratio at origination or (y) the loan-to-value ratio immediately prior to such release, (iv) after giving effect to such release, the debt yield for the remaining Mortgaged Properties will be no less than the greater of (x) the debt yield at origination or (y) the debt yield immediately prior to such release, (v) after giving effect to such release, the percentage of units, in the aggregate, rented to students at the remaining Mortgaged Properties will not be greater than the percentage of units rented to students, in the aggregate, at the Mortgaged Properties on the origination date, as certified by the borrower to the lender and (vi) satisfaction of certain REMIC-related conditions. In addition, following the open prepayment date, the borrower is permitted to obtain a partial release by prepaying an amount equal to 125% of the allocated loan amount of the related property, and otherwise satisfying the same conditions as apply to a partial defeasance.

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With respect to the Mason Multifamily Portfolio Mortgage Loan (4.9%), the Mortgage Loan documents also provide that, following a casualty or condemnation affecting an individual Mortgaged Property only (a “Mason Impacted Property”), in the event the lender applies net proceeds to a prepayment of such Mason Impacted Property in an amount in excess of 50% of the allocated Mortgage Loan amount of such Mortgaged Property, the borrower has the right to prepay a portion of the Mortgage Loan in an amount equal to the allocated Mortgage Loan amount with respect to such Mason Impacted Property (less the net proceeds previously applied to prepayment) without premium or penalty and the related Mason Impacted Property may be released provided that (i) the debt yield of the remaining Mortgaged Properties is not less than the greater of such debt yield at origination and such debt yield immediately prior to the release and (ii) certain REMIC related conditions are satisfied.

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With respect to the Rollins Portfolio Mortgage Loan (3.3%), the Mortgage Loan documents provide that in the event that: (i) an event of default has occurred with respect to an individual property (the “Defaulted Individual Property”) (provided that such event of default relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual property under the Mortgage Loan agreement and under the other Mortgage Loan documents); (ii) the lender has delivered notice to the borrower with respect to such event of default or otherwise commenced the exercise of remedies with respect to such event of default; (iii) the borrower has promptly and diligently pursued a cure of such event of default in accordance with the terms and provisions of the relevant Mortgage Loan documents; and (iv) the borrower has been unable to effect a cure of such event of default (collectively, the “Defaulted Individual Property Conditions”), then the borrower may, prior to the open prepayment date, elect to voluntarily defease (after the defeasance lockout expiration date) or prepay (at any time, without regard to any prepayment lockout period, but together with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium) a portion of the Mortgage Loan equal to the Adjusted Release Amount (as defined below) with respect to the Defaulted Individual Property, provided that (i) after giving effect to such partial defeasance or prepayment with respect to the Defaulted Individual Property, no event of default will thereafter have occurred and be continuing, and (ii) certain REMIC related conditions are satisfied. “Adjusted Release Amount” means, with respect to each Defaulted Individual Property, the greater of (A) an amount equal to 110% of the allocated loan amount with respect to such property, and (B) the amount such that, as determined with respect to the remaining property and the principal balance of the undefeased note only or (in the case of a prepayment) the outstanding principal balance, (i) after giving effect to such release, the debt service coverage ratio will be no less than the greater of (x) the debt service coverage ratio at origination or (y) the debt service coverage ratio immediately prior to such release, (ii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Property will be no more than the lesser of (x) the loan to value ratio at origination or (y) the loan-to-value ratio immediately prior to such release, and (iii) after giving effect to such release, the debt yield for the remaining Mortgaged Property will be no less than the greater of (x) the debt yield at origination or (y) the debt yield immediately prior to such release.

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With respect to the Rollins Portfolio Mortgage Loan (3.3%), the Mortgage Loan documents also provide that, following a casualty or condemnation affecting an individual property only (the “Impacted Property”), and if as a result of such casualty or condemnation, the lease agreement between the borrower as landlord, and Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (collectively, the “Clark Pest Control Tenant”) as tenant, dated February 26, 2021 (the “Clark Pest Control Lease”), is partially terminated by Clark Pest Control Tenant with respect to such Impacted Property, the borrower has the right to prepay a portion of the Mortgage Loan in an amount equal to the allocated loan amount with respect to such Impacted Property without premium or penalty and the related Impacted Property may be released provided that (i) the borrower delivers to the lender a new, or amended, Clark Pest Control Lease with respect to the remaining individual properties unaffected by such casualty or condemnation following the release of the Impacted Property (the “Non-Impacted Properties”), between the borrower as landlord, and Clark Pest Control Tenant as tenant, demising the Non-Impacted Properties to Clark Pest Control Tenant on terms and conditions identical to the Clark Pest Control Lease, but for the removal of the Impacted Property and (ii) certain REMIC related conditions are satisfied.

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With respect to The Westchester Mortgage Loan (2.7%), after February 1, 2023, the borrower is permitted to voluntarily defease a portion of the Mortgage Loan and obtain a release of either (i) all or a portion of the Neiman Marcus premises or (ii) all or a portion of the Nordstrom premises, provided that an Anchor Tenant Release Event has occurred and subject to the satisfaction of certain conditions precedent. An “Anchor Tenant Release Event” means either Neiman Marcus or Nordstrom (i) goes dark, vacates or ceases to occupy its respective anchor tenant premises, (ii) rejects its respective lease at the Mortgaged Property in a bankruptcy action or bankruptcy proceeding, or (iii) otherwise vacates (on a permanent basis) its premises during the term of the Mortgage Loan. The borrower must defease the Mortgage Loan in an amount equal to the applicable release price for the related release parcel, equal to the greater of (i) the net sales proceeds from the sale of the applicable release parcel and (ii) with respect to the Neiman Marcus premises, $15.0 million and with respect to the Nordstrom premises, $10.0 million, and that, post-release, the debt yield for the remaining property is at least equal to the greater of (x) 10.6% and (y) the debt yield for the property for the 12 months prior to the last quarter-end preceding the date of release; provided that if the release price is based on net sales proceeds from a sale to a person other than an affiliate of the borrower, the costs of compliance with the Mortgage Loan documents, including the purchase of partial defeasance collateral, will be deducted from the calculation of the release price prior to the partial defeasance event and in no event with the release price be less than $15.0 million with respect to the Neiman Marcus premises and $10.0 million with respect to the Nordstrom premises.

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With respect to the Securlock HAC Self-Storage Portfolio Mortgage Loan (1.2%), following the defeasance lockout period, the Mortgage Loan documents permit the partial release of any of the three Mortgaged Properties in connection with a bona fide sale to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or be continuing, (ii) partial defeasance of the Mortgage Loan in an amount equal to the greater of (A) 120% of the allocated amount for the release property, (B) an amount that would result in the post-release DSCR (amortizing) of the remaining Mortgaged Properties being no less than the greater of the pre-release DSCR for the entire Mortgaged Property and 1.80x, (C) an amount that would result in the post-release debt yield of the remaining Mortgaged Properties being no less than the greater of the pre-release debt yield for the entire Mortgaged Property and 9.5%, (D) an amount that would result in the post-release LTV for the remaining Mortgaged Properties being no more than the lesser of the pre-release LTV of the entire Mortgaged Property and 48.9%, and (E) the amount required to comply with REMIC requirements; (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release satisfies REMIC requirements.

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With respect to the Lowy Bronx Multifamily Portfolio Mortgage Loan (0.9%), the borrowers have the right at any time after the permitted defeasance date and prior to the open period to obtain the release of an individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the DSCR with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 2.09x and (2) the DSCR as of the date immediately preceding such release and (b) the LTV ratio is not greater than the lesser of (1) 67% and (2) the LTV ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.

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With respect to the Arizona Pavilions Mortgage Loan (0.9%), the Mortgage Loan documents permit the borrower to obtain the release of an individual building and the related Mortgaged Property, provided, among other things, (i) the borrower defeases an amount equal to 115% of the allocated loan amount for the first Mortgaged Property released and 125% of the allocated loan amount for the release of any other Mortgaged Property, (ii) after giving effect to the release, (a) the DSCR is not less than the greater of 1.57x and the DSCR as of the date immediately preceding such release, (b) the LTV ratio is not greater than the lesser of (1) 50%, and (2) the LTV ratio as of the date immediately preceding such release, (c) the debt yield with respect to the remaining Mortgaged Property is not less than the greater of (1) 11.5% and (2) the debt yield as of the date immediately preceding such release; (iii) the lender has received rating agency confirmation with respect to such release, (iv) after the release, none of the borrower, the borrower sponsor nor any affiliates own or have an interest in the release parcel, and (v) the REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twenty-two (22) Mortgage Loans (79.0%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Forty-eight (47) Mortgage Loans (74.7%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-Seven (47) Mortgage Loans (72.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-Seven (37) Mortgage Loans (40.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves or to avoid a cash sweep.

With respect to the 2302 Webster Mortgage Loan (3.1%), the related borrower established at origination a $3,550,778 upfront earnout reserve, which earnout reserve will be released to the related borrower upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no cash management trigger event exists, (iii) upon each of the three commercial retail tenants (including one that has only signed a letter of intent and two that have signed leases but are not in occupancy and are in free rent periods) being in occupancy, open for business and paying unabated base rent, as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.0% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed pro rata as each of the commercial tenants meet the earnout conditions.

In the event the earnout conditions are not met within 12 months of the 2302 Webster Mortgage Loan origination (or 24 months so long as the related borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Mortgage Loan is required to be paid down by the outstanding balance of the earnout reserve. Any accompanying yield maintenance charge is to be paid out of the related borrower’s separate funds and not netted out of the earnout reserve funds being applied to repay the 2302 Webster Mortgage Loan.

With respect to the Trader Joe’s LIC Mortgage Loan (2.7%), the related borrower established at origination a $2,750,000 upfront earnout reserve, which will be deposited in the cash management account (and will be released to the borrower if there is no cash management sweep event in existence) upon satisfaction of the following conditions: (i) Five Iron Golf (which has signed a letter of intent to occupy space at the related Mortgaged Property) or a satisfactory replacement tenant pursuant to a replacement lease has accepted and is occupying all of the space under its lease and paying full unabated rent, (ii) all obligations of the borrower, as landlord under the Five Iron Golf lease or any such replacement lease, have been duly performed, completed and paid for, including, without limitation, any obligations of the related borrower to make or pay or reimburse Five Iron Golf or any replacement tenant for any tenant improvements and leasing commissions, (iii) any improvements described in the Five Iron Golf lease or any such replacement lease have been constructed in accordance therewith and have been accepted by Five Iron Golf or such replacement tenant, (iv) Five Iron Golf or any such replacement tenant is not then entitled to any concession or rebate of rent or other charges from time to time due and payable under its lease, (v) there are no defaults by the related borrower or Five Iron Golf under the Five Iron Golf lease and/or any replacement tenant under a replacement lease, (vi) all tenants at the Trader Joe’s LIC Mortgaged Property have obtained certificates of occupancy for their respective demised premises, and (vii) the NCF debt yield at the related Mortgaged Property after giving effect to the Five Iron Golf lease is not less than 7.0%. In the event the earnout conditions are not satisfied on or before July 1, 2024, the Trader Joe’s LIC Mortgage Loan is required to be paid down by the outstanding balance of the earnout reserve. Any accompanying yield maintenance charge may be paid out of reserves for free rent and for tenant improvements and leasing commissions established with respect to Five Iron Golf, but will not be netted out of the earnout reserve funds to be applied to repay the Trader Joe’s LIC Mortgage Loan.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox/Cash Management Types

Type of Lockbox/Cash Management	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	44	$ 447,424,389	59.8%
Hard/Springing Cash Management	12	193,099,720	25.8
Hard/In Place Cash Management	3	72,908,933	9.7
Soft/Springing Cash Management	2	35,200,000	4.7
Total:	61	$ 748,633,043	100.0%

The following is a description of the types of lockboxes and cash management provisions to which the borrowers under the Mortgage Loans are subject:

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Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

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Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Certain of the Mortgage Loans permit the related borrowers to post a letter of credit, deliver a guaranty or establish a reserve to prevent a springing cash management trigger and/or the trapping of cash.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—LMF Commercial, LLC—LMF’s Underwriting Standards and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Column Financial, Inc.—Column’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s

Underwriting Standards”; and “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”.

One (1) Mortgage Loan (1.0%), were originated or acquired by Wells Fargo Bank, National Association with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

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With respect to the TownePlace Suites The Villages Mortgage Loan (1.0%), (1) the underwritten occupancy is 75.7%, which is above 5/31/2021 TTM occupancy of 68.4%, and (2) the lender’s underwriting is based on the 5/31/2021 Trailing 5-month statement and the 2021 Budget, which is higher than the actual 5/31/2021 TTM statement, which represent exceptions to the underwriting guidelines for Wells Fargo Bank. Wells Fargo Bank’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) prior to the COVID-19 pandemic, the Mortgaged Property reported an 76.4% and 76.8% occupancy rate for 2019 and 2018, respectively; (b) the 5/31/2020 TTM RevPAR penetration rate was 122.6% per the STR report; and (c) assuming 68.4% occupancy (with all other underwriting assumptions left unchanged), the UW NCF DSCR and UW NOI DY would be 1.91x and 12.9%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Velocity Industrial Portfolio	$ 65,000,000	8.7%	$ 10,000,000	$ 10,000,000	N/A	4.026%	57.8%	65.5%	2.72x	1.92x

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
The Grace Building	$50,000,000	N/A	58.14%	N/A	8.35%	Yes	Yes
231 Hudson Leased Fee	$10,700,000	N/A	42.8%	2.05x	N/A	Yes	Yes
884 Riverside Drive	$10,575,000	N/A	61.5%	1.27x	N/A	Yes	Yes
Dollar General–Saginaw (E. Washington Road)	$ 847,058	N/A	85.0%	1.20x	N/A	Yes	No

(1)

Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)

Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)

Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

With respect to the Gramercy Plaza Mortgage Loan (3.6%), additional funding for the acquisition of the related mortgaged property was contributed to the borrower by the direct owner of the Delaware statutory trust depositor, which pledged its equity interest in such depositor to Crayhill Capital Management (“Crayhill”) as security for the $19.4 million funding (the “Crayhill Pledge Loan”). Such funding is expressly subordinated to the Mortgage Loan, and Crayhill may not exercise any remedy that results in control of the related borrower, master tenant, or signatory trustee. The principal of the Crayhill Pledge Loan is paid down from the proceeds of sales of DST interests to investors. If the DST interests are not sold within 13 months after the acquisition of the mortgaged property, Crayhill has the right to require the Crayhill Pledge Loan borrower to sell the DST interests, equity in the depositor or the mortgaged property pursuant to a marketing plan approved by Crayhill (provided that any such sale does not violate the terms of the Mortgage Loan documents). If the DST interest are not sold within 16 months after the acquisition of the mortgaged property, Crayhill has the right to impose its own marketing plan. The Crayhill Pledge Loan matures on December 17, 2024, subject to two 180-day extension options exercisable by Crayhill.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●

With respect to The Westchester Mortgage Loan (2.7%), the borrower is permitted to obtain a Property-Assessed Clean Energy (“PACE” ) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000, subject to the lender’s prior consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property.

In addition, five (5) Mortgaged Properties (3.7%) are located in Florida. Florida’s PACE statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

●	With respect to the TownePlace Suites – La Place Mortgage Loan (1.2%), the borrower obtained a PPP loan under the Coronavirus Aid, Relief and Economic Security’s Act in the amount of $45,400.

●

With respect to the TownePlace Suites The Villages Mortgage Loan (1.0%), the borrower obtained two Paycheck Protection Program (“PPP”) loans under the Coronavirus Aid, Relief and Economic Security’s Act in the amounts of $138,000 and $193,400. Failure to repay the PPP loans is a loss recourse to borrower and guarantor. In addition, franchisor (Marriott International, Inc.,) funded $50,000 of unsecured “key money” on or about June 21, 2007 (the hotel’s opening date) to the borrower. The key money loan balance is self-reducing in equal installments ($208/ month) over a 20-year amortization period. The unamortized balance is payable if the franchise agreement is terminated prior to its expiration on June 21, 2027, and is deemed satisfied if the franchisee performs its related obligations through the franchise expiration date. The outstanding balance of the Key Money debt with Marriott is approximately $14,800. The loan documents provide that that the borrower and guarantors have personal liability for losses related to the failure to repay/amortize the key money debt.

●	With respect to the Home2Suites Hilton Head Mortgage Loan (0.9%), the borrower obtained a PPP loan under the Coronavirus Aid, Relief and Economic Security’s Act in the amount of $123,511.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Velocity Industrial Portfolio, The Grace Building, Rollins Portfolio, The Westchester, Metro Crossing, Seacrest Homes, Herndon Square and 122nd Street Portfolio is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the

Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“CSMC 2020-WEST TSA” means the trust and servicing agreement governing the servicing of The Westchester Whole Loan.

“GRACE 2020-GRCE TSA” means the trust and servicing agreement governing the servicing of The Grace Building Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means The Grace Building Whole Loan and The Westchester Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of The Grace Building Subordinate Companion Loan and The Westchester Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

 “Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“WFCM 2020-C57 PSA” means the pooling and servicing agreement governing the servicing of the 122nd Street Portfolio Whole Loan.

“WFCM 2021-C59 PSA” means the pooling and servicing agreement governing the servicing of the Seacrest Homes Whole Loan and the Herndon Square Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Servicing of Whole Loan	Note Detail	Controlling Note	Current or Anticipated Holder of Note(1)(2)	Aggregate Cut-off Date Principal Balance
Velocity Industrial Portfolio	Serviced	Note A-1	Yes	WFCM 2021-C60	$60,000,000
		Note A-2	No	Wells Fargo Bank	$10,000,000
		Note A-3	No	WFCM 2021-C60	$5,000,000
The Grace Building	Non-Serviced	Note A-1-1	Yes (4)	GRACE 2020-GRCE	$114,900,000
		Note A-1-2	No	BANK 2020-BNK29	$75,000,000
		Note A-1-3-1	No	BANK 2020-BNK30	$60,000,000
		Note A-1-3-2	No	BANK 2021-BNK33	$15,000,000
		Note A-2-1	Yes (4)	GRACE 2020-GRCE	$114,900,000
		Note A-2-2	No	BMARK 2020-B21	$30,000,000
		Note A-2-3	No	BMARK 2020-B21	$30,000,000
		Note A-2-4	No	BMARK 2021-B23	$30,000,000
		Note A-2-5	No	BMARK 2020-B22	$20,000,000
		Note A-2-6	No	BMARK 2020-B22	$20,000,000
		Note A-2-7	No	BMARK 2020-B22	$20,000,000
		Note A-3-1	Yes (4)	GRACE 2020-GRCE	$76,600,000
		Note A-3-2	No	CSAIL 2021-C20	$30,000,000
		Note A-3-3	No	WFCM 2021-C60	$30,000,000
		Note A-3-4	No	CSAIL 2021-C20	$20,000,000
		Note A-3-5	No	WFCM 2021-C60	$20,000,000
		Note A-4-1	Yes (4)	GRACE 2020-GRCE	$76,600,000
		Note A-4-2	No	BMARK 2020-B21	$40,000,000
		Note A-4-3	No	BMARK 2021-B23	$30,000,000
		Note A-4-4	No	BMARK 2020-B22	$20,000,000
		Note A-4-5	No	CSAIL 2021-C20	$10,000,000
		Note B-1	Yes (4)	GRACE 2020-GRCE	$110,100,000
		Note B-2	Yes (4)	GRACE 2020-GRCE	$110,100,000
		Note B-3	Yes (4)	GRACE 2020-GRCE	$73,400,000
		Note B-4	Yes (4)	GRACE 2020-GRCE	$73,400,000
Rollins Portfolio	Serviced	Note A-1	Yes	WFCM 2021-C60	$19,400,000
		Note A-2	No	UBS AG	$10,000,000
		Note A-3	No	WFCM 2021-C60	$5,000,000
		Note A-4	No	UBS AG	$5,000,000
The Westchester	Non-Serviced	Note A-1	No	CSMC 2020-WEST	$193,000,000
		Note A-2-A	No	CSAIL 2021-C20	$35,000,000
		Note A-2-B	No	WFCM 2021-C60	$20,000,000
		Note A-2-C	No	Column	$20,000,000
		Note A-3-A	No	CSAIL 2020-C19	$50,000,000
		Note A-3-B	No	Column	$25,000,000
		Note B	Yes	CSMC 2020-WEST	$57,000,000
Metro Crossing	Serviced	Note A-1	Yes	WFCM 2021-C60	$20,000,000
		Note A-2	No	Wells Fargo Bank	$14,450,000
Seacrest Homes	Non-Serviced	Note A-1	Yes	WFCM 2021-C59	$30,000,000
		Note A-2	No	WFCM 2021-C60	$18,000,000
Herndon Square	Non-Serviced	Note A-1	Yes	WFCM 2021-C59	$15,434,751
		Note A-2	No	WFCM 2021-C60	$9,957,904
		Note A-3	No	WFCM 2021-C60	$4,978,952

Mortgage Loan	Servicing of Whole Loan	Note Detail	Controlling Note	Current or Anticipated Holder of Note(1)(2)	Aggregate Cut-off Date Principal Balance
122nd Street Portfolio	Non-Serviced	Note A-1	Yes	WFCM 2020-C57	$15,000,000
		Note A-2	No	WFCM 2020-C60	$8,000,000

(1)

Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)

The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.

(4)

With respect to the Grace Building Whole Loan, no single promissory note is the Control Note; however, the GRACE 2020-GRCE securitization trust is the related controlling note holder, and a party designated under the GRACE 2020-GRCE TSA is entitled to exercise the rights thereof.

(5)

The subject Whole Loan is an AB Whole Loan, and the Control Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Intercreditor Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” and “—The Westchester Whole Loan” in this prospectus for more information regarding the manner in which control shifts under such Whole Loan.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of Each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the operating advisor, following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Grace Building Whole Loan

General

The Grace Building Mortgage Loan (6.7%) is part of a split loan structure comprised of twenty-one (21) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,250,000,000. Two of the senior promissory notes, designated A-3-3 and A-3-5, with an initial principal balance of $50,000,000 (“The Grace Building Mortgage Loan”), will be deposited into this securitization. The Grace Building Whole Loan (as defined below) is evidenced by (i) The Grace Building Mortgage Loan, (ii) four (4) senior promissory notes, designated as A-1-1, A-2-1, A-3-1, A-4-1 (“The Grace Building Standalone Companion Loans”), (iii) fifteen (15) senior promissory notes, designated as Notes A-1-2, A-1-3-1, A-1-3-2, A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-3-2, A-3-4, A-4-2, A-4-3, A-4-4 and A-4-5 (together with The Grace Building Standalone Companion Loans, “The Grace Building Pari Passu Companion Loans” and, together with The Grace Building Mortgage Loan, “The Grace Building Senior Loans”), which have an aggregate initial principal balance of $833,000,000; and (iv) four (4) subordinate promissory notes, designated as Notes B-1, B-2, B-3, and B-4 (“The Grace Building Subordinate Companion Loans”; and, together with The Grace Building Pari Passu Companion Loans, the “The Grace Building Companion Loans”), with an initial principal balance of $367,000,000.

The Grace Building Mortgage Loan, The Grace Building Pari Passu Companion Loans and The Grace Building Subordinate Companion Loans are referred to herein, collectively, as “The Grace Building Whole Loan”. The Grace Building Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Grace Building Mortgage Loan. The Grace Building Subordinate Companion Loans are generally subordinate in right of payment with respect to The Grace Building Mortgage Loan and The Grace Building Pari Passu Companion Loans. Only The Grace Building Mortgage Loan is included in the issuing entity.

The rights of the holders of the promissory notes evidencing The Grace Building Whole Loan are subject to an Intercreditor Agreement (“The Grace Building Intercreditor Agreement”). The following summaries describe certain provisions of The Grace Building Intercreditor Agreement.

Servicing

The Grace Building Whole Loan (including The Grace Building Mortgage Loan) and any related REO Property will be serviced and administered by Wells Fargo Bank, National Association, as master servicer (“The Grace Building Servicer”), and, if necessary, Situs Holdings, LLC, as special servicer (“The Grace Building Special Servicer”), pursuant to the GRACE 2020-GRCE TSA, in the manner described in “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of The Grace Building Co-Lender Agreement.

Application of Payments

If (i) an event of default with respect to an obligation of The Grace Building Whole Loan borrower to pay money due under The Grace Building Whole Loan or (ii) a non-monetary event of default pursuant to which The Grace Building Whole Loan becomes a specially serviced mortgage loan (a “Grace Building Triggering Event of Default”) has not occurred or if a Grace Building Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by The Grace Building Whole Loan borrower (net of certain amounts payable or reimbursable to The Grace Building Servicer or The Grace Building Special Servicer, as applicable) will be distributed as follows:

(i)    first, (a) initially, to The Grace Building Standalone Companion Loans and, if applicable, to The Grace Building Pari Passu Companion Loans and the issuing entity, as the holder of The Grace Building Mortgage Loan (or The Grace Building Servicer or the trustee under the GRACE 2020-GRCE TSA (“The Grace Building Trustee”)), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to The Grace Building Servicer or The Grace Building Trustee from general collections of the issuing entity) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of The Grace Building Senior Loans, on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (c) then, to the holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of The Grace Building Standalone Companion Loans), to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)    second, to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), with respect to The Grace Building Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(iii)    third, (a) initially, to the holders of The Grace Building Whole Loan (or The Grace Building Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), as the case may be, and (b) then, to the holders of The Grace Building Whole Loan (or The Grace Building Special Servicer), any special servicing fees, work-out fees and liquidation fees earned by it with respect to The Grace Building Whole Loan under the GRACE 2020-GRCE TSA;

(iv)    fourth, pari passu to the holders of The Grace Building Senior Loans, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Senior Loans, net of the related servicing fee rate, with the aggregate amount so payable to be allocated among the holders of The Grace Building Senior Loans, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of The Grace Building Senior Loans;

(v)    fifth, pari passu, in respect of principal, to the holders of The Grace Building Senior Loans, all payments and prepayments of amounts allocable to the reduction of the principal balance of The Grace Building Whole Loan in accordance with the Grace Building Whole Loan documents until the principal balances of The Grace Building Senior Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Senior Loans, on a pro rata basis (based on their respective outstanding principal balances);

(vi)    sixth, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Whole Loan or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to the holders of The Grace Building Senior Loans, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Grace Building Senior Loans, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Senior Loans, on a pro rata basis according to the amount of Realized Losses previously allocated to the holders of The Grace Building Senior Loans;

(vii)    seventh, to the holder of The Grace Building Subordinate Companion Loans, which, if any, are no longer included in the GRACE 2020-GRCE securitization (or any servicer or trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), with respect to The Grace Building Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(viii)    eighth, pari passu, to the holder of The Grace Building Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Subordinate Companion Loans, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of The Grace Building Subordinate Companion Loans;

(ix)    ninth, pari passu, in respect of principal, to the holder of The Grace Building Subordinate Companion Loans, all payments and prepayments of amounts allocable to the reduction of the principal balance of The Grace Building Whole Loan in accordance with The Grace Building Whole Loan documents until the principal balances of The Grace Building Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis (based on their respective outstanding note principal balance);

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Whole Loan or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to the holder of The Grace Building Subordinate Companion Loans in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holder of The Grace Building Subordinate Companion Loans, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such holder of The Grace Building Subordinate Companion Loans;

(xi)    eleventh, pro rata and pari passu, to the holders of The Grace Building Senior Loans, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Senior Loans under The Grace Building Whole Loan documents pro rata based on the Prepayment Charge Entitlement of such note, with the aggregate amount so payable to be allocated between the holders of The Grace Building Senior Loans, according to the respective amounts due to them under this clause (xi);

(xii)    twelfth, pro rata and pari passu, to the holder of The Grace Building Subordinate Companion Loans, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Subordinate Companion Loans under The Grace Building Whole Loan documents pro rata based on the Prepayment Charge Entitlement of such holder of The Grace Building Subordinate Companion Loans, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans according to the respective amounts due to them under this clause (xii);

(xiii)    thirteenth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (a) actually paid by The Grace Building borrower, (b) in excess of interest accrued on the principal balance at the interest rate and (c) not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer, or the master servicer or trustee under the PSA, pro rata and pari passu, to each holder of The Grace Building Pari Passu Companion Loans and to the issuing entity, as holder of The Grace Building Mortgage Loan, and the holder of The Grace Building Subordinate Companion Loans in an amount calculated on the principal balance of the related note at the excess of (x) the related default rate for such note over (y) the note rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause (xiii);

(xiv)    fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer or the master servicer or trustee under the PSA), to each holder of The Grace Building Senior Loans, and to the holder of The Grace Building Subordinate Companion Loans its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by The Grace Building borrower; and

(xv)    fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to each holder of The Grace Building Whole Loan pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that The Grace Building borrower actually pays any assumption fees, such assumption fees otherwise allocable to the notes instead will be payable as additional servicing compensation as provided in the GRACE 2020-GRCE TSA.

After the occurrence of and during the continuance of a Grace Building Triggering Event of Default, all amounts tendered by The Grace Building borrower (net of certain amounts payable or reimbursable to The Grace Building Servicer or The Grace Building Special Servicer, as applicable) will be distributed as follows:

(i)    first, (a) initially, to The Grace Building Standalone Companion Loans and, if applicable, to The Grace Building Pari Passu Companion Loans and the issuing entity, as the holder of The Grace Building Mortgage Loan (or The Grace Building Servicer or The Grace Building Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property protective advances (or in the case of the master servicer, its pro rata share of any nonrecoverable property advances previously reimbursed to The Grace Building Servicer or The Grace Building Trustee from general collections of the issuing entity) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of The Grace Building Senior Loans, on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (c) then, to the holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable P&I Advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of The Grace Building Standalone Companion Loans), to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)    second, to the holders of The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), with respect to The Grace Building Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(iii)    third, (a) initially, to the holders of The Grace Building Whole Loan (or The Grace Building Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), as the case may be, and (b) then, to the holders of The Grace Building Whole Loan (or The Grace Building Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to The Grace Building Whole Loan under the GRACE 2020-GRCE TSA;

(iv)    fourth, pari passu to the holders of The Grace Building Senior Loans, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Senior Loans, net of the related servicing fee rate, with the aggregate amount so payable to be allocated among the holders of The Grace Building Senior Loans, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of The Grace Building Senior Loans;

(v)    fifth, pari passu, to the holder of The Grace Building Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Subordinate Companion Loans, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of The Grace Building Subordinate Companion Loans;

(vi)    sixth, pari passu, in respect of principal, to the holders of The Grace Building Senior Loans, all remaining funds until the principal balances of The Grace Building Senior Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Senior Loans (based on their respective outstanding principal balances);

(vii)    seventh, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Whole Loan or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to the holders of The Grace Building Senior Loans, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such The Grace Building Senior Loans, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Senior Loans, on a pro rata basis according to the amount of Realized Losses previously allocated to the holders of The Grace Building Senior Loans;

(viii)    eighth, to the holder of The Grace Building Subordinate Companion Loans, which, if any, are no longer included in the GRACE 2020-GRCE securitization (or any servicer or trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), with respect to The Grace Building Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(ix)    ninth, pari passu, in respect of principal to the holder of The Grace Building Subordinate Companion Loans, all remaining funds until the principal balances of The Grace Building Whole Loan have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis (based on their respective outstanding note principal balances);

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Whole Loan or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to the holder of The Grace Building Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holder of The Grace Building Subordinate Companion Loans, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such holder of The Grace Building Subordinate Companion Loans;

(xi)    eleventh, pro rata and pari passu, to the holders of The Grace Building Senior Loans, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Senior Loans under The Grace Building Whole Loan documents pro rata based on the Prepayment Charge Entitlement of such note, with the aggregate amount so payable to be allocated between the holders of The Grace Building Senior Loans, according to the respective amounts due to them under this clause (xi);

(xii)    twelfth, pro rata and pari passu, to the holder of The Grace Building Subordinate Companion Loans, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Subordinate Companion Loans under The Grace Building Whole Loan documents pro rata based on the Prepayment Charge Entitlement of such holder of The Grace Building Subordinate Companion Loans, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans according to the respective amounts due to them under this clause (xii);

(xiii)    thirteenth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (a) actually paid by The Grace Building borrower, (b) in excess of interest accrued on the principal balance at the interest rate and (c) not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer, or the master servicer or trustee under the PSA, pro rata and pari passu, to each holders of The Grace Building Pari Passu Companion Loans and to the issuing entity, as holder of The Grace Building Mortgage Loan, and the holder of The Grace Building Subordinate Companion Loans in an amount calculated on the principal balance of the related note at the excess of (x) the related default rate for such note over (y) the note rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause (xiii);

(xiv)    fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer or the master servicer or trustee under the PSA), to each holder of The Grace Building Senior Loans, and to the holder of The Grace Building Subordinate Companion Loans its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by The Grace Building borrower; and

(xv)    fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to each holder of The Grace Building Whole Loan pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that The Grace Building borrower actually pays any assumption fees, such assumption fees otherwise allocable to the notes instead will be payable as additional servicing compensation as provided in the GRACE 2020-GRCE TSA.

“Prepayment Charge Entitlement” means with respect to any prepayment made with a prepayment charge and respect to any note, the product of: (i) a fraction whose numerator is the amount of such prepayment and whose denominator is the outstanding principal balance of such note before giving effect to such prepayment, times (ii) the amount by which (a) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to such note, including the balloon payment on the commencement of the open prepayment date (assuming no other prepayments or acceleration of The Grace Building Whole Loan), determined by discounting such payments at the discount rate, exceeds (b) the outstanding principal balance of such note on such date immediately prior to such prepayment.

Consultation and Control

The “controlling holder” under The Grace Building Intercreditor Agreement will be the securitization trust created pursuant to the terms of the GRACE 2020-GRCE TSA (the “GRACE 2020-GRCE Securitization Trust”), whose rights in such capacity will be generally exercised by the related directing holder so long as a subordinate control period under the GRACE 2020-GRCE TSA is in effect (subject to other terms and conditions described under the GRACE 2020-GRCE TSA). At any time a subordinate control period under the GRACE 2020-GRCE TSA is not in effect, the rights of the “controlling holder” under The Grace Building Intercreditor Agreement will be generally exercised by The Grace Building Special Servicer or the related Certificateholders (in the case of appointment and replacement of the special servicer with respect to The Grace Building Whole Loan as described under the GRACE 2020-GRCE TSA). For the avoidance of doubt, so long as The Grace Building Subordinate Companion Loans are included in the GRACE 2020-GRCE Securitization Trust, any purchase option or cure rights of the holder of The Grace Building Subordinate Companion Loans under The Grace Building Intercreditor Agreement will not apply.

In addition, each holder of The Grace Building Companion Loans (or its representative which, at any time The Grace Building Companion Loans are included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of The Grace Building Companion Loans, as and to the extent provided in the related pooling and servicing agreement) will have the right under the GRACE 2020-GRCE TSA to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the related Certificateholders. No objection, direction or advice by any noteholder under The Grace Building Intercreditor Agreement may require or cause The

Grace Building Servicer or The Grace Building Special Servicer, as applicable, to violate any provision of The Grace Building Whole Loan documents, applicable law, the GRACE 2020-GRCE TSA, The Grace Building Intercreditor Agreement, the REMIC provisions of the Code or The Grace Building Servicer’s or The Grace Building Special Servicer’s obligation to act in accordance with the servicing standard under the GRACE 2020-GRCE TSA.

Sale of Defaulted Loan

Pursuant to the terms of The Grace Building Intercreditor Agreement, if The Grace Building Whole Loan becomes a defaulted loan, and if The Grace Building Special Servicer determines to sell The Grace Building Whole Loan that has become a specially serviced loan in accordance with the GRACE 2020-GRCE TSA, then The Grace Building Special Servicer will be required to sell The Grace Building Mortgage Loan and The Grace Building Companion Loans together as one whole loan. The Grace Building Special Servicer is required to give the holders of The Grace Building Companion Loans ten (10) business days’ notice of its intention to sell The Grace Building Whole Loan. In connection with any such sale, The Grace Building Special Servicer will be required to follow the procedures described in the GRACE 2020-GRCE TSA.

Special Servicer Appointment Rights

Pursuant to the terms of The Grace Building Intercreditor Agreement, the “controlling noteholder” with respect to The Grace Building Whole Loan (which will be the GRACE 2020-GRCE Securitization Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to The Grace Building Whole Loan and appoint a replacement special servicer without the consent of the holder of The Grace Building Companion Loan. The related Directing Holder (during a subordinate control period), and the applicable certificateholders under the GRACE 2020-GRCE TSA with the requisite percentage of Voting Rights (after a subordinate control period) will exercise the rights of the GRACE 2020-GRCE Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to The Grace Building Whole Loan and appoint a replacement special servicer, as described in the GRACE 2020-GRCE TSA.

The Westchester Whole Loan

General

The Westchester Mortgage Loan (2.7%) is part of a Whole Loan evidenced by seven (7) promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $400,000,000. Note A-2-B, with an initial principal balance of $20,000,000 (the “The Westchester Mortgage Loan”), will be deposited into this securitization.

The Westchester Whole Loan (as defined below) is evidenced by (i) The Westchester Mortgage Loan, (ii) five (5) senior promissory notes designated as Note A-1, Note A-2-A, Note A-2-C, Note A-3-A and Note A-3-B (collectively, “The Westchester Pari Passu Companion Loans”), which have an aggregate Cut-off Date balance of $323,000,000, and (iii) one subordinate promissory note designated as Note B ( “The Westchester Subordinate Companion Loan” and, together with The Westchester Pari Passu Companion Loans, “The Westchester Companion Loans”), which has a Cut-off Date balance of $57,000,000.

The Westchester Mortgage Loan, The Westchester Pari Passu Companion Loans and The Westchester Subordinate Companion Loan are collectively referred to as “The Westchester

Whole Loan”. The Westchester Mortgage Loan and The Westchester Pari Passu Companion Loans are collectively referred to as “The Westchester A Notes”. The Westchester Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Westchester Mortgage Loan. The Westchester Subordinate Companion Loan is generally subordinate in right of payment with respect to The Westchester Mortgage Loan and the other Westchester A Notes. Only The Westchester Mortgage Loan is included in the issuing entity.

The holders of the promissory notes evidencing The Westchester Whole Loan (“The Westchester Noteholders”) have entered into an Intercreditor Agreement (“The Westchester Co-Lender Agreement”) that sets forth the respective rights of each Westchester Noteholder. The following summaries describe certain provisions of The Westchester Co-Lender Agreement.

Servicing

The Westchester Whole Loan and any related REO Property are serviced and administered pursuant to the terms of CSMC 2020-WEST TSA among Credit Suisse Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as servicer (the “CSMC Trust 2020-WEST Servicer”), Pacific Life Insurance Company, as special servicer (the “CSMC Trust 2020-WEST Special Servicer”), Wells Fargo Bank, National Association, as trustee (the “CSMC Trust 2020-WEST Trustee”), Wells Fargo Bank, National Association, as custodian, and Pentalpha Surveillance LLC, as operating advisor. For a summary of certain provisions of the CSMC 2020-WEST TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Westchester Mortgage Loan”.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advance on The Westchester Mortgage Loan (but not any advances of principal and/or interest on The Westchester Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on The Westchester Mortgage Loan. The CSMC Trust 2020-WEST Servicer or CSMC Trust 2020-WEST Trustee, as applicable, is responsible for making (A) any required monthly payment advances on The Westchester Companion Loans if and to the extent provided in the CSMC 2020-WEST TSA and The Westchester Co-Lender Agreement (but not on The Westchester Mortgage Loan) and (B) any required property protection advances with respect to The Westchester Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the CSMC 2020-WEST TSA.

Application of Payments Prior to an Event of Default

The Westchester Co-Lender Agreement sets forth the respective rights of The Westchester Noteholders with respect to distributions of funds received in respect of The Westchester Whole Loan.

Prior to the occurrence and continuance of an event of default with respect to The Westchester Whole Loan, all amounts received in respect of The Westchester Whole Loan or The Westchester Mortgaged Property (other than amounts for required reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of The Westchester Mortgaged Property or released to the borrower in accordance with accepted servicing practices or the related loan agreement) will be required to be distributed by the

CSMC Trust 2020-WEST Servicer pursuant to and in accordance with the terms of the CSMC 2020-WEST TSA, which generally provides that payments of interest and principal (net of applicable servicing fees and reimbursement of certain expenses) will be distributed on a pro rata and pari passu basis to the holders of The Westchester A Notes and The Westchester Subordinate Companion Loan; provided that with respect to all amounts collected in respect of insurance proceeds or condemnation proceeds, such amounts will be applied first (A) to pay the holders of The Westchester A Notes on a pro rata, pari passu basis among such The Westchester A Notes until repaid in full, and then (B) to pay the holders of The Westchester B Note in respect of The Westchester B Note until repaid in full.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to The Westchester Whole Loan, all payments and proceeds with respect to The Westchester Whole Loan will generally be applied in the following order of priority, in each case to the extent of available funds:

first, to reimburse the CSMC Trust 2020-WEST Servicer, the CSMC Trust 2020-WEST Special Servicer and the CSMC Trust 2020-WEST Trustee for any unreimbursed nonrecoverable servicing advances or nonrecoverable administrative advances relating to The Westchester Whole Loan and The Westchester Mortgaged Property and interest thereon at the applicable advance rate;

second, to first reimburse the CSMC Trust 2020-WEST Servicer, the Master Servicer and the servicers of any other securitization trusts for any unreimbursed nonrecoverable monthly payment advances on The Westchester A Notes and interest thereon at the advance rate, on a pro rata and pari passu basis, then to reimburse the CSMC Trust 2020-WEST Servicer holder for any unreimbursed nonrecoverable monthly payment advances on The Westchester Subordinate Companion Loan and interest thereon at the applicable advance rate;

third, to reimburse or pay the CSMC Trust 2020-WEST Servicer, the CSMC Trust 2020-WEST Special Servicer or the CSMC Trust 2020-WEST Trustee for any unreimbursed servicing advances and administrative advances relating to The Westchester Whole Loan and The Westchester Mortgaged Property plus interest accrued thereon at the applicable advance rate and any CSMC Trust 2020-WEST trust fund expenses (but only to the extent that they relate to servicing and administration of The Westchester Whole Loan and The Westchester Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to The Westchester Whole Loan);

fourth, to pay to the holders of The Westchester A Notes accrued and unpaid interest on The Westchester A Notes (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on The Westchester A Notes reimbursed pursuant to clause second above, on a pro rata and pari passu basis;

fifth, to pay to the CSMC Trust 2020-WEST Servicer or the CSMC Trust 2020-WEST Trustee any interest accrued on monthly payment advances on The Westchester A Notes on a pro rata and pari passu basis;

sixth, to pay to The Westchester Subordinate Companion Loan holder accrued and unpaid interest on The Westchester Subordinate Companion Loan (other than default interest) that was not included in the amount of nonrecoverable monthly payment advances on The Westchester Subordinate Companion Loan reimbursed pursuant to clause second above;

seventh, to pay to The Westchester Subordinate Companion Loan holder any interest accrued on monthly payment advances on The Westchester Subordinate Companion Loan;

eighth, to pay to the holders of The Westchester A Notes the outstanding principal balance of The Westchester A Notes due and payable on a pro rata and pari passu basis;

ninth, if the proceeds of any foreclosure sale or any liquidation of The Westchester Whole Loan or The Westchester Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses, to pay to the holders of The Westchester A Notes, an amount equal to the aggregate of unreimbursed realized losses previously allocated to The Westchester A Notes in accordance with the terms of The Westchester Co-Lender Agreement, on a pro rata and pari passu basis;

tenth, to pay to The Westchester Subordinate Companion Loan holder the outstanding principal balance of The Westchester Subordinate Companion Loan due and payable;

eleventh, to The Westchester Subordinate Companion Loan holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to The Westchester Subordinate Companion Loan in accordance with the terms of The Westchester Co-Lender Agreement;

twelfth, to pay the CSMC Trust 2020-WEST Servicer or the CSMC Trust 2020-WEST Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

thirteenth, to fund any other reserves to the extent then required to be held in escrow;

fourteenth, (A) to pay to the holders of The Westchester A Notes any prepayment charges then due and payable in respect of such Westchester A Notes, on a pro rata and pari passu basis, and then (B) to pay to The Westchester Subordinate Companion Loan holder any prepayment charges then due and payable in respect of The Westchester Subordinate Companion Loan;

fifteenth, to pay to the CSMC Trust 2020-WEST Servicer or the CSMC Trust 2020-WEST Special Servicer default interest and late payment charges then due and owing under The Westchester Whole Loan, all of which will be applied in accordance with the CSMC 2020-WEST TSA;

sixteenth, to pay the CSMC Trust 2020-WEST Servicer or the CSMC Trust 2020-WEST Special Servicer any additional servicing compensation that the CSMC Trust 2020-WEST Servicer or the CSMC Trust 2020-WEST Special Servicer is entitled receive under the CSMC 2020-WEST TSA; and

seventeenth, if any excess amount is available to be distributed in respect of The Westchester Whole Loan, and not otherwise applied in accordance with the foregoing clauses, any remaining amount will be paid pro rata to The Westchester Noteholders based on the initial principal balances of the notes held by such Westchester Noteholders.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fees or servicing advances) allocable to The Westchester Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on The Westchester Whole Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of The Westchester Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under The Westchester Co-Lender Agreement will be the securitization trust created pursuant to the terms of the CSMC 2020-WEST TSA (“The Westchester Controlling Noteholder”). Pursuant to the terms of the CSMC 2020-WEST TSA, the directing certificateholder under the CSMC 2020-WEST TSA (“The Westchester Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder and will have consent and/or consultation rights with respect to The Westchester Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Westchester Mortgage Loan”.

The Westchester Directing Certificateholder will be the certificateholder or representative selected by more than 50% of the certificateholders of the most subordinate class of the CSMC Trust 2020-WEST Control Eligible Certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class.

The “CSMC Trust 2020-WEST Control Eligible Certificates” will be any class HRR Certificates issued in connection with the CSMC Trust 2020-WEST securitization.

Sale of Defaulted Whole Loan

Pursuant to the terms of The Westchester Co-Lender Agreement, if The Westchester Whole Loan becomes a defaulted loan under the CSMC 2020-WEST TSA, and if the CSMC Trust 2020-WEST Special Servicer determines to sell The Westchester Whole Loan in accordance with the CSMC 2020-WEST TSA, then the CSMC Trust 2020-WEST Special Servicer will have the right and the obligation to sell all of the notes evidencing The Westchester Whole Loan as one whole loan in accordance with the terms of the CSMC 2020-WEST TSA.

Notwithstanding the foregoing, the CSMC Trust 2020-WEST Special Servicer will not be permitted to sell The Westchester Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of The Westchester Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower related party (as defined in the CSMC 2020-WEST TSA)) unless the CSMC Trust 2020-WEST Special Servicer has delivered to the issuing entity: at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CSMC Trust 2020-WEST Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Westchester Mortgaged Property, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of The Westchester Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CSMC Trust 2020-WEST Servicer or the CSMC Trust 2020-WEST Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the

CSMC 2020-WEST TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to The Westchester Co-Lender Agreement, subject to the terms of the CSMC 2020-WEST TSA, The Westchester Controlling Noteholder (which rights may be exercised by The Westchester Directing Certificateholder prior to a control termination event under the CSMC 2020-WEST TSA) will have the right at any time and from time to time, with or without cause, to replace the CSMC Trust 2020-WEST Special Servicer then acting with respect to The Westchester Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2021 and ending on the hypothetical Determination Date in July 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

LMF Commercial, LLC, Wells Fargo Bank, National Association, Column Financial, Inc., UBS AG, New York Branch, BSPRT CMBS Finance, LLC and Ladder Capital Finance LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from LMF Commercial, LLC, Wells Fargo Bank, National Association, Column Financial,

Inc., UBS AG, New York Branch, BSPRT CMBS Finance, LLC and Ladder Capital Finance LLC on or about July 29, 2021 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF Commercial, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to LMF Commercial, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from LMF Commercial, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $159,403,160. Proceeds received by LMF Commercial, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Column is the purchaser under a repurchase agreement with LMF Commercial, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided by Column to LMF, Column has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $63,453,793. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Column the LMF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eightieth (80th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion,

$1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion and $687 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●

the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to twenty-four (24) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of LMF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15 Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 9, 2021. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2018 to and including March 31, 2021, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and an originator. For the twelve-month period ended December 31, 2020, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.6 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,533 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $56.3 billion, which were included in 181 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans”).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●

casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was co-originated with or originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●

comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2018 to March 31, 2021 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	x	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC (11)	8	85,142,723.00	8.85	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.80	0	0.00	0.00	1	30,949,659.00	3.80
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,949,659.00	3.80	0	0.00	0.00	1	30,949,659.00	3.80

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.06	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	1	0.00	0.00

FRESB 2018-SB55 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB55		Federal Home Loan Mortgage Corporation(13)(14)	222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.42	0	0.00	0	1	7,384,250.00	1.42

Issuing Entity Subtotal			222	606,820,955.35	100.00	1	7,384,250.00	1.29	0	0.00	0.00	0	0.00	0.00	1	7,384,250.00	1.42	0	0.00	0	1	7,384,250.00	1.42

FRESB 2018-SB57 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB57		Federal Home Loan Mortgage Corporation(15)(16)	224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.95	0	0.00	0	3	8,985,163.00	1.95

Issuing Entity Subtotal			224	576,320,627.39	100.00	3	8,985,163.00	1.65	0	0.00	0.00	0	0.00	0.00	3	8,985,163.00	1.95	0	0.00	0	3	8,985,163.00	1.95

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(17)(18)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.63	0	0.00	0.00	4	7,228,000.00	1.63

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.63	0	0.00	0.00	4	7,228,000.00	1.63

Commercial Mortgages Asset Class Total			913	4,192,170,928.74		10	70,707,072.00		0	0.00		0	0.00		10	54,547,072		0	0.00		10	54,547,072

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)

(11)	Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for Loan No. 5 (Aloft Houston by the Galleria) (the “special servicer”) claimed in a letter dated September 11, 2020, that Argentic Real Estate Finance, LLC (formerly known as Silverpeak Real Estate Finance LLC) (the “mortgage loan seller”) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material document defect and material breach related to (i) the mortgage loan seller’s failure to execute and/or include in the mortgage loan documents a comfort letter or similar agreement signed by the related mortgagor and franchisor of the property, enforceable by the trust against such franchisor, and (ii) the mortgage loan seller’s failure to notify the franchisor of the sale of the mortgage loan to the trust within 30 days of the securitization closing date. The special servicer has demanded that the mortgage loan seller repurchase the mortgage loan due to the breach of the RWs. On September 21, 2020, the mortgage loan seller rejected the special servicer’s demand to repurchase the mortgage loan, stating that even if the issue constituted a material document defect, it has been cured by virtue of the existence and effectiveness of the interim franchise agreement.

(12)	CWCapital Asset Management LLC, as special servicer for Loan #22 (Alpha Health Center), claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(13)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the asset that was subject of a repurchase demand, Red Mortgage Capital, LLC was the underlying originator.

(14)	KeyBank National Association, as special servicer for Loan #2 (Penn Terrace Apartments, ) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the discovery of (i) two separate subordinate mortgages encumbering the mortgaged property and (ii) a declaration of restriction encumbering the mortgaged property securing the mortgage loan. On January 13, 2020, Freddie Mac rejected the claim for breach of representation or warranty citing a lack of evidence to the existence of the subordinate mortgages or the declaration of restriction in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 17, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages and declaration of restriction, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs notwithstanding the additional information provided in the January 17th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loan into the securitization trust, negating any breach of the RWs.

(15)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, Red Mortgage Capital, LLC was the underlying originator with respect to Loan #22 and Loan #61, and Hunt Mortgage Partners, LLC was the underlying originator with respect to Loan #221.

(16)	KeyBank National Association, as special servicer for Loan #22 (Brooklawn Court Apartments), Loan #61 (357 West End Avenue), and Loan #221 (197-199 Grant Street and 359-361 Gordon) claimed in a letter dated January 6, 2020, that Freddie Mac, as the mortgage loan seller, breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the existence of (i) subordinate mortgages encumbering the mortgaged properties that secure Loan #22 and Loan #61 and (ii) pending litigation with respect to Loan #221. On January 13, 2020, Freddie Mac rejected the claims for breach of representation or warranty citing lack of evidence to the existence of the subordinate mortgages and pending litigation in the special servicer’s claim. In a follow-up communication to Freddie Mac dated January 29, 2020, the special servicer provided a title search report listing the existence of the subordinate mortgages, all of which were dated prior to the date of the mortgage loan purchase agreement in which the RWs were made. In a subsequent response to the special servicer dated February 3, 2020, Freddie Mac continues to reject the special servicer’s claim of breach of the RWs with respect to Loan #22 and Loan #61 notwithstanding the additional information provided in the January 29th letter due to the fact that the related encumbrances were recorded after the date on which Freddie Mac sold the mortgage loans into the securitization trust, negating any breach of the related RWs.

(17)	Per the underlying trust documents, Freddie Mac is the mortgage loan seller. With respect to the assets that were the subject to demand, CBRE Capital Markets, Inc. was the underlying originator.

(18)	LNR Partners, LLC, as special servicer for Loan #57 (4611 S. Drexel), Loan #137 (6217 S. Dorchester), Loan #179 (6250 S. Mozart), and Loan #218 (7255 S. Euclid) claimed in a letter dated September 12, 2019, that Freddie Mac, as the mortgage loan seller, breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the mortgage loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the securitization trust’s liens related to the mortgage loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2021 through March 31, 2021 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 11, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 11, 2021, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Column Financial, Inc.

General

Column Financial, Inc. (“Column”) is a Delaware corporation, a sponsor and a mortgage loan seller, and is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters, through common parent ownership. Column’s principal offices are located at 11 Madison Avenue, New York, NY 10010, telephone number (212) 325-2000. Column’s primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties.

Column is the seller of four (4) Mortgage Loans (collectively, 13.7%) (the “Column Mortgage Loans”). Column originated (or co-originated) and underwrote (or acquired and reunderwrote) all of the Column Mortgage Loans.

Column is the purchaser under a separate repurchase agreement with LMF, LCF and BSPRT or, in each case, with wholly-owned subsidiaries or other affiliates thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF, LCF or BSPRT, or in any such case by its subsidiaries or other affiliates.

Column’s Securitization Program

Column underwrites and closes multifamily and commercial mortgage loans through its own origination office and various correspondents in local markets across the United States. Column originates mortgage loans principally for securitization. Column also acquires multifamily and commercial mortgage loans from other lenders. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. Since the beginning of 2014 through June 30, 2021, Column has funded in excess of $33 billion of commercial and multifamily loans and has acted as a sponsor with respect to approximately seventy-two (72) commercial mortgage securitization transactions to which it has contributed more than $28 billion of commercial and multifamily loans.

Column originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to Credit Suisse Commercial Mortgage Securities Corp. or to an unaffiliated securitization depositor. In coordination with its affiliate, Credit Suisse Securities (USA) LLC, and other underwriters, Column works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.

Neither Column nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Column for any losses or other claims in connection with the certificates or the Column Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Column in the related MLPA.

Review of Column Mortgage Loans

Overview. Column, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the Column Mortgage Loans. The review of the Column Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Column, or one or more of Column’s affiliates, or, in certain circumstances, are consultants engaged by Column (collectively, the “Column Deal Team”). The review procedures described below were employed with respect to all of the Column Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of a Column Mortgage Loan that was co-originated with another party or acquired from another lender, some or all of the information about such Column Mortgage Loan may have been prepared by the related co-originator or originating party and reviewed by Column. In addition, such co-originator or originating party, rather than Column, may have engaged the third parties involved in the review process for the benefit of Column. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Column Deal Team updated its internal origination database of loan-level and property-level information relating to each Column Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Column during the underwriting process. After origination or acquisition of each Column Mortgage Loan, the Column Deal Team updated the information in the database with respect to such Column Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Column Deal Team.

A data tape (the “Column Data Tape”) containing detailed information regarding the Column Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Column Data Tape was used by the Column Deal Team to provide the numerical information regarding the Column Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Column, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Column relating to information in this prospectus regarding the Mortgage Loans originated by Column. These procedures include:

●	comparing the information in the Column Data Tape against various source documents provided by Column that are described above under “—Database”;

●	comparing numerical information regarding the Column Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Column Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Column engaged various law firms to conduct certain legal reviews of the Column Mortgage Loans for disclosure. In anticipation of the securitization of each Column Mortgage Loan, origination counsel (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of Column’s standard form loan documents. In addition, origination counsel for each Column Mortgage Loan (or in the case of certain purchased Column Mortgage Loans, Column’s counsel in connection with such purchase) reviewed Column’s representations and warranties set forth on Annex D-2 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Column Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreement relating to certain Column Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Column Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the Column Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Column Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by Column, with respect to any pending litigation that existed at the origination of any Column Mortgage Loan that is material and not covered by insurance, Column requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Column confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Column Mortgage Loan. In addition, if Column became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Column Mortgage Loan, Column obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Column Deal Team also consulted with Column personnel responsible for the origination of the Column Mortgage Loans to confirm that the Column Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—Column’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Column’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Column determined that the disclosure regarding the Column Mortgage Loans in this prospectus is accurate in all material respects. Column also determined that the Column Mortgage Loans were originated in accordance with Column’s origination procedures and underwriting criteria. Column attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Column will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Column, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Column Qualification Criteria”). Column will engage a third party accounting firm to compare the Column Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Column and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Column to render any tax opinion required in connection with the substitution.

Column’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Column with respect to multifamily and commercial mortgage loans originated or acquired by Column.

Loan Analysis. Column generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Column’s credit underwriting also generally includes a review of third party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Column performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Column assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated or acquired by Column must be approved by a loan committee, which includes senior personnel from Column or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Column’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Column may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Column and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Column may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Column, there may exist subordinate mortgage debt or mezzanine debt. Column may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. Column evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Column may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Column will obtain the reports described below (or review third party reports obtained on its behalf or in the case of certain acquired loans, on behalf of the related seller):

1.    Appraisals. Column will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

2.   Environmental Assessment. In connection with the origination or acquisition process, Column will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Column may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Column or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, Column may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Column) at the time of origination of the mortgage loan to complete such remediation within a specified period of time or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

3.   Engineering Assessment. In connection with the origination or acquisition process, Column will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Column will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

4.   Seismic Report. In connection with the origination or acquisition process, Column will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Column will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Column may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Column may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Column. The typical required escrows for mortgage loans originated or acquired by Column are as follows:

●

Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Column with sufficient funds to satisfy all taxes and assessments. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Column may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●

Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Column with sufficient funds to pay all insurance premiums. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●

Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

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Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to a single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●

Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

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Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Column may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Column may determine that establishing any of the foregoing escrows or reserves is not warranted given the existence of any one or more of the following circumstances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Column’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Column having structured springing escrows that arise for identified risks, (v) Column having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Column’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Column’s Underwriting Guidelines and Processes”, one or more of the Column Mortgage Loans may vary from, or may not comply with, Column’s underwriting guidelines described above. In addition, in the case of one or more of the Column Mortgage Loans, Column may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors. For any material exceptions to Column’s underwriting guidelines described above in respect of the Column Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Column originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Column as the payee. Column has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. Column may also acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts. One (1) of the Column Mortgage Loans, The Grace Building (6.7%), is part of a Whole Loan that was co-originated with Bank of America, N.A., JPMorgan Chase Bank, National Association and DBR Investment Co. Limited.

Exceptions to Column’s Disclosed Underwriting Guidelines

Notwithstanding the discussion under “—Column’s Underwriting Guidelines and Processes” above, one or more of Column’s Mortgage Loans may vary from the specific Column underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Column’s Mortgage Loans, Column may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, Column may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with certain loans acquired by Column, Column may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan.

The Column Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the Column Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

Credit Suisse First Boston Mortgage Securities Corp. (“Credit Suisse”), an affiliate of Column, through which certain of Column’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on May 31, 2021. Credit Suisse’s Central Index Key is 0000802106. With respect to the period from and including April 1, 2018 to and including March 31, 2021, Credit Suisse has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#**	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class: CMBS
Credit Suisse Commercial Mortgage Trust Series 2006-TFL2		Column Financial, Inc.	15.5	$1,906,800,000	98.9%	1	$78,000,000	100%	0	0	0.00%	0	$0	0.00%	0	$0	0.00%	0	0	0.00%	1	$78,000,000*	100%
		Barclays Capital Real Estate Inc.	0.5	21,500,000	1.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			16	$1,928,300,000	100%	1	$78,000,000	100%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	1	$78,000,000	100%
Credit Suisse Commercial Mortgage Trust Series 2006- C5 (CIK 0001382095)	X	Column Financial, Inc.	282	$3,067,296,120	89.4%	1	$1,083,094	0.97%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	1	$1,083,094**	0.97%
		KeyBank National Association	22	362,477,247	10.6%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			304	$3,429,773,367	100%	1	$1,083,094	0.97%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	1	$1,083,094	0.97%
Credit Suisse Commercial Mortgage Trust Series 2007-C2 (CIK 0001396399)	X	Column Financial, Inc.	179.5	$2,833,276,057	85.9%	2	$13,300,000	6.37%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	2	$13,300,000***	6.37%	0	$0	0.00%
		KeyBank National Association	27.5	464,462,649	14.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			207	$3,297,738,706	100%	2	$13,300,000	6.37%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	2	$13,300,000	6.37%	0	$0	0.00%
Total by Asset Class			527	$ 8,655,812,073		4	$ 92,383,094		0	$0		2	$0		2	$0		2	$13,300,000		2	$79,083,094
Asset Class: RMBS
TBW Mortgage-Backed Trust 2007-2 (CIK 0001399456)	X	Taylor Bean & Whitaker Mortgage Corporation	3,452	$649,173,438	100%	1,044	$208,587,967	296.24%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
Total by Issuing Entity			3,452	$649,173,438	100%	1,044	$208,587,967	296.24%	0	$0	0.00%	0	$0	0%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#**	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
CSMC 2014-OAK1	X	Amerisave	5	$3,446,000	1.2%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Blue Hills BK	24	$15,070,250	5.4%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Caliber Funding	9	$7,635,000	2.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guaranteed Rate	12	$8,865,600	3.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Guild MTG	4	$3,355,000	1.2%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Homestreet	56	$35,553,545	12.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		JMAC Lending	4	$4,609,999	1.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Kinecta FCU	19	$14,326,800	5.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Various small originators	143	$100,962,822	36.1%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Prime Lending	22	$16,872,725	6.0%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Provident Funding	40	$30,030,050	10.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Radius Financial Group Inc	21	$15,976,600	5.7%	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Stonegate MTG Associates	31	$23,342,795	8.3%	0	0	0.00	0	0	0.00	0	0	0.00	1	$894,400	2.16%	0	0	0.00	0	0	0.00
Total by Issuing Entity			390	$280,047,186	100%	0	$0	0.00%	0	$0	0.00%	0	$0	0%	1	$894,400	2.16%	0	$0	0.00%	0	$0	0.00%
Total by Asset Class			3,842	$929,220,624		1,044	$208,587,967		0	$0		0	$0	0%	1	$894,400		0	$0		0	$0

Total for All Asset Classes			4,369	$9,585,032,697		1,048	$300,971,061		0	$0		0	$0		1	$894,400		2	$13,300,000		2	$79,083,094

*

Demand was made with respect to the related asset on February 16, 2012. Column Financial, Inc. identified such demand as a demand in dispute in August 2012. The party demanding repurchase or replacement of such asset has not responded to the most recent such dispute of such claim as of June 30, 2019. Furthermore, the mortgaged property securing the subject loan was liquidated in April 2019 and the trust was terminated on May 15, 2019. As a result, such demand is reflected herein as a demand rejected.

**

Demand was made with respect to the related asset on July 10, 2013. Column Financial, Inc. identified such demand as a demand in dispute in October 2013. The party demanding repurchase or replacement of such asset has not responded to the most recent such dispute of such claim as of July 31, 2019. As a result, such demand is reflected herein as a demand rejected.

***

On November 18, 2020, the securitizer entered into a settlement agreement in which the securitizer was granted a release of claims relating to the repurchase requests, including claims for breaches of representations and warranties in the transaction documents.

The following notes apply generally to the table above:

a)    With respect to all asset classes, Credit Suisse has attempted to gather the information required by Form ABS-15G and Rule 15Ga-1 by, among other things, (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which Credit Suisse or Column is a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records and the records of our affiliates that acted as securitizers in our transactions regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on Credit Suisse’s records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to Credit Suisse. Credit Suisse followed up requests made of Demand Entities as it deemed appropriate. The information in this prospectus has not been verified by any third party.

b)    With respect to the RMBS asset class, assets included in “Assets Subject of Demand” include only assets where a demand was made during or prior to the reporting period for which we have not yet completed our initial investigation and assigned such assets to one of the other categories as of the end of the reporting period. With respect to the RMBS asset class, assets included in “Assets That Were Repurchased or Replaced” include assets that were previously liquidated and for which a make-whole payment was made in lieu of repurchase. With respect to the RMBS asset class, assets included in “Assets Pending Repurchase or Replacement” include only assets for which a decision to repurchase, replace or make-whole has been approved but such action has not been completed, and are shown without regard to cure period status. With respect to the RMBS asset class, the principal balances appearing in columns (h), (k), (n), (q), (t) and (w) and the percentages appearing in columns (i), (l), (o), (r), (u) and (x) reflect the following: (i) for denominator for percentage calculations: aggregate pool principal balance of all assets in the pool as reported to security holders as of the end of the reporting period; (ii) for each asset relating to columns (h), (i), (t), (u), (w) and (x): outstanding principal balance of such asset; (iii) for each asset relating to columns (k) and (l): outstanding principal balance of such asset at time of repurchase, replacement or make-whole, plus fees, penalties and accrued interest; and, (iv) for each asset relating to columns (n), (o), (q) and (r): if known, outstanding principal balance of such asset, plus outstanding fees, penalties and accrued interest; otherwise original principal balance of such asset.

c)    The scope of this table is limited to transactions with activity to report in which Credit Suisse First Boston Mortgage Securities Corp. is the depositor, and the sponsor is either (i) not an affiliate of Credit Suisse First Boston Mortgage Securities Corp. or (ii) an affiliate of Credit Suisse First Boston Mortgage Securities Corp. that will not file a Form ABS-15G covering the transaction.

d)    The information in the Form ABS-15G does not include any previously reported repurchase request or demand, where such repurchase request or demand was subsequently withdrawn and was reflected as having been withdrawn in a prior reporting period, unless there has been a been a change in reporting status with respect to such repurchase request or demand during the current reporting period from the status previously reported.

With regard to securitization activity not covered by its affiliated securitizers, Column most recently filed a Form ABS-15G on February 12, 2021. With respect to the period from and including April 1, 2018 to and including March 31, 2021, Column had no activity to report. Column’s Central Index Key is 0001628601. Other than as otherwise identified in the tables above in the Forms ABS-15G filed with the SEC by its affiliated securitizers, Column has no history of repurchases or requests required to be reported under Rule 15Ga-1 under the Exchange Act.

Litigation

Column is currently engaged in, and may from time to time be engaged in, litigation with respect to certain commercial mortgage-backed securities transactions or in connection with its origination and securitization activities. Certain of such legal proceedings involve, or may involve, claims for the repurchase of one or more mortgage loans by Column from commercial mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents; other legal proceedings involve, or may involve, other types of claims, including fraud and breach of contract. While none of the foregoing existing actions are currently expected be material to Column, no assurance can be given that one or more of such actions will not ultimately result in material liability to Column.

Retained Interests in This Securitization

As of the date of this prospectus, neither Column nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Column, or its affiliates, may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Column Financial, Inc.” has been provided by Column.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $7,837,963,891 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●

comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 16, 2021. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2021, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator (1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	–	0.0%	0	–	0.0%		–	0.0%	0	–	0.0%

1.

Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.

Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.

Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.

Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.

Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.

Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.

Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.

Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.

Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”), formerly known as BSPRT Finance, LLC, is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

Column is the purchaser under a repurchase agreement with BSPRT CMBS Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided by Column to BSPRT, Column has agreed to purchase mortgage loans from BSPRT on a revolving basis. The aggregate Cut-off Date Balance of the BSPRT Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $32,936,855. Proceeds received by BSPRT in connection with this securitization transaction will be used, in part, to repurchase from Column the BSPRT Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of March 31, 2021.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	350	$ 4,922,144,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. The depositor, on behalf of BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;

●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●

Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●

Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●

Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●

Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

●

Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●

Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 8, 2021. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither BSPRT nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of March 31, 2021, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $5.4 billion, total liabilities of approximately $3.9 billion and total capital of approximately $1.5 billion.

Wells Fargo Bank, Column and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of July 1, 2021, neither Wells Fargo Bank nor Column was the repurchase agreement counterparty with respect to any of the LCF Mortgage Loans. However, either Wells Fargo Bank or Column may become the repurchase counterparty with respect to one or more LCF Mortgage Loans prior to the Closing Date.

In addition, Wells Fargo Bank acts or has acted, on behalf of LCF and its affiliates, as an interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans. Wells Fargo Bank is also the custodian of the 122nd Street Portfolio Whole Loan mortgage file pursuant to the WFCM 2020-C57 PSA (other than the promissory note for the 122nd Street Portfolio Mortgage Loan, which is to be held by Wells Fargo Bank as custodian under the PSA).

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2017, LCF contributed approximately $2.367 billion of commercial, multifamily and manufactured housing community mortgage loans to 8 commercial mortgage securitizations. During 2018, LCF contributed approximately $1.304 billion of commercial, multifamily and manufactured housing community mortgage loans to 9 commercial mortgage securitizations. During 2019, LCF contributed approximately $969.5 million of commercial, multifamily and manufactured housing community mortgage loans to 7 commercial mortgage securitizations. During 2020, LCF contributed approximately $262.1 million of commercial, multifamily and manufactured housing community mortgage loans to 3 commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$ 663,256,700
2011	65	$ 1,170,444,775
2012	152	$ 2,463,328,246
2013	120	$ 2,269,641,443
2014	158	$ 3,290,652,162
2015	180	$ 2,702,198,989
2016	158	$ 1,345,918,750
2017	119	$ 1,818,074,760
2018	111	$ 1,486,151,810
2019	95	$ 1,137,181,591
2020	13	$ 212,725,000

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer on behalf of LCF and its affiliates with respect to all of the LCF Mortgage Loans. In addition, Wells Fargo Bank is the Non-Serviced Master Servicer of the 122nd Street Portfolio Whole Loan pursuant to the WFCM 2020-C57 PSA.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital

Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or to any related anticipated repayment date, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.  Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.  Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3. Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4. Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower. Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

1.  Taxes. Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their payment due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2. Insurance. Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance premiums in advance of their payment due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3. Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord/borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.  Tenant Improvements / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5. Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.  Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

1.    comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.    comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.    recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Ladder Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Ladder Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 3, 2021. LCF’s Central Index Key number is 0001541468. With respect to the period from and including April 1, 2018 to and including March 31, 2021, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LCF nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However,

prior to the Closing Date, LCF or its affiliates may determine that they wish to retain certain certificates. In addition, LCF or its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2021-C60 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and ”—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2021, WTNA served as trustee on over 1,972 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $526 billion, of which approximately 705 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $472 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of December 31, 2020. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells

Fargo Bank and its affiliates. Wells Fargo Bank maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 S. 4th Street, MAC: N9300-070, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as certificate administrator and custodian under the Pooling and Servicing Agreement through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as certificate administrator and custodian under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor certificate administrator and custodian under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as certificate administrator and custodian under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2020, Wells Fargo Bank was acting as certificate administrator for approximately 1019 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $568 billion.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2020, Wells Fargo Bank was acting as custodian of more than 290,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank in its capacity as trustee for a number of residential mortgage-backed securities trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. Wells Fargo Bank previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank. Wells Fargo Bank is not responsible for the sufficiency of this offering circular (other than as to the accuracy of the information provided by Wells Fargo Bank).

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1050-084, 401 South Tryon Street, Three Wells Fargo, Charlotte, North Carolina 28202. Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is also the (i) servicer, certificate administrator and custodian under the trust and servicing agreement for the GRACE 2020-GRCE transaction, pursuant to which The Grace Building Whole Loan is serviced, (ii) trustee, certificate administrator and custodian under the trust and servicing agreement for the CSMC 2020-WEST transaction, pursuant to which The Westchester Whole Loan is serviced, (iii) master servicer, certificate administrator and custodian under the pooling and servicing agreement for the WFCM 2021-C59 transaction, pursuant to which the Seacrest Homes Whole Loan and the Herndon Square Whole Loan are serviced, (iv) master servicer, certificate administrator and custodian under the pooling and servicing agreement for the WFCM 2020-C57 transaction, pursuant to which the 122nd Street Portfolio Whole Loan is serviced, and (v) initial holder of one or more Pari Passu Companion Loans relating to each of the Velocity Industrial Portfolio Whole Loan and the Metro Crossing Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with LCF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LCF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LCF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with BSPRT or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by BSPRT or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and BSPRT or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by BSPRT or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the BSPRT Mortgage Loans. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any LCF Mortgage Loan, LMF Mortgage Loan, BSPRT Mortgage Loan or Wells Fargo Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Banks’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 3/31/2021
By Approximate Number:	30,491	30,931	30,536	30,237
By Approximate Aggregate Unpaid Principal Balance (in billions):	$569.88	$594.17	$601.82	$600.40

Within this portfolio, as of March 31, 2021, are approximately 23,309 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $478.18 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Banks’s servicing portfolio, as of March 31, 2021, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
YTD Q1 2021	$468,398,626,201	$1,357,100,693	0.29%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS, Inc.
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing through September 6, 2021, or such later date as management decides based on circumstances at that time. This remote-working capability is part of Wells Fargo Bank’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “—Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to initially be appointed to act as the special servicer under the PSA and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, special and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2021, Midland was master and/or primary servicing approximately 28,788 commercial and multifamily mortgage loans with a principal balance of approximately $504 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,803 of such loans, with a total principal balance of approximately $268 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2018 to 2020.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2018	2019	2020
CMBS	$181	$219	$256
Other	$351	$387	$317
Total	$532	$606	$573

As of March 31, 2021, Midland was named the special servicer in approximately 396 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $168 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 405 assets with an outstanding principal balance of approximately $8.5 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2018 to 2020.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2018	2019	2020
Total	$158	$171	$170

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus.

The report on assessment of compliance with applicable servicing criteria for the twelve-month period ending on December 31, 2020, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance. The reports on assessment of compliance with applicable servicing criteria for the twelve month periods ending on December 31, 2018 and December 31, 2019, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements....”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

Pursuant to an interim servicing agreement between an affiliate of UBS Securities LLC, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Midland assisted KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate with due diligence relating to the Mortgage Loans.

Midland is also (i) the special servicer under the WFCM 2020-C57 PSA, which governs the servicing and administration of the 122nd Street Portfolio Whole Loan and (ii) the master servicer under the CSMC 2020-WEST PSA, which governs the servicing and administration of The Westchester Whole Loan.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

The foregoing information regarding Midland under this heading “Transaction Parties—The Special Servicer” has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Special Servicer), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The special servicer will not have primary responsibility for custody services or original documents evidencing the Mortgage Loans or the Companion Loans. The special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companions Loans or otherwise. To the extent that the special servicer has custody of any such document for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The special servicer will not have any advancing obligations. In certain instances, the special servicer may have the right to make property related property protection advances in emergency situations and if so will be entitled to reimbursement.

The roles and responsibilities of the special servicer are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing

Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and has a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of March 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 216 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $208 billion. As of March 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 90 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $84 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by KKR CMBS II Aggregator Type 2 L.P., a Delaware limited partnership, the “third party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates (collectively, the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $91,745,042 and representing approximately 5.03% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates or take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any European Institutional Investor for the purposes of their compliance with such regulation or similar requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any investor with such regulation. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” and “—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Third Party Purchaser

KKR CMBS II Aggregator Type 2 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR and Class V certificates.

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of March 31, 2021, KKR Aggregator has purchased five offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 24 years of CMBS experience as of March 31, 2021. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2021, funds advised by KKR own 89 separate real estate credit investments. As of March 31, 2021, KKR is responsible for approximately $367 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Horizontal Risk Retention Certificates

General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance		Estimated Fair Values (in $) and Estimated Range of Fair Values (in %) of the Horizontal Risk Retention Certificates(1)	Expected Purchase Price(2)
Class E-RR	$14,074,000	(3)	$6,096,350 / 0.64% - 0.84%(3)	43.3164%
Class F-RR	$17,780,000		$7,701,655 / 0.96% - 1.00%	43.3164%
Class G-RR	$9,358,000		$4,053,548 / 0.50% - 0.53%	43.3164%
Class H-RR	$9,358,000		$4,053,548 / 0.50% - 0.53%	43.3164%
Class J-RR	$7,486,000		$3,242,665 / 0.40% - 0.42%	43.3164%
Class K-RR	$8,422,000		$3,648,107 / 0.45% - 0.48%	43.3164%
Class L-RR	$11,230,000		$4,864,431 / 0.61% - 0.63%	43.3164%
Class M-RR	$14,037,042		$6,080,341 / 0.76% - 0.79%	43.3164%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Principal Balance Certificates”. The fair value of the other certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)

Expressed as a percentage of the expected initial Certificate Balance of each class of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $39,740,646, excluding accrued interest.

(3)

The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class E-RR certificates are expected to have an initial Certificate Balance that falls within a range of $11,398,000 and $15,544,000. The Class E-RR certificates are expected to have an estimated fair value that falls within a range of $4,937,203 and $6,733,101.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual interest with an aggregate fair value dollar amount of between $38,364,349 and $40,149,922, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates and Trust Components in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X-2 Trust Components), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class M-RR certificates, second, to the Class L-RR certificates, third, to the Class K-RR certificates, fourth, to the Class J-RR certificates, fifth, to the Class H-RR certificates, sixth, to the Class G-RR certificates, seventh, to the Class F-RR certificates, eighth, to the Class E-RR certificates, ninth, to the Class D certificates, tenth to the Class C Trust Component, eleventh, to the Class B Trust Component, twelfth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in each case until the Certificate Balance of that class or Trust Component has been reduced to zero. Any Realized Loss applied to the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class A-S, Class B, Class C and Class D certificates (collectively, the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	0.233%	0.275%	0.393%
3YR	0.401%	0.488%	0.672%
4YR	0.535%	0.672%	0.925%
5YR	0.637%	0.818%	1.126%
6YR	0.754%	0.949%	1.282%
7YR	0.863%	1.057%	1.399%
8YR	0.949%	1.145%	1.491%
9YR	1.028%	1.220%	1.564%
10YR	1.096%	1.288%	1.628%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.18%	0.22%	0.30%
Class A-2	0.45%	0.50%	0.60%
Class A-SB	0.50%	0.54%	0.65%
Class A-3(1)	0.63%	0.66%	0.73%
Class A-4(1)	0.65%	0.68%	0.75%
Class A-S(1)	0.85%	0.90%	1.05%
Class B(1)	1.00%	1.10%	1.25%
Class C(1)	1.35%	1.50%	1.75%
Class D	2.00%	2.15%	2.50%

(1)

The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	0.517%	0.627%	0.866%
Class A-2	1.079%	1.307%	1.711%
Class A-SB	1.383%	1.617%	2.070%
Class A-3(1)	1.680%	1.902%	2.315%
Class A-4(1)	1.738%	1.960%	2.370%
Class A-S(1)	1.943%	2.185%	2.676%
Class B(1)	2.093%	2.385%	2.876%
Class C(1)	2.443%	2.785%	3.376%
Class D	3.093%	3.435%	4.126%

(1)

The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates, or of the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S Exchangeable Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, similar average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price utilized for each class of Swap-Priced Principal Balance Certificates (other than the Class D certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-2	103%
Class A-SB	103%
Class A-3(1)	101%
Class A-4(1)	103%
Class A-S(1)	103%
Class B(1)	103%
Class C(1)	100%

(1)

The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	0.524%	0.635%	0.877%
Class A-2	1.716%	1.948%	2.359%
Class A-SB	1.825%	2.064%	2.523%
Class A-3(1)	1.798%	2.020%	2.434%
Class A-4(1)	2.070%	2.295%	2.711%
Class A-S(1)	2.276%	2.521%	3.017%
Class B(1)	2.428%	2.724%	3.219%
Class C(1)	2.441%	2.781%	3.367%
Class D	2.500%	2.500%	2.500%

(1)

The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	0.897%	1.057%	1.445%
10YR	1.124%	1.298%	1.655%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings,

pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.15%	1.50%
Class X-B	1.00%	1.15%	1.50%
Class X-D	1.50%	1.65%	2.00%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.016%	2.334%	3.055%
Class X-B	2.102%	2.425%	3.135%
Class X-D	2.602%	2.925%	3.635%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-

Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 15.0551% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Structuring Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

The sponsors determined that the Class V certificates have a fair value of zero based on the fact that no Excess Interest is expected to be received and, accordingly there is no market for the Class V certificates.

Range of Estimated Fair Values for the Certificates

(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$17,658,659	$17,658,608	$17,658,762
Class A-2	$46,934,530	$46,934,753	$46,934,787
Class A-SB	$25,190,434	$25,191,488	$25,190,180
Class A-3(1)(2)	$176,746,820	$176,738,000	$176,747,326
Class A-4(1)(2)	$269,192,796	$269,179,918	$269,177,535
Class X-A	$48,393,316	$66,639,315	$76,704,710
Class X-B(3)	$6,626,966	$12,269,605	$15,458,993
Class A-S(1)	$59,757,934	$59,756,009	$59,755,926
Class B(1)	$35,661,713	$35,662,663	$35,660,942
Class C(1)(3)	$29,008,757	$29,008,051	$29,008,062
Class X-D(4)	$1,481,142	$1,235,211	$1,089,273
Class D(4)	$12,052,416	$10,321,042	$9,234,556
Class E-RR(5)	$4,937,203	$6,096,350	$6,733,101
Class F-RR	$7,701,655	$7,701,655	$7,701,655
Class G-RR	$4,053,548	$4,053,548	$4,053,548
Class H-RR	$4,053,548	$4,053,548	$4,053,548
Class J-RR	$3,242,665	$3,242,665	$3,242,665
Class K-RR	$3,648,107	$3,648,107	$3,648,107
Class L-RR	$4,864,431	$4,864,431	$4,864,431
Class M-RR	$6,080,341	$6,080,341	$6,080,341
Class V	$0	$0	$0
Total:	$767,286,982	$790,335,309	$802,998,449

(1)

The maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

(2)

The exact initial Certificate Balances or Notional Amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components (and consequently, the exact initial Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial Certificate Balance of the Class A-3 Trust Component is expected to be within the range of $0 and $200,000,000, and the initial Certificate Balance of the Class A-4 Trust Component is expected to be within the range of $236,357,000 and $436,357,000. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components is expected to be approximately $436,357,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 Trust Component. The Class A-4-X1 and Class A-4-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 Trust Component. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-3 certificates is assumed to be $175,000,000, and the Certificate Balance of the Class A-4 certificates is assumed to be $261,357,000.

(3)

In the event the initial Certificate Balance of the Class D certificates varies as described in footnote (4) in connection with the determination of the fair value of the Yield-Priced Principal Balance Certificates, the initial Certificate Balances or Notional Amounts of the Class C, Class C-X1 and Class C-X2 Trust Components (and consequently, the initial Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates) will fall within a range of $27,500,000 and $31,650,000. Any variation in the initial Certificate Balance of the Class C Trust Components would affect the initial Notional Amount of the Class X-B certificates.

(4)

The approximate initial Certificate Balance of the Class D certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $9,722,000 and $13,868,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates). Any variation in the initial Certificate Balance of the Class D certificates would affect the initial Notional Amount of the Class X-D certificates.

(5)

The approximate initial Certificate Balance of the Class E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E-RR certificates is expected to fall within a range of $11,398,000 and $15,544,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the certificates (other than the Class R certificates).

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $767,286,982 to $802,998,449.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until July 29, 2026. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date or (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●

issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of LMF, Wells Fargo Bank, Column, UBS AG, New York Branch, BSPRT and LCF (solely in its capacity as a mortgage loan seller) will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time the decision to include its Mortgage Loans in this transaction, each of LCF and Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which each of LCF and Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of the decision to include its Mortgage Loans in this transaction, each of UBS AG, New York Branch and LMF determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related

Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG, New York Branch and LMF, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG, New York Branch and LMF, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of UBS AG, New York Branch and LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include the BSPRT Mortgage Loans in this transaction, BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSPRT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BSPRT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSPRT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2021-C60 will consist of the following classes: the Class A-1, Class A-2 and Class A-SB certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A and Class X-B certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR, Class V and Class R certificates.

The Class X-A, Class X-B and Class X-D certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates (other than the Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A, Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by KKR CMBS II Aggregator Type 2 L.P.

The “Exchangeable Certificates” are comprised of (i) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (ii) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates” ) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates” ). The Class A-3-X1, Class A-3-X2, Class A-4-X1, Class A-4-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$17,659,000
A-2	$45,569,000
A-SB	$24,458,000
A-3(1)	(1)(2)
A-4(1)	(1)(2)
X-A	$524,043,000
X-B(3)	$121,653,000
A-S(1)	$58,019,000	(1)
B(1)	$34,624,000	(1)
C(1)(3)	$29,010,000	(1)
Non-Offered Certificates
X-D	$11,192,000
D(4)	$11,192,000
E-RR(4)	$14,074,000
F-RR	$17,780,000
G-RR	$9,358,000
H-RR	$9,358,000
J-RR	$7,486,000
K-RR	$8,422,000
L-RR	$11,230,000
M-RR	$14,037,042
V	NAP
R	NAP

(1)

The Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-3, Class A-4, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

(2)

The exact initial Certificate Balances or Notional Amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components (and consequently, the exact initial Certificate Balances or Notional Amount of each class of Class A-3 Exchangeable Certificates and Class A-4 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components is expected to be approximately $436,357,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 Trust Component. The Class A-4-X1 and Class A-4-X2 Trust Components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 Trust Component. In the event that the Class A-4 Certificates are issued at $436,357,000, the Class A-3 Exchangeable Certificates will not be issued.

(3)

In the event the initial Certificate Balance of the Class D certificates varies as described in footnote (4) in connection with the determination of the fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates, the initial Certificate Balances or Notional Amounts of the Class C, Class C-X1 and Class C-X2 Trust Components (and consequently, the exact initial Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates) will fall within a range of $27,500,000 and $31,650,000. Any variation in the initial Certificate Balance of the Class C Trust Components would affect the initial Notional Amount of the Class X-B certificates.

(4)

The initial Certificate Balance of each of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention”. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $9,722,000 and $13,868,000, and the initial Certificate Balance of the Class E-RR certificates is expected to fall within a range of $11,398,000 and $15,544,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D certificates would affect the initial Notional Amount of the Class X-D certificates.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $524,043,000.

The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. In the event the initial Certificate Balance of the Class D certificates varies as described in the following paragraph, the initial Certificate Balance of the Class C Trust Component is expected to fall within a range of $27,500,000 and $31,650,000. Any variation in the initial Certificate Balance of the Class C Trust Component would affect the initial Notional Amount of the Class X-B certificates. The initial Notional Amount of the Class X-B certificates is expected to fall within a range of $120,143,000 and $124,293,000.

The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $9,722,000 and $13,868,000, with the ultimate initial Certificate Balance determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Accordingly, the initial Notional Amount of the Class X-D certificates is expected to fall within a range of $9,722,000 and $13,868,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Mortgage Loans (exclusive of Excess Interest) will be held by the Lower-Tier REMIC. The certificates (other than the Exchangeable Certificates and the Class V certificates and their right to receive a portion of the Excess Interest) and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the Upper-Tier REMIC. The grantor trust (the “Grantor Trust”) will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC. The Class V Certificates will be issued by the Grantor Trust.

The Westchester Mortgage Loan, the 122nd Street Portfolio Mortgage Loan and the Federales Chicago Mortgage Loan will each be held by the related Loan REMIC. The Mortgage Loans (other than The Westchester Mortgage Loan, the 122nd Street Portfolio Mortgage Loan, the Federales Chicago Mortgage Loan and exclusive of Excess Interest) and the regular interests (or portions thereof, as applicable) issued by the respective Loan REMICs will be held by the Lower-Tier REMIC. The certificates will be issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2021.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e) the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates and Trust Components that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)  prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b)

above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(e) to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(f)     to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-first, to the Class K-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-second, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero, to the Class K-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-third, to the Class K-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-fourth, to the Class L-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-fifth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class K-RR certificates have been reduced to zero, to the Class L-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-sixth, to the Class L-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirty-seventh, to the Class M-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Thirty-eighth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR and Class L-RR certificates have been reduced to zero, to the Class M-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirty-ninth, to the Class M-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Fortieth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificate and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class K-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class L-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class M-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period

(1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component”. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (7) to the table under “Summary of Certificates”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (7) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$58,019,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$34,624,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$29,010,000 (subject to variance described in footnote (10) to the table under “Summary of Certificates”)	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

     The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class A-3, Class A-4, Class A-S, Class B and Class C certificates (subject to the constraints on the aggregate initial Certificate Balance of the Class A-3 and Class A-4 Trust Components discussed in “Description of the Certificates—General”) are issued on the Closing Date and that the

Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

     Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-3 Trust Component, Class A-4 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above in the “Summary of Certificates” table.

      Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

      A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

      Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

     If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to cts.cmbs.bond.admin@wellsfargo.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

     Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

     The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

     Interest Distribution Amount

     The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

     The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

      An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

    The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

              (a) the Scheduled Principal Distribution Amount for that Distribution Date,

              (b) the Unscheduled Principal Distribution Amount for that Distribution Date, and

              (c) the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

        (A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

        (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

    The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

    The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

      The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

    The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

    The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

     The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the

Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

    The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

    See “Certain Legal Aspects of Mortgage Loans” below.

    With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

    With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

     If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

     For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

    With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

    On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

    Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

    First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

    Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

    Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

    Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

    Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

    Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

    Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

    Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

    Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

    Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

    Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

    Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

    Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

    Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

    First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

    Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

    Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

    Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

    Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

    Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

    Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

    Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

    Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

    Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

    If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

    (1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D, Class E-RR and Class F-RR

certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

     (2) to the Class A-3-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

     (3) to the Class A-3-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

      (4) to the Class A-4-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

      (5) to the Class A-4-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B

Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

      (6) to the Class A-S-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

       (7) to the Class A-S-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

      (8) to the Class B-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

      (9) to the Class B-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates and the Class A-3 Exchangeable Certificates, the Class A-4 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates as described above, and

(13) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium:

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final

Distribution Date with respect to each class of Offered Certificates will in each case be as follows (or, with respect to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-3 Certificates, Class A-4 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively):

Class	Assumed Final Distribution Date
Class A-1	June 2026
Class A-2	July 2026
Class A-SB	December 2030
Class A-3(1)	NAP – May 2031(2)
Class A-4(1)	July 2031 – July 2031(3)
Class X-A	NAP
Class X-B	NAP
Class A-S(1)	July 2031
Class B(1)	July 2031
Class C(1)	July 2031

(1)

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are Principal Balance Certificates will have the same Assumed Final Distribution Date as the Class A-3, Class A-4, Class A-S, Class B or Class C certificates, respectively, shown in the table.

(2)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-3 Trust Component ranging from $0 to $200,000,000.

(3)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Trust Component ranging from $236,357,000 to $436,357,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”.

Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall“. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced Pari Passu Whole Loan will generally be allocated to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (a) any Non-Serviced Mortgage Loan, (b) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (c) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the

Servicing Standard, (d)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (e) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C Exchangeable Certificates and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components by the Subordinate Certificates.

Following the retirement of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class M-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class M-RR certificates;

second, to the Class L-RR certificates;

third, to the Class K-RR certificates;

fourth, to the Class J-RR certificates;

fifth, to the Class H-RR certificates;

sixth, to the Class G-RR certificates;

seventh, to the Class F-RR certificates;

eighth, to the Class E-RR certificates;

ninth, to the Class D certificates;

tenth, to the Class C Trust Component;

eleventh, to the Class B Trust Component; and

twelfth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-3, Class A-4, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the

“CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)  a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)  a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)  a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)  a CREFC® advance recovery report;

(5)  a CREFC® total loan report;

(6)  a CREFC® operating statement analysis report;

(7)  a CREFC® comparative financial status report;

(8)  a CREFC® net operating income adjustment worksheet;

(9)  a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15) a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●

any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●

any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator; and

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	any notice or documents provided to the certificate administrator by the depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●

the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan. Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

The certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than financial market publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR or Class M-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2021-C60

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a) A copy of each of the following documents:

(i)      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)     all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   all related environmental reports; and

(xiv)   all related environmental insurance policies;

(b) a copy of any engineering reports or property condition reports;

(c) other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d) for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e) a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f) a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g) a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i) a copy of the applicable mortgage loan seller’s asset summary;

(j) a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k) a copy of all zoning reports;

(l) a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o) a copy of all litigation searches;

(p) a copy of all bankruptcy searches;

(q) a copy of any origination settlement statement;

(r) a copy of the insurance summary report;

(s) a copy of organizational documents of the related mortgagor and any guarantor;

(t) a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v) a copy of any closure letter (environmental); and

(w)    a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Benefit Street Partners Realty Trust Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will be required to, no later than 90 days following:

(a) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or Benefit Street Partners Realty Trust Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) of its obligation to cure, repurchase or substitute for (or make a Loss of Value

Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the related mortgage loan seller may repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the ”affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the ”remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution will not be less than the least of (a) 0.10x below the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller will not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized

Mortgage Loan(s)) set forth in Annex A-1 plus 10%, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, will be required to have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan will not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent will not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or Benefit Street Partners Realty, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller (or in the case of BSPRT, Benefit Street Partners Realty Trust, Inc.) will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) is required to repurchase the related Non-Serviced Mortgage Loan;

provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of LCF, enforcement of the payment guarantee obligations of Ladder Holdings, REIT LLLP and TRS LLLP pursuant to the MLPA to which LCF is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b) have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of LCF, pursuant to the related MLPA, Ladder Holdings, REIT LLLP and TRS LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that, if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of LCF, any of that mortgage loan seller, Ladder Holdings, REIT LLLP and TRS LLLP or (ii) in the case of BSPRT, any of that mortgage loan seller or Benefit Street Partners Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. If the applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) elects to cure such breach, then such mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will be required to remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding LCF) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or

Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the payment due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Payment Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account,

(collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and Trust Components as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates or components). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)      to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)     to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control

Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)     to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)     to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (ii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
greater than or equal to $40,000,000.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
outstanding principal amount of each Mortgage Loan.
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.02500%. In addition, with respect to each Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement), the master servicer will receive a primary servicing fee, calculated on the Stated Principal Balance of such Serviced Companion Loan, at a rate to be specified in the PSA. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision (other than with respect to a Payment Accommodation) (regardless of whether such Major Decision relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such Excess Modification Fees (and with respect to a Payment Accommodation, the Master Servicer will not be entitled to any COVID Forbearance Fees);

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●	penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

If the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled. If the master servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request processed by the master servicer or the special servicer, as applicable, to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (ii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms—Offered Certificates—Pass-Through Rates—C. Servicing and Administration Fees”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to a Mortgage Loan or an REO Property, will be an amount payable from, and calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans and 100% of COVID Forbearance Fees related to any Payment Accommodation,

(ii)    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)    100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision (other than with respect to a Payment Accommodation);

(vi)    with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds,

(vii)    100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer, and

(viii)    penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

If the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled. If the master servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any percentage interest of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any percentage interest of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00995% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00185% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating

Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)  120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)  the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)  30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)  30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)  60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)  90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)  immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

For the avoidance of doubt, with respect to clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) is entered into no later than the date that is 3 months following the cancellation of the COVID Emergency and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 21 months following the date of the first Payment Accommodation for such Mortgage Loan or Serviced Whole Loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the special servicer on behalf of the issuing entity in its sole and absolute discretion in accordance with the Servicing Standard and the master servicer will have no processing, consent or other rights with respect thereto. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by President Trump on March 13, 2020, and continued by President Biden on February 24, 2021, under the National Emergencies Act (50 U.S.C. 1601 et seq.).

Any fees or other charges charged by the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to $45,000 (“COVID Forbearance Fees”) (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees, as described in the preceding sentence, will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

(i)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

(ii)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

(i)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

(ii)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(iii)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and, second, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if such Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class M-RR certificates, second, to the Class L-RR certificates, third, to the Class K-RR certificates, fourth, to the Class J-RR certificates, fifth, to the Class H-RR certificates, sixth, to the Class G-RR certificates, seventh, to the Class F-RR certificates, eighth, to the Class E-RR certificates, ninth, to the Class D Certificates, tenth, pro rata, based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, eleventh, pro rata, based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, twelfth, pro rata, based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 Trust Components). See “—Advances” and “Description of the Certificates–Distribution–Exchangeable Certificates”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a

Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination and for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer or the master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s or the special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class M-RR certificates, second, to the Class L-RR certificates, third, to the Class K-RR certificates, fourth, to the Class J-RR certificates, fifth, to the Class H-RR certificates, sixth, to the Class G-RR certificates, seventh, to the Class F-RR certificates, eighth, to the Class E-RR certificates, ninth, to the Class D Certificates, tenth, to the Class C Trust Component, eleventh, to the Class B Trust Component, twelfth, to the Class A-S Trust Component, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-3 and Class A-4 Trust Components).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or Grantor Trust to fail to qualify as a grantor trust, or the Trust, the Grantor Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or holder of a Subordinate Companion Loan, as applicable, and such objection is communicated to the special servicer) within 10 business days plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout, holdback or performance reserve releases specifically scheduled in the PSA for which there is lender discretion; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder, except that (other than with respect to any Excluded Loan and other than with respect to amendments to split or resize notes consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (xi) any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xiv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus and (y) with respect to a Serviced

Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit only the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(i)    extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(ii)    provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If the special servicer agrees to any modification, waiver, amendment or consent of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the related Other Master Servicer), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver, amendment or consent of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred and is continuing, the special servicer will be required to forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver, amendment or consent, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the related Other Master Servicer), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver, amendment or consent of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Serviced Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) (x) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent) and (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, (x) has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2022 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)  the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)  the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)  the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)  a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to (x) an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)  the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)  the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)  the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)  the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

For the avoidance of doubt, with respect to clauses (2), (3), (4), (7) and (9) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage

Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by The Westchester Loan REMIC, the 122nd Street Portfolio Loan REMIC, the Federales Chicago Loan REMIC or the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If The Westchester Loan REMIC, the 122nd Street Portfolio Loan REMIC, the Federales Chicago Loan REMIC or any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of The Westchester Loan REMIC, the 122nd Street Portfolio Loan REMIC, the Federales Chicago Loan REMIC or the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause The Westchester Loan REMIC, the 122nd Street Portfolio Loan REMIC or the Federales Chicago Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a

“Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, if the related borrower has provided documentation reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable, (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, then such Mortgage Loan or Serviced Whole Loan will not be considered a Defaulted Loan unless and until such balloon payment is delinquent at least one hundred twenty (120) days; and, in any case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan as to such party), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) (and, in the case of The Grace Building Whole Loan and The Westchester Whole Loan, the related Subordinate Companion Loans) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), as to all Major Decisions and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan is expected to be KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate

Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class M-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR and Class M-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action; provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to such party.

Each of the following is a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments, the acceptance of discounted payoffs and Payment Accommodations) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decision;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)    any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than (I) if required pursuant to the specific terms of the related Mortgage Loan documents or (II) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)    any consent to a property management company change with respect to a Mortgage Loan for which the proposed replacement property manager is a Borrower Party, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)    any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)    other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)    other than in the case of a non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (except any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder to split or resize notes consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, waiver, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvi)    other than in the case of any non-Specially Serviced Loan, and other than with respect to a ground lease (addressed in clause (xv) above), any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)    other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xviii)   other than in the case of a non-Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way; and

(xix)     other than in the case of any non-Specially Serviced Loan, any determination of an Acceptable Insurance Default.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or applicable Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of itself or of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor itself or the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)     that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Third Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 112 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding two of such 112 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and March 31, 2021, was 31.9%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 7.2%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 15.4% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 4.8%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset

Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the Master Servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the

Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Ladder Holdings, REIT LLLP and TRS LLLP, as guarantors of the payment obligations of LCF or (ii) Benefit Street Partners Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii)  is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer.

In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or DBRS (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or DBRS, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, the Grantor Trust, or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice (as defined below), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each

Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the GRACE 2020-GRCE TSA and the CSMC 2020-WEST TSA, which differ as described under “—Servicing of The Grace Building Mortgage Loan” and “—Servicing of The Westchester Mortgage Loan” below) as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2021-C60 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSAs for The Grace Building Whole Loan and The Westchester Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loans serviced under the related Non-Serviced PSAs.

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans; except that, in the case of the Non-Serviced PSA for each of The Grace Building Whole Loan and The Westchester Whole Loan, the related Non-Serviced PSA does not contain an express exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

●	With respect to each of The Grace Building Whole Loan and The Westchester Whole Loan, the related Non-Serviced PSA does not contain an express exception to any servicing transfer events for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

●	Other than with respect to The Westchester Whole Loan, the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2021-C60 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related securitization that includes the Control Note involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	With respect to each of The Grace Building Whole Loan and The Westchester Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA and (ii) certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSAs.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of The Grace Building Mortgage Loan

The Grace Building Mortgage Loan is being serviced pursuant to the GRACE 2020-GRCE TSA. The servicing terms of the GRACE 2020-GRCE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the GRACE 2020-GRCE TSA will earn a primary servicing fee with respect to The Grace Building Mortgage Loan that is to be calculated at 0.00250% per annum.

●	For so long as The Grace Building Whole Loan is a specially serviced loan under the GRACE 2020-GRCE TSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to The Grace Building Mortgage Loan accruing at a rate equal to 0.1500% per annum, capped at $750,000 per calendar year.

●	The related Non-Serviced Special Servicer under the GRACE 2020-GRCE TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%, subject to a maximum workout fee of $1,250,000.

●	The related Non-Serviced Special Servicer under the GRACE 2020-GRCE TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%, subject to a maximum liquidation fee of $1,250,000.

●	The GRACE 2020-GRCE TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “Pooling and Servicing Agreement—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the GRACE 2020-GRCE TSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Grace Building Whole Loan”.

Servicing of The Westchester Mortgage Loan

The Westchester Mortgage Loan will be serviced pursuant to the CSMC 2020-WEST TSA. Subject to the discussion above under “—General”, the servicing terms of the CSMC 2020-WEST TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects including the following:

●	The CSMC Trust 2020-WEST Servicer earns a servicing fee with respect to The Westchester Mortgage Loan that is to be calculated at 0.00125% per annum, which includes an excess servicing fee strip.

●	Upon The Westchester Whole Loan becoming a specially serviced loan under the CSMC 2020-WEST TSA, the CSMC Trust 2020-WEST Special Servicer will earn a special servicing fee payable monthly with respect to The Westchester Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as The Westchester Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The CSMC Trust 2020-WEST Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of The Westchester Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The CSMC Trust 2020-WEST Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of The Westchester Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The CSMC 2020-WEST TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “Pooling and Servicing Agreement—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the CSMC 2020-WEST TSA.

●	The CSMC 2020-WEST TSA does not require the CSMC Trust 2020-WEST Servicer to make the equivalent of compensating interest payments in respect of The Westchester Whole Loan.

Prospective investors are encouraged to review the full provisions of the CSMC 2020-WEST TSA, which is available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Non-Serviced AB Whole Loans—The Westchester Whole Loan”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 122nd Street Portfolio Mortgage Loan

The 122nd Street Portfolio Mortgage Loan is serviced pursuant to the WFCM 2020-C57 PSA.  The servicing terms of the WFCM 2020-C57 PSA are similar in all material respects to the servicing terms of the WFCM 2020-C60 PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2020-C57 PSA earns a primary servicing fee with respect to 122nd Street Portfolio Mortgage Loan equal to 0.0025% per annum.

●	Upon the 122nd Street Portfolio Whole Loan becoming a specially serviced loan under the WFCM 2020-C57 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the 122nd Street Portfolio Whole Loan accruing at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month.

●	In general, the related Non-Serviced Special Servicer under the WFCM 2020-C57 PSA will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than penalty charges) made by the related borrower after any workout of the 122nd Street Portfolio Whole Loan; provided that any workout fee in excess of $25,000 will be reduced by the related excess modification fee amount; provided, further, however, that in the event the workout fee collected over the course of such workout calculated at the workout fee rate is less than $25,000, then the related Non-Serviced Special Servicer will be entitled to an amount from the final payment on the 122nd Street Portfolio Whole Loan that would result in the total workout fee payable to the related Non-Serviced Special Servicer in respect of the 122nd Street Portfolio Whole Loan to be equal to $25,000.

●	In general, the related Non-Serviced Special Servicer under the WFCM 2020-C57 PSA will be entitled to a liquidation fee equal to 1.00% of any liquidation proceeds, insurance proceeds, condemnation proceeds or full, partial or discounted payoff received in connection with 122nd Street Portfolio Whole Loan (if it is being specially serviced under the WFCM 2020-C57 PSA) or the related Mortgaged Property (if it has become an REO property under the WFCM 2020-C57 PSA); provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000; provided that the liquidation fee with respect to the 122nd Street Portfolio Whole Loan will be reduced by the amount of any related excess modification fees paid by or on behalf of the related borrower with respect to the 122nd Street Portfolio Whole Loan or related REO property and received by the Non-Serviced Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a workout fee or liquidation fee.

●	COVID Forbearance Fees under the WFCM 2020-C57 PSA may not exceed $30,000 with respect to the equivalent of any Payment Accommodation with respect to the 122nd Street Portfolio Whole Loan.

●	One or more of the Companion Loan Rating Agencies with respect to the WFCM 2020-C57 securitization transaction may differ from the Rating Agencies with respect to this securitization transaction.

Prospective investors are encouraged to review the full provisions of the WFCM 2020-C57 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Seacrest Homes Mortgage Loan and the Herndon Square Mortgage Loan

The Seacrest Homes Mortgage Loan and the Herndon Square Mortgage Loan are serviced pursuant to the WFCM 2021-C59 PSA.  The servicing terms of the WFCM 2021-C59 PSA are similar in all material respects to the servicing terms of the WFCM 2021-C60 PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2021-C59 PSA earns a primary servicing fee with respect to each of the Seacrest Homes Mortgage Loan and the Herndon Square Mortgage Loan equal to 0.0025% per annum.

●	Upon either the Seacrest Homes Whole Loan or the Herndon Square Whole Loan becoming a specially serviced loan under the WFCM 2021-C59 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the respective Whole Loan accruing at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month.

●	In general, the related Non-Serviced Special Servicer under the WFCM 2021-C59 PSA is entitled to a liquidation fee equal to 1.00% of any liquidation proceeds, insurance proceeds, condemnation proceeds or full, partial or discounted payoff received in connection with each of the Seacrest Homes Whole Loan and the Herndon Square Whole Loan (if such loan is being specially serviced under the WFCM 2021-C59 PSA) or the related Mortgaged Property (if it has become an REO property under the WFCM 2021-C59 PSA); provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000; provided that the liquidation fee with respect to each of the Seacrest Homes Whole Loan and the Herndon Square Whole Loan will be reduced by the amount of any related excess modification fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan, and any related companion loan, as applicable, or REO property and received by the Non-Serviced Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a workout fee or liquidation fee.

●	One or more of the Companion Loan Rating Agencies with respect to the WFCM 2021-C59 securitization transaction may differ from the Rating Agencies with respect to this securitization transaction.

Prospective investors are encouraged to review the full provisions of the WFCM 2021-C59 PSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB and Class D certificates and the Class A-3, Class A-4, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in July 2031 and the Garver Little Rock Mortgage Loan or Dollar General–Saginaw (E. Washington Road) Mortgage Loan is still an asset of the issuing entity, then such Mortgage Loan(s) will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii)  an institution whose long-term senior unsecured debt is rated at least (a) in the case of the Certificate Administrator “Baa3” by Moody’s and (b) in the case of the Trustee “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the Trustee may maintain a long term unsecured debt rating of at least “Baa3” by Moody’s if the Servicer maintains a rating of at least “A2” by Moody’s), “A” by Fitch (or short term rating of “F1” by Fitch) and, if rated by DBRS Morningstar, “A” by DBRS Morningstar, or in the case of each of the Certificate Administrator and Trustee, such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partner’s only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and USTs under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and the holder of one or more of the companion loans related to each of the Velocity Industrial Portfolio Mortgage Loan and the Metro Crossing Mortgage Loan, is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the (i) servicer, certificate administrator and custodian under the trust and servicing agreement for the GRACE 2020-GRCE transaction, pursuant to which The Grace Building Whole Loan is serviced, (ii) trustee, certificate administrator and custodian under the trust and servicing agreement for the CSMC 2020-WEST transaction, pursuant to which The Westchester Whole Loan is serviced, (iii) master servicer, certificate administrator and custodian under the pooling and servicing agreement for the WFCM 2021-C59 transaction, pursuant to which the Seacrest Homes Whole Loan and the Herndon Square Whole Loan are serviced and (iv) master servicer, certificate administrator and custodian under the pooling and servicing agreement for the WFCM 2020-C57 transaction, pursuant to which the 122nd Portfolio Whole Loan is serviced.

In addition, Wells Fargo Bank is the purchaser under a separate repurchase agreement with LMF, LCF and BSPRT or, in each case, with wholly-owned subsidiaries or other affiliates thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF, LCF or BSPRT, or in any such case by its subsidiaries or other affiliates.

In the case of the repurchase facility provided by Wells Fargo Bank to LMF, Wells Fargo Bank has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $159,403,160. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the LMF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to BSPRT, for which BSPRT’s affiliate is the primary obligor, Wells Fargo Bank has agreed to purchase certain commercial mortgage loans from such affiliate on a revolving basis. None of the mortgage loans that will be sold by BSPRT to the depositor in connection with this securitization transaction are subject to such repurchase facility.

Wells Fargo Bank and an LCF Financing Affiliate have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from LCF and its affiliates on a revolving basis. As of July 1, 2021, none of the LCF Mortgage Loans was subject to that repurchase facility. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank any LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Column and an LCF Financing Affiliate have entered into a repurchase facility, pursuant to which Column has agreed to purchase mortgage loans from LCF and its affiliates on a revolving basis. As of July 1, 2021, none of the LCF Mortgage Loans was subject to that repurchase facility. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Column any LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by LCF and LMF, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the LMF Mortgage Loans, the LCF Mortgage Loans and the BSPRT Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of LMF, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by LMF or such affiliates of LMF (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates of LCF (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

LCF is affiliated with the borrower under the Dollar General–Saginaw (E. Washington Road) Mortgage Loan (0.1%). LCF or an affiliate thereof originated such Mortgage Loan, and LCF is the mortgage loan seller with respect to such Mortgage Loan. Such Mortgage Loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related loan documents permit transfers of the related Mortgaged Property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which may not include insurance coverage against acts of terrorism.

Pursuant to a certain interim servicing agreement between Wells Fargo Bank and Benefit Street Partners CRE Finance LLC, an affiliate of BSPRT, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by such affiliate, including, prior to their inclusion in the issuing entity, some or all of the BSPRT Mortgage Loans.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller and the current holder of the Rollins Portfolio Pari Passu Companion Loans, and is an affiliate of UBS Securities LLC, one of the underwriters.

Column, a sponsor, an originator, a mortgage loan seller, a warehouse lender to certain other sponsors (or their respective affiliates) and the current holder of certain of The Westchester Companion Loans, is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

Column is the purchaser under a repurchase agreement with LMF Commercial, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided by Column to LMF, Column has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $63,453,793. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Column the LMF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Column is the purchaser under a repurchase agreement with BSPRT CMBS Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided by Column to BSPRT, Column has agreed to purchase mortgage loans from BSPRT on a revolving basis.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between an affiliate of UBS Securities LLC, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Midland, the special servicer, assisted KKR Real Estate Credit Opportunity Partners II L.P. or one of its affiliates with due diligence relating to the Mortgage Loans.

Midland, the special servicer, is also (i) the special servicer under the WFCM 2020-C57 PSA, which governs the servicing and administration of the 122nd Street Portfolio Whole Loan and (ii) the master servicer under the CSMC 2020-WEST PSA, which governs the servicing and administration of The Westchester Whole Loan.

WTNA, the trustee, is also the trustee (i) under the Grace 2020-GRCE TSA, pursuant to which The Grace Building Whole Loan is serviced and (ii) under the WFCM 2020-C57 PSA, which governs the servicing and administration of the 122nd Street Portfolio Whole Loan.

Pentalpha Surveillance, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) WFCM 2020-C57 PSA, which governs the servicing and administration of the 122nd Street Portfolio Whole Loan, (ii) WFCM 2021-C59 PSA, which governs the servicing and administration of the Seacrest Homes Whole Loan and the Herndon Square Whole Loan and (iii) CSMC 2020-WEST PSA, which governs the servicing and administration of The Westchester Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer.

While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1 and Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1 and Class A-2 certificates, the Class A-3 Exchangeable Certificates and the Class A-4 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 524,043,000	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	$ 121,653,000	Class A-S, Class B and Class C Trust Components
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 Certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 Certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class B Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$ 524,043,000	Class A-1, Class A-2 and Class A-SB certificates and Class A-3 and Class A-4 Trust Components
Class X-B	$ 121,653,000	Class A-S, Class B and Class C Trust Components
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 Certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 Certificates
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-1 Certificates
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	Class A-4-2 Certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 Certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 Certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 Certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 Certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 Certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 Certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-3, Class A-4, Class A-S, Class B and Class C certificates apply equally to each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively, that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2021;

●	the Offered Certificates are settled with investors on July 29, 2021;

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	84%	84%	84%	84%	84%
July 2023	64%	64%	64%	64%	64%
July 2024	44%	44%	44%	44%	44%
July 2025	20%	19%	18%	16%	0%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.62	2.58	2.56	2.55	2.53

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	93%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.87	4.79	4.68	4.29

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	78%	78%	78%	78%	78%
July 2028	56%	56%	56%	56%	56%
July 2029	32%	32%	32%	32%	32%
July 2030	8%	8%	8%	8%	8%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.23	7.23	7.23	7.23	7.23

Percent of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	80%	79%	77%	75%	55%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.38	9.35	9.31	9.26	9.04

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($436,357,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	91%	90%	90%	88%	79%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.65	9.63	9.60	9.56	9.34

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($236,357,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.87	9.85	9.81	9.61

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.93	9.71

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below(1):

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

(1)	The information in this table with respect to the Class C Certificates is subject to change upon finalization of the Certificate Balances of the Class C Trust Component and the Class D and Class E-RR Certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Tables indicating the approximate pre-tax yield to maturity on the Exchangeable Certificates will be presented in the final prospectus.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity to create the “Lower-Tier REMIC” and the “Upper-Tier REMIC”. In addition, (i) a REMIC was formed on January 26,2021, by Column Financial, Inc. (“The Westchester Loan REMIC”) with respect to The Westchester Mortgage Loan, which issued a class of regular interests (“The Westchester Regular Interests”) (of which the trust will own an approximately 26.667% interest in one such interest and a 0% interest in the other interest) and a single residual interest (of which the trust will own a 0% interest), (ii) a REMIC was formed on March 1, 2021, by an affiliate of Ladder Capital Finance LLC (the “122nd Street Portfolio Loan REMIC”) with respect to the 122nd Street Portfolio Mortgage Loan, which issued a class of regular interests (the “122nd Street Portfolio Loan Regular Interest”) (of which the trust will own a 100% interest) and a single residual interest (of which the trust will own a 100% interest), and (iii) a REMIC was formed on December 10, 2020, by an affiliate of Ladder Capital Finance LLC (the “Federales Chicago Loan REMIC”) with respect to the Federales Chicago Mortgage Loan, which issued a class of regular interests (the “Federales Chicago Regular Interest”) (of which the trust will own a 100% interest) and a single residual interest (of which the trust will own a 100% interest). The Lower-Tier REMIC will hold the Mortgage Loans (excluding entitlement to collections of Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC), a 100% interest in the regular interests issued by each of the 122nd Street Portfolio Loan REMIC and the Federales Chicago Loan REMIC, and an approximately 26.667% interest in a regular interest issued by The Westchester Loan REMIC (excluding entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Certificate Administrator will be responsible for any tax administration relating to the Trust REMICs.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class K-RR, Class L-RR, Class M-RR certificates and the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with each Loan REMIC declaration and the continued qualification of the REMIC formed thereunder, (iv) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, (d) the regular interests issued by each Loan REMIC will constitute “regular interests” in such Loan REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the entitlement to the Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”), and the holders of the Class V certificates and the Exchangeable Certificates will be treated as the owners of such assets under Section 671 of the Code (with the Exchangeable Certificates representing beneficial ownership of one or more of the Exchangeable Trust Components).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, the regular interests in The Westchester Loan REMIC will constitute a class of regular interests in The Westchester Loan REMIC, the regular interest in the 122nd Street Portfolio Loan REMIC will constitute a class of regular interests in the 122nd Street Portfolio Loan REMIC, the regular interest in the Federales Chicago Loan REMIC will constitute a class of regular interests in the Federales Chicago Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest (s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-six (36) of the Mortgaged Properties securing seventeen (17) Mortgage Loans representing approximately 27.0% of the Initial Pool Balance, are multifamily properties or mixed use properties with respect to which over 80% of the related Mortgaged Property is multifamily. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors on the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificates) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, or market discount bonds acquired by the holder as of the first day of the taxable year for which the election is made, and for all taxable premium bonds or market discount bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts (other than qualified stated interest) previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code

Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of each “regular interest” in the Upper Tier REMIC represented by the Certificate.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the related Loan REMIC (as applicable) will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the related Loan REMIC’s (as applicable) acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the related Loan REMIC (as applicable) generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the related Loan REMIC (as applicable) would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the related Loan REMIC (as applicable) to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the related Loan REMIC (as applicable) to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Certificate Administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to any such Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation)

or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is (1) a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, (2) a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (3) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates are refundable by the IRS or allowable as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be reported annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular

Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Upper-Tier Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Regular Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Wells Fargo Bank and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-3-1	Class A-3-2	Class A-3-X1	Class A-3-X2
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4	Class A-4-1	Class A-4-2	Class A-4-X1
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4-X2	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B	Class B-1	Class B-2	Class B-X1
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B-X2	Class C	Class C-1	Class C-2
Wells Fargo Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Siebert Williams Shank & Co., LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$	$
UBS Securities LLC	$	$
Credit Suisse Securities (USA) LLC	$	$
Academy Securities, Inc.	$	$
Drexel Hamilton, LLC	$	$
Siebert Williams Shank & Co., LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities

Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2021, before deducting expenses payable by the depositor (such expenses estimated at $     , excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the Velocity Industrial Portfolio Pari Passu Companion Loan and the Metro Crossing Pari Passu Companion Loan, the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is an originator, a sponsor and a mortgage loan seller and the current holder of the Rollins Portfolio Pari Passu Companion Loans. Credit Suisse Securities (USA) LLC, one of the underwriters, is an affiliate of Column, which is an originator, a sponsor and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Credit Suisse Securities (USA) LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank Mortgage Loans;

(2) the payment of the depositor to Column, an affiliate of Credit Suisse Securities (USA) LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price of the Column Mortgage Loans;

(3) the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(4) the payment by each of LMF and LCF (in each case, if applicable) or, in each case, an affiliate thereof, to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller (if any), or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller; and

(5) the payment by each of LMF and LCF (in each case, if applicable) or, in each case, an affiliate thereof, to Column, an affiliate of Credit Suisse Securities (USA) LLC, in Column’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller (if any), or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller.

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, UBS Securities LLC and Credit Suisse Securities (USA) LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the Issuing Entity (file number 333-226486-21)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the

Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Prospective investors should note that an affiliate of the California Public Employees Retirement System (“CalPERS”), which is a governmental plan, owns an indirect interest in the Mortgaged Property securing The Westchester Mortgage Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2054. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@
@%(#)	178
1
122nd Street Portfolio Loan Regular Interest	596
122nd Street Portfolio Loan REMIC	62, 596
122nd Street Portfolio Regular Interest	62
17g-5 Information Provider	410
1986 Act	599
1996 Act	568
3
30/360 Basis	450
4
401(c) Regulations	621
A
AB Modified Loan	464
Accelerated Mezzanine Loan Lender	403
Acceptable Insurance Default	468
Acting General Counsel’s Letter	161
Actual/360 Basis	227
Actual/360 Loans	439
ADA	570
Additional Exclusions	467
Adjusted Release Amount	235
Administrative Cost Rate	378
ADR	172
Advances	434
Affirmative Asset Review Vote	510
Anchor Tenant Release Event	235
Annual Debt Service	172
Anticipated Repayment Date	227
Appraisal Institute	281
Appraisal Reduction Amount	460
Appraisal Reduction Event	458
Appraised Value	172
Appraised-Out Class	465
ARD	227
ARD Loan	227
ASR Consultation Process	484
Assessment of Compliance	547
Asset Representations Reviewer Asset Review Fee	457
Asset Representations Reviewer Fee	457
Asset Representations Reviewer Fee Rate	457
Asset Representations Reviewer Termination Event	516
Asset Representations Reviewer Upfront Fee	457
Asset Review	512
Asset Review Notice	511
Asset Review Quorum	511
Asset Review Report	513
Asset Review Report Summary	513
Asset Review Standard	512
Asset Review Trigger	509
Asset Review Vote Election	510
Asset Status Report	481
Assumed Certificate Coupon	355
Assumed Final Distribution Date	393
Assumed Scheduled Payment	384
Attestation Report	547
Available Funds	368
B
Balloon or ARD LTV Ratio	177
Balloon or ARD Payment	178
Bankruptcy Code	561
Base Interest Fraction	392
Boonton Industrial Operating Lease	218
Borrower Party	403
Borrower Party Affiliate	403
Breach Notice	422
BSPRT	312
BSPRT Data Tape	313
BSPRT Mortgage Loans	312
BSPRT Review Team	313
C
C(WUMP)O	23
CalPERS	621
Cash Flow Analysis	173
CERCLA	568

Certificate Administrator/Trustee Fee	456
Certificate Administrator/Trustee Fee Rate	456
Certificate Balance	365
Certificate Owners	413
Certificateholder	403
Certificateholder Quorum	519
Certificateholder Repurchase Request	530
Certifying Certificateholder	415
Class A Certificates	364
Class A-3 Exchangeable Certificates	364, 380
Class A-4 Exchangeable Certificates	364, 380
Class A-S Exchangeable Certificates	364, 380
Class A-SB Planned Principal Balance	384
Class B Exchangeable Certificates	364, 380
Class C Exchangeable Certificates	364, 380
Class Percentage Interest	379
Class X Certificates	364
Clearstream	412
Clearstream Participants	414
Cliffard Glover Holdback	184
Closing Date	171, 271
CMBS	166, 343
CMBS B-Piece Securities	349
Code	595
Collateral Deficiency Amount	464
Collection Account	438
Collection Period	370
Column	291
Column Data Tape	292
Column Deal Team	292
Column Mortgage Loans	291
Column Qualification Criteria	294
Communication Request	416
Companion Distribution Account	438
Companion Holder	246
Companion Holders	246
Companion Loan Rating Agency	247
Companion Loans	170
Compensating Interest Payment	395
Computershare	162, 336
Constant Prepayment Rate	581
Constraining Level	354
Consultation Termination Event	497
Control Eligible Certificates	492
Control Note	247
Control Termination Event	497
Controlling Class	491
Controlling Class Certificateholder	491
Controlling Holder	247
Corrected Loan	481
Corresponding Trust Components	379
Covered Leases	218
Covered Transactions	302
COVID Emergency	459
COVID Forbearance Fees	459
COVID-19	67
CPP	581
CPR	581
CPY	581
CRE Loans	287
CREC	206
Credit Risk Retention Rules	348
Credit Suisse	299
CREFC®	400
CREFC® Intellectual Property Royalty License Fee	458
CREFC® Intellectual Property Royalty License Fee Rate	458
CREFC® Reports	400
Cross-Collateralized Mortgage Loan Repurchase Criteria	424
Cross-Over Date	375
CRR	142
CSMC 2020-WEST TSA	247
CSMC Trust 2020-WEST Special Servicer	266
CSMC Trust 2020-WEST Control Eligible Certificates	269
CSMC Trust 2020-WEST Servicer	266
CSMC Trust 2020-WEST Trustee	266
CTS	336
Cumulative Appraisal Reduction Amount	464
CUP	214
Cure/Contest Period	513
Cut-off Date	169
Cut-off Date Balance	174
Cut-off Date Loan-to-Value Ratio	175
Cut-off Date LTV Ratio	175
D
D or @%(#)	179
D or GRTR of @% or YM(#)	179
D or YM(#)	179
D(#)	179
DBRS	545
DBRS Morningstar	514
Debt Service Coverage Ratio	176

Defaulted Individual Property	234
Defaulted Individual Property Conditions	235
Defaulted Loan	488
Defeasance Deposit	233
Defeasance Loans	232
Defeasance Lock-Out Period	232
Defeasance Option	232
Definitive Certificate	412
Delegated Directive	20
Delinquent Loan	510
Demand Entities	302
Depositories	412
Determination Date	367
Diligence File	419
Directing Certificateholder	491
Directing Certificateholder Asset Status Report Approval Process	483
Disclosable Special Servicer Fees	455
Discount Rate	393
Discount Yield	353
Dispute Resolution Consultation	534
Dispute Resolution Cut-off Date	533
Distribution Accounts	439
Distribution Date	367
Distribution Date Statement	400
Dodd-Frank Act	168
DOL	618
DSCR	176
DTC	412
DTC Participants	412
DTC Rules	413
Due Diligence Requirements	142
E
EDGAR	616
EEA	19
Effective Gross Income	174
Eligible Asset Representations Reviewer	514
Eligible Operating Advisor	504
Enforcing Servicer	531
ESA	206
Escrow/Reserve Mitigating Circumstances	298
EU Due Diligence Requirements	141
EU Institutional Investor	142
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
Euroclear	412
Euroclear Operator	414
Euroclear Participants	414
EUWA	20
Exception Schedules	362
Excess Interest	366
Excess Interest Distribution Account	439
Excess Modification Fee Amount	451
Excess Prepayment Interest Shortfall	396
Exchange Act	270
Exchangeable Certificates	364
Exchangeable IO Certificates	364
Exchangeable IO Trust Component	378
Exchangeable P&I Trust Component	378
Excluded Controlling Class Holder	402
Excluded Controlling Class Loan	404
Excluded Information	404
Excluded Loan	404
Excluded Special Servicer	519
Excluded Special Servicer Loan	519
Exemption	618
Exemption Rating Agency	619
F
FATCA	609
FDIA	160
FDIC	161
Federales Chicago Loan REMIC	62, 596
Federales Chicago Regular Interest	62, 596
FIEL	25
Final Asset Status Report	483
Final Dispute Resolution Election Notice	534
Financial Promotion Order	21
FINRA	616
FIRREA	162
Fitch	545
FPO Persons	21
FSMA	20
G
GAAP	348
Gain-on-Sale Entitlement Amount	369
Gain-on-Sale Remittance Amount	370
Gain-on-Sale Reserve Account	439
Garn Act	569
Garver Little Rock ARD Treasury Note Rate	227
GLA	177

Government Securities	229
GRACE 2020-GRCE Securitization Trust	264
GRACE 2020-GRCE TSA	247
Grantor Trust	367, 597
GRTR of @% or YM(#)	179
H
HDC	189
Horizontal Risk Retention Certificates	348, 364
HSTP Act	86
I
ICAP	224
Impacted Property	235
Impermissible Risk Retention Affiliate	522
Impermissible TPP Affiliate	522
Income Tax Regulations	595
Indirect Participants	412
Initial Delivery Date	481
Initial Pool Balance	169
Initial Rate	227
Initial Subordinate Companion Loan Holder	491
In-Place Cash Management	177
Institutional Investor	24
Institutional Investors	142
Insurance and Condemnation Proceeds	438
Intercreditor Agreement	246
Interest Accrual Amount	382
Interest Accrual Period	382
Interest Distribution Amount	382
Interest Rate	378
Interest Reserve Account	439
Interest Shortfall	382
Interested Person	489
Interest-Only Certificates	351
Interest-Only Expected Price	357
Interpolated Yield	352, 356
Investor Certification	404
IRS	164
J
Japanese Retention Requirement	26
JFSA	25
JRR Rule	25
K
KBRA	514
KKR	349
KKR Aggregator	349
L
L(#)	179
Ladder Capital Group	321
Ladder Capital Review Team	330
Ladder Holdings	321
Ladder Qualification Criteria	332
LCF	321
LCF Data Tape	331
LCF Financing Affiliates	321
LCF Mortgage Loans	321
Lennar	271
Liquidation Fee	452
Liquidation Fee Rate	452
Liquidation Proceeds	438
LMF	271
LMF Data Tape	277
LMF Mortgage Loans	271
LMF Review Team	276
Loan Per Unit	177
Lock-out Period	229
Loss of Value Payment	425
Lower-Tier Regular Interests	596
Lower-Tier REMIC	596
LTV Ratio	175
LTV Ratio at Maturity or Anticipated Repayment Date	177
LTV Ratio at Maturity/ARD	177
M
MAI	427
Major Decision	493
Major Decision Reporting Package	492
Malibu Guarantors	218
MAS	24
Mason Impacted Property	234
Master Servicer Decision	470
Master Servicer Proposed Course of Action Notice	532
Material Defect	421
Maturity Date Balloon or ARD Payment	178
Maturity Date/ARD LTV Ratio	177
Midland	343
MIFID II	19
MLPA	417
Moody’s	545

Mortgage	170
Mortgage File	417
Mortgage Loans	169
Mortgage Note	170
Mortgage Pool	169
Mortgaged Property	170
N
Natixis	337
Net Mortgage Rate	377
Net Operating Income	178
NFA	616
NFR	208
NI 33-105	26
Nomura	337
Non-Control Note	247
Non-Controlling Holder	247
Nonrecoverable Advance	435
Non-Serviced AB Whole Loan	247
Non-Serviced Certificate Administrator	247
Non-Serviced Companion Loan	51, 247
Non-Serviced Custodian	247
Non-Serviced Directing Certificateholder	247
Non-Serviced Master Servicer	247
Non-Serviced Mortgage Loan	51, 248
Non-Serviced Pari Passu Companion Loan	248
Non-Serviced Pari Passu Mortgage Loan	248
Non-Serviced Pari Passu Whole Loan	248
Non-Serviced PSA	248
Non-Serviced Special Servicer	248
Non-Serviced Subordinate Companion Loan	248
Non-Serviced Trustee	248
Non-Serviced Whole Loan	51, 248
Notional Amount	366
NPL	207
NRA	178
NRSRO	402
NRSRO Certification	404
NYSDEC	208
O
O(#)	179
OCC	278
Occupancy As Of Date	178
Offered Certificates	364
OID	600
OID Regulations	600
OLA	161
Operating Advisor Annual Report	502
Operating Advisor Consultation Event	361
Operating Advisor Consulting Fee	456
Operating Advisor Expenses	457
Operating Advisor Fee	456
Operating Advisor Fee Rate	456
Operating Advisor Standard	502
Operating Advisor Termination Event	506
Operating Advisor Upfront Fee	456
Other Master Servicer	248
Other PSA	248
Other Special Servicer	248
P
P&I Advance	433
P&I Advance Date	433
PACE	245
Par Purchase Price	488
Pari Passu Companion Loans	170
Pari Passu Mortgage Loan	248
Participants	412
Parties in Interest	617
Pass-Through Rate	376
Patriot Act	572
Payment Accommodation	459
Payment Due Date	226, 370
PCE	207
Pentalpha Surveillance	347
Percentage Interest	368
Periodic Payments	368
Permitted Investments	368, 440
Permitted Special Servicer/Affiliate Fees	455
PIPs	209
PL	282
Plans	617
PML	282, 327
PRC	23
Preliminary Dispute Resolution Election Notice	533
Prepayment Assumption	602
Prepayment Charge Entitlement	264
Prepayment Interest Excess	394
Prepayment Interest Shortfall	395
Prepayment Premium	393
Prepayment Provisions	178
Primary Collateral	425

Prime Rate	438
Principal Balance Certificates	364
Principal Distribution Amount	382
Principal Shortfall	384
Privileged Information	505
Privileged Information Exception	505
Privileged Person	402
Professional Investors	23, 24
Prohibited Prepayment	395
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	532
Proposed Course of Action Notice	532
Prospectus	23
PSA	363
PSA Party Repurchase Request	531
PTCE	621
Purchase Price	426
Q
Qualification Criteria	278, 287, 315
Qualified Replacement Special Servicer	520
Qualified Substitute Mortgage Loan	426
Qualifying CRE Loan Percentage	349
R
RAC No-Response Scenario	544
Rated Final Distribution Date	394
REA	84
Realized Loss	397
REC	206
Received Classes	378
Record Date	368
Registration Statement	616
Regular Certificates	364
Regular Interestholder	600
Regular Interests	596
Regulation AB	547
Regulatory Agreement	189
Reimbursement Rate	437
REIT LLLP	321
Related Proceeds	436
Release Date	233
Relevant Investor	24
Relevant Persons	21
Relief Act	571
Remaining Term to Maturity/ARD	180
REMIC	596
REO Account	440
REO Loan	386
REO Property	480
Reportable Information	302
Repurchase Request	531
Repurchases	302
Requesting Certificateholder	533
Requesting Holders	465
Requesting Investor	416
Requesting Party	544
Required Credit Risk Retention Percentage	349
Requirements	571
Residual Certificates	364
Resolution Failure	531
Resolved	531
Restricted Party	505
Retaining Sponsor	348
Review Materials	511
Revised Rate	227
RevPAR	180
Risk Retention Affiliate	505
Risk Retention Affiliated	505
Risk Retention Requirements	142
ROFO	217
ROFR	217
Rule 15Ga-1 Reporting Period	287
Rule 17g-5	405
S
S&P	343
Scheduled Certificate Interest Payments	356
Scheduled Certificate Principal Payments	351
Scheduled Principal Distribution Amount	383
SEC	270
Securities Act	547
Securitization Accounts	364, 440
Securitization Regulation	142
SEL	282, 318, 327
Senior Certificates	364
Service Payments	224
Serviced Companion Loan	51, 248
Serviced Mortgage Loan	51, 248
Serviced Pari Passu Companion Loan	248
Serviced Pari Passu Companion Loan Securities	524
Serviced Pari Passu Mortgage Loan	249
Serviced Pari Passu Whole Loan	249
Serviced Whole Loan	51, 249
Servicer Termination Event	522

Servicing Advances	434
Servicing Fee	447
Servicing Fee Rate	447
Servicing Standard	431
SF	180
SFA	24
SFO	23
Similar Law	617
SIPC	616
SMMEA	622
Special Servicing Fee	450
Special Servicing Fee Rate	450
Specially Serviced Loans	477
Sq. Ft.	180
Square Feet	180
Startup Day	597
Stated Principal Balance	384
Structured Product	23
Structuring Assumptions	582
Subject Property	189
Subordinate Certificates	364
Subordinate Companion Loan	249
Subordinate Companion Loans	170
Subsequent Asset Status Report	481
Sub-Servicing Agreement	432
Supor Operating Tenant	218
Surrendered Classes	378
Swap-Priced Expected Price	356
Swap-Priced Principal Balance Certificates	351
T
T-12	180
Target Price	354
Terms and Conditions	415
Tests	512
The Grace Building Companion Loans	257
The Grace Building Intercreditor Agreement	257
The Grace Building Mortgage Loan	257
The Grace Building Pari Passu Companion Loans	257
The Grace Building Senior Loans	257
The Grace Building Servicer	257
The Grace Building Special Servicer	257
The Grace Building Standalone Companion Loans	257
The Grace Building Subordinate Companion Loans	257
The Grace Building Triggering Event of Default	258
The Grace Building Trustee	258
The Grace Building Whole Loan	257
The Westchester A Notes	266
The Westchester Co-Lender Agreement	266
The Westchester Companion Loans	265
The Westchester Controlling Noteholder	269
The Westchester Directing Certificateholder	269
The Westchester Ground Lease	202
The Westchester Ground Lessor	202
The Westchester Loan REMIC	61, 596
The Westchester Mortgage Loan	265
The Westchester Noteholders	266
The Westchester Pari Passu Companion Loans	265
The Westchester Regular Interests	62, 596
The Westchester Subordinate Companion Loan	265
The Westchester Whole Loan	266
Third Party Purchaser	348
TIF	224
TIF Agreement	224
Title V	570
Total Operating Expenses	174
Trade Desk Additional Premises	214
TRIPRA	107
TRS LLLP	321
Trust	333
Trust Components	378
Trustee	334
TTM	180
U
U/W DSCR	176
U/W Expenses	180
U/W NCF	180
U/W NCF Debt Yield	183
U/W NCF DSCR	176
U/W Net Cash Flow	180
U/W Net Operating Income	184
U/W NOI	184
U/W NOI Debt Yield	184
U/W NOI DSCR	184
U/W Revenues	185
UBS AG, New York Branch	27, 303
UBS AG, New York Branch Data Tape	305
UBS AG, New York Branch Deal Team	304

UBS AG, New York Branch Mortgage Loans	304
UBS Qualification Criteria	306
UBSRES	303
UCC	556
UK	20
UK Due Diligence Requirements	141
UK Institutional Investor	142
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
Underwriter Entities	131
Underwriting Agreement	612
Underwritten Debt Service Coverage Ratio	176
Underwritten Economic Occupancy	180
Underwritten Expenses	180
Underwritten NCF	180
Underwritten NCF Debt Yield	183
Underwritten Net Cash Flow	180
Underwritten Net Cash Flow Debt Service Coverage Ratio	176
Underwritten Net Operating Income	184
Underwritten Net Operating Income Debt Service Coverage Ratio	184
Underwritten NOI	184
Underwritten NOI Debt Yield	184
Underwritten Revenues	185
Unscheduled Principal Distribution Amount	383
Unsolicited Information	512
Upper-Tier REMIC	596
USTs	99
V
Volcker Rule	168
Voting Rights	411
W
WAC Rate	377
Wachovia Bank	278
Weighted Average Interest Rate	185
weighted averages	185
Wells Fargo Bank	278, 338
Wells Fargo Bank Data Tape	285
Wells Fargo Bank Deal Team	285
Wells Fargo Bank Mortgage Loans	281
WFCM 2020-C57 PSA	249
WFCM 2021-C59 PSA	249
Whole Loan	170
Withheld Amounts	439
Workout Fee	451
Workout Fee Rate	451
Workout-Delayed Reimbursement Amount	437
WTNA	334
Y
Yield Maintenance Charge	393
Yield-Priced Expected Price	358
Yield-Priced Principal Balance Certificates	351
YM(#)	179

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFCM 2021-C60 ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address	City	County
1.00	Loan	4	2	Velocity Industrial Portfolio	8.7%		WFB	WFB	NAP	NAP	Various	Lansdale	Montgomery
1.01	Property		1	2750 Morris Road	4.9%	56.5%					2750 Morris Road	Lansdale	Montgomery
1.02	Property		1	1180 Church Road	3.8%	43.5%					1180 Church Road	Lansdale	Montgomery
2.00	Loan		1	The Grace Building	6.7%	100.0%	Column Financial, Inc., Bank of America, N.A., DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Column	NAP	NAP	1114 Avenue of the Americas	New York	New York
3.00	Loan		1	Malibu Colony Plaza	6.4%	100.0%	LMF	LMF	NAP	NAP	23705 Malibu Road	Malibu	Los Angeles
4.00	Loan		8	Mason Multifamily Portfolio	4.9%		UBS AG	UBS AG	NAP	NAP	Various	DeKalb	DeKalb
4.01	Property		1	University Heights	1.2%	23.5%					1110 and 1120 Varsity Boulevard	DeKalb	DeKalb
4.02	Property		1	Ashbury Court	1.0%	21.2%					813, 819, 825, 829, 831 and 843 West Taylor Street	DeKalb	DeKalb
4.03	Property		1	James Court	0.8%	16.4%					2509, 2510, 2519, 2520, 2529, 2530, 2611, 2612, 2621, 2622, 2631 and 2632 North First Street	DeKalb	DeKalb
4.04	Property		1	Old Orchard	0.4%	9.1%					1001 West Lincoln Highway	DeKalb	DeKalb
4.05	Property		1	Ashbury East	0.4%	8.8%					807 West Taylor Street	DeKalb	DeKalb
4.06	Property		1	Colonial West	0.4%	7.6%					1010 West Lincoln Highway	DeKalb	DeKalb
4.07	Property		1	Colonial East	0.4%	7.2%					1004 West Lincoln Highway	DeKalb	DeKalb
4.08	Property		1	Cardinal Apartments	0.3%	6.2%					823 West Lincoln Highway	DeKalb	DeKalb
5.00	Loan		1	Gramercy Plaza	3.6%	100.0%	WFB	WFB	NAP	NAP	2050 West 190th Street	Torrance	Los Angeles
6.00	Loan	5	1	Bell Towne Centre	3.6%	100.0%	Column Financial, Inc.	Column	NAP	NAP	16842 North 7th Street	Phoenix	Maricopa
7.00	Loan		14	Rollins Portfolio	3.3%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various
7.01	Property		1	Lodi	0.9%	26.1%					555 North Guild Avenue	Lodi	San Joaquin
7.02	Property		1	Sacramento	0.3%	8.4%					5822 Roseville Road	Sacramento	Sacramento
7.03	Property		1	Geotech Supply	0.3%	8.0%					9888 Horn Road	Sacramento	Sacramento
7.04	Property		1	Vacaville	0.2%	7.4%					811 Eubanks Drive	Vacaville	Solano
7.05	Property		1	Rancho Cordova	0.2%	6.8%					11285 White Rock Road	Rancho Cordova	Sacramento
7.06	Property		1	Modesto	0.2%	6.2%					480 Service Road	Modesto	Stanislaus
7.07	Property		1	Auburn	0.2%	6.1%					12300 Locksley Lane	Auburn	Placer
7.08	Property		1	Livermore	0.2%	5.7%					2373 Research Drive	Livermore	Alameda
7.09	Property		1	Salinas	0.2%	5.4%					12360 Christensen Road	Salinas	Monterey
7.10	Property		1	Yuba City	0.2%	5.0%					1288 Garden Highway	Yuba City	Sutter
7.11	Property		1	Santa Rosa	0.1%	4.3%					3215 Brickway Boulevard	Santa Rosa	Sonoma
7.12	Property		1	Redding	0.1%	4.1%					3080 Crossroads Drive	Redding	Shasta
7.13	Property		1	Chico	0.1%	3.5%					180 Eaton Road	Chico	Butte
7.14	Property		1	Sonora	0.1%	2.9%					429 Mono Way	Sonora	Tuolumne
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	3.2%	100.0%	LMF	LMF	NAP	NAP	1010 Euclid Avenue	Cleveland	Cuyahoga
9.00	Loan	8, 9, 10, 11	1	2302 Webster	3.1%	100.0%	LCF	LCF	NAP	NAP	2302 Webster Avenue	Bronx	Bronx
10.00	Loan		1	The Wyatt at Northern Lights	3.0%	100.0%	LMF	LMF	NAP	NAP	1410 30th Avenue Northwest	Minot	Ward
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	2.7%	100.0%	LCF	LCF	NAP	NAP	2243 Jackson Avenue	Long Island City	Queens
12.00	Loan	16, 17	1	The Westchester	2.7%	100.0%	Column Financial, Inc.	Column	NAP	NAP	125 Westchester Avenue	White Plains	Westchester
13.00	Loan		1	Metro Crossing	2.7%	100.0%	WFB	WFB	NAP	NAP	3626 Metro Crossing Drive	Council Bluffs	Pottawattamie
14.00	Loan	18	11	ExchangeRight 47	2.7%		WFB	WFB	NAP	NAP	Various	Various	Various
14.01	Property		1	Kroger - Columbus, OH	0.6%	23.7%					850 South Hamilton Road	Columbus	Franklin
14.02	Property		1	Giant Eagle - Streetsboro, OH	0.6%	22.4%					1190-1280 State Route 303	Streetsboro	Portage
14.03	Property		1	Walgreens - Cordova, TN	0.3%	11.0%					9028 Walnut Grove Road	Memphis	Shelby
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	0.2%	7.2%					4353 Groom Road	Baker	East Baton Rouge
14.05	Property		1	BB&T - Lancaster, PA	0.2%	7.1%					270 Good Drive	Lancaster	Lancaster
14.06	Property		1	Dollar General - Delhi, CA	0.2%	6.6%					9840 Stephens Street	Delhi	Merced
14.07	Property		1	Verizon Wireless - Columbia, SC	0.2%	6.5%					173 Columbiana Drive	Columbia	Lexington
14.08	Property		1	Napa Auto Parts - Columbus, OH	0.1%	4.5%					4020 East Main Street	Whitehall	Franklin
14.09	Property		1	Dollar Tree - Idaho Falls, ID	0.1%	4.3%					2125 West Broadway Street	Idaho Falls	Bonneville
14.10	Property		1	Dollar Tree - Trenton, NJ	0.1%	3.6%					24 Scotch Road	Trenton	Mercer
14.11	Property		1	Dollar General - Lubbock, TX	0.1%	3.0%					1815 Milwaukee Avenue	Lubbock	Lubbock
15.00	Loan		1	Seacrest Homes	2.4%	100.0%	BSPRT	BSPRT	NAP	NAP	1309 West Sepulveda Boulevard	Torrance	Los Angeles
16.00	Loan		1	Ranch Self Storage	2.2%	100.0%	LMF	LMF	NAP	NAP	36610 Briggs Road	Murrieta	Riverside
17.00	Loan	19, 20	1	Elmwood Distribution Center	2.0%	100.0%	UBS AG	UBS AG	Group 1	NAP	5600 Jefferson Highway	Elmwood	Jefferson Parish
18.00	Loan	21	1	Herndon Square	2.0%	100.0%	BSPRT	BSPRT	NAP	NAP	500, 505, 510, 520, 530 and 540 Huntmar Park Drive	Herndon	Fairfax
19.00	Loan		1	The Plaza at Williams Centre	1.9%	100.0%	WFB	WFB	NAP	NAP	5340-5480 East Broadway Boulevard	Tucson	Pima
20.00	Loan		1	Lafayette Arms Apartments	1.5%	100.0%	BSPRT	BSPRT	NAP	NAP	194 Washington Street	Hartford	Hartford
21.00	Loan		1	231 Hudson Leased Fee	1.4%	100.0%	LMF	LMF	NAP	NAP	231 Hudson Street	New York	New York
22.00	Loan		1	The Woodlands of Charlottesville	1.4%	100.0%	LCF	LCF	NAP	NAP	1720 Treetop Drive	Charlottesville	Albemarle
23.00	Loan		1	884 Riverside Drive	1.4%	100.0%	LMF	LMF	NAP	NAP	884 Riverside Drive	New York	New York
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	1.2%		WFB	WFB	NAP	NAP	Various	Various	Various
24.01	Property		1	Securlock - Casa Grande	0.6%	49.7%					517 North Colorado Street	Casa Grande	Pima
24.02	Property		1	Securlock - Cordova	0.3%	26.2%					1570 Bonnie Lane	Cordova	Shelby
24.03	Property		1	Securlock - Antioch	0.3%	24.1%					4221 Hurricane Creek Boulevard	Antioch	Davidson
25.00	Loan	23	1	TownePlace Suites - La Place	1.2%	100.0%	LMF	LMF	NAP	NAP	4281 Highway 51	La Place	St. John the Baptist Parish
26.00	Loan	24, 25	1	Envy Self Storage and RV	1.1%	100.0%	WFB	WFB	NAP	NAP	18612 & 19612 South Lindsay Road	Gilbert	Maricopa
27.00	Loan		1	Interstate Self Storage	1.1%	100.0%	LMF	LMF	NAP	NAP	2707 Southwest 40th Boulevard	Gainesville	Alachua
28.00	Loan	26, 27	11	122nd Street Portfolio	1.1%		LCF	LCF	NAP	NAP	Various	New York	New York
28.01	Property		1	260-262 West 122nd Street	0.2%	15.5%					260-262 West 122nd Street	New York	New York
28.02	Property		1	240 West 122nd Street	0.1%	12.7%					240 West 122nd Street	New York	New York
28.03	Property		1	238 West 122nd Street	0.1%	12.5%					238 West 122nd Street	New York	New York
28.04	Property		1	242 West 122nd Street	0.1%	11.8%					242 West 122nd Street	New York	New York
28.05	Property		1	236 West 122nd Street	0.1%	10.0%					236 West 122nd Street	New York	New York
28.06	Property		1	244 West 122nd Street	0.1%	9.7%					244 West 122nd Street	New York	New York
28.07	Property		1	2268 Frederick Douglas Boulevard	0.1%	8.8%					2268 Frederick Douglass Boulevard	New York	New York
28.08	Property		1	234 West 122nd Street	0.1%	7.4%					234 West 122nd Street	New York	New York

A-1-1

WFCM 2021-C60 ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator (1)	Mortgage Loan Seller (1)	Related Group	Crossed Group	Address	City	County
28.09	Property		1	222 Saint Nicholas Avenue	0.1%	6.3%					222 Saint Nicholas Avenue	New York	New York
28.10	Property		1	2500 Frederick Douglas Boulevard	0.0%	2.6%					2500 Frederick Douglass Boulevard	New York	New York
28.11	Property		1	262 West 115th Street	0.0%	2.6%					262 West 115th Street	New York	New York
29.00	Loan	28	1	Heights Marketplace	1.1%	100.0%	LMF	LMF	NAP	NAP	174 Yale Street	Houston	Harris
30.00	Loan		1	TownePlace Suites The Villages	1.0%	100.0%	WFB	WFB	NAP	NAP	1141 Alonzo Avenue	Lady Lake	Lady Lake
31.00	Loan		1	Garver Little Rock	1.0%	100.0%	UBS AG	UBS AG	NAP	NAP	4701 Northshore Drive	North Little Rock	Pulaski
32.00	Loan	29	1	Home2Suites Hilton Head	0.9%	100.0%	BSPRT	BSPRT	NAP	NAP	836 William Hilton Parkway	Hilton Head	Beaufort
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	0.9%		LMF	LMF	NAP	NAP	Various	Bronx	Bronx
33.01	Property		1	375 East 209th Street	0.4%	41.8%					375 East 209th Street	Bronx	Bronx
33.02	Property		1	2679 Decatur Avenue	0.3%	36.8%					2679 Decatur Avenue	Bronx	Bronx
33.03	Property		1	3053 Hull Avenue	0.2%	21.4%					3053 Hull Avenue	Bronx	Bronx
34.00	Loan		1	Arizona Pavilions	0.9%	100.0%	LMF	LMF	NAP	NAP	5920 Arizona Pavilions Drive	Tucson	Pima
35.00	Loan	30	1	Boonton Industrial	0.9%	100.0%	LMF	LMF	NAP	NAP	95 Fulton Street	Boonton	Morris
36.00	Loan		1	Leisure Living	0.8%	100.0%	Oceanview Commercial Mortgage Finance, LLC	Column	NAP	NAP	700 Leisure Drive	Fort Worth	Tarrant
37.00	Loan	31	1	Walmart Deland	0.8%	100.0%	BSPRT	BSPRT	Group 2	Group A	955 South Woodland Boulevard	Deland	Volusia
38.00	Loan	32, 33	1	Bronxwood Mixed Use	0.8%	100.0%	LMF	LMF	NAP	NAP	2542A, 2544A, 2546A, 2548A White Plains Road	Bronx	Bronx
39.00	Loan		1	Lost River Self Storage	0.8%	100.0%	LMF	LMF	NAP	NAP	2823 Nashville Road	Bowling Green	Warren
40.00	Loan		1	Clara Point Apartments	0.8%	100.0%	LMF	LMF	NAP	NAP	300 Applecross Drive	Augusta	Columbia
41.00	Loan	34, 35	1	Belamere Suites II	0.7%	100.0%	LCF	LCF	NAP	NAP	2525 Antioch Road	Cumming	Forsyth
42.00	Loan		1	AC Self Storage - Missouri City	0.7%	100.0%	WFB	WFB	Group 3	NAP	2604 FM 1092 Road	Missouri City	Fort Bend
43.00	Loan		1	AC Self Storage - Arlington,TX	0.7%	100.0%	WFB	WFB	Group 3	NAP	5500 US Highway 287	Arlington	Tarrant
44.00	Loan	36	1	Walgreens – Newport News, VA	0.7%	100.0%	BSPRT	BSPRT	NAP	NAP	14440 Warwick Boulevard	Newport News	City of Newport News
45.00	Loan	37	1	Walgreens San Tan Valley	0.6%	100.0%	BSPRT	BSPRT	Group 2	Group A	40663 North Gantzel Road	San Tan Valley	Pinal
46.00	Loan		1	Amidon Place Apartments	0.6%	100.0%	LMF	LMF	NAP	NAP	2727 North Amidon Avenue	Wichita	Sedgwick
47.00	Loan	38	1	Estrella Crossroads	0.6%	100.0%	LMF	LMF	NAP	NAP	387-575 North Estrella Parkway and 15420 West Van Buren Street	Goodyear	Maricopa
48.00	Loan	39	1	Federales Chicago	0.6%	100.0%	LCF	LCF	NAP	NAP	180 North Morgan Street	Chicago	Cook
49.00	Loan		1	Shops at Valle Vista	0.5%	100.0%	LMF	LMF	NAP	NAP	902 Dixieland Road	Harlingen	Cameron
50.00	Loan		1	Villas at the Woodlands	0.5%	100.0%	LMF	LMF	NAP	NAP	7225 Crane Avenue	Jacksonville	Duval
51.00	Loan		1	Turtle Creek Apartments	0.5%	100.0%	UBS AG	UBS AG	NAP	NAP	3600 Western Avenue	Connersville	Fayette
52.00	Loan	40	1	FleetPride Industrial	0.5%	100.0%	BSPRT	BSPRT	NAP	NAP	7603 Boeing Drive	Greensboro	Guilford
53.00	Loan	41	1	Walgreens Cambridge	0.4%	100.0%	LMF	LMF	NAP	NAP	115 Garfield Street North	Cambridge	Isanti
54.00	Loan	42	1	Parq on 8th Apartments	0.4%	100.0%	BSPRT	BSPRT	NAP	NAP	1823 East 8th Street	Anderson	Madison
55.00	Loan		1	Lord Duplin Apartments	0.4%	100.0%	LMF	LMF	NAP	NAP	103 Brewer Boulevard	Warsaw	Duplin
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	0.4%		LMF	LMF	NAP	NAP	Various	Various	Various
56.01	Property		1	City Walk MHC	0.3%	61.6%					208 Center Drive	Siler City	Chatham
56.02	Property		1	Oak Hill MHC	0.2%	38.4%					15-125 and 65 Oak Hollow Lane	Sanford	Lee
57.00	Loan	43	1	4070 Butler Pike Office	0.3%	100.0%	LMF	LMF	NAP	NAP	4070 Butler Pike	Plymouth Meeting	Montgomery
58.00	Loan		1	7-Eleven Tampa	0.3%	100.0%	BSPRT	BSPRT	NAP	NAP	10906 N Nebraska Avenue	Tampa	Hillsborough
59.00	Loan		1	CVS Mars Hill	0.3%	100.0%	LMF	LMF	NAP	NAP	191 Carl Eller Road	Mars Hill	Madison
60.00	Loan		1	5800 Brookhollow	0.3%	100.0%	UBS AG	UBS AG	Group 1	NAP	5800 Jefferson Highway	Elmwood	Jefferson Parish
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	0.1%	100.0%	LCF	LCF	NAP	NAP	3139 East Washington Road	Saginaw	Saginaw

A-1-2

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
1.00	Loan	4	2	Velocity Industrial Portfolio	PA	19446	Industrial	Warehouse	Various	2021	1,130,782	SF	66.33	65,000,000	65,000,000	65,000,000	3.23000%	0.01760%	3.21240%	NAP	177,388.31	NAP	2,128,659.72	Interest Only	No	Actual/360
1.01	Property		1	2750 Morris Road	PA	19446	Industrial	Warehouse	1989	2021	681,126	SF		36,719,818	36,719,818	36,719,818
1.02	Property		1	1180 Church Road	PA	19446	Industrial	Warehouse	1966	2021	449,656	SF		28,280,182	28,280,182	28,280,182
2.00	Loan		1	The Grace Building	NY	10036	Office	CBD	1974	2018	1,556,972	SF	567.13	50,000,000	50,000,000	50,000,000	2.69210%	0.01760%	2.67450%	NAP	113,728.76	NAP	1,364,745.12	Interest Only	No	Actual/360
3.00	Loan		1	Malibu Colony Plaza	CA	90265	Retail	Anchored	1989	NAP	114,370	SF	419.69	48,000,000	48,000,000	48,000,000	3.75000%	0.01760%	3.73240%	NAP	152,083.33	NAP	1,824,999.96	Interest Only	No	Actual/360
4.00	Loan		8	Mason Multifamily Portfolio	IL	60115	Multifamily	Garden	Various	NAP	626	Units	59,105.43	37,000,000	37,000,000	33,639,236	3.99100%	0.03510%	3.95590%	176,451.73	124,764.94	2,117,420.76	1,497,179.28	Interest Only, Amortizing Balloon	No	Actual/360
4.01	Property		1	University Heights	IL	60115	Multifamily	Garden	1972	NAP	171	Units		8,699,947	8,699,947	7,909,718
4.02	Property		1	Ashbury Court	IL	60115	Multifamily	Garden	1978	NAP	144	Units		7,837,143	7,837,143	7,125,284
4.03	Property		1	James Court	IL	60115	Multifamily	Garden	1967	NAP	96	Units		6,061,204	6,061,204	5,510,656
4.04	Property		1	Old Orchard	IL	60115	Multifamily	Garden	1984	NAP	36	Units		3,364,939	3,364,939	3,059,297
4.05	Property		1	Ashbury East	IL	60115	Multifamily	Garden	1978	NAP	60	Units		3,271,468	3,271,468	2,974,316
4.06	Property		1	Colonial West	IL	60115	Multifamily	Garden	1984	NAP	40	Units		2,811,306	2,811,306	2,555,951
4.07	Property		1	Colonial East	IL	60115	Multifamily	Garden	1984	NAP	38	Units		2,674,695	2,674,695	2,431,749
4.08	Property		1	Cardinal Apartments	IL	60115	Multifamily	Garden	1976	NAP	41	Units		2,279,298	2,279,298	2,072,266
5.00	Loan		1	Gramercy Plaza	CA	90504	Office	Suburban	1991	2019	157,008	SF	173.24	27,200,000	27,200,000	27,200,000	3.28100%	0.03760%	3.24340%	NAP	75,402.24	NAP	904,826.88	Interest Only	No	Actual/360
6.00	Loan	5	1	Bell Towne Centre	AZ	85022	Retail	Shadow Anchored	1988	NAP	130,713	SF	203.50	26,600,000	26,600,000	21,496,721	3.52100%	0.01760%	3.50340%	119,757.92	79,132.84	1,437,095.04	949,594.08	Interest Only, Amortizing Balloon	No	Actual/360
7.00	Loan		14	Rollins Portfolio	CA	Various	Industrial	Flex	Various	Various	232,340	SF	169.58	24,400,000	24,400,000	24,400,000	3.20950%	0.01760%	3.19190%	NAP	66,166.22	NAP	793,994.64	Interest Only	No	Actual/360
7.01	Property		1	Lodi	CA	95240	Industrial	Flex	2007	NAP	55,632	SF		6,374,615	6,374,615	6,374,615
7.02	Property		1	Sacramento	CA	95842	Industrial	Flex	1985	2017	19,128	SF		2,042,107	2,042,107	2,042,107
7.03	Property		1	Geotech Supply	CA	95827	Industrial	Flex	2001	NAP	25,020	SF		1,951,731	1,951,731	1,951,731
7.04	Property		1	Vacaville	CA	95688	Industrial	Flex	1990	2015	13,840	SF		1,806,157	1,806,157	1,806,157
7.05	Property		1	Rancho Cordova	CA	95742	Industrial	Flex	1994	NAP	15,520	SF		1,662,792	1,662,792	1,662,792
7.06	Property		1	Modesto	CA	95307	Industrial	Flex	2001	NAP	16,016	SF		1,513,543	1,513,543	1,513,543
7.07	Property		1	Auburn	CA	95602	Industrial	Flex	1999	NAP	19,750	SF		1,486,294	1,486,294	1,486,294
7.08	Property		1	Livermore	CA	94550	Industrial	Flex	2003 & 2015	NAP	9,920	SF		1,402,690	1,402,690	1,402,690
7.09	Property		1	Salinas	CA	93907	Industrial	Flex	2004	NAP	8,005	SF		1,310,416	1,310,416	1,310,416
7.10	Property		1	Yuba City	CA	95991	Industrial	Flex	2012	NAP	9,920	SF		1,230,528	1,230,528	1,230,528
7.11	Property		1	Santa Rosa	CA	95403	Industrial	Flex	2002	NAP	8,525	SF		1,059,914	1,059,914	1,059,914
7.12	Property		1	Redding	CA	96003	Industrial	Flex	2007	2011	12,480	SF		1,007,893	1,007,893	1,007,893
7.13	Property		1	Chico	CA	95973	Industrial	Flex	2012	NAP	9,634	SF		854,619	854,619	854,619
7.14	Property		1	Sonora	CA	95370	Industrial	Flex	1998	NAP	8,950	SF		696,701	696,701	696,701
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	OH	44114	Mixed Use	Multifamily/Retail/Office	1907	2015	138,515	SF	175.07	24,250,000	24,250,000	19,775,046	4.68000%	0.01760%	4.66240%	125,478.32	NAP	1,505,739.84	NAP	Amortizing Balloon	No	Actual/360
9.00	Loan	8, 9, 10, 11	1	2302 Webster	NY	10458	Multifamily	Mid Rise	2020	NAP	71	Units	326,760.56	23,200,000	23,200,000	23,200,000	3.80600%	0.01760%	3.78840%	NAP	74,604.65	NAP	895,255.80	Interest Only	No	Actual/360
10.00	Loan		1	The Wyatt at Northern Lights	ND	58703	Multifamily	Garden	2014	NAP	276	Units	82,427.54	22,750,000	22,750,000	22,750,000	4.34000%	0.01760%	4.32240%	NAP	83,421.93	NAP	1,001,063.16	Interest Only	No	Actual/360
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	NY	11101	Retail	Unanchored	2021	NAP	25,996	SF	780.89	20,300,000	20,300,000	20,300,000	3.72800%	0.01760%	3.71040%	NAP	63,941.24	NAP	767,294.88	Interest Only	No	Actual/360
12.00	Loan	16, 17	1	The Westchester	NY	10601	Retail	Super-Regional Mall	1995	2015-2017	809,311	SF	423.82	20,000,000	20,000,000	20,000,000	3.25000%	0.01635%	3.23365%	NAP	54,918.98	NAP	659,027.76	Interest Only	No	Actual/360
13.00	Loan		1	Metro Crossing	IA	51501	Retail	Anchored	2008	NAP	310,130	SF	111.08	20,000,000	20,000,000	17,983,812	3.35800%	0.01760%	3.34040%	88,231.15	NAP	1,058,773.80	NAP	Amortizing Balloon	No	Actual/360
14.00	Loan	18	11	ExchangeRight 47	Various	Various	Various	Various	Various	Various	210,447	SF	95.04	20,000,000	20,000,000	20,000,000	2.90000%	0.01760%	2.88240%	NAP	49,004.63	NAP	588,055.56	Interest Only	No	Actual/360
14.01	Property		1	Kroger - Columbus, OH	OH	43213	Retail	Single Tenant	1993	2013	61,387	SF		4,746,752	4,746,752	4,746,752
14.02	Property		1	Giant Eagle - Streetsboro, OH	OH	44240	Retail	Single Tenant	2001	2010	68,536	SF		4,481,570	4,481,570	4,481,570
14.03	Property		1	Walgreens - Cordova, TN	TN	38018	Retail	Single Tenant	2002	NAP	15,120	SF		2,206,311	2,206,311	2,206,311
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	LA	70714	Office	Medical	2013	NAP	9,231	SF		1,442,588	1,442,588	1,442,588
14.05	Property		1	BB&T - Lancaster, PA	PA	17603	Retail	Single Tenant	2003	NAP	2,972	SF		1,410,766	1,410,766	1,410,766
14.06	Property		1	Dollar General - Delhi, CA	CA	95315	Retail	Single Tenant	2013	NAP	9,002	SF		1,325,908	1,325,908	1,325,908
14.07	Property		1	Verizon Wireless - Columbia, SC	SC	29212	Retail	Single Tenant	1995	NAP	6,000	SF		1,299,390	1,299,390	1,299,390
14.08	Property		1	Napa Auto Parts - Columbus, OH	OH	43213	Retail	Single Tenant	1996	NAP	7,785	SF		901,618	901,618	901,618
14.09	Property		1	Dollar Tree - Idaho Falls, ID	ID	83402	Retail	Single Tenant	1999	2018	11,800	SF		864,492	864,492	864,492
14.10	Property		1	Dollar Tree - Trenton, NJ	NJ	08628	Retail	Single Tenant	1964	2019	9,600	SF		715,990	715,990	715,990
14.11	Property		1	Dollar General - Lubbock, TX	TX	79416	Retail	Single Tenant	2006	NAP	9,014	SF		604,614	604,614	604,614
15.00	Loan		1	Seacrest Homes	CA	90501	Multifamily	Mid Rise	2019	NAP	176	Units	272,727.27	18,000,000	18,000,000	18,000,000	3.89000%	0.01760%	3.87240%	NAP	59,160.42	NAP	709,925.04	Interest Only	No	Actual/360
16.00	Loan		1	Ranch Self Storage	CA	92563	Self Storage	Self Storage	2018	NAP	129,687	SF	127.23	16,500,000	16,500,000	15,215,318	4.88000%	0.01760%	4.86240%	87,369.44	68,031.94	1,048,433.28	816,383.28	Interest Only, Amortizing Balloon	No	Actual/360
17.00	Loan	19, 20	1	Elmwood Distribution Center	LA	70123	Industrial	Warehouse Distribution	1974	NAP	412,293	SF	36.38	15,000,000	15,000,000	15,000,000	2.85000%	0.01760%	2.83240%	NAP	36,119.79	NAP	433,437.48	Interest Only	No	Actual/360
18.00	Loan	21	1	Herndon Square	VA	20170	Office	Suburban	1988	NAP	263,507	SF	115.26	15,000,000	14,936,855	11,954,098	4.02000%	0.01760%	4.00240%	71,785.36	NAP	861,424.32	NAP	Amortizing Balloon	No	Actual/360
19.00	Loan		1	The Plaza at Williams Centre	AZ	85711	Retail	Unanchored	1988	NAP	96,860	SF	144.54	14,000,000	14,000,000	10,909,797	3.40800%	0.01760%	3.39040%	62,149.49	NAP	745,793.88	NAP	Amortizing Balloon	No	Actual/360
20.00	Loan		1	Lafayette Arms Apartments	CT	06106	Multifamily	Mid Rise	1968	2020	141	Units	78,014.18	11,000,000	11,000,000	8,987,003	3.85000%	0.01760%	3.83240%	51,568.91	35,781.83	618,826.92	429,381.96	Interest Only, Amortizing Balloon	No	Actual/360
21.00	Loan		1	231 Hudson Leased Fee	NY	10013	Other	Leased Fee	NAP	NAP	12,937	SF	827.09	10,700,000	10,700,000	8,351,486	3.45000%	0.01760%	3.43240%	47,749.64	NAP	572,995.68	NAP	Amortizing Balloon	No	Actual/360
22.00	Loan		1	The Woodlands of Charlottesville	VA	22903	Multifamily	Garden	2007	NAP	72	Units	147,916.67	10,650,000	10,650,000	10,650,000	3.65000%	0.01760%	3.63240%	NAP	32,843.66	NAP	394,123.92	Interest Only	No	Actual/360
23.00	Loan		1	884 Riverside Drive	NY	10032	Multifamily	Mid Rise	1920	2012	60	Units	176,250.00	10,575,000	10,575,000	9,693,146	4.50000%	0.01760%	4.48240%	53,581.97	40,207.03	642,983.64	482,484.36	Interest Only, Amortizing Balloon	No	Actual/360
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	Various	Various	Self Storage	Self Storage	Various	Various	182,058	SF	49.43	9,000,000	9,000,000	9,000,000	3.17700%	0.01760%	3.15940%	NAP	24,158.44	NAP	289,901.28	Interest Only	No	Actual/360
24.01	Property		1	Securlock - Casa Grande	AZ	85122	Self Storage	Self Storage	1997	NAP	74,250	SF		4,470,000	4,470,000	4,470,000
24.02	Property		1	Securlock - Cordova	TN	38016	Self Storage	Self Storage	1997	NAP	53,208	SF		2,360,000	2,360,000	2,360,000
24.03	Property		1	Securlock - Antioch	TN	37013	Self Storage	Self Storage	1998	2009	54,600	SF		2,170,000	2,170,000	2,170,000
25.00	Loan	23	1	TownePlace Suites - La Place	LA	70068	Hospitality	Extended Stay	2016	NAP	93	Rooms	95,526.78	9,000,000	8,883,991	7,411,750	4.55000%	0.01760%	4.53240%	45,869.45	34,598.96	550,433.40	415,187.52	Amortizing Balloon	No	Actual/360
26.00	Loan	24, 25	1	Envy Self Storage and RV	AZ	85297	Self Storage	Self Storage	2018	2021	70,720	SF	116.52	8,240,000	8,240,000	8,240,000	3.86900%	0.01760%	3.85140%	NAP	26,936.12	NAP	323,233.44	Interest Only	No	Actual/360
27.00	Loan		1	Interstate Self Storage	FL	32608	Self Storage	Self Storage	1983	NAP	106,894	SF	76.71	8,200,000	8,200,000	7,525,643	4.58000%	0.01760%	4.56240%	41,938.88	31,731.34	503,266.56	380,776.08	Interest Only, Amortizing Balloon	No	Actual/360
28.00	Loan	26, 27	11	122nd Street Portfolio	NY	Various	Multifamily	Mid Rise	Various	Various	132	Units	174,242.42	8,000,000	8,000,000	8,000,000	3.90000%	0.01760%	3.88240%	NAP	26,361.11	NAP	316,333.32	Interest Only	No	Actual/360
28.01	Property		1	260-262 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	18	Units		1,243,478	1,243,478	1,243,478
28.02	Property		1	240 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	15	Units		1,017,391	1,017,391	1,017,391
28.03	Property		1	238 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	14	Units		1,000,000	1,000,000	1,000,000
28.04	Property		1	242 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	10	Units		947,826	947,826	947,826
28.05	Property		1	236 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	14	Units		800,000	800,000	800,000
28.06	Property		1	244 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	10	Units		773,913	773,913	773,913
28.07	Property		1	2268 Frederick Douglas Boulevard	NY	10027	Multifamily	Mid Rise	1910	1993	9	Units		704,348	704,348	704,348
28.08	Property		1	234 West 122nd Street	NY	10027	Multifamily	Mid Rise	1910	1993	14	Units		591,304	591,304	591,304
A-1-3

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
28.09	Property		1	222 Saint Nicholas Avenue	NY	10027	Multifamily	Mid Rise	1910	1993	9	Units		504,348	504,348	504,348
28.10	Property		1	2500 Frederick Douglas Boulevard	NY	10030	Multifamily	Mid Rise	1910	1998	9	Units		208,696	208,696	208,696
28.11	Property		1	262 West 115th Street	NY	10026	Multifamily	Mid Rise	1900	1998	10	Units		208,696	208,696	208,696
29.00	Loan	28	1	Heights Marketplace	TX	77007	Retail	Unanchored	2011	NAP	19,471	SF	410.87	8,000,000	8,000,000	7,048,276	4.70000%	0.01760%	4.68240%	41,491.02	31,768.52	497,892.24	381,222.24	Interest Only, Amortizing Balloon	No	Actual/360
30.00	Loan		1	TownePlace Suites The Villages	FL	32159	Hospitality	Extended Stay	2007	2016	119	Rooms	63,025.21	7,500,000	7,500,000	6,854,205	4.30600%	0.01760%	4.28840%	37,141.79	NAP	445,701.48	NAP	Amortizing Balloon	No	Actual/360
31.00	Loan		1	Garver Little Rock	AR	72118	Office	Suburban	2009	NAP	47,627	SF	152.43	7,260,000	7,260,000	7,260,000	3.02180%	0.01760%	3.00420%	NAP	18,535.81	NAP	222,429.72	Interest Only - ARD	Yes	Actual/360
32.00	Loan	29	1	Home2Suites Hilton Head	SC	29928	Hospitality	Extended Stay	2018	NAP	99	Rooms	71,332.07	7,070,000	7,061,875	5,870,066	5.24000%	0.01760%	5.22240%	38,997.02	NAP	467,964.24	NAP	Amortizing Balloon	No	Actual/360
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	NY	Various	Multifamily	Mid Rise	Various	NAP	45	Units	149,644.44	6,734,000	6,734,000	6,734,000	3.82000%	0.01760%	3.80240%	NAP	21,734.30	NAP	260,811.60	Interest Only	No	Actual/360
33.01	Property		1	375 East 209th Street	NY	10467	Multifamily	Mid Rise	1917	NAP	21	Units		2,814,000	2,814,000	2,814,000
33.02	Property		1	2679 Decatur Avenue	NY	10458	Multifamily	Mid Rise	1912	NAP	16	Units		2,479,000	2,479,000	2,479,000
33.03	Property		1	3053 Hull Avenue	NY	10467	Multifamily	Mid Rise	1911	NAP	8	Units		1,441,000	1,441,000	1,441,000
34.00	Loan		1	Arizona Pavilions	AZ	85743	Retail	Shadow Anchored	2004	NAP	24,335	SF	269.97	6,600,000	6,569,802	5,437,240	4.98000%	0.01760%	4.96240%	35,349.60	NAP	424,195.20	NAP	Amortizing Balloon	No	Actual/360
35.00	Loan	30	1	Boonton Industrial	NJ	07005	Industrial	Warehouse	1992	NAP	55,000	SF	118.18	6,500,000	6,500,000	5,339,255	4.90000%	0.01760%	4.88240%	34,497.24	NAP	413,966.88	NAP	Amortizing Balloon	No	Actual/360
36.00	Loan		1	Leisure Living	TX	76120	Manufactured Housing	Manufactured Housing	1985	NAP	124	Pads	49,530.03	6,150,000	6,141,723	4,963,409	4.38000%	0.01760%	4.36240%	30,724.18	NAP	368,690.16	NAP	Amortizing Balloon	No	Actual/360
37.00	Loan	31	1	Walmart Deland	FL	32720	Other	Leased Fee	2018	NAP	41,871	SF	190.51	6,050,000	6,050,000	6,050,000	4.01000%	0.01760%	3.99240%	NAP	20,497.88	NAP	245,974.56	Interest Only	No	Actual/360
38.00	Loan	32, 33	1	Bronxwood Mixed Use	NY	10467	Mixed Use	Multifamily/Retail	2008	NAP	26,530	SF	226.16	6,000,000	6,000,000	5,489,445	4.38300%	0.01760%	4.36540%	29,985.43	22,219.38	359,825.16	266,632.56	Interest Only, Amortizing Balloon	No	Actual/360
39.00	Loan		1	Lost River Self Storage	KY	42101	Self Storage	Self Storage	2016	NAP	69,550	SF	86.27	6,000,000	6,000,000	5,201,464	4.99000%	0.01760%	4.97240%	32,172.64	25,296.53	386,071.68	303,558.36	Interest Only, Amortizing Balloon	No	Actual/360
40.00	Loan		1	Clara Point Apartments	GA	30907	Multifamily	Garden	1971	2021	56	Units	106,250.00	5,950,000	5,950,000	4,989,382	4.69000%	0.01760%	4.67240%	30,823.20	23,577.56	369,878.40	282,930.72	Interest Only, Amortizing Balloon	No	Actual/360
41.00	Loan	34, 35	1	Belamere Suites II	GA	30040	Hospitality	Limited Service	2019	NAP	27	Rooms	206,656.29	5,600,000	5,579,720	3,842,823	7.06800%	0.01760%	7.05040%	43,645.61	NAP	523,747.32	NAP	Amortizing Balloon	No	Actual/360
42.00	Loan		1	AC Self Storage - Missouri City	TX	77459	Self Storage	Self Storage	2006	NAP	55,225	SF	95.97	5,300,000	5,300,000	5,300,000	3.31300%	0.01760%	3.29540%	NAP	14,835.64	NAP	178,027.68	Interest Only	No	Actual/360
43.00	Loan		1	AC Self Storage - Arlington,TX	TX	76017	Self Storage	Self Storage	2002	NAP	85,805	SF	61.77	5,300,000	5,300,000	5,300,000	3.30800%	0.01760%	3.29040%	NAP	14,813.25	NAP	177,759.00	Interest Only	No	Actual/360
44.00	Loan	36	1	Walgreens – Newport News, VA	VA	23608	Retail	Single Tenant	2009	NAP	14,607	SF	349.83	5,110,000	5,110,000	5,110,000	4.66000%	0.01760%	4.64240%	NAP	20,119.44	NAP	241,433.28	Interest Only	No	Actual/360
45.00	Loan	37	1	Walgreens San Tan Valley	AZ	85140	Retail	Single Tenant	2009	NAP	14,820	SF	190.51	4,750,000	4,750,000	4,750,000	3.97000%	0.01760%	3.95240%	NAP	15,932.84	NAP	191,194.08	Interest Only	No	Actual/360
46.00	Loan		1	Amidon Place Apartments	KS	67204	Multifamily	Garden	1972	NAP	180	Units	26,041.67	4,687,500	4,687,500	4,051,539	3.88000%	0.01760%	3.86240%	22,055.77	15,366.75	264,669.24	184,401.00	Interest Only, Amortizing Balloon	No	Actual/360
47.00	Loan	38	1	Estrella Crossroads	AZ	85338	Retail	Anchored	2006	NAP	22,838	SF	201.42	4,600,000	4,600,000	4,162,901	3.72000%	0.01760%	3.70240%	21,225.09	14,458.06	254,701.08	173,496.72	Interest Only, Amortizing Balloon	No	Actual/360
48.00	Loan	39	1	Federales Chicago	IL	60607	Retail	Single Tenant	2016	NAP	8,990	SF	500.56	4,500,000	4,500,000	4,500,000	4.63400%	0.01760%	4.61640%	NAP	17,618.85	NAP	211,426.20	Interest Only	No	Actual/360
49.00	Loan		1	Shops at Valle Vista	TX	78552	Retail	Shadow Anchored	1985	2017	14,113	SF	259.34	3,660,000	3,660,000	3,341,316	4.24000%	0.01760%	4.22240%	17,983.58	13,111.61	215,802.96	157,339.32	Interest Only, Amortizing Balloon	No	Actual/360
50.00	Loan		1	Villas at the Woodlands	FL	32216	Multifamily	Garden	1984	NAP	64	Units	54,687.50	3,500,000	3,500,000	2,830,050	4.43000%	0.01760%	4.41240%	17,588.71	NAP	211,064.52	NAP	Amortizing Balloon	No	Actual/360
51.00	Loan		1	Turtle Creek Apartments	IN	47331	Multifamily	Garden	1973	NAP	129	Units	26,744.19	3,450,000	3,450,000	2,723,052	3.75000%	0.01760%	3.73240%	15,977.49	NAP	191,729.88	NAP	Amortizing Balloon	No	Actual/360
52.00	Loan	40	1	FleetPride Industrial	NC	27409	Industrial	Warehouse / Distribution	1996	NAP	35,500	SF	96.61	3,440,000	3,429,705	2,667,569	4.43000%	0.01760%	4.41240%	18,049.37	NAP	216,592.44	NAP	Amortizing Balloon	No	Actual/360
53.00	Loan	41	1	Walgreens Cambridge	MN	55008	Retail	Single Tenant	2004	NAP	14,550	SF	230.24	3,350,000	3,350,000	3,350,000	4.15000%	0.01760%	4.13240%	NAP	11,746.33	NAP	140,955.96	Interest Only	No	Actual/360
54.00	Loan	42	1	Parq on 8th Apartments	IN	46012	Multifamily	Garden	1965	2018	94	Units	35,576.09	3,350,000	3,344,153	2,489,702	4.74000%	0.01760%	4.72240%	19,079.67	NAP	228,956.04	NAP	Amortizing Balloon	No	Actual/360
55.00	Loan		1	Lord Duplin Apartments	NC	28398	Multifamily	Garden	1972	NAP	82	Units	39,329.27	3,225,000	3,225,000	2,805,640	4.15000%	0.01760%	4.13240%	15,676.83	11,308.03	188,121.96	135,696.36	Interest Only, Amortizing Balloon	No	Actual/360
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	NC	Various	Manufactured Housing	Manufactured Housing	Various	NAP	116	Pads	26,939.66	3,125,000	3,125,000	2,753,846	4.71000%	0.01760%	4.69240%	16,226.22	12,435.98	194,714.64	149,231.76	Interest Only, Amortizing Balloon	No	Actual/360
56.01	Property		1	City Walk MHC	NC	27344	Manufactured Housing	Manufactured Housing	1957	NAP	72	Pads		1,925,000	1,925,000	1,696,369
56.02	Property		1	Oak Hill MHC	NC	27330	Manufactured Housing	Manufactured Housing	1965	NAP	44	Pads		1,200,000	1,200,000	1,057,477
57.00	Loan	43	1	4070 Butler Pike Office	PA	19462	Office	Suburban	1965	2017	20,431	SF	122.20	2,500,000	2,496,660	2,020,422	4.42000%	0.01760%	4.40240%	12,548.58	NAP	150,582.96	NAP	Amortizing Balloon	No	Actual/360
58.00	Loan		1	7-Eleven Tampa	FL	33612	Retail	Single Tenant	2021	NAP	3,098	SF	685.93	2,125,000	2,125,000	2,125,000	4.36000%	0.01760%	4.34240%	NAP	7,828.07	NAP	93,936.84	Interest Only	No	Actual/360
59.00	Loan		1	CVS Mars Hill	NC	28754	Retail	Single Tenant	2005	NAP	9,854	SF	213.11	2,100,000	2,100,000	2,100,000	4.08000%	0.01760%	4.06240%	NAP	7,239.17	NAP	86,870.04	Interest Only	No	Actual/360
60.00	Loan		1	5800 Brookhollow	LA	70123	Industrial	Warehouse Distribution	1978	NAP	89,833	SF	22.26	2,000,000	2,000,000	2,000,000	2.85000%	0.01760%	2.83240%	NAP	4,815.97	NAP	57,791.64	Interest Only	No	Actual/360
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	MI	48601	Retail	Single Tenant	2020	NAP	9,100	SF	93.08	847,058	847,058	847,058	4.39000%	0.01760%	4.37240%	NAP	3,141.86	NAP	37,702.32	Interest Only - ARD	Yes	Actual/360

A-1-4

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1.00	Loan	4	2	Velocity Industrial Portfolio	120	120	120	120	0	0	6/28/2021	0	11	8/11/2021	NAP	7/11/2031	NAP	0	0	L(24),D(92),O(4)	NAV	NAV	NAV
1.01	Property		1	2750 Morris Road																	NAV	NAV	NAV
1.02	Property		1	1180 Church Road																	NAV	NAV	NAV
2.00	Loan		1	The Grace Building	120	113	120	113	0	0	11/17/2020	7	6	1/6/2021	NAP	12/6/2030	NAP	0	0	L(31),DorYM1(82),O(7)	97,004,029	50,731,490	46,272,539
3.00	Loan		1	Malibu Colony Plaza	120	118	120	118	0	0	5/6/2021	2	6	6/6/2021	NAP	5/6/2031	NAP	0	0	L(24),YM1(92),O(4)	5,946,130	3,105,070	2,841,060
4.00	Loan		8	Mason Multifamily Portfolio	60	60	120	120	360	360	6/30/2021	0	6	8/6/2021	8/6/2026	7/6/2031	NAP	0	0	L(24),D(92),O(4)	5,619,904	2,368,295	3,251,609
4.01	Property		1	University Heights																	1,192,947	605,837	587,110
4.02	Property		1	Ashbury Court																	1,264,812	548,364	716,447
4.03	Property		1	James Court																	909,934	315,212	594,722
4.04	Property		1	Old Orchard																	514,677	210,323	304,354
4.05	Property		1	Ashbury East																	564,635	245,052	319,583
4.06	Property		1	Colonial West																	415,025	165,751	249,274
4.07	Property		1	Colonial East																	411,534	159,540	251,994
4.08	Property		1	Cardinal Apartments																	346,340	118,215	228,124
5.00	Loan		1	Gramercy Plaza	120	119	120	119	0	0	6/11/2021	1	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(25),D(91),O(4)	3,503,824	1,539,065	1,964,759
6.00	Loan	5	1	Bell Towne Centre	12	5	120	113	360	360	11/24/2020	7	1	1/1/2021	1/1/2022	12/6/2030	NAP	5	5	L(31),D(85),O(4)	4,114,312	1,085,923	3,028,389
7.00	Loan		14	Rollins Portfolio	120	119	120	119	0	0	5/13/2021	1	6	7/6/2021	NAP	6/6/2031	NAP	0	0	L(24),YM1(1),DorYM1(90),O(5)	NAV	NAV	NAV
7.01	Property		1	Lodi																	NAV	NAV	NAV
7.02	Property		1	Sacramento																	NAV	NAV	NAV
7.03	Property		1	Geotech Supply																	NAV	NAV	NAV
7.04	Property		1	Vacaville																	NAV	NAV	NAV
7.05	Property		1	Rancho Cordova																	NAV	NAV	NAV
7.06	Property		1	Modesto																	NAV	NAV	NAV
7.07	Property		1	Auburn																	NAV	NAV	NAV
7.08	Property		1	Livermore																	NAV	NAV	NAV
7.09	Property		1	Salinas																	NAV	NAV	NAV
7.10	Property		1	Yuba City																	NAV	NAV	NAV
7.11	Property		1	Santa Rosa																	NAV	NAV	NAV
7.12	Property		1	Redding																	NAV	NAV	NAV
7.13	Property		1	Chico																	NAV	NAV	NAV
7.14	Property		1	Sonora																	NAV	NAV	NAV
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	0	0	120	120	360	360	6/3/2021	0	1	8/1/2021	8/1/2021	7/1/2031	NAP	5	4	L(24),D(92),O(4)	3,007,047	1,154,255	1,852,793
9.00	Loan	8, 9, 10, 11	1	2302 Webster	120	120	120	120	0	0	6/30/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	0	0	L(24),D(92),O(4)	NAV	NAV	NAV
10.00	Loan		1	The Wyatt at Northern Lights	120	120	120	120	0	0	6/25/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	0	0	L(24),D(91),O(5)	3,238,763	1,311,112	1,927,651
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	120	120	120	120	0	0	7/1/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	3	0	L(24),D(92),O(4)	NAV	NAV	NAV
12.00	Loan	16, 17	1	The Westchester	120	103	120	103	0	0	1/21/2020	17	1	3/1/2020	NAP	2/1/2030	NAP	0	0	L(35),YM1(1),DorYM1(5),D(72),O(7)	48,328,349	19,224,204	29,104,145
13.00	Loan		1	Metro Crossing	0	0	60	60	360	360	6/17/2021	0	11	8/11/2021	8/11/2021	7/11/2026	NAP	0	0	L(24),D(26),O(10)	6,337,597	2,343,454	3,994,143
14.00	Loan	18	11	ExchangeRight 47	60	59	60	59	0	0	6/4/2021	1	11	7/11/2021	NAP	6/11/2026	NAP	0	0	L(25),D(28),O(7)	NAV	NAV	NAV
14.01	Property		1	Kroger - Columbus, OH																	NAV	NAV	NAV
14.02	Property		1	Giant Eagle - Streetsboro, OH																	NAV	NAV	NAV
14.03	Property		1	Walgreens - Cordova, TN																	NAV	NAV	NAV
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA																	NAV	NAV	NAV
14.05	Property		1	BB&T - Lancaster, PA																	NAV	NAV	NAV
14.06	Property		1	Dollar General - Delhi, CA																	NAV	NAV	NAV
14.07	Property		1	Verizon Wireless - Columbia, SC																	NAV	NAV	NAV
14.08	Property		1	Napa Auto Parts - Columbus, OH																	NAV	NAV	NAV
14.09	Property		1	Dollar Tree - Idaho Falls, ID																	NAV	NAV	NAV
14.10	Property		1	Dollar Tree - Trenton, NJ																	NAV	NAV	NAV
14.11	Property		1	Dollar General - Lubbock, TX																	NAV	NAV	NAV
15.00	Loan		1	Seacrest Homes	120	117	120	117	0	0	4/5/2021	3	6	5/6/2021	NAP	4/6/2031	NAP	0	0	L(27),D(89),O(4)	5,797,621	993,007	4,804,614
16.00	Loan		1	Ranch Self Storage	60	60	120	120	360	360	6/18/2021	0	6	8/6/2021	8/6/2026	7/6/2031	NAP	0	0	L(24),D(92),O(4)	1,716,510	614,527	1,101,983
17.00	Loan	19, 20	1	Elmwood Distribution Center	120	120	120	120	0	0	6/25/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	0	0	L(24),D(92),O(4)	2,825,606	917,422	1,908,184
18.00	Loan	21	1	Herndon Square	0	0	120	117	360	357	3/24/2021	3	6	5/6/2021	5/6/2021	4/6/2031	NAP	0	0	L(27),D(89),O(4)	5,221,679	1,804,531	3,417,148
19.00	Loan		1	The Plaza at Williams Centre	0	0	120	120	360	360	6/29/2021	0	11	8/11/2021	8/11/2021	7/11/2031	NAP	0	0	L(24),D(92),O(4)	2,467,835	758,410	1,709,424
20.00	Loan		1	Lafayette Arms Apartments	12	12	120	120	360	360	6/30/2021	0	6	8/6/2021	8/6/2022	7/6/2031	NAP	0	0	L(24),D(92),O(4)	1,672,226	542,821	1,129,405
21.00	Loan		1	231 Hudson Leased Fee	0	0	120	120	360	360	6/25/2021	0	6	8/6/2021	8/6/2021	7/6/2031	NAP	0	0	L(24),D(89),O(7)	1,094,996	0	1,094,996
22.00	Loan		1	The Woodlands of Charlottesville	120	120	120	120	0	0	7/2/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	0	0	L(24),D(92),O(4)	1,401,841	536,561	865,279
23.00	Loan		1	884 Riverside Drive	60	59	120	119	360	360	5/26/2021	1	6	7/6/2021	7/6/2026	6/6/2031	NAP	0	0	L(25),D(91),O(4)	1,267,788	463,058	804,730
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	120	118	120	118	0	0	5/10/2021	2	11	6/11/2021	NAP	5/11/2031	NAP	0	0	L(26),D(89),O(5)	1,700,415	828,191	872,224
24.01	Property		1	Securlock - Casa Grande																	693,374	261,374	431,999
24.02	Property		1	Securlock - Cordova																	512,927	273,758	239,169
24.03	Property		1	Securlock - Antioch																	494,114	293,059	201,055
25.00	Loan	23	1	TownePlace Suites - La Place	6	0	120	104	360	350	2/20/2020	16	6	4/6/2020	10/6/2020	3/6/2030	NAP	0	0	L(35),YM1(5),D(76),O(4)	1,824,929	840,831	984,098
26.00	Loan	24, 25	1	Envy Self Storage and RV	120	119	120	119	0	0	6/7/2021	1	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(25),DorYM1(91),O(4)	1,008,880	212,284	796,595
27.00	Loan		1	Interstate Self Storage	60	59	120	119	360	360	5/25/2021	1	6	7/6/2021	7/6/2026	6/6/2031	NAP	0	0	L(25),D(91),O(4)	1,096,440	454,595	641,845
28.00	Loan	26, 27	11	122nd Street Portfolio	120	105	120	105	0	0	3/11/2020	15	6	5/6/2020	NAP	4/6/2030	NAP	0	0	L(35),D(81),O(4)	2,566,977	939,565	1,627,412
28.01	Property		1	260-262 West 122nd Street																	NAV	NAV	NAV
28.02	Property		1	240 West 122nd Street																	NAV	NAV	NAV
28.03	Property		1	238 West 122nd Street																	NAV	NAV	NAV
28.04	Property		1	242 West 122nd Street																	NAV	NAV	NAV
28.05	Property		1	236 West 122nd Street																	NAV	NAV	NAV
28.06	Property		1	244 West 122nd Street																	NAV	NAV	NAV
28.07	Property		1	2268 Frederick Douglas Boulevard																	NAV	NAV	NAV
28.08	Property		1	234 West 122nd Street																	NAV	NAV	NAV

A-1-5

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
28.09	Property		1	222 Saint Nicholas Avenue																	NAV	NAV	NAV
28.10	Property		1	2500 Frederick Douglas Boulevard																	NAV	NAV	NAV
28.11	Property		1	262 West 115th Street																	NAV	NAV	NAV
29.00	Loan	28	1	Heights Marketplace	36	36	120	120	360	360	6/17/2021	0	6	8/6/2021	8/6/2024	7/6/2031	NAP	10	0	L(24),YM1(89),O(7)	1,064,548	308,957	755,591
30.00	Loan		1	TownePlace Suites The Villages	0	0	60	60	360	360	6/29/2021	0	11	8/11/2021	8/11/2021	7/11/2026	NAP	0	0	L(24),D(23),O(13)	2,770,083	1,763,552	1,006,531
31.00	Loan		1	Garver Little Rock	120	120	120	120	0	0	6/15/2021	0	6	8/6/2021	NAP	7/6/2031	6/6/2032	0	0	L(24),D(92),O(4)	NAV	NAV	NAV
32.00	Loan	29	1	Home2Suites Hilton Head	0	0	120	119	360	359	5/7/2021	1	6	7/6/2021	7/6/2021	6/6/2031	NAP	0	0	L(25),D(91),O(4)	2,778,114	1,884,852	893,262
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	120	120	120	120	0	0	6/18/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	0	0	L(24),D(92),O(4)	846,054	305,672	540,381
33.01	Property		1	375 East 209th Street																	361,225	142,686	218,538
33.02	Property		1	2679 Decatur Avenue																	320,636	107,828	212,807
33.03	Property		1	3053 Hull Avenue																	164,193	55,158	109,035
34.00	Loan		1	Arizona Pavilions	0	0	120	116	360	356	3/5/2021	4	6	4/6/2021	4/6/2021	3/6/2031	NAP	0	0	L(28),D(88),O(4)	974,291	208,211	766,081
35.00	Loan	30	1	Boonton Industrial	0	0	120	120	360	360	6/24/2021	0	6	8/6/2021	8/6/2021	7/6/2031	NAP	0	0	L(24),D(92),O(4)	NAV	NAV	NAV
36.00	Loan		1	Leisure Living	0	0	120	119	360	359	5/19/2021	1	6	7/6/2021	7/6/2021	6/6/2031	NAP	0	0	L(25),D(90),O(5)	862,722	355,899	506,823
37.00	Loan	31	1	Walmart Deland	120	119	120	119	0	0	5/18/2021	1	6	7/6/2021	NAP	6/6/2031	NAP	0	0	L(25),D(91),O(4)	NAV	NAV	NAV
38.00	Loan	32, 33	1	Bronxwood Mixed Use	60	59	120	119	360	360	5/14/2021	1	6	7/6/2021	7/6/2026	6/6/2031	NAP	5	0	L(25),D(91),O(4)	647,926	157,143	490,783
39.00	Loan		1	Lost River Self Storage	24	22	120	118	360	360	4/22/2021	2	6	6/6/2021	6/6/2023	5/6/2031	NAP	0	0	L(26),D(90),O(4)	676,624	177,684	498,940
40.00	Loan		1	Clara Point Apartments	12	10	120	118	360	360	4/28/2021	2	6	6/6/2021	6/6/2022	5/6/2031	NAP	0	0	L(23),YM1(93),O(4)	687,505	132,429	555,076
41.00	Loan	34, 35	1	Belamere Suites II	0	0	120	118	240	238	4/22/2021	2	6	6/6/2021	6/6/2021	5/6/2031	NAP	0	0	L(26),D(91),O(3)	3,208,408	1,850,039	1,358,368
42.00	Loan		1	AC Self Storage - Missouri City	120	119	120	119	0	0	6/1/2021	1	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(25),D(91),O(4)	803,866	317,524	486,343
43.00	Loan		1	AC Self Storage - Arlington,TX	120	119	120	119	0	0	5/27/2021	1	11	7/11/2021	NAP	6/11/2031	NAP	0	0	L(25),D(91),O(4)	855,265	351,228	504,037
44.00	Loan	36	1	Walgreens – Newport News, VA	120	117	120	117	0	0	3/31/2021	3	6	5/6/2021	NAP	4/6/2031	NAP	0	0	L(27),D(89),O(4)	NAV	NAV	NAV
45.00	Loan	37	1	Walgreens San Tan Valley	120	119	120	119	0	0	5/24/2021	1	6	7/6/2021	NAP	6/6/2031	NAP	0	0	L(25),D(91),O(4)	NAV	NAV	NAV
46.00	Loan		1	Amidon Place Apartments	36	34	120	118	360	360	4/19/2021	2	6	6/6/2021	6/6/2024	5/6/2031	NAP	0	0	L(26),D(90),O(4)	865,995	342,923	523,072
47.00	Loan	38	1	Estrella Crossroads	60	58	120	118	360	360	4/29/2021	2	6	6/6/2021	6/6/2026	5/6/2031	NAP	0	0	L(26),D(90),O(4)	965,125	388,304	576,820
48.00	Loan	39	1	Federales Chicago	120	102	120	102	0	0	12/12/2019	18	6	2/6/2020	NAP	1/6/2030	NAP	0	0	L(35),D(81),O(4)	378,505	0	378,505
49.00	Loan		1	Shops at Valle Vista	60	58	120	118	360	360	5/3/2021	2	6	6/6/2021	6/6/2026	5/6/2031	NAP	0	0	L(26),D(90),O(4)	510,451	106,633	403,818
50.00	Loan		1	Villas at the Woodlands	0	0	120	120	360	360	6/25/2021	0	6	8/6/2021	8/6/2021	7/6/2031	NAP	0	0	L(23),YM1(93),O(4)	555,190	196,444	358,746
51.00	Loan		1	Turtle Creek Apartments	0	0	120	120	360	360	6/30/2021	0	6	8/6/2021	8/6/2021	7/6/2031	NAP	0	0	L(12),YM1(104),O(4)	670,756	279,232	391,524
52.00	Loan	40	1	FleetPride Industrial	0	0	120	118	330	328	5/3/2021	2	6	6/6/2021	6/6/2021	5/6/2031	NAP	0	0	L(26),D(90),O(4)	413,798	24,540	389,258
53.00	Loan	41	1	Walgreens Cambridge	120	118	120	118	0	0	5/4/2021	2	6	6/6/2021	NAP	5/6/2031	NAP	0	0	L(26),D(90),O(4)	285,000	0	285,000
54.00	Loan	42	1	Parq on 8th Apartments	0	0	120	119	300	299	5/7/2021	1	6	7/6/2021	7/6/2021	6/6/2031	NAP	0	0	L(25),D(91),O(4)	637,731	237,096	400,635
55.00	Loan		1	Lord Duplin Apartments	36	34	120	118	360	360	4/14/2021	2	6	6/6/2021	6/6/2024	5/6/2031	NAP	0	0	L(26),D(90),O(4)	481,031	148,589	332,442
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	36	36	120	120	360	360	6/15/2021	0	6	8/6/2021	8/6/2024	7/6/2031	NAP	0	0	L(24),D(92),O(4)	339,546	82,595	256,951
56.01	Property		1	City Walk MHC																	213,308	46,591	166,717
56.02	Property		1	Oak Hill MHC																	126,238	36,004	90,234
57.00	Loan	43	1	4070 Butler Pike Office	0	0	120	119	360	359	6/7/2021	1	6	7/6/2021	7/6/2021	6/6/2031	NAP	0	0	L(25),D(91),O(4)	427,866	182,666	245,200
58.00	Loan		1	7-Eleven Tampa	120	118	120	118	0	0	5/6/2021	2	6	6/6/2021	NAP	5/6/2031	NAP	0	0	L(26),D(90),O(4)	NAV	NAV	NAV
59.00	Loan		1	CVS Mars Hill	120	118	120	118	0	0	5/11/2021	2	6	6/6/2021	NAP	5/6/2031	NAP	0	0	L(26),D(90),O(4)	241,858	0	241,858
60.00	Loan		1	5800 Brookhollow	120	120	120	120	0	0	6/25/2021	0	6	8/6/2021	NAP	7/6/2031	NAP	0	0	L(24),D(92),O(4)	546,577	226,624	319,953
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	120	120	120	120	0	0	6/29/2021	0	6	8/6/2021	NAP	7/6/2031	6/6/2035	0	0	YM(24),DorYM(89),O(7)	NAV	NAV	NAV

A-1-6

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
1.00	Loan	4	2	Velocity Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	88.8%	9,346,779	2,274,576	7,072,203	113,078	282,696	6,676,429
1.01	Property		1	2750 Morris Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	87.7%	5,693,826	1,439,507	4,254,320	68,113	170,282	4,015,925
1.02	Property		1	1180 Church Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.0%	3,652,953	835,070	2,817,883	44,966	112,414	2,660,504
2.00	Loan		1	The Grace Building	9/30/2020	T-12	102,917,243	50,379,050	52,538,193	12/31/2019	T-12	122,739,552	49,532,888	73,206,664	12/31/2018	T-12	95.4%	157,612,989	53,319,272	104,293,717	389,243	1,556,972	102,347,502
3.00	Loan		1	Malibu Colony Plaza	3/31/2021	T-12	6,444,231	3,180,817	3,263,415	12/31/2020	T-12	7,815,797	3,518,681	4,297,116	12/31/2019	T-12	81.3%	7,154,679	3,246,859	3,907,820	17,156	57,185	3,833,479
4.00	Loan		8	Mason Multifamily Portfolio	6/30/2021	T-12	5,516,470	2,348,005	3,168,466	12/31/2020	T-12	5,844,107	2,239,689	3,604,418	12/31/2019	T-12	92.0%	5,767,919	2,361,327	3,406,592	205,746	0	3,200,846
4.01	Property		1	University Heights	6/30/2021	T-12	1,198,734	608,496	590,238	12/31/2020	T-12	1,411,182	567,145	844,037	12/31/2019	T-12	87.5%	1,320,344	589,088	731,257	50,445	0	680,812
4.02	Property		1	Ashbury Court	6/30/2021	T-12	1,231,698	545,318	686,381	12/31/2020	T-12	1,300,828	518,930	781,898	12/31/2019	T-12	91.8%	1,258,111	544,942	713,169	44,640	0	668,529
4.03	Property		1	James Court	6/30/2021	T-12	900,734	304,059	596,675	12/31/2020	T-12	903,973	292,125	611,849	12/31/2019	T-12	92.6%	905,510	304,149	601,361	33,888	0	567,473
4.04	Property		1	Old Orchard	6/30/2021	T-12	510,033	207,028	303,004	12/31/2020	T-12	467,591	198,548	269,043	12/31/2019	T-12	94.5%	513,185	209,471	303,714	13,824	0	289,890
4.05	Property		1	Ashbury East	6/30/2021	T-12	543,878	254,038	289,841	12/31/2020	T-12	561,056	248,715	312,342	12/31/2019	T-12	94.8%	577,427	269,262	308,165	17,220	0	290,945
4.06	Property		1	Colonial West	6/30/2021	T-12	400,170	159,433	240,737	12/31/2020	T-12	422,217	146,968	275,249	12/31/2019	T-12	97.4%	437,911	168,023	269,888	16,360	0	253,528
4.07	Property		1	Colonial East	6/30/2021	T-12	402,100	150,250	251,850	12/31/2020	T-12	393,157	142,879	250,277	12/31/2019	T-12	92.0%	398,679	156,949	241,731	16,454	0	225,277
4.08	Property		1	Cardinal Apartments	6/30/2021	T-12	329,123	119,383	209,740	12/31/2020	T-12	384,103	124,379	259,724	12/31/2019	T-12	95.0%	356,751	119,444	237,307	12,915	0	224,392
5.00	Loan		1	Gramercy Plaza	3/31/2021	T-12	2,924,423	1,521,947	1,402,476	12/31/2020	T-12	1,456,094	1,413,314	42,780	12/31/2019	T-12	90.0%	4,906,130	1,781,775	3,124,355	56,523	0	3,067,832
6.00	Loan	5	1	Bell Towne Centre	2/28/2021	T-12	4,009,945	1,067,885	2,942,060	12/31/2020	T-12	4,289,687	1,172,772	3,116,915	12/31/2019	T-12	89.1%	4,064,272	1,082,055	2,982,217	33,985	228,748	2,719,483
7.00	Loan		14	Rollins Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	3,879,864	116,396	3,763,468	0	0	3,763,468
7.01	Property		1	Lodi	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.02	Property		1	Sacramento	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.03	Property		1	Geotech Supply	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.04	Property		1	Vacaville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.05	Property		1	Rancho Cordova	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.06	Property		1	Modesto	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.07	Property		1	Auburn	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.08	Property		1	Livermore	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.09	Property		1	Salinas	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.10	Property		1	Yuba City	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.11	Property		1	Santa Rosa	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.12	Property		1	Redding	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.13	Property		1	Chico	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.14	Property		1	Sonora	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	3/31/2021	T-12	3,044,529	1,206,052	1,838,477	12/31/2020	T-12	3,126,969	1,295,564	1,831,406	12/31/2019	T-12	95.7%	3,280,989	1,142,866	2,138,122	38,808	25,317	2,073,997
9.00	Loan	8, 9, 10, 11	1	2302 Webster	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	2,082,495	519,714	1,562,781	21,954	0	1,540,827
10.00	Loan		1	The Wyatt at Northern Lights	5/31/2021	T-12	3,122,466	1,316,890	1,805,576	12/31/2020	T-12	3,192,417	1,370,902	1,821,515	12/31/2019	T-12	95.0%	3,390,664	1,380,060	2,010,604	69,000	0	1,941,604
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	83.4%	1,395,000	116,181	1,278,819	3,899	12,937	1,261,983
12.00	Loan	16, 17	1	The Westchester	12/31/2020	T-12	63,982,892	22,487,940	41,494,952	12/31/2019	T-12	63,904,028	22,030,551	41,873,477	12/31/2018	T-12	95.1%	64,364,071	22,017,611	42,346,460	203,495	1,300,701	40,842,264
13.00	Loan		1	Metro Crossing	4/30/2021	T-12	6,127,341	2,329,149	3,798,192	12/31/2020	T-12	6,712,740	2,403,758	4,308,982	12/31/2019	T-12	90.0%	6,457,303	2,338,018	4,119,285	62,026	324,113	3,733,146
14.00	Loan	18	11	ExchangeRight 47	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,742,743	582,384	2,160,358	18,323	8,488	2,133,548
14.01	Property		1	Kroger - Columbus, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	511,267	15,338	495,929	9,208	27,361	459,360
14.02	Property		1	Giant Eagle - Streetsboro, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	885,080	409,927	475,152	0	33,073	442,079
14.03	Property		1	Walgreens - Cordova, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	261,250	7,838	253,413	2,268	-89,878	341,022
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	157,778	7,502	150,276	1,385	9,360	139,532
14.05	Property		1	BB&T - Lancaster, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	180,671	20,629	160,042	0	7,145	152,897
14.06	Property		1	Dollar General - Delhi, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	174,019	33,264	140,755	0	5,822	134,933
14.07	Property		1	Verizon Wireless - Columbia, SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	155,819	4,675	151,144	900	5,581	144,663
14.08	Property		1	Napa Auto Parts - Columbus, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	91,952	2,759	89,194	0	0	89,194
14.09	Property		1	Dollar Tree - Idaho Falls, ID	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	111,992	20,946	91,046	1,770	5,185	84,091
14.10	Property		1	Dollar Tree - Trenton, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	122,352	36,463	85,890	1,440	0	84,450
14.11	Property		1	Dollar General - Lubbock, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	90,562	23,045	67,517	1,352	4,838	61,326
15.00	Loan		1	Seacrest Homes	2/28/2021	T-12	5,789,936	988,965	4,800,971	12/31/2020	T-12	3,691,184	713,947	2,977,237	12/31/2019	T-12	95.0%	5,800,791	1,543,217	4,257,575	44,000	0	4,213,575
16.00	Loan		1	Ranch Self Storage	5/31/2021	T-12	1,377,144	611,454	765,690	12/31/2020	T-12	852,678	498,878	353,800	12/31/2019	T-12	84.9%	1,993,824	638,387	1,355,437	12,969	0	1,342,468
17.00	Loan	19, 20	1	Elmwood Distribution Center	5/31/2021	T-12	2,832,404	847,107	1,985,297	12/31/2020	T-12	2,558,648	836,970	1,721,678	12/31/2019	T-12	89.3%	2,808,295	904,161	1,904,134	61,844	118,368	1,723,921
18.00	Loan	21	1	Herndon Square	2/28/2021	T-12	5,475,375	1,887,096	3,588,279	12/31/2019	T-12	5,029,585	2,035,658	2,993,927	12/31/2018	T-12	84.7%	5,326,888	1,947,915	3,378,974	52,701	295,261	3,031,012
19.00	Loan		1	The Plaza at Williams Centre	4/30/2021	T-12	2,484,042	761,393	1,722,649	12/31/2020	T-12	2,601,381	770,398	1,830,983	12/31/2019	T-12	82.0%	2,228,873	738,750	1,490,123	17,000	34,772	1,438,350
20.00	Loan		1	Lafayette Arms Apartments	5/31/2021	T-12	1,619,420	566,470	1,052,950	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	92.2%	1,705,024	666,161	1,038,863	35,250	0	1,003,613
21.00	Loan		1	231 Hudson Leased Fee	5/31/2021	T-12	1,024,163	0	1,024,163	12/31/2020	T-12	1,044,996	0	1,044,996	12/31/2019	T-12	100.0%	1,206,979	30,140	1,176,840	0	0	1,176,840
22.00	Loan		1	The Woodlands of Charlottesville	4/30/2021	T-12	1,396,050	528,776	867,274	12/31/2020	T-12	1,413,981	572,032	841,949	12/31/2019	T-12	95.0%	1,406,687	533,343	873,344	18,000	0	855,344
23.00	Loan		1	884 Riverside Drive	2/28/2021	T-12	1,261,173	457,250	803,923	12/31/2020	T-12	1,224,855	400,682	824,173	12/31/2019	T-12	96.2%	1,299,575	473,348	826,227	12,000	0	814,227
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	3/31/2021	T-12	1,663,548	838,910	824,638	12/31/2020	T-12	1,654,291	824,830	829,461	12/31/2019	T-12	94.3%	1,724,649	828,573	896,076	22,711	0	873,365
24.01	Property		1	Securlock - Casa Grande	3/31/2021	T-12	667,779	270,566	397,213	12/31/2020	T-12	636,808	265,650	371,158	12/31/2019	T-12	95.0%	710,563	265,676	444,887	10,940	0	433,948
24.02	Property		1	Securlock - Cordova	3/31/2021	T-12	510,165	282,641	227,524	12/31/2020	T-12	505,190	266,923	238,268	12/31/2019	T-12	95.0%	505,779	271,696	234,083	5,321	0	228,761
24.03	Property		1	Securlock - Antioch	3/31/2021	T-12	485,604	285,702	199,901	12/31/2020	T-12	512,293	292,258	220,035	12/31/2019	T-12	92.8%	508,307	291,201	217,106	6,450	0	210,656
25.00	Loan	23	1	TownePlace Suites - La Place	4/30/2021	T-12	2,563,329	1,254,958	1,308,371	12/31/2019	T-12	2,065,124	1,017,733	1,047,391	12/31/2018	T-12	62.4%	2,563,329	1,337,511	1,225,818	102,533	0	1,123,284
26.00	Loan	24, 25	1	Envy Self Storage and RV	5/31/2021	T-12	903,266	391,233	512,033	12/31/2020	T-12	624,629	374,573	250,056	12/31/2019	T-12	89.6%	1,143,880	418,294	725,586	7,072	0	718,514
27.00	Loan		1	Interstate Self Storage	4/30/2021	T-12	1,074,766	455,156	619,611	12/31/2020	T-12	1,087,027	441,148	645,879	12/31/2019	T-12	82.1%	1,149,628	455,925	693,704	10,989	0	682,714
28.00	Loan	26, 27	11	122nd Street Portfolio	2/28/2021	T-12	2,629,557	942,050	1,687,507	12/31/2020	T-12	2,757,701	946,827	1,810,874	12/31/2019	T-12	82.8%	2,712,596	1,114,359	1,598,237	34,110	2,400	1,561,727
28.01	Property		1	260-262 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	240 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.03	Property		1	238 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.04	Property		1	242 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.05	Property		1	236 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.06	Property		1	244 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.07	Property		1	2268 Frederick Douglas Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.08	Property		1	234 West 122nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
A-1-7

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
28.09	Property		1	222 Saint Nicholas Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.10	Property		1	2500 Frederick Douglas Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.11	Property		1	262 West 115th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29.00	Loan	28	1	Heights Marketplace	5/31/2021	T-12	992,956	308,293	684,664	12/31/2020	T-12	1,084,491	316,465	768,026	12/31/2019	T-12	95.0%	1,013,803	306,023	707,780	2,921	19,472	685,389
30.00	Loan		1	TownePlace Suites The Villages	5/31/2021	T-12	2,686,913	1,744,705	942,208	12/31/2020	T-12	3,943,548	2,469,390	1,474,158	12/31/2019	T-12	75.7%	3,220,766	2,001,400	1,219,366	128,831	0	1,090,535
31.00	Loan		1	Garver Little Rock	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	830,849	24,925	805,923	7,144	49,484	749,295
32.00	Loan	29	1	Home2Suites Hilton Head	6/30/2021	T-12	2,270,228	1,788,663	481,564	12/31/2020	T-12	2,968,646	2,034,682	933,964	12/31/2019	T-12	60.6%	2,778,114	1,873,772	904,342	111,125	0	793,217
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	4/30/2021	T-12	843,131	337,472	505,659	12/31/2020	T-12	851,044	377,485	473,559	12/31/2019	T-12	95.9%	870,583	316,614	553,969	10,125	0	543,844
33.01	Property		1	375 East 209th Street	4/30/2021	T-12	371,064	156,813	214,251	12/31/2020	T-12	375,329	169,668	205,661	12/31/2019	T-12	93.1%	366,166	146,536	219,630	4,725	0	214,905
33.02	Property		1	2679 Decatur Avenue	4/30/2021	T-12	321,750	120,622	201,128	12/31/2020	T-12	299,526	133,135	166,391	12/31/2019	T-12	98.0%	331,242	116,644	214,597	3,600	0	210,997
33.03	Property		1	3053 Hull Avenue	4/30/2021	T-12	150,317	60,037	90,280	12/31/2020	T-12	176,189	74,683	101,507	12/31/2019	T-12	98.0%	173,175	53,433	119,741	1,800	0	117,941
34.00	Loan		1	Arizona Pavilions	12/31/2020	T-12	972,148	195,526	776,622	12/31/2019	T-12	919,549	175,552	743,997	12/31/2018	T-12	91.3%	924,122	236,996	687,126	3,650	19,468	664,008
35.00	Loan	30	1	Boonton Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	956,186	256,186	700,000	0	0	700,000
36.00	Loan		1	Leisure Living	3/31/2021	T-12	832,406	350,293	482,113	12/31/2020	T-12	741,663	329,772	411,891	12/31/2019	T-12	95.0%	881,395	371,182	510,214	6,696	0	503,518
37.00	Loan	31	1	Walmart Deland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	475,562	14,267	461,295	0	0	461,295
38.00	Loan	32, 33	1	Bronxwood Mixed Use	4/30/2021	T-12	630,873	157,068	473,805	12/31/2020	T-12	655,041	149,991	505,050	12/31/2019	T-12	96.8%	680,589	158,944	521,645	7,253	4,175	510,217
39.00	Loan		1	Lost River Self Storage	5/31/2021	T-12	573,580	178,108	395,473	12/31/2020	T-12	444,188	191,244	252,944	12/31/2019	T-12	93.0%	756,290	197,180	559,110	10,433	0	548,678
40.00	Loan		1	Clara Point Apartments	3/31/2021	T-12	682,955	131,705	551,250	12/31/2020	T-12	656,095	124,912	531,183	12/31/2019	T-12	95.0%	686,356	176,234	510,122	14,000	0	496,122
41.00	Loan	34, 35	1	Belamere Suites II	4/30/2021	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.5%	3,208,408	1,864,209	1,344,199	128,336	0	1,215,863
42.00	Loan		1	AC Self Storage - Missouri City	3/31/2021	T-12	809,589	323,587	486,002	12/31/2020	T-12	810,381	353,203	457,178	12/31/2019	T-12	86.0%	823,722	337,070	486,652	5,523	0	481,129
43.00	Loan		1	AC Self Storage - Arlington,TX	3/31/2021	T-12	845,750	349,606	496,144	12/31/2020	T-12	878,441	355,597	522,844	12/31/2019	T-12	88.7%	887,977	348,864	539,113	8,509	0	530,604
44.00	Loan	36	1	Walgreens – Newport News, VA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	455,399	14,288	441,111	2,191	0	438,920
45.00	Loan	37	1	Walgreens San Tan Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	388,793	18,764	370,029	2,964	0	367,065
46.00	Loan		1	Amidon Place Apartments	5/31/2021	T-12	851,542	348,079	503,462	12/31/2020	T-12	823,797	320,883	502,914	12/31/2019	T-12	88.6%	865,995	400,668	465,327	45,000	0	420,327
47.00	Loan	38	1	Estrella Crossroads	2/28/2021	T-12	965,186	388,428	576,759	12/31/2020	T-12	981,580	417,979	563,601	12/31/2019	T-12	94.0%	971,964	404,561	567,402	4,568	22,838	539,997
48.00	Loan	39	1	Federales Chicago	10/31/2019	T-12	372,300	0	372,300	12/31/2018	T-12	360,094	0	360,094	12/31/2017	T-12	95.0%	382,820	11,485	371,336	1,349	7,037	362,950
49.00	Loan		1	Shops at Valle Vista	3/31/2021	T-12	502,585	116,724	385,861	12/31/2020	T-12	425,376	116,566	308,809	12/31/2019	T-12	91.6%	509,178	103,668	405,510	2,117	15,950	387,442
50.00	Loan		1	Villas at the Woodlands	5/31/2021	T-12	531,209	188,041	343,168	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	557,407	262,402	295,005	16,000	0	279,005
51.00	Loan		1	Turtle Creek Apartments	5/31/2021	T-12	627,595	288,853	338,742	12/31/2020	T-12	580,153	284,145	296,008	12/31/2019	T-12	95.0%	702,864	310,697	392,167	33,282	0	358,885
52.00	Loan	40	1	FleetPride Industrial	12/31/2020	T-12	406,165	24,540	381,625	12/31/2019	T-12	405,720	24,095	381,625	12/31/2018	T-12	95.0%	372,223	38,751	333,473	3,550	17,750	312,173
53.00	Loan	41	1	Walgreens Cambridge	2/28/2021	T-12	285,000	0	285,000	12/31/2020	T-12	285,000	0	285,000	12/31/2019	T-12	100.0%	285,000	1,957	283,043	0	0	283,043
54.00	Loan	42	1	Parq on 8th Apartments	3/31/2021	T-12	616,534	254,455	362,079	12/31/2020	T-12	456,899	263,690	193,209	12/31/2019	T-12	78.5%	637,685	294,240	343,446	23,500	0	319,946
55.00	Loan		1	Lord Duplin Apartments	2/28/2021	T-12	479,747	148,667	331,080	12/31/2020	T-12	484,142	149,643	334,498	12/31/2019	T-12	95.0%	477,660	155,534	322,126	20,500	0	301,626
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	5/31/2021	T-12	320,008	91,172	228,836	12/31/2020	T-12	301,824	92,455	209,369	12/31/2019	T-12	92.6%	379,328	109,364	269,964	5,800	0	264,164
56.01	Property		1	City Walk MHC	5/31/2021	T-12	204,201	53,502	150,699	12/31/2020	T-12	192,329	52,646	139,683	12/31/2019	T-12	95.0%	228,723	62,399	166,324	3,600	0	162,724
56.02	Property		1	Oak Hill MHC	5/31/2021	T-12	115,807	37,670	78,137	12/31/2020	T-12	109,495	39,809	69,686	12/31/2019	T-12	89.3%	150,605	46,965	103,640	2,200	0	101,440
57.00	Loan	43	1	4070 Butler Pike Office	2/28/2021	T-12	427,313	179,837	247,475	12/31/2020	T-12	417,263	184,330	232,933	12/31/2019	T-12	81.9%	465,233	195,848	269,385	4,086	18,262	247,037
58.00	Loan		1	7-Eleven Tampa	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	204,225	8,927	195,298	0	0	195,298
59.00	Loan		1	CVS Mars Hill	3/31/2021	T-12	262,478	0	262,478	12/31/2020	T-12	262,478	0	262,478	12/31/2019	T-12	100.0%	180,000	0	180,000	0	0	180,000
60.00	Loan		1	5800 Brookhollow	5/31/2021	T-12	568,247	199,443	368,804	12/31/2020	T-12	613,943	199,337	414,606	12/31/2019	T-12	95.0%	594,994	229,631	365,363	12,577	16,365	336,422
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	83,715	2,511	81,204	1,365	0	79,839

A-1-8

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.00	Loan	4	2	Velocity Industrial Portfolio	2.88	2.72	9.4%	8.9%	129,800,000	As Is	4/26/2021	57.8%	57.8%	89.3%	6/23/2021
1.01	Property		1	2750 Morris Road					74,400,000	As Is	4/26/2021			89.5%	6/23/2021	No	Keystone Technologies	248,104	36.4%
1.02	Property		1	1180 Church Road					55,400,000	As Is	4/26/2021			88.9%	6/23/2021	No	Hughes Relocation Services	127,661	28.4%
2.00	Loan		1	The Grace Building	4.33	4.25	11.8%	11.6%	2,150,000,000	As Is	9/8/2020	41.1%	41.1%	94.8%	10/19/2020	No	Bank of America, N.A.	155,270	10.0%
3.00	Loan		1	Malibu Colony Plaza	2.14	2.10	8.1%	8.0%	95,000,000	As Is	4/18/2021	50.5%	50.5%	89.5%	4/8/2021	No	Ralphs Fresh Fare	36,200	31.7%
4.00	Loan		8	Mason Multifamily Portfolio	1.61	1.51	9.2%	8.7%	51,710,000	As Is	5/3/2021	71.6%	65.1%	91.9%	6/15/2021
4.01	Property		1	University Heights					12,100,000	As Is	5/3/2021			87.7%	6/15/2021	No	NAP	NAP	NAP
4.02	Property		1	Ashbury Court					10,900,000	As Is	5/3/2021			91.7%	6/15/2021	No	NAP	NAP	NAP
4.03	Property		1	James Court					8,430,000	As Is	5/3/2021			92.7%	6/15/2021	No	NAP	NAP	NAP
4.04	Property		1	Old Orchard					4,680,000	As Is	5/3/2021			94.4%	6/15/2021	No	NAP	NAP	NAP
4.05	Property		1	Ashbury East					4,550,000	As Is	5/3/2021			95.0%	6/15/2021	No	NAP	NAP	NAP
4.06	Property		1	Colonial West					3,910,000	As Is	5/3/2021			97.5%	6/15/2021	No	NAP	NAP	NAP
4.07	Property		1	Colonial East					3,720,000	As Is	5/3/2021			92.1%	6/15/2021	No	NAP	NAP	NAP
4.08	Property		1	Cardinal Apartments					3,420,000	As Is	5/3/2021			95.1%	6/15/2021	No	NAP	NAP	NAP
5.00	Loan		1	Gramercy Plaza	3.45	3.39	11.5%	11.3%	45,000,000	As Is	4/26/2021	60.4%	60.4%	91.3%	6/4/2021	No	CCH Incorporated	39,793	25.3%
6.00	Loan	5	1	Bell Towne Centre	2.08	1.89	11.2%	10.2%	42,500,000	As Is	10/28/2020	62.6%	50.6%	90.3%	5/25/2021	No	Royal Dance Works, Inc.	8,796	6.7%
7.00	Loan		14	Rollins Portfolio	2.94	2.94	9.6%	9.6%	60,200,000	As Is	Various	65.4%	65.4%	100.0%	7/1/2021
7.01	Property		1	Lodi					14,850,000	As Is	1/15/2021			100.0%	7/1/2021	Yes	Clark Pest Control	55,632	100.0%
7.02	Property		1	Sacramento					5,300,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	19,128	100.0%
7.03	Property		1	Geotech Supply					6,600,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	25,020	100.0%
7.04	Property		1	Vacaville					4,090,000	As Is	1/18/2021			100.0%	7/1/2021	Yes	Clark Pest Control	13,840	100.0%
7.05	Property		1	Rancho Cordova					4,200,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	15,520	100.0%
7.06	Property		1	Modesto					4,400,000	As Is	1/15/2021			100.0%	7/1/2021	Yes	Clark Pest Control	16,016	100.0%
7.07	Property		1	Auburn					4,100,000	As Is	1/18/2021			100.0%	7/1/2021	Yes	Clark Pest Control	19,750	100.0%
7.08	Property		1	Livermore					3,020,000	As Is	1/18/2021			100.0%	7/1/2021	Yes	Clark Pest Control	9,920	100.0%
7.09	Property		1	Salinas					2,910,000	As Is	1/22/2021			100.0%	7/1/2021	Yes	Clark Pest Control	8,005	100.0%
7.10	Property		1	Yuba City					2,890,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	9,920	100.0%
7.11	Property		1	Santa Rosa					2,330,000	As Is	1/18/2021			100.0%	7/1/2021	Yes	Clark Pest Control	8,525	100.0%
7.12	Property		1	Redding					2,170,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	12,480	100.0%
7.13	Property		1	Chico					1,840,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	9,634	100.0%
7.14	Property		1	Sonora					1,500,000	As Is	1/19/2021			100.0%	7/1/2021	Yes	Clark Pest Control	8,950	100.0%
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	1.42	1.38	8.8%	8.6%	42,520,000	As Is	3/25/2021	57.0%	46.5%	99.3%	5/11/2021	No	Heinen’s	33,280	24.0%
9.00	Loan	8, 9, 10, 11	1	2302 Webster	1.75	1.72	7.2%	7.1%	34,800,000	As Stabilized	7/1/2021	66.7%	66.7%	98.6%	6/25/2021	No	NAP	NAP	NAP
10.00	Loan		1	The Wyatt at Northern Lights	2.01	1.94	8.8%	8.5%	35,700,000	As Is	5/26/2021	63.7%	63.7%	98.2%	6/14/2021	NAP	NAP	NAP	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	1.67	1.64	7.3%	7.2%	31,000,000	Market Value As-Is Subject to E.A. $2.5mm Reserve Fund	6/4/2021	65.5%	65.5%	83.4%	6/15/2021	No	Trader Joe’s	17,555	67.5%
12.00	Loan	16, 17	1	The Westchester	3.75	3.61	12.3%	11.9%	647,000,000	As Is	1/12/2021	53.0%	53.0%	92.2%	5/11/2021	No	Nordstrom	206,197	25.5%
13.00	Loan		1	Metro Crossing	2.26	2.05	12.0%	10.8%	53,700,000	As Is	5/27/2021	64.2%	57.7%	92.5%	6/9/2021	No	Hobby Lobby	55,000	17.7%
14.00	Loan	18	11	ExchangeRight 47	3.67	3.63	10.8%	10.7%	37,710,000	As Is	Various	53.0%	53.0%	100.0%	7/1/2021
14.01	Property		1	Kroger - Columbus, OH					8,950,000	As Is	5/3/2021			100.0%	7/1/2021	Yes	Kroger	61,387	100.0%
14.02	Property		1	Giant Eagle - Streetsboro, OH					8,450,000	As Is	4/19/2021			100.0%	7/1/2021	Yes	Giant Eagle	68,536	100.0%
14.03	Property		1	Walgreens - Cordova, TN					4,160,000	As Is	5/5/2021			100.0%	7/1/2021	Yes	Walgreens	15,120	100.0%
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA					2,720,000	As Is	5/4/2021			100.0%	7/1/2021	Yes	Fresenius Medical Care	9,231	100.0%
14.05	Property		1	BB&T - Lancaster, PA					2,660,000	As Is	4/27/2021			100.0%	7/1/2021	Yes	BB&T Bank	2,972	100.0%
14.06	Property		1	Dollar General - Delhi, CA					2,500,000	As Is	4/24/2021			100.0%	7/1/2021	Yes	Dollar General	9,002	100.0%
14.07	Property		1	Verizon Wireless - Columbia, SC					2,450,000	As Is	4/20/2021			100.0%	7/1/2021	Yes	Verizon Wireless	6,000	100.0%
14.08	Property		1	Napa Auto Parts - Columbus, OH					1,700,000	As Is	4/24/2021			100.0%	7/1/2021	Yes	Napa Auto Parts	7,785	100.0%
14.09	Property		1	Dollar Tree - Idaho Falls, ID					1,630,000	As Is	5/5/2021			100.0%	7/1/2021	Yes	Dollar Tree	11,800	100.0%
14.10	Property		1	Dollar Tree - Trenton, NJ					1,350,000	As Is	5/2/2021			100.0%	7/1/2021	Yes	Dollar Tree	9,600	100.0%
14.11	Property		1	Dollar General - Lubbock, TX					1,140,000	As Is	4/17/2021			100.0%	7/1/2021	Yes	Dollar General	9,014	100.0%
15.00	Loan		1	Seacrest Homes	2.25	2.23	8.9%	8.8%	90,000,000	As Is	3/9/2021	53.3%	53.3%	98.3%	3/1/2021	No	NAP	NAP	NAP
16.00	Loan		1	Ranch Self Storage	1.29	1.28	8.2%	8.1%	25,080,000	As Is	2/10/2021	65.8%	60.7%	97.3%	5/31/2021	NAP	NAP	NAP	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	4.39	3.98	12.7%	11.5%	35,600,000	As Is	5/6/2021	42.1%	42.1%	90.2%	7/1/2021	No	American Building Products	37,500	9.1%
18.00	Loan	21	1	Herndon Square	1.93	1.73	11.1%	10.0%	44,200,000	As Is	1/12/2021	68.7%	55.0%	87.8%	3/19/2021	No	General Dynamics Mission Systems, Inc.	40,357	15.3%
19.00	Loan		1	The Plaza at Williams Centre	2.00	1.93	10.6%	10.3%	21,050,000	As Is	4/22/2021	66.5%	51.8%	84.9%	6/1/2021	No	Olive Garden #1219	8,650	8.9%
20.00	Loan		1	Lafayette Arms Apartments	1.68	1.62	9.4%	9.1%	15,800,000	As Is	6/10/2021	69.6%	56.9%	99.3%	6/30/2021	No	NAP	NAP	NAP
21.00	Loan		1	231 Hudson Leased Fee	2.05	2.05	11.0%	11.0%	25,000,000	As Is	5/12/2021	42.8%	33.4%	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	The Woodlands of Charlottesville	2.22	2.17	8.2%	8.0%	17,000,000	As Is	5/27/2021	62.6%	62.6%	100.0%	6/30/2021	No	NAP	NAP	NAP
23.00	Loan		1	884 Riverside Drive	1.28	1.27	7.8%	7.7%	17,200,000	As Is	3/2/2021	61.5%	56.4%	98.3%	3/24/2021	NAP	NAP	NAP	NAP
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	3.09	3.01	10.0%	9.7%	16,750,000	As Portfolio	4/21/2021	53.7%	53.7%	95.4%	3/31/2021
24.01	Property		1	Securlock - Casa Grande					8,000,000	As Is	4/6/2021			94.9%	3/31/2021	NAP	NAP	NAP	NAP
24.02	Property		1	Securlock - Cordova					4,350,000	As Is	4/13/2021			97.7%	3/31/2021	NAP	NAP	NAP	NAP
24.03	Property		1	Securlock - Antioch					4,100,000	As Is	4/13/2021			93.8%	3/31/2021	NAP	NAP	NAP	NAP
25.00	Loan	23	1	TownePlace Suites - La Place	2.23	2.04	13.8%	12.6%	13,200,000	As Is	9/24/2019	67.3%	56.1%	46.8%	4/30/2021	NAP	NAP	NAP	NAP
26.00	Loan	24, 25	1	Envy Self Storage and RV	2.24	2.22	8.8%	8.7%	17,800,000	As Stabilized	1/1/2022	46.3%	46.3%	93.8%	5/26/2021	NAP	NAP	NAP	NAP
27.00	Loan		1	Interstate Self Storage	1.38	1.36	8.5%	8.3%	12,840,000	As Is	4/21/2021	63.9%	58.6%	82.9%	6/7/2021	NAP	NAP	NAP	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio	1.76	1.72	6.9%	6.8%	36,100,000	As Is	1/28/2020	63.7%	63.7%	96.2%	4/20/2021
28.01	Property		1	260-262 West 122nd Street					5,250,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
28.02	Property		1	240 West 122nd Street					4,300,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
28.03	Property		1	238 West 122nd Street					4,150,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
28.04	Property		1	242 West 122nd Street					3,900,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
28.05	Property		1	236 West 122nd Street					4,150,000	As Is	1/28/2020			85.7%	4/20/2021	No	NAP	NAP	NAP
28.06	Property		1	244 West 122nd Street					3,100,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
28.07	Property		1	2268 Frederick Douglas Boulevard					2,900,000	As Is	1/28/2020			77.8%	4/20/2021	No	NAP	NAP	NAP
28.08	Property		1	234 West 122nd Street					3,050,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP

A-1-9

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%) (2)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
28.09	Property		1	222 Saint Nicholas Avenue					2,250,000	As Is	1/28/2020			88.9%	4/20/2021	No	NAP	NAP	NAP
28.10	Property		1	2500 Frederick Douglas Boulevard					1,600,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
28.11	Property		1	262 West 115th Street					1,450,000	As Is	1/28/2020			100.0%	4/20/2021	No	NAP	NAP	NAP
29.00	Loan	28	1	Heights Marketplace	1.42	1.38	8.8%	8.6%	11,500,000	As Is	2/6/2021	69.6%	61.3%	100.0%	6/23/2021	No	Premier Liquor and Fine Wines	3,190	16.4%
30.00	Loan		1	TownePlace Suites The Villages	2.74	2.45	16.3%	14.5%	16,400,000	As Is	4/26/2021	45.7%	41.8%	68.4%	5/31/2021	NAP	NAP	NAP	NAP
31.00	Loan		1	Garver Little Rock	3.62	3.37	11.1%	10.3%	13,200,000	As Is	2/23/2021	55.0%	55.0%	100.0%	7/1/2021	Yes	Garver	47,627	100.0%
32.00	Loan	29	1	Home2Suites Hilton Head	1.93	1.70	12.8%	11.2%	12,000,000	As Is	4/1/2021	58.8%	48.9%	60.6%	6/30/2021	No	NAP	NAP	NAP
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	2.12	2.09	8.2%	8.1%	10,050,000	As Is	3/15/2021	67.0%	67.0%	97.8%	4/14/2021
33.01	Property		1	375 East 209th Street					4,200,000	As Is	3/15/2021			95.2%	4/14/2021	NAP	NAP	NAP	NAP
33.02	Property		1	2679 Decatur Avenue					3,700,000	As Is	3/15/2021			100.0%	4/14/2021	NAP	NAP	NAP	NAP
33.03	Property		1	3053 Hull Avenue					2,150,000	As Is	3/15/2021			100.0%	4/14/2021	NAP	NAP	NAP	NAP
34.00	Loan		1	Arizona Pavilions	1.62	1.57	10.5%	10.1%	11,700,000	As Is	12/4/2020	56.2%	46.5%	89.6%	12/31/2020	No	Barro’s Pizza	4,817	19.8%
35.00	Loan	30	1	Boonton Industrial	1.69	1.69	10.8%	10.8%	9,600,000	As Is	5/24/2021	67.7%	55.6%	100.0%	7/1/2021	Yes	J Supor Realty, LLC	55,000	100.0%
36.00	Loan		1	Leisure Living	1.38	1.37	8.3%	8.2%	10,620,000	As Is	3/7/2021	57.8%	46.7%	98.4%	4/27/2021	No	NAP	NAP	NAP
37.00	Loan	31	1	Walmart Deland	1.90	1.89	7.7%	7.7%	9,625,000	As Is	3/12/2021	64.7%	64.7%	100.0%	7/1/2021	Yes	Walmart Inc.	41,871	100.0%
38.00	Loan	32, 33	1	Bronxwood Mixed Use	1.45	1.42	8.7%	8.5%	9,200,000	As Is	5/13/2021	65.2%	59.7%	100.0%	4/15/2021	No	Cibao Bakery	2,225	8.4%
39.00	Loan		1	Lost River Self Storage	1.45	1.42	9.3%	9.1%	8,450,000	As Is	3/11/2021	71.0%	61.6%	95.8%	4/7/2021	NAP	NAP	NAP	NAP
40.00	Loan		1	Clara Point Apartments	1.38	1.34	8.6%	8.3%	8,000,000	As Is	2/26/2021	74.4%	62.4%	96.4%	4/15/2021	NAP	NAP	NAP	NAP
41.00	Loan	34, 35	1	Belamere Suites II	2.57	2.32	24.1%	21.8%	13,200,000	As Is	3/1/2021	42.3%	29.1%	90.5%	2/28/2021	No	NAP	NAP	NAP
42.00	Loan		1	AC Self Storage - Missouri City	2.73	2.70	9.2%	9.1%	8,850,000	As Is	4/10/2021	59.9%	59.9%	91.1%	4/30/2021	NAP	NAP	NAP	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	3.03	2.98	10.2%	10.0%	8,600,000	As Is	4/23/2021	61.6%	61.6%	94.5%	4/30/2021	NAP	NAP	NAP	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	1.83	1.82	8.6%	8.6%	7,500,000	As Is	2/4/2021	68.1%	68.1%	100.0%	7/1/2021	Yes	Walgreens	14,607	100.0%
45.00	Loan	37	1	Walgreens San Tan Valley	1.90	1.89	7.7%	7.7%	7,080,000	As Is	3/9/2021	64.7%	64.7%	100.0%	7/1/2021	Yes	Walgreen Co.	14,820	100.0%
46.00	Loan		1	Amidon Place Apartments	1.76	1.59	9.9%	9.0%	6,450,000	As Is	3/1/2021	72.7%	62.8%	93.9%	6/22/2021	NAP	NAP	NAP	NAP
47.00	Loan	38	1	Estrella Crossroads	2.23	2.12	12.3%	11.7%	7,600,000	As Is	3/8/2021	60.5%	54.8%	100.0%	4/1/2021	No	Walgreens	14,835	65.0%
48.00	Loan	39	1	Federales Chicago	1.76	1.72	8.3%	8.1%	7,600,000	As Is	11/8/2019	59.2%	59.2%	100.0%	7/1/2021	Yes	Federales	8,990	100.0%
49.00	Loan		1	Shops at Valle Vista	1.88	1.80	11.1%	10.6%	5,900,000	As Is	3/12/2021	62.0%	56.6%	100.0%	4/27/2021	No	Freddy’s Frozen Custard	3,255	23.1%
50.00	Loan		1	Villas at the Woodlands	1.40	1.32	8.4%	8.0%	5,300,000	As Is	6/2/2021	66.0%	53.4%	98.4%	6/9/2021	NAP	NAP	NAP	NAP
51.00	Loan		1	Turtle Creek Apartments	2.05	1.87	11.4%	10.4%	4,730,000	As Is	5/18/2021	72.9%	57.6%	96.9%	6/21/2021	No	NAP	NAP	NAP
52.00	Loan	40	1	FleetPride Industrial	1.54	1.44	9.7%	9.1%	5,400,000	As Is	3/15/2021	63.5%	49.4%	100.0%	7/1/2021	Yes	Fleetpride	35,500	100.0%
53.00	Loan	41	1	Walgreens Cambridge	2.01	2.01	8.4%	8.4%	5,040,000	As Is	3/30/2021	66.5%	66.5%	100.0%	7/1/2021	Yes	Walgreens	14,550	100.0%
54.00	Loan	42	1	Parq on 8th Apartments	1.50	1.40	10.3%	9.6%	5,700,000	As Is	12/4/2020	58.7%	43.7%	94.7%	4/26/2021	No	NAP	NAP	NAP
55.00	Loan		1	Lord Duplin Apartments	1.71	1.60	10.0%	9.4%	4,500,000	As Is	3/12/2021	71.7%	62.3%	98.8%	4/12/2021	NAP	NAP	NAP	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	1.39	1.36	8.6%	8.5%	4,970,000	As Is	3/19/2021	62.9%	55.4%	92.2%	5/1/2021
56.01	Property		1	City Walk MHC					2,970,000	As Is	3/19/2021			95.8%	5/1/2021	NAP	NAP	NAP	NAP
56.02	Property		1	Oak Hill MHC					2,000,000	As Is	3/19/2021			88.6%	5/1/2021	NAP	NAP	NAP	NAP
57.00	Loan	43	1	4070 Butler Pike Office	1.79	1.64	10.8%	9.9%	4,300,000	As Is	4/9/2021	58.1%	47.0%	79.8%	5/1/2021	No	Access Services	6,874	33.6%
58.00	Loan		1	7-Eleven Tampa	2.08	2.08	9.2%	9.2%	4,120,000	As Is	2/23/2021	51.6%	51.6%	100.0%	7/1/2021	Yes	7-Eleven	3,098	100.0%
59.00	Loan		1	CVS Mars Hill	2.07	2.07	8.6%	8.6%	3,500,000	As Is	4/11/2021	60.0%	60.0%	100.0%	7/1/2021	Yes	North Carolina CVS Pharmacy, LLC	9,854	100.0%
60.00	Loan		1	5800 Brookhollow	6.32	5.82	18.3%	16.8%	7,100,000	As Is	5/6/2021	28.2%	28.2%	100.0%	7/1/2021	No	Trulite Glass & Aluminum	40,524	45.1%
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	2.15	2.12	9.6%	9.4%	1,290,000	As Is	7/5/2020	65.7%	65.7%	100.0%	7/1/2021	Yes	Dollar General	9,100	100.0%

A-1-10

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant	Fourth Largest Tenant SF
1.00	Loan	4	2	Velocity Industrial Portfolio
1.01	Property		1	2750 Morris Road	3/31/2031	Jillamy	152,827	22.4%	8/31/2026	Encompass Elements	67,466	9.9%	6/30/2029	Vygon	62,272
1.02	Property		1	1180 Church Road	1/31/2034	Organon & Co.	125,127	27.8%	12/31/2022	Mancino Mats	68,000	15.1%	5/31/2025	Safeguard Business Systems	42,000
2.00	Loan		1	The Grace Building	5/31/2042	The Trade Desk	154,558	9.9%	8/31/2030	Israel Discount Bank	142,533	9.2%	12/31/2040	Bain & Company, Inc.	121,262
3.00	Loan		1	Malibu Colony Plaza	8/30/2023	CVS	22,880	20.0%	1/31/2025	Zinque	6,387	5.6%	3/31/2032	Bank of America	5,032
4.00	Loan		8	Mason Multifamily Portfolio
4.01	Property		1	University Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Ashbury Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	James Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Old Orchard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Ashbury East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Colonial West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Colonial East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Cardinal Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Gramercy Plaza	4/30/2028	U.S Auto Parts Network, Inc	25,265	16.1%	2/12/2026	Pioneer Electronics (USA) Inc	24,652	15.7%	12/31/2022	Sanrio, Inc	21,268
6.00	Loan	5	1	Bell Towne Centre	12/31/2030	Brown Group Retail, LLC	7,678	5.9%	10/31/2022	FedEx Kinko’s	6,845	5.2%	1/31/2028	Chili’s Grill & Bar	6,341
7.00	Loan		14	Rollins Portfolio
7.01	Property		1	Lodi	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Sacramento	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Geotech Supply	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Vacaville	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Rancho Cordova	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Modesto	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Auburn	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Livermore	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Salinas	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.10	Property		1	Yuba City	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.11	Property		1	Santa Rosa	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	Redding	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.13	Property		1	Chico	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	Sonora	2/29/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	1/31/2030	Metropolitan Hotel	23,882	17.2%	4/30/2036 (20,032 SF); 9/1/2029 (3,850 SF)	Downtown Cleveland Alliance (DCA)	8,701	6.3%	6/30/2024	Gdot Design, Jen Diasio	8,653
9.00	Loan	8, 9, 10, 11	1	2302 Webster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	The Wyatt at Northern Lights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	6/24/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	16, 17	1	The Westchester	3/17/2035	Neiman Marcus	143,196	17.7%	1/21/2027	Crate & Barrel	33,500	4.1%	1/31/2024	Arhaus	17,810
13.00	Loan		1	Metro Crossing	4/30/2023	Dick’s Sporting Goods	45,000	14.5%	1/31/2026	TJ Maxx	25,160	8.1%	1/31/2027	PetSmart	20,087
14.00	Loan	18	11	ExchangeRight 47
14.01	Property		1	Kroger - Columbus, OH	2/28/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Giant Eagle - Streetsboro, OH	3/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Walgreens - Cordova, TN	9/30/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	5/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	BB&T - Lancaster, PA	10/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Dollar General - Delhi, CA	2/28/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Verizon Wireless - Columbia, SC	4/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	Napa Auto Parts - Columbus, OH	2/28/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	Dollar Tree - Idaho Falls, ID	8/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	Dollar Tree - Trenton, NJ	6/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	Dollar General - Lubbock, TX	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	Seacrest Homes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Ranch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	2/28/2026	Big Shot Beverages Inc	23,672	5.7%	12/31/2022	NRX Logistics	21,329	5.2%	5/31/2023	Office Depot Inc.	19,481
18.00	Loan	21	1	Herndon Square	10/31/2022	Cogent Communications, Inc.	26,286	10.0%	9/30/2023	Beacon Roofing Supply, Inc. and Beacon Sales Acquisition, Inc.	25,188	9.6%	2/29/2024	Advanced Simulation Technology, Inc.	17,126
19.00	Loan		1	The Plaza at Williams Centre	8/14/2025	Phenix Salon Suites	4,943	5.1%	7/31/2028	First Watch #219	4,127	4.3%	1/31/2026	Pita Jungle	4,000
20.00	Loan		1	Lafayette Arms Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	231 Hudson Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	The Woodlands of Charlottesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	884 Riverside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio
24.01	Property		1	Securlock - Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Securlock - Cordova	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.03	Property		1	Securlock - Antioch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	23	1	TownePlace Suites - La Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	24, 25	1	Envy Self Storage and RV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Interstate Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio
28.01	Property		1	260-262 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	240 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	238 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	242 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	236 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	244 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	2268 Frederick Douglas Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	234 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-11

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date (3)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date (3)	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date (3)	Fourth Largest Tenant	Fourth Largest Tenant SF
28.09	Property		1	222 Saint Nicholas Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	2500 Frederick Douglas Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	262 West 115th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	28	1	Heights Marketplace	8/30/2032	Lovett Dental	2,860	14.7%	11/30/2022	Citrus Nail Spa	2,475	12.7%	3/31/2023	Smash Burger	2,365
30.00	Loan		1	TownePlace Suites The Villages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Garver Little Rock	6/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	29	1	Home2Suites Hilton Head	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan		3	Lowy Bronx Multifamily Portfolio
33.01	Property		1	375 East 209th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	2679 Decatur Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	3053 Hull Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Arizona Pavilions	10/31/2027	Mattress Firm	4,000	16.4%	9/30/2029	Chipotle	2,200	9.0%	6/30/2025	Jersey Mike’s	1,752
35.00	Loan	30	1	Boonton Industrial	6/30/2041	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Leisure Living	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	31	1	Walmart Deland	1/16/2038	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	32, 33	1	Bronxwood Mixed Use	12/31/2028 (1,215 SF); 9/30/2029 (1,010 SF)	Tessey’s International Kitchen Inc.	1,110	4.2%	12/31/2023	Carefirst RX Inc. (Pharmacy)	1,015	3.8%	2/15/2026	The Final Touch Nails & Beauty Salon	1,000
39.00	Loan		1	Lost River Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	Clara Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	34, 35	1	Belamere Suites II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	AC Self Storage - Missouri City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	10/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	37	1	Walgreens San Tan Valley	7/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan		1	Amidon Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	38	1	Estrella Crossroads	6/30/2081	Senor Taco	2,700	11.8%	3/31/2023	Pretty Nails & Spa	2,200	9.6%	12/31/2025	Sammy’s Burgers	1,800
48.00	Loan	39	1	Federales Chicago	1/5/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan		1	Shops at Valle Vista	3/31/2028	Visionworks	2,875	20.4%	1/31/2029	T-Mobile	2,461	17.4%	11/30/2024	Rio Mattress Outlet	1,480
50.00	Loan		1	Villas at the Woodlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	Turtle Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan	40	1	FleetPride Industrial	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan	41	1	Walgreens Cambridge	3/31/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan	42	1	Parq on 8th Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	Lord Duplin Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio
56.01	Property		1	City Walk MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.02	Property		1	Oak Hill MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan	43	1	4070 Butler Pike Office	1/31/2025	Einstein Healthcare Network	5,780	28.3%	2/28/2027	Eastern Pennsylvania Youth Soccer Assoc.	3,660	17.9%	6/30/2028	NAP	NAP
58.00	Loan		1	7-Eleven Tampa	3/31/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	CVS Mars Hill	1/31/2041	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan		1	5800 Brookhollow	1/31/2031	Cosentino North America	20,599	22.9%	4/30/2023	Piedmont Plastics Inc	16,335	18.2%	1/31/2023	Sotec LLC	12,375
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	6/30/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
1.00	Loan	4	2	Velocity Industrial Portfolio
1.01	Property		1	2750 Morris Road	9.1%	10/31/2023	Valmet	41,105	6.0%	12/31/2024	8/12/2020	NAP	8/12/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
1.02	Property		1	1180 Church Road	9.3%	7/31/2022	Genesis	37,160	8.3%	8/31/2023	12/8/2020	NAP	12/8/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
2.00	Loan		1	The Grace Building	7.8%	2/28/2030	Insight Venture Management LLC	93,998	6.0%	2/28/2030	9/22/2020	NAP	9/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
3.00	Loan		1	Malibu Colony Plaza	4.4%	12/31/2026	Coogie’s Beach Café	3,594	3.1%	11/11/2025	4/20/2021	NAP	4/21/2021	4/20/2021	12%	No	Fee	NAP	NAP	NAP
4.00	Loan		8	Mason Multifamily Portfolio
4.01	Property		1	University Heights	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
4.02	Property		1	Ashbury Court	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
4.03	Property		1	James Court	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
4.04	Property		1	Old Orchard	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
4.05	Property		1	Ashbury East	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
4.06	Property		1	Colonial West	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
4.07	Property		1	Colonial East	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
4.08	Property		1	Cardinal Apartments	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
5.00	Loan		1	Gramercy Plaza	13.5%	4/30/2026	Titan Legal Services, Inc	10,206	6.5%	1/31/2027	5/3/2021	NAP	3/4/2021	5/6/2021	15%	No	Fee	NAP	NAP	NAP
6.00	Loan	5	1	Bell Towne Centre	4.9%	1/24/2023	Bank of America	5,400	4.1%	11/30/2022	11/9/2020	NAP	3/17/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
7.00	Loan		14	Rollins Portfolio
7.01	Property		1	Lodi	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/21/2020	12/28/2020	3%	No	Fee	NAP	NAP	NAP
7.02	Property		1	Sacramento	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/24/2020	12/21/2020	6%	No	Fee	NAP	NAP	NAP
7.03	Property		1	Geotech Supply	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/21/2020	12/21/2020	3%	No	Fee	NAP	NAP	NAP
7.04	Property		1	Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/17/2020	12/23/2020	9%	No	Fee	NAP	NAP	NAP
7.05	Property		1	Rancho Cordova	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/24/2020	12/28/2020	10%	No	Fee	NAP	NAP	NAP
7.06	Property		1	Modesto	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/23/2020	12/23/2020	3%	No	Fee	NAP	NAP	NAP
7.07	Property		1	Auburn	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/18/2020	12/28/2020	5%	No	Fee	NAP	NAP	NAP
7.08	Property		1	Livermore	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/22/2020	12/23/2020	11%	No	Fee	NAP	NAP	NAP
7.09	Property		1	Salinas	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/24/2020	12/23/2020	6%	No	Fee	NAP	NAP	NAP
7.10	Property		1	Yuba City	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/18/2020	12/28/2020	2%	No	Fee	NAP	NAP	NAP
7.11	Property		1	Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/24/2020	12/23/2020	8%	No	Fee	NAP	NAP	NAP
7.12	Property		1	Redding	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/22/2020	12/28/2020	2%	No	Fee	NAP	NAP	NAP
7.13	Property		1	Chico	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/21/2020	12/28/2020	4%	No	Fee	NAP	NAP	NAP
7.14	Property		1	Sonora	NAP	NAP	NAP	NAP	NAP	NAP	12/24/2020	NAP	12/22/2020	12/28/2020	4%	No	Fee	NAP	NAP	NAP
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	6.2%	9/30/2024	Geis Hospitality, LLC	7,023	5.1%	4/30/2036	4/6/2021	NAP	4/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
9.00	Loan	8, 9, 10, 11	1	2302 Webster	NAP	NAP	NAP	NAP	NAP	NAP	5/13/2021	NAP	5/11/2021	NAP	NAP	No	Leasehold	10/18/2116	NAP	1/20/2312
10.00	Loan		1	The Wyatt at Northern Lights	NAP	NAP	NAP	NAP	NAP	NAP	6/14/2021	NAP	6/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	NAP	NAP	NAP	NAP	NAP	NAP	6/1/2021	NAP	6/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
12.00	Loan	16, 17	1	The Westchester	2.2%	6/30/2031	Urban Outfitters	10,424	1.3%	1/31/2023	1/6/2020	NAP	1/6/2020	NAP	NAP	No	Fee & Leasehold	12/30/2091	NAP	NAP
13.00	Loan		1	Metro Crossing	6.5%	1/31/2024	Old Navy	13,453	4.3%	6/30/2030	5/7/2021	NAP	5/7/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.00	Loan	18	11	ExchangeRight 47
14.01	Property		1	Kroger - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	5/14/2021	NAP	5/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.02	Property		1	Giant Eagle - Streetsboro, OH	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2021	NAP	4/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.03	Property		1	Walgreens - Cordova, TN	NAP	NAP	NAP	NAP	NAP	NAP	4/19/2021	NAP	4/21/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2021	NAP	4/5/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP
14.05	Property		1	BB&T - Lancaster, PA	NAP	NAP	NAP	NAP	NAP	NAP	5/17/2021	NAP	5/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.06	Property		1	Dollar General - Delhi, CA	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2021	NAP	5/10/2021	5/10/2021	2%	No	Fee	NAP	NAP	NAP
14.07	Property		1	Verizon Wireless - Columbia, SC	NAP	NAP	NAP	NAP	NAP	NAP	4/20/2021	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.08	Property		1	Napa Auto Parts - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	5/17/2021	NAP	5/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.09	Property		1	Dollar Tree - Idaho Falls, ID	NAP	NAP	NAP	NAP	NAP	NAP	4/27/2021	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.10	Property		1	Dollar Tree - Trenton, NJ	NAP	NAP	NAP	NAP	NAP	NAP	4/30/2021	NAP	4/30/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
14.11	Property		1	Dollar General - Lubbock, TX	NAP	NAP	NAP	NAP	NAP	NAP	4/19/2021	NAP	4/19/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP
15.00	Loan		1	Seacrest Homes	NAP	NAP	NAP	NAP	NAP	NAP	3/16/2021	NAP	3/16/2021	3/23/2021	9%	No	Fee	NAP	NAP	NAP
16.00	Loan		1	Ranch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	2/16/2021	NAP	2/16/2021	2/16/2021	9%	Yes - D	Fee	NAP	NAP	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	4.7%	10/31/2023	SABIC	17,500	4.2%	9/30/2022	5/14/2021	NAP	5/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
18.00	Loan	21	1	Herndon Square	6.5%	4/30/2022	Tiger Innovations, Inc.	15,952	6.1%	11/30/2025	1/18/2021	NAP	1/15/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
19.00	Loan		1	The Plaza at Williams Centre	4.1%	10/31/2021	Honey Baked Ham	3,910	4.0%	10/31/2026	5/6/2021	NAP	5/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
20.00	Loan		1	Lafayette Arms Apartments	NAP	NAP	NAP	NAP	NAP	NAP	6/18/2021	NAP	6/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
21.00	Loan		1	231 Hudson Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	6/22/2021	NAP	5/24/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
22.00	Loan		1	The Woodlands of Charlottesville	NAP	NAP	NAP	NAP	NAP	NAP	6/1/2021	NAP	6/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
23.00	Loan		1	884 Riverside Drive	NAP	NAP	NAP	NAP	NAP	NAP	3/26/2021	NAP	3/5/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio
24.01	Property		1	Securlock - Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2021	NAP	4/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
24.02	Property		1	Securlock - Cordova	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2021	NAP	4/8/2021	4/15/2021	7%	No	Fee	NAP	NAP	NAP
24.03	Property		1	Securlock - Antioch	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2021	NAP	4/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
25.00	Loan	23	1	TownePlace Suites - La Place	NAP	NAP	NAP	NAP	NAP	NAP	9/30/2019	NAP	10/1/2019	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
26.00	Loan	24, 25	1	Envy Self Storage and RV	NAP	NAP	NAP	NAP	NAP	NAP	4/9/2021	NAP	5/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
27.00	Loan		1	Interstate Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2021	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio
28.01	Property		1	260-262 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.02	Property		1	240 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.03	Property		1	238 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.04	Property		1	242 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	2/3/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.05	Property		1	236 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.06	Property		1	244 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.07	Property		1	2268 Frederick Douglas Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.08	Property		1	234 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP

A-1-13

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date (3)	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date (3)	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
28.09	Property		1	222 Saint Nicholas Avenue	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.10	Property		1	2500 Frederick Douglas Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
28.11	Property		1	262 West 115th Street	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2020	NAP	1/31/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
29.00	Loan	28	1	Heights Marketplace	12.1%	1/31/2023	Crumbl Cookies	1,650	8.5%	6/30/2026	2/17/2021	NAP	2/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
30.00	Loan		1	TownePlace Suites The Villages	NAP	NAP	NAP	NAP	NAP	NAP	5/5/2021	NAP	5/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
31.00	Loan		1	Garver Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	3/3/2021	NAP	3/4/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
32.00	Loan	29	1	Home2Suites Hilton Head	NAP	NAP	NAP	NAP	NAP	NAP	5/5/2021	NAP	4/1/2021	NAP	NAP	Yes	Fee	NAP	NAP	NAP
33.00	Loan		3	Lowy Bronx Multifamily Portfolio
33.01	Property		1	375 East 209th Street	NAP	NAP	NAP	NAP	NAP	NAP	3/23/2021	NAP	3/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
33.02	Property		1	2679 Decatur Avenue	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2021	NAP	3/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
33.03	Property		1	3053 Hull Avenue	NAP	NAP	NAP	NAP	NAP	NAP	3/23/2021	NAP	3/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
34.00	Loan		1	Arizona Pavilions	7.2%	8/31/2025	Starbucks	1,516	6.2%	8/31/2024	12/4/2020	NAP	12/4/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
35.00	Loan	30	1	Boonton Industrial	NAP	NAP	NAP	NAP	NAP	NAP	5/25/2021	NAP	5/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
36.00	Loan		1	Leisure Living	NAP	NAP	NAP	NAP	NAP	NAP	3/16/2021	NAP	3/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
37.00	Loan	31	1	Walmart Deland	NAP	NAP	NAP	NAP	NAP	NAP	3/26/2021	NAP	3/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
38.00	Loan	32, 33	1	Bronxwood Mixed Use	3.8%	9/30/2025	AFAA Enterprises Inc.	1,000	3.8%	11/30/2031	3/11/2021	NAP	3/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
39.00	Loan		1	Lost River Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	3/17/2021	NAP	3/15/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
40.00	Loan		1	Clara Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	3/8/2021	NAP	3/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
41.00	Loan	34, 35	1	Belamere Suites II	NAP	NAP	NAP	NAP	NAP	NAP	3/12/2021	NAP	3/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
42.00	Loan		1	AC Self Storage - Missouri City	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2021	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2021	NAP	4/28/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2021	NAP	2/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
45.00	Loan	37	1	Walgreens San Tan Valley	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2021	NAP	3/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
46.00	Loan		1	Amidon Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	3/10/2021	NAP	3/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
47.00	Loan	38	1	Estrella Crossroads	7.9%	12/31/2025	Subway	1,300	5.7%	11/30/2026	3/11/2021	NAP	3/8/2021	NAP	NAP	No	Leasehold	7/31/2104	NAP	3/4/2557
48.00	Loan	39	1	Federales Chicago	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2019	NAP	11/19/2019	NAP	NAP	No	Fee	NAP	NAP	NAP
49.00	Loan		1	Shops at Valle Vista	10.5%	3/30/2026	Mariner Finance	1,442	10.2%	8/31/2026	3/18/2021	NAP	3/18/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
50.00	Loan		1	Villas at the Woodlands	NAP	NAP	NAP	NAP	NAP	NAP	6/10/2021	NAP	6/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
51.00	Loan		1	Turtle Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2021	NAP	6/2/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
52.00	Loan	40	1	FleetPride Industrial	NAP	NAP	NAP	NAP	NAP	NAP	3/24/2021	NAP	3/24/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
53.00	Loan	41	1	Walgreens Cambridge	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2021	NAP	4/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
54.00	Loan	42	1	Parq on 8th Apartments	NAP	NAP	NAP	NAP	NAP	NAP	12/17/2020	NAP	12/17/2020	NAP	NAP	No	Fee	NAP	NAP	NAP
55.00	Loan		1	Lord Duplin Apartments	NAP	NAP	NAP	NAP	NAP	NAP	3/15/2021	NAP	3/15/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio
56.01	Property		1	City Walk MHC	NAP	NAP	NAP	NAP	NAP	NAP	3/26/2021	NAP	3/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
56.02	Property		1	Oak Hill MHC	NAP	NAP	NAP	NAP	NAP	NAP	3/26/2021	NAP	3/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
57.00	Loan	43	1	4070 Butler Pike Office	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2021	NAP	4/23/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
58.00	Loan		1	7-Eleven Tampa	NAP	NAP	NAP	NAP	NAP	NAP	3/1/2021	NAP	3/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
59.00	Loan		1	CVS Mars Hill	NAP	NAP	NAP	NAP	NAP	NAP	4/14/2021	NAP	4/15/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
60.00	Loan		1	5800 Brookhollow	13.8%	8/14/2022	NAP	NAP	NAP	NAP	5/14/2021	NAP	5/14/2021	NAP	NAP	No	Fee	NAP	NAP	NAP
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	NAP	NAP	NAP	NAP	NAP	NAP	7/9/2020	NAP	7/10/2020	NAP	NAP	Yes	Fee	NAP	NAP	NAP

A-1-14

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
1.00	Loan	4	2	Velocity Industrial Portfolio		234,923	78,308	0	Springing	0	9,423	0	0	23,558
1.01	Property		1	2750 Morris Road	NAP
1.02	Property		1	1180 Church Road	NAP
2.00	Loan		1	The Grace Building	NAP	0	Springing	0	Springing	0	Springing	0	56,172,399	Springing
3.00	Loan		1	Malibu Colony Plaza	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
4.00	Loan		8	Mason Multifamily Portfolio		377,927	67,487	0	Springing	0	19,303	694,908	0	0
4.01	Property		1	University Heights	NAP
4.02	Property		1	Ashbury Court	NAP
4.03	Property		1	James Court	NAP
4.04	Property		1	Old Orchard	NAP
4.05	Property		1	Ashbury East	NAP
4.06	Property		1	Colonial West	NAP
4.07	Property		1	Colonial East	NAP
4.08	Property		1	Cardinal Apartments	NAP
5.00	Loan		1	Gramercy Plaza	NAP	119,760	29,940	0	Springing	0	4,710	0	4,000,000	Springing
6.00	Loan	5	1	Bell Towne Centre	NAP	81,102	27,034	42,391	Springing	0	2,832	0	750,000	19,062
7.00	Loan		14	Rollins Portfolio		0	Springing	0	Springing	0	Springing	69,702	0	Springing
7.01	Property		1	Lodi	NAP
7.02	Property		1	Sacramento	NAP
7.03	Property		1	Geotech Supply	NAP
7.04	Property		1	Vacaville	NAP
7.05	Property		1	Rancho Cordova	NAP
7.06	Property		1	Modesto	NAP
7.07	Property		1	Auburn	NAP
7.08	Property		1	Livermore	NAP
7.09	Property		1	Salinas	NAP
7.10	Property		1	Yuba City	NAP
7.11	Property		1	Santa Rosa	NAP
7.12	Property		1	Redding	NAP
7.13	Property		1	Chico	NAP
7.14	Property		1	Sonora	NAP
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	NAP	0	12,606	51,667	4,473	0	3,012	0	0	2,110
9.00	Loan	8, 9, 10, 11	1	2302 Webster	2% increases after October 2022	116,569	58,285	31,285	3,476	0	1,139	0	0	691
10.00	Loan		1	The Wyatt at Northern Lights	NAP	179,400	29,900	11,364	5,411	0	5,750	345,000	0	0
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	NAP	6,667	3,333	4,889	1,630	0	325	11,699	1,000,000	Springing
12.00	Loan	16, 17	1	The Westchester	NAP	0	Springing	0	Springing	0	Springing	543,990	8,006,075	Springing
13.00	Loan		1	Metro Crossing	NAP	555,192	138,798	0	Springing	0	5,169	0	0	17,500
14.00	Loan	18	11	ExchangeRight 47		56,519	26,582	0	Springing	246,135	1,527	0	500,000	Springing
14.01	Property		1	Kroger - Columbus, OH	NAP
14.02	Property		1	Giant Eagle - Streetsboro, OH	NAP
14.03	Property		1	Walgreens - Cordova, TN	NAP
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	NAP
14.05	Property		1	BB&T - Lancaster, PA	NAP
14.06	Property		1	Dollar General - Delhi, CA	NAP
14.07	Property		1	Verizon Wireless - Columbia, SC	NAP
14.08	Property		1	Napa Auto Parts - Columbus, OH	NAP
14.09	Property		1	Dollar Tree - Idaho Falls, ID	NAP
14.10	Property		1	Dollar Tree - Trenton, NJ	NAP
14.11	Property		1	Dollar General - Lubbock, TX	NAP
15.00	Loan		1	Seacrest Homes	NAP	0	Springing	0	Springing	3,667	3,667	0	0	0
16.00	Loan		1	Ranch Self Storage	NAP	60,094	14,308	2,577	1,227	0	1,081	38,906	0	0
17.00	Loan	19, 20	1	Elmwood Distribution Center	NAP	209,188	24,324	0	Springing	0	7,902	0	0	8,589
18.00	Loan	21	1	Herndon Square	NAP	381,296	58,661	0	Springing	0	4,392	197,631	1,000,000	32,938
19.00	Loan		1	The Plaza at Williams Centre	NAP	69,798	23,266	0	Springing	150,000	1,417	51,012	250,000	7,782
20.00	Loan		1	Lafayette Arms Apartments	NAP	49,284	21,428	15,097	3,774	0	2,938	0	0	0
21.00	Loan		1	231 Hudson Leased Fee	NAP	0	Springing	0	Springing	0	0	0	0	0
22.00	Loan		1	The Woodlands of Charlottesville	NAP	28,470	9,490	31,434	Springing	54,000	1,500	54,000	0	0
23.00	Loan		1	884 Riverside Drive	NAP	24,807	24,807	7,808	1,859	0	1,000	0	0	0
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio		71,964	17,022	0	Springing	0	2,276	81,926	0	0
24.01	Property		1	Securlock - Casa Grande	NAP
24.02	Property		1	Securlock - Cordova	NAP
24.03	Property		1	Securlock - Antioch	NAP
25.00	Loan	23	1	TownePlace Suites - La Place	NAP	7,387	1,759	7,563	7,203	0	8,544	0	0	0
26.00	Loan	24, 25	1	Envy Self Storage and RV	NAP	60,968	15,242	0	Springing	0	1,155	27,710	0	0
27.00	Loan		1	Interstate Self Storage	NAP	82,367	13,074	6,202	2,953	0	916	0	0	0
28.00	Loan	26, 27	11	122nd Street Portfolio		47,918	7,986	47,864	7,977	0	2,780	0	0	200
28.01	Property		1	260-262 West 122nd Street	NAP
28.02	Property		1	240 West 122nd Street	NAP
28.03	Property		1	238 West 122nd Street	NAP
28.04	Property		1	242 West 122nd Street	NAP
28.05	Property		1	236 West 122nd Street	NAP
28.06	Property		1	244 West 122nd Street	NAP
28.07	Property		1	2268 Frederick Douglas Boulevard	NAP
28.08	Property		1	234 West 122nd Street	NAP

A-1-15

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
28.09	Property		1	222 Saint Nicholas Avenue	NAP
28.10	Property		1	2500 Frederick Douglas Boulevard	NAP
28.11	Property		1	262 West 115th Street	NAP
29.00	Loan	28	1	Heights Marketplace	NAP	111,104	15,116	0	Springing	0	243	14,604	150,000	1,623
30.00	Loan		1	TownePlace Suites The Villages	NAP	98,780	10,976	0	Springing	0	10,736	0	0	0
31.00	Loan		1	Garver Little Rock	NAP	0	6,197	0	1,292	0	595	0	0	3,969
32.00	Loan	29	1	Home2Suites Hilton Head	NAP	73,934	12,322	81,896	9,100	0	4,630	0	0	0
33.00	Loan		3	Lowy Bronx Multifamily Portfolio		19,825	9,441	16,434	3,130	0	844	0	0	0
33.01	Property		1	375 East 209th Street	NAP
33.02	Property		1	2679 Decatur Avenue	NAP
33.03	Property		1	3053 Hull Avenue	NAP
34.00	Loan		1	Arizona Pavilions	NAP	0	7,831	4,291	817	0	304	0	0	1,622
35.00	Loan	30	1	Boonton Industrial	NAP	0	Springing	0	Springing	0	Springing	0	0	0
36.00	Loan		1	Leisure Living	NAP	31,775	6,355	17,004	1,546	20,000	517	50,000	0	0
37.00	Loan	31	1	Walmart Deland	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
38.00	Loan	32, 33	1	Bronxwood Mixed Use	NAP	0	6,114	6,119	1,457	0	604	0	75,000	348
39.00	Loan		1	Lost River Self Storage	NAP	18,179	2,473	5,088	1,212	0	869	0	0	0
40.00	Loan		1	Clara Point Apartments	NAP	4,793	1,521	7,194	2,284	100,000	1,167	0	0	0
41.00	Loan	34, 35	1	Belamere Suites II	NAP	28,761	4,109	4,188	2,094	0	0	0	0	0
42.00	Loan		1	AC Self Storage - Missouri City	NAP	46,188	7,698	0	Springing	0	690	24,829	0	0
43.00	Loan		1	AC Self Storage - Arlington,TX	NAP	62,574	10,429	0	Springing	0	1,065	38,351	0	0
44.00	Loan	36	1	Walgreens – Newport News, VA	NAP	0	Springing	110	Springing	0	Springing	0	0	Springing
45.00	Loan	37	1	Walgreens San Tan Valley	NAP	0	Springing	1,775	592	0	Springing	0	0	Springing
46.00	Loan		1	Amidon Place Apartments	NAP	5,754	5,480	7,396	3,522	60,500	3,750	0	0	0
47.00	Loan	38	1	Estrella Crossroads	10% every 10 years through 2075 followed by 10% increases in either 5 or 10-year increments starting in 2075 through lease expiration in 2104	7,751	2,461	1,083	344	0	381	0	0	1,903
48.00	Loan	39	1	Federales Chicago	NAP	30,099	4,300	34,893	4,362	0	112	0	0	586
49.00	Loan		1	Shops at Valle Vista	NAP	22,205	4,230	1,315	626	0	176	10,585	0	1,329
50.00	Loan		1	Villas at the Woodlands	NAP	32,065	6,108	16,708	1,768	0	1,333	0	0	0
51.00	Loan		1	Turtle Creek Apartments	NAP	12,171	3,381	8,582	3,301	0	2,774	0	0	0
52.00	Loan	40	1	FleetPride Industrial	NAP	0	0	1,810	603	0	296	0	0	1,479
53.00	Loan	41	1	Walgreens Cambridge	NAP	0	Springing	341	Springing	0	Springing	0	0	0
54.00	Loan	42	1	Parq on 8th Apartments	NAP	7,987	3,994	26,809	2,234	0	1,958	0	0	0
55.00	Loan		1	Lord Duplin Apartments	NAP	21,281	3,378	4,706	2,241	0	1,708	0	0	0
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio		10,327	1,405	638	304	0	484	0	0	0
56.01	Property		1	City Walk MHC	NAP
56.02	Property		1	Oak Hill MHC	NAP
57.00	Loan	43	1	4070 Butler Pike Office	NAP	13,101	3,119	622	593	0	341	0	100,000	1,703
58.00	Loan		1	7-Eleven Tampa	NAP	0	Springing	669	334	0	Springing	0	0	Springing
59.00	Loan		1	CVS Mars Hill	NAP	0	Springing	1,002	Springing	0	Springing	0	0	0
60.00	Loan		1	5800 Brookhollow	NAP	46,116	5,362	0	Springing	0	1,123	0	0	1,872
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	NAP	4,000	333	0	Springing	0	0	0	0	0
A-1-16

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
1.00	Loan	4	2	Velocity Industrial Portfolio	0	0	0	0	0	4,784,601	0	Upfront Leasing Reserve ($4,000,000); Rent Concession Reserve (784,600.86)	0	0
1.01	Property		1	2750 Morris Road
1.02	Property		1	1180 Church Road
2.00	Loan		1	The Grace Building	0	0	0	0	0	33,543,750	0	Free Rent Reserve ($25,964,570); Parking Rent Shortfall Reserve ($1,608,940); Lobby/Elevator Work Reserve ($5,970,240)	0	0
3.00	Loan		1	Malibu Colony Plaza	285,925	0	0	0	0	0	0	NAP	0	0
4.00	Loan		8	Mason Multifamily Portfolio	0	0	0	0	44,500	5,000	0	Radon Reserve	0	0
4.01	Property		1	University Heights
4.02	Property		1	Ashbury Court
4.03	Property		1	James Court
4.04	Property		1	Old Orchard
4.05	Property		1	Ashbury East
4.06	Property		1	Colonial West
4.07	Property		1	Colonial East
4.08	Property		1	Cardinal Apartments
5.00	Loan		1	Gramercy Plaza	0	0	0	0	0	845,279	0	Rent Concession Reserve ($740,024); Existing TI/LC Reserve ($105,255)	0	0
6.00	Loan	5	1	Bell Towne Centre	$1,500,000, but reduces to $1,000,000 effective 1/1/2026	0	0	0	0	0	0	NAP	0	0
7.00	Loan		14	Rollins Portfolio	261,383	0	0	0	0	0	0	NAP	0	NAP
7.01	Property		1	Lodi
7.02	Property		1	Sacramento
7.03	Property		1	Geotech Supply
7.04	Property		1	Vacaville
7.05	Property		1	Rancho Cordova
7.06	Property		1	Modesto
7.07	Property		1	Auburn
7.08	Property		1	Livermore
7.09	Property		1	Salinas
7.10	Property		1	Yuba City
7.11	Property		1	Santa Rosa
7.12	Property		1	Redding
7.13	Property		1	Chico
7.14	Property		1	Sonora
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	0	0	Springing	0	0	0	0	NAP	0	0
9.00	Loan	8, 9, 10, 11	1	2302 Webster	0	0	0	0	0	380,823	12,542	Ground Reserve (Upfront: $12,500.00; Monthly: $12,541.67), Outstanding Leases Obligation Reserve (Upfront: $368,323.00)	0	3,550,778
10.00	Loan		1	The Wyatt at Northern Lights	0	0	0	0	0	0	0	NAP	0	0
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	38,917	0	0	0	0	1,347,205	0	Free Rent Reserve	0	2,750,000
12.00	Loan	16, 17	1	The Westchester	2,322,930	0	0	0	0	0	Springing	NM Reserve Fund	7,159,800	0
13.00	Loan		1	Metro Crossing	630,000	0	0	0	88,750	0	0	NAP	0	0
14.00	Loan	18	11	ExchangeRight 47	0	0	0	0	44,043	156,966	0	Giant Eagle Rent Reserve	0	0
14.01	Property		1	Kroger - Columbus, OH
14.02	Property		1	Giant Eagle - Streetsboro, OH
14.03	Property		1	Walgreens - Cordova, TN
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA
14.05	Property		1	BB&T - Lancaster, PA
14.06	Property		1	Dollar General - Delhi, CA
14.07	Property		1	Verizon Wireless - Columbia, SC
14.08	Property		1	Napa Auto Parts - Columbus, OH
14.09	Property		1	Dollar Tree - Idaho Falls, ID
14.10	Property		1	Dollar Tree - Trenton, NJ
14.11	Property		1	Dollar General - Lubbock, TX
15.00	Loan		1	Seacrest Homes	0	0	0	0	0	0	0	NAP	0	0
16.00	Loan		1	Ranch Self Storage	0	0	0	0	0	0	0	NAP	0	0
17.00	Loan	19, 20	1	Elmwood Distribution Center	0	0	0	0	0	0	0	NAP	0	0
18.00	Loan	21	1	Herndon Square	1,600,000	0	0	0	0	0	0	NAP	0	0
19.00	Loan		1	The Plaza at Williams Centre	400,000	0	0	0	0	152,912	0	Existing TI/LC Reserve Funds	0	0
20.00	Loan		1	Lafayette Arms Apartments	0	0	0	0	64,914	0	0	NAP	0	0
21.00	Loan		1	231 Hudson Leased Fee	0	0	0	0	0	0	Springing	Extraordinary Lease Payments Reserve	0	0
22.00	Loan		1	The Woodlands of Charlottesville	0	0	0	0	0	15,237	0	Condominium Common Charges Reserve	0	0
23.00	Loan		1	884 Riverside Drive	0	0	0	0	257,497	0	0	NAP	0	0
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	0	0	0	0	0	0	Springing	Springing Cash Trap Reserve	0	0
24.01	Property		1	Securlock - Casa Grande
24.02	Property		1	Securlock - Cordova
24.03	Property		1	Securlock - Antioch
25.00	Loan	23	1	TownePlace Suites - La Place	0	0	0	0	0	0	0	NAP	0	0
26.00	Loan	24, 25	1	Envy Self Storage and RV	0	0	0	0	0	0	0	NAP	0	0
27.00	Loan		1	Interstate Self Storage	0	0	0	0	108,906	0	0	NAP	0	0
28.00	Loan	26, 27	11	122nd Street Portfolio	0	0	0	0	46,170	0	0	NAP	0	0
28.01	Property		1	260-262 West 122nd Street
28.02	Property		1	240 West 122nd Street
28.03	Property		1	238 West 122nd Street
28.04	Property		1	242 West 122nd Street
28.05	Property		1	236 West 122nd Street
28.06	Property		1	244 West 122nd Street
28.07	Property		1	2268 Frederick Douglas Boulevard
28.08	Property		1	234 West 122nd Street

A-1-17

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
28.09	Property		1	222 Saint Nicholas Avenue
28.10	Property		1	2500 Frederick Douglas Boulevard
28.11	Property		1	262 West 115th Street
29.00	Loan	28	1	Heights Marketplace	175,000	0	0	0	0	62,906	0	Crumbl Free Rent ($14,437.5), Crumbl TI/LC Reserve ($48,468.75)	0	0
30.00	Loan		1	TownePlace Suites The Villages	0	0	0	0	0	0	0	NAP	0	0
31.00	Loan		1	Garver Little Rock	0	0	0	0	0	0	0	NAP	0	0
32.00	Loan	29	1	Home2Suites Hilton Head	0	240,000	0	0	0	0	Springing	PIP Reserve, Seasonality Reserve	$0.00, $200,000	0
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	0	0	0	0	13,125	0	0	NAP	0	0
33.01	Property		1	375 East 209th Street
33.02	Property		1	2679 Decatur Avenue
33.03	Property		1	3053 Hull Avenue
34.00	Loan		1	Arizona Pavilions	0	0	0	0	0	0	0	NAP	0	0
35.00	Loan	30	1	Boonton Industrial	0	0	0	0	0	0	0	NAP	0	0
36.00	Loan		1	Leisure Living	0	0	0	0	16,125	0	0	NAP	0	0
37.00	Loan	31	1	Walmart Deland	0	0	0	0	0	0	0	NAP	0	0
38.00	Loan	32, 33	1	Bronxwood Mixed Use	75,000	0	0	0	1,125	35,400	0	Rent Reserve	0	0
39.00	Loan		1	Lost River Self Storage	0	0	0	0	0	0	0	NAP	0	0
40.00	Loan		1	Clara Point Apartments	0	0	0	0	11,125	0	0	NAP	0	0
41.00	Loan	34, 35	1	Belamere Suites II	0	0	0	0	0	0	Springing	Vacant Parcel Debt Yield Reserve	0	0
42.00	Loan		1	AC Self Storage - Missouri City	0	0	0	0	0	0	0	NAP	0	0
43.00	Loan		1	AC Self Storage - Arlington,TX	0	0	0	0	0	0	0	NAP	0	0
44.00	Loan	36	1	Walgreens – Newport News, VA	0	0	0	0	0	0	0	NAP	0	0
45.00	Loan	37	1	Walgreens San Tan Valley	0	0	0	0	0	0	0	NAP	0	0
46.00	Loan		1	Amidon Place Apartments	0	0	0	0	20,688	0	0	NAP	0	0
47.00	Loan	38	1	Estrella Crossroads	0	0	0	0	1,875	0	Springing	Ground Rent Reserve	0	0
48.00	Loan	39	1	Federales Chicago	0	0	0	0	0	0	0	NAP	0	0
49.00	Loan		1	Shops at Valle Vista	79,754	0	0	0	3,750	0	0	NAP	0	0
50.00	Loan		1	Villas at the Woodlands	0	0	0	0	23,750	0	0	NAP	0	0
51.00	Loan		1	Turtle Creek Apartments	0	0	0	0	51,313	8,750	0	Randon Reserve	0	0
52.00	Loan	40	1	FleetPride Industrial	0	0	0	0	3,410	0	0	NAP	0	0
53.00	Loan	41	1	Walgreens Cambridge	0	0	0	0	0	0	0	NAP	0	0
54.00	Loan	42	1	Parq on 8th Apartments	0	100,000	0	0	1,250	0	0	NAP	0	0
55.00	Loan		1	Lord Duplin Apartments	0	0	0	0	10,494	0	0	NAP	0	0
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	0	0	0	0	91,875	0	0	NAP	0	0
56.01	Property		1	City Walk MHC
56.02	Property		1	Oak Hill MHC
57.00	Loan	43	1	4070 Butler Pike Office	0	0	0	0	0	28,809	0	Free Rent Reserve	0	0
58.00	Loan		1	7-Eleven Tampa	0	0	0	0	0	9,100	0	Plymouth St Reserve	0	0
59.00	Loan		1	CVS Mars Hill	0	0	0	0	0	0	0	NAP	0	0
60.00	Loan		1	5800 Brookhollow	0	0	0	0	29,375	0	0	NAP	0	0
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	0	0	0	0	0	0	0	NAP	0	0

A-1-18

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type
1.00	Loan	4	2	Velocity Industrial Portfolio	NAP	Hard
1.01	Property		1	2750 Morris Road
1.02	Property		1	1180 Church Road
2.00	Loan		1	The Grace Building	NAP	Hard
3.00	Loan		1	Malibu Colony Plaza	NAP	Springing
4.00	Loan		8	Mason Multifamily Portfolio	NAP	Springing
4.01	Property		1	University Heights
4.02	Property		1	Ashbury Court
4.03	Property		1	James Court
4.04	Property		1	Old Orchard
4.05	Property		1	Ashbury East
4.06	Property		1	Colonial West
4.07	Property		1	Colonial East
4.08	Property		1	Cardinal Apartments
5.00	Loan		1	Gramercy Plaza	NAP	Soft
6.00	Loan	5	1	Bell Towne Centre	NAP	Hard
7.00	Loan		14	Rollins Portfolio	NAP	Hard
7.01	Property		1	Lodi
7.02	Property		1	Sacramento
7.03	Property		1	Geotech Supply
7.04	Property		1	Vacaville
7.05	Property		1	Rancho Cordova
7.06	Property		1	Modesto
7.07	Property		1	Auburn
7.08	Property		1	Livermore
7.09	Property		1	Salinas
7.10	Property		1	Yuba City
7.11	Property		1	Santa Rosa
7.12	Property		1	Redding
7.13	Property		1	Chico
7.14	Property		1	Sonora
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	NAP	Springing
9.00	Loan	8, 9, 10, 11	1	2302 Webster	The earnout reserve will be released (a) provided no event of default is continuing, (b) no sweep exists, (c) upon each of the 3 commercial retail tenants being in occupancy, open for business and paying unabated base rent (the “earnout conditions”), as evidence by individual tenant estoppels and (d) to the extent that an NCF DY of 7.00% is achieved (DY being calculated by eliminating any funds remaining in the earnout reserve from the OPB of the Loan).	Springing
10.00	Loan		1	The Wyatt at Northern Lights	NAP	Springing
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	Lender shall, or shall direct Servicer to, deposit Five Iron Golf Earnout Funds into the Cash Management Account to be applied in accordance with section 6.12.1 of the Loan Agreement provided (a) no Event of Default (b) Lender shall have approved final form of the Five Iron Lease, (c) Borrower has delivered to Lender all required certificates of occupancy, (d) the Debt Yield after giving effect to the Five Iron Lease is not less than 7.0%, and (e) a Five Iron Opening Event has occured. In the event that a Five Iron Golf Opening Event has not occured on or prior to July 1, 2024, Lender shall apply the Five Iron Golf Earnout Funds to the Outstanding Principal Balance of the Loan, together with the Yield Maintenance Premium.	Hard
12.00	Loan	16, 17	1	The Westchester	NAP	Hard
13.00	Loan		1	Metro Crossing	NAP	Springing
14.00	Loan	18	11	ExchangeRight 47	NAP	Hard
14.01	Property		1	Kroger - Columbus, OH
14.02	Property		1	Giant Eagle - Streetsboro, OH
14.03	Property		1	Walgreens - Cordova, TN
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA
14.05	Property		1	BB&T - Lancaster, PA
14.06	Property		1	Dollar General - Delhi, CA
14.07	Property		1	Verizon Wireless - Columbia, SC
14.08	Property		1	Napa Auto Parts - Columbus, OH
14.09	Property		1	Dollar Tree - Idaho Falls, ID
14.10	Property		1	Dollar Tree - Trenton, NJ
14.11	Property		1	Dollar General - Lubbock, TX
15.00	Loan		1	Seacrest Homes	NAP	Springing
16.00	Loan		1	Ranch Self Storage	NAP	Springing
17.00	Loan	19, 20	1	Elmwood Distribution Center	NAP	Springing
18.00	Loan	21	1	Herndon Square	NAP	Springing
19.00	Loan		1	The Plaza at Williams Centre	NAP	Springing
20.00	Loan		1	Lafayette Arms Apartments	NAP	Springing
21.00	Loan		1	231 Hudson Leased Fee	NAP	Springing
22.00	Loan		1	The Woodlands of Charlottesville	NAP	Springing
23.00	Loan		1	884 Riverside Drive	NAP	Springing
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	NAP	Springing
24.01	Property		1	Securlock - Casa Grande
24.02	Property		1	Securlock - Cordova
24.03	Property		1	Securlock - Antioch
25.00	Loan	23	1	TownePlace Suites - La Place	NAP	Springing
26.00	Loan	24, 25	1	Envy Self Storage and RV	NAP	Springing
27.00	Loan		1	Interstate Self Storage	NAP	Springing
28.00	Loan	26, 27	11	122nd Street Portfolio	NAP	Soft
28.01	Property		1	260-262 West 122nd Street
28.02	Property		1	240 West 122nd Street
28.03	Property		1	238 West 122nd Street
28.04	Property		1	242 West 122nd Street
28.05	Property		1	236 West 122nd Street
28.06	Property		1	244 West 122nd Street
28.07	Property		1	2268 Frederick Douglas Boulevard
28.08	Property		1	234 West 122nd Street

A-1-19

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type
28.09	Property		1	222 Saint Nicholas Avenue
28.10	Property		1	2500 Frederick Douglas Boulevard
28.11	Property		1	262 West 115th Street
29.00	Loan	28	1	Heights Marketplace	NAP	Springing
30.00	Loan		1	TownePlace Suites The Villages	NAP	Springing
31.00	Loan		1	Garver Little Rock	NAP	Hard
32.00	Loan	29	1	Home2Suites Hilton Head	NAP	Hard
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	NAP	Springing
33.01	Property		1	375 East 209th Street
33.02	Property		1	2679 Decatur Avenue
33.03	Property		1	3053 Hull Avenue
34.00	Loan		1	Arizona Pavilions	NAP	Springing
35.00	Loan	30	1	Boonton Industrial	NAP	Springing
36.00	Loan		1	Leisure Living	NAP	Springing
37.00	Loan	31	1	Walmart Deland	NAP	Hard
38.00	Loan	32, 33	1	Bronxwood Mixed Use	NAP	Springing
39.00	Loan		1	Lost River Self Storage	NAP	Springing
40.00	Loan		1	Clara Point Apartments	NAP	Springing
41.00	Loan	34, 35	1	Belamere Suites II	NAP	Hard
42.00	Loan		1	AC Self Storage - Missouri City	NAP	Springing
43.00	Loan		1	AC Self Storage - Arlington,TX	NAP	Springing
44.00	Loan	36	1	Walgreens – Newport News, VA	NAP	Springing
45.00	Loan	37	1	Walgreens San Tan Valley	NAP	Hard
46.00	Loan		1	Amidon Place Apartments	NAP	Springing
47.00	Loan	38	1	Estrella Crossroads	NAP	Springing
48.00	Loan	39	1	Federales Chicago	NAP	Hard
49.00	Loan		1	Shops at Valle Vista	NAP	Hard
50.00	Loan		1	Villas at the Woodlands	NAP	Springing
51.00	Loan		1	Turtle Creek Apartments	NAP	Springing
52.00	Loan	40	1	FleetPride Industrial	NAP	Springing
53.00	Loan	41	1	Walgreens Cambridge	NAP	Springing
54.00	Loan	42	1	Parq on 8th Apartments	NAP	Springing
55.00	Loan		1	Lord Duplin Apartments	NAP	Springing
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	NAP	Springing
56.01	Property		1	City Walk MHC
56.02	Property		1	Oak Hill MHC
57.00	Loan	43	1	4070 Butler Pike Office	NAP	Springing
58.00	Loan		1	7-Eleven Tampa	NAP	Springing
59.00	Loan		1	CVS Mars Hill	NAP	Springing
60.00	Loan		1	5800 Brookhollow	NAP	Springing
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	NAP	Hard

A-1-20

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
1.00	Loan	4	2	Velocity Industrial Portfolio	In Place	Yes	Yes	Yes	Yes	65,000,000	10,000,000	27,290.51	204,678.82	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	2750 Morris Road
1.02	Property		1	1180 Church Road
2.00	Loan		1	The Grace Building	Springing	Yes	No	Yes	No	50,000,000	833,000,000	1,894,721.17	2,008,449.93	367,000,000	2.69210%	1,250,000,000	2,843,219.04	58.1%
3.00	Loan		1	Malibu Colony Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan		8	Mason Multifamily Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	University Heights
4.02	Property		1	Ashbury Court
4.03	Property		1	James Court
4.04	Property		1	Old Orchard
4.05	Property		1	Ashbury East
4.06	Property		1	Colonial West
4.07	Property		1	Colonial East
4.08	Property		1	Cardinal Apartments
5.00	Loan		1	Gramercy Plaza	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5	1	Bell Towne Centre	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		14	Rollins Portfolio	Springing	Yes	Yes	Yes	Yes	24,400,000	15,000,000	40,675.95	106,842.17	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Lodi
7.02	Property		1	Sacramento
7.03	Property		1	Geotech Supply
7.04	Property		1	Vacaville
7.05	Property		1	Rancho Cordova
7.06	Property		1	Modesto
7.07	Property		1	Auburn
7.08	Property		1	Livermore
7.09	Property		1	Salinas
7.10	Property		1	Yuba City
7.11	Property		1	Santa Rosa
7.12	Property		1	Redding
7.13	Property		1	Chico
7.14	Property		1	Sonora
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	8, 9, 10, 11	1	2302 Webster	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	The Wyatt at Northern Lights	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	16, 17	1	The Westchester	Springing	Yes	No	Yes	No	20,000,000	323,000,000	886,941.55	941,860.53	57,000,000	0	400,000,000	1,098,380	1
13.00	Loan		1	Metro Crossing	Springing	Yes	Yes	Yes	Yes	20,000,000	14,450,000	63,747.00	151,978.15	NAP	NAP	NAP	NAP	NAP
14.00	Loan	18	11	ExchangeRight 47	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Kroger - Columbus, OH
14.02	Property		1	Giant Eagle - Streetsboro, OH
14.03	Property		1	Walgreens - Cordova, TN
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA
14.05	Property		1	BB&T - Lancaster, PA
14.06	Property		1	Dollar General - Delhi, CA
14.07	Property		1	Verizon Wireless - Columbia, SC
14.08	Property		1	Napa Auto Parts - Columbus, OH
14.09	Property		1	Dollar Tree - Idaho Falls, ID
14.10	Property		1	Dollar Tree - Trenton, NJ
14.11	Property		1	Dollar General - Lubbock, TX
15.00	Loan		1	Seacrest Homes	Springing	No	No	Yes	No	18,000,000	30,000,000	98,600.69	157,761.11	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Ranch Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	21	1	Herndon Square	Springing	Yes	Yes	Yes	No	14,936,855	15,434,751	74,178.20	145,963.56	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	The Plaza at Williams Centre	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Lafayette Arms Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	231 Hudson Leased Fee	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	The Woodlands of Charlottesville	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	884 Riverside Drive	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Securlock - Casa Grande
24.02	Property		1	Securlock - Cordova
24.03	Property		1	Securlock - Antioch
25.00	Loan	23	1	TownePlace Suites - La Place	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	24, 25	1	Envy Self Storage and RV	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Interstate Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio	Springing	Yes	No	Yes	No	8,000,000	15,000,000	49,427.08	75,788.19	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	260-262 West 122nd Street
28.02	Property		1	240 West 122nd Street
28.03	Property		1	238 West 122nd Street
28.04	Property		1	242 West 122nd Street
28.05	Property		1	236 West 122nd Street
28.06	Property		1	244 West 122nd Street
28.07	Property		1	2268 Frederick Douglas Boulevard
28.08	Property		1	234 West 122nd Street

A-1-21

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
28.09	Property		1	222 Saint Nicholas Avenue
28.10	Property		1	2500 Frederick Douglas Boulevard
28.11	Property		1	262 West 115th Street
29.00	Loan	28	1	Heights Marketplace	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	TownePlace Suites The Villages	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Garver Little Rock	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	29	1	Home2Suites Hilton Head	In Place	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	375 East 209th Street
33.02	Property		1	2679 Decatur Avenue
33.03	Property		1	3053 Hull Avenue
34.00	Loan		1	Arizona Pavilions	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan	30	1	Boonton Industrial	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Leisure Living	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	31	1	Walmart Deland	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	32, 33	1	Bronxwood Mixed Use	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Lost River Self Storage	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	Clara Point Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	34, 35	1	Belamere Suites II	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	AC Self Storage - Missouri City	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	37	1	Walgreens San Tan Valley	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan		1	Amidon Place Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	38	1	Estrella Crossroads	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	39	1	Federales Chicago	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan		1	Shops at Valle Vista	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan		1	Villas at the Woodlands	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	Turtle Creek Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan	40	1	FleetPride Industrial	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan	41	1	Walgreens Cambridge	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan	42	1	Parq on 8th Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	Lord Duplin Apartments	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.01	Property		1	City Walk MHC
56.02	Property		1	Oak Hill MHC
57.00	Loan	43	1	4070 Butler Pike Office	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan		1	7-Eleven Tampa	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	CVS Mars Hill	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan		1	5800 Brookhollow	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	In Place	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-22

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1.00	Loan	4	2	Velocity Industrial Portfolio	NAP	NAP	10,000,000	10.00000%	85,000,000	289,169.56	65.5%	1.92	8.3%	No	NAP
1.01	Property		1	2750 Morris Road
1.02	Property		1	1180 Church Road
2.00	Loan		1	The Grace Building	3.00	8.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
3.00	Loan		1	Malibu Colony Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.00	Loan		8	Mason Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.01	Property		1	University Heights
4.02	Property		1	Ashbury Court
4.03	Property		1	James Court
4.04	Property		1	Old Orchard
4.05	Property		1	Ashbury East
4.06	Property		1	Colonial West
4.07	Property		1	Colonial East
4.08	Property		1	Cardinal Apartments
5.00	Loan		1	Gramercy Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6.00	Loan	5	1	Bell Towne Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7.00	Loan		14	Rollins Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7.01	Property		1	Lodi
7.02	Property		1	Sacramento
7.03	Property		1	Geotech Supply
7.04	Property		1	Vacaville
7.05	Property		1	Rancho Cordova
7.06	Property		1	Modesto
7.07	Property		1	Auburn
7.08	Property		1	Livermore
7.09	Property		1	Salinas
7.10	Property		1	Yuba City
7.11	Property		1	Santa Rosa
7.12	Property		1	Redding
7.13	Property		1	Chico
7.14	Property		1	Sonora
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.00	Loan	8, 9, 10, 11	1	2302 Webster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10.00	Loan		1	The Wyatt at Northern Lights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.00	Loan	16, 17	1	The Westchester	3	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13.00	Loan		1	Metro Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.00	Loan	18	11	ExchangeRight 47	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Kroger - Columbus, OH
14.02	Property		1	Giant Eagle - Streetsboro, OH
14.03	Property		1	Walgreens - Cordova, TN
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA
14.05	Property		1	BB&T - Lancaster, PA
14.06	Property		1	Dollar General - Delhi, CA
14.07	Property		1	Verizon Wireless - Columbia, SC
14.08	Property		1	Napa Auto Parts - Columbus, OH
14.09	Property		1	Dollar Tree - Idaho Falls, ID
14.10	Property		1	Dollar Tree - Trenton, NJ
14.11	Property		1	Dollar General - Lubbock, TX
15.00	Loan		1	Seacrest Homes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16.00	Loan		1	Ranch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18.00	Loan	21	1	Herndon Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19.00	Loan		1	The Plaza at Williams Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20.00	Loan		1	Lafayette Arms Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21.00	Loan		1	231 Hudson Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
22.00	Loan		1	The Woodlands of Charlottesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23.00	Loan		1	884 Riverside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24.01	Property		1	Securlock - Casa Grande
24.02	Property		1	Securlock - Cordova
24.03	Property		1	Securlock - Antioch
25.00	Loan	23	1	TownePlace Suites - La Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26.00	Loan	24, 25	1	Envy Self Storage and RV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27.00	Loan		1	Interstate Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28.01	Property		1	260-262 West 122nd Street
28.02	Property		1	240 West 122nd Street
28.03	Property		1	238 West 122nd Street
28.04	Property		1	242 West 122nd Street
28.05	Property		1	236 West 122nd Street
28.06	Property		1	244 West 122nd Street
28.07	Property		1	2268 Frederick Douglas Boulevard
28.08	Property		1	234 West 122nd Street

A-1-23

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
28.09	Property		1	222 Saint Nicholas Avenue
28.10	Property		1	2500 Frederick Douglas Boulevard
28.11	Property		1	262 West 115th Street
29.00	Loan	28	1	Heights Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30.00	Loan		1	TownePlace Suites The Villages	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31.00	Loan		1	Garver Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32.00	Loan	29	1	Home2Suites Hilton Head	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33.01	Property		1	375 East 209th Street
33.02	Property		1	2679 Decatur Avenue
33.03	Property		1	3053 Hull Avenue
34.00	Loan		1	Arizona Pavilions	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35.00	Loan	30	1	Boonton Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36.00	Loan		1	Leisure Living	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37.00	Loan	31	1	Walmart Deland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38.00	Loan	32, 33	1	Bronxwood Mixed Use	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39.00	Loan		1	Lost River Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40.00	Loan		1	Clara Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41.00	Loan	34, 35	1	Belamere Suites II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42.00	Loan		1	AC Self Storage - Missouri City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45.00	Loan	37	1	Walgreens San Tan Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46.00	Loan		1	Amidon Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
47.00	Loan	38	1	Estrella Crossroads	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
48.00	Loan	39	1	Federales Chicago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
49.00	Loan		1	Shops at Valle Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
50.00	Loan		1	Villas at the Woodlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
51.00	Loan		1	Turtle Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
52.00	Loan	40	1	FleetPride Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
53.00	Loan	41	1	Walgreens Cambridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
54.00	Loan	42	1	Parq on 8th Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
55.00	Loan		1	Lord Duplin Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
56.01	Property		1	City Walk MHC
56.02	Property		1	Oak Hill MHC
57.00	Loan	43	1	4070 Butler Pike Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
58.00	Loan		1	7-Eleven Tampa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
59.00	Loan		1	CVS Mars Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
60.00	Loan		1	5800 Brookhollow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine

A-1-24

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
1.00	Loan	4	2	Velocity Industrial Portfolio	Zachary Moore and Anthony Grelli, Jr.	Zachary Moore and Anthony Grelli, Jr.	No	No
1.01	Property		1	2750 Morris Road
1.02	Property		1	1180 Church Road
2.00	Loan		1	The Grace Building	Brookfield Office Properties, Inc.	BOP NYC OP LLC and Swig Investment Company, LLC	No	No
3.00	Loan		1	Malibu Colony Plaza	KW Partnership, L.P. and KW Two Partnership, L.P.	KW Partnership, L.P. and KW Two Partnership, L.P.	No	No
4.00	Loan		8	Mason Multifamily Portfolio	James C. Mason and Linda R. Mason	James C. Mason and Linda R. Mason	No	No
4.01	Property		1	University Heights
4.02	Property		1	Ashbury Court
4.03	Property		1	James Court
4.04	Property		1	Old Orchard
4.05	Property		1	Ashbury East
4.06	Property		1	Colonial West
4.07	Property		1	Colonial East
4.08	Property		1	Cardinal Apartments
5.00	Loan		1	Gramercy Plaza	Jeffrey Pori	Jeffrey Pori	Yes	No
6.00	Loan	5	1	Bell Towne Centre	Nexus Development Corporation/Central Division	Curtis R. Olson	No	No
7.00	Loan		14	Rollins Portfolio	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation	No	No
7.01	Property		1	Lodi
7.02	Property		1	Sacramento
7.03	Property		1	Geotech Supply
7.04	Property		1	Vacaville
7.05	Property		1	Rancho Cordova
7.06	Property		1	Modesto
7.07	Property		1	Auburn
7.08	Property		1	Livermore
7.09	Property		1	Salinas
7.10	Property		1	Yuba City
7.11	Property		1	Santa Rosa
7.12	Property		1	Redding
7.13	Property		1	Chico
7.14	Property		1	Sonora
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	Gregory M. Geis	Gregory M. Geis	No	No
9.00	Loan	8, 9, 10, 11	1	2302 Webster	Ayush Kapahi and Michael Froning	Ayush Kapahi and Michael Froning	No	No
10.00	Loan		1	The Wyatt at Northern Lights	Tim Edwards, Wesley D. Hill and Darrin N. Jones	Tim Edwards, Wesley D. Hill and Darrin N. Jones	No	Yes
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	Gary Feldman and Zhidong Wu	Gary Feldman and Zhidong Wu	No	No
12.00	Loan	16, 17	1	The Westchester	Simon Property Group, L.P. and Institutional Mall Investors LLC	Simon Property Group, L.P.	No	No
13.00	Loan		1	Metro Crossing	Jahan Moslehi and Andy Chien	B33 RE Partners Investments II LLC	No	No
14.00	Loan	18	11	ExchangeRight 47	David Fisher, Joshua Ungerecht, and Warren Thomas	David Fisher, Joshua Ungerecht, and Warren Thomas	Yes	No
14.01	Property		1	Kroger - Columbus, OH
14.02	Property		1	Giant Eagle - Streetsboro, OH
14.03	Property		1	Walgreens - Cordova, TN
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA
14.05	Property		1	BB&T - Lancaster, PA
14.06	Property		1	Dollar General - Delhi, CA
14.07	Property		1	Verizon Wireless - Columbia, SC
14.08	Property		1	Napa Auto Parts - Columbus, OH
14.09	Property		1	Dollar Tree - Idaho Falls, ID
14.10	Property		1	Dollar Tree - Trenton, NJ
14.11	Property		1	Dollar General - Lubbock, TX
15.00	Loan		1	Seacrest Homes	Laisin Leung	Laisin Leung	No	No
16.00	Loan		1	Ranch Self Storage	Daniel L. Stephenson and The Daniel L. Stephenson Family Trust	Daniel L. Stephenson and The Daniel L. Stephenson Family Trust	No	No
17.00	Loan	19, 20	1	Elmwood Distribution Center	Jeffrey J. Feil	Jeffrey J. Feil	No	No
18.00	Loan	21	1	Herndon Square	BRIT Limited Partnership	BRIT Limited Partnership	No	No
19.00	Loan		1	The Plaza at Williams Centre	George C. Larsen and Margaret Larsen	George C. Larsen and Margaret Larsen, as Trustees of the George and Margaret Larsen Exempt Trust U/A/D July 11, 2003 and DSB Holdings, L.L.C.	No	No
20.00	Loan		1	Lafayette Arms Apartments	Abraham Deutsch	Abraham Deutsch	No	No
21.00	Loan		1	231 Hudson Leased Fee	Vincent J. Ponte	Vincent J. Ponte	No	No
22.00	Loan		1	The Woodlands of Charlottesville	Tripp Stewart and Aharon Laufer	Tripp Stewart and Aharon Laufer	No	No
23.00	Loan		1	884 Riverside Drive	Eliezer M. Sternhell, A.K.A. Lazer Sternhell	Eliezer M. Sternhell, A.K.A. Lazer Sternhell	No	Yes
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	Steven Houghton Sr.	Steven Houghton Sr.	No	No
24.01	Property		1	Securlock - Casa Grande
24.02	Property		1	Securlock - Cordova
24.03	Property		1	Securlock - Antioch
25.00	Loan	23	1	TownePlace Suites - La Place	Kishorbhai S. Patel, Jayesh V. Patel and Vedant Vasanji	Kishorbhai S. Patel, Jayesh V. Patel and Vedant Vasanji	No	No
26.00	Loan	24, 25	1	Envy Self Storage and RV	James L. Ledwith	James L. Ledwith and the James L. Ledwith and Cathleen C. Gellepis Revocable Trust Dated April 26,2007, as Amended and Restated in 2012 and 2015, and as Amended in 2019	No	No
27.00	Loan		1	Interstate Self Storage	Hugh D. Cohen, Brian E. Boehmcke and Joel T. Flax	Hugh D. Cohen, Brian E. Boehmcke and Joel T. Flax	No	Yes
28.00	Loan	26, 27	11	122nd Street Portfolio	Bennat Berger and Andrew Miller	Bennat Berger and Andrew Miller	No	No
28.01	Property		1	260-262 West 122nd Street
28.02	Property		1	240 West 122nd Street
28.03	Property		1	238 West 122nd Street
28.04	Property		1	242 West 122nd Street
28.05	Property		1	236 West 122nd Street
28.06	Property		1	244 West 122nd Street
28.07	Property		1	2268 Frederick Douglas Boulevard
28.08	Property		1	234 West 122nd Street

A-1-25

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
28.09	Property		1	222 Saint Nicholas Avenue
28.10	Property		1	2500 Frederick Douglas Boulevard
28.11	Property		1	262 West 115th Street
29.00	Loan	28	1	Heights Marketplace	US Property Trust South America LLC	US Property Trust South America LLC	No	No
30.00	Loan		1	TownePlace Suites The Villages	Dharmenda J. Rama	Dharmendra J. Rama and Joseph Nisbett	No	No
31.00	Loan		1	Garver Little Rock	Karen E. Kennedy	Karen E. Kennedy	Yes	No
32.00	Loan	29	1	Home2Suites Hilton Head	Harinderjit Singh and Mandeep Singh	Harinderjit Singh and Mandeep Singh	No	No
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	Yehuda A. Lowy	Yehuda A. Lowy	No	No
33.01	Property		1	375 East 209th Street
33.02	Property		1	2679 Decatur Avenue
33.03	Property		1	3053 Hull Avenue
34.00	Loan		1	Arizona Pavilions	Eric Brandon Rosenberg	Eric Brandon Rosenberg	No	No
35.00	Loan	30	1	Boonton Industrial	Joseph Supor III	Joseph Supor III	No	No
36.00	Loan		1	Leisure Living	Marcia Maiten	Marcia G. Maiten	No	No
37.00	Loan	31	1	Walmart Deland	Jerald C. Eubank and Robert G. Eubank	Jerald C. Eubank and Robert G. Eubank	No	No
38.00	Loan	32, 33	1	Bronxwood Mixed Use	Barry Singer	Barry Singer	No	No
39.00	Loan		1	Lost River Self Storage	Mark A. Williams	Mark A. Williams	No	No
40.00	Loan		1	Clara Point Apartments	Joseph F. Mullins	Joseph F. Mullins	No	No
41.00	Loan	34, 35	1	Belamere Suites II	John Kranjec	John Kranjec	No	No
42.00	Loan		1	AC Self Storage - Missouri City	Troy Downing and F. Craig Morris	Troy Downing and F. Craig Morris	No	No
43.00	Loan		1	AC Self Storage - Arlington,TX	Troy Downing and F. Craig Morris	Troy Downing and F. Craig Morris	No	No
44.00	Loan	36	1	Walgreens – Newport News, VA	Thomas A. Frame, Pamela E. Frame, and Revocable Living Trust of Thomas A. Frame and Pamela E. Frame	Thomas A. Frame, Pamela E. Frame, and Revocable Living Trust of Thomas A. Frame and Pamela E. Frame	No	No
45.00	Loan	37	1	Walgreens San Tan Valley	Jerald C. Eubank and Robert G. Eubank	Jerald C. Eubank and Robert G. Eubank	No	No
46.00	Loan		1	Amidon Place Apartments	Amir Pasha Esfandiary	Amir Pasha Esfandiary	No	No
47.00	Loan	38	1	Estrella Crossroads	Starpoint Properties, LLC	Starpoint Properties, LLC	No	No
48.00	Loan	39	1	Federales Chicago	Henry Ohebshalom and Global Holdings Consolidated, LLC	Henry Ohebshalom and Global Holdings Consolidated, LLC	No	No
49.00	Loan		1	Shops at Valle Vista	Jose Chacalo Hilu and Elias Husni Hanono	Jose Chacalo Hilu and Elias Husni Hanono	No	No
50.00	Loan		1	Villas at the Woodlands	Jarek Tadla	Jarek Tadla	No	No
51.00	Loan		1	Turtle Creek Apartments	Reed Elder and Security Parks International, LLC	Reed Elder and Security Parks International, LLC	No	No
52.00	Loan	40	1	FleetPride Industrial	Chaim Fromowitz	Chaim Fromowitz	No	No
53.00	Loan	41	1	Walgreens Cambridge	David Schiff and Denise Ann Schiff Simon	David Schiff and Denise Ann Schiff Simon	No	No
54.00	Loan	42	1	Parq on 8th Apartments	Marina Graeve	Marina Graeve	No	No
55.00	Loan		1	Lord Duplin Apartments	Michael Kalish, Yaakov Abdelhak and BBC Real Estate Limited Liability Company	Michael Kalish, Yaakov Abdelhak and BBC Real Estate Limited Liability Company	No	No
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	Ryan Armstrong and Paul Clay Davis	Ryan Armstrong and Paul Clay Davis	No	No
56.01	Property		1	City Walk MHC
56.02	Property		1	Oak Hill MHC
57.00	Loan	43	1	4070 Butler Pike Office	Amber Yang Cao	Amber Yang Cao	No	No
58.00	Loan		1	7-Eleven Tampa	Lewis I. Winarsky and Susan Lee Winarksy	Lewis I. Winarsky and Susan Lee Winarksy	No	Yes
59.00	Loan		1	CVS Mars Hill	The Pepper Edmiston Trust dated August 21, 1990 and Pepper A. Edmiston	The Pepper Edmiston Trust dated August 21, 1990 and Pepper A. Edmiston	No	No
60.00	Loan		1	5800 Brookhollow	Jeffrey J. Feil	Jeffrey J. Feil	No	No
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	Ladder Capital CRE Equity LLC	Ladder Capital CRE Equity LLC	No	No

A-1-26

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)
1.00	Loan	4	2	Velocity Industrial Portfolio	Refinance		75,000,000	0	10,000,000	0	85,000,000	70,404,507	0	1,315,870	5,019,524	8,260,099	0	85,000,000		NAP	NAP
1.01	Property		1	2750 Morris Road																NAP	NAP
1.02	Property		1	1180 Church Road																NAP	NAP
2.00	Loan		1	The Grace Building	Refinance		883,000,000	0	367,000,000	0	1,250,000,000	905,439,802	0	14,879,035	89,716,149	239,965,013	0	1,250,000,000		NAP	NAP
3.00	Loan		1	Malibu Colony Plaza	Refinance		48,000,000	0	0	0	48,000,000	41,221,217	0	426,299	0	6,352,483	0	48,000,000		NAP	NAP
4.00	Loan		8	Mason Multifamily Portfolio	Refinance		37,000,000	0	0	4,033,002	41,033,002	36,834,301	0	677,120	427,427	3,094,154	0	41,033,002		NAP	NAP
4.01	Property		1	University Heights																NAP	NAP
4.02	Property		1	Ashbury Court																NAP	NAP
4.03	Property		1	James Court																NAP	NAP
4.04	Property		1	Old Orchard																NAP	NAP
4.05	Property		1	Ashbury East																NAP	NAP
4.06	Property		1	Colonial West																NAP	NAP
4.07	Property		1	Colonial East																NAP	NAP
4.08	Property		1	Cardinal Apartments																NAP	NAP
5.00	Loan		1	Gramercy Plaza	Acquisition		27,200,000	24,304,144	0	0	51,504,144	0	45,000,000	1,539,105	4,965,039	0	0	51,504,144		NAP	NAP
6.00	Loan	5	1	Bell Towne Centre	Refinance		26,600,000	0	0	0	26,600,000	21,514,966	0	386,139	873,493	3,825,402	0	26,600,000		NAP	NAP
7.00	Loan		14	Rollins Portfolio	Acquisition		39,400,000	21,546,233	0	0	60,946,233	0	60,575,000	371,233	0	0	0	60,946,233		NAP	NAP
7.01	Property		1	Lodi																NAP	NAP
7.02	Property		1	Sacramento																NAP	NAP
7.03	Property		1	Geotech Supply																NAP	NAP
7.04	Property		1	Vacaville																NAP	NAP
7.05	Property		1	Rancho Cordova																NAP	NAP
7.06	Property		1	Modesto																NAP	NAP
7.07	Property		1	Auburn																NAP	NAP
7.08	Property		1	Livermore																NAP	NAP
7.09	Property		1	Salinas																NAP	NAP
7.10	Property		1	Yuba City																NAP	NAP
7.11	Property		1	Santa Rosa																NAP	NAP
7.12	Property		1	Redding																NAP	NAP
7.13	Property		1	Chico																NAP	NAP
7.14	Property		1	Sonora																NAP	NAP
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	Refinance		24,250,000	1,664,958	0	0	25,914,958	25,176,845	0	686,446	51,667	0	0	25,914,958		NAP	NAP
9.00	Loan	8, 9, 10, 11	1	2302 Webster	Refinance		23,200,000	90,000	0	0	23,290,000	18,334,444	0	876,101	4,079,455	0	0	23,290,000		NAP	NAP
10.00	Loan		1	The Wyatt at Northern Lights	Acquisition		22,750,000	12,761,500	0	0	35,511,500	0	35,000,000	320,736	190,764	0	0	35,511,500		NAP	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	Refinance		20,300,000	0	0	0	20,300,000	11,620,508	0	465,311	5,108,761	3,105,421	0	20,300,000		NAP	NAP
12.00	Loan	16, 17	1	The Westchester	Refinance		343,000,000	0	57,000,000	0	400,000,000	318,094,845	0	2,580,460	8,006,075	71,318,620	0	400,000,000		NAP	NAP
13.00	Loan		1	Metro Crossing	Acquisition		34,450,000	19,390,135	0	0	53,840,135	0	52,900,000	296,193	643,942	0	0	53,840,135		NAP	NAP
14.00	Loan	18	11	ExchangeRight 47	Acquisition		20,000,000	19,820,179	0	0	39,820,179	0	37,989,514	827,002	1,003,663	0	0	39,820,179		NAP	NAP
14.01	Property		1	Kroger - Columbus, OH																NAP	NAP
14.02	Property		1	Giant Eagle - Streetsboro, OH																NAP	NAP
14.03	Property		1	Walgreens - Cordova, TN																NAP	NAP
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA																NAP	NAP
14.05	Property		1	BB&T - Lancaster, PA																NAP	NAP
14.06	Property		1	Dollar General - Delhi, CA																NAP	NAP
14.07	Property		1	Verizon Wireless - Columbia, SC																NAP	NAP
14.08	Property		1	Napa Auto Parts - Columbus, OH																NAP	NAP
14.09	Property		1	Dollar Tree - Idaho Falls, ID																NAP	NAP
14.10	Property		1	Dollar Tree - Trenton, NJ																NAP	NAP
14.11	Property		1	Dollar General - Lubbock, TX																NAP	NAP
15.00	Loan		1	Seacrest Homes	Refinance		48,000,000	187,402	NAP	NAP	48,187,402	47,669,187	NAP	514,549	3,667	NAP	NAP	48,187,402		NAP	NAP
16.00	Loan		1	Ranch Self Storage	Refinance															NAP	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	Refinance															NAP	NAP
18.00	Loan	21	1	Herndon Square	Refinance															NAP	NAP
19.00	Loan		1	The Plaza at Williams Centre	Refinance															NAP	NAP
20.00	Loan		1	Lafayette Arms Apartments	Refinance															NAP	NAP
21.00	Loan		1	231 Hudson Leased Fee	Refinance															NAP	NAP
22.00	Loan		1	The Woodlands of Charlottesville	Refinance															NAP	NAP
23.00	Loan		1	884 Riverside Drive	Refinance															NAP	NAP
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	Refinance															NAP	NAP
24.01	Property		1	Securlock - Casa Grande																NAP	NAP
24.02	Property		1	Securlock - Cordova																NAP	NAP
24.03	Property		1	Securlock - Antioch																NAP	NAP
25.00	Loan	23	1	TownePlace Suites - La Place	Refinance														12/3/2033	4/28/1900	3/14/1900
26.00	Loan	24, 25	1	Envy Self Storage and RV	Acquisition															NAP	NAP
27.00	Loan		1	Interstate Self Storage	Acquisition															NAP	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio	Refinance															NAP	NAP
28.01	Property		1	260-262 West 122nd Street																NAP	NAP
28.02	Property		1	240 West 122nd Street																NAP	NAP
28.03	Property		1	238 West 122nd Street																NAP	NAP
28.04	Property		1	242 West 122nd Street																NAP	NAP
28.05	Property		1	236 West 122nd Street																NAP	NAP
28.06	Property		1	244 West 122nd Street																NAP	NAP
28.07	Property		1	2268 Frederick Douglas Boulevard																NAP	NAP
28.08	Property		1	234 West 122nd Street																NAP	NAP

A-1-27

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)
28.09	Property		1	222 Saint Nicholas Avenue																NAP	NAP
28.10	Property		1	2500 Frederick Douglas Boulevard																NAP	NAP
28.11	Property		1	262 West 115th Street																NAP	NAP
29.00	Loan	28	1	Heights Marketplace	Acquisition															NAP	NAP
30.00	Loan		1	TownePlace Suites The Villages	Refinance														6/21/2027	4/5/1900	3/12/1900
31.00	Loan		1	Garver Little Rock	Acquisition															NAP	NAP
32.00	Loan	29	1	Home2Suites Hilton Head	Refinance														6/30/2037	5/1/1900	3/14/1900
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	Refinance															NAP	NAP
33.01	Property		1	375 East 209th Street																NAP	NAP
33.02	Property		1	2679 Decatur Avenue																NAP	NAP
33.03	Property		1	3053 Hull Avenue																NAP	NAP
34.00	Loan		1	Arizona Pavilions	Refinance															NAP	NAP
35.00	Loan	30	1	Boonton Industrial	Refinance															NAP	NAP
36.00	Loan		1	Leisure Living	Refinance															NAP	NAP
37.00	Loan	31	1	Walmart Deland	Acquisition															NAP	NAP
38.00	Loan	32, 33	1	Bronxwood Mixed Use	Refinance															NAP	NAP
39.00	Loan		1	Lost River Self Storage	Refinance															NAP	NAP
40.00	Loan		1	Clara Point Apartments	Refinance															NAP	NAP
41.00	Loan	34, 35	1	Belamere Suites II	Refinance														12/31/2035	11/7/1900	10/8/1900
42.00	Loan		1	AC Self Storage - Missouri City	Refinance															NAP	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	Refinance															NAP	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	Acquisition															NAP	NAP
45.00	Loan	37	1	Walgreens San Tan Valley	Acquisition															NAP	NAP
46.00	Loan		1	Amidon Place Apartments	Acquisition															NAP	NAP
47.00	Loan	38	1	Estrella Crossroads	Acquisition															NAP	NAP
48.00	Loan	39	1	Federales Chicago	Acquisition															NAP	NAP
49.00	Loan		1	Shops at Valle Vista	Acquisition															NAP	NAP
50.00	Loan		1	Villas at the Woodlands	Refinance															NAP	NAP
51.00	Loan		1	Turtle Creek Apartments	Acquisition															NAP	NAP
52.00	Loan	40	1	FleetPride Industrial	Acquisition															NAP	NAP
53.00	Loan	41	1	Walgreens Cambridge	Acquisition															NAP	NAP
54.00	Loan	42	1	Parq on 8th Apartments	Recapitalization															NAP	NAP
55.00	Loan		1	Lord Duplin Apartments	Acquisition															NAP	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	Acquisition															NAP	NAP
56.01	Property		1	City Walk MHC																NAP	NAP
56.02	Property		1	Oak Hill MHC																NAP	NAP
57.00	Loan	43	1	4070 Butler Pike Office	Refinance															NAP	NAP
58.00	Loan		1	7-Eleven Tampa	Acquisition															NAP	NAP
59.00	Loan		1	CVS Mars Hill	Acquisition															NAP	NAP
60.00	Loan		1	5800 Brookhollow	Refinance															NAP	NAP
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	Acquisition															NAP	NAP
A-1-28

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	4	2	Velocity Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	2750 Morris Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1180 Church Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan		1	The Grace Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan		1	Malibu Colony Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan		8	Mason Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	University Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Ashbury Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	James Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Old Orchard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Ashbury East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Colonial West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Colonial East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Cardinal Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Gramercy Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5	1	Bell Towne Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		14	Rollins Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Lodi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Sacramento	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Geotech Supply	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Rancho Cordova	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Modesto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Auburn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Livermore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Salinas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.10	Property		1	Yuba City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.11	Property		1	Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	Redding	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.13	Property		1	Chico	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	Sonora	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	6, 7	1	1010 Building and Heinen’s Rotunda Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	8, 9, 10, 11	1	2302 Webster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan		1	The Wyatt at Northern Lights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	12, 13, 14, 15	1	Trader Joe’s LIC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	16, 17	1	The Westchester	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Metro Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	18	11	ExchangeRight 47	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Kroger - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Giant Eagle - Streetsboro, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Walgreens - Cordova, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Fresenius Medical Care - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	BB&T - Lancaster, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Dollar General - Delhi, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Verizon Wireless - Columbia, SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.08	Property		1	Napa Auto Parts - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.09	Property		1	Dollar Tree - Idaho Falls, ID	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.10	Property		1	Dollar Tree - Trenton, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.11	Property		1	Dollar General - Lubbock, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan		1	Seacrest Homes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Ranch Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	19, 20	1	Elmwood Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	21	1	Herndon Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	The Plaza at Williams Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Lafayette Arms Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	231 Hudson Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	The Woodlands of Charlottesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	884 Riverside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	22	3	Securlock HAC Self-Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	Securlock - Casa Grande	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Securlock - Cordova	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.03	Property		1	Securlock - Antioch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	23	1	TownePlace Suites - La Place	1/0/1900	4/19/1900	2/20/1900	1/0/1900	4/28/1900	3/14/1900	1/0/1900	4/20/1900	2/29/1900	1/0/1900
26.00	Loan	24, 25	1	Envy Self Storage and RV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Interstate Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	26, 27	11	122nd Street Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	260-262 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	240 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	238 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	242 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	236 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.06	Property		1	244 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.07	Property		1	2268 Frederick Douglas Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.08	Property		1	234 West 122nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-29

WFCM 2021-C60
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
28.09	Property		1	222 Saint Nicholas Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.10	Property		1	2500 Frederick Douglas Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.11	Property		1	262 West 115th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	28	1	Heights Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	TownePlace Suites The Villages	1/0/1900	3/30/1900	3/1/1900	1/0/1900	4/7/1900	2/28/1900	1/0/1900	4/26/1900	3/29/1900	1/0/1900
31.00	Loan		1	Garver Little Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan	29	1	Home2Suites Hilton Head	1/0/1900	5/1/1900	3/14/1900	1/0/1900	4/22/1900	2/29/1900	1/0/1900	5/9/1900	3/20/1900	1/0/1900
33.00	Loan		3	Lowy Bronx Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	375 East 209th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	2679 Decatur Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	3053 Hull Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Arizona Pavilions	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan	30	1	Boonton Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Leisure Living	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan	31	1	Walmart Deland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	32, 33	1	Bronxwood Mixed Use	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Lost River Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	Clara Point Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	34, 35	1	Belamere Suites II	1/0/1900	11/7/1900	10/8/1900	1/0/1900	NAV	NAV	NAV	NAV	NAV	NAV
42.00	Loan		1	AC Self Storage - Missouri City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	AC Self Storage - Arlington,TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan	36	1	Walgreens – Newport News, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan	37	1	Walgreens San Tan Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan		1	Amidon Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47.00	Loan	38	1	Estrella Crossroads	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.00	Loan	39	1	Federales Chicago	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49.00	Loan		1	Shops at Valle Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50.00	Loan		1	Villas at the Woodlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51.00	Loan		1	Turtle Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52.00	Loan	40	1	FleetPride Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53.00	Loan	41	1	Walgreens Cambridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54.00	Loan	42	1	Parq on 8th Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55.00	Loan		1	Lord Duplin Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.00	Loan		2	Oak Hill & City Walk MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.01	Property		1	City Walk MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56.02	Property		1	Oak Hill MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57.00	Loan	43	1	4070 Butler Pike Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58.00	Loan		1	7-Eleven Tampa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.00	Loan		1	CVS Mars Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60.00	Loan		1	5800 Brookhollow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61.00	Loan		1	Dollar General-Saginaw (E. Washington Road)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BSPRT” denotes BSPRT CMBS Finance, LLC, “Column” denotes Column Financial, Inc.,“LCF” denotes Ladder Capital Finance LLC, “LMF” denotes LMF Commercial, LLC and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” and the Annex A-3 in this prospectus for additional information.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

(4)	For mortgage loan #1 (Velocity Industrial Portfolio), the Number of Units for the 2750 Morris Road Property includes 505,218 square feet of warehouse space, 112,598 square feet of office space, 62,272 square feet of flex space and 1,038 square feet of Amazon space, and the Number of Units for the 1180 Church Road Property includes 248,529 square feet of warehouse space, 167,127 square feet of office space, and 34,000 square feet of flex space.

(5)	For mortgage loan #6 (Bell Towne Centre), the mortgaged property contains three tenants, Wendy’s (3,600 square feet), Chili’s (6,341 square feet) and Bank of America (5,400 square feet), on ground leased outparcels totaling 15,341 square feet (11.7% of the net rentable square footage at the mortgaged property).

(6)	For mortgage loan #8 (1010 Building and Heinen’s Rotunda Building), the Number of Units includes 90 multifamily units, 53,312 square feet of retail space, and 28,227 square feet of office space.

(7)	For mortgage loan #8 (1010 Building and Heinen’s Rotunda Building), the second largest tenant (23,882 square feet), representing 17.2% of the net rentable square feet, is affiliated with the borrower and the borrower sponsor guaranteed the related lease. The fifth largest tenant (7,023 square feet), representing 5.1% of the net rentable square feet, is affiliated with the borrower.

(8)	For mortgage loan #9 (2302 Webster), the number of units reflects residential units. The mortgaged property also includes 8,985 square feet of commercial space.

(9)	For mortgage loan #9 (2302 Webster), the mortgaged property has an As-Is Appraised Value of $34,600,000 as of March 10, 2021. At the time of valuation, the mortgaged property was in the process of leasing up after it received a certificate of occupancy in January 2021. The multifamily units at the mortgaged property are 98.6% leased as of June 25, 2021.The borrower sponsors are in the process of obtaining a 25-year ICAP tax abatement with respect to the commercial component of the mortgaged property and a 35 year 421-a tax exemption with respect to the residential

A-1-31

component of the mortgaged property, for which the mortgage will be full recourse to the guarantors until full and irrevocable receipt of the tax abatement and exemption. The appraised value was calculated based on the assumption that the tax abatement and exemption are obtained. The Cut-off Date LTV Ratio based on the As-Is Appraised Value is 67.1%.

(10)	For mortgage loan #9 (2302 Webster), the Cut-Off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are calculated based on the Cut-off Date principal balance of such mortgage loan net of a $1,407,692 portion (allocated to a letter of intent for Clifford Glover Day Care) of the $3,550,778 upfront earnout reserve, which will be released to the borrower upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent (the “earnout conditions”), as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the mortgage loan. The funds from the earnout reserve will be disbursed through the waterfall pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are not met within 12 months of loan closing, the loan is required to be paid down by the outstanding balance of the earnout reserve. The Cut-Off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield based on the full loan amount is 6.7% and 6.6%, respectively.

(11)	For mortgage loan #9 (2302 Webster) – The mortgaged property is subject to a ground lease with G.J.B. Realty Corp., as the ground lessor, which ground lease has an expiration of October 18, 2116. The annual rent due under the ground lease for the mortgaged property is $150,500 through October 2022, followed by 2.0% annual increases thereafter with no resets.

(12)	For mortgage loan #11 (Trader Joe’s LIC), the largest tenant (17,555 square feet), representing 67.5% of net rentable square feet, has free rent through March 2022. $1,047,205 has been reserved with the lender in respect of free rent for this tenant.

(13)	For mortgage loan #11 (Trader Joe’s LIC), the Cut-Off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are calculated based on the Cut-off Date principal balance of such mortgage loan net of the $2,750,000 upfront earnout reserve, which will be deposited in the cash management account (and released to the borrower if there is no cash management sweep event in existence) upon satisfaction of the following conditions: (i) Five Iron Golf (which has signed a letter of intent to occupy space at the related mortgaged property) or a satisfactory replacement tenant pursuant to a replacement lease has accepted and is occupying all of the space under its lease and paying full unabated rent, (ii) all obligations of the borrower, as landlord under the Five Iron Golf lease or any such replacement lease, have been duly performed, completed and paid for, including, without limitation, any obligations of the borrower to make or pay or reimburse Five Iron Golf or any replacement tenant for any tenant improvements and leasing commissions, (iii) any improvements described in the Five Iron Golf lease or any such replacement lease have been constructed in accordance therewith and have been accepted by Five Iron Golf or any replacement tenant, (iv) Five Iron Golf or any replacement tenant is not then entitled to any concession or rebate of rent or other charges from time to time due and payable under its lease, (v) there are no defaults by the borrower or Five Iron Golf under the Five Iron Golf lease and/or any replacement tenant under a replacement lease, (vi) all tenants at the related mortgaged property have obtained certificates of occupancy for their respective demised premises, and (vii) the NCF debt yield at the mortgaged property after giving effect to the Five Iron Golf lease or any such replacement lease is not less than 7.0%. In the event the earnout conditions are not met on or before July 1, 2024, the loan is required to be paid down by the outstanding balance of the earnout reserve. The Cut-Off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield based on the full loan amount is 6.3% and 6.2%, respectively.

(14)	For mortgage loan #11 (Trader Joe’s LIC), the occupancy % represents economic occupancy. The mortgage property is 67.5% physically leased.

A-1-32

(15)	For mortgage loan #11 (Trader Joe’s LIC), the As-Is Appraised Value of $31,000,000 assumes at least $2,500,000 of reserves are available for Five Iron Golf. The lender reserved $2,750,000 for an upfront earnout reserve, $1,000,000 for tenant improvements and $300,000 for free rent associated with the Five Iron Golf letter of intent.

(16)	For mortgage loan #12 (The Westchester), the largest tenant (206,197 square feet) leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

(17)	For mortgage loan #12 (The Westchester), at origination, Column obtained an appraisal dated January 15, 2020 with an as-is value of $810,000,000 as of November 26, 2019. Column obtained a new appraisal dated February 3, 2021 with an as-is value of $647,000,000 as of January 12, 2021 and a prospective as-stabilized value of $699,000,000 as of February 1, 2024. Based on the prospective as-stabilized value, the Cut-off Date LTV is 49.1% and the Whole Loan Cut-off Date LTV Ratio is 57.2%.

(18)	For mortgage loan #14 (ExchangeRight 47), the single tenant at the Walgreens – Cordova, TN property (15,120 square feet), representing 7.2% of total portfolio net rentable square feet, has the right to terminate its lease effective September 30, 2027, and every 5-year period thereafter, with written notice no later than 6 months prior to each respective termination date.

(19)	For mortgage loan #17 (Elmwood Distribution Center), the largest tenant (37,500 square feet), representing 9.1% of net rentable square feet, has multiple lease expirations. 30,000 net rentable square feet expire on February 28, 2026 and 7,500 net rentable square feet expire on February 28, 2023.

(20)	For mortgage loan #17 (Elmwood Distribution Center), the third largest tenant (21,329 square feet), representing 5.2% of net rentable square feet, has an early termination option as of June 1, 2022 by providing at least six months’ written notice and payment of a termination fee equal to four months of rent and the sum of the unamortized amount of the tenant improvement allowance, leasing commissions, legal fees and rent abatement.

(21)	For mortgage loan #18 (Herndon Square), the mortgaged property is comprised of 149,284 square feet of flex office space, 87,937 square feet of traditional office space and 26,286 square feet of data center space.

(22)	For mortgage loan #24 (Securlock HAC Self-Storage Portfolio), Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $16,450,000.

(23)	For mortgage loan #25 (TownePlace Suites - La Place), the monthly cap ex reserve is equal to the greater of (a) an amount equal to 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. The current monthly cap ex reserve is $8,544.

(24)	For mortgage loan #26 (Envy Self Storage and RV), the Number of Units includes 604 self-storage and 153 RV/boat storage spaces.

(25)	For mortgage loan #26 (Envy Self Storage and RV), the Appraised Value represents the “As-Stabilized” value assuming the self-directed expansion plan to add 39 RV/parking units, which is expected to be completed by December 2021, has been completed. The “As-Is” appraised value assuming the self-directed expansion plan has not been completed is $16,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $16,500,000 “As-Is” appraised value are 49.9% and 49.9%, respectively.

(26)	For mortgage loan #28 (122nd Street Portfolio), the number of units reflects residential units. The mortgaged property also includes 2,400 square feet of commercial space.

A-1-33

(27)	For mortgage loan #28 (122nd Street Portfolio), there were no property level financials as only portfolio level financials were available.

(28)	For mortgage loan #29 (Heights Marketplace), the fifth largest tenant (1,650 square feet), representing 8.5% of the net rentable square feet, signed its lease in December 2020 and is expected to start paying rent in October 2021. At origination, the borrower deposited $14,438 into a Crumbl free rent reserve and $48,469 into a TI/LC reserve.

(29)	For mortgage loan #32 (Home2Suites Hilton Head), the Monthly Replacement Reserve will adjust to 1/12th of (a) 2.0% (on each monthly payment date through June 2022), (b) 3.0% (on each monthly payment date occurring in July 2022 through June 2023) and (c) 4.0% (on each monthly payment date occurring in July 2023 through the maturity date) of the greater of (i) gross revenues for the mortgaged property in the preceding calendar year or (ii) the projected gross revenues for the mortgaged property for the current calendar year according to the most recently submitted annual budget.

(30)	For mortgage loan #35 (Boonton Industrial), the mortgage loan is structured with a 20 year, absolute net operating lease agreement between the borrower and borrower affiliated entity as tenant, which tenant in turn enters into subleases and contracts at the mortgaged property with end user tenants. The lease with the borrower affiliate was underwritten. As such, the only tenant shown is the borrower affiliated entity, and end user tenants are not shown.

(31)	For mortgage loan #37 (Walmart Deland) the sole tenant (41,871 square feet) leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

(32)	For mortgage loan #38 (Bronxwood Mixed Use), the Number of Units includes 24 multifamily units and 8,350 square feet of retail space.

(33)	For mortgage loan #38 (Bronxwood Mixed Use), the largest tenant (2,225 square feet), representing 8.4% of the net rentable square feet, has the right to vacate its premises by providing a 90 days’ prior notice. The second largest tenant (1,110 square feet), representing 4.2% of the net rentable square feet, has the right to vacate its premises by providing a 180 days’ prior notice. The third largest tenant (1,015 square feet), representing 3.8% of the net rentable square feet, has the right to vacate its premises by providing a 60 days’ prior notice.

(34)	For mortgage loan #41 (Belamere Suites II), the Monthly Replacement Reserve will be equal to 1/12th of 3.0% of the greater of (i) annual gross revenues calculated as of the end of the most recent calendar quarter and (ii) gross revenues projected in the most recent approved annual budget thereafter collected through April 2021 and 1/12th of 4.0% of the greater of (i) annual gross revenues calculated as of the end of the most recent calendar quarter and (ii) gross revenues projected in the most recent approved annual budget thereafter.

(35)	For mortgage loan #41 (Belamere Suites II), the related mortgaged property is subject to a license agreement dated December 30, 2016, rather than a franchise agreement. The stated expiration date is of the license agreement.

(36)	For mortgage loan #44 (Walgreens – Newport News, VA), the sole tenant (14,607 square feet), has an ongoing option to terminate its lease as of October 31, 2034 upon 12 months’ notice.

(37)	For mortgage loan #45 (Walgreens San Tan Valley), the sole tenant (14,820 square feet), has an ongoing option to terminate its lease as of July 31, 2034 upon 12 months’ notice.

(38)	For mortgage loan #47 (Estrella Crossroads), the largest tenant (14,835 square feet), representing 65.0% of the net rentable square feet, has the right to terminate its lease on July 31, 2031 and every 5 years thereafter by providing 6 months’ prior written notice.

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(39)	For mortgage loan #48 (Federales Chicago), the number of units includes 1,953 square feet of patio space.

(40)	For mortgage loan #52 (FleetPride Industrial), the sole tenant (35,500 square feet), subleases 14,000 square feet to McCarthy Tire Service Company of NC, Inc. for a current total annual base rent of $92,700 ($6.62 per square foot) expiring on December 31, 2024.

(41)	For mortgage loan #53 (Walgreens Cambridge), the sole tenant (14,550 square feet), representing 100.0% of the net rentable square feet, has the right to terminate its lease on March 31, 2036 and every 5 years thereafter by providing 12 months’ prior written notice.

(42)	For mortgage loan #54 (Parq on 8th Apartments), the Monthly Replacement Reserve will increase by 2% on each anniversary of the first Payment Due Date.

(43)	For mortgage loan #57 (4070 Butler Pike Office), the largest tenant (6,874 square feet), representing 33.6% of the net rentable square feet, has free rents for the months of November 2021, November 2022, and November 2023. At origination, the borrower deposited $28,809 into a free rent reserve.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
LMF	24	$226,356,953	30.2%	4.308%	118	359	1.72x	9.1%	8.9%	60.3%	54.9%
Wells Fargo Bank, National Association	10	181,540,000	24.2	3.305	104	360	2.77	10.6	10.1	58.0	56.0
Column	4	102,741,723	13.7	3.116	111	360	3.34	11.5	11.1	50.0	46.2
UBS AG	6	89,110,000	11.9	3.471	120	360	2.58	10.3	9.8	62.7	59.4
BSPRT	10	75,807,589	10.1	4.177	118	351	1.84	9.7	9.2	62.5	55.7
LCF	7	73,076,778	9.8	4.079	117	238	1.81	8.7	8.4	63.1	62.1
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	27	$213,069,272	28.5%	3.684%	105	360	2.22x	9.8%	9.5%	58.9%	55.0%
Anchored	3	72,600,000	9.7	3.640	102	360	2.09	9.4	9.0	54.9	52.8
Unanchored	3	42,300,000	5.7	3.806	120	360	1.69	8.7	8.5	66.6	60.2
Single Tenant	17	41,339,470	5.5	3.696	90	0	2.68	9.5	9.4	58.5	58.5
Shadow Anchored	3	36,829,802	4.9	3.853	114	359	1.82	11.1	10.2	61.4	50.5
Super-Regional Mall	1	20,000,000	2.7	3.250	103	0	3.61	12.3	11.9	53.0	53.0
Multifamily	34	172,065,653	23.0	4.035	119	358	1.74	8.6	8.3	65.9	61.7
Garden	16	94,556,653	12.6	4.114	120	357	1.69	9.1	8.7	68.3	62.6
Mid Rise	18	77,509,000	10.4	3.937	118	360	1.79	8.0	7.9	63.0	60.5
Industrial	20	116,329,705	15.5	3.299	120	349	2.89	10.1	9.6	57.6	56.5
Warehouse	3	71,500,000	9.6	3.382	120	360	2.63	9.5	9.1	58.7	57.6
Flex	14	24,400,000	3.3	3.210	119	0	2.94	9.6	9.6	65.4	65.4
Warehouse Distribution	2	17,000,000	2.3	2.850	120	0	4.20	13.4	12.1	40.5	40.5
Warehouse / Distribution	1	3,429,705	0.5	4.430	118	328	1.44	9.7	9.1	63.5	49.4
Office	6	103,336,103	13.8	3.107	115	357	3.53	11.5	11.1	51.7	49.5
Suburban	4	51,893,515	6.9	3.512	119	357	2.83	11.3	10.7	61.9	57.4
CBD	1	50,000,000	6.7	2.692	113	0	4.25	11.8	11.6	41.1	41.1
Medical	1	1,442,588	0.2	2.900	59	0	3.63	10.8	10.7	53.0	53.0
Self Storage	9	58,540,000	7.8	4.161	119	360	1.99	9.0	8.8	60.5	57.4
Self Storage	9	58,540,000	7.8	4.161	119	360	1.99	9.0	8.8	60.5	57.4
Mixed Use	2	30,250,000	4.0	4.621	120	360	1.39	8.8	8.6	58.6	49.1
Multifamily/Retail/Office	1	24,250,000	3.2	4.680	120	360	1.38	8.8	8.6	57.0	46.5
Multifamily/Retail	1	6,000,000	0.8	4.383	119	360	1.42	8.7	8.5	65.2	59.7
Hospitality	4	29,025,586	3.9	5.139	99	333	2.12	16.2	14.5	54.8	45.5
Extended Stay	3	23,445,866	3.1	4.680	94	356	2.07	14.3	12.8	57.8	49.4
Limited Service	1	5,579,720	0.7	7.068	118	238	2.32	24.1	21.8	42.3	29.1
Other	2	16,750,000	2.2	3.652	120	360	1.99	9.8	9.8	50.7	44.7
Leased Fee	2	16,750,000	2.2	3.652	120	360	1.99	9.8	9.8	50.7	44.7
Manufactured Housing	3	9,266,723	1.2	4.491	119	359	1.37	8.4	8.3	59.5	49.6
Manufactured Housing	3	9,266,723	1.2	4.491	119	359	1.37	8.4	8.3	59.5	49.6
Total/Weighted Average:	107	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	21	$155,509,000	20.8%	3.417%	115	360	2.76x	9.7%	9.6%	54.4%	53.1%
California	19	135,425,908	18.1	3.706	118	360	2.44	9.2	9.1	57.4	56.8
Southern	4	109,700,000	14.7	3.827	118	360	2.32	9.1	9.0	55.7	54.9
Northern	15	25,725,908	3.4	3.194	116	0	2.98	9.7	9.7	64.8	64.8
Arizona	7	69,229,802	9.2	3.700	116	359	1.99	10.5	9.9	60.3	51.4
Pennsylvania	4	68,907,426	9.2	3.266	119	359	2.70	9.5	9.0	57.7	57.3
Illinois	9	41,500,000	5.5	4.061	118	360	1.53	9.1	8.6	70.3	64.5
Ohio	4	34,379,939	4.6	4.156	102	360	2.04	9.4	9.2	55.8	48.4
Virginia	3	30,696,855	4.1	3.998	118	357	1.90	9.7	9.1	66.5	59.8
Texas	6	29,006,337	3.9	4.029	118	360	2.01	9.4	9.2	62.6	57.2
Florida	5	27,375,000	3.7	4.343	103	360	1.83	10.5	9.9	58.4	54.1
Louisiana	4	27,326,579	3.7	3.405	112	350	3.47	13.4	12.2	49.9	46.2
North Dakota	1	22,750,000	3.0	4.340	120	0	1.94	8.8	8.5	63.7	63.7
Iowa	1	20,000,000	2.7	3.358	60	360	2.05	12.0	10.8	64.2	57.7
North Carolina	5	11,879,705	1.6	4.366	119	349	1.57	9.3	8.9	64.9	56.4
Georgia	2	11,529,720	1.5	5.841	118	301	1.81	16.1	14.8	58.9	46.3
Connecticut	1	11,000,000	1.5	3.850	120	360	1.62	9.4	9.1	69.6	56.9
South Carolina	2	8,361,265	1.1	4.876	110	359	2.00	12.5	11.1	57.9	49.5
Arkansas	1	7,260,000	1.0	3.022	120	0	3.37	11.1	10.3	55.0	55.0
New Jersey	2	7,215,990	1.0	4.702	114	360	1.88	10.8	10.8	66.2	55.3
Indiana	2	6,794,153	0.9	4.237	120	330	1.64	10.9	10.0	65.9	50.8
Tennessee	3	6,736,311	0.9	3.086	99	0	3.21	10.3	10.0	53.5	53.5
Kentucky	1	6,000,000	0.8	4.990	118	360	1.42	9.3	9.1	71.0	61.6
Kansas	1	4,687,500	0.6	3.880	118	360	1.59	9.9	9.0	72.7	62.8
Minnesota	1	3,350,000	0.4	4.150	118	0	2.01	8.4	8.4	66.5	66.5
Idaho	1	864,492	0.1	2.900	59	0	3.63	10.8	10.7	53.0	53.0
Michigan	1	847,058	0.1	4.390	120	0	2.12	9.6	9.4	65.7	65.7
Total/Weighted Average:	107	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
847,058 - 1,000,000	1	$847,058	0.1%	4.390%	120	0	2.12x	9.6%	9.4%	65.7%	65.7%
1,000,001 - 2,000,000	1	2,000,000	0.3	2.850	120	0	5.82	18.3	16.8	28.2	28.2
2,000,001 - 3,000,000	3	6,721,660	0.9	4.295	118	359	1.91	9.6	9.3	56.6	52.5
3,000,001 - 4,000,000	8	27,083,858	3.6	4.320	119	347	1.60	9.8	9.3	65.5	55.6
4,000,001 - 5,000,000	4	18,537,500	2.5	4.046	114	360	1.83	9.5	9.1	64.3	60.4
5,000,001 - 6,000,000	7	39,239,720	5.2	4.651	118	331	1.97	11.2	10.7	63.4	57.4
6,000,001 - 7,000,000	5	31,995,525	4.3	4.421	119	358	1.73	9.1	9.0	62.7	56.1
7,000,001 - 8,000,000	5	37,821,875	5.1	4.231	105	360	2.11	11.1	10.2	58.8	54.4
8,000,001 - 10,000,000	4	34,323,991	4.6	4.034	115	355	2.18	10.3	9.9	57.9	53.7
10,000,001 - 15,000,000	7	86,861,855	11.6	3.641	119	359	2.17	10.3	9.8	59.1	50.9
15,000,001 - 20,000,000	5	94,500,000	12.6	3.605	90	360	2.61	10.6	10.2	57.7	55.4
20,000,001 - 30,000,000	7	168,700,000	22.5	3.778	119	360	2.16	9.3	9.0	62.9	59.5
30,000,001 - 50,000,000	3	135,000,000	18.0	3.424	117	360	2.73	9.8	9.5	52.8	51.0
50,000,001 - 65,000,000	1	65,000,000	8.7	3.230	120	0	2.72	9.4	8.9	57.8	57.8
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

A-2-2

WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.27 - 1.75	26	$254,493,274	34.0%	4.320%	119	358	1.52x	8.9%	8.5%	65.6%	58.5%
1.76 - 2.00	8	86,370,000	11.5	3.884	117	360	1.90	9.9	9.4	64.5	57.6
2.01 - 2.25	13	144,230,049	19.3	3.769	109	358	2.11	9.5	9.2	55.6	53.1
2.26 - 2.50	2	13,079,720	1.7	5.484	85	308	2.39	19.6	17.6	44.2	36.4
2.51 - 2.75	2	70,300,000	9.4	3.236	120	0	2.72	9.4	8.9	58.0	58.0
2.76 - 3.00	2	29,700,000	4.0	3.227	119	0	2.95	9.7	9.7	64.7	64.7
3.01 - 5.82	8	150,460,000	20.1	2.963	107	0	3.80	11.7	11.3	49.1	49.1
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.9 - 8.0	6	$72,875,000	9.7%	3.923%	118	360	1.66x	7.4%	7.3%	65.0%	64.2%
8.1 - 9.0	19	211,100,723	28.2	4.230	119	360	1.80	8.5	8.3	59.0	55.8
9.1 - 10.0	12	172,014,263	23.0	3.570	119	358	2.30	9.4	9.0	63.7	60.4
10.1 - 11.0	8	68,910,615	9.2	3.651	102	355	2.43	10.7	10.5	57.0	49.3
11.1 - 12.0	8	153,106,855	20.5	3.234	108	359	3.00	11.5	10.9	55.8	51.1
12.1 - 13.0	4	46,661,875	6.2	3.469	112	359	3.29	12.5	11.6	51.1	49.1
13.1 - 14.0	1	8,883,991	1.2	4.550	104	350	2.04	13.8	12.6	67.3	56.1
14.1 - 17.0	1	7,500,000	1.0	4.306	60	360	2.45	16.3	14.5	45.7	41.8
17.1 - 19.0	1	2,000,000	0.3	2.850	120	0	5.82	18.3	16.8	28.2	28.2
19.1 - 24.1	1	5,579,720	0.7	7.068	118	238	2.32	24.1	21.8	42.3	29.1
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Underwritten	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
6.8 - 8.0	9	$135,025,000	18.0%	3.853%	118	360	1.85x	7.7%	7.6%	59.7%	58.9%
8.1 - 9.0	19	255,638,223	34.1	4.046	119	360	1.92	8.9	8.6	62.1	58.5
9.1 - 10.0	13	91,404,431	12.2	3.750	119	352	2.26	9.9	9.5	64.5	58.4
10.1 - 11.0	10	118,739,802	15.9	3.524	98	360	2.29	11.1	10.5	59.7	51.5
11.1 - 12.0	6	123,861,875	16.5	3.114	114	359	3.70	12.0	11.6	49.1	48.3
12.1 - 14.0	1	8,883,991	1.2	4.550	104	350	2.04	13.8	12.6	67.3	56.1
14.1 - 16.0	1	7,500,000	1.0	4.306	60	360	2.45	16.3	14.5	45.7	41.8
16.1 - 20.0	1	2,000,000	0.3	2.850	120	0	5.82	18.3	16.8	28.2	28.2
20.1 - 21.8	1	5,579,720	0.7	7.068	118	238	2.32	24.1	21.8	42.3	29.1
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

A-2-3

WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
28.2 - 40.0	1	$2,000,000	0.3%	2.850%	120	0	5.82x	18.3%	16.8%	28.2%	28.2%
40.1 - 45.0	4	81,279,720	10.9	3.121	116	318	3.78	12.7	12.2	41.6	39.4
45.1 - 50.0	2	15,740,000	2.1	4.077	91	360	2.33	12.4	11.5	46.0	44.2
50.1 - 55.0	7	124,385,000	16.6	3.480	106	0	2.75	9.7	9.5	52.2	52.2
55.1 - 60.0	10	126,764,213	16.9	3.896	119	355	2.18	9.5	9.0	57.8	53.6
60.1 - 65.0	15	164,889,705	22.0	3.804	110	359	2.13	9.9	9.5	62.7	58.7
65.1 - 70.0	16	173,261,904	23.1	3.993	119	359	1.86	9.1	8.9	66.8	61.3
70.1 - 74.4	6	60,312,500	8.1	4.145	119	360	1.52	9.4	8.9	72.0	63.7
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Balloon or ARD	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
28.2 - 30.0	2	$7,579,720	1.0%	5.955%	119	238	3.24x	22.6%	20.5%	38.6%	28.9%
30.1 - 35.0	1	10,700,000	1.4	3.450	120	360	2.05	11.0	11.0	42.8	33.4
35.1 - 45.0	4	75,844,153	10.1	2.973	109	341	3.89	12.4	11.8	42.5	41.5
45.1 - 50.0	7	58,189,765	7.8	4.609	119	357	1.57	9.6	9.1	56.1	47.0
50.1 - 55.0	12	188,021,855	25.1	3.547	110	359	2.44	10.1	9.7	56.5	52.3
55.1 - 60.0	14	158,293,991	21.1	3.748	111	359	2.16	9.9	9.4	61.9	57.6
60.1 - 65.0	13	129,062,500	17.2	4.077	118	360	2.10	9.2	9.0	64.9	62.2
65.1 - 68.1	8	120,941,058	16.2	3.780	120	360	1.92	8.5	8.3	67.8	65.8
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Mortgage	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.692 - 3.500	15	$295,160,000	39.4%	3.120%	109	360	3.19x	10.9%	10.5%	54.4%	52.9%
3.501 - 3.750	6	113,600,000	15.2	3.682	117	360	1.97	9.0	8.6	58.2	54.7
3.751 - 4.000	9	121,611,500	16.2	3.899	118	360	1.78	8.5	8.3	65.1	61.6
4.001 - 4.250	6	33,321,855	4.5	4.072	118	358	1.80	9.9	9.3	66.8	59.1
4.251 - 4.500	10	65,365,146	8.7	4.384	113	357	1.72	9.6	9.1	60.4	55.7
4.501 - 4.750	9	71,363,144	9.5	4.655	116	355	1.51	9.4	9.0	63.2	54.7
4.751 - 5.000	4	35,569,802	4.8	4.921	119	359	1.43	9.3	9.1	65.3	57.3
5.001 - 7.068	2	12,641,595	1.7	6.047	119	306	1.97	17.8	15.9	51.5	40.2
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

A-2-4

WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Range of Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Original Terms to	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	3	$47,500,000	6.3%	3.315%	60	360	2.78x	12.2%	11.3%	56.6%	53.2%
120	58	701,133,043	93.7	3.796	118	356	2.29	9.8	9.4	59.3	55.4
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
Range of Remaining	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Terms to Maturity or ARD	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
59 - 60	3	$47,500,000	6.3%	3.315%	60	360	2.78x	12.2%	11.3%	56.6%	53.2%
61 - 120	58	701,133,043	93.7	3.796	118	356	2.29	9.8	9.4	59.3	55.4
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Original Amortization	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	29	$445,166,058	59.5%	3.443%	115	0	2.77x	9.6%	9.4%	56.0%	56.0%
240	1	5,579,720	0.7	7.068	118	238	2.32	24.1	21.8	42.3	29.1
300	1	3,344,153	0.4	4.740	119	299	1.40	10.3	9.6	58.7	43.7
330	1	3,429,705	0.5	4.430	118	328	1.44	9.7	9.1	63.5	49.4
360	29	291,113,407	38.9	4.177	113	359	1.65	10.2	9.6	64.1	54.9
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
Range of Remaining	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Amortization Terms	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	29	$445,166,058	59.5%	3.443%	115	0	2.77x	9.6%	9.4%	56.0%	56.0%
238 - 240	1	5,579,720	0.7	7.068	118	238	2.32	24.1	21.8	42.3	29.1
241 - 300	1	3,344,153	0.4	4.740	119	299	1.40	10.3	9.6	58.7	43.7
301 - 360	30	294,543,112	39.3	4.180	113	359	1.65	10.2	9.6	64.1	54.8
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-5

WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	27	$437,059,000	58.4%	3.448%	115	0	2.76x	9.6%	9.4%	56.0%	56.0%
Interest Only, Amortizing Balloon	15	155,122,500	20.7	4.190	118	360	1.54	9.4	9.0	67.2	59.2
Amortizing Balloon	17	148,344,485	19.8	4.291	107	352	1.79	11.5	10.8	59.9	49.1
Interest Only - ARD	2	8,107,058	1.1	3.165	120	0	3.24	10.9	10.2	56.1	56.1
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	36	$544,229,627	72.7%	3.772%	116	356	2.29x	9.9%	9.5%	58.0%	53.8%
Acquisition	24	201,059,263	26.9	3.734	107	358	2.42	10.0	9.7	62.0	59.6
Recapitalization	1	3,344,153	0.4	4.740	119	299	1.40	10.3	9.6	58.7	43.7
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	44	$447,424,389	59.8%	4.028%	115	358	1.91x	9.5%	9.1%	60.9%	55.6%
Hard/Springing Cash Management	12	193,099,720	25.8	3.346	108	341	3.03	10.9	10.6	54.9	52.7
Hard/In Place Cash Management	3	72,908,933	9.7	3.438	120	359	2.61	9.7	9.1	58.0	57.0
Soft/Springing Cash Management	2	35,200,000	4.7	3.422	116	0	3.01	10.5	10.3	61.2	61.2
Total/Weighted Average:	61	$748,633,043	100.0%	3.766%	114	356	2.32x	10.0%	9.6%	59.1%	55.3%

A-2-6

WFCM 2021-C60
Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance
Tax Escrow	43	$500,038,536	66.8%	47	$544,118,338	72.7%	13	$201,085,000	26.9%
Insurance Escrow	36	$298,399,129	39.9%	32	$257,849,129	34.4%	29	$490,783,913	65.6%
Replacement Reserve	7	$79,429,223	10.6%	47	$559,121,265	74.7%	11	$172,385,000	23.0%
TI/LC Reserve(1)	11	$209,533,515	45.3%	17	$228,303,022	49.3%	10	$221,885,000	47.9%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

A-3-1

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

A-3-2

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Velocity Industrial Portfolio
1 2750 Morris Road Lansdale, PA
2 1180 Church Road Lansdale, PA
Peace Valley Reservoir
New Britain
BUCKS COUNTY
Town Center of New Britain
Chalfont
Hilltown Crossings
Bethlehem Pike
SEPTA
Hatfield
Cowpath Rd
New Britain Village Square
Warrington
Eureka Quarry
Ralphs Corner Shopping Center
Allentown 34 miles
Pinecrest CC
Montgomeryville
Abington Lansdale Hospital
Water Tower Square
Mainland GC
Main St
Broad St
Line St
Willowyck
Kulpsville
Lansdale
Windlestrae Park
Montgomery Mall
Montgomery Commons
Sumneytown Pike
PA Tpke. Northeast Ext.
Evansburg State Park
Bustard Rd
Teva Pharmaceuticals
Horsham Rd
Limekiln Pike
Limekiln GC
Merck
North Wales
Welsh Woods
Gwynedd Crossing
DeKalb Pike
Skippack GC
Morris Rd
Gwynedd Mercy Univ.
Squires GC
Talamore CC
MONTGOMERY COUNTY
Skippack Pike
Valley Forge Rd
Cedar Square GC
Blue Bell CC
Spring House
Old York Road CC
Maple Glen
Montgomery County Comm. College
Township Line Rd
Ft. Wash. Expwy
Temple University - Ambler Campus
Centre Square Park
Center Square Shopping Center
Bluestone CC
Cedarbrook CC
Ambler
Einstein Medical Center Montgomery
Germantown Pike
Blue Bell
Fort Washington
Norristown Farm Park
Mercy Suburban Hospital
Burnside Ave
Whitehall Rd
Butler Pike
Wings Field
Walton Rd
Elmwood Park Zoo
Logan Commerce Center
Northtowne Plaza
Ridge Pike
Norristown
Einstein Old Montgomery Hospital
Plymouth CC
Plymouth Meeting
PA Turnpike
Philadelphia 18 miles
Quakertown
Perkasie
Reading
Chalfont
Doylestown
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
PENNSYLVANIA
Collegeville
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Conshohocken
Exton
Berwyn
Malvern
Radnor
Wayne
Downingtown
Ardmore
PHILADELPHIA
Coatesville
West Chester
Broomall
Pennsauken
Springfield
CAMDEN
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NJ
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

A-3-3

No. 1 – Velocity Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Warehouse
	Original Principal Balance:	$65,000,000		Location:	Lansdale, PA
	Cut-off Date Balance(1):	$65,000,000		Size:	1,130,782 SF
	% of Initial Pool Balance:	8.7%		Cut-off Date Balance Per SF(1):	$66.33
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$66.33
	Borrower Sponsor:	Zachary Moore and Anthony Grelli, Jr.		Year Built/Renovated:	Various/2021
	Guarantor:	Zachary Moore and Anthony Grelli, Jr.		Title Vesting:	Fee
	Interest Rate:	3.2300%		Property Manager:	Last Mile Management LLC
	Note Date:	June 28, 2021		Current Occupancy (As of):	89.3% (6/23/2021)
	Seasoning:	0 months		YE 2020 Occupancy(4):	49.2%
	Maturity Date:	July 11, 2031		YE 2019 Occupancy(4):	93.7%
	IO Period:	120 months		YE 2018 Occupancy(4):	60.8%
	Loan Term (Original):	120 months		As-Is Appraised Value(5):	$129,800,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(5):	$114.79
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 26, 2021
	Call Protection(2):	L(24),D(92),O(4)
	Lockbox Type:	Hard/In Place		Underwriting and Financial Information(6)
	Additional Debt:	Yes		TTM NOI(7):	NAV
	Additional Debt Type (Balance):	Pari Passu/Mezzanine ($10,000,000/$10,000,000)		YE 2020 NOI(7):	NAV
				YE 2019 NOI(7):	NAV
				YE 2018 NOI(7):	NAV
				U/W Revenues:	$9,346,779
				U/W Expenses:	$2,274,576
Escrows and Reserves(3)				U/W NOI:	$7,072,203
	Initial	Monthly	Cap	U/W NCF:	$6,676,429
Taxes	$234,923	$78,308	NAP	U/W DSCR based on NOI/NCF(1):	2.88x / 2.72x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 8.9%
Replacement Reserve	$0	$9,423	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.4% / 8.9%
Leasing Reserve	$0	$23,558	NAP	Cut-off Date LTV Ratio(1):	57.8%
Upfront Leasing Reserve	$4,000,000	$0	NAP	LTV Ratio at Maturity:	57.8%
Gap Rent Reserve	$784,601	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$75,000,000	88.2%	Loan payoff(8)	$70,404,507	82.8%
Mezzanine Loan	10,000,000	11.8	Upfront reserves	5,019,524	5.9
			Closing costs	1,315,870	1.6
			Return of equity	8,260,099	9.7
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the Velocity Industrial Portfolio Whole Loan (as defined below) and the Velocity Industrial Portfolio Mezzanine Loan (as defined below) are $75, 8.3%, 1.92x, and 65.5%, respectively. See “Additional Secured Indebtedness (not including trade debts)” below.
(2)	At any time after the earlier of (i) June 28, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Velocity Industrial Portfolio Whole Loan to be securitized, and prior to April 11, 2031, the borrower has the right to defease the Velocity Industrial Portfolio Whole Loan in whole, but not in part.
(3)	See “Escrows” section.
(4)	Information obtained from a third party report and represents combined occupancy as of the fourth quarter.
(5)	The appraisal for the 1180 Church Road Property (as defined below) excludes an excess parking area that is subject to a free release. See “Partial Release” below.
(6)	While the Velocity Industrial Portfolio Whole Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Velocity Industrial Portfolio Whole Loan more severely than assumed in the underwriting of the Velocity Industrial Portfolio Whole Loan. The pandemic and resulting economic disruption could also adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(7)	The Velocity Industrial Portfolio Borrower (as defined below) purchased the 2750 Morris Road Property (as defined below) in September 2020 and the 1180 Church Road Property in December 2020. Historical operating performance is not available.
(8)	Includes preferred equity buyout of $31,869,599 to JCR Capital.

A-3-4

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The Mortgage Loan. The largest mortgage loan (the “Velocity Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Velocity Industrial Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000. The Velocity Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering two industrial properties totaling 1,130,782 square feet, located in Lansdale, Pennsylvania (the “Velocity Industrial Portfolio Properties”). The Velocity Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	WFCM 2021-C60	Yes
A-2	$10,000,000	$10,000,000	WFB	No
A-3	$5,000,000	$5,000,000	WFCM 2021-C60	No
Total	$75,000,000	$75,000,000

The Borrowers and Borrower Sponsors. The borrowers comprise two single purpose entities: VV2750 LLC and VVChurch LLC (collectively, the “Velocity Industrial Portfolio Borrower”), each a Delaware limited liability company. The Velocity Industrial Portfolio Borrower has two independent directors and legal counsel to the Velocity Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Velocity Industrial Portfolio Whole Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Velocity Industrial Portfolio Whole Loan are Zachary Moore and Anthony Grelli, Jr.

Mr. Moore and Mr. Grelli are founding partners of Velocity Ventures. Velocity Ventures is a Philadelphia-based investment firm that specializes in the acquisition and management of opportunistic industrial real estate assets in the greater Philadelphia area. The company currently owns and manages over 4.0 million square feet of industrial space in the greater Philadelphia area.

The Properties. The Velocity Industrial Portfolio Properties comprise two, class B industrial warehouse properties totaling 1,130,782 square feet located in Lansdale, Pennsylvania. As of June 23, 2021, the portfolio is 89.3% leased to 11 tenants.

2750 Morris Road

The 2750 Morris Road Property is a 681,126 square foot, industrial building located in Lansdale, Pennsylvania (the “2750 Morris Road Property”). Originally constructed in 1989 and renovated between 2015 and 2021, the 2750 Morris Road Property offers recently renovated fully climate-controlled manufacturing space. The net rentable area contains approximately 84.3% warehouse space with 21’-23.5’ clear heights, 35 dock height loading doors and 7 drive-in doors. The remaining 15.7% of the building is an office suite. The 2750 Morris Road Property is situated on an approximately 84.5-acre site and includes 1,448 surface parking spaces (2.1 spaces per 1,000 square feet). The Velocity Industrial Portfolio Borrower purchased the 2750 Morris Road Property in September 2020 for $33 million, when it was 57% leased. As of June 23, 2021 the 2750 Morris Road Property was 89.5% leased to six tenants.

1180 Church Road

The 1180 Church Road Property is a 449,656 square feet, industrial building located in Lansdale, Pennsylvania (the “1180 Church Road Property”). Originally constructed in 1966 and renovated in 2021, the net rentable area contains approximately 63.2% warehouse with 20’-24’ clear heights, 8 dock height loading doors and 3 drive-in doors. The remaining 36.8% of the building is office space. The 1180 Church Road Property is situated on an approximately 37.2-acre site and includes 1,416 surface parking spaces (3.1 spaces per 1,000 square feet). The Velocity Industrial Portfolio Borrower purchased the 1180 Church Road Property for $19.5 million in December 2020, when it was 50% leased. As of June 23, 2021 the 1180 Church Road Property was 88.9% leased to five tenants.

The 1180 Church Road Property is one of nine units within a land condominium regime, an alternative to land subdivision. The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage, and has no building maintenance responsibilities. The Velocity Industrial Portfolio Borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors.

The following table presents certain information relating to the Velocity Industrial Portfolio Properties:

Property Name – Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI	Parking Ratio (per 1,000 SF)
2750 Morris Road Lansdale, PA	$42,369,021	56.5%	89.5%	1989/2021	681,126	$74,400,000	56.9%	60.2%	2.1
1180 Church Road Lansdale, PA	$32,630,979	43.5%	88.9%	1966/2021	449,656	$55,400,000	58.9%	39.8%	3.1
Total/Weighted Average	$75,000,000	100.0%	89.3%		1,130,782	$129,800,000	57.8%	100.0%	2.5

A-3-5

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Major Tenants.

Organon & Co. (125,127 square feet; 11.1% of net rentable area; 20.2% of underwritten base rent; December 31, 2022 lease expiration) – Organon & Co. is a global healthcare company formed through a spinoff from Merck, to focus on improving the health of women throughout their lives. The company has more than 60 medicines and other products across a range of areas including reproductive health, heart disease, dermatology, allergies and asthma. Headquartered in Jersey City, New Jersey, Organon & Co. employs approximately 9,000 people and serves over 140 markets internationally.

Organon & Co. has been a tenant at the 1180 Church Road Property since 2005 and 100% of its space is classified as office. The tenant recently spent $18 million, approximately $144 per square foot, of their own money to upgrade their space. Organon & Co. has two, one-year renewal options at 2% above the base rent payable during the last month of the prior term, with six months’ notice. The tenant also pays approximately $240,000 for parking per year.

Keystone Technologies (248,104 square feet; 21.9% of net rentable area; 18.9% of underwritten base rent; March 31, 2031 lease expiration) – Keystone Technologies was founded in 1945 and manufacturing and delivers a variety of lighting products including LED, HID, and fluorescent products, transformers, sign solutions, sensors, and emergency back-up systems. The company operates out of 17 warehouse locations and guarantees next day delivery.

Keystone Technologies has been a tenant at the 2750 Morris Road Property since 2019, originally occupying 160,326 square feet. The tenant subsequently expanded into an additional 87,778 square feet in April and September 2021, and extended the original lease through March 31, 2031. The tenant has one, five-year renewal option at 95% of the fair market rent, with six months’ notice.

Jillamy (152,827 square feet; 13.5% of net rentable area; 13.3% of underwritten base rent; August 31, 2026 lease expiration) – Jillamy’s lease at the 2750 Morris Road Property commenced on December 18, 2020, with rent payments beginning on September 1, 2021. Jillamy was founded in 2001 and is a full service third party logistics provider with a full complement of freight forwarding solutions including a customs brokerage as well as packaging and warehouse services.

The following table presents certain information relating to the tenancy at the Velocity Industrial Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Organon & Co.	NR/NR/NR	125,127	11.1%	$10.42	$1,303,580(2)	20.2%	12/31/2022	2, 1- year	N
Keystone Technologies	NR/NR/NR	248,104	21.9%	$4.90	$1,216,932	18.9%	3/31/2031	1, 5-year	N
Jillamy	NR/NR/NR	152,827	13.5%	$5.61	$857,359	13.3%	8/31/2026	None	N
Hughes Relocation Services	NR/NR/NR	127,661	11.3%	$5.50	$702,136	10.9%	1/31/2034	3, 3-year	N
Total Major Tenants		653,719	57.8%	$6.24	$4,080,006	63.2%

Non-Major Tenant		355,862	31.5%	$6.67	$2,373,457	36.8%

Occupied Collateral Total		1,009,581	89.3%	$6.39	$6,453,463	100.0%

Vacant Space		121,201	10.7%

Collateral Total		1,130,782	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2022 totaling $150,763.
(2)	The Organon & Co. space is classified as 100% office. Additionally, the Annual U/W Base Rent includes $240,000 for parking (the free release of excess parking area at the 1180 Church Road Property does not impact related lease obligations).

A-3-6

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the Velocity Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	3	167,127	14.8%	167,127	14.8%	$1,766,420	27.4%	$10.57
2023	2	99,432	8.8%	266,559	23.6%	$648,392	10.0%	$6.52
2024	2	77,926	6.9%	344,485	30.5%	$585,863	9.1%	$7.52
2025	1	68,000	6.0%	412,485	36.5%	$302,600	4.7%	$4.45
2026	1	152,827	13.5%	565,312	50.0%	$857,359	13.3%	$5.61
2027	0	0	0.0%	565,312	50.0%	$0	0.0%	$0.00
2028	0	0	0.0%	565,312	50.0%	$0	0.0%	$0.00
2029	1	67,466	6.0%	632,778	56.0%	$373,762	5.8%	$5.54
2030	0	0	0.0%	632,778	56.0%	$0	0.0%	$0.00
2031	3	248,104	21.9%	880,882	77.9%	$1,216,932	18.9%	$4.90
Thereafter(3)	2	128,699	11.4%	1,009,581	89.3%	$702,136	10.9%	$5.46
Vacant	0	121,201	10.7%	1,130,782	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	1,130,782	100.0%			$6,453,463	100.0%	$6.39

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 1,038 square feet of space leased to Amazon with no associated rent or expiration date.

The following table presents historical occupancy percentages at the Velocity Industrial Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/23/2021(2)
60.8%	93.7%	49.2%	89.3%

(1)	Information obtained from a third-party market research provider and represents occupancy as of the fourth quarter of each year.
(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 29, 2021, the Velocity Industrial Portfolio Properties are open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by square footage paid full rent in May and June. The first payment date for the Velocity Industrial Portfolio Whole Loan will be August 11, 2021.

A-3-7

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Velocity Industrial Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)(4)	$7,268,374	71.5%	$6.43
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$7,268,374	71.5%	$6.43
Other Income(5)	250,000	2.5	0.22
Parking/Garage/Other(6)	733,200	7.2	0.65
Total Recoveries	1,910,116	18.8	1.69
Net Rental Income	$10,161,690	100.0%	$8.99
(Vacancy & Credit Loss)	(814,911)	(11.2)	(0.72)
Effective Gross Income	$9,346,779	92.0%	$8.27

Real Estate Taxes	985,305	10.5	0.87
Insurance	158,322	1.7	0.14
Management Fee	280,403	3.0	0.25
Other Operating Expenses	850,546	9.1	0.75
Total Operating Expenses	$2,274,576	24.3%	$2.01

Net Operating Income	$7,072,203	75.7%	$6.25
Replacement Reserves	113,078	1.2	0.10
TI/LC	282,696	3.0	0.25
Net Cash Flow	$6,676,429	71.4%	$5.90

NOI DSCR(7)	2.88x
NCF DSCR(7)	2.72x
NOI Debt Yield(7)	9.4%
NCF Debt Yield(7)	8.9%

(1)	The Velocity Industrial Portfolio Borrower purchased the 2750 Morris Road Property in September 2020 and the 1180 Church Street Property in December 2020. Historical operating performance is not available.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Base Rent includes contractual rent steps through June 2022 totaling $150,763.
(4)	Base Rent includes underwritten rent for Jillamy, representing 13.5% of net rentable area, with rent beginning in September 1, 2021. Free rent associated with the lease was reserved at loan origination. Additionally, Base Rent includes Keystone Technologies expansion space, representing 3.5% of net rentable area, with a lease beginning October 1, 2021, and Hughes Relocation Services, representing 11.3% of net rentable area, with a lease beginning August 1, 20121. Free rent and gap rent associated with these leases was reserved at loan origination.
(5)	Other Income includes income from a diesel-powered electricity generating facility at the 2750 Morris Road Property that is leased to PECO.
(6)	Parking/Garage/Other income relates to a parking lease with Amazon at the 2750 Morris Road Property for the use of 611 parking spaces, with a lease expiration of May 30, 2030. Amazon may terminate the lease after the 84th month of the term (August 1, 2027).
(7)	The NOI and NCF DSCR and the NOI and NCF Debt Yield are based on the Velocity Industrial Portfolio Whole Loan.

Appraisal. As of April 26, 2021, the appraiser concluded to as-is market values of $74.4 million for the 2750 Morris Road Property, and $55.4 million for the 1180 Church Road Property (excluding the excess parking area that is subject to a free release). The aggregate appraised value for the Velocity Industrial Portfolio Properties is $129.8 million.

A-3-8

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Environmental Matters. The Phase I environmental site assessments dated December 8, 2020 (1180 Church Road Property) and August 12, 2020 (2750 Morris Road Property) identified a controlled recognized environmental condition (CREC) related to the 1180 Church Road Property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site. No further action was recommended other than ongoing compliance with due care requirements, including limiting the 1180 Church Road Property to commercial and industrial uses and prohibiting the extraction or use of groundwater. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Velocity Industrial Portfolio Properties are located in Lansdale, Pennsylvania, within Montgomery County. The Velocity Industrial Portfolio Properties are located 3.3 miles from one another and are approximately 27.0 miles north of the Philadelphia central business district. The Velocity Industrial Portfolio Properties are located within 4.5 miles of I-476 and 14.4 miles of I-276. Additionally, the Velocity Industrial Portfolio Properties are within 6.4 miles of Pennsylvania Route 309, and the 1180 Church Road Property is located approximately 0.6 miles to the SEPTA Pennbrook train station.

According to a third party market research report, the Velocity Industrial Portfolio Properties are situated within the East Montgomery City Industrial submarket of the Philadelphia Industrial market. As of March 5, 2021 the submarket reported a total inventory of approximately 61.2 million square feet with a 6.3% vacancy rate. The appraisal identified six comparable industrial buildings, which reported an average occupancy rate of approximately 100% with an average rental rate of $5.80 per square foot. The appraiser identified six comparable office leases with an average rental rate of $12.73 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 2750 Morris Road Property:

Market Rent Summary(1)

	Valmet Off/Ind	Flex	Warehouse	Office	Office – Former Café Space
Market Rent (PSF)	$9.25	$6.50	$5.50	$10.00	$9.50
Lease Term (Years)	5	5	5	5	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1180 Church Road Property:

Market Rent Summary(1)

	Flex	Warehouse	Office
Market Rent (PSF)	$7.50	$5.50	$9.00
Lease Term (Years)	5	5	5
Lease Type (Reimbursements)	Net	Net	Net
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales, which pertain to all of the Velocity Industrial Portfolio Properties identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Interstate Business Park	Bellmawr, NJ	131,500	Mar-21	$11,975,000	$91.06
Ferguson Enterprises Building	Philadelphia, PA	86,325	May-20	$8,750,000	$101.36
South Jersey Industrial Portfolio	Swedesboro, NJ	556,707	Apr-20	$42,925,000	$77.11
AmeriSource Building	West Deptford Township, NJ	191,500	Mar-20	$20,200,000	$105.48
Bishops Gate Corporate Center	Mount Laurel, NJ	292,466	Jan-20	$32,200,000	$110.10
(1)	Information obtained from the appraisals.

A-3-9

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to comparable industrial leases related to the Velocity Industrial Portfolio Properties:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
2750 Morris Road Lansdale, PA (subject)	1989/2021	681,126(2)	89.5%(2)	Jillamy(2)	152,827(2)	Dec-20(2)	5.0 Yrs. (2)	$5.61(2)	Net(2)
1180 Church Road Lansdale, PA (subject)	1966/2021	449,656(2)	88.9%(2)	Hughes Relocation Services(2)	127,661(2)	Aug-21(2)	12.5 Yrs. (2)	$5.50(2)	Net(2)
700 Pattison Avenue Philadelphia, PA	1970/2001	288,766	100.0%(3)	NAV	116,000	Jan-21	10.0 Yrs.	$5.50	Net
1510 Gehman Road Harleysville, PA	1990/2011	152,625	100.0%	Deacon Industrial Supply	152,625	Dec-20	10.0 Yrs.	$5.60	Net
9 Runway Road Levittown, PA	2004/NAP	60,000	100.0%	Recall Total Information Management, Inc.	60,000	Sep-20	5.0 Yrs.	$6.25	Net
Amazon Building 6300 Bristol Pike Levittown, PA	1963/NAP	149,180	100.0%	Amazon	149,180	Aug-20	13.0 Yrs.	$6.25	Net
3601 Island Avenue Philadelphia, PA	1986/NAP	84,400	100.0%(3)	Stadium Casino	30,200	Mar-20	3.0 Yrs.	$5.25	Net
Bristol Commerce Center 2401 Green Lane Bristol, PA	2019/NAP	308,959	100.0%	Urban Outfitters, Inc.	308,959	May-19	15.0 Yrs.	$5.95	Net

(1)           Information obtained from the appraisal.

(2)           Information obtained from the underwritten rent roll.

(3)           Information obtained from a third party report.

The following table presents certain information relating to comparable office leases related to 2750 Morris Road Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
2750 Morris Road Lansdale, PA (subject)	1989/2021	681,126(2)	89.5%(2)	Valmet(2)	41,105(2)	Jan-20(2)	3.5 Yrs(2)	$9.27(2)	Net(2)
The Pinnacle 1684 S. Broad Street Lansdale, PA	1999/NAP	344,000	71.7%(3)	Current Offering	96,280	May-21	3.0 Yrs.	$8.50	Net
1010 West Germantown Pike Norristown, PA	1979/NAP	30,000	NAV	Current Offering	5,000	May-21	3.0 Yrs.	$10.00	Net
Wyncote Industrial Commons 827 Glenside Avenue Wyncote, PA	1900/NAP	99,626	NAV	Current Offering	13,600	May-21	3.0 Yrs.	$10.00	Net
Pennsylvania Business Campus 300-309 Lakeside Drive Horsham, PA	1982/NAP	43,832	100.0%	Jefferson School of Nursing	43,882	Jul-20	15.0 Yrs.	$15.85	Net
2005 Cabot Boulevard West Langhome, PA	1984/NAP	61,969	83.3%(3)	Penndel Health	18,333	Jul-19	7.0 Yrs.	$12.00	Net
Great Valley Corporate Center One Great Valley Parkway Malvem, PA	1982/NAP	60,880		Phase Bio Pharmaceuticals, Inc.	15,881	Aug-18	5.0 Yrs.	$15.80	Net

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Information obtained from a third party report.

A-3-10

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

Escrows.

Real Estate Taxes – The Velocity Industrial Portfolio Whole Loan documents require an upfront real estate tax reserve of $234,923 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $78,308).

Insurance – The Velocity Industrial Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the Velocity Industrial Portfolio Borrower or borrower affiliate provides the lender with evidence that the Velocity Industrial Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the Velocity Industrial Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals no later than ten business days prior to the expiration of the policies.

Replacement Reserve – The Velocity Industrial Portfolio Whole Loan documents require ongoing monthly replacement reserves of $9,423.

Leasing Reserve – The Velocity Industrial Portfolio Whole Loan documents require ongoing monthly general TI/LC reserves of $23,558.

Upfront Leasing Reserve – The Velocity Industrial Portfolio Whole Loan documents require an upfront tenant improvements and leasing commissions (“TI/LC”) reserve of $4,000,000 (the “Upfront Leasing Reserve”).

Provided that no event of default then exists, the Upfront Leasing Reserve will be disbursed to the Velocity Industrial Portfolio Borrower upon the satisfaction of the following conditions:

(i)	no Cash Trap Event Period (as defined below) then exists;

(ii)	the Combined NCF DSCR (as defined below) is equal to or greater than 0.825 to 1.00;

(iii)	Organon & Co. has renewed its lease for a term of no less than five years at a rental rate no less than the rental rate in effect prior to such renewal; and
(iv)	all leasing expenses incurred in connection with such renewal have been paid in full and the tenant is in occupancy and paying full, unabated rent.

“Combined NCF DSCR” means, assuming a mortgage loan constant of ten percent, the net cash flow divided by the combined debt service of the Velocity Industrial Portfolio Whole Loan and the debt service due under the mezzanine loan payable during the subsequent twelve month period.

Gap Rent Reserve – The Velocity Industrial Portfolio Whole Loan documents require an upfront reserve of $784,601 for gap rent related to certain existing leases which will be disbursed in accordance with the Velocity Industrial Portfolio Whole Loan documents.

Lockbox and Cash Management. The Velocity Industrial Portfolio Whole Loan requires a hard lockbox and in-place cash management. The Velocity Industrial Portfolio Borrower is required to cause all rents to be deposited directly into the lockbox account, and all rents received by the Velocity Industrial Portfolio Borrower or property manager be deposited into the lockbox account within two business days of receipt. Funds in the deposit account will be swept periodically into a cash management account and, prior to a Cash Trap Event Period, any funds remaining in the cash management account after the cash flow waterfall will be transferred to the Velocity Industrial Portfolio Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the Velocity Industrial Portfolio Whole Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Velocity Industrial Portfolio Whole Loan, unless the Cash Trap Event Period is caused solely by the continuance of a mezzanine loan event of default, in which case excess cash flow will be disbursed to or at the direction of the mezzanine lender in accordance with the disbursement instructions provided by the mezzanine lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the Combined NCF DSCR being less than 0.70 to 1.00;
(iii)	the occurrence of a Specified Tenant Cash Trap Event Period (as defined below); or
(iv)	the occurrence and continuance of a mezzanine loan event of default.

A “Specified Tenant Cash Trap Event Period” means (a) a Specified Tenant (as defined below) vacates, abandons, or otherwise goes dark in its leased space, or gives notice of its intent to do so, or (b) a Specified Tenant has not renewed its lease twelve months prior to the scheduled expiration of its lease.

A-3-11

Industrial - Warehouse	Loan #1	Cut-off Date Balance:	$65,000,000
Property Addresses – Various Lansdale, PA 19446	Velocity Industrial Portfolio	Cut-off Date LTV:	57.8%
		U/W NCF DSCR:	2.72x
		U/W NOI Debt Yield:	9.4%

A Specified Tenant Cash Trap Event Period will end upon the occurrence of the following:

●	With regard to clause (a) receipt of evidence that the applicable Specified Tenant has renewed or extended its lease or entered into a new lease, in each case for a term of at least five years at terms approved by the lender, with no outstanding landlord obligations, and has taken possession of, and resumed operations in all of the leased space and is paying full, unabated rent;

●	With regard to a Specified Tenant terminating the applicable lease, receipt, in writing, of the Specified Tenant revoking its termination and reaffirming its lease; or
●	With regard to clause (b) the entire space leased to the Specified Tenant has been leased to one or more replacement tenants acceptable to the lender, at terms approved by the lender, with no outstanding landlord obligations, and each replacement tenant is in occupancy, open for business and paying full, unabated rent.

A “Specified Tenant” means together with any guarantor of its lease, sublease or other occupancy agreement, (i) Organon & Co. (ii) Keystone Technologies, LLC, and (iii) any replacement tenant occupying all or a portion of the space leased to a Specified Tenant as of the date of the Velocity Industrial Portfolio Whole Loan agreement, pursuant to a replacement lease entered into in accordance with the terms of the Velocity Industrial Portfolio Whole Loan agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the Combined NCF DSCR being greater than or equal to 0.80 to 1.00 for two consecutive calendar quarters;
●	With regard to clause (iii), the expiration of a Specified Tenant Cash Trap Event Period; or

With regard to clause (iv), the receipt of notice from the mezzanine lender that all mezzanine loan events of default have been cured.

Property Management. The Velocity Industrial Portfolio Properties are managed by Last Mile Management LLC.

Partial Release. The Velocity Industrial Portfolio Borrower can obtain the free release of an excess parking area (approximately 5.0 acres) at the 1180 Church Street Property in connection with an arms-length, third party sale, subject to the certain  conditions, including (i) the remaining properties’ having a loan-to-value no greater than that at the time of loan origination, and a debt yield no less than that at the time of loan origination, (ii) ongoing compliance with lease and zoning requirements, and (iii) an opinion of counsel that the partial release satisfies REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the origination of the Velocity Industrial Portfolio Whole Loan, Wells Fargo Bank made a $10,000,000 mezzanine loan (the “Velocity Industrial Portfolio Mezzanine Loan”) to the sole member of the Velocity Industrial Portfolio Borrower, which is secured by the sole member’s ownership interest in the Velocity Industrial Portfolio Borrower. The Velocity Industrial Portfolio Mezzanine Loan is coterminous with the Velocity Industrial Portfolio Whole Loan and is subject to an intercreditor agreement. The Velocity Industrial Portfolio Mezzanine Loan accrues interest at a fixed per annum rate equal to 10.000% and is interest-only through the Velocity Industrial Portfolio Whole Loan term. See “Description of the Mortgage Pool– Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the Velocity Industrial Portfolio Mezzanine Loan:

	Mezzanine Loan Original Principal Balance	Mezzanine Loan Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Velocity Industrial Portfolio Mezzanine Loan	$10,000,000	10.000%	120	0	120	1.92x	8.3%	65.5%

Ground Lease. None.

Terrorism Insurance. The Velocity Industrial Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Velocity Industrial Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Velocity Industrial Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-12

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A-3-13

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

JP Morgan Chase Tower
Tower 49
MetLife Building
Chrysler Building
Graybar Building
Chanin Building
Time-Life Building
Exxon Building
Rockefeller Center
McGraw-Hill Building
Grand Central Terminal
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Barclay's Capital Building
One Bryant Park
Morgan Stanley Global Headquarters
151 W 42nd
Salesforce Tower
Bryant Park
One Astor Plaza
Times Square Tower
World Apparel Center
New York Times Building

GRACE

A-3-14

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

A-3-15

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32rd St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Broadway
50TH ST.
49TH ST.
ROCKEFELLER CTR.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
TIMES SQ.
42ND ST./ BRYANT PARK
5TH AVE.
42ND ST.
34TH ST./ PENN STATION
HERALD SQUARE
PENN STATION
Gershwin Theatre
Paramount Plaza
The Michelangelo
Time-Life Building
One Worldwide Plaza
Amsterdam Court
Ambassador Theatre
Exxon Building
The Eugene O'Neill Theater
Belvedere Hotel
Hilton Garden Inn Times Sq.
Crowne Plaza
McGraw-Hill Building
Longacre Theatre
Morgan Stanley Bldg.
Barrymore Theatre
Renaissance NY Times Square
Cort Theatre
News Corp. Building
The Brooks Atkinson Theatre
The Lunt-Fontanne Theatre
Paramount Hotel
Sanctuary Hotel
Palace Theatre
Midtown
The Marquis Theatre
Marriott Marquis
Lyceum Theatre
Americas Tower
TIMES SQUARE
Comfort Inn Times Square West
Majestic Theater
Shubert Theatre
Viacom Intl.
The Minskoff Theatre
Hudson Theatre
1155 Ave. of the Americas
Theatre District
Sofitel
Harvard Club
Iroquois New York
Gotham Hotel
Brooks Bros.
InterContinental New York Times Sq.
Paramount Communications
Royalton Hotel
Cornell Club
The Westin
Hotel Carter
Condé Nast Bldg. (4 Times Sq.)
Bank of America Tower
Cinemax
SUNY College of Optometry
500 Fifth Avenue
Hilton Times Square
New Amsterdam Theatre
Hilton Garden Inn
Bryant Theatre
Bryant Park
New York Public Library
Port Authority Bus Terminal
New York Times Building
Midtown West
Midtown East
The Grace Building
1114 Avenue of the Americas
New York, NY 10036
HSBC Tower
Comfort Inn Times Square South
Renaissance Inn NY Manhattan/ Times Square
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
Lefcourt Normandie Bldg.
Marriott Vacation Club Pulse
Fairfield Inn & Suites
400 Fifth Avenue
DoubleTree by Hilton Times Sq. South
The Langham
TRYP by Wyndham Times Sq. South
Hilton Garden Inn NY/ W. 35th St.
Hotel Metro
Manhattan Center
The New Yorker Hotel
Nelson Tower
Regency Inn & Suites
Macy's
HERALD SQUARE
CUNY Graduate Center
Fairfield Inn & Suites Midtown Manhattan/ Penn Station
One Penn Plaza
General Post Office
Madison Square Garden
Penn Station
Hotel Pennsylvania
Manhattan Mall
Hotel Stanford
The Hotel @ Fifth Ave.
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
MANHATTAN
Greenpoint
HUDSON COUNTY
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

A-3-16

No. 2 – The Grace Building

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	A/A-/Baa2		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$50,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$50,000,000		Size:	1,556,972 SF
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per SF:	$567.13
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$567.13
	Borrower Sponsor:	Brookfield Office Properties, Inc.		Year Built/Renovated:	1974/2018
	Guarantors:	BOP NYC OP LLC and Swig Investment Company, LLC		Title Vesting:	Fee
	Interest Rate:	2.6921%		Property Manager:	TRZ Holdings IV LLC
	Note Date:	November 17, 2020		Current Occupancy (As of):	94.8% (10/19/2020)
	Seasoning:	7 months		YE 2019 Occupancy:	91.0%
	Maturity Date:	December 6, 2030		YE 2018 Occupancy:	97.6%
	IO Period:	120 months		YE 2017 Occupancy:	94.7%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$2,150,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,380.89
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	September 8, 2020
	Call Protection(2):	L(31),DorYM1(82),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance):	Pari Passu ($833,000,000); Subordinate ($367,000,000); Future Mezzanine		Underwriting and Financial Information(3)
				TTM NOI (9/30/2020)(4):	$46,272,539
				YE 2019 NOI(4):	$52,538,193
				YE 2018 NOI(4):	$73,206,664
				YE 2017 NOI(4):	$67,159,674
				U/W Revenues:	$157,612,989
				U/W Expenses:	$53,319,272
Escrows and Reserves				U/W NOI(4):	$104,293,717
	Initial	Monthly	Cap	U/W NCF:	$102,347,502
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	4.33x / 4.25x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.8% / 11.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.8% / 11.6%
TI/LC Reserve	$56,172,399	Springing	NAP	Cut-off Date LTV Ratio:	41.1%
Free Rent	$25,964,570	$0	NAP	LTV Ratio at Maturity:	41.1%
Parking Rent	$1,608,940	$0	NAP
Lobby/Elevator Work	$5,970,240	$0	NAP

Sources and Uses
Sources			Uses
A Notes:	$883,000,000	70.6%	Loan Payoff(5)	$905,439,802	72.4%
B Notes:	367,000,000	29.4	Return of equity	239,965,013	19.2
			Upfront reserves	89,716,149	7.2
			Closing costs	14,879,035	1.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	The Grace Building Mortgage Loan (as defined below) is part of a larger split whole loan evidenced by 21 senior pari passu notes with an aggregate Cut-off Date balance of $883.0 million (collectively, “The Grace Building A Notes”) and four pari passu promissory notes that are subordinate to The Grace Building A Notes with an aggregate Cut-off Date balance of $367.0 million (collectively, “The Grace Building B Notes”, and together with The Grace Building A Notes, “The Grace Building Whole Loan”). The financial information presented in the chart above and herein reflects the aggregate balance of The Grace Building A Notes. The Grace Building Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Column Financial, Inc. (“Column”), and DBR Investments Co. Limited (“DBRI”). Column will be contributing Notes A-3-3 and A-3-5, in the original principal amount of $50,000,000.

(2)	On and after the defeasance lockout expiration date, The Grace Building Whole Loan may be voluntarily prepaid with, if such a prepayment is made prior to June 6, 2030, a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

(3)	While The Grace Building Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Grace Building Whole Loan more severely than assumed in the underwriting of The Grace Building Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-17

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

(4)	The volatility in cash flow at The Grace Building Property (as defined below) is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 square feet of space. The cash flow declines reflected in 2019 and in 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and of the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at origination.

(5)	Loan Payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization trust.

The Mortgage Loan. The Grace Building mortgage loan ( “The Grace Building Mortgage Loan”) is part of a whole loan (“The Grace Building Whole Loan”) that is evidenced by 21 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $883,000,000 (collectively, “The Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $367,000,000 (collectively, “The Grace Building Subordinate Companion Loan”). The Grace Building Whole Loan is secured by the borrower’s first priority fee simple mortgage encumbering a Class A office building located in New York, New York (“The Grace Building Property”). The Grace Building Mortgage Loan is comprised of the non-controlling notes A-3-3 and A-3-5, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $50,000,000.

The Grace Building Whole Loan was co-originated by Bank of America, N.A., JPMorgan Chase Bank, National Association, Column Financial, Inc. and DBR Investments Co. Limited on November 17, 2020.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Notes A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Y(1)
Notes A-3-2, A-3-4, A-4-5	60,000,000	60,000,000	CSAIL 2021-C20	N
Note A-1-2	75,000,000	75,000,000	BANK 2020-BNK29	N
Note A-1-3-1	60,000,000	60,000,000	BANK 2020-BNK30	N
Note A-1-3-2	15,000,000	15,000,000	BANK 2021-BNK33	N
Notes A-2-2, A-2-3, A-4-2	100,000,000	100,000,000	BMARK 2020-B21	N
Notes A-2-4, A-4-3	60,000,000	60,000,000	BMARK 2021-B23	N
Notes A-2-5, A-2-6, A-2-7, A-4-4	80,000,000	80,000,000	BMARK 2020-B22	N
Notes A-3-3, A-3-5	50,000,000	50,000,000	WFCM 2021-C60	N
Notes B-1, B-2, B-3, B-4	367,000,000	367,000,000	GRACE 2020-GRCE	Y(1)
Total	$1,250,000,000	$1,250,000,000
(1)	Pursuant to the related co-lender agreement, the controlling holder is the GRACE 2020-GRCE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsor. The borrowing entity for the loan is 1114 6th Avenue Owner LLC (“The Grace Building Borrower”), a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The Grace Building Borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.).

The borrower sponsor is Brookfield Office Properties Inc. and the non-recourse carve-out guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for bankruptcy related events are capped at 15% of the outstanding principal balance of The Grace Building Whole Loan. BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million square feet of office space in markets such as New York, San Francisco, and Southern California.

The Property. The Grace Building Property is a 1.56 million square foot, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by Skidmore, Owings & Merrill-partner Gordon Bunshaft. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River and the city skyline. The Grace Building Property also includes an 188-space underground parking garage.

A-3-18

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

as of October 19, 2020, The Grace Building Property was 94.8% occupied by 35 tenants. Major tenants at The Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 square feet (2.0% of net rentable area) of retail space, which is 95.0% occupied by two fine dining restaurants, STK and Gabriel Kruether, and two quick service restaurants, Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced a major tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, The Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average. Over 950,000 square feet of new and renewed leases have been signed at The Grace Building Property since 2016. As a result, less than 16.0% of tenants by net rentable area will have leases that expire in the next five years. Recent leasing activity includes 58,978 square feet of additional space leased to The Trade Desk, 127,425 square feet of expansion space leased to Bank of America, N.A., and 41,957 square feet of renewal and expansion space leased to iStar Financial.

COVID-19 Update. The Grace Building Whole Loan is current through the June 2021 payment date and is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 95.5% of tenants by occupied net rentable area and 94.0% of tenants by underwritten base rent having paid their June 2021 rent payments. The four retail tenants (1.8% of net rentable area, 2.5% of underwritten rent) have not made full rent payments for the last three months or more. The borrower sponsor is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The borrower sponsor is in the process of replacing the current parking operator and intends to employ a new parking operator under a management agreement. The Grace Building Borrower deposited $1,608,940 with the lender at loan origination for anticipated parking rent shortfalls. We cannot assure you the borrower sponsor will employ a new parking operator as anticipated or at all.

Major Tenants.

The largest tenant at The Grace Building Property, Bank of America, N.A. (“BANA”), which is also one of the originating lenders, leases 155,270 square feet (10.0% of net rentable area, 9.0% of underwritten rent) of combined space on the 5th, 6th and 7th floors of The Grace Building Property, together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 square feet in each of (i) the 5th, 6th and 7th floors and (ii) the portion of the total premises (i.e., such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed. BANA’s lease does not provide any termination options.

BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 per square foot and its annual base rent for the pavilion premises is currently $92.50 per square foot. BANA paid all charged rent for the May 2021 period. All free rent associated with the BANA lease, in the amount of $1,884,169, was fully reserved at loan origination. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan origination.

The second largest tenant at The Grace Building Property, The Trade Desk (“Trade Desk”), leases 154,558 square feet (9.9% of net rentable area, 14.4% of underwritten rent). Trade Desk is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 square feet on the 26th, 27th, 46th, 47th and 48th floors through August 31, 2030. The commencement date (the “Additional Premises Commencement Date”) with respect to the 26th and 27th floors (“Additional Premises”) will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one, five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space.

Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 per square foot from August 10, 2020 through August 31, 2025, and then $148.00 per square foot from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 per square foot initially and then $128.00 per square foot after the fifth anniversary of the Additional Premises Commencement Date through August 31, 2030. Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan origination. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan origination. We cannot assure you that Trade Desk will take possession of the Additional Premises or begin paying rent as expected or at all.

The third largest tenant at The Grace Building Property, Israel Discount Bank (“IDB”), leases 142,533 square feet (9.2% of net rentable area, 5.5% of underwritten base rent). IDB is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 square feet of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB has two, five-year

A-3-19

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises, and IDB is leasing at least two full floors on the date it exercises the renewal option.

IDB’s annual base rent for the ground floor is $317.08 per square foot, which steps to $352.08 per square foot, $392.08 per square foot and $442.08 per square foot every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 per square foot, which steps to $58.08 per square foot, $65.08 per square foot and $72.08 per square foot every five years. The Grace Building Borrower has completed its work required under the lease and delivered the space to IDB and IDB took possession of the space and commenced paying rent in January 2021 and is expected to commence paying operating expenses and real estate taxes in January 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan origination. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan origination. We cannot assure you that IDB will begin paying operating expenses or real estate taxes as expected or at all.

The fourth largest tenant at The Grace Building Property, Bain & Company, Inc. (“Bain”), leases 121,262 square foot (7.8% of net rentable area, 9.2% of underwritten base rent). Bain is an American global management consulting firm headquartered in Boston, Massachusetts. Bain provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors through February 28, 2030. Bain has two, five-year renewal options, with 18 months’ prior written notice; provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the building and (y) 66.66% of its space. The lease does not contain any termination options.

Bain’s annual base rent for the 41st floor is currently $133.00 per square foot, increasing to $143.00 per square foot on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 per square foot, increasing to $106.00 per square foot on March 1, 2025. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan origination.

The following table presents certain information relating to the tenancy at The Grace Building Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (3)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Bank of America, N.A. (2)	A+/A2/A-	155,270	10.0%	$81.42	$12,642,238	9.0%	5/31/2042	Y	N
The Trade Desk(2)	NR/NR/NR	154,558	9.9	130.99	20,245,024	14.4	8/31/2030	Y	Y(4)
Israel Discount Bank	NR/NR / BBB+	142,533	9.2	54.21	7,727,200	5.5	12/31/2040	Y	Y(5)
Bain & Company, Inc. (2)	NR/NR/NR	121,262	7.8	106.59	12,925,648	9.2	2/28/2030	Y	N
Insight Venture Management LLC(2)	NR/NR/NR	93,998	6.0	102.69	9,652,225	6.9	2/28/2030	N	N
Subtotal / Wtd. Average		667,621	42.9%	$94.65	$63,192,334	45.0%
Other Office and Storage		780,613	50.1	94.55	73,804,124	52.5
Retail		28,103	1.8	122.91	3,454,052	2.5
Occupied Collateral Total		1,476,337	94.8%	$95.13	$140,450,510	100.0%
Vacant Space		80,635	5.2
Collateral Total		1,556,972	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC were entitled to a total of approximately $12,022,739 of free rent which was fully reserved by the lender.
(3)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(4)	Trade Desk currently has the right to terminate its lease solely as to the 26th and 27th floors related to the occurrence of the lease commencement date. Additionally, provided Trade Desk is not in bankruptcy and no default is occurring under its lease, Trade Desk has a one-time right to terminate the lease with respect to one or both of the 26th and 27th floors, effective as of the last day of the month in which the seventh anniversary of the Additional Premises Commencement Date occurs. If Trade Desk has elected to terminate its lease with respect to both the 26th and 27th floors, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk has elected to terminate its lease with respect to either the 26th or 27th floor, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination. We cannot assure you that the Trade Desk lease for the Trade Desk Additional Premises will commence as expected or at all.

(5)	Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

A-3-20

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at The Grace Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	5,497	0.4%	5,497	0.4%	$412,275	0.3%	$75.00
2022	1	600	0.0%	6,097	0.4%	$0	0.0%	$0.00
2023	5	55,694	3.6%	61,791	4.0%	$3,991,172	2.8%	$71.66
2024	10	143,459	9.2%	205,250	13.2%	$14,251,502	10.1%	$99.34
2025	3	31,907	2.0%	237,157	15.2%	$3,765,480	2.7%	$118.01
2026	9	121,137	7.8%	358,294	23.0%	$12,381,404	8.8%	$102.21
2027	3	47,753	3.1%	406,047	26.1%	$4,090,693	2.9%	$85.66
2028	4	97,651	6.3%	503,698	32.4%	$7,914,676	5.6%	$81.05
2029	3	21,740	1.4%	525,438	33.7%	$2,201,776	1.6%	$101.28
2030	24	459,310	29.5%	984,748	63.2%	$51,997,764	37.0%	$113.21
2031	4	10,727	0.7%	995,475	63.9%	$1,032,656	0.7%	$96.27
Beyond	21	480,862	30.9%	1,476,337	94.8%	$38,411,114	27.3%	$79.88
Vacant	0	80,635	5.2%	1,556,972	100.0%	$0	0.0%	$0.00
Total/Weighted Average	88	1,556,972	100.0%			$140,450,510	100.0%	$95.13(3)
(1)	Information based on the underwritten rent roll.
(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Weighted Average Annual U/W Rent Base PSF excludes Vacant Space.

The following table presents historical occupancy percentages at The Grace Building:

Historical Occupancy

2015(1)	2016(1)	2017(1)	2018(1)	2019(1)	Current(2)
93.1%	87.0%	94.7%	97.6%	91.0%	94.8%
(1)	Historical Occupancy is provided by the borrower sponsor. Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated October 19, 2020.

A-3-21

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Grace Building Property:

Cash Flow Analysis(1)

	2017	2018	2019	9/30/2020 TTM(1)	U/W(2)	%(2)	U/W $ PSF
Base Rental Income(3)	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	86.6%	$90.21
Expense Reimbursements	10,212,232	12,529,407	8,566,979	6,267,900	12,766,325	7.9	8.20
Straight-Lined Rent(4)	0	0	0	0	1,439,207	0.9	0.92
Vacant Income(5)	0	0	0	0	7,464,675	4.6	4.79
Net Rental Income	$110,045,785	$119,543,900	$99,686,431	$94,244,896	$162,120,717	100.0%	$104.13
Other Income(6)	3,209,878	3,195,652	3,230,812	2,759,133	2,956,947	1.8	1.90
(Vacancy & Credit Loss)(5)	0	0	0	0	(7,464,675)	(4.6)	(4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	97.2%	$101.23

Taxes	25,496,191	27,159,739	29,139,042	30,649,698	31,927,579	20.3	20.51
Insurance	1,019,973	1,226,645	1,134,711	1,220,279	1,455,626	0.9	0.93
Other Operating Expenses	19,579,826	21,146,504	20,105,297	18,861,512	19,936,067	12.6	12.80
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	33.8%	$34.25

Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	66.2%	$66.98
TI/LC	0	0	0	0	1,556,972	1.0	1.00
Capital Expenditures	0	0	0	0	389,243	0.2	0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	64.9%	$65.73

NOI DSCR	2.79x	3.04x	2.18x	1.92x	4.33x
NCF DSCR	2.79x	3.04x	2.18x	1.92x	4.25x
NOI Debt Yield	7.6%	8.3%	5.9%	5.2%	11.8%
NCF Debt Yield	7.6%	8.3%	5.9%	5.2%	11.6%
(1)	The volatility in cash flow at The Grace Building Property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 square feet of space. The cash flow declines reflected in 2019 and in 9/30/2020 TTM and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) were reserved at loan origination.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	U/W Base Rental Income includes contractual rent steps of $4,566,719 underwritten for various tenants through March 1, 2022.
(4)	Represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.
(5)	U/W Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.
(6)	U/W Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The Grace Building Borrower is actively pursuing the termination of the lease and a replacement arrangement with a new parking manager. At origination, The Grace Building Borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls, through October 2021.

Appraisal. The appraiser concluded to an “as-is” appraised value of $2,150,000,000 for The Grace Building Property as of September 8, 2020.

Environmental Matters. According to a Phase I environmental report dated September 22, 2020, there are no recognized environmental conditions or recommendations for further action at The Grace Building Property.

Market Overview and Competition. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property offers commuters access to multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of The Grace Building Property, providing access to commuters coming from Penn Station, the Upper West Side, and Queens. The S subway line provides a quick cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, The Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. According to a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000 square foot lease at 151 West 42nd Street that was the largest new lease signed in the Sixth Avenue / Rockefeller Center area in the quarter. Other recent lease executions include Colliers relocating to The Grace Building Property for approximately 59,000 square feet and TripleMint leasing 31,000 square

A-3-22

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

feet at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward in recent years to around 4.4% at the end of the second quarter of 2020.

According to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 per square foot. The average in-place office rent at The Grace Building Property is currently approximately $95 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for The Grace Building Property:

Market Rent Summary – Office (1)

	Office (Floors 2-12)	Office (Floors 14-19)	Office (Floors 20-25)	Office (Floors 26-37)	Office (Floors 38-41)	Office (Floors 42-48)
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	$10.00 Per Square Foot Every 5 Years
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to The Grace Building Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Year Built (Renovated)	Sale Date	Actual Sale Price	Sale Price (PSF)
One Madison Avenue	New York, NY	1,392,565	1932 (2023)	Contract	$2,300,000,000	$1,652
1633 Broadway	New York, NY	2,561,512	1972 (2013)	May 2020	$2,400,000,000	$937
330 Madison Avenue	New York, NY	854,664	1963	Feb 2020	$900,000,000	$1,053
55 Hudson Yards	New York, NY	1,431,155	2019	Jan 2020	$2,500,000,000	$1,747
150 East 42nd Street	New York, NY	1,698,603	1955 (2010)	Oct 2019	$1,300,000,000	$765
30 Hudson Yards	New York, NY	1,463,234	2019	April 2019	$2,155,000,000	$1,473
640 Fifth Avenue	New York, NY	315,886	1948 (2014)	April 2019	$975,000,000	$3,087
3 Columbus Circle	New York, NY	753,405	1927 (2011)	Nov 2018	$1,035,000,000	$1,374
(1)	Information obtained from the appraisal.

A-3-23

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

The following tables present certain information relating to comparable office buildings for The Grace Building Property:

Comparable Office Properties(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	No. of Stories	Office Rents Asking & Taking	Occupancy
One Bryant Park New York, NY	2009	2,354,000	54	--	100.0%
Three Bryant Park New York, NY	1972 / 2008	1,484,325	42	$95 - $115	96.8%
Seven Bryant Park New York, NY	2015	473,672	28	$120 - $150	97.9%
1100 Avenue of the Americas New York, NY	1906 / 2021	373,016	15	--	90.4%
660 Fifth Avenue New York, NY	1958 / 2021	1,436,839	40	$90 - $150	66.0%
1 Vanderbilt New York, NY	2020	1,732,955	67	$125 - $200	65.0%
1 Manhattan West New York, NY	2019	2,100,000	67	$115 - $135	86.0%
2 Manhattan West New York, NY	2022	1,900,000	56	$90 - $150	25.3%
50 Hudson Yards New York, NY	2022	2,900,000	62	$110 - $200	30.0%
55 Hudson Yards New York, NY	2019	1,434,038	51	$105 - $135	98.0%
4 Times Square New York, NY	1999 / 2018	1,800,000	48	$80 - $100	94.1%
(1)	Information obtained from the appraisal.

Property Management. The Grace Building Property is currently managed by TRZ Holdings IV LLC (an affiliate of the borrower sponsors) (“TRZ”), pursuant to a management agreement and is sub-managed by Brookfield Properties (USA II) LLC (an affiliate of a borrower sponsor pursuant to a sub-management agreement). Under the Grace Building Whole Loan documents, the Grace Building Property is required to be managed by TRZ and submanaged by Brookfield Properties (USA II) LLC, respectively, or any qualified manager as defined in The Grace Building Whole Loan documents. The lender has the right to replace, or require The Grace Building Borrower to replace, each of the property manager and the property sub-manager with a property manager or property sub-manager, as applicable, selected by The Grace Building Borrower (or selected by the lender in the event of an event of default under The Grace Building Whole Loan documents) (i) during the continuance of an event of default under The Grace Building Whole Loan documents, (ii) during the continuance of a material default by the property manager under the management agreement or the property sub-manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), or (iii) if the property manager or property sub-manager becomes bankrupt or insolvent.

Escrows and Reserves. At loan origination, The Grace Building Borrower deposited into escrow $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent, $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems and $1,608,940 for anticipated parking rent shortfalls from the origination date through November 2021 (1/12th of which reserve will be deposited into the lockbox account on each monthly payment date for such period).

Real Estate Taxes – During a Trigger Period (as defined below), The Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes.

Insurance – During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums (unless The Grace Building Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis $0.20 per square feet per annum (which was $25,950 as of the origination date) for capital expenditures.

TI/LC Reserves –During a Trigger Period, The Grace Building Borrower is required to deposit on a monthly basis $1.50 per square feet per annum (which was $194,622 as of the origination date) for tenant improvements and leasing commissions.

A-3-24

Office - CBD	Loan #2	Cut-off Date Balance:	$50,000,000
1114 Avenue of the Americas	The Grace Building	Cut-off Date LTV:	41.1%
New York, NY 10036		U/W NCF DSCR:	4.25x
		U/W NOI Debt Yield:	11.8%

Lockbox / Cash Management. The Grace Building Whole Loan is structured with a hard lockbox and springing cash management. Revenues from The Grace Building Property are required to be deposited into the lockbox account directly by the tenants and any funds received by The Grace Building Borrower and property manager must be deposited within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to The Grace Building Borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to The Grace Building Whole Loan documents, with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to The Grace Building Borrower for (unless already paid) debt service due under The Grace Building Whole Loan or any mezzanine loan, shortfalls in the required reserve accounts, deposit of cash in an amount to satisfy the debt yield test to cure a low cash flow period, emergency and, life safety expenses, approved operating expenses, disbursements to The Grace Building Borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs, and other permitted uses under The Grace Building Whole Loan documents.

A “Trigger Period” means the period (i) beginning upon the occurrence of an event of default under The Grace Building Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and ending when the event of default has been cured or waived; or (ii) beginning when the debt yield (including any mezzanine loan) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) The Grace Building Borrower has delivered cash or a letter of credit in an amount which, when applied to the outstanding principal balance of The Grace Building Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

Current Mezzanine or Subordinate Indebtedness. The Grace Building Property also secures The Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Subordinate Companion Loan accrues interest at an interest rate of 2.6921% per annum. The Grace Building Senior Loan is senior in right of payment to The Grace Building Subordinate Companion Loan. At or around loan origination, the holders of The Grace Building Senior Loan and The Grace Building Subordinate Companion Loan entered into a co-lender agreement that sets forth the allocation of collections on The Grace Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. An affiliate of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Whole Loan results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Grace Building Whole Loan or is freely prepayable after the maturity date of the Grace Building Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Whole Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Grace Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of The Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, The Grace Building Borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-25

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Bank of America

Ralphs
fresh fare

CHASE

CVS
pharmacy

RIP CURL

A-3-26

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

A-3-27

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Thousand Oaks 12 miles
Malibu Creek
Brents Mountain
Tapia Park
N1
Malibu Canyon Rd
Monte Nido
Malibu Creek State Park
Mesa Peak
Malibu Canyon Rd
Malibu Creek
LOS ANGELES COUNTY
Graziadio Business School
Caruso School of Law
Pepperdine University
Eddy D. Field Baseball Stadium
Firestone Fieldhouse
HRL Laboratories
Malibu Canyon Rd
Cross Creek Rd
Eastern Malibu
Los Angeles 26 miles
Malibu City Hall
Malibu Library
Malibu Park at Cross Creek
Malibu Plaza
Pacific Coast Hwy
Carbon Beach
Malibu
Civic Center Way
Malibu Lumber Yard
Malibu Pier
Oxnard 33 miles
Pacific Coast Hwy
Malibu Rd
Adamson House Museum
Malibu Lagoon
Malibu Bluffs Park
Malibu Rd
Puerco Beach
Amarillo Beach
Malibu Beach
Malibu Lagoon State Beach
Malibu Colony Plaza
23705 Malibu Road
Malibu, CA 90265
Pacific Ocean
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
Castaic
Ojai
Santa Clarita
Fillmore
Piru
Valencia
Newhall
Santa Paula
SANTA SUSANA MTS
San Fernando
VENTURA COUNTY
Moorpark
Ventura
Somis
Camarillo
Simi Valley
Northridge
Oxnard
Thousand Oaks
Port Hueneme
Agoura Hills
Encino
Westlake Village
Calabasas
SANTA MONICA MTS
Malibu
LOS ANGELES
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

A-3-28

No. 3 – Malibu Colony Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$48,000,000		Location:	Malibu, CA
	Cut-off Date Balance:	$48,000,000		Size:	114,370 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF:	$419.69
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$419.69
	Borrower Sponsors:	KW Partnership, L.P. and KW Two Partnership, L.P.		Year Built/Renovated:	1989/NAP
	Guarantors:	KW Partnership, L.P. and KW Two Partnership, L.P.		Title Vesting:	Fee
	Interest Rate:	3.7500%		Property Manager:	TKG Management, Inc. (borrower-related)
	Note Date:	May 6, 2021		Current Occupancy (As of)(2):	89.5% (4/8/2021)
	Seasoning:	2 months		YE 2020 Occupancy:	90.0%
	Maturity Date:	May 6, 2031		YE 2019 Occupancy:	91.0%
	IO Period:	120 months		YE 2018 Occupancy:	86.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	85.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$95,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(3):	$830.64
	Call Protection:	L(24),YM1(92),O(4)		As-Is Appraisal Valuation Date:	April 18, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (3/31/2021)(4):	$2,841,060
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$3,263,415
				YE 2019 NOI:	$4,297,116
				U/W Revenues:	$7,154,679
				U/W Expenses:	$3,246,859
Escrows and Reserves(1)				U/W NOI(4):	$3,907,820
	Initial	Monthly	Cap	U/W NCF:	$3,833,479
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.14x / 2.10x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 8.0%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 8.0%
TI/LC Reserve	$0	Springing	$285,925	Cut-off Date LTV Ratio:	50.5%
				LTV Ratio at Maturity:	50.5%

Sources and Uses
Sources			Uses
Original loan amount	$48,000,000	100.0%	Loan payoff	$41,221,217	85.9%
			Closing costs	426,299	0.9
			Return of equity	6,352,483	13.2
Total Sources	$48,000,000	100.0%	Total Uses	$48,000,000	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	Current Occupancy includes Zinque (the 3rd largest tenant), which represents 6,387 square feet (5.6% of net rentable area and 7.6% of underwritten base rent). It is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property (as defined below) in April 2022. The borrower sponsors have signed a 10-year Master Lease (as defined below) on the space until Zinque is in occupancy and paying rent. Zinque is working to obtain the proper zoning approval from the City of Malibu. U/W vacancy adjustment includes Zinque rent and recoveries.

(3)	While the Malibu Colony Plaza Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Malibu Colony Plaza Mortgage Loan more severely than assumed in the underwriting of Malibu Colony Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The U/W NOI increased compared to TTM NOI due to the fact that because of the COVID-19 pandemic several tenants (Coogie’s Beach Café, Becker Surfboards, Bui Sushi, Ogden Dry Cleaners, Pinnacle Estate Properties, Vitamin Barn, The Nail Spa, and Malibu Oasis Salon (representing approximately 14.5% of the net rentable area and approximately 36.8% of the underwritten base rent)) received rent abatements and/or deferred rent payments, affecting actual rent collections. The borrower sponsors signed Master Leases on all of the above tenants’ spaces for a term of 10 years at rents equal to the rents payable under the applicable leases with a deduction for the amount of rent actually paid by the applicable underlying tenant.

A-3-29

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The Mortgage Loan. The mortgage loan (the “Malibu Colony Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 114,370 square-foot anchored retail property located in Malibu, California (the “Malibu Colony Plaza Property”).

The Borrower and Borrower Sponsors. The borrower is KW Malibu Colony, L.L.C. (the “Malibu Colony Plaza Borrower”), a Missouri limited liability company and single purpose entity with two independent directors. Legal counsel to the Malibu Colony Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Malibu Colony Plaza Mortgage Loan. The nonrecourse carve-out guarantors and borrower sponsors of the Malibu Colony Plaza Mortgage Loan are KW Partnership, L.P. and KW Two Partnership, L.P.

The borrower sponsors are owned by Ann W. Kroenke, Audrey J. Walton and Audrey J. Walton Revocable Trust. Ann W. Kroenke is an heir to the Walmart fortune; Audrey J. Walton is the ex-wife of James L. “Bud” Walton, Sam Walton’s younger brother and a co-founder of Walmart. Ann W. Kroenke is the wife of E. Stanley Kroenke, a repeat borrower sponsor. E. Stanley Kroenke is chairman, co-founder, and owner of THF Realty, a real estate development firm.

The Property. The Malibu Colony Plaza Property is a retail anchored shopping center, containing 114,370 square feet of net rentable area located in Malibu, California. Built in 1989, the Malibu Colony Plaza Property consists of two, one-story retail buildings located on a 13.9 acre parcel. The Malibu Colony Plaza Property is anchored by Ralphs Fresh Fare and junior anchored by CVS. The Malibu Colony Plaza Property contains 601 surface parking spaces, resulting in a parking ratio of 5.25 spaces per 1,000 square feet of net rentable area. As of April 8, 2021, the Malibu Colony Plaza Property was 89.5% occupied by 22 national, regional and local tenants. Verizon Wireless is dark at the Malibu Colony Plaza Property and still paying rent; however, the tenant has been underwritten as vacant.

Major Tenants.

Largest Tenant: Ralphs Fresh Fare (36,200 square feet, 31.7% of net rentable area; 5.8% of underwritten base rent; 8/30/2023 lease expiration; Fitch/Moody’s/S&P: NR/Baa1/BBB) – Ralphs Fresh Fare is part of Ralphs Grocery Company, which was founded in 1873. Ralphs Grocery Company division headquarters are located in Los Angeles, California. Ralphs Grocery Company operates 465 Ralph’s stores in the southern and northern regions of California and the Midwest. Ralphs Grocery Company is a subsidiary of The Kroger Co. (“Kroger”). As of January 30, 2021, Kroger operated, either directly or through its subsidiaries, 2,742 supermarkets under a variety of local banner names, of which 2,255 had pharmacies and 1,596 had fuel centers. Kroger also manufactures and processes some of the food for sale in its supermarkets. For fiscal year ended January 2021, Kroger reported net sales of approximately $132.5 billion, an increase of 8.4% from the previous year. Ralphs Fresh Fare has been a tenant at the Malibu Colony Plaza Property since 1984 and has no renewal options remaining.

2nd Largest Tenant: CVS (22,880 square feet, 20.0% of net rentable area; 3.0% of underwritten base rent; 1/31/2025 lease expiration; Fitch/Moody’s/S&P: NR/Baa2/BBB) – Founded in 1963, CVS is the largest pharmacy healthcare provider in the United States and is headquartered in Woonsocket, Rhode Island. CVS operations include pharmaceutical and health and wellness services, including retail, specialty, mail service, care clinics, and wellness centers. As of December 31, 2020, CVS operated approximately 9,900 retail locations, 1,100 walk-in medical clinics, of which 80 clinics operated within Target stores. CVS retail/long-term care segment focuses on prescription and over-the-counter drugs and personal care products. For the fiscal year ended December 2020, the CVS retail/long-term care segment reported revenue of approximately $91.2 billion, up 5.3% over the prior year’s total sales of approximately $86.6 billion. CVS has been a tenant at the Malibu Colony Plaza Property since 1985 and has one, 5-year renewal option remaining.

3rd Largest Tenant: Zinque (6,387 square feet; 5.6% of net rentable area; 7.6% of underwritten base rent; 3/31/2032 lease expiration) – Zinque is a restaurant featuring French-inspired dishes, small plates and a curated wine and beer selection. Zinque currently has six restaurants in southern California and one located in Scottsdale, Arizona. Zinque signed its lease on October 1, 2019, and it is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property in April 2022. The borrower sponsors have signed a 10-year Master Lease on the space until Zinque is in occupancy and paying rent. Zinque is working to obtain the proper zoning approval from the City of Malibu. On June 7, 2021, Zinque obtained a conditional use permit, and the tenant is working to obtain the other necessary licenses, permits and government approvals. If Zinque cannot obtain a Type 47 liquor license, and all other necessary permits, licenses and other government approvals needed for the tenant’s work and to operate its business at the Malibu Colony Plaza Property by November 8, 2021, Zinque has the right to terminate its lease. The Zinque lease provides for one, 5-year renewal.

COVID-19 Update. As of June 24, 2021, the Malibu Colony Plaza Property is open and operating. Collection for June 2021 at the Malibu Colony Plaza Property was at 93.9% of total square feet and 97.5% of total UW base rent. Eight tenants totaling 16,630 square feet (14.5% of net rentable area and 36.8% of underwritten base rent) received rent deferral. The borrower sponsors of the Malibu Colony Plaza Mortgage Loan signed master leases for a term of 10-years for each of these eight spaces, agreeing to pay any shortfalls for rent not paid by any of these tenants for the term of the Malibu Colony Plaza Mortgage Loan. As of the date hereof, the Malibu Colony Plaza Mortgage Loan is not subject to any modification or forbearance agreement, and the Malibu Colony Plaza Borrower has not requested any modification or forbearance to the Malibu Colony Plaza Mortgage Loan terms.

A-3-30

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the tenancy at the Malibu Colony Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Ralphs Fresh Fare	NR/Baa1/BBB	36,200	31.7%	$7.90	$286,000	5.8%	8/30/2023	N	N
CVS	NR/Baa2/BBB	22,880	20.0%	$6.56	$150,000	3.0%	1/31/2025	1, 5-year	N
Total Anchor Tenants		59,080	51.7%	$7.38	$436,000	8.9%

Major Tenants
Zinque(3)	NR/NR/NR	6,387	5.6%	$58.24	$372,000	7.6%	3/31/2032	1, 5-year	Y
Bank of America	A+/A2/A-	5,032	4.4%	$146.06	$734,974	14.9%	12/31/2026	2, 5-year	N
Coogie’s Beach Café	NR/NR/NR	3,594	3.1%	$140.26	$504,110	10.2%	11/11/2025	1, 5-year	N
Becker Surfboards	NR/NR/NR	3,229	2.8%	$75.73	$244,532	5.0%	10/31/2025	1, 5-year	N
Chase Bank	AA-/Aa1/A+	3,020	2.6%	$102.00	$308,040	6.3%	9/30/2028	2, 5-year	N
Total Major Tenants		21,262	18.6%	$101.76	$2,163,656	43.9%

Non-Major Tenants		21,997	19.2%	$105.75	$2,326,100	47.2%

Occupied Collateral Total		102,339	89.5%	$48.13	$4,925,756	100.0%

Vacant Space		12,031	10.5%

Collateral Total		114,370	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2022 totaling $49,800.

(3)	It is anticipated that Zinque will take occupancy and commence paying rent at the Malibu Colony Plaza Property in April 2022. The borrower sponsors have signed a 10-year Master Lease on the space until Zinque is in occupancy and paying rent. Zinque has the option to terminate its lease on November 8, 2021 if it cannot obtain a Type 47 liquor license and all other necessary permits, licenses and other government approvals needed for the tenant’s work and to operate its business at the Malibu Colony Plaza Property.

The following table presents certain information relating to tenant sales at the Malibu Colony Plaza Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2020	Anchor Tenant Occupancy Cost(1)
Ralphs Fresh Fare	5.8%	NAP	$616	$720	5.1%
CVS	3.0%	$481	$451	$490	6.8%
(1)	Occupancy Cost is based on 2020 sales, underwritten base rent and underwritten reimbursements.

A-3-31

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the lease rollover schedule at the Malibu Colony Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	3,088	2.7%	3,088	2.7%	$300,442	6.1%	$97.29
2021	0	0	0.0%	3,088	2.7%	$0	0.0%	$0.00
2022	1	1,080	0.9%	4,168	3.6%	$105,840	2.1%	$98.00
2023	4	42,366	37.0%	46,534	40.7%	$937,147	19.0%	$22.12
2024	1	1,202	1.1%	47,736	41.7%	$118,024	2.4%	$98.19
2025	7	36,678	32.1%	84,414	73.8%	$1,668,130	33.9%	$45.48
2026	3	7,173	6.3%	91,587	80.1%	$936,370	19.0%	$130.54
2027	0	0	0.0%	91,587	80.1%	$0	0.0%	$0.00
2028	2	4,365	3.8%	95,952	83.9%	$487,803	9.9%	$111.75
2029	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
2030	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
2031	0	0	0.0%	95,952	83.9%	$0	0.0%	$0.00
Thereafter	1	6,387	5.6%	102,339	89.5%	$372,000	7.6%	$58.24
Vacant	0	12,031	10.5%	114,370	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	22	114,370	100.0%			$4,925,756	100.0%	$48.13
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Malibu Colony Plaza Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	4/8/2021(2)
86.0%	91.0%	90.0%	89.5%
(1)	Information obtained from the Malibu Colony Plaza Borrower.

(2)	Information obtained from the underwritten rent roll dated April 8, 2021.

A-3-32

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Malibu Colony Plaza Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Rents in Place	$4,606,043	$3,764,696	$3,573,023	$4,875,956	55.5%	$42.63
Contractual Rent Steps(2)	0	0	0	49,800	0.6	0.44
Percentage Rent	44,589	97,129	100,786	100,786	1.1	0.88
Grossed Up Vacant Space	0	0	0	1,051,360	12.0	9.19
Gross Potential Rent	$4,650,633	$3,861,825	$3,673,809	$6,077,903	69.1%	$53.14
Other Income	19,389	5,364	892	15,570	0.2	0.14
Total Recoveries	3,145,775	2,577,042	2,271,429	2,698,641	30.7	23.60
Net Rental Income	$7,815,797	$6,444,231	$5,946,130	$8,792,114	100.0%	$76.87
(Vacancy & Credit Loss)	0	0	0	(1,637,435)(3)	(26.9)	(14.32)
Effective Gross Income	$7,815,797	$6,444,231	$5,946,130	$7,154,679	81.4%	$62.56

Real Estate Taxes	2,056,558	2,153,979	2,153,979	2,148,539	30.0	18.79
Insurance	98,454	136,432	139,818	139,818	2.0	1.22
Management Fee	495,479	161,727	138,957	286,187	4.0	2.50
Other Operating Expenses	868,190	728,678	672,315	672,315	9.4	5.88
Total Operating Expenses	$3,518,681	$3,180,817	$3,105,070	$3,246,859	45.4%	$28.39

Net Operating Income(4)	$4,297,116	$3,263,415	$2,841,060	$3,907,820	54.6%	$34.17
Replacement Reserves	0	0	0	17,156	0.2	0.15
TI/LC	0	0	0	57,185	0.8	0.50
Net Cash Flow	$4,297,116	$3,263,415	$2,841,060	$3,833,479	53.6%	$33.52

NOI DSCR	2.35x	1.79x	1.56x	2.14x
NCF DSCR	2.35x	1.79x	1.56x	2.10x
NOI Debt Yield	9.0%	6.8%	5.9%	8.1%
NCF Debt Yield	9.0%	6.8%	5.9%	8.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through April 2022.

(3)	The underwritten economic vacancy is 18.7%. The Malibu Colony Plaza Property was 89.5% leased as of April 8, 2021.

(4)	The increase in U/W NOI from TTM 3/31/2021 is primarily attributed to the fact that because of the COVID-19 pandemic several tenants (Coogie’s Beach Café, Becker Surfboards, Bui Sushi, Pinnacle Estate Properties, Vitamin Barn, The Nail Spa, and Malibu Salon) received rent abatements and/or deferred rent payments, affecting actual rent collections. The borrower sponsors signed Master Leases on all of the above tenants’ spaces for a term of 10 years at rents equal to the rents payable under the applicable leases with a deduction for rent paid by the applicable underlying tenant.

A-3-33

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Appraisal. As of the appraisal valuation date of April 18, 2021, the Malibu Colony Plaza Property had an “as-is” appraised value of $95,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 20, 2021, there was no evidence of any recognized environmental conditions at the Malibu Colony Plaza Property.

Market Overview and Competition. The Malibu Colony Plaza Property is located in Malibu, Los Angeles County, California. Malibu has a coastal location along the Pacific Ocean in the western section of Los Angeles County. Malibu is bounded by the Santa Monica mountains to the north, the city of Los Angeles community of Pacific Palisades to the east, the Pacific Ocean to the south, and unincorporated Los Angeles County land (Leo Carrillo State Beach) to the west. Malibu includes approximately 27 miles of coastline and extends inland approximately two miles. Land uses within the neighborhood primarily consist of residential and commercial uses. Residential development is the largest land use and is mainly located south of the Pacific Coast Highway. Commercial land uses are also located along Pacific Coast Highway. The Pacific Coast Highway is the primary arterial for the city of Malibu and is located parallel to the Pacific Ocean between Santa Monica and Oxnard. The Pacific Coast Highway provides access from the West Los Angeles/Santa Monica area.

The Pepperdine University is located approximately 1.25 miles west of the Malibu Colony Plaza Property. According to a third party market research report, the 2020 population within a one-, three-, and five-mile radius of the Malibu Colony Plaza Property was 972, 5,801 and 10,572, respectively. The average household income within the same radii was $208,424, $208,758 and $216,153, respectively.

Submarket Information – According to a third-party market research report, the Malibu Colony Plaza Property is situated within the Pacific Palisades/Malibu retail submarket, which contained approximately 1.2 million square feet of retail space as of first quarter 2021. The Pacific Palisades/Malibu retail submarket reported a vacancy rate of 7.4% and an average quoted rental rate of $71.64 per square foot. The Pacific Palisades/Malibu retail submarket reported 7,350 square feet under construction, with no new deliveries and no absorption.

Appraiser’s Comp Set – The appraiser identified seven competitive properties for the Malibu Colony Plaza Property totaling approximately 252,017 square feet, which reported an average occupancy rate of approximately 78.0%. The appraiser concluded to market rents of $66.00 per square foot for shop space $66 tenants, $84.00 per square foot for shop space $84 tenants, $102.00 per square foot for shop space $102 tenants, $120.00 per square foot for shop space $120 tenants, $144.00 per square foot for shop space $144 tenants, $18.00 per square foot for drug store tenants, $18.00 per square foot for grocery store tenants and $30.00 per square foot for newsstand tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Malibu Colony Plaza Property:

Market Rent Summary(1)

	Shop Space $66 PSF	Shop Space $84 PSF	Shop Space $102 PSF	Shop Space $120 PSF	Shop Space $144 PSF	Drug Store MLA	Grocery Store MLA	Newsstand MLA
Market Rent (PSF)	$66.00	$84.00	$102.00	$120.00	$144.00	$18.00	$18.00	$30.00
Lease Term (Years)	7	7	7	7	7	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	3.00%	3.00%	None	None	3.00%
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Malibu Colony Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Aliso Creek Shopping Center	Laguna Beach, CA	49,149	Oct-19	$57,600,000	$1,171.95
5th & PCH	Huntington Beach, CA	96,639	Oct-19	$65,000,000	$672.61
Gelson’s Village At Calabasas	Calabasas, CA	63,789	Jul-19	$39,500,000	$619.23
The Balcony at Beverwil	Los Angeles, CA	71,184	Nov-18	$50,250,000	$705.92
Center at Carbon Beach	Malibu, CA	20,102	Aug-18	$21,370,000	$1,063.08
Malibu Village	Malibu, CA	50,498	May-14	$120,000,000	$2,376.33
(1)	Information obtained from the appraisal.

A-3-34

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The table below presents certain information relating to seven comparable retail properties to the Malibu Colony Plaza Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Malibu Colony Plaza (Subject) Malibu, CA	1989/NAP	114,370	89.5%	-	Ralphs Fresh Fare, CVS
Malibu Country Mart I 3835 Cross Creek Road Malibu, CA	1955/NAP	52,914	77.0%	0.4 miles	Brandi Melville, Vuori, Luckys Restaurant
Malibu Country Mart III 3822-3844 Cross Creek Road Malibu, CA	1972/NAP	13,167	95.0%	0.4 miles	John Varvatos, Oliver Peoples
Malibu Village NEC PCH & Cross Creek Malibu, CA	1966/2012	51,167	90.0%	0.4 miles	Lululemon, European Shoe Repair
Malibu Lumberyard 23641 Pacific Coast Highway Malibu, CA	2008/NAP	30,125	78.0%	0.3 miles	All Saints, Vilebrequin, Alex Bittar
Malibu Park at Cross Creek 23401 Civic Center Way Malibu, CA	2019/NAP	39,350	88.0%	0.4 miles	Howdys Café, Real Coconut Restaurant, D’Amore Café, Malibu In Sight Optometrist
Malibu Sands 22333 Pacific Coast Highway Malibu, CA	1955/2016	16,294	40.0%	1.8 miles	East Coast Defenders
Trancas Country Mart 30745 Pacific Coast Highway Malibu, CA	1950/2015	49,000	78.0%	8.7 miles	NAV
(1)	Information obtained from the appraisal.

A-3-35

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to comparable leases to those at the Malibu Colony Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Malibu Country Mart I 3835 Cross Creek Road, 23410 Civic Center Way Malibu, CA	1955/NAP	52,914	0.4 miles	77.0%	5.0 – 10.0 Yrs	1,043 – 2,580 SF	$102.00 - $216.00	NAV	NNN
Malibu Country Mart III 3822 – 3844 Cross Creek Road Malibu, CA	1972/NAP	13,167	0.4 miles	95.0%	5.0 Yrs	2,067 – 2,090 SF	$215.28 -$264.00	NAV	NNN
Malibu Village NEC PCH & Cross Creek Malibu, CA	1966/2012	51,167	0.4 miles	90.0%	3.0 – 5.0 Yrs	578 – 2,597 SF	$86.00 - $126.00	NAV	NNN
Malibu Lumberyard 23641 Pacific Coast Highway, 3939 Cross Creek Road Malibu, CA	2008/NAP	30,125	0.3 miles	78.0%	5.0 – 10.0 Yrs	600 – 1,737 SF	$115.00 - $170.00	NAV	NNN
Malibu Park at Cross Creek 23401 Civic Center Way Malibu, CA	2019/NAP	39,350	0.4 miles	88.0%	10.0 Yrs	945 – 1,692 SF	$159.00 - $206.00	NAV	NNN
Malibu Sands 22333 Pacific Coast Highway Malibu, CA	1955/2016	16,294	1.8 miles	40.0%	5.0 Yrs	600 – 5,924 SF	$94.80 - $96.00	NAV	NNN
Trancas Country Mart 30745 Pacific Coast Highway Malibu, CA	1950/2015	49,000	8.7 miles	78.0%	10.0 Yrs	474 -1,013 SF	$60.00 - $90.00	NAV	NNN
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront real estate tax reserve. Ongoing monthly real estate tax reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event (each as defined below) has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months.

Insurance – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront insurance reserve. Ongoing monthly insurance reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months.

Replacement Reserves – The Malibu Colony Plaza Mortgage Loan documents did not require an upfront replacement reserve. Ongoing monthly replacement reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly replacement reserves of $1,430.

TI/LC Reserve – The loan documents did not require an upfront tenant improvement and leasing commission reserve. Ongoing monthly tenant improvement and leasing commission reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Malibu Colony Plaza Mortgage Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Malibu Colony Plaza Borrower is required to deposit monthly tenant improvement and leasing commissions of $4,765, subject to a cap of $285,925. In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the Malibu Colony Plaza Borrower is required to deposit in the TI/LC reserve any amounts paid to the Malibu Colony Plaza Borrower in connection with a termination, cancellation, sale or other disposition of a lease.

A-3-36

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

Lockbox and Cash Management. The Malibu Colony Plaza Mortgage Loan documents require a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event the Malibu Colony Plaza Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Malibu Colony Plaza Mortgage Loan documents also require that all revenues received by the Malibu Colony Plaza Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Malibu Colony Plaza Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the Malibu Colony Plaza Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Malibu Colony Plaza Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Malibu Colony Plaza Borrower, guarantor or property manager;

(iv)	a Cash Management DSCR Trigger Event (as defined below); or

(v)	a Critical Tenant Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malibu Colony Plaza Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Malibu Colony Plaza Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, a Critical Tenant Trigger Event Period Cure (as defined below).

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x, unless within five days of such date, the Malibu Colony Plaza Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Malibu Colony Plaza Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Malibu Colony Plaza Borrower, guarantor or property manager;

(iii)	a Cash Management DSCR Trigger Event; or

(iv)	a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Malibu Colony Plaza Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, the Malibu Colony Plaza Borrower replacing the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters; and

●	with regard to clause (iv) above, a Critical Tenant Trigger Event Period Cure.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x, unless within five days of such date, the Malibu Colony Plaza Borrower delivers one or more Master Leases that result in a minimum debt service coverage ratio of 1.25x for the Malibu Colony Plaza Mortgage Loan.

A “Critical Tenant Trigger Event” will occur if KW Partnership, L.P. and KW Two Partnership, L.P. are not the guarantors of the Malibu Colony Plaza Mortgage Loan and one of the following occurs:

(i)	Ralphs Fresh Fare, CVS or any or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease;

(ii)	on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the Malibu Colony Plaza Borrower of its election to renew its lease, and the Critical Tenant fails to give such notice;

A-3-37

Retail - Anchored	Loan #3	Cut-off Date Balance:	$48,000,000
23705 Malibu Road	Malibu Colony Plaza	Cut-off Date LTV:	50.5%
Malibu, CA 90265		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	8.1%

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	a bankruptcy action with respect to the Critical Tenant or any guarantor of such Critical Tenant Lease occurs;

(vi)	the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent);

(vii)	the Critical Tenant discontinues its normal business operations; or

(viii)	the Critical Tenant is downgraded below “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the Malibu Colony Plaza Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable default;

●	with regard to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent;

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; or

●	with regard to clause (viii) above, the date the credit rating of the related Critical Tenant is no longer less than a “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the Malibu Colony Plaza Borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the Master Lease termination date, (a) the debt service coverage ratio is not lease than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the Malibu Colony Plaza Borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions.

Property Management. The Malibu Colony Plaza Property is managed by TKG Management, Inc., an affiliate of the Malibu Colony Plaza Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Malibu Colony Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Malibu Colony Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Malibu Colony Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-38

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A-3-39

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

A-3-40

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Mason Multifamily Portfolio
1 University Heights DeKalb, IL
2 Ashbury Court DeKalb, IL
3 James Court DeKalb, IL
4 Old Orchard DeKalb, IL
5 Ashbury East DeKalb, IL
6 Colonial West DeKalb, IL
7 Colonial East DeKalb, IL
8 Cardinal Apartments DeKalb, IL
WISCONSIN
Lake Michigan
Rockford
Elgin
Schaumburg
Evanston
CHICAGO
Aurora
Naperville
Bolingbrook
Joliet
ILLINOIS
INDIANA
Sycamore
Bethany Rd
DeKalb High School
Katz Park
W. Dresser Rd
Kishwaukee Country Club
Greenwood Park
Northland Plaza Shopping Center
N. 1st St
Kishwaukee River S. Branch
Jefferson Elementary School
Hopkins Park
W. Hillcrest Dr
DeKalb
DeKalb Shopping Center
Pappas Park
NIU College of Business
North 40
Welsh Park
Normal Rd
NIU Engineering
Sycamore Rd
Littlejohn Elementary School
John Huber Parkway
Outdoor Sports Complex
Eco Park
Northern Illinois University
Recreation Dr
Lucinda Ave
Boutell Mem. Concert Hall
Ellwood House Museum
Clinton Rosette Middle School
NIU Convocation Center
Ralph McKinzie Field
Mary M. Bell Field
Husky Stadium
Pick Museum of Anthropology
W. Lincoln Hwy
Pleasant St
DeKalb Industrial Area
DeKalb Taylor Municipal Airport
Egyptian Theatre
N. 4th St
N. 7th St
Franklin St
E. Lincoln Hwy
Rotary Park
N. Peace Rd
Prairie Park
S. 4th St
S. 7th St
South Malta Rd
W. Taylor St
E. Taylor St
Founders Elementary
DE KALB COUNTY
S. Annie Glidden Rd
River Heights Golf Course
Lincoln Elementary School
Target Distribution Center
Macom Dr
S. 1st St
Fairview Park Cemetery
3M Distribution Center
W. Fairview Dr
E. Fairview Dr
Peace Rd
Nestlé USA Warehouse
Ronald Reagan Mem. Tollway
Chicago 61 miles

A-3-41

No. 4 – Mason Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$37,000,000		Location:	DeKalb, IL
	Cut-off Date Balance:	$37,000,000		Size:	626 Units
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per Unit:	$59,105
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$53,737
	Borrower Sponsors:	James C. Mason and Linda R. Mason		Year Built/Renovated:	Various/NAP
	Guarantors:	James C. Mason and Linda R. Mason		Title Vesting:	Fee
	Interest Rate:	3.9910%		Property Manager:	Self-managed
	Note Date:	June 30, 2021		Current Occupancy (As of):	91.9% (6/15/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	93.8%
	Maturity Date:	July 6, 2031		YE 2019 Occupancy:	93.6%
	Interest-Only Period:	60 months		YE 2018 Occupancy:	96.7%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	98.7%
	Amortization Term (Original):	360 months		As-is Appraised Value(2):	$51,710,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-is Appraised Value Per Unit:	$82,604
	Call Protection:	L(24),D(92),O(4)		As-is Appraisal Valuation Date(2):	May 3, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(2)
	Additional Debt:	None		TTM NOI (6/30/2021):	$3,251,609
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$3,168,466
				YE 2019 NOI:	$3,604,418
				YE 2018 NOI:	$3,561,337
				U/W Revenues:	$5,767,919
				U/W Expenses:	$2,361,327
				U/W NOI:	$3,406,592
Escrows and Reserves(1)				U/W NCF:	$3,200,846
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.61x / 1.51x
Taxes	$377,927	$67,487	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 8.7%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.5%
Replacement Reserve	$0	$19,303	$694,908	Cut-off Date LTV Ratio:	71.6%
Immediate Repairs	$44,500	$0	NAP	LTV Ratio at Maturity:	65.1%
Radon Reserve	$5,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$37,000,000	90.2%	Loan Payoff(3)	$36,834,301	89.8%
Escrows (released by prior lender)	4,033,002	9.8	Closing costs	677,120	1.7
			Upfront Reserves	427,427	1.0
			Return of equity	3,094,154	7.5
Total Sources	$41,033,002	100.0%	Total Uses	$41,033,002	100.0%
(1)	See “Escrows” section below.

(2)	While the Mason Multifamily Portfolio Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Mason Multifamily Portfolio Mortgage Loan more severely than assumed in the underwriting of the Mason Multifamily Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	Loan Payoff includes $4,425,161 in defeasance premiums.

The Mortgage Loan. The mortgage loan (the “Mason Multifamily Portfolio Mortgage Loan”) is evidenced by four promissory notes secured by a first mortgage encumbering the fee interest in eight garden style multifamily properties located in DeKalb, Illinois (each, a “Mason Multifamily Portfolio Property”, and collectively, the “Mason Multifamily Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrower is Mason Properties 2021, LLC (the “Mason Multifamily Portfolio Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Mason Multifamily Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Mason Multifamily Portfolio Mortgage Loan. The non-recourse carveout guarantors and borrower sponsors of the Mason Multifamily Portfolio Mortgage Loan are James C. Mason and Linda R. Mason, who are principals of Mason Properties.

A-3-42

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Mason Properties provides commercial property management and rentals in DeKalb, Illinois and surrounding communities. Its portfolio of properties includes a range of office, retail, and warehouse space. In addition to commercial property management, Mason Properties owns and operates 12 residential properties, including the Mason Multifamily Portfolio Properties, throughout DeKalb, Sycamore and Rockford, Illinois. Many of its properties are in proximity to the Northern Illinois University campus, Kishwaukee College, downtown Sycamore and DeKalb.

The Properties. The Mason Multifamily Portfolio Properties are comprised of eight garden style multifamily properties located in DeKalb, Illinois. The Mason Multifamily Portfolio Properties were constructed between 1967 and 1984. The Mason Multifamily Portfolio Properties comprise 92 studio units (14.7% of unit count), 219 one-bedroom units (35.0% of unit count), 154 two-bedroom units (24.6% of unit count), 125 three-bedroom units (20.0% of unit count), 2 four-bedroom units (0.3% of unit count) and 34 five-bedroom units (5.4% of unit count). As of June 15, 2021, the Mason Multifamily Portfolio Properties were 91.9% occupied. Since 2014, occupancy at the Mason Multifamily Portfolio Properties ranged from 91.9% to 98.7%, with an average occupancy of 95.8%. Fifteen tenants at the Ashbury Court property, seven tenants at the Ashbury East property and one tenant at the Colonial East property utilize Section 8 vouchers to pay all or a portion of their rent. According to the borrower sponsors, 38% of the units at the Mason Multifamily Portfolio Properties are leased to students, as set forth in more detail in the table below.

The following table presents certain information relating to the Mason Multifamily Portfolio Properties:

Portfolio Summary(1)

Property	Year Built/ Renovated	Occ. %(2)	Units(2)	% of Total Units(2)	Appraised Value	Allocated Cut-off Date Balance (“ALA”)	% of ALA	U/W NCF	% Student(3)
University Heights	1972/NAP	87.7%	171	27.3%	$12,100,000	$8,699,947	23.5%	$680,812	50%
Ashbury Court	1978/NAP	91.7%	144	23.0%	$10,900,000	$7,837,143	21.2%	$668,529	15%
James Court	1967/NAP	92.7%	96	15.3%	$8,430,000	$6,061,204	16.4%	$567,473	15%
Old Orchard	1984/NAP	94.4%	36	5.8%	$4,680,000	$3,364,939	9.1%	$289,890	60%
Ashbury East	1978/NAP	95.0%	60	9.6%	$4,550,000	$3,271,468	8.8%	$290,945	15%
Colonial West	1984/NAP	97.5%	40	6.4%	$3,910,000	$2,811,306	7.6%	$253,528	65%
Colonial East	1984/NAP	92.1%	38	6.1%	$3,720,000	$2,674,695	7.2%	$225,277	65%
Cardinal Apartments	1976/NAP	95.1%	41	6.5%	$3,420,000	$2,279,298	6.2%	$224,392	85%
Total/Wtd. Avg.		91.9%	626	100.0%	$51,710,000	$37,000,000	100.0%	$3,200,846	38%
(1)	Information obtained from the appraisals, unless otherwise indicated.

(2)	Information obtained from the underwritten rent rolls.

(3)	Information obtained from the borrower sponsors.

The following table presents certain information relating to the unit mix of the Mason Multifamily Portfolio Properties:

Portfolio Unit Mix Summary(1)

Property	NRA	Units	Studio, One Bath	One Bed, One Bath	Two Bed, One Bath	Two Bed, Two Bath	Three Bed, One Bath	Three Bed, 1.5 Bath	Three Bed, Two Bath	Four Bed, 2.5 Bath	Five Bed, 2.5 Bath
University Heights	107,468	171	58	70	21	0	17	0	5	0	0
Ashbury Court	103,122	144	24	42	60	0	0	18	0	0	0
James Court	67,705	96	9	39	0	40	0	0	8	0	0
Old Orchard	64,500	36	0	0	0	0	0	0	0	2	34
Ashbury East	41,700	60	0	40	20	0	0	0	0	0	0
Colonial West	44,000	40	0	0	0	0	0	40	0	0	0
Colonial East	40,700	38	1	0	1	0	0	36	0	0	0
Cardinal Apartments	24,816	41	0	28	12	0	1	0	0	0	0
Total/Wtd. Avg.	494,011	626	92	219	114	40	18	94	13	2	34
(1)	Information obtained from the underwritten rent rolls.

The following table presents historical occupancy percentages at the Mason Multifamily Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/15/2021(2)
97.9%	97.1%	96.5%	98.7%	96.7%	93.6%	93.8%	91.9%

(1)	Information obtained from the borrower sponsors.

(2)	Information obtained from the underwritten rent rolls.

A-3-43

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

COVID-19 Update. As of June 15, 2021, the Mason Multifamily Portfolio Properties are open and operating. Approximately 98.2%, 88.1%, 100.0%, 94.9%, 92.2% and 94.7% of rent has been collected for the months of January 2021, February 2021, March 2021, April 2021, May 2021 and June 2021, respectively. The average rent collection from January 2021 through June 2021 was 94.7%. As of June 15, 2021, the Mason Multifamily Portfolio Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the Mason Multifamily Portfolio Mortgage Loan is due in August 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mason Multifamily Portfolio Properties:

Cash Flow Analysis

	2018	2019	2020	TTM 6/30/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$5,245,421	$5,402,716	$5,138,546	$5,229,094	$5,319,341	85.4%	$8,497
Grossed Up Vacant Space	0	0	0	0	451,080	7.2	721
Gross Potential Rent	$5,245,421	$5,402,716	$5,138,546	$5,229,094	$5,770,421	92.7%	$9,218
Other Income(2)	490,277	457,576	403,129	407,698	456,558	7.3	729
Net Rental Income	$5,735,698	$5,860,292	$5,541,675	$5,636,792	$6,226,979	100.0%	$9,947
(Vacancy & Credit Loss)	(12,732)	(16,185)	(25,205)	(16,888)	(459,060)(3)	(8.0)(3)	(733)
Effective Gross Income	$5,722,966	$5,844,107	$5,516,470	$5,619,904	$5,767,919	92.6%	$9,214

Real Estate Taxes	771,731	764,480	793,973	768,205	809,844	14.0	1,294
Insurance	160,762	209,117	262,608	202,449	280,082	4.9	447
Management Fee	169,994	177,373	186,567	220,368	173,038	3.0	276
Other Operating Expenses	1,059,143	1,088,719	1,104,857	1,177,272	1,098,364	19.0	1,755
Total Operating Expenses	$2,161,629	$2,239,689	$2,348,005	$2,368,295	$2,361,327	40.9%	$3,772

Net Operating Income	$3,561,337	$3,604,418	$3,168,466	$3,251,609	$3,406,592	59.1%	$5,442
Capital Expenditures	0	0	0	47,007	205,746	3.6	329
Net Cash Flow	$3,561,337	$3,604,418	$3,168,466	$3,204,602	$3,200,846	55.5%	$5,113

NOI DSCR	1.68x	1.70x	1.50x	1.54x	1.61x
NCF DSCR	1.68x	1.70x	1.50x	1.51x	1.51x
NOI Debt Yield	9.6%	9.7%	8.6%	8.8%	9.2%
NCF Debt Yield	9.6%	9.7%	8.6%	8.7%	8.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of laundry income, parking income, storage income, pet fees, late fees, forfeited security deposits and various other fees.

(3)	The underwritten economic vacancy is 8.0%. The Mason Multifamily Portfolio Properties were 91.9% physically occupied as of June 15, 2021.

Appraisals. As of the appraisal valuation date of May 3, 2021, the Mason Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $51,710,000.

Environmental Matters. According to the Phase I environmental site assessments dated May 10, 2021, there was no evidence of any recognized environmental conditions at the Mason Multifamily Portfolio Properties. The Phase I environmental site assessments identified elevated radon levels at the Ashbury East property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Mason Multifamily Portfolio Properties are located in DeKalb, Illinois, approximately 64.4 miles west of Chicago, approximately 58.3 miles west of Chicago O’Hare Airport and approximately 40.5 miles southeast of Rockford, Illinois. Primary access to the Mason Multifamily Portfolio Properties is provided by Interstate-88 with two nearby interchanges at Peace Road and Annie Glidden Road. Development to the southeast of the Mason Multifamily Portfolio Properties along Interstate-88 features several distribution centers: Nestle, Goodyear, 3M, Monsanto, Alloyd and Panduit occupy almost 4,000,000 square feet of industrial space. The Park 88 Business Park at I-88 and Peace Road is a master planned, 565-acre business park. When built out, the development can accommodate 7,000,000 square feet of distribution and bulk warehouse space. The City of DeKalb announced in January 2020 the development of a 1.6 million square foot industrial complex pre-leased to Ferrara Candy Company in the ChicagoWest Business Park. In June 2020, Facebook announced the development of a 907,000 square foot, estimated $800 million data center project along the

A-3-44

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

I-88 corridor in DeKalb. According to the appraisals, the project is estimated to provide 100 permanent jobs and hundreds of construction jobs to the DeKalb area.

DeKalb is best known as the home of Northern Illinois University (“NIU”), the primary economic driver of the county. NIU employs roughly 8,000 people including nearly 3,344 faculty members. According to the appraisals, it is estimated that the university’s impact on the area contributes $385 million to the local economy and accounts for over 17% of all the wages in DeKalb County. NIU is a teaching and research institution with an enrollment of approximately 18,000 students. The university is composed of seven degree-granting colleges, which offer 52 undergraduate majors and 74 graduate programs, including 10 PhD programs, doctoral degrees in Education and the Juris Doctorate (law degree).

The DeKalb Market Square is one of the primary retail centers surrounding the Mason Multifamily Portfolio Properties. The 360,000 square foot center is home to a Wal-Mart Supercenter and Lowes Home Improvement store. Northland Plaza, another major retail center in the market, is comprised of 300,000 square feet and is anchored by national retailers such as Bed Bath & Beyond, Hobby Lobby, Ross Dress for Less, Planet Fitness, PetSmart, and Aldi.

According to the appraisals, as of the first quarter of 2021, the Far Northwest Chicago Suburbs submarket had an inventory of approximately 29,761 units, a vacancy rate of approximately 3.8% and effective rents of $1,228 per unit per month. According to a third party market research report, the Mason Multifamily Portfolio Properties are classified as 2 star with a DeKalb multifamily submarket vacancy of 7.4% and no new supply. The sales comparables for the last 12 months reported an average vacancy of 6.7%. Since 2014, occupancy at the Mason Multifamily Portfolio Properties ranged from 91.7% to 98.7%, with an average occupancy of 95.8%.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Mason Multifamily Portfolio Properties:

Multifamily Market Rent Summary(1)

Property	Units	Avg. Size (SF)	Avg. Monthly In-Place Rent per Unit(2)	Avg. Monthly In-Place Rent PSF(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
University Heights	171	628	$671	$1.13	$689	$1.10
Ashbury Court	144	716	$724	$1.05	$735	$1.03
James Court	96	705	$775	$1.10	$778	$1.10
Old Orchard	36	1,792	$1,174	$0.66	$1,151	$0.64
Ashbury East	60	695	$787	$1.15	$783	$1.13
Colonial West	40	1,100	$878	$0.80	$900	$0.82
Colonial East	38	1,071	$883	$0.84	$892	$0.83
Cardinal Apartments	41	605	$724	$1.23	$726	$1.20
Total/Wtd. Avg.	626	789	$771	$1.05	$779	$1.03
(1)	Information obtained from the underwritten rent rolls.

(2)	Excludes vacant space.

(3)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – The Mason Multifamily Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $377,927 and ongoing monthly tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $67,487).

Insurance – The Mason Multifamily Portfolio Borrower is not required to make monthly escrow deposits for insurance premiums as long as the Mason Multifamily Portfolio Borrower maintains a blanket policy acceptable to the lender. If such condition is not satisfied, the Mason Multifamily Portfolio Borrower is required to make monthly deposits into an insurance reserve equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserves – The Mason Multifamily Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $19,303, subject to a cap of $694,908. However, in lieu of the Mason Multifamily Portfolio Borrower depositing the monthly amount, the Mason Multifamily Portfolio Borrower has an option to deposit a letter of credit in an amount equal to the cap of $694,908.

Immediate Repairs – The Mason Multifamily Portfolio Mortgage Loan documents require an upfront immediate repairs reserve of $44,500.

Radon Reserve –The Mason Multifamily Portfolio Mortgage Loan documents require an upfront reserve of $5,000 with respect to radon testing and any necessary radon work at the Ashbury East property.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Mason Multifamily Portfolio Borrower is required to establish a lender-controlled lockbox account and the Mason Multifamily Portfolio

A-3-45

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

Borrower and property manager are required to deposit all rents into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Mason Multifamily Portfolio Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Mason Multifamily Portfolio Mortgage Loan, operating expenses and cash management bank fees) is required to be applied as follows: (a) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (b) if no Cash Sweep Trigger Event has occurred and is continuing, to the Mason Multifamily Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or the property manager;

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.25x; or

(iv)	the indictment for fraud or misappropriation of funds of the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to any of the Mason Multifamily Portfolio Properties), or any director or officer of the aforementioned.

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged or dismissed within 45 days for the Mason Multifamily Portfolio Borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the Mason Multifamily Portfolio Borrower’s, the guarantors’ or the key principal’s monetary obligations, or materially and adversely affect the guarantors’, the key principal’s or the property manager’s ability to carry out their obligations under the Mason Multifamily Portfolio Mortgage Loan documents, as applicable;

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.30x for two consecutive calendar quarters; or

●	with regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Mason Multifamily Portfolio Mortgage Loan documents.

A “Cash Sweep Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Mason Multifamily Portfolio Borrower, the guarantors, the key principal or the property manager; or

(iii)	the trailing 12-month period debt service coverage ratio falling below 1.20x.

A Cash Sweep Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the filing being discharged or dismissed within 45 days for the Mason Multifamily Portfolio Borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially increase the Mason Multifamily Portfolio Borrower’s, the guarantors’ or the key principal’s monetary obligations, or materially and adversely affect the guarantors’, the key principal’s or the property manager’s ability to carry out their obligations under the Mason Multifamily Portfolio Mortgage Loan documents, as applicable; or

●	with regard to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Property Management. The Mason Multifamily Portfolio Properties are self-managed by an affiliate of the borrower sponsors.

Partial Release. The Mason Multifamily Portfolio Borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance (or during the open period, prepayment) in an amount equal to 125% of the allocated loan amount, (ii) after giving effect to such release, the aggregate allocated loan amount with respect to all of the Mason Multifamily Portfolio Properties released will not exceed 25% of the original amount of the Mason Multifamily Portfolio Mortgage Loan, (iii) the debt service coverage ratio after the release is no less than the greater of (a) the debt service coverage ratio prior to the release and (b) the debt service coverage ratio at origination, (iv) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) the loan-to-value ratio at origination, (v) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) the debt yield at origination, (vi) after giving effect to such release, the percentage of units, in the aggregate, leased to students at the remaining Mason Multifamily Portfolio Properties will not be greater than the percentage of units, in the aggregate, leased to students at all of the individual Mason Multifamily Portfolio Properties as of the origination date and (vii) certain REMIC related conditions are satisfied.

A-3-46

	Loan #4	Cut-off Date Balance:	$37,000,000
Multifamily – Garden	Mason Multifamily Portfolio	Cut-off Date LTV:	71.6%
Property Addresses – DeKalb, IL 60115		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	9.2%

In addition, a partial release is permitted following a casualty or condemnation affecting an individual Mason Multifamily Portfolio Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Mason Multifamily Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Mason Multifamily Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Mason Multifamily Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-47

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

A-3-48

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

A-3-49

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Gramercy Plaza
2050 West 190th Street
Torrance, CA 90504
Los Angeles International Airport
Lennox
Inglewood
Downtown Los Angeles 11 miles
LOS ANGELES
El Segundo
Hawthorne
Hawthorne Municipal Airport
Willowbrook
Del Aire
Gardena
Compton
Lawndale
Alondra Park
El Camino College
Memorial Hospital of Gardena
Gardena Civic Center
Manhattan Beach
Hermosa Beach
South Bay Galleria
Columbia Regional Park
Honeywell Aerospace
Dignity Health Sports Park
Cal. State University - Dominguez Hills
Victoria Golf Course
LOS ANGELES COUNTY
Torrance
Redondo Beach
Pacific Ocean
Carson
Torrance Airport
Lomita
Wilmington
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
San Pedro
PORT OF LOS ANGELES
Terminal Island
Downtown Long Beach 3 miles
Harbor Fwy
San Diego Fwy
Gardena Fwy
Pacific Coast Hwy
Artesia Blvd
Redondo Beach Blvd
Rosecrans Ave
Marine Ave
Manhattan Beach Blvd
190th St
182nd St
Del Amo Blvd
Torrance Blvd
Carson St
Sepulveda Blvd
223rd St
235th St
Lomita Blvd
Palos Verdes Dr North
Western Ave
Normandie Ave
Vermont Ave
Crenshaw Blvd
Hawthorne Blvd
Van Ness Ave
El Segundo Blvd
135th St
120th St
Imperial Hwy
Torrance Memorial Medical Center
Harbor UCLA Medical Center
LA BioMed
South Bay Medical Center
Del Amo Center
Torrance Promenade
Porsche Experience Center
Carson Town Ctr.
Carson City Hall
SouthBay Pavilion
Redondo Beach State Park
Palos Verdes Golf Course
South Coast Botanic Garden
Rolling Hills Country Club
Los Angeles Harbor College
Kaiser Permanente South Bay Medical Center
VINCENT THOMAS BRIDGE
San Pedro Medical Center
Peck Park

A-3-50

No. 5 – Gramercy Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$27,200,000		Location:	Torrance, CA
	Cut-off Date Balance:	$27,200,000		Size:	157,008 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$173.24
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$173.24
	Borrower Sponsor:	Jeffrey Pori		Year Built/Renovated:	1991/2019
	Guarantor:	Jeffrey Pori		Title Vesting:	Fee
	Interest Rate:	3.2810%		Property Manager:	KB Property Advisors, LLC
	Note Date:	June 11, 2021		Current Occupancy (As of):	91.3% (6/4/2021)
	Seasoning:	1 month		2020 Occupancy(2):	87.3%
	Maturity Date:	June 11, 2031		2019 Occupancy(2):	70.9%
	IO Period:	120 months		2018 Occupancy(2):	23.7%
	Loan Term (Original):	120 months		2017 Occupancy(2):	94.8%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$45,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$286.61
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	April 26, 2021
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM 3/31/2021 NOI(4):	$1,964,759
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(4):	$1,402,476
				YE 2019 NOI(4):	$42,780
				YE 2018 NOI:	NAV
				U/W Revenues:	$4,906,130
				U/W Expenses:	$1,781,775
Escrows and Reserves(1)				U/W NOI(4):	$3,124,355
	Initial	Monthly	Cap	U/W NCF:	$3,067,832
Real Estate Taxes	$119,760	$29,940	NAP	U/W DSCR based on NOI/NCF:	3.45x / 3.39x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.5% / 11.3%
Replacement Reserve	$0	$4,710	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.5% / 11.3%
TI/LC Reserve	$4,000,000	Springing	NAP	Cut-off Date LTV Ratio:	60.4%
Rent Concession Reserve	$740,024	NAP	NAP	LTV Ratio at Maturity:	60.4%
Existing TI/LC Reserve	$105,255	NAP	NAP

Sources and Uses
Sources			Uses
Original loan amount	$27,200,000	52.8%	Purchase Price	$45,000,000	87.4%
Borrower Equity	24,304,144	47.2	Closing costs	1,539,105	3.0
			Reserves	4,965,039	9.6
Total Sources	$51,504,144	100.0%	Total Uses	$51,504,144	100.0%
(1)	See “Escrows” section below.

(2)	Represents annual occupancy for each year.

(3)	While the Gramercy Plaza Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Gramercy Plaza Mortgage Loan more severely than assumed in the underwriting of the Gramercy Plaza Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	The increase in net operating income from 2019 to 2020 is primarily driven by three new leases representing 49.2% of in-place underwritten base rent that began during the second half of 2019. The increase in net operating income from 2020 to TTM 3/31/2021 is primarily driven by two leases signed in 2021 representing 5.1% of in-place underwritten base rent. The increase from TTM 3/31/2021 net operating income to U/W net operating income is driven by one new lease representing 3.5% of in-place underwritten base rent, as well as the burn off of free rent for leases signed in 2020 and 2021, primarily U.S. Auto Parts Network, Inc. which represents 19.5% of the in-place underwritten base rent and began paying full rent in February 2021.

A-3-51

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “Gramercy Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 157,008 square foot office building located in Torrance, California (the “Gramercy Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is KB Gramercy Plaza, DST (the “Gramercy Plaza Borrower”), a Delaware statutory trust. The Gramercy Plaza Borrower has entered into a master lease with an affiliated master tenant with respect to the Gramercy Plaza Property. The master tenant is structured as a single purpose entity. The master tenant’s interest in the master lease and all rents are assigned to the lender and the borrower sponsor has a 100% ownership interest in the master tenant. The master lease is subordinate to the Gramercy Plaza Mortgage Loan. There is no income underwritten from the master lease as the Gramercy Plaza Property was underwritten to the underlying property income. The Gramercy Plaza Borrower is managed by an affiliated signatory trustee that is controlled by the guarantor. The signatory trustee and the master tenant have one independent director, which is the same for each. Legal counsel to the Gramercy Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Gramercy Plaza Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey Pori (the “Gramercy Plaza Guarantor”), the CEO of Kingsbarn Realty Capital, LLC. Kingsbarn Realty Capital, LLC is a real estate private equity firm focused on providing structured real estate investments to high-net-worth individuals, family trusts, foundations and institutional investors. The company has a current portfolio of approximately 88 assets throughout the United States. Jeffrey Pori reported a deed-in-lieu of foreclosure in 2007 and a personal bankruptcy in 2008. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The lender has the right to require the Gramercy Plaza Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) any event that causes the Gramercy Plaza Mortgage Loan signatory trustee to cease to be the signatory trustee of the Gramercy Plaza Borrower, (ii) any event resulting in the dissolution of the Gramercy Plaza Borrower, (iii) an event of default, (iv) the lender’s commercially reasonable determination that the Gramercy Plaza Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the Gramercy Plaza Property, (v) termination of the master lease, (vi) 90 days prior to the maturity date of the Gramercy Plaza Mortgage Loan, if an executed commitment from an institutional lender to refinance the Gramercy Plaza Mortgage Loan is not delivered to the lender, and (vii) Gramercy Plaza Borrower is prohibited by statutory trust law from satisfying or is otherwise unable to satisfy its obligations under the Gramercy Plaza Mortgage Loan documents.

The Property. The Gramercy Plaza Property comprises a 157,008 square foot, Class A, 4-story office property located in Torrance, California. Constructed in 1991 and renovated in 2019, the Gramercy Plaza Property is situated on a 5.5 acre site. There are 378 parking spaces in a parking structure and 147 surface parking spaces for a total of 525 spaces, representing a parking ratio of 3.34 per 1,000 square feet. The seller of the Gramercy Plaza Property bought the asset in 2018 for $26.2 million, when it was approximately 23.7% occupied and has completed approximately $5.9 million in upgrades to the mechanical systems, common areas, tenant spaces and fund tenant improvements. As of June 4, 2021, the Gramercy Plaza Property was 91.3% leased to 11 tenants, with the largest tenant making up 25.3% of the net rentable area and 27.5% of underwritten base rent.

Major Tenants.

CCH Incorporated (NR/Baa1/BBB+; F/M/S&P; 39,793 square feet; 25.3% of net rentable area; 27.5% of underwritten base rent; April 30, 2028 lease expiration) – CCH Incorporated was founded in 1913 and is a provider of software and information services for tax, accounting and audit work. Since 1995, it has been a subsidiary of Wolters Kluwer, which is the rated entity parent company. Wolters Kluwer is headquartered in the Netherlands and is a global provider of professional information software solutions and services for clinicians, nurses, accountants, lawyers, and the tax, finance, audit, and regulatory sectors. The company has customers in over 180 countries and employs approximately 19,000 people worldwide.

CCH Incorporated has been a tenant at the Gramercy Plaza Property since 2019. The tenant has 2, 5-year renewal options at fair market rent, with 10 months’ notice. In addition, the tenant may terminate Suite 112, representing 701 square feet, as of the end of the fourth lease year (8/31/2023), with no less than 6 months’ notice.

U.S. Auto Parts Network, Inc. (25,265 square feet; 16.1% of net rentable area; 19.5% of underwritten base rent; February 12, 2026 lease expiration) – U.S. Auto Parts Network, Inc. is an online provider of aftermarket auto parts and accessories. Through their website CarParts.com, the company offers a wide selection of new auto parts for car repair, maintenance and collision, with a catalog of over 1 million products. The company recorded $144.8 million in sales in the first quarter of 2021, which represented a 65% increase over first quarter of 2020. Adjusted EBITDA decreased from $4.3 million in the first quarter of 2020 to $3.6 million in the first quarter of 2021, reportedly due to the ramp up of a new distribution center in Texas, adverse weather, and investments in brand awareness that didn’t exist in the first quarter of 2020.

U.S. Auto Parts Network, Inc. has been a tenant at the Gramercy Plaza Property since 2020, and has one, 5-year renewal option at fair market rent with eight months’ notice. The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

Pioneer Electronics (USA) Inc. (24,652 square feet; 15.7% of net rentable area; 15.3% of underwritten base rent; December 31, 2022 lease expiration) – Pioneer Electronics (USA) Inc. (“Pioneer”) is under the larger Pioneer umbrella, which was founded in 1938. The company develops and manufactures electronics products for the car, home, and business markets.

A-3-52

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Pioneer has been a tenant at the Gramercy Plaza Property since 2018 and has two, 5-year extension options with 9 months’ notice. The rent for the first extension option will be 95% of the then-current fair market rent and rent for the second option will be then current fair market rent.

The following table presents certain information relating to the tenancy at the Gramercy Plaza Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants

CCH Incorporated	NR/Baa1/BBB+	39,793	25.3%	$33.12	$1,317,944	27.5%	4/30/2028	2-5yr	Y(3)

U.S. Auto Parts Network, Inc.	NR/NR/NR	25,265	16.1%	$36.96	$933,794	19.5%	2/12/2026	1-5yr	Y(4)
Pioneer Electronics (USA) Inc.	NR/NR/NR	24,652	15.7%	$29.76	$733,644	15.3%	12/31/2022	2-5yr	N
Sanrio, Inc	NR/NR/NR	21,268	13.5%	$33.74	$717,510	15.0%	4/30/2026	1-5yr	N

Total Major Tenants		110,978	70.7%	$33.37	$3,702,893	77.4%
Non-Major Tenant		32,325	20.6%	$33.46	$1,081,701	22.6%

Occupied Collateral		143,303	91.3%	$33.39	$4,784,593	100.0%

Vacant		13,705	8.7%

Collateral Total		157,008	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent shown above include rent steps through June 2022 totalling $169,495.

(3)	Tenant has the right to terminate Suite 112, representing 701 square feet, as of the end of the fourth lease year (8/31/2023), with no less than 6 months’ notice.

(4)	The tenant can terminate its lease, in whole or part, at any time after the 24th month of the renewal term, with 180 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Gramercy Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	1,175	0.7%	1,175	0.7%	$35,250	0.7%	$30.00
2022	2	26,406	16.8%	27,581	17.6%	$796,947	16.7%	$30.18
2023	1	1,297	0.8%	28,878	18.4%	$12,360	0.3%	$9.53
2024	0	0	0.0%	28,878	18.4%	$0	0.0%	$0.00
2025	0	0	0.0%	28,878	18.4%	$0	0.0%	$0.00
2026	4	59,914	38.2%	88,792	56.6%	$2,136,076	44.6%	$35.65
2027	2	14,718	9.4%	103,510	65.9%	$486,016	10.2%	$33.02
2028	2	39,793	25.3%	143,303	91.3%	$1,317,944	27.5%	$33.12
2029	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
2030	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
2031	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	143,303	91.3%	$0	0.0%	$0.00
Vacant		13,705	8.7%	157,008	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	157,008	100.0%			$4,784,593	100.0%	$33.39(3)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-53

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The following table presents historical occupancy percentages at the Gramercy Plaza Property:

Historical Occupancy(1)

2017	2018	2019	2020	6/4/2021(2)
94.8%	23.7%	70.9%	87.3%	91.3%

(1)	Historical Occupancy obtained from a third party research provider.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 21, 2021, the Gramercy Plaza Property is open and operating. Approximately 100.0% of tenants by underwritten base rent and 100.0% of tenants by net rentable area paid full rent in May and June. The first payment date for the Gramercy Plaza Mortgage Loan will be July 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Gramercy Plaza Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Base Rent	$1,441,141	$2,871,288	$3,427,104	$5,286,196(2)	97.3%	$33.67(2)
Grossed Up Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$1,441,141	$2,871,288	$3,427,104	$5,286,196	97.3%	$33.67
Total Recoveries	4,485	22,332	44,382	116,216	2.1	0.74
Other Income	0	21,516	24,564	24,564	0.5	0.16
Parking/Garage/Other	10,468	9,287	7,774	7,774	0.1	0.05
Net Rental Income	$1,456,094	$2,924,423	$3,503,824	$5,434,750	100.0%	$34.61
(Vacancy & Credit Loss)	0	0	0	(528,620)	(10.0)	(3.37)
Effective Gross Income	$1,456,094	$2,924,423	$3,503,824	$4,906,130	90.3%	$31.25

Real Estate Taxes	418,427	311,156	318,887	524,676	10.7	3.34
Insurance	55,445	72,222	70,683	27,184	0.6	0.17
Management Fee	52,867	86,860	107,652	147,184	3.0	0.94
Other Operating Expenses	886,576	1,051,709	1,041,843	1,082,732	22.1	6.90
Total Operating Expenses	$1,413,314	$1,521,947	$1,539,065	$1,781,775	36.3%	$11.35

Net Operating Income(3)	$42,780	$1,402,476	$1,964,759	$3,124,355	63.7%	$19.90
Replacement Reserves	0	0	0	56,523	1.2	0.36
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$42,780	$1,402,476	$1,964,759	$3,067,832	62.5%	$19.54

NOI DSCR	0.05x	1.55x	2.17x	3.45x
NCF DSCR	0.05x	1.55x	2.17x	3.39x
NOI Debt Yield	0.2%	5.2%	7.2%	11.5%
NCF Debt Yield	0.2%	5.2%	7.2%	11.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The Annual U/W Base Rent per SF and Annual U/W Base Rent includes rent steps through June 2022 totaling $169,495.

(3)	The increase in net operating income from 2019 to 2020 is primarily driven by three new leases representing 49.2% of in-place underwritten base rent that began during the second half of 2019. The increase in net operating income from 2020 to TTM 3/31/2021 is primarily driven by two leases signed in 2021 representing 5.1% of in-place underwritten base rent. The increase from TTM 3/31/2021 net operating income to U/W net operating income is driven by one new lease representing 3.5% of in-place underwritten base rent, as well as the burn off of free rent for leases signed in 2020 and 2021, primarily U.S. Auto Parts Network, Inc. which represents 19.5% of the in-place underwritten base rent and began paying full rent in February 2021.

Appraisal. The appraiser concluded to an “As-Is and Stabilized” market value of $45,000,000 as of April 26, 2021.

Environmental Matters. According to the Phase I environmental site assessment dated May 3, 2021, there are no Recognized, Controlled Recognized, or Historical Recognized Environmental Conditions at the Gramercy Plaza Property.

A-3-54

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Market Overview and Competition. The Gramercy Plaza Property is located in Torrance, California, approximately 16.4 miles south of downtown Los Angeles. Torrance is the second largest city in the South Bay area and located approximately 14.3 miles to the Port of Long Beach and 13.4 miles to the Port of Los Angeles. Additionally, it is located 9.6 miles to Los Angeles International Airport. The Gramercy Plaza Property has access throughout the region via I-405 and I-110, located approximately 0.4 miles and 2.0 miles to the Gramercy Plaza Property, respectively.

The Gramercy Plaza Property is located in the northeast section of Torrance in an area that is primarily industrial and office uses. The largest employers within the city include American Honda Motor Company, Robinson Helicopter Company, Honeywell Aerospace, and Lisi Aerospace. The Gramercy Plaza Property is located less than two miles south of the future Torrance Transit Park Ride Regional Terminal, which will eventually be the terminus of the Green Line, a light rail that connects Redondo Beach and Norwalk. The Transit Park is expected to include a 15,000 square foot building for retail, ticket sales, arrival information and security, as well as a 250-car parking lot, a drop off zone and bike storage. According to a third party research report, the estimated 2021 population within a two-and five-mile radius was approximately 70,168 and 643,573, respectively; and the estimated 2021 average household income within the same radii was approximately $104,496 and $109,713, respectively.

According to a third party market research report, the Gramercy Plaza Property is situated within the 190th Street Corridor office submarket of the greater Los Angeles Office Market. As June 17, 2021, the submarket reported a total inventory of approximately 5.2 million square feet with a 13.6% vacancy rate and averaging asking rent of $32.73 per square foot.

The appraiser identified nineteen competitive office buildings in the marketplace with direct rents ranging from $27.00 to $45.60 per square foot, full service gross, with an average of $34.69 per square foot. The appraiser concluded to a market rent of $36.60 per square foot, full service gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Gramercy Plaza Property:

Market Rent Summary(1)

	Office	Café Amenity
Market Rent (PSF)	$36.60	$12.00
Lease Term (Years)	7	7
Lease Type (Reimbursements)	FSG	MG
Rent Increase Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renew (PSF)	$35/$15	$10/$5
Free Rent (Months)	7	0
(1)	Information obtained from the appraisal.

A-3-55

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

The table below presents certain information relating to comparable sales pertaining to the Gramercy Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Gramercy Plaza (Subject) 2050 West 190th Street	Torrance, CA	1991/2019	91.3%(2)	157,008(2)	Jun-21	$45,000,000	$286.61
Pacific Gateway 19191 South Vermont Avenue	Torrance, CA	1982/2019(2)	89.5%(3)	237,145	Oct-20	$55,500,000	$234.03

Park Del Amo 2355-2377 Crenshaw Boulevard	Torrance, CA	1985/NAP	93.0%	204,468	May-20	$39,000,000	$190.74

2160 East Grand Avenue 2160 East Grand Avenue	El Segundo, CA	1999/NAP	0.0%	157,049	Nov-19	$63,500,000	$404.33

101 PCH 101 Pacific Coast Highway	El Segundo, CA	1984/2019	91.0%	206,024	Nov-19	$97,150,000	$471.55

The Hubb 100 West Broadway	Long Beach, CA	1986/2018	88.0%	210,428	Nov-18	$60,500,000	$287.51

Gateway Towers 970 & 990 West 190th Street	Torrance, CA	1984/NAP	89.0%	443,517	Oct-18	$106,500,000	$240.13
(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

(3)	Information obtained from a third party report.

The following table presents certain information relating to comparable office leases related to Gramercy Plaza Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Gramercy Plaza (subject) Torrance, CA	1991/2019	157,008(2)	91.3%(2)
Pacific Pointe 879 West 190th Street Gardena, CA	1988/2009	257,156	77.8%	NAV NAV	3,891 990	1Q2021 1Q2021	5.4 Yrs. 3.0 Yrs.	$31.80 $31.80	FSG FSG
The Enclave 970 West 190th Street 990 West 190th Street Torrance, CA	1984/NAP 1987/NAP	228,500 225,627	79.2% 98.1%	NAV NAV NAV	1,830 1,425 6,627	2Q2021 2Q2021 2Q2021	5.4 Yrs. 3.3 Yrs. 3.3 Yrs.	$38.40 $38.40 $37.20	FSG FSG FSG
South Bay Centre 1515 West 190th Street Gardena, CA	1984/NAP	210,919	89.8%	NAV	2,349	1Q2021	2.0 Yrs.	$37.80	FSG
Pacific Gateway 19191 South Vermont Avenue Torrance, CA	1982/2019(3)	237,145	89.5%(3)	NAV	5,681	2Q2021	1.0 Yrs.	$33.00	FSG
Waypoint 21041, 21061, 21081 South Western Avenue Torrance, CA	NAV	NAV	NAV	NAV	1,495	1Q2021	5.3 Yrs.	$30.60	FSG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

(3)	Information obtained from a third party report.

A-3-56

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

Escrows.

Real Estate Taxes - The Gramercy Plaza Mortgage Loan documents require an upfront real estate tax reserve of $119,760 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $29,940).

Insurance - The Gramercy Plaza Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the foregoing, the Gramercy Plaza Borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the Gramercy Plaza Borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the Gramercy Plaza Borrower provides the lender with paid receipts for the payment of the insurance premiums by no later than ten business days prior to the expiration dates of such policies.

Replacement Reserve - The Gramercy Plaza Mortgage Loan documents require ongoing monthly replacement reserves of $4,710. The lender may reassess its estimate no more than once per year and may require the Gramercy Plaza Borrower to increase the monthly deposits if the lender, in its reasonable discretion, determines it is necessary to maintain proper operation of the Gramercy Plaza Property.

TI/LC Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront general TI/LC reserve of $4,000,000 and, commencing on the monthly payment date occurring in July 2025, an ongoing monthly TI/LC reserve of $19,626 ($1.50 per square foot annually).

Rent Concession Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront reserve of $740,024 representing the amount of future rent credits or abatements under existing leases.

Existing TI/LC Reserve - The Gramercy Plaza Mortgage Loan documents require an upfront reserve of $105,255 representing the amount of tenant improvement obligations payable under the lease for AlphaTheta.

Lockbox and Cash Management. The Gramercy Plaza Mortgage Loan is structured with an in-place soft lockbox and the Gramercy Plaza Borrower is required to deposit all rents into the established deposit account. Upon the occurrence of a Cash Trap Event Period (as defined below), a cash management account will be established, into which all funds in the deposit account will be deposited. During the continuance of a Cash Trap Event Period, the lender will withdraw all funds from the cash management account and disburse in accordance with the cash management waterfall, with any excess funds held in an excess cash flow subaccount controlled by the lender and held as additional security for so long as the Cash Trap Event Period continues. Provided, however, that if the Cash Trap Event Period is caused solely by a Major Tenant Event Period (as defined below), then the excess cash flow sweep is capped at $40 per square foot of the applicable Major Tenant (as defined below) space.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Gramercy Plaza Mortgage Loan documents;

(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x, tested quarterly; or

(iii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters;

●	with regard to clause (iii), a Major Tenant Re-Tenanting Event (as defined below) has occurred

○	or with respect solely to clause (a) of the Major Tenant Event, the Major Tenant has resumed its normal business operations in its entire space and is paying full, unabated rent;

○	or with respect solely to clause (b) of the Major Tenant Event, the Major Tenant bankruptcy or insolvency proceeding has terminated and the Major Tenant lease has been affirmed, both on terms satisfactory to the lender; or

○	or with respect solely to clause (c) of the Major Tenant Event, the Major Tenant renews or extends the term of its lease pursuant to the terms in its lease or otherwise on terms acceptable to the lender.

A “Major Tenant Event” means (a) the Major Tenant (as defined below) goes dark, vacates or otherwise fails to continuously occupy its entire space, (b) the Major Tenant files bankruptcy or otherwise becomes involved as a debtor in a bankruptcy proceeding, or (c) the Major Tenant fails to renew or extend its lease, pursuant to the terms in its lease, or otherwise on terms acceptable to the lender, on or prior to the earlier of (i) nine months prior to the lease expiration and (ii) the deadline under the Major Tenant lease.

A “Major Tenant” means the tenant known as CCH Incorporated, and any replacement tenant that enters into a lease (a) including leases with affiliates, for 15% or more of the gross leasable area of the Gramercy Plaza Property, (b) which contains any option, offer,

A-3-57

Office – Suburban	Loan #5	Cut-off Date Balance:	$27,200,000
2050 West 190th Street	Gramercy Plaza	Cut-off Date LTV:	60.4%
Torrance, CA 90504		U/W NCF DSCR:	3.39x
		U/W NOI Debt Yield:	11.5%

right of first refusal, or entitlement to acquire all or any portion of the Gramercy Plaza Property, and (c) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (a) and/or (b).

A “Major Tenant Re-Tenanting Event” means the lender has received satisfactory evidence that the entire Major Tenant space has been leased to one or more satisfactory replacement tenants, on terms satisfactory to the lender, and the tenant(s) has taken occupancy, is operating, all tenant improvement costs and leasing commissions have been paid, or reserved for, and the tenant has commenced paying full, unabated rent.

Property Management. The Gramercy Plaza Property is managed by KB Property Advisors, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In connection with the acquisition of the Gramercy Plaza Property, additional funding was contributed to the Gramercy Plaza Borrower by the direct owner of the Delaware statutory trust depositor, which pledged its interest in such depositor to Crayhill Capital Management as security for the $19.4 million funding.  Such funding is expressly subordinated to the Gramercy Plaza Mortgage Loan, and the lender may not exercise any remedy that results in control of the Gramercy Plaza Borrower, master tenant, or signatory trustee. See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The Gramercy Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Gramercy Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Gramercy Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. Not required.

A-3-58

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A-3-59

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

SUPER

* SuperTarget represents a non-collateral shadow anchor

FedEx Office

FIVE GUYS

URGENT CARE

FAMOUS

maurices

A-3-60

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

A-3-61

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

Bell Towne Centre
16842 North 7th Street
Phoenix, AZ 85022
PHOENIX
Glendale
Deer Valley
Desert Ridge
Paradise Valley
Sunnyslope
MARICOPA COUNTY
North Mountain Park
PHOENIX MTS. PRESERVE AND RECREATION AREA
Lookout Mtn. Preserve
Deer Valley Municipal Airport
Thunderbird Conservation Park
The 500 Club at Adobe Dam
Adobe Mtn. Train Museum
Deer Valley Petroglyph Preserve
USAA
Shops at Norterra
Happy Valley Towne Center
Happy Valley Rd
Pinnacle Peak Rd
Deer Valley Rd
Union Hills Dr
Bell Rd
Greenway Rd
Greenway Pkwy
Thunderbird Rd
Cactus Rd
Peoria Ave
Dunlap Ave
Hatcher Rd
Northern Ave
Sweetwater Ave
Shea Blvd
N. 51st Ave
N. 43rd Ave
N. 35th Ave
N. 23rd Ave
N. 19th Ave
N. 7th Ave
N. Central Ave
N. 7th St
N. 24th St
N. 32nd St
Cave Creek Rd
Black Canyon Frwy
Agua Fria Frwy
Pima Frwy
Piestewa Frwy
17
101
51
Honeywell Aerospace
Albertsons & Safeway Corp. Office
Deer Valley Towne Ctr.
HonorHealth Deer Valley Medical Ctr.
PetSmart Corp. Office
Midwestern University
East Reach Sports Complex
Paradise Valley Community College
Plaza de Campana
Paradise Valley Hospital
Greenway Park Plaza
Fountain Square
Turf Paradise
Bell Canyon Pavilions
Arizona Christian University
Cave Creek GC
Moon Valley Country Club
Metro North Corporate Park
Banner Thunderbird Medical Center
Arizona State University - West Campus
Metro Square
Cognizant Technology Solutions
Rose Mofford Sports Complex
UEI College-Phoenix
HonorHealth John C. Lincoln Medical Center
Blue Cross Blue Shield of Arizona
Northern Crossing
Paradise Hills Shopping Center
Downtown Phoenix 8 miles
Phoenix Sky Harbor Intl. Airport 12 miles
Peoria
Scottsdale
Avondale
Mesa
Tempe
Gilbert
Chandler
Tolleson
Laveen
Komatke
El Mirage
Sun City
Maryvale
MC DOWELL MTS.
SOUTH MTS.
MARICOPA COUNTY
PINAL COUNTY
Sun Lakes

A-3-62

No. 6 – Bell Towne Centre

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Shadow Anchored
	Original Principal Balance:	$26,600,000		Location:	Phoenix, AZ
	Cut-off Date Balance:	$26,600,000		Size:	130,713 SF
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per SF:	$203.50
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$164.46
	Borrower Sponsor:	Nexus Development Corporation/Central Division		Year Built/Renovated:	1988/NAP
	Guarantor:	Curtis R. Olson		Title Vesting:	Fee
	Interest Rate:	3.5210%		Property Manager:	Nexus Development Corporation/Central Division
	Note Date:	November 24, 2020		Current Occupancy (As of):	90.3% (5/25/2021)
	Seasoning:	7 months		YE 2020 Occupancy:	90.3%
	Maturity Date:	December 6, 2030		YE 2019 Occupancy:	93.0%
	IO Period:	12 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$42,500,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$325.14
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraisal Valuation Date:	October 28, 2020
	Call Protection:	L(31),D(85),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt:	None		TTM NOI (2/28/2021):	$3,028,389
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$2,942,060
				YE 2019 NOI:	$3,116,915
				YE 2018 NOI:	$3,117,461
				U/W Revenues:	$4,064,272
				U/W Expenses:	$1,082,055
Escrows and Reserves				U/W NOI:	$2,982,217
	Initial	Monthly	Cap	U/W NCF:	$2,719,483
Taxes	$81,102	$27,034	NAP	U/W DSCR based on NOI/NCF:	2.08x / 1.89x
Insurance	$42,391	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.2% / 10.2%
Replacement Reserve	$0	$2,832	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.9% / 12.7%
Rollover Reserve	$750,000	$19,062	$1,500,000(2)	Cut-off Date LTV Ratio:	62.6%
				LTV Ratio at Maturity:	50.6%

Sources and Uses
Sources			Uses
Original loan amount	$26,600,000	100.0%	Loan Payoff	$21,514,966	80.9%
			Reserves	873,493	3.3
			Closing Costs	386,139	1.5
			Return of Equity(3)	3,825,402	14.4
Total Sources	$26,600,000	100.0%	Total Uses	$26,600,000	100.0%
(1)	While the Bell Towne Centre Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Bell Towne Centre Mortgage Loan more severely than assumed in the underwriting of the Bell Towne Centre Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	From and after January 1, 2026, the amount on deposit in the Rollover Reserve Fund will be capped at $1,000,000 in the aggregate.

(3)	The Bell Towne Centre Borrower Sponsor (as defined below) has $15.9 million of implied equity remaining in the Bell Towne Centre Property based on the as-is appraised value of $42,500,000.

The Mortgage Loan. The mortgage loan (the “Bell Towne Centre Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 130,713 square foot SuperTarget shadow anchored retail center located in Phoenix, Arizona (the “Bell Towne Centre Property”).

The Borrower and Borrower Sponsor. The borrower is CRO BTC Phoenix Associates, LLC, (the “Bell Towne Centre Borrower”), organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the Bell Towne Centre Borrower delivered a non-consolidation opinion in connection with the origination of the Bell Towne Centre Mortgage Loan. The borrower sponsor of the Bell Towne Centre Mortgage Loan is Nexus Development Corporation/Central Division (the “Bell Towne Centre Borrower Sponsor”). The non-recourse carve-out guarantor of the Bell Towne Centre Mortgage Loan

A-3-63

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

is Curtis R. Olson. Mr. Olson is the principal investor, Chairman, and CEO of the Bell Towne Centre Borrower Sponsor. As the non-recourse carve-out guarantor, Mr. Olson is required to maintain a net worth of $20,000,000 or greater and liquid assets of $5,000,000 or greater.

Nexus Development Corporation is a full-service real estate development firm founded in 1981 with offices in Santa Ana, CA and Phoenix, AZ. Nexus Development Corporation develops and constructs all major types of projects, including large, suburban office buildings, power-center/neighborhood retail centers, industrial, hotels, senior living, mini-storage facilities, high density multi-family residential (condominium and rental), and other mixed-use projects. The company’s real estate portfolio includes over 2.0 million SF of Class-A office space, more than 750 residential units in high-rise condominium towers, single-family homes, low-rise condominiums, and market-rate apartments, over 1.0 million SF of retail projects, over 1.0 million SF of industrial/R&D projects, over 200,000 SF of mini-storage projects.

The Property. The Bell Towne Centre Property is a 130,713 square foot shadow anchored retail center, located at the southwest corner of Bell Road and N. 3rd Street in Phoenix, Arizona. The Bell Towne Centre Property is 90.3% leased as of May 2021 to a diverse mix of national and regional tenants including Bank of America (5,400 square feet, 8.7% underwritten base rent), Verizon Wireless (3,115 square feet, 3.7% underwritten base rent), Cox Enterprises, Inc. (4,161 square feet, 5.0% underwritten base rent), FedEx Kinko’s (6,845 square feet, 4.4% underwritten base rent), Chipotle Mexican Grill, Inc. (2,470 square feet, 3.3% underwritten base rent), and OneMain Financial (1,955 square feet, 2.1% underwritten base rent).

The tenancy at the Bell Towne Centre Property is granular with 40 distinct tenants with no single tenant comprising more than 8.7% of base rent and 6.7% of net rentable area. Year end 2019 comparable sales totaled $22.5 million ($321 per square foot) at an occupancy cost of 7.6%. Year end 2020 comparable sales totaled $19.1 million ($272 per square foot) at an occupancy cost of 9.1%.

The Bell Towne Centre Property is part of a 308,272 square foot regional shopping center shadow-anchored by a 177,562 square foot SuperTarget (which is not part of the Bell Towne Centre Mortgage Loan collateral), which is the only SuperTarget in the northern valley, with the next-closest location more than 11 miles south. The SuperTarget serves as a draw for the Bell Towne Centre Property, and also pays a portion of the NNN operating expenses for the Bell Towne Centre Property. Built in 1988, the Bell Towne Centre Property is situated on a 14.8-acre site. The Bell Towne Centre Property offers 1,352 surface parking spaces (4.4 cars / 1,000 square feet including the SuperTarget GLA).

The Bell Towne Centre Property is located between Bell Road and West Greenway Parkway, two major east-west arterials that serve the north Phoenix area. Bell Road and N. 3rd Street is a highly trafficked intersection featuring multiple direct access points and frontage to the Bell Towne Centre Property. Bell Road, the primary retail corridor in the submarket, serves as a major east-west arterial, providing transportation for approximately 35,000 vehicles per day. The Bell Towne Centre Property’s eastern boundary E. Greenway Parkway, is also a highly utilized arterial, serving approximately 34,000 vehicles per day. Additionally, the Bell Towne Centre Property is located less than 3.0 miles from Interstate 17 (Black Canyon Freeway) and less than 2.0 miles from Arizona State Route 101 (Agua Fria Freeway/Loop 101), two of Phoenix’s largest freeways. Direct access to both Interstate 17 and Loop 101 is provided via Bell Road and N. 7th Street (serving approximately 36,000 vehicles per day). The Bell Towne Centre Property’s central location in the market is a distinguishing feature compared to other retail centers in the area.

The Bell Towne Centre Property is also adjacent to the Bell Towne Plaza, a 225,906 square foot community shopping center anchored by Sprouts Farmers Market, LA Fitness, and OfficeMax. Both the Bell Towne Centre Property and the adjacent Bell Towne Plaza are owned and managed by the Bell Towne Centre Borrower Sponsor.

Major Tenants.

Largest Tenant by square feet: Royal Dance Works, Inc.(8,796 square feet; 6.7% of net rentable area; 4.2% underwritten base rent; December 2030 lease expiration) is a dance studio in Phoenix with dance classes for children, teens, and adults from beginner to professional levels.

2nd Largest Tenant by square feet: Brown Group Retail, LLC, dba Famous Footwear (7,678 square feet; 5.9% of net rentable area; 5.2% underwritten base rent; October 2022 lease expiration) is a family footwear destination in the United States and Canada, dealing in branded footwear, generally at prices discounted from manufacturer’s suggested prices. Famous Footwear is part of Caleres Inc., a diverse portfolio of global footwear brands. Brown Group has been at the Bell Towne Centre Property since June 2007, with its current lease expiring in 2022. Brown Group’s lease has one, 5-year renewal option remaining.

3rd Largest Tenant by square feet: FedEx Kinko’s (6,845 square feet; 5.2% of net rentable area; 4.4% underwritten base rent; January 2028 lease expiration) is an American multinational delivery services company specializing in air delivery, ground delivery, freight delivery, supply chain management, office services, and various other services across multiple subsidiaries.

COVID-19 Update. As of July 1, 2021, the Bell Towne Centre Property is open and operating. From October 2020 through June 2021 rental collections averaged 98%. The Bell Towne Centre Borrower amended or renewed 11 leases totaling 28,536 square feet. 14 tenants received some form of abated rent and most have either repaid a portion of that, executed a new lease incorporating any unpaid back rent and/or agreed to pay back unpaid rent over equal monthly installments. As of July 1, 2021, all tenants are current on rent with the exception of Sylvan Learning (1.6% of net rentable area), which has been making partial rent payments, however, has been underwritten as vacant.

A-3-64

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the tenancy at the Bell Towne Centre Property:

Major Tenants

Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option
Major Tenants
Royal Dance Works, Inc.	NR/NR/NR	8,796	6.7%	$14.60	$128,422	4.2%	12/31/2030	N/A	N
Famous Footwear	B1/B+/BB+	7,678	5.9%	$21.00	$161,238	5.2%	10/31/2022	1 5-year	N
FedEx Kinko’s	Baa2/BBB/NR	6,845	5.2%	$19.84	$135,811	4.4%	1/31/2028	N/A	N
Chili’s Grill & Bar	B1/BB-/NR	6,341	4.9%	$35.48	$225,000	7.3%	1/24/2023	1 5-year	N
Bank of America	A2/A-/AA-	5,400	4.1%	$49.78	$268,800	8.7%	11/30/2022	1 5-year	N
Total Major Tenants		35,060	26.8%	$26.22	$919,271	29.9%

Non-Major Tenants		82,994	63.5%	$26.03	$2,159,976	70.1%

Occupied Collateral Total		118,054	90.3%	$26.08	$3,079,246	100.0%

Vacant Space		12,659	9.7%

Collateral Total		130,713	100.0%
Non-collateral Anchor
Target Corporation	A2/A/A	177,562

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to tenant sales at the Bell Towne Centre Property:

Tenant Sales (PSF)(1)(2)

Tenant Name	% of Total Annual U/W Base Rent	2018	2019	2019 Occupancy Cost	2020	March 2021 TTM	March 2021 TTM Occupancy Cost
Chili’s Grill & Bar	7.3%	$485	$513	6.90%	$225	NAV	NAV
Panera	7.0%	$504	$519	7.50%	$456	$460	9.2%
Famous Footwear	5.2%	$215	$227	9.30%	$198	$217	10.4%
Royal Dance Works, Inc.	4.2%	$89	$90	15.30%	$72	NAV	NAV
Five Guys Operations, LLC	4.0%	$510	$501	8.80%	$558	$593	10.7%
Zaytuni, Llc D/B/A Us Egg	2.9%	$313	$361	4.60%	$296	NAV	NAV
Maurices #2247	2.6%	$115	$121	17.40%	$74	$76	16.5%
Einstein Brothers Bagels	2.1%	$444	$427	6.30%	$381	$385	8.2%
Autonomis, Llc Dba Hallmark	1.7%	$164	$166	7.80%	$158	NAV	NAV
Rue21	1.5%	$147	$142	7.10%	$125	$138	10.5%

(1)	March TTM sales periods vary on a tenant by tenant basis.

(2)	March TTM sales are considered non-comp as they do not represent a full 12-months of sales history due to government mandated lockdowns.

A-3-65

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the Bell Towne Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	8	24,919	19.1%	24,919	19.1%	$708,547	23.0%	$28.43
2023	8	28,024	21.4%	52,943	40.5%	$655,838	21.3%	$23.40
2024	5	12,120	9.3%	65,063	49.8%	$482,087	15.7%	$39.78
2025	6	15,155	11.6%	80,218	61.4%	$437,395	14.2%	$28.86
2026	4	8,220	6.3%	88,438	67.7%	$197,048	6.4%	$23.97
2027	3	5,320	4.1%	93,758	71.7%	$164,874	5.4%	$30.99
2028	2	9,515	7.3%	103,273	79.0%	$182,536	5.9%	$19.18
2029	0	0	0.0%	103,273	79.0%	$0	0.0%	$0.00
2030	2	11,296	8.6%	114,569	87.6%	$250,922	8.1%	$22.21
2031	0	0	0.0%	114,569	87.6%	$0	0.0%	$0.00
Thereafter	1	1,385	1.1%	115,954	88.7%	$0	0.0%	$0.00
Vacant(3)	0	14,759	11.3%	130,713	100.0%	$0	0.0%	$0.00
Total/Weighted Average	39	130,713	100.0%			$3,079,246	100.0%	$26.56(4)

(1)	Information obtained from the underwritten rent roll dated May 25, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Vacant includes 2,100 SF occupied by Sylvan Learning (1.6% of net rentable area), which has been making partial rent payments, however, has been underwritten as vacant. The Bell Towne Center Property is 90.3% leased and excluding Sylvan Learning economic occupancy is 88.7%.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bell Towne Centre Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/25/2021(2)
96.1%	93.0%	90.3%	90.3%
(1)	Information obtained from The Bell Towne Centre Borrower.

(2)	Information obtained from the underwritten rent roll dated May 25, 2021.

A-3-66

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bell Towne Centre Property:

Cash Flow Analysis

	2018	2019	2020	2/28/2021 TTM	U/W(1)	%(2)	U/W $ PSF
Base Rental Income	$3,205,077	$3,270,456	$3,067,382	$3,120,903	$3,083,183	67.7%	$23.59
Rent Steps	0	0	0	0	37,062	0.8	0.28
Grossed Up Vacant Space	0	0	0	0	493,156	10.8	3.77
Gross Potential Rent	$3,205,077	$3,270,456	$3,067,382	$3,120,903	$3,613,401	79.3%	$27.64
Other Income	125,188	102,568	50,273	51,737	51,737	1.1	0.40
Recoveries	962,600	916,663	892,290	941,672	892,290	19.6	6.83
Net Rental Income	$4,292,865	$4,289,687	$4,009,945	$4,114,312	$4,557,428	100.0%	$34.87
(Vacancy & Credit Loss)	0	0	0	0	(493,156)	(13.6)	(3.77)
Effective Gross Income	$4,292,865	$4,289,687	$4,009,945	$4,114,312	$4,064,272	89.2%	31.09

Taxes	349,985	354,489	318,869	313,681	319,954	7.9	2.45
Insurance	38,829	38,964	41,228	34,351	42,391	1.0	0.32
Other Operating Expenses	786,590	779,318	707,788	737,892	719,710	17.7	5.51
Total Operating Expenses	$1,175,404	$1,172,772	$1,067,885	$1,085,923	$1,082,055	26.6%	$8.28

Net Operating Income	$3,117,461	$3,116,915	$2,942,060	$3,028,389	$2,982,217	73.4%	$22.81
TI/LC	0	0	0	0	228,748	5.6	1.75
Capital Expenditures	0	0	0	0	33,985	0.8	0.26
Net Cash Flow	$3,117,461	$3,116,915	$2,942,060	$3,028,389	$2,719,483	66.9%	$20.80

NOI DSCR	2.17x	2.17x	2.05x	2.11x	2.08x
NCF DSCR	2.17x	2.17x	2.05x	2.11x	1.89x
NOI Debt Yield	11.7%	11.7%	11.1%	11.4%	11.2%
NCF Debt Yield	11.7%	11.7%	11.1%	11.4%	10.2%
(1)	Rent Steps taken through May 31, 2022.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of

Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 10.9%. The Bell Towne Centre Property was 90.3% leased as of May 25, 2021.

(4)	Other Income includes Sign Rent, Rental Tax, Other Rental/Storage Income, Other Monthly Charges, Termination Fees, Late Fees, and other miscellaneous revenues.

Appraisal. As of the appraisal valuation date of October 28, 2020, the Bell Towne Centre Property had an “as-is” appraised value of $42,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 9, 2020, there was evidence of one recognized environmental condition at the Bell Towne Centre Property. An environmental liability insurance policy in the amount of $1,000,000 per incident and in the aggregate was obtained to address the recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Bell Towne Centre Property is located in the North Bell Road market of Phoenix, Arizona. Phoenix is the capital and most-populous city in Arizona, and the fifth most populous city in the United States. Phoenix is the anchor of the Phoenix metropolitan area, also known as the Valley of the Sun, which in turn is part of the Salt River Valley.

Phoenix is the 11th-largest metro and the second-fastest growing metropolitan statistical area in the nation, adding more than 96,000 residents in 2018. During the same period, metro Phoenix ranked second for net migration, attracting 72,900 new people, for an average of 200 people moving to Phoenix daily. Axiometrics forecasts an approximate 2.0% annual increase in new multi-family inventory through 2023, while occupancy rates are projected to maintain a stabilized rate near 95%, as net absorption is projected to be positive each year through 2023. Effective rental rates are projected to increase by 3.8% per annum through 2023. Moody’s Analytics’ most recent projections estimate a net total loss of 97,600 jobs this year within metropolitan Phoenix resulting from the COVID-19 pandemic.

Net migration and the presence of large educational institutions and colleges are growing the local labor pool. Metro Phoenix is home to the largest public and private universities in the country: Arizona State University (ASU) and Grand Canyon University (GCU). ASU enrollment surpassed 111,000 students in fall 2018, spread across five campuses and the ASU Skysong Innovation Center. Recent job announcements by Intel, Allstate, Deloitte, Mayo Clinic, Nikola Motor Company, Fox Corporation, Wells Fargo, Infosys, and USAA have contributed to thousands of jobs in the metro.

The market has become a hub for financial services. State Farm selected Tempe for its 2.1 million square foot campus in 2015, which is expected to house up to 8,000 employees. Following State Farm’s lead, insurance and financial services companies have increased their footprints across the Valley, including sizable expansions by Farmers, Voya, Allstate, Freedom Financial, Bank of the West, and Nationwide. Greater Phoenix is also one of the most rapidly expanding high-tech job markets in the nation. Phoenix ranked in the top 20 for high tech employment growth in CBRE’s 2019 Scoring Tech Talent report. With more than 85,060 high-tech employees, metro

A-3-67

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

employment has grown 12.3% over a five-year period. Microsoft, Google, and Apple have all invested in building data centers in various parts of the metro.

The Bell Towne Centre Property is located in an established northeast Phoenix neighborhood. The subject neighborhood contains a variety of residential uses including single-family housing, multi-story apartment complexes and mobile home parks. Bell Road serves as a primary commercial corridor for the northeast valley. Day to day shopping needs are served by existing commercial development mainly consisting of neighborhood shopping centers, strip retail centers and gas station/convenience stores.

Submarket Information – According to the appraisal, the Bell Towne Centre Property is situated in the North Bell Road retail submarket, which contained approximately 16.0 million square feet of retail space as of the second quarter of 2020. The North Bell Road retail submarket reported a vacancy rate of 6.6% with an average asking rental rate of $16.60 per square foot.

According to a third-party market report, the Bell Towne Centre Property is situated in the East Phoenix retail submarket. As of May 2021, the East Phoenix retail submarket reported an inventory of 8.9 million square feet, or 3.8% of the metro’s total inventory of retail space. Construction has returned to East Phoenix after limited net new supply over the past few years.

During May 2021, the submarket’s asking rent increased to $17.04 per square foot, up 1.1% from year end 2020. Over the past twelve months, asking rents have increased a total of 1.6%.

Over the last 12 months, submarket absorption totaled 48,200 square feet, 15% lower than the average annual absorption rate of 56,802 square feet recorded since the beginning of 2009. The submarket’s average vacancy rate drifted upward by 10 basis points during May 2021 to 6.8%, which is 3.8% lower than the long-term average, and 0.9% lower than the current metro average. The submarket vacancy rate is expected to finish 2021 at 6.5% and is expected to remain the same by year end 2022.

Appraiser’s Comp Set – The appraiser identified four comparable anchored multi-tenant retail centers within the Bell Towne Centre Property’s immediate market area. The appraiser concluded a market rent of $28.00 per square foot for the shop spaces, $18.00 per square foot for the low visibility shop spaces, $18.00 per square foot for the large shop spaces, $43.00 per square foot for the high visibility/pad shop spaces, $35.00 per square foot for the restaurant ground leased spaces, and $50.00 per square foot for the bank branch ground leased space at the Bell Towne Centre Property.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bell Towne Centre Property:

Market Rent Summary(1)

	Shop	Low Visibility Shop Space	High Visibility Retail	Large Shop Space	GL Pad - Restaurant	GL Pad - Bank
Market Rent (PSF)	$28.00	$18.00	$43.00	$18.00	$35.00	$50.00
Lease Term (Years)	5	5	10	10	20	20
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.00%	3.00%	3.00%	3.00%	10.00%/5 Yrs	10.00%/5 Yrs

(1)   Information obtained from the appraisal.

Comparable Property Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Shoppes at Legacy House	Mesa, AZ	54,160	Jul-20	$9,000,000	$166.17
Paradise Point	Phoenix, AZ	54,430	Feb-20	$13,400,000	$246.19
Cactus Village	Phoenix, AZ	60,363	Feb-20	$9,600,000	$159.04
Crossroads at Tolleson	Tolleson, AZ	98,598	Jan-20	$24,500,000	$248.48
Sun City Promenade	Sun City, AZ	70,035	Dec-19	$12,300,000	$175.63
The Shops at Gainey Village	Scottsdale, AZ	138,444	Dec-19	$69,665,350	$503.20
Mountain Vista Plaza	Surprise, AZ	64,193	Nov-19	$14,125,000	$220.04
(1)	Information obtained from the appraisal.

A-3-68

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to four comparable leases to those at the Bell Towne Centre Property:

Comparable Properties(1)

Property Name/Location	Year Built	Total GLA (SF)	Distance from Subject	Inline Occupancy	Overall Occupancy
Bell Towne Plaza 245 East Bell Road Phoenix, AZ 85022	1988	225,906	0.2 miles	98%	78%

Covington Plaza 731 East Union Hills Drive Phoenix, AZ 85024	1988	105,574	1.0 miles	62%	82%

Fountain Square 310-630 East Bell Road Phoenix, AZ 85022	1986	168,644	0.2 miles	78%	87%

Moon Valley Town Center 707-875 East Bell Road Phoenix, AZ 85022	1988	106,571	0.3 miles	95%	99%
(1)	Information obtained from the appraisal.

Escrows. Real Estate Taxes – The Bell Towne Centre Mortgage Loan documents require an upfront real estate tax reserve of $81,102 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $27,034).

Insurance – The Bell Towne Centre Mortgage Loan documents require an upfront insurance reserve of $42,391 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $42,391). The Bell Towne Centre Borrower is not required to make the deposit for insurance premiums as set forth above provided that (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies maintained by the Bell Towne Centre Borrower covering the Bell Towne Centre Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the Bell Towne Centre Borrower provides the lender evidence of renewal of such policies.

Replacement Reserve – The Bell Towne Centre Mortgage Loan documents require ongoing monthly replacement reserves of $2,832 ($0.26 per square foot annually).

Rollover Reserve – The Bell Towne Centre Mortgage Loan documents require upfront rollover reserves of $750,000 and ongoing monthly rollover reserves of $19,062 ($1.75 per square foot annually). The aggregate amount on deposit in the Rollover Reserve Fund is capped at (i) $1,500,000 in the aggregate until, and including, December 31, 2025 and (ii) from and after January 1, 2026, the aggregate amount on deposit in the Rollover Reserve Fund is capped at $1,000,000 in the aggregate.

Lockbox and Cash Management. The Bell Towne Centre Mortgage Loan is structured with a hard lockbox with springing cash management upon the occurrence of a Cash Sweep Event. At loan origination, the Bell Towne Centre Borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Upon the occurrence and during the continuance of a Cash Sweep Event (as defined below), the lockbox bank is required to transfer to the cash management account in immediately available funds by federal wire transfer all amounts on deposit in the lockbox account once every business day throughout the continuance of a Cash Sweep Event in accordance with the terms of the lockbox agreement. Other than during the continuance of a Cash Sweep Event, the lockbox bank will transfer to the Bell Towne Centre Borrower operating account all amounts on deposit in the lockbox account once every business day in accordance with the terms of the lockbox agreement. Upon the occurrence of a Cash Sweep Event Cure (as defined below) and so long as no event of default or other Cash Sweep Event is then existing, the lender is required to notify the lockbox bank of such Cash Sweep Event Cure and direct the lockbox bank to transfer, in immediately available funds by federal wire, all amounts on deposit in the lockbox account to the Bell Towne Centre Borrower operating account as set forth in the lockbox agreement.

A “Cash Sweep Event” means the occurrence of: (a) an event of default, (b) any bankruptcy action of the Bell Towne Centre Borrower (c) any bankruptcy action of the manager, provided that the same will not be a Cash Sweep Event if the Bell Towne Centre Borrower replaces the manager with a qualified manager within 60 days of the bankruptcy action of the manager; or (d) a Debt Yield Trigger Event (as defined below).

A “Debt Yield Trigger Event” means a debt yield of less than 8.25% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12 month period immediately preceding such date of determination, as determined by the lender.

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a Debt Yield Trigger Event, (1) the achievement of a debt yield of 8.25% or higher for one calendar quarter based upon the trailing 12 month period immediately preceding the date on which the debt yield is calculated or (2) the deposit by the Bell Towne Centre Borrower of a letter of credit in an

A-3-69

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$26,600,000
16842 North 7th Street	Bell Towne Centre	Cut-off Date LTV:	62.6%
Phoenix, AZ 85022		U/W NCF DSCR:	1.89x
		U/W NOI Debt Yield:	11.2%

amount equal to the portion of the outstanding principal balance required to be paid down such that the debt yield is equal to or greater than 8.25% or (b) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) or (c) if the Cash Sweep Event is caused by a bankruptcy action of the manager, if the Bell Towne Centre Borrower replaces the manager with a qualified manager under a replacement management agreement; provided, however, that, such Cash Sweep Event Cure set forth in this definition of “Cash Sweep Event Cure” will be subject to the following conditions, (i) no event of default will have occurred and be continuing under the Bell Towne Centre Mortgage Loan agreement or any of the other Bell Towne Centre Mortgage Loan documents, (ii) a Cash Sweep Event Cure may occur no more than a total of 5 times in the aggregate during the term of the Bell Towne Centre Mortgage Loan and (iii) the Bell Towne Centre Borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorneys’ fees and expenses.

Property Management. The Bell Towne Centre Property is managed by Nexus Development Corporation/Central Division, an affiliate of the Bell Towne Centre Borrower Sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Bell Towne Centre Mortgage Loan documents require that the commercial property and business income insurance required to be maintained by the Bell Towne Centre Borrower covers perils of terrorism and acts of terrorism and the Bell Towne Centre Borrower is required to maintain commercial property and business income insurance, and general liability and umbrella liability insurance, for loss resulting from perils and acts of terrorism at all times during the term of the Bell Towne Centre Mortgage Loan.

A-3-70

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-71

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Livermore

Sonora

Rancho Cordova

Salinas

Lodi

Sacramento, Horn Road (Geotech Supply)

Chico

Sacramento, Horn Road (Geotech Supply)

Auburn

Modesto

Sacramento, Roseville Road

Vacaville

Redding

Santa Rosa

Yuba City

A-3-72

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

OREGON
NEVADA
CALIFORNIA
Pacific Ocean
SACRAMENTO
Redding
Chico
Yuba City
Sacramento
Santa Rosa
Vacaville
San Francisco
Livermore
Sonora
San Jose
Salinas
Fresno
Los Angeles
San Diego
Roseville
Rocklin
Citrus Heights
Folsom
Rancho Cordova
Carmichael
Arden
Davis
Woodland
Elk Grove
Auburn
North Auburn
Fairfield
Vallejo
Napa
OAKLAND
Berkeley
Richmond
Concord
Stockton
Lodi
Modesto
Tracy
Dublin
Pleasanton
Hayward
Fremont
Sunnyvale
Santa Clara
Merced
Madera
FRESNO

Rollins Portfolio

1	Lodi	Lodi, CA
2	Sacramento	Sacramento, CA
3	Geotech Supply	Sacramento, CA
4	Vacaville	Vacaville, CA
5	Rancho Cordova	Rancho Cordova, CA
6	Modesto	Modesto, CA
7	Auburn	Auburn, CA
8	Livermore	Livermore, CA
9	Salinas	Salinas, CA
10	Yuba City	Yuba City, CA
11	Santa Rosa	Santa Rosa, CA
12	Redding	Redding, CA
13	Chico	Chico, CA
14	Sonora	Sonora, CA

A-3-73

No. 7 – Rollins Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Property Type – Subtype:	Industrial – Flex
Original Principal Balance(1):	$24,400,000			Location:	Various, CA
Cut-off Date Balance(1):	$24,400,000			Size:	232,340 SF
% of Initial Pool Balance:	3.3%			Cut-off Date Balance Per SF(1):	$169.58
Loan Purpose(2):	Acquisition			Maturity Date Balance Per SF(1):	$169.58
Borrower Sponsors:	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation			Year Built/Renovated:	Various/Various
Guarantors:	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation			Title Vesting:	Fee
Interest Rate:	3.2095%			Property Manager:	Self-managed
Note Date:	May 13, 2021			Current Occupancy (As of):	100.0% (7/1/2021)
Seasoning:	1 month			YE 2020 Occupancy(2):	NAP
Maturity Date:	June 6, 2031			YE 2019 Occupancy(2):	NAP
IO Period:	120 months			YE 2018 Occupancy(2):	NAP
Loan Term (Original):	120 months			YE 2017 Occupancy(2):	NAP
Amortization Term (Original):	NAP			Appraised Value(4):	$60,200,000
Loan Amortization Type:	Interest Only			Appraised Value Per SF:	$259.10
Call Protection:	L(24),YM1(1),DorYM1(90),O(5)			Appraisal Valuation Date(4):	Various
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(4)
Additional Debt(1):	Yes			YE 2020 NOI(2):	NAP
Additional Debt Type (Balance)(1):	Pari Passu ($15,000,000)			YE 2019 NOI(2):	NAP
				YE 2018 NOI(2):	NAP
Escrows and Reserves(3)				YE 2017 NOI(2):	NAP
	Initial	Monthly	Cap	U/W Revenues:	$3,879,864
Taxes	$0	Springing	NAP	U/W Expenses:	$116,396
Insurance	$0	Springing	NAP	U/W NOI:	$3,763,468
Replacement Reserve	$0	Springing	(3)	U/W NCF:	$3,763,468
TI/LC Reserve	$0	Springing	(3)	U/W DSCR based on NOI/NCF(1):	2.94x / 2.94x
				U/W Debt Yield based on NOI/NCF(1):	9.6% / 9.6%
				U/W Debt Yield at Maturity based on NOI/NCF(1):	9.6% / 9.6%
				Cut-off Date LTV Ratio(1):	65.4%
				LTV Ratio at Maturity(1):	65.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$39,400,000	64.6%	Purchase price(2)	$60,575,000	99.4%
Borrower sponsor equity	21,546,233	35.4	Closing costs	371,233	0.6
Total Sources	$60,946,233	100.0%	Total Uses	$60,946,233	100.0%

(1)	The Rollins Portfolio Mortgage Loan (as defined below) is part of the Rollins Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $39,400,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Rollins Portfolio Whole Loan.

(2)	The borrower sponsors recently acquired the Rollins Portfolio Properties (as defined below) in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies and cash flows are not available. The Rollins Portfolio Whole Loan was entered into subsequently to the actual acquisition.

(3)	See “Escrows” section below.

(4)	While the Rollins Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Rollins Portfolio Whole Loan more severely than assumed in the underwriting of the Rollins Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-74

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

The Mortgage Loan. The mortgage loan (the “Rollins Portfolio Mortgage Loan”) is part of a whole loan (the “Rollins Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $39,400,000 secured by a first priority fee mortgage encumbering a 232,340 square foot portfolio of 14 industrial flex properties located in California (each, a “Rollins Portfolio Property”, and collectively, the “Rollins Portfolio Properties”). The Rollins Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3 with an aggregate original principal balance of $24,400,000. The non-controlling Note A-2 and Note A-4, with an aggregate original principal balance of $15,000,000, are expected to be contributed to one or more future securitization trusts. The Rollins Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$19,400,000	$19,400,000	WFCM 2021-C60	Yes
A-2	$10,000,000	$10,000,000	UBS AG	No
A-3	$5,000,000	$5,000,000	WFCM 2021-C60	No
A-4	$5,000,000	$5,000,000	UBS AG	No
Total	$39,400,000	$39,400,000

The Borrower and Borrower Sponsors. The borrower is NM CPC, L.P. (the “Rollins Portfolio Borrower”), a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the Rollins Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Rollins Portfolio Whole Loan. The non-recourse carveout guarantors and borrower sponsors of the Rollins Portfolio Whole Loan are New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation. New Mountain Capital, LLC was founded in 1999 and, together with its affiliates, the firm manages private equity, public equity, credit and net lease capital.

The Properties. The Rollins Portfolio Whole Loan is secured by 14 industrial flex properties totaling 232,340 square feet located in California. The Rollins Portfolio Properties were constructed between 1985 and 2015. As of July 1, 2021, the Rollins Portfolio Properties were 100.0% occupied by Clark Pest Control (as defined below) under a 15-year master lease expiring in February 2036. The Lodi property is used as the Clark Pest Control corporate office.

The following table presents certain information relating to the Rollins Portfolio Properties:

Portfolio Summary(1)

Property	City, State	Net Rentable Area (SF)(2)	Year Built/ Renovated	Allocated Whole Loan Cut-off Date Balance (“ALA”)	% of ALA	“As-Is” Appraised Value	Cut-off Date LTV	Clear Heights (ft.)	Dock Doors	Drive -In Doors
Lodi	Lodi, CA	55,632	2007/NAP	$10,293,435	26.1%	$14,850,000	69.3%	30	0	3
Sacramento	Sacramento, CA	19,128	1985/2017	$3,297,500	8.4%	$5,300,000	62.2%	20	2	2
Geotech Supply	Sacramento, CA	25,020	2001/NAP	$3,151,565	8.0%	$6,600,000	47.8%	28	2	4
Vacaville	Vacaville, CA	13,840	1990/2015	$2,916,500	7.4%	$4,090,000	71.3%	24	0	1
Rancho Cordova	Rancho Cordova, CA	15,520	1994/NAP	$2,685,000	6.8%	$4,200,000	63.9%	18	2	2
Modesto	Modesto, CA	16,016	2001/NAP	$2,444,000	6.2%	$4,400,000	55.5%	16	0	2
Auburn	Auburn, CA	19,750	1999/NAP	$2,400,000	6.1%	$4,100,000	58.5%	20	0	2
Livermore	Livermore, CA	9,920	2003 & 2015/NAP	$2,265,000	5.7%	$3,020,000	75.0%	20	0	2
Salinas	Salinas, CA	8,005	2004/NAP	$2,116,000	5.4%	$2,910,000	72.7%	14	0	1
Yuba City	Yuba City, CA	9,920	2012/NAP	$1,987,000	5.0%	$2,890,000	68.8%	20	0	4
Santa Rosa	Santa Rosa, CA	8,525	2002/NAP	$1,711,500	4.3%	$2,330,000	73.5%	16	0	2
Redding	Redding, CA	12,480	2007/2011	$1,627,500	4.1%	$2,170,000	75.0%	18 - 24	0	4
Chico	Chico, CA	9,634	2012/NAP	$1,380,000	3.5%	$1,840,000	75.0%	18 - 26	0	4
Sonora	Sonora, CA	8,950	1998/NAP	$1,125,000	2.9%	$1,500,000	75.0%	16	0	2
Total/Wtd. Avg.		232,340		$39,400,000	100.0%	$60,200,000	65.4%		6	35
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent roll.

A-3-75

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Sole Tenant.

Clark Pest Control (232,340 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 2/29/2036 lease expiration) - Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (collectively, “Clark Pest Control”) are wholly owned subsidiaries of Rollins, Inc., which guarantees the master lease. Through its family of brands, Rollins, Inc. provides pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa and Australia from more than 700 locations. Clark Pest Control operates in 28 locations and offers residential and commercial pest control throughout California and northwestern Nevada. Clark Pest Control’s lease commenced on February 26, 2021. The master lease expires on February 29, 2036 and includes three renewal options, two for 60 months each and one renewal option for 59 months.

The following table presents certain information relating to the tenancy at the Rollins Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration	Extension Options	Term. Option (Y/N)
Clark Pest Control	NR / NR / NR	232,340	100.0%	$15.15	$3,519,153	100.0%	2/29/2036	(2)	N
Occupied Collateral Total		232,340	100.0%	$15.15	$3,519,153	100.0%

Vacant Space		0	0.0%

Collateral Total		232,340	100.0%

(1)	Based on the underwritten rent roll, including the rent increase occurring in March 2022.

(2)	Clark Pest Control has three renewal options, two for 60 months each and one renewal option for 59 months.

The following table presents certain information relating to the lease rollover schedule at the Rollins Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	232,340	100.0%	232,340	100.0%	$3,519,153	100.0%	$15.15
Vacant	0	0	0.0%	232,340	100.0%	$0	0.0%	$0.00
Total	1	232,340	100.0%			$3,519,153	100.0%	$15.15
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increase occurring in March 2022.

The following table presents historical occupancy percentages at the Rollins Portfolio Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	7/1/2021(2)
NAP	NAP	NAP	NAP	100.0%

(1)	The borrower sponsors recently acquired the Rollins Portfolio Properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical occupancies are not available.

(2)	Information obtained from the underwritten rent roll.

A-3-76

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

COVID-19 Update. As of June 24, 2021, all of the Rollins Portfolio Properties are open and operating. The Rollins Portfolio Whole Loan is current through the July 2021 payment date and is not subject to any forbearance, modification or debt service relief request. As of June 24, 2021, 100.0% of rent had been collected for the month of June 2021, and Clark Pest Control has made no request for rent relief or lease modification.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rollins Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$3,450,150	87.1%	$14.85
Straight-Line Rent(3)	323,496	8.2	1.39
Contractual Rent Steps(4)	69,003	1.7	0.30
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$3,842,649	97.1%	$16.54
Other Income	0	0.0	0.00
Total Recoveries	116,396	2.9	0.50
Net Rental Income	$3,959,045	100.0%	$17.04
(Vacancy & Credit Loss)(5)	(79,181)	(2.1)	(0.34)
Effective Gross Income	$3,879,864	98.0%	$16.70

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	116,396	3.0	0.50
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$116,396	3.0%	$0.50

Net Operating Income	$3,763,468	97.0%	$16.20
Capital Expenditures	0	0.0	0.00
TI/LC	0	0.0	0.00
Net Cash Flow	$3,763,468	97.0%	$16.20

NOI DSCR(6)	2.94x
NCF DSCR(6)	2.94x
NOI Debt Yield(6)	9.6%
NCF Debt Yield(6)	9.6%
(1)	The borrower sponsors recently acquired the Rollins Portfolio Properties in a sale-leaseback transaction using cash equity in February 2021. As such, historical cash flows are not available.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents the straight-line rent through the end of term of the Rollins Portfolio Whole Loan in April 2031.

(4)	Represents the rent step occurring in March 2022.

(5)	The U/W economic vacancy is 2.0%. As of July 1, 2021, the Rollins Portfolio Properties were 100.0% occupied.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Rollins Portfolio Whole Loan.

Appraisals. The sum of the individual “as-is” appraised values for each of the Rollins Portfolio Properties equates to $60,200,000. The valuation dates range from January 15, 2021 to January 22, 2021.

Environmental Matters. According to the Phase I environmental site assessments dated December 24, 2020, there was no evidence of any recognized environmental conditions at the Rollins Portfolio Properties. One of the Rollins Portfolio Properties has a controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

A-3-77

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Market Overview and Competition. The Rollins Portfolio Properties are located across 10 metropolitan statistical areas and 14 submarkets in California.

The table below presents certain market information with respect to the Rollins Portfolio Properties:

Market Overview(1)

Property	Year Built/ Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	U/W Base Rent PSF(2)	Appraisal Market Rent PSF
Lodi	2007/NAP	55,632	Lodi	0.0%	1.8%	0.0%	1,479,211	$15.87	$14.40
Sacramento	1985/2017	19,128	McClellan	0.0%	5.2%	0.0%	17,463,054	$16.32	$15.00
Geotech Supply	2001/NAP	25,020	Mather	0.0%	4.3%	0.0%	5,694,717	$15.30	$15.00
Vacaville	1990/2015	13,840	Vacaville	0.0%	7.4%	0.0%	12,940,150	$17.34	$16.80
Rancho Cordova	1994/NAP	15,520	Sunrise	0.0%	4.5%	0.0%	12,966,620	$15.81	$15.00
Modesto	2001/NAP	16,016	Ceres	0.0%	0.7%	0.0%	5,371,054	$16.83	$15.00
Auburn	1999/NAP	19,750	Auburn/Newcastle	0.0%	3.5%	0.0%	3,200,627	$12.24	$11.00
Livermore	2003 & 2015/NAP	9,920	Livermore	0.0%	7.2%	0.0%	20,028,190	$16.32	$16.20
Salinas	2004/NAP	8,005	North Monterey County	0.0%	1.8%	0.0%	14,118,905	$20.40	$19.80
Yuba City	2012/NAP	9,920	Marysville/Yuba City(3)	0.0%	2.7%(3)	0.0%	7,735,885(3)	$17.09	$16.80
Santa Rosa	2002/NAP	8,525	Santa Rosa	0.0%	4.2%	0.0%	11,264,964	$15.30	$15.00
Redding	2007/2011	12,480	Redding(3)(4)	0.0%	3.5%(3)	0.0%	5,087,831(3)	$10.20	$9.60
Chico	2012/NAP	9,634	Chico(3)(4)	0.0%	5.3%(3)	0.0%	9,708,099(3)	$11.22	$10.80
Sonora	1998/NAP	8,950	Sonora(3)(4)	0.0%	2.5%(3)	0.0%	572,337(3)	$9.43	$12.50
Total/Wtd. Avg.		232,340		0.0%	3.6%	0.0%	127,631,644	$15.15	$14.36
(1)	Information obtained from the appraisals.

(2)	Information obtained from the underwritten rent rolls.

(3)	Information obtained from third party market research reports.

(4)	No submarket information is available. Market information is shown.

The following table presents certain demographic information with respect to the Rollins Portfolio Properties:

Demographics Overview

Property	City, State	Net Rentable Area (SF)(1)	ALA	% of ALA	U/W NCF(2)	% of U/W NCF	Estimated 2021 Population (5-mile Radius)(3)	Estimated 2021 Average Household Income (5-mile Radius)(3)
Lodi	Lodi, CA	55,632	$10,293,435	26.1%	$983,224	26.1%	10,352	$109,427
Sacramento	Sacramento, CA	19,128	$3,297,500	8.4%	$314,976	8.4%	346,597	$85,609
Geotech Supply	Sacramento, CA	25,020	$3,151,565	8.0%	$301,036	8.0%	191,117	$102,556
Vacaville	Vacaville, CA	13,840	$2,916,500	7.4%	$278,583	7.4%	89,144	$125,694
Rancho Cordova	Rancho Cordova, CA	15,520	$2,685,000	6.8%	$256,470	6.8%	159,635	$112,536
Modesto	Modesto, CA	16,016	$2,444,000	6.2%	$233,450	6.2%	41,850	$75,281
Auburn	Auburn, CA	19,750	$2,400,000	6.1%	$229,247	6.1%	40,664	$104,205
Livermore	Livermore, CA	9,920	$2,265,000	5.7%	$216,352	5.7%	93,139	$194,266
Salinas	Salinas, CA	8,005	$2,116,000	5.4%	$202,119	5.4%	155,265	$88,029
Yuba City	Yuba City, CA	9,920	$1,987,000	5.0%	$189,797	5.0%	126,288	$74,198
Santa Rosa	Santa Rosa, CA	8,525	$1,711,500	4.3%	$163,482	4.3%	96,833	$123,800
Redding	Redding, CA	12,480	$1,627,500	4.1%	$155,458	4.1%	66,809	$83,756
Chico	Chico, CA	9,634	$1,380,000	3.5%	$131,817	3.5%	91,397	$85,512
Sonora	Sonora, CA	8,950	$1,125,000	2.9%	$107,459	2.9%	24,139	$86,460
Total/Wtd. Avg.		232,340	$39,400,000	100.0%	$3,763,468	100.0%	100,468	$105,886
(1)	Information obtained from the underwritten rent rolls.

(2)	Allocated based on ALA.

(3)	Information obtained from third party market research reports.

A-3-78

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

Escrows.

Real Estate Taxes – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for real estate taxes as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event (as defined below) is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all taxes, (iv) Clark Pest Control pays all such taxes prior to the date of delinquency and (v) upon request of the lender, the Rollins Portfolio Borrower provides to the lender paid receipts for the payment of taxes prior to the delinquency thereof. If the above conditions are not satisfied, the Rollins Portfolio Borrower is required to make monthly deposits into a real estate tax reserve equal to 1/12 of the estimated annual real estate taxes.

Insurance – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for insurance premiums as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all insurance premiums, (iv) Clark Pest Control pays all such insurance premiums prior to the expiration of such policies and (v) upon request of the lender, prior to the expiration of the policies, the Rollins Portfolio Borrower provides to the lender evidence that such insurance premiums have been paid. If the above conditions are not satisfied, the Rollins Portfolio Borrower is required to make monthly deposits into an insurance reserve equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserve – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for capital expenditures as long as (i) the Clark Pest Control lease is in full force and effect, (ii) a Clark Pest Control Cash Management Trigger Event is not continuing, (iii) Clark Pest Control is responsible, pursuant to the terms of its master lease, for the direct payment of all capital expenditures, (iv) Clark Pest Control pays all such capital expenditures within the time frame set forth in the master lease and (v) upon request of the lender, the Rollins Portfolio Borrower provides to the lender evidence that such capital expenditures have been performed and all costs associated with such capital expenditures have been paid. If the above conditions are not satisfied, the Rollins Portfolio Whole Loan documents require ongoing monthly deposits into a replacement reserve of approximately $3,872, subject to a cap of $69,702.

TI/LC Reserve – The Rollins Portfolio Borrower is not required to make monthly escrow deposits for tenant improvements and leasing commissions (“TI/LC”) as long as the Clark Pest Control lease or a single replacement lease remains in full force and effect. If during the term of the Rollins Portfolio Whole Loan, the Clark Pest Control lease or a single replacement lease for the entire Rollins Portfolio Properties is not in full force and effect, the Rollins Portfolio Whole Loan documents require ongoing monthly deposits into a TI/LC reserve of approximately $14,521, subject to a cap of approximately $261,383.

A “Clark Pest Control Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	Clark Pest Control or a replacement tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease;

(ii)	on or prior to 12 months prior to the then applicable expiration date under the Clark Pest Control lease or a replacement lease, as applicable, Clark Pest Control or the replacement tenant fails to give irrevocable notice of its election to renew its lease upon terms and conditions reasonably acceptable to the lender;

(iii)	on or prior to the date on which Clark Pest Control or the replacement tenant is required under its lease to notify the Rollins Portfolio Borrower of its election to extend or renew its lease, Clark Pest Control or the replacement tenant failing to give such notice of renewal;

(iv)	a monetary event of default with respect to the payment of fixed rent, taxes or insurance premiums under the Clark Pest Control lease or replacement lease occurring and continuing beyond any applicable notice and cure period;

(v)	Clark Pest Control or replacement tenant, as applicable, or any guarantor of the applicable lease becoming insolvent or a debtor in any bankruptcy action;

(vi)	the Clark Pest Control lease or replacement lease, as applicable, being terminated;

(vii)	(A) Clark Pest Control “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting (x) 25% or more of the total rentable square footage at the applicable property (other than the Lodi property) pursuant to the Clark Pest Control lease or (y) 50% or more of the total square footage at the Lodi property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the leased premises) or (B) if applicable, replacement tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 25% or more of the total rentable square footage at the applicable property pursuant to the replacement lease (other than temporary cessation of operations in connection with remodeling, renovation or restoration of the leased premises); or

(viii)	the long term unsecured debt rating of Clark Pest Control or replacement tenant (or any applicable lease guarantor) fails to satisfy a long term unsecured debt rating of at least CCC by Fitch (or its equivalent by the other rating agencies), in each case, to the extent that the long term unsecured debt obligations of the applicable entity are rated by such rating agency, or is withdrawn by any rating agency that has rated the Certificates or any other certificates backed by the Rollins Portfolio Whole Loan (other than a withdrawal of the shadow rating in connection with or following the issuance of a credit rating).

A-3-79

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

A Clark Pest Control Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the date that is the earlier of (1) Clark Pest Control or the replacement tenant revokes or rescinds all termination or cancellation notices, (2) the Clark Pest Control lease or replacement tenant lease, as applicable, is extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (3) a Clark Pest Control Space Re-Tenanting Event (as defined below) occurs;

●	with regard to clause (ii) above, the date that is the earlier of (1) the Clark Pest Control lease or the replacement tenant lease, as applicable, being extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (iii) above, the date that is the earlier of (1) the Clark Pest Control lease or replacement lease is extended on terms satisfying the requirements of the related Rollins Portfolio Whole Loan documents or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (iv) above, the date that is the earlier of (1) a cure of the applicable event of default or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (v) above, (1) with respect to an involuntary proceeding, the bankruptcy action against Clark Pest Control, the replacement tenant or any lease guarantor (if applicable) is dismissed within 90 days after its commencement, (2) the Clark Pest Control lease, the related replacement lease and lease guaranty, as applicable, has been assumed, affirmed or assigned, pursuant to a final unappealable order of a court of competent jurisdiction and Clark Pest Control or the replacement tenant, as applicable, is no longer the subject of a bankruptcy action and is paying rent under such lease, or (3) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (vi) above, (1) the Clark Pest Control lease or the related replacement lease, as applicable, is reinstated after it is terminated or (2) a Clark Pest Control Space Re-Tenanting Event occurs;

●	with regard to clause (vii) above, (1) Clark Pest Control or the tenant under the related replacement lease, as applicable, re-commencing its normal business operations at the applicable Rollins Portfolio Property or (2) a Clark Pest Control Space Re-Tenanting Event occurs; or

●	with regard to clause (viii) above, the long term unsecured debt rating of Clark Pest Control or the replacement tenant (or any applicable lease guarantor) is equal to or greater than CCC+ by Fitch (or their equivalents by the other rating agencies).

A “Clark Pest Control Space Re-Tenanting Event” means that all of the Rollins Portfolio Properties (in the case of the Clark Pest Control lease) or all of the space demised under a single replacement lease with respect to all of the Rollins Portfolio Properties (in the case of a single replacement lease) has been re-tenanted to one or more replacement tenants pursuant to one or more replacement leases, or in the event less than all of the Rollins Portfolio Properties has been demised with respect to one or more replacement leases, the result that, after accounting for such replacement leases (1) the debt yield for the Rollins Portfolio Properties is at least 7.5% for one calendar quarter and (2) at least 75% of the Rollins Portfolio Properties are occupied with tenants in occupancy and conducting business, and all tenant improvements and leasing commissions with respect to any such leases have been paid in full and all tenant improvement work has been completed.

Lockbox and Cash Management. The Rollins Portfolio Whole Loan is structured with a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Rollins Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the Rollins Portfolio Borrowers or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Rollins Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment, operating expenses and cash management bank fees) will be applied as follows: (a) if a Cash Management Trigger Event exists on account of any Cash Management Trigger Event other than a Cash Management DSCR Trigger Event (as defined below) or a Clark Pest Control Cash Management Trigger Event, to a lender-controlled excess cash flow account or (b) if no Cash Management Trigger Event exists or if a Clark Pest Control Cash Management Trigger Event or Cash Management DSCR Trigger Event exist and the excess cash flow account cap equal to 18 months of base rent is satisfied, to the Rollins Portfolio Borrower. The Rollins Portfolio Borrower has the right to deposit cash or a letter of credit to be applied towards such cap amount.

A “Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	any bankruptcy action involving the Rollins Portfolio Borrower or the guarantors;

(iii)	at any time (a) the Clark Pest Control lease or a single replacement lease with respect to the entire Rollins Portfolio Properties is no longer in effect and (b) the Rollins Portfolio Properties are being managed by a property manager, any bankruptcy action of the property manager;

(iv)	a Cash Management DSCR Trigger Event; or

(v)	a Clark Pest Control Cash Management Trigger Event.

A-3-80

	Loan #7	Cut-off Date Balance:	$24,400,000
Industrial – Flex	Rollins Portfolio	Cut-off Date LTV:	65.4%
Property Addresses – Various		U/W NCF DSCR:	2.94x
		U/W NOI Debt Yield:	9.6%

A Cash Management Trigger Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the filing being discharged, stayed or dismissed within 60 days for the Rollins Portfolio Borrower or the guarantors and lender’s determination that such filing does not materially increase the Rollins Portfolio Borrower’s or the guarantors’ monetary obligations, or, in the case of the guarantors, materially adversely affect its ability to perform its obligations under the Rollins Portfolio Whole Loan documents;

●	with regard to clause (iii), (a) the replacement of the property manager with a third party property manager that constitutes a qualified property manager under the Rollins Portfolio Whole Loan documents and (b) the filing being discharged, stayed or dismissed within 120 days, and lender’s determination that such filing does not materially increase the property manager’s monetary obligations or materially adversely affect its ability to perform its obligations under its property management agreement;

●	with regard to clause (iv), the Cash Management DSCR Trigger Event being cured as set forth in the definition of such term below; or

●	with regard to clause (v), the Clark Pest Control Cash Management Trigger Event being cured as set forth in the definition of such term above.

A “Cash Management DSCR Trigger Event” means the debt service coverage ratio for any two consecutive fiscal quarters, as determined by the lender, based on the trailing 12-month period immediately preceding the date of such determination is (a) on or prior to the eight-and-a-half-year anniversary of the origination date, less than 1.25x and (b) thereafter, less than 2.00x. A Cash Management DSCR Trigger Event will end upon the occurrence of (A) the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is (x) on or prior to the eight-and-a-half-year anniversary of the origination date, at least 1.30x and (y) thereafter, at least 2.05x, for two consecutive quarters or (B) the Rollins Portfolio Borrower deposits into the lockbox account, within 10 business days following commencement of the Cash Management DSCR Trigger Event, cash in an amount such that when added to the calculation of net operating income for the applicable fiscal quarter would result in the debt service coverage ratio for such quarter being at least equal to the applicable amount stipulated in clause (A).

Property Management. The Rollins Portfolio Properties are self-managed by Clark Pest Control.

Partial Release. A partial release is only permitted following (i) a casualty or condemnation affecting an individual property or (ii) an event of default occurring with respect to an individual property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Rollins Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Rollins Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Rollins Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. The seismic reports for the Rollins Portfolio Properties indicated scenario expected losses ranging between 2.0% and 11.0%.

A-3-81

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

A-3-82

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Lakeland Frwy
Kirtland Park
St. Clair-Superior
Innerbelt Frwy
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
North Point Tower
Galleria at Erieview
City Hall
One Cleveland Center
Huntington Conv. Center
Downtown
Campus District
Cleveland State University
Playhouse Square
Cleveland Play House
Money Museum
The Mall
Key Tower
200 Public Sq.
Public Square
Soldiers' & Sailors' Monument
Warehouse District
Terminal Tower
JACK Cleveland Casino
Rocket Mortgage FieldHouse
Progressive Field
Gateway District
1010 Building and
Heinen's Rotunda Building
1010 Euclid Avenue
Cleveland, OH 44114
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Willow Frwy
Greater Cleveland Aquarium
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
CLEVELAND
Cuyahoga River
CUYAHOGA COUNTY
Industrial Valley
Tremont
Ohio City
Lutheran Hospital
West Side Market
RTA RED LINE
RTA RED, GREEN, BLUE LINES
RTA GREEN, BLUE LINES
University Circle 3 miles
Cleveland Hopkins Intl. Airport 10 miles
Asian Town Center
Asia Plaza
The Children's Museum of Cleveland
Cleveland Masonic Performance Arts Ctr.
Plain Dealer Plaza
Euclid Ave.
Carnegie Ave.
Prospect Ave.
Chester Ave.
Payne Ave.
Superior Ave.
St. Clair Ave.
Lakeside Ave.
Broadway Ave.
Woodland Ave.
AMTRAK

A-3-83

No. 8 – 1010 Building and Heinen’s Rotunda Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	LMF Commercial, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR			Property Type – Subtype:	Mixed Use –Multifamily/Retail/ Office
Original Principal Balance:	$24,250,000			Location:	Cleveland, OH
Cut-off Date Balance:	$24,250,000			Size:	138,515 SF
% of Initial Pool Balance:	3.2%			Cut-off Date Balance Per SF:	$175.07
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$142.76
Borrower Sponsor:	Gregory M. Geis			Year Built/Renovated:	1907/ 2015
Guarantor:	Gregory M. Geis			Title Vesting:	Fee
Interest Rate:	4.6800%			Property Manager:	Geis Property Management, LLC (borrower-related)
Note Date:	June 3, 2021			Current Occupancy (As of):	99.3% (5/11/2021)
Seasoning:	0 months			YE 2020 Occupancy:	93.0%
Maturity Date:	July 1, 2031			YE 2019 Occupancy:	96.0%
IO Period:	0 months			YE 2018 Occupancy:	97.0%
Loan Term (Original):	120 months			YE 2017 Occupancy:	NAV
Amortization Term (Original):	360 months			As-Is Appraised Value(2):	$42,520,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF(2):	$306.97
Call Protection:	L(24),D(92),O(4)			As-Is Appraisal Valuation Date:	March 25, 2021
Lockbox Type:	Springing			Underwriting and Financial Information(2)
Additional Debt:	None			TTM NOI (3/31/2021)(3):	$1,852,793
Additional Debt Type (Balance):	NAP			YE 2020 NOI:	$1,838,477
				YE 2019 NOI:	$1,831,406
				YE 2018 NOI:	NAV
				U/W Revenues:	$3,280,989
				U/W Expenses:	$1,142,866
Escrows and Reserves(1)				U/W NOI(3):	$2,138,122
	Initial	Monthly	Cap	U/W NCF:	$2,073,997
Taxes	$0	$12,606	NAP	U/W DSCR based on NOI/NCF:	1.42x / 1.38x
Insurance	$51,667	$4,473	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.6%
Replacement Reserve	$0	$3,012	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.5%
TI/LC Reserve	$0	$2,110	NAP	Cut-off Date LTV Ratio:	57.0%
Debt Service Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	46.5%

Sources and Uses
Sources			Uses
Original loan amount	$24,250,000	93.6%	Loan payoff	$25,176,845	97.2%
Sponsors equity	1,664,958	6.4	Closing costs	686,446	2.6
			Upfront reserves	51,667	0.2
Total Sources	$25,914,958	100.0%	Total Uses	$25,914,958	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	While the 1010 Building and Heinen’s Rotunda Building Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 1010 Building and Heinen’s Rotunda Building Mortgage Loan more severely than assumed in the underwriting of 1010 Building and Heinen’s Rotunda Building Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors- Risks Related to Market Conditions and Other External Factors-Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	U/W NOI increased compared to TTM NOI (3/31/2021) is mainly due to the fact that other income item was underwritten to include a 15-year straight line reimbursement of the TIF (as defined below) income from Cuyahoga County in the amount of $231,000.

The Mortgage Loan. The mortgage loan (the “1010 Building and Heinen’s Rotunda Building Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 138,515 square foot mixed use multifamily, retail and office property located in Cleveland, Ohio (the “1010 Building and Heinen’s Rotunda Building Property”).

The Borrower and Borrower Sponsor. The borrower is 1010 Euclid, LLC (the “1010 Building and Heinen’s Rotunda Building Borrower”) a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the 1010 Building and Heinen’s Rotunda Building Borrower delivered a non-consolidation opinion in connection with the origination of the 1010

A-3-84

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Building and Heinen’s Rotunda Building Mortgage Loan. The nonrecourse carve-out guarantor of the 1010 Building and Heinen’s Rotunda Building Mortgage Loan is Gregory M. Geis.

The borrower sponsor and nonrecourse carve-out guarantor, Gregory M. Geis, is the CEO of Geis Companies (“Geis”). Geis was formed in 1967 in Macedonia, Ohio and has become a multi-million dollar development and construction company, with more than 150 employees. Geis has grown to become a large industrial design firm in Ohio, designing and constructing approximately 2.0 million square feet annually, with projects underway in 14 states and two foreign countries. Mr. Geis is responsible for establishing the company’s mission, strategy and objectives. The borrower sponsor (or an affiliate) is the tenant at space representing approximately 23.8% of the net rentable area and approximately 11.2% of the underwritten base rent at the 1010 space at the 1010 Building and Heinen’s Rotunda Building Property.

The Property. The 1010 Building and Heinen’s Rotunda Building Property is a mixed use multifamily, retail and office property located in Cleveland, Ohio. The 1010 Building and Heinen’s Rotunda Building Property consists of two buildings totaling 138,515 square feet of net rentable area, which is comprised of 90 multifamily units (59,976 square feet) and 81,539 square feet of retail and office space situated on a 0.92-acre parcel. The 90 multifamily units are located at 1010 Euclid Avenue in a 13-story high-rise building (the “1010 Building”), which is attached to the Metropolitan at the 9 hotel (the “Metropolitan Hotel”) (which hotel is owned by an affiliate of the borrower but is not collateral for the 1010 Building and Heinen’s Rotunda Building Mortgage Loan). The 1010 Building was originally constructed in 1910 and converted from an office building in 2015 by the borrower sponsor. The 1010 Building is part of a larger development, which includes a 29-story tower, a hotel and an apartment building (which are not part of the collateral). In addition to the 90 multifamily units, the 1010 Building also includes 36,759 square feet of retail and office space (45.1% of the commercial net rentable area and 45.4% of the commercial underwritten base rent) leased to Downtown Cleveland Alliance (DCA), the Metropolitan Hotel – Azure (rooftop bar) (“Azure”), Gdot Design, Jen Diasio, Geis Hospitality, LLC (owned by the borrower sponsor) and office space for the Metropolitan Hotel. The 1010 Building and Heinen’s Rotunda Building Property also includes the building adjacent to the 1010 Building located at the corner of Euclid Avenue and E 9th Street (the “Heinen’s Rotunda Building”). The Heinen’s Rotunda Building was originally constructed in 1907 and renovated in 2015 by the borrower sponsor. The Heienen’s Rotunda Building is occupied by two retail tenants, Heinen’s and Metropolitan Hotel – Vault (54.9% of the commercial net rentable area and 54.6% of the commercial underwritten base rent).

The 1010 Building and Heinen’s Rotunda Building Property is subject to a 12-year tax abatement from Cleveland for the redevelopment of the 1010 Building and Heinen’s Rotunda Building Property. The abatement started in January 1, 2015 and expires December 31, 2021 for the retail/office space and December 31, 2026 for the multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property. The retail/office space is a separate tax parcel and each lease is 100.0% triple net to each of the tenants. The multifamily portion of the 1010 Building and Heinen’s Rotunda Building Property shares a tax parcel with the Azure tenant space. Azure is required to reimburse its pro-rata share of the real estate taxes in an amount equal to 13.0% of the multifamily parcel taxes due.

Additionally, the 1010 Building and Heinen’s Rotunda Building Property benefits from a 30-year tax increment finance (“TIF”) agreement that commenced on November 12, 2013 and will end December 31, 2043. During the term of the TIF agreement, the 1010 Building and Heinen’s Rotunda Building Borrower is required to make payments in lieu of taxes (“Service Payments”) in an amount equal to the amount of taxes that the 1010 Building and Heinen’s Rotunda Building Borrower would have paid had the improvements not been exempt from taxation under the TIF agreement. Pursuant to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents, the lender collects funds on a rolling basis for the payment of the Service Payments. The Service Payments are secured by a TIF mortgage for the benefit of the City of Cleveland that is senior to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments that become due and owing on subsequent tax collection dates. Starting in 2022 and continuing through the end of 2043, Cuyahoga County will reimburse to the 1010 Building and Heinen’s Rotunda Building Borrower an amount equal to the total Service Payment paid less the school board taxes. Pursuant to the TIF agreement, the portion of Service Payments reimbursed to the 1010 Building and Heinen’s Rotunda Building Borrower are dedicated to the payment of annual debt service on the 1010 Building and Heinen’s Rotunda Building Mortgage Loan.

Multifamily

The multifamily portion of the 1010 Building consists of 90 multifamily units, which are comprised of 81 one-bedroom/one-bath units and nine two-bedroom/two-bath units. Unit amenities include air conditioning, dishwasher, garbage disposal, microwave, premium countertops, in-unit washer and dryer and walk-in closets. Community amenities include a fitness center, concierge service, grocery delivery, dog area and a rooftop lounge. According to the rent roll dated May 11, 2021, the multifamily units are 98.9% occupied.

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	81	81	90.0%	100.0%	601	$1,052
2 Bedrooms / 2 Bathrooms	9	8	10.0%	88.9%	924	$1,618
Total/Weighted Average	90	89	100.0%	98.9%	633	$1,103
(1)	Information obtained from the underwritten rent roll.

A-3-85

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Retail/Office

The retail/office portion of the 1010 Building and Heinen’s Rotunda Building Property consists of 3 retail tenants (65.4% of the commercial net rentable area and 63.4% of the commercial underwritten base rent) and 4 office tenants (34.6% of the commercial net rentable area and 36.6% of the commercial underwritten base rent).

Major Tenants.

Largest Tenant: Heinen’s (33,280 square feet, 40.8% of commercial net rentable area; 42.8% of commercial underwritten base rent; 1/31/2030 lease expiration) – Heinen’s is a family-owned grocery store chain that began as a butcher shop in Shaker Heights, Ohio in 1929. Heinen’s features 14 departments ranging from quality meats, to wellness, to beer and fine wine. In addition, the grocer features a coffee espresso bar, offers catering, and holds events such as wine/beer tasting, raw oyster bars, and healthy cooking demos. Heinen’s has 19 locations in Ohio and four in Illinois. Heinen’s has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2015 and has two, 5-year renewal options remaining. Heinen’s may terminate its lease effective January 31, 2025 with a nine month notice period and payment of a termination fee equal to $1,791,707.

2nd Largest Tenant: Metropolitan Hotel (23,882 square feet, 29.3% of commercial net rentable area; 20.5% of commercial underwritten base rent; 20,032 SF expiring on 4/30/2036 and 3,850 SF expiring on 9/1/2029) – Metropolitan Hotel includes Metropolitan Hotel – Vault (“The Vault”) (11,500 SF), Metropolitan Hotel – Azure (8,532 SF), and Metropolitan Hotel office space (3,850 SF). The Vault is located in the vault of the former Cleveland Trust building (Heinen’s Rotunda Building). The Vault is a cocktail lounge and bar offering more than 30 handcrafted cocktails and small plates. The Vault has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2014 and has no renewal options remaining. The owner of the Metropolitan Hotel is an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower.

3rd Largest Tenant: Downtown Cleveland Alliance (“DCA”) (8,701 square feet; 10.7% of commercial net rentable area; 8.9% of commercial underwritten base rent; 6/30/2024 lease expiration) –DCA is a not-for-profit organization committed to making downtown Cleveland a compelling place to live, work and play. DCA is a collaboration of neighborhood-based organizations, property owners and downtown businesses, created as an organization dedicated to the long-term economic health of downtown Cleveland. As a not-for-profit organization, the DCA can implement strategic initiatives and provide services that enhance the pedestrian experience and attract more investment into downtown Cleveland. DCA has been a tenant at the 1010 Building and Heinen’s Rotunda Building Property since 2014 and has one, 5-year renewal option remaining.

COVID-19 Update. As of June 30, 2021, the 1010 Building and Heinen’s Rotunda Building Property is open and operating. Collection for June at the 1010 Building and Heinen’s Rotunda Building Property was at 93.3% of total square feet and 96.9% of total UW base rent. As of the date hereof, the 1010 Building and Heinen’s Rotunda Building Mortgage Loan is not subject to any modification or forbearance agreement, and the 1010 Building and Heinen’s Rotunda Building Borrower has not requested any modification or forbearance to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan terms.

A-3-86

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the tenancy at the 1010 Building and Heinen’s Rotunda Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Commercial Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Heinen’s	NR/NR/NR	33,280	40.8%	$14.41	$479,686	42.8%	1/31/2030	2, 5-year	Y(2)
Metropolitan Hotel – The Vault(3)	NR/NR/NR	11,500	14.1%	$11.49	$132,099	11.8%	4/30/2036	N	N
Downtown Cleveland Alliance (DCA)	NR/NR/NR	8,701	10.7%	$11.44	$99,547	8.9%	6/30/2024	1, 5-year	N
Gdot Design, Jen Diasio	NR/NR/NR	8,653	10.6%	$17.23	$149,094	13.3%	9/30/2024	N	N
Metropolitan Hotel - Azure(3)	NR/NR/NR	8,532	10.5%	$11.49	$98,006	8.8%	4/30/2036	N	N
Total Major Tenants		70,666	86.7%	$13.56	$958,432	85.6%

Non-Major Tenant		10,873	13.3%	$14.84	$161,344	14.4%

Occupied Collateral Total		81,539	100.0%	$13.73	$1,119,776	100.0%

Vacant Space		0	0.0%

Collateral Total		81,539	100.0%

(1)	Annual U/W Base Rent PSF and Annual Commercial U/W Base Rent include contractual rent steps through January 2022 totaling $12,551.

(2)	Heinen’s may terminate its lease effective January 31, 2025 with a nine month notice period and payment of a termination fee equal to $1,791,707.

(3)	The owner of the Metropolitan Hotel (the tenant under the Metropolitan Hotel – The Vault lease and the tenant under the Metropolitan Hotel - Azure lease) is an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower.

The following table presents certain information relating to the lease rollover schedule at the 1010 Building and Heinen’s Rotunda Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	17,354	21.3%	17,354	21.3%	$248,641	22.2%	$14.33
2025	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2026	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2027	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2028	0	0	0.0%	17,354	21.3%	$0	0.0%	$0.00
2029	1	3,850	4.7%	21,204	26.0%	$0	0.0%	$0.00
2030	1	33,280	40.8%	54,484	66.8%	$479,686	42.8%	$14.41
2031	0	0	0.0%	54,484	66.8%	$0	0.0%	$0.00
Thereafter	3	27,055	33.2%	81,539	100.0%	$391,449	35.0%	$14.47
Vacant	0	0	0.0%	81,539	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	7	81,539	100.0%			$1,119,776	100.0%	$13.73
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total Annual UW Base Rent PSF excludes vacant space.

A-3-87

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents historical occupancy percentages at the 1010 Building and Heinen’s Rotunda Building Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	5/11/2021(2)
97.0%	96.0%	93.0%	99.3%

(1)	Information obtained from the borrower’s rent roll.

(2)	Information obtained from the underwritten rent roll dated May 11, 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 1010 Building and Heinen’s Rotunda Building Property:

Cash Flow Analysis

	2019	2020	TTM 3/31/2021	U/W	%(1)	U/W $ per SF
Residential Rents in Place	$1,177,802	$1,230,969	$1,224,845	$1,178,326	34.8%	$8.51
Retail Rents in Place	1,081,315	1,072,074	1,080,862	1,107,226	32.7	7.99
Contractual Rent Steps(2)	0	0	0	12,551	0.4	0.09
Grossed Up Vacant Space	0	0	0	21,960	0.6	0.16
Gross Potential Rent	$2,259,117	$2,303,043	$2,305,707	$2,320,063	68.6%	$16.75
Other Income(3)	114,219	99,884	88,263	319,543	9.4	2.31
Total Recoveries	849,687	756,841	750,227	741,872	21.9	5.36
Net Rental Income	$3,223,023	$3,159,768	$3,144,197	$3,381,478	100.0%	$24.41
(Vacancy & Credit Loss)	(96,054)	(115,240)	(137,150)	(100,489)(4)	(4.3)	(0.73)
Effective Gross Income	$3,126,969	$3,044,529	$3,007,047	$3,280,989	97.0%	$23.69

Real Estate Taxes	142,393	151,271	151,271	151,271	4.6	1.09
Insurance	65,586	70,878	64,785	53,680	1.6	0.39
Management Fee	95,576	101,183	98,713	98,430	3.0	0.71
Other Operating Expenses	992,009	882,720	839,486	839,486	25.6	6.06
Total Operating Expenses	$1,295,564	$1,206,052	$1,154,255	$1,142,866	34.8%	$8.25

Net Operating Income(5)	$1,831,406	$1,838,477	$1,852,793	$2,138,122	65.2%	$15.44
Replacement Reserves	0	0	0	38,808	1.2	0.28
TI/LC	0	0	0	25,317	0.8	0.18
Net Cash Flow	$1,831,406	$1,838,477	$1,852,793	$2,073,997	63.2%	$14.97

NOI DSCR	1.22x	1.22x	1.23x	1.42x
NCF DSCR	1.22x	1.22x	1.23x	1.38x
NOI Debt Yield	7.6%	7.6%	7.6%	8.8%
NCF Debt Yield	7.6%	7.6%	7.6%	8.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through January 2022.

(3)	Other income consist of a 15-year straight line reimbursement of the TIF income from Cuyahoga County in the amount $231,000.

(4)	The underwritten economic vacancy is 4.3%. The 1010 Building and Heinen’s Rotunda Building Property was 99.3% leased as of May 11, 2021.

(5)	U/W Net Operating Income increased compared to TTM 3/31/2021 Net Operating Income is mainly due to the fact that other income item was underwritten to include a 15-year straight line reimbursement of the TIF income from Cuyahoga County in the amount of $231,000.

A-3-88

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Appraisal. As of the appraisal valuation date of March 25, 2021, the 1010 Building and Heinen’s Rotunda Building Property had an “as-is” appraised value of $42,520,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 6, 2021, there was no evidence of any recognized environmental conditions at the 1010 Building and Heinen’s Rotunda Building Property.

Market Overview and Competition. The 1010 Building and Heinen’s Rotunda Building Property is located in Cleveland, Cuyahoga County, Ohio, within the Cleveland-Elyria metropolitan statistical area (the “Cleveland MSA”). The Cleveland MSA consists of Cuyahoga, Geauga, Lake and Medina counties. The Cleveland MSA economy is driven by the manufacturing, engineering and science industries. There are approximately 168 engineering companies located in the Cleveland area that are engaged in civil engineering, construction, and information technology. Cleveland serves as headquarters to a group of companies on the Fortune 500 list, both industrial and non-industrial and includes firms such as National City Corp., Eaton Corp., Parker Hannifin Corp., Sherwin-Williams Co., and KeyCorp. Primary access to the 1010 Building and Heinen’s Rotunda Building Property’s neighborhood is provided by Interstate 90, 77 and 71. The neighborhood surrounding the 1010 Building and Heinen’s Rotunda Building Property consists of a mixture of office, retail and residential development. The Flats at East Bank is an approximately $500 million waterfront development project along the Cuyahoga River approximately 1.1 miles west of the 1010 Building and Heinen’s Rotunda Building Property. Phase One of the project opened in 2013 and features an 18-story, 500,000 square foot office tower, an Aloft hotel and a range of local restaurants. Phase 2 includes Flats at East Bank Apartments, a 241-unit residential building and 1,200 foot riverfront boardwalk. The 1010 Building and Heinen’s Rotunda Building Property is located within the Gateway District of downtown Cleveland. Gateway District is home to Progressive Field and Quicken Loans Arena, which are home to the Cleveland Indians and Cleveland Cavaliers, respectively. The area also includes the East 4th entertainment district offering restaurants, concerts, comedy shows and a bowling alley. According to the appraisal, the 2020 population within a one-, three-, and five-mile radius is 14,177, 76,575 and 238,476, respectively. The average household income within the same radii is $68,397, $51,528, and $46,786, respectively.

Submarket Information – According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is situated within the Central Cleveland apartment submarket, which contained approximately 13,472 units as of year end 2020. The Central Cleveland apartment submarket reported a vacancy rate of 7.3% with an average quoted rental rate of $1,396 per unit. The Central Cleveland apartment submarket reported positive absorption of 1,196 units and 777 units under construction.

Submarket Information – According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is located within the CBD retail submarket, which contained approximately 2.8 million square feet of retail space as of year end 2020. The CBD retail submarket reported a vacancy rate of 1.6% with an average quoted rental rate of $24.69 per square feet. The CBD retail submarket reported positive net absorption of 3,264 square feet and 18,702 square feet under construction. According to the appraisal, the 1010 Building and Heinen’s Rotunda Building Property is situated within the CBD office submarket, which contained approximately 30.5 million square feet of office space as of year end 2020. The CBD office submarket reported a vacancy rate of 9.2% with an average quoted rental rate of $21.55 per square feet. The CBD office submarket reported positive absorption of 21,339 square feet and no new construction.

Appraiser’s Multifamily Comp Set – The appraiser identified four primary competitive properties for the 1010 Building and Heinen’s Rotunda Building Property totaling approximately 195,138 square feet, which reported an average occupancy rate of approximately 94.8%. The appraiser concluded to monthly market rents of $1,250 per unit for one bedroom units and $1,830 per unit for two bedroom units.

Appraiser’s Retail and Office Comp Set – The appraiser identified four retail and four office competitive properties for the 1010 Building and Heinen’s Rotunda Building Property totaling approximately 868 units, which reported an average occupancy rate of approximately 91.9%. The appraiser concluded to market rents of $14.50 per square foot, for grocery tenants, $11.00 per square foot for retail tenants, and $16.00 per square foot for office tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 1010 Building and Heinen’s Rotunda Building Property:

Market Rent Summary(1)

	Grocery	Retail	Office
Market Rent (PSF)	$14.50	$11.00	$16.00
Lease Term (Years)	NAV	NAV	NAV
Lease Type (Reimbursements)	NAV	NAV	NAV
Rent Increase Projection	NAV	NAV	NAV
(1)	Information obtained from the appraisal.

A-3-89

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The table below presents certain information relating to comparable sales for the 1010 Building and Heinen’s Rotunda Building Property identified by the appraiser:

Comparable Sales - Retail(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Whole Foods	Exton, PA	54,729	Apr-19	$22,140,368	$404.55
Pick’n Save	Oconomowoc, WI	61,700	Jul-19	$13,289,300	$215.39
Fresh Thyme	Muncie, IN	28,709	Jul-19	$8,446,386	$294.21
Whole Foods	Kildeer, IL	50,000	Feb-20	$24,900,000	$498.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to four comparable residential properties to the 1010 Building and Heinen’s Rotunda Building Property identified by the appraiser:

Competitive Set(1)

	1010 Building and Heinen’s Rotunda Building (Subject)(2)	Residences at 1717	Flats at East Bank Apartments	The Standard	The Garfield Apartments
Location	Cleveland, OH	Cleveland, OH	Cleveland, OH	Cleveland, OH	Cleveland, OH
Distance to Subject	--	0.2 miles	1.1 miles	0.5 miles	0.2 miles
Property Type	Mixed Use – Apartment/Commercial	Mixed Use –Retail/Apartment	Mixed Use – Apartment/Commercial	Mixed Use – Apartment/Commercial	Mixed Use – Apartment/Commercial
Year Built/Renovated	1907/2015	1958/2014	2015/NAP	1924/2017	1895/2017
Number of Units	90	223	235	281	129
Average Monthly Rent (per unit)
1 Bedroom	$1,052	$1,305	$1,916	$1,168	$1,195 - $1,480
2 Bedrooms	$1,618	$2,398	$2,858 - $10,076	$1,768	$1,628 - $1,913
3 Bedrooms	NAP	NAP	$3,374	NAP	$3,635
Occupancy	99.3%	91.5%	80.0%	92.7%	94.6%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-90

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to four comparable leases to those at the 1010 Building and Heinen’s Rotunda Building Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Retail
Gristmill Village Shopping Center 7530 Fredle Drive Painesville, OH	2001/NAP	91,580	25.6 miles	88.3%	5.0 Yrs	25,000	$13.00	NAV	NNN
Buckeye Plaza 11301 Buckeye Road Cleveland, OH	1990/1992	116,905	4.3 miles	74.6%	15.0 Yrs	55,331	$9.00	NAV	NNN
Dave’s Marketplace 5100-5106 Wilson Mills Road Richmond Heights, OH	1994/2000	57,845	10.2 miles	100.0%	4.0 Yrs	57,845	$13.14	NAV	NNN
Giant Eagle 3100 Cromer Avenue NW Canton, OH	1999/NAP	80,021	48.8 miles	100.0%	5.0 Yrs	80,021	$8.44	NAV	NNN
Office
Fifth Third Center 600 Superior Ave. Cleveland, OH	1991/NAP	508,397	0.2 miles	79.0%	5.0 Yrs	2,073	$23.00	NAV	MG
The Halle Building 1228 Euclid Ave. Cleveland, OH	1910/1986	409,000	0.1 miles	100.0%	5.0 Yrs	14,369	$15.00	NAV	FSG
Caxton Building 812 Huron Road East Cleveland, OH	1903/1991	163,353	0.1 miles	93.0%	5.0 Yrs	3,584	$16.00	NAV	MG
Rosetta Center Offices 629 Euclid Avenue Cleveland, OH	1896/2013	292,477	0.2 miles	100.0%	5.0 Yrs	28,800	$19.00	NAV	MG
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $12,606). Notwithstanding anything herein, to the extent required by the TIF documents, the lender will disburse on a semi-annual basis, real estate tax funds to the TIF escrow agent for the payment of real estate taxes in the amount the 1010 Building and Heinen’s Rotunda Building Borrower is required to deposit with the TIF escrow agent pursuant to the terms of the TIF documents.

Insurance – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require an upfront insurance reserve of $51,667 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $4,473).

Replacement Reserves – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly replacement reserves of $3,012.

TI/LC Reserve – The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require ongoing monthly TI/LC reserves of $2,110 for the TI/LCs and related expenses with respect to the commercial space at the 1010 Building and Heinen’s Rotunda Building Property. In addition, to the monthly TI/LC reserve, the 1010 Building and Heinen’s Rotunda Building Borrower is required to deposit into the TI/LC reserve any amounts paid to the 1010 Building and Heinen’s Rotunda Building Borrower in connection with a termination, cancellation, sale or other disposition of any lease or any portion thereof, other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition.

Debt Service Reserve - The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require a springing debt service reserve. Upon lender’s receipt of any assigned Service Payments in accordance with the TIF documents, lender will deposit such assigned Service Payments into the debt service reserve account for the purposes of paying monthly debt service payment amounts.

A-3-91

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

Lockbox and Cash Management. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan requires a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Sweep Event (as defined below) the 1010 Building and Heinen’s Rotunda Building Borrower is required to establish a lender-controlled lockbox account and instruct non-residential tenants to deposit rents into such lockbox account. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents also require that all revenues received by the 1010 Building and Heinen’s Rotunda Building Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the 1010 Building and Heinen’s Rotunda Building Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the critical tenant TI/LC subaccount until the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the 1010 Building and Heinen’s Rotunda Building Borrower, or guarantor;

(iii)	a bankruptcy action of the property manager;

(iv)	a Cash Sweep DSCR Trigger Event (as defined below); or

(v)	a Critical Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by lender;

●	with regard to clause (ii) above, if such Cash Sweep Event is as a result of the filing of an involuntary petition against 1010 Building and Heinen’s Rotunda Building Borrower or guarantor, with respect to which neither 1010 Building and Heinen’s Rotunda Building Borrower, guarantor nor any affiliate of the foregoing solicited or caused to be solicited, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the 1010 Building and Heinen’s Rotunda Building Borrower or guarantor;

●	with regard to clause (iii) above, the 1010 Building and Heinen’s Rotunda Building Borrower replacing the property manager with a qualified property manager acceptable to the lender, or if such Cash Sweep Event is as a result of the filing of an involuntary petition against such property manager to which such property manager did not consent, when such bankruptcy action petition has been discharged, stayed, or dismissed within 120 days of such filing;

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, the date the applicable Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur upon:

(i)	if Heinen’s or any other tenant occupying the space currently occupied by such tenant (a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminate;

(ii)	on or prior to six months prior to the then applicable expiration date or termination date under its lease, if the Critical Tenant has failed to give irrevocable notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, and the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs;

(vi)	if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or

(vii)	if the Critical Tenant discontinues its normal business operations (other than a temporary cessation for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the 1010 Building and Heinen’s Rotunda Building Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the critical tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable event of default as determined by lender in its reasonable discretion;

●	with regard to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commences the payment of full unabated rent; or

A-3-92

Mixed Use – Multifamily/Retail/	Loan #8	Cut-off Date Balance:	$24,250,000
Office	1010 Building and Heinen’s Rotunda Building	Cut-off Date LTV:	57.0%
1010 Euclid Avenue		U/W NCF DSCR:	1.38x
Cleveland, OH 44114		U/W NOI Debt Yield:	8.8%

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The 1010 Building and Heinen’s Rotunda Building Property is managed by Geis Property Management, LLC, an affiliate of the 1010 Building and Heinen’s Rotunda Building Borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 1010 Building and Heinen’s Rotunda Building Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 1010 Building and Heinen’s Rotunda Building Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1010 Building and Heinen’s Rotunda Building Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-93

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

A-3-94

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

YONKERS
NEW JERSEY
WESTCHESTER COUNTY
College of Mount St Vincent
Palisades Interstate Pkwy
Palisade Ave
Riverdale Ave
Broadway
North Riverdale
Van Cortlandt Park
Palisades Interstate Park
Hudson River
METRO NORTH HUDSON RIVER LINE
Independence Ave.
Riverdale Park
Van Cortlandt Golf Course
Riverdale
Manhattan College
Major Deegan Expwy
WOODLAWN CEMETERY
Mosholu Golf Course
Schervier Hospital
H. Hudson Pkwy
Irwin Ave
Montefiore Medical Center
DeWitt Clinton H.S.
Bronx H.S. of Science
Jerome Park Reservoir
Williamsbridge Oval
Williamsbridge
E. 222nd St.
E. Gun Hill Rd.
HENRY HUDSON BRIDGE
Spuyten Duyvil
Bailey Ave.
Harris Park
Mosholu Pkwy.
Webster Ave.
METRO NORTH
Bronx River Pkwy
Bronx Blvd.
Robert K. Kraft Field
NY Presbyterian Hospital
Inwood Hill Park
Lehman College
BRONX
James J. Peters VA Medical Ctr.
Boston Rd.
Williamsbridge Rd.
Bronx Botanical Gardens
MANHATTAN
Inwood
Fordham University
Jack Coffey Field
Fordham Rd.
2302 Webster
2302 Webster Avenue
Bronx, NY 10458
CUNY Bronx Community College
Harlem River
Jerome Ave.
Grand Concourse
Pelham Pkwy.
George Wash. Bridge
Yeshiva Univ.
Harlem River Dr.
St. Barnabas Hospital
3rd Ave.
Crotona Ave
Bronx Zoo
Morris Park
Morris Park Ave.
Morris Heights
Cross Bronx Expwy
Tremont Ave.
High Bridge Park
AMTRAK
Claremont Park
Crotona Park
The Fountain at Metropolitan Oval
E. 169th St.
Boston Rd.
NEW YORK
CONN.
STAMFORD
PATERSON
NEW JERSEY
MANHATTAN
NEWARK
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Long Island Sound

A-3-95

No. 9 – 2302 Webster

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid Rise
	Original Principal Balance:	$23,200,000		Location:	Bronx, NY
	Cut-off Date Balance:	$23,200,000		Size:	71 Units
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per Unit:	$326,761
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$326,761
	Borrower Sponsors:	Ayush Kapahi and Michael Froning		Year Built/Renovated:	2020/NAP
	Guarantors:	Ayush Kapahi and Michael Froning		Title Vesting:	Leasehold
	Interest Rate:	3.8060%		Property Manager:	Self-managed
	Note Date:	June 30, 2021		Current Occupancy (As of):	98.6% (6/25/2021)
	Seasoning:	0 months		YE 2020 Occupancy(3):	NAP
	Maturity Date:	July 6, 2031		YE 2019 Occupancy(3):	NAP
	Interest-Only Period:	120 months		YE 2018 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Stabilized Appraised Value(4):	$34,800,000
	Loan Amortization Type:	Interest Only		As-Stabilized Appraised Value Per Unit(4):	$490,141
	Call Protection:	L(24),D(92),O(4)		As-Stabilized Appraisal Valuation Date(4):	July 1, 2021
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (3):	NAP
				YE 2020 NOI(3):	NAP
				YE 2019 NOI(3):	NAP
				YE 2018 NOI(3):	NAP
				YE 2017 NOI(3):	NAP
				U/W Revenues:	$2,082,495
Escrows and Reserves(1)				U/W Expenses:	$519,714
	Initial	Monthly	Cap	U/W NOI:	$1,562,781
Taxes	$116,569	$58,285	NAP	U/W NCF:	$1,540,827
Insurance	$31,285	$3,476	NAP	U/W DSCR based on NOI/NCF:	1.75x / 1.72x
Replacement Reserve	$0	$1,139	NAP	U/W Debt Yield based on NOI/NCF(2):	7.2% / 7.1%
TI/LC Reserve	$0	$691	NAP	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.2% / 7.1%
Earnout Reserve(2)	$3,550,778	$0	NAP
Ground Reserve	$12,500	$12,542	NAP	Cut-off Date LTV Ratio(4):	66.7%
Outstanding Leases Obligation Reserve	$368,323	$0	NAP	LTV Ratio at Maturity(4):	66.7%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$23,200,000	99.6%	Loan Payoff	$18,334,444	78.7%
Sponsor equity	$90,000	0.4	Closing costs	$876,101	3.8
			Upfront Reserves	$4,079,455	17.5
Total Sources	$23,290,000	100.0%	Total Uses	$23,290,000	100.0%

(1)	See “Escrows” section below.
(2)	The UW NOI Debt Yield and UW NCF Debt Yield are calculated based on the Cut-off Date Balance of the 2302 Webster Mortgage Loan (as defined below) net of a $1,407,692 portion of a $3,550,778 upfront earnout reserve (such portion of the earnout reserve being allocable to Clifford Glover Day Care, which has signed a letter of intent to occupy space at the 2302 Webster Property), which earnout reserve will be released to the 2302 Webster Borrower (as defined below) upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event (as defined below) exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent, as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are not met within 12 months of the 2302 Webster Mortgage Loan origination (or 24 months so long as the 2302 Webster Borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Webster Mortgage Loan is required to be paid down by the outstanding balance of the earnout reserve. The UW NOI Debt Yield and UW NCF Debt Yield (both as of the Cut-off Date and at maturity), without netting the $1,407,692 portion of the holdback, are 6.7% and 6.6%, respectively.
(3)	Historical cash flows and occupancy figures for 2020 and before are not available as the 2302 Webster Property (as defined below) was built in 2020 and received a certificate of occupancy in January 2021.
(4)	The 2302 Webster Property has an As-Is Appraised Value of $34,600,000 as of March 10, 2021. At the time of valuation, the 2302 Webster Property was in the process of leasing up after it received a certificate of occupancy in January 2021. The multifamily units at the 2302 Webster Property are

A-3-96

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

98.6% leased as of June 25, 2021.The borrower sponsors are in the process of obtaining a 25-year ICAP tax abatement with respect to the commercial component of the 2302 Webster Property and a 35-year 421-a tax exemption with respect to the residential component of the 2302 Webster Property, for which the 2302 Webster Mortgage Loan will be full recourse until full and irrevocable receipt of the tax abatement and exemption. The appraised value was calculated based on the assumption that the tax abatement and exemption are obtained. The Cut-off Date LTV Ratio based on the As-Is Appraised Value is 67.1%.

The Mortgage Loan. The mortgage loan (the “2302 Webster Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the leasehold interest in a 71 unit multifamily building located in Bronx, New York (the “2302 Webster Property”).

The Borrower and Borrower Sponsors. The borrower under the 2302 Webster Mortgage Loan is 2306 Webster Development LLC (the “2302 Webster Borrower”), a New York limited liability company and single purpose entity with one independent director. Legal counsel to the 2302 Webster Borrower delivered a non-consolidation opinion in connection with the origination of the 2302 Webster Mortgage Loan. The two non-recourse carveout guarantors and borrower sponsors of the 2302 Webster Mortgage Loan are Ayush Kapahi and Michael Froning. Mr. Kapahi is the principal and founding partner of HKS Capital Partners, has over 15 years of experience and has a real estate portfolio comprised of 2,164 multifamily units with a total portfolio value over $1 billion. Mr. Froning has ownership interests in thirty properties.

The Property. The 2302 Webster Property consists of a newly constructed residential building located on the east side of Webster Avenue between East 183rd and East 184th Streets in the Belmont neighborhood of the Bronx. The 8-story building has a gross building area of 63,518 square feet and was constructed in 2020. The building has a total of 71 residential units. The 71 units have a net rentable area of 56,485 square feet. The rentable residential units consist of 22 affordable units and 49 units (one of which is vacant) that are not subject to affordability restrictions (and that are leased to section 8 tenants). The affordable units are leased through the CityFHEPS program. CityFHEPS is a rental assistance supplement to help individuals and families find and keep housing. The borrower sponsors have been leasing the remaining 70% non-affordable units exclusively to tenants with Section 8 vouchers. The 2021 average underwritten Section 8 rents are $1,900 per month for studio units, $1,945 per month for one bedroom units, and $2,069 per month for two bedroom units. According to the appraisal, the Section 8 rents are generally in-line with market rate rents in the local area. The building was constructed as a 70/30 development under the Affordable New York Program. As such, the 2302 Webster Property will benefit from a 35-year Affordable New York tax exemption. The related mortgage loan seller valued the tax savings from the abatement separately in its underwriting analysis. The rentable residential units have an average unit size of 578 square feet. The residential rental units at the 2302 Webster Property are currently 98.6 percent leased as of June 25, 2021. There is currently one vacant market rate unit. In addition to the residential units, the 2302 Webster Property also has a commercial component consisting of three retail suites and one community facility suite. The three commercial suites contain a total net rentable area of 8,985 square feet.

A portion of the retail component will benefit from a 25-year Industrial & Commercial Abatement Program (ICAP). The related mortgage loan seller valued the tax savings from the abatement separately in its underwriting analysis. The 2302 Webster Property also has a garage parking component with a total of 36 parking spaces. An affiliate of the 2302 Webster Borrower has signed a master lease for the parking garage with annual rent of $64,800, which expires in June 2036. The amenities at the development are located on the second floor and consist of two recreation rooms, a common laundry room, and bicycle storage.

The 2302 Webster Property is subject to a ground lease with approximately 95 years remaining. The rent is $150,500 per year for the first five years (through October 2022), followed by 2.0% annual increases. The lessor is G.J.B. Realty Corp., which has no affiliation with the borrower sponsors.

The following table presents certain information relating to the unit mix of the 2302 Webster Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio 70%	6	6	8.5%	100.0%	450	$1,900
1 Bed 70%	28	28	39.4%	100.0%	550	$1,945
2 Bed 70%	15	14	21.1%	93.3%	650	$2,069
1 Bed 30% Affordable	11	11	15.5%	100.0%	650	$3,044
2 Bed 30% Affordable	11	11	15.5%	100.0%	550	$2,526
Total/Weighted Average	71	70	100.0%	98.6%	578	$2,228
(1)	Based on the underwritten rent roll as of June 25, 2021.

A-3-97

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

The following table presents historical occupancy percentages of the residential rental units at the 2302 Webster Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/25/2021(2)
NAP	NAP	NAP	NAP	98.6%
(1)	Occupancy not available as the 2302 Webster Property was built in 2020 and received a certificate of occupancy in January 2021.

(2)	Information obtained from the underwritten rent roll dated June 25, 2021.

COVID-19. As of July 2, 2021, the 2302 Webster Mortgage Loan is not subject to any modification or forbearance agreement, and the 2302 Webster Borrower has not requested any modification or forbearance to the 2302 Webster Mortgage Loan terms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 2302 Webster Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit
Base Rent	$1,924,620	89.9%	$27,107.32
Concessions	0	0.0	0.00
Bad Debt	0	0.0	0.00
Gross Potential Rent	$1,924,620	89.9%	$27,107.32
Other Income(3)	215,613	10.1	3,036.81
Net Rental Income	$2,140,233	100.0%	$30,144.13
(Vacancy & Credit Loss)(4)	(57,739)	(3.0)	(813.22)
Effective Gross Income	$2,082,495	97.3%	$29,330.91

Real Estate Taxes	42,516	2.0	598.82
Insurance	38,111	1.8	536.77
Management Fee	62,475	3.0	879.93
Other Operating Expenses	376,612	18.1	5,304.39
Total Operating Expenses	$519,714	25.0%	$7,319.92

Net Operating Income	$1,562,781	75.0%	$22,010.99
Capital Expenditures	21,954	1.1	309.21
Net Cash Flow	$1,540,827	74.0%	$21,701.78

NOI DSCR	1.75x
NCF DSCR	1.72x
NOI Debt Yield(5)	7.2%
NCF Debt Yield(5)	7.1%

(1)	Historical cash flow figures for 2020 and before are not available as the 2302 Webster Property was built in 2020 and received a certificate of occupancy in January 2021.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of commercial and parking income.

(4)	The underwritten economic vacancy is 3.0%. The residential rental units at the 2302 Webster Property were 98.6% leased as of June 25, 2021.

(5)	The NOI Debt Yield and NCF Debt Yield are based on the 2302 Webster Mortgage Loan amount net of the allocated holdback of $1,407,692 for Clifford Glover Day Care, which has signed a letter of intent to occupy space at the 2302 Webster Property.

A-3-98

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

Appraisal. As of the appraisal valuation date of July 1, 2021, the 2302 Webster Property had an “as-stabilized” appraised value of $34,800,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2021, there was no evidence of any recognized environmental conditions at the 2302 Webster Property.

Market Overview and Competition. The 2302 Webster Property is located within Bronx County, New York. New York City consists of five counties at the mouth of the Hudson River in the southeast area of New York State. The borough of Manhattan, also referred to as New York County, forms the political, financial and cultural core of the city. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. This region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

Following the 2.3% annual increase in gross metro product (GMP) to $809.1 billion in 2019, the City’s 2020 GMP fell 7.4% year over year to measure $749 billion due to COVID-19-related disruption to all business sectors. According to the appraisal, GMP is forecast to exhibit positive annual growth of 3.5% in 2021 and is projected to continue registering positive in all subsequent years in the forecast period with the greatest growth occurring in 2022 at 6.2%. According to the appraisal GMP growth is also forecast to outpace the growth of gross national product (GNP) in 2022.

The 2302 Webster Property is located in the Bronx submarket. As of the third quarter 2020, the Bronx multifamily submarket reported a total vacancy rate of 4.0% and average asking monthly rent per unit of $1,350.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the 2302 Webster Property totaling 482 units, which have an average occupancy rate of approximately 94.9%. The appraiser concluded to monthly market rents per unit ranging from $994 to $3,884.

The following table presents certain information relating to comparable multifamily properties for the 2302 Webster Property:

Competitive Property Summary

Property Name Address City, State	No. Units	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Monthly PSF
2302 Webster(1) 2302 Webster Avenue Bronx, NY	71	450 578 608	2020/ NAP	98.6%	N/A	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,900 $1,945 $2,217	$41.45 $35.91 $35.47
2330 Hoffman Street(2) Bronx, NY	57	400 650 700 1,167	2018/ NAP	87.7%	0.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,801 $2,426 $3,235	$33.25 $41.59 $33.26
Hudson 192(2) 4469 Broadway New York, NY	85	500 700 1,000	2008/ NAP	89.4%	2.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,606 $2,087 $2,718	$38.54 $35.78 $32.62
The Stack(2) 4857 Broadway New York, NY	28	450 750 1,100 1,500	2013/ NAP	92.9%	2.8 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$2,056 $2,208 $3,004 $3,884	$54.83 $35.33 $32.77 $31.07
2483 Cambreleng Avenue(2) Bronx, NY	21	500 650	2008/ NAP	100%	1.2 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,392 $1,851	$33.41 $34.17
Axe Kingsbridge(2) 2763 Morris Avenue Bronx, NY	70	337 622 754	2017/ NAP	100%	1.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,576 $1,675 $2,017	$56.12 $32.32 $32.10
700 Rosewood Street(2) Bronx, NY	125	450 550 650	2011/ NAP	94.4%	3.6 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$1,265 $1,349 $1,636	$33.73 $29.43 $30.20
Riverview Tower(2) 1514 Sedgwick Avenue Bronx, NY	96	400 550 700	2004/ NAP	100%	2.4 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	$994 $2,102 $2,435	$29.82 $45.86 $41.74
(1)	Information obtained from the underwritten rent roll dated June 25, 2021.

(2)	Information obtained from the appraisal.

A-3-99

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$23,200,000
2302 Webster Avenue	2302 Webster	Cut-off Date LTV:	66.7%
Bronx, NY 10458		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	7.2%

Escrows.

Real Estate Taxes – The 2302 Webster Mortgage Loan documents require reserves for real estate taxes with upfront collections of $116,569 and monthly collections currently equal to $58,285.

Insurance – The 2302 Webster Mortgage Loan documents require reserves for insurance premiums with upfront collections of $31,285 and monthly collections currently equal to $3,476.

TI/LC Reserve – The 2302 Webster Mortgage Loan documents require monthly collections of $691 for tenant improvements and leasing commissions.

Ground Reserve – The 2302 Webster Mortgage Loan documents require with respect to ground rent an upfront deposit equal to $12,500 and require monthly deposits currently equal to $12,542.

Replacement Reserves – The 2302 Webster Mortgage Loan documents require ongoing monthly replacement reserves of $1,139.

Outstanding Leases Obligation Reserve - The 2302 Webster Mortgage Loan documents require an upfront reserve for outstanding lease obligations for the three commercial tenants of $368,323.

Earnout Reserve - The 2302 Webster Mortgage Loan documents require a $3,550,778 upfront earnout reserve, which will be released to the 2302 Webster Borrower upon satisfaction of the following conditions: (i) no event of default is continuing, (ii) no Cash Management Trigger Event exists, (iii) upon each of the three commercial retail tenants being in occupancy, open for business and paying unabated base rent (the “earnout conditions”), as evidenced by individual tenant estoppels and (iv) to the extent that an NCF debt yield of 7.00% is achieved calculated by netting any funds remaining in the earnout reserve from the outstanding principal balance of the 2302 Webster Mortgage Loan. The funds from the earnout reserve will be disbursed to the 2302 Webster Borrower pro rata as each of the commercial tenants meet the earnout conditions. In the event the earnout conditions are not met within 12 months of loan origination (or 24 months so long as the 2302 Webster Borrower is pursuing diligent efforts to satisfy the earnout reserve conditions) plus up to an additional 60 days in either case solely in order to obtain the required tenant estoppel, the 2302 Webster Mortgage Loan is required to be paid down by the outstanding balance of the earnout reserve.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the 2302 Webster Borrower is required to establish a lender-controlled lockbox account, and the 2302 Webster Borrower and property manager are required to deposit all rents into the lockbox account. During a Cash Management Trigger Event, funds in the lockbox accounts are required to be swept to a lender-controlled cash management account, and all excess funds (after payment of required monthly reserve deposits, debt service, operating and capital expenses) are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under the 2302 Webster Mortgage Loan documents (ii) an event of default under the property management agreement or (iii) if the debt service coverage ratio is less than 1.10x and will end (x) with respect to clause (i) above, upon the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, if the default under the property management has been cured or the property management agreement has been replaced in accordance with the 2302 Webster Mortgage Loan documents and (z) with respect to clause (iii) above, if the 2302 Webster Property achieves a debt service coverage ratio of at least 1.10x for at least two consecutive quarters. The 2302 Webster Borrower will have the right to avoid the Cash Management Trigger Event related to clause (iii) above by posting cash or letters of credit equal to $89,577 on an annual basis.

Property Management. The 2302 Webster Property is self-managed.

Partial Release. None.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The 2302 Webster Property is subject to a ground lease with G.J.B. Realty Corp., as the ground lessor, which ground lease has an expiration of October 18, 2116. The annual rent due under the ground lease for the 2302 Webster Property is $150,500 through October 2022, followed by 2.0% annual increases thereafter with no resets.

Terrorism Insurance. The 2302 Webster Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 2302 Webster Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 2302 Webster Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-100

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A-3-101

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

A-3-102

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

The Wyatt at Northern Lights
1410 30th Avenue Northwest
Minot, ND 58703
Minot Air Force Base 9 miles
Minot
Minot International Airport
WARD COUNTY
62nd Ave NE
46th Ave NW
46th Ave NE
36th Ave NW
30th Ave NW
21st Ave NW
4th Ave NW
3rd Ave NW
5th Ave NE
20th Ave SW
20th Ave SE
37th Ave SW
54th Ave SE
US 83 Bypass
16th St NW
16th St SW
33rd St SW
N. Broadway
27th St NE
27th St SE
13th St SE
Valley St
Burdick Expwy East
Burdick Expwy West
AMTRAK
Polaris Park
Optimist Soccer Complex
Keith White Sertoma Complex
Herbert M. Parker Stadium
MSU Dome
Minot State University
Oak Park
Taube Museum of Art
DOWNTOWN MINOT
Roosevelt Park
Roosevelt Park Zoo
Jack Hoeven Baseball Park
Moose Park
Trinity Health West
Trinity Hospital-St. Joseph's
Souris River
Souris Valley Golf Course
Scandinavian Heritage Assoc.
Town & Country Shopping Center
South Hill Complex
Dakota Square Mall
SASKATCHEWAN
MANITOBA
CANADA
U.S.
NORTH DAKOTA
SOUTH DAKOTA
MINN.
MT
WY
Brandon
Portage la Prairie
WINNIPEG
Estevan
Williston
Sidney
Minot
Grafton
Devils Lake
Grand Forks
East Grand Forks
Bismarck
Mandan
Dickinson
Jamestown
FARGO
West Fargo
Fergus Falls
Aberdeen
Watertown
Spearfish
Pierre
Huron
Brookings

A-3-103

No. 10 – The Wyatt at Northern Lights

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$22,750,000		Location:	Minot, ND
	Cut-off Date Balance:	$22,750,000		Size:	276 Units
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per Unit:	$82,428
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$82,428
	Borrower Sponsors:	Tim Edwards, Wesley D. Hill and Darrin N. Jones		Year Built/Renovated:	2014/NAP
	Guarantors:	Tim Edwards, Wesley D. Hill and Darrin N. Jones		Title Vesting:	Fee
	Interest Rate:	4.3400%		Property Manager:	WestCorp Management Group One, Inc.
	Note Date:	June 25, 2021		Current Occupancy (As of):	98.2% (6/14/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	91.5%
	Maturity Date:	July 6, 2031		YE 2019 Occupancy:	96.8%
	IO Period:	120 months		YE 2018 Occupancy:	86.2%
	Loan Term (Original):	120 months		YE 2017 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(3):	$35,700,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(3):	$129,348
	Call Protection:	L(24),D(91),O(5)		As-Is Appraisal Valuation Date:	May 26, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(3)
	Additional Debt:	None		TTM NOI (5/31/2021):	$1,927,651
	Additional Debt Type (Balance):	NAP		YE 2020 NOI:	$1,805,576
				YE 2019 NOI:	$1,821,515
				YE 2018 NOI(2):	NAV
				U/W Revenues:	$3,390,664
				U/W Expenses:	$1,380,060
Escrows and Reserves(1)				U/W NOI:	$2,010,604
	Initial	Monthly	Cap	U/W NCF:	$1,941,604
Taxes	$179,400	$29,900	NAP	U/W DSCR based on NOI/NCF:	2.01x / 1.94x
Insurance	$11,364	$5,411	NAP	U/W Debt Yield based on NOI/NCF:	8.8% / 8.5%
Replacement Reserves	$0	$5,750	$345,000	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.5%
				Cut-off Date LTV Ratio:	63.7%
				LTV Ratio at Maturity:	63.7%

Sources and Uses
Sources			Uses
Original loan amount	$22,750,000	64.1%	Purchase price	$35,000,000	98.6%
Borrower sponsor equity	12,761,500	35.9	Closing costs	320,736	0.9
			Upfront reserves	190,764	0.5
Total Sources	$35,511,500	100.0%	Total Uses	$35,511,500	100.0%
(1)	See “Escrows” section below.

(2)	The borrower acquired The Wyatt at Northern Lights Property (as defined below) in 2021. As such, not all historical occupancy and NOI information is available.

(3)	While The Wyatt at Northern Lights Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Wyatt at Northern Lights Mortgage Loan more severely than assumed in the underwriting of The Wyatt at Northern Lights Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (“The Wyatt at Northern Lights Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage encumbering a multifamily garden property (“The Wyatt at Northern Lights Property”) located in Minot, North Dakota.

The Borrower and Borrower Sponsors. The borrower comprises three tenants-in-common: Edwards Wyatt LLC, Hill Wyatt LLC and Jones Wyatt LLC (collectively, “The Wyatt at Northern Lights Borrower”), each a single purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantors and borrower sponsors of The Wyatt at Northern Lights Mortgage Loan are Tim Edwards, Wesley D. Hill and Darrin N. Jones.

A-3-104

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Wesley D. Hill is the owner of Hill Properties, a real estate management, brokerage and investment company based in Chico, California. Hill Properties has over 750 apartment units currently under management in California, Oregon and Washington. Mr. Hill and Mr. Edwards own Multifamily Asset Advisors, a full-service consulting and asset management firm. Multifamily Asset Advisors has approximately $200.0 million of assets under management and ownership in California, Oregon, Utah and Washington. Darrin Norman Jones has been passive real estate investors since 2005. Mr. Jones currently has ownership in 495 units in Springfield, Oregon and 108 units in Clarkston, Washington.

The Property. The Wyatt at Northern Lights Property is a 276-unit garden multifamily property located in Minot, North Dakota. Built from 2014 to 2016, The Wyatt at Northern Lights Property consists of eight, three-story buildings, situated on a 15.0-acre site. The Wyatt at Northern Lights Property’s unit mix includes 108 one-bedroom/one-bathroom units, 144 two-bedroom/two-bathroom units and 24 three-bedroom/two-bathroom units, with an average unit size of 969 square feet. Common area amenities at The Wyatt at Northern Lights Property include a fitness center, indoor heated pool/spa, dry sauna, 10-seat theatre room, library, business center, clubhouse, coffee café, playground, package locker delivery system and garages. Unit amenities include stainless steel appliances, granite countertops, modern lighting, full size washer and dryer, central air conditioning and wood laminate flooring. During 2019 to 2021, The Wyatt at Northern Lights Property underwent capital improvements of approximately $324,526 or $1,176 per unit for interior and exterior renovations, flooring replacement, appliances, electrical and landscaping and parking renovations. Onsite parking is provided by 443 uncovered parking spaces and 208 garage parking spaces for a total of 651 parking spaces, resulting in a parking ratio of approximately 2.4 spaces per unit. As of June 14, 2021, The Wyatt at Northern Lights Property was 98.2% leased.

The following table presents certain information relating to the unit mix of The Wyatt at Northern Lights Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1 Bedroom / 1 Bathroom	108	107	39.1%	99.1%	758	$793
2 Bedrooms / 2 Bathrooms	144	140	52.2%	97.2%	1,068	$963
3 Bedrooms / 2 Bathrooms	24	24	8.7%	100.0%	1,324	$1,225
Total/Weighted Average	276	271	100.0%	98.2%	969	$919
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at The Wyatt at Northern Lights Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/14/2021(2)
86.2%	96.8%	91.5%	98.2%

(1)	Information obtained from The Wyatt at Northern Lights Borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of June 14, 2021, The Wyatt at Northern Lights Property is open and operating. As of the date hereof, collection at The Wyatt at Northern Lights Property was at 96.7% of total units and at 98.6% of total UW base rent. As of the date hereof, The Wyatt at Northern Lights Mortgage Loan is not subject to any modification or forbearance agreement, and The Wyatt at Northern Lights Borrower has not requested any modification or forbearance to The Wyatt at Northern Lights Mortgage Loan terms.

A-3-105

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Wyatt at Northern Lights Property:

Cash Flow Analysis

	2019	2020	TTM 5/31/2021	U/W	%(1)	U/W $ per Unit
Base Rent	$2,986,900	$3,023,002	$3,042,815	$2,989,824	84.4%	$10,833
Grossed Up Vacant Space	0	0	0	58,380	1.6	212
Gross Potential Rent	$2,986,900	$3,023,002	$3,042,815	$3,048,204	86.0%	$11,044
Other Income(2)	529,020	483,698	494,329	494,329	14.0	1,791
Net Rental Income	$3,515,920	$3,506,700	$3,537,144	$3,542,533	100.0%	$12,835
(Vacancy & Credit Loss)	(323,503)	(384,234)	(298,381)	(151,869)(3)	(5.0)	(550)
Effective Gross Income	$3,192,417	$3,122,466	$3,238,763	$3,390,664	95.7%	$12,285

Real Estate Taxes	271,169	287,272	279,971	358,800	10.6	1,300
Insurance	70,695	84,138	89,569	64,936	1.9	235
Management Fee	95,338	93,671	97,065	101,720	3.0	369
Other Operating Expenses	933,700	851,809	844,507	854,604	25.2	3,096
Total Operating Expenses	$1,370,902	$1,316,890	$1,311,112	$1,380,060	40.7%	$5,000

Net Operating Income	$1,821,515	$1,805,576	$1,927,651	$2,010,604	59.3%	$7,285
Capital Expenditures	0	0	0	69,000	2.0	250
Net Cash Flow	$1,821,515	$1,805,576	$1,927,651	$1,941,604	57.3%	$7,035

NOI DSCR	1.82x	1.80x	1.93x	2.01x
NCF DSCR	1.82x	1.80x	1.93x	1.94x
NOI Debt Yield	8.0%	7.9%	8.5%	8.8%
NCF Debt Yield	8.0%	7.9%	8.5%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes (i) utility income of $175,056, (ii) parking income of $138,303 and (iii) other income of $176,970 which include month-to-month fees, application fees, cleaning fees, late fees, cable income, pet fees, admin/legal fees, non-sufficient funds fees, corporate units/furniture, damage income, key/lock change and miscellaneous income.

(3)	The underwritten economic vacancy is 5.0%. As of June 14, 2021, The Wyatt at Northern Lights Property was 98.2% leased.

Appraisal. As of the appraisal valuation date of May 26, 2021, The Wyatt at Northern Lights Property had an “as-is” appraised value of $35,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 14, 2021, there was no evidence of any recognized environmental conditions at The Wyatt at Northern Lights Property.

Market Overview and Competition. The Wyatt at Northern Lights Property is located in Minot, Ward County, North Dakota, within the Minot, North Dakota metropolitan statistical area (the “Minot MSA”). Minot is located in the north central part of North Dakota. The Minot MSA economy is primarily driven by services, retail trade, and agriculture/mining and public administration. Major employers within the Minot MSA include Minot Air Force Base, Trinity Health, Minot Public Schools, City of Minot and Minot State University. Minot Air Force Base (“Minot AFB”) is located approximately 13 miles north of The Wyatt at Northern Lights Property. Minot AFB employs approximately 5,551 active duty members and has approximately 5,584 family members and 1,060 civilians who live near Minot AFB.

Access to the Minot area is provided via U.S. Highway 83 and U.S. Highway 2. U.S. Highway 83 is a north-south route that provides access to Bismarck, which is approximately 120 miles south of Minot. The immediate area surrounding The Wyatt at Northern Lights Property is characterized by single family and multifamily uses. Minot State University is located approximately 2.1 miles southeast of The Wyatt at Northern Lights Property. As of fall 2020, Minot State University had approximately 2,920 students consisting of 1,948 full time students and 972 part time students. Dakota Square Mall is located approximately 5.6 miles south of The Wyatt at Northern Lights. The mall is anchored by Scheels, Target, Barnes & Noble, Ross Dress for Less and JC Penney. Other national retailers include T-Mobile, Old Navy, T.J. Maxx, AMC Theater, Party City, ULTA, and Victoria’s Secret. Other retailers within the area include Walmart, Best Buy, Hobby Lobby, Kohl’s, and Menards. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of The Wyatt at Northern Lights Property is 4,052, 26,935 and 48,474, respectively, with an average household income within a one-, three-, and five-mile radius of The Wyatt at Northern Lights Property of approximately $81,478, $72,614 and $74,043, respectively.

According to a third party market research report, as of the first quarter of 2021, the Minot multifamily submarket contained approximately 6,517 units, a reported 5.7% vacancy rate representing a 0.2% decrease year-over-year, and an average asking rent per unit of $895 representing a 2.4% increase year-over-year.

A-3-106

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

Appraiser’s Comp Set – The appraiser identified four competitive properties for The Wyatt at Northern Lights Property totaling 795 units, which reported a weighted average occupancy rate of approximately 99.0%. The appraiser concluded to monthly market rents of $879 per unit for one bedroom/one bathroom units, $1,077 per unit for two bedroom/two bathroom units and $1,369 per unit for three bedroom/two bathroom units.

Competitive Set(1)

	The Wyatt at Northern Lights (Subject)(2)	Northern Highlands	The Commons and Landing at Southgate	The Plaza Apartments	Minot Place
Location	Minot, ND	Minot, ND	Minot, ND	Minot, ND	Minot, ND
Distance to Subject	--	0.3 miles	6.4 miles	6.1 miles	8.1 miles
Property Type	Garden/Low Rise	Garden/Low Rise	Mid/High Rise	Garden/Low Rise	Garden/Low Rise
Year Built/Renovated	2014-2016/NAP	2014/NAP	2014/NAP	2008/NAP	2011/NAP
Number of Units	276	239	341	71	144
Average Monthly Rent (per unit)
Studio	NAP	NAP	NAP	NAP	$775
1 Bedroom	$793	$995	$605 - $963	$832 - $960	$968
2 Bedrooms	$963	$1,100 - $1,237	$993 - $1,295	$945 - $1,168	$945 - $975
3 Bedrooms	$1,225	$1,401	$1,035 - $1,843	$1,210 - $1,502	$1,195
Occupancy	98.2%	99.6%	99.4%	100.0%	97.2%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Wyatt at Northern Lights Mortgage Loan documents require an upfront real estate tax reserve of $179,400 and ongoing monthly real estate tax reserves in the amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $29,900).

Insurance – The Wyatt at Northern Lights Mortgage Loan documents require an upfront insurance reserve of $11,364 and ongoing monthly insurance premium reserves in the amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $5,411).

Replacement Reserves – The Wyatt at Northern Lights Mortgage Loan documents require ongoing monthly replacement reserves of $5,750, subject to a cap of $345,000.

Lockbox and Cash Management. The Wyatt at Northern Lights Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) The Wyatt at Northern Lights Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Wyatt at Northern Lights Mortgage Loan documents also require that all revenues received by The Wyatt at Northern Lights Borrower or property manager be deposited into the lockbox account within two business days of receipt. Pursuant to The Wyatt at Northern Lights Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to The Wyatt at Northern Lights Borrower; and (b) if a Cash Sweep Event is in effect, funds will be applied to an excess cash flow account controlled by the lender, to be held by the lender as additional security for The Wyatt at Northern Lights Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	The Wyatt at Northern Lights Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of The Wyatt at Northern Lights Borrower, guarantor or property manager; or
(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for The Wyatt at Northern Lights Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, The Wyatt at Northern Lights Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for The Wyatt at Northern Lights Mortgage Loan.

A-3-107

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$22,750,000
1410 30th Avenue Northwest	The Wyatt at Northern Lights	Cut-off Date LTV:	63.7%
Minot, North Dakota 58703		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	8.8%

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of The Wyatt at Northern Lights Borrower, guarantor or property manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for The Wyatt at Northern Lights Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, The Wyatt at Northern Lights Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for The Wyatt at Northern Lights Mortgage Loan.

Property Management. The Wyatt at Northern Lights Property is managed by WestCorp Management Group One, Inc., a third-party property management company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Wyatt at Northern Lights Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by The Wyatt at Northern Lights Borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Wyatt at Northern Lights Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-108

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A-3-109

No. 11 – Trader Joe’s LIC

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$20,300,000		Property Type – Subtype:	Retail – Unanchored
	Cut-off Date Balance:	$20,300,000		Location:	Long Island City, NY
	% of Initial Pool Balance:	2.7%		Size:	25,996 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF:	$780.89
	Borrower Sponsors:	Gary Feldman and Zhidong Wu		Maturity Date Balance Per SF:	$780.89
	Guarantors:	Gary Feldman and Zhidong Wu		Year Built/Renovated:	2021/NAP
	Interest Rate:	3.7280%		Title Vesting:	Fee
	Note Date:	July 1, 2021		Property Manager:	Self-managed
	Seasoning:	0 months		Current Occupancy (As of)(3):	83.4% (6/15/2021)
	Maturity Date:	July 6, 2031		YE 2020 Occupancy(3):	NAP
	IO Period:	120 months		YE 2019 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2018 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$31,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$1,192.49
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date(4):	June 4, 2021
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI:	NAP
				YE 2020 NOI:	NAP
				YE 2019 NOI:	NAP
				YE 2018 NOI:	NAP
				U/W Revenues:	$1,395,000
				U/W Expenses:	$116,181
Escrows and Reserves				U/W NOI:	$1,278,819
	Initial	Monthly	Cap	U/W NCF:	$1,261,983
Taxes	$6,667	$3,333	NAP	U/W DSCR based on NOI/NCF:	1.67x / 1.64x
Insurance	$4,889	$1,630	NAP	U/W Debt Yield based on NOI/NCF(2):	7.3% / 7.2%
Replacement Reserve	$0	$325	$11,699	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.3% / 7.2%
TI/LC Reserve(1)	$1,000,000	Springing	$38,917	Cut-off Date LTV Ratio(4):	65.5%
Free Rent Reserve	$1,347,205	NAP	NAP
Earnout Reserve(2)	$2,750,000	$0	NAP	LTV Ratio at Maturity(4):	65.5%

Sources and Uses
Sources			Uses
Original loan amount	$20,300,000	100.0%	Loan Payoff(5)	$11,620,508	57.2%
			Closing Costs	465,311	2.3
			Upfront Reserves	5,108,761	25.2
			Return of Equity	3,105,421	15.3
Total Sources	$20,300,000	100.0%	Total Uses	$20,300,000	100.0%

(1)	Monthly TI/LC Reserves of $1,083 are springing upon the reserve balance falling below the cap of $38,917.
(2)	The U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF are calculated based on the Cut-off Date Balance of such mortgage loan net of the $2,750,000 upfront earnout reserve, which will be deposited in the cash management account (and released to the borrower if there is no cash management sweep event in existence) upon satisfaction of the following conditions: (i) Five Iron Golf (which has signed a letter of intent to occupy space at the Trader Joe’s LIC Property (as defined below)) or a satisfactory replacement tenant pursuant to a replacement lease has accepted and is occupying all of the space under its lease and paying full unabated rent, (ii) all obligations of the borrower, as landlord under the Five Iron Golf lease or any such replacement lease, have been duly performed, completed and paid for, including, without limitation, any obligations of the borrower to make or pay or reimburse Five Iron Golf or any replacement tenant for any tenant improvements and leasing commissions, (iii) any improvements described in the Five Iron Golf lease or any such replacement lease have been constructed in accordance therewith and have been accepted by Five Iron Golf or such replacement tenant, (iv) Five Iron Golf or any such replacement tenant is not then entitled to any concession or rebate of rent or other charges from time to time due and payable under its lease, (v) there are no defaults by the borrower or Five Iron Golf under the Five Iron Golf lease and/or any replacement tenant under a replacement Lease, (vi) all tenants at the Trader Joe’s LIC Property shall have obtained certificates of occupancy for their respective demised premises; and (vii) the NCF debt yield at the Trader Joe’s LIC Property after giving effect to the Five Iron Golf lease or any such replacement lease is not less than 7.0%. In the event the earnout conditions are not met on or before July 1, 2024, the loan shall be paid down by the outstanding balance of the earnout reserve. The UW NOI Debt Yield and UW NCF Debt Yield (both as of the Cut-off Date and at Maturity), without netting the $2,750,000 holdback, are 6.3% and 6.2%, respectively.
(2)	See “Historical Occupancy” table below.
(3)	The As-Is Appraised Value of $31,000,000 assumes at least $2,500,000 of reserves are available for Five Iron Golf. The lender reserved $2,750,000 for an upfront earnout reserve, $1,000,000 for tenant improvements and $300,000 for free rent associated with the Five Iron Golf letter of intent.
(4)	The mortgage loan paid off a condo inventory loan. As such, the balance was amortized down due to sales from residential units.

A-3-110

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

The Mortgage Loan. The mortgage loan (the “Trader Joe’s LIC Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 25,996 square foot Trader Joe’s unanchored retail center located in Long Island City, New York (the “Trader Joe’s LIC Property”).

The Property. The Trader Joe’s LIC Property consists of a 1-story, plus lower level, retail condominium unit located within The Prime LIC residential building located at 2243 Jackson Avenue in the Long Island City neighborhood of Queens. The Trader Joe’s LIC Property is comprised of 14,626 square feet of ground floor retail space and 11,370 square feet of lower level retail space for a total of 25,996 square feet of net rentable area. The Trader Joe’s LIC Property is leased to Trader Joe’s through June 24, 2036. The improvements were recently completed in 2021 and Trader Joe’s took occupancy and opened for business on June 25, 2021.

The Trader Joe’s LIC Property is located on the northwest corner of Jackson Avenue and 46th Avenue. Long Island City is located opposite Midtown Manhattan and consists of an approximately 2.5 square mile area bound by Newtown Creek to the south, 34th Avenue to the north, Northern Boulevard and 39th Street to the east, the Long Island Expressway to the southeast and the East River to the west. Long Island City is situated in the northwestern portion of Queens County and bound by the neighborhoods of Astoria to the north, Woodside to the south, Jackson Heights to the east and Roosevelt Island and the East River to the west.

Five Iron Golf has signed a letter of intent (“LOI”) for 7,575 square feet with a 10-year term that expires on July 14, 2031. If signed, it is anticipated that their lease will commence in the third quarter of 2021. There is no rent underwritten to this space. Five Iron Golf is an urban indoor golf experience that combines a unique mixture of golf and entertainment with a community-focused vision of making the game more inclusive and accessible. Five Iron Golf has three existing locations in New York City, and each features golf simulators, teaching professionals, a full bar, a locally-inspired menu, and event space. Customers are encouraged to reserve a simulator or participate in leagues, events, and private or group lessons.

Major Tenants.

Largest Tenant: Trader Joe’s (17,555 SF, 67.5% of net rentable area; 100.0% of underwritten base rent; 6/24/2036 lease expiration), – Trader Joe’s was founded in 1967 by Joe Coulombe in Pasadena, California. Mr. Coulumbe wanted to create a place where people can shop for products from all around the world that are not typically found in your normal grocery store. The first Trader Joe’s was then opened in 1967 and became a national chain of neighborhood grocery stores. Later, in 1979, Coulombe sold the chain to Theo Albrecht and his family, owners of Aldi Nord. Coulombe, however, agreed to remain on board as CEO for approximately ten years. The expiration date for the Trader Joe’s lease is June 24, 2036. As of January 19, 2021, there were approximately 530 Trader Joe’s locations nationwide.

COVID-19 Update. The Trader Joe’s LIC Property was built in 2021 and the largest tenant, Trader Joe’s, started their lease on June 25, 2021. As such, the property has been unaffected by the COVID-19 pandemic.

The following table presents certain information relating to the tenancy at the Trader Joe’s LIC Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Trader Joe’s	NR/NR/NR	17,555	67.5%	$79.46	$1,395,000	100.0%	6/24/2036	2, 10-year	N
Total Major Tenants		17,555	67.5%	$79.46	$1,395,000	100.0%

Occupied Collateral Total		17,555	67.5%	$79.46	$1,395,000	100.0%

Vacant Space		8,441	32.5%

Collateral Total		25,996	100.0%

A-3-111

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the lease rollover schedule at the Trader Joe’s LIC Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	17,555	67.5%	17,555	67.5%	$1,395,000	100.0%	$79.46
Vacant	0	8,441	32.5%	25,996	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	25,996	100.0%			$1,395,000	100.0%	$79.46(3)

(1)	Information obtained from the underwritten rent roll dated June 15, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Excludes vacant space.

The following table presents historical occupancy percentages at the Trader Joe’s LIC Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/15/2021(2)
NAP	NAP	NAP	83.4%

(1)	The property was built in 2021 so historical occupancy is not available.
(2)	Information taken from underwritten rent roll and represents economic occupancy. Physical occupancy was 67.5%.

Market Overview and Competition. The Trader Joe’s LIC Property comprises a multi-level retail condominium unit within The Prime LIC located on the northwest corner of Jackson Avenue and 46th Avenue in the Long Island City neighborhood of Queens. The Trader Joe’s LIC Property’s multilevel retail space exhibits excellent visibility and window frontage along the Jackson Avenue commercial corridor. Trader Joe’s has leased the majority of the property and comprises 6,185 square feet on the ground floor and 11,370 square feet on the lower level totaling 17,555 square feet.

The Trader Joe’s LIC Property is located along Jackson Avenue, one of the three major retail/commercial corridors in Long Island City. Vernon and Queens Boulevards comprise the other two main commercial corridors. These thoroughfares result in a generally triangular shaped area that is the main Long Island City landscape. However, there are several residential buildings along the waterfront that are west of Vernon Boulevard. The commercial corridors provide the main source of retail and service related tenants in the immediate vicinity. The retail space is generally comprised of 1-2 story standalone commercial buildings or multi-level retail space at the base of residential, hotels or office buildings. The Long Island City is generally a dense area that is mainly traversed by public transportation. The Trader Joe’s LIC Property’s nearest subways are the G and No. 7 trains, located across the street at the Court Square station. The E and M trains are also located nearby at Court Square-23rd Street. Just down Jackson Avenue to the southwest is MoMA PS1, while the rest of the downtown Long Island City district sits to the northeast.

Appraiser’s Comp Set – The appraiser identified analyzed recent leases negotiated in competitive buildings in the marketplace, which range from $70.00 to $115.00 per square foot of ground floor space. The lower level space reflected $22.22 per square foot. After adjustments, these leases range from $89.32 to $122.92 per square foot for the ground floor space, with an average of $101.92 per square foot.

A-3-112

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Trader Joe’s LIC Property:

Market Rent Summary(1)

	Retail	Smaller Retail
Market Rent (PSF)	$80.00	$130.00
Lease Term (Years)	10	10
Lease Type (Reimbursements)	Gross	Gross
Rent Increase Projection	10.00% every 5 yrs	3.00%
(1)	Information obtained from the appraisal.

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
2076-84 86th Street	Bath Beach, Brooklyn	7,806	June-21	$17,250,000	$2,209.84
Retail Condo unit within the Williamsburg Social	Williamsburg, Brooklyn	52,233	Dec-20	$32,000,000	$612.64
Retail Condo unit within 100 Willoughby Street	Downtown, Brooklyn	10,161	Jun-20	$6,500,000	$639.70
Retail Condo unit within Flushing Commons	Flushing, Queens	30,000	Feb-20	$42,000,000	$1,400.00
(1)	Information obtained from the appraisal.

The following table presents certain information relating to six comparable leases to those at the Trader Joe’s LIC Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Hoffen Group 27-35 Jackson Avenue Long Island City, Queens	1965/NAP	NAV	0.4 miles	100.0%	12 yrs.	2,138	$75.00	NAV	Gross
LIC Bakery 27-35 Jackson Avenue Long Island City, Queens	1965/NAP	NAV	0.4 miles	100.0%	9 yrs.	1,800	$70.00	NAV	Gross
MITO 27-35 Jackson Avenue Long Island City, Queens	1965/NAP	NAV	0.4 miles	100.0%	9 yrs.	5,000	$70.00	NAV	Gross
Confidential 21-59 44th Drive Long Island City, Queens	2020/NAP	NAV	0.2 miles	100.0%	10 yrs.	985	$97.50	NAV	Gross
Row House 21-30 44th Drive Long Island City, Queens	2019/NAP	NAV	0.2 miles	100.0%	10 yrs.	2,673	$80.00	NAV	Gross
Hudson Gourmet Market 21-59 44th Drive Long Island City, Queens	2020/NAP	NAV	0.2 miles	100.0%	10 yrs.	1,500	$115.00	NAV	Gross
(1)	Information obtained from the appraisal.

A-3-113

Retail – Unanchored	Loan #11	Cut-off Date Balance:	$20,300,000
2243 Jackson Avenue	Trader Joe’s LIC	Cut-off Date LTV:	65.5%
Long Island City, NY 11101		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Trader Joe’s LIC Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Rents in Place	$1,395,000	83.4%	$53.66
Contractual Rent Steps	0	0.0	0.00
Percentage Rent	0	0.0	0.00
Grossed Up Vacant Space	277,940	16.6	10.69
Gross Potential Rent	$1,672,940	100.0%	$64.35
Other Income	0	0.0	0.00
Total Recoveries	0	0.0	0.00
Net Rental Income	$1,672,940	100.0%	$64.35
(Vacancy & Credit Loss)	(277,940)(2)	(16.6)	(10.69)
Effective Gross Income	$1,395,000	83.4%	$53.66

Real Estate Taxes	26,189	1.9	1.01
Insurance	0	0.0	0.00
Management Fee	27,900	2.0	1.07
Other Operating Expenses	62,092	4.5	2.39
Total Operating Expenses	$116,181	8.3%	$4.47

Net Operating Income	$1,278,819	91.7%	$49.19
Replacement Reserves	3,899	0.3	0.15
TI/LC	12,937	0.9	0.50
Net Cash Flow	$1,261,983	90.5%	$48.55

NOI DSCR	1.67x
NCF DSCR	1.64x
NOI Debt Yield(3)	7.3%
NCF Debt Yield(3)	7.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The underwritten economic vacancy is 16.6%. The Trader Joe’s LIC Property is 67.5% occupied by Trader Joe’s as of June 15, 2021.
(3)	The NOI Debt Yield and NCF Debt Yield are calculated net of the $2,750,000 holdback related to the Five Iron Golf LOI.

A-3-114

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A-3-115

No. 12 – The Westchester

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Column Financial, Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch):	BBB-		Property Type – Subtype:	Retail – Super-Regional Mall
	Original Principal Balance(1):	$20,000,000		Location:	White Plains, NY
	Cut-off Date Balance(1):	$20,000,000		Size:	809,311 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF:	$423.82
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$423.82
	Sponsors:	Simon Property Group, L.P. and Institutional Mall Investors LLC		Year Built/Renovated:	1995/2015-2017
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee & Leasehold
	Interest Rate:	3.2500%		Property Manager:	Simon Management Associates, Inc.
	Note Date(2):	January 21, 2020		Current Occupancy(2):	92.2% (5/11/2021)
	Seasoning:	17 months		YE 2020 Occupancy(2):	90.6%
	Maturity Date:	February 1, 2030		YE 2019 Occupancy(2):	96.8%
	IO Period:	120 months		YE 2018 Occupancy:	93.2%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	92.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value(4)(5):	$647,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(4):	$799.45
	Call Protection(3):	L(35),YM1(1),DorYM1(5),D(72),O(7)		As-Is Appraisal Valuation Date(4)(5):	January 12, 2021
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(4)
	Additional Debt(1):	Yes		YE 2020 NOI(2):	$29,104,145
	Additional Debt Type (Balance)(1):	Pari Passu ($323,000,000); Subordinate ($57,000,000)		YE 2019 NOI(2):	$41,494,952
				YE 2018 NOI:	$41,873,477
				YE 2017 NOI:	$49,271,900
				U/W Revenues:	$64,364,071
				U/W Expenses:	$22,017,611
Escrows and Reserves				U/W NOI(2):	$42,346,460
	Initial	Monthly	Cap	U/W NCF:	$40,842,264
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.75x / 3.61x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.3% / 11.9%
Replacement Reserve	$0	Springing	$543,990	U/W Debt Yield at Maturity based on NOI/NCF:	12.3% / 11.9%
TI/LC Reserve	$8,006,075	Springing	$2,322,930	Cut-off Date LTV Ratio:	53.0%
NM Reserve Fund	$0	Springing	$7,159,800	LTV Ratio at Maturity:	53.0%

Sources and Uses
Sources			Uses
A Notes	$343,000,000	85.8%	Loan Payoff	$318,094,845	79.5%
B Notes	57,000,000	14.3	Return of Equity	71,318,620	17.8
			Upfront Reserves	8,006,075	2.0
			Closing Costs	2,580,460	0.6
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%
(1)	The Westchester Mortgage Loan (as defined below) is part of a larger split whole loan evidenced by six senior pari passu notes with an aggregate Cut-off Date balance of $343.0 million (collectively, “The Westchester A Notes”) and one promissory note that is subordinate to The Westchester A Notes with a Cut-off Date balance of $57.0 million (“The Westchester B Note”). The financial information presented in the chart above and herein reflects the aggregate balance of The Westchester A Notes.

(2)	The Westchester Property (as defined below) closed on March 18, 2020 due to COVID-19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%. As of the May 2021 rent roll, The Westchester Property was 92.2% occupied.
(3)	The Westchester Whole Loan can be (a) defeased at any time after February 1, 2023 or (b) from and after February 1, 2023 until the date that is two years from the second anniversary of the securitization of the last The Westchester A Note comprising The Westchester Whole Loan, The Westchester Whole Loan can be prepaid in full subject to the payment of a yield maintenance premium, provided that any notes evidencing The Westchester Whole Loan that were previously securitized for more than two years from the related REMIC start-up date must be contemporaneously defeased upon such prepayment.
(4)	At origination, Column Financial, Inc. (“Column”) obtained an appraisal dated January 15, 2020 with an as-is value of $810,000,000, as of November 26, 2019. Column obtained a new appraisal dated February 3, 2021 with an as-is value of $647,000,000, as of January 12, 2021, and a prospective as-stabilized value of $699,000,000 as of February 1, 2024. Based on the prospective as-stabilized value, the Cut-off Date LTV is 49.1%.
(5)	The Westchester Whole Loan (as defined below) was originated prior to the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic and certain NOI, NCF, and occupancy information were determined, and all DSCR, LTV and Debt Yield metrics were calculated, and The Westchester Whole Loan was underwritten, based on such prior information. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-116

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

The Mortgage Loan. The Westchester mortgage loan (“The Westchester Mortgage Loan”) is part of a whole loan (“The Westchester Whole Loan”) that is evidenced by six senior pari passu A Notes and one subordinate B Note with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $400.0 million and is secured by the fee and leasehold interests in a 809,311 square foot super-regional mall (“The Westchester Property”) located in White Plains, New York. The Westchester Whole Loan has a 10-year term and is interest-only for the term of the loan.

The non-controlling Note A-2-B is being contributed to the WFCM 2021-C60 securitization trust. The Westchester Whole Loan is serviced under the CSMC 2020-WEST trust and servicing agreement. The CSMC 2020-WEST Commercial Mortgage Trust is entitled to exercise all of the rights of the controlling noteholder with respect to The Westchester Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1	$193,000,000	$193,000,000	CSMC 2020-WEST	Y(2)
Note A-2-A	35,000,000	35,000,000	CSAIL 2021-C20	N
Note A-2-B	20,000,000	20,000,000	WFCM 2021-C60	N
Note A-2-C, A-3-B(1)	45,000,000	45,000,000	Column	N
Note A-3-A	50,000,000	50,000,000	CSAIL 2020-C19	N
Note B	57,000,000	57,000,000	CSMC 2020-WEST	Y(2)
Total	$400,000,000	$400,000,000
(1)	Notes are expected to be contributed to one or more future securitizations.
(2)	Pursuant to the related co-lender agreement, the controlling holder is the CSMC 2020-WEST trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsors. The borrowing entity for the loan is Westchester Mall, LLC (“The Westchester Borrower”), a Delaware limited liability company and special purpose entity. The Westchester Borrower is a subsidiary of a joint venture between (i) a joint venture between an affiliate of Simon Property Group, L.P. (40.0% indirect ownership in The Westchester Borrower) and Institutional Mall Investors LLC (40.0% indirect ownership in The Westchester Borrower) and (ii) KMO-361 Realty Associates, LLC (20.0% indirect ownership in The Westchester Borrower).

The borrower sponsors are Simon Property Group, L.P. (“Simon”) and Institutional Mall Investors LLC (“IMI”). Simon is the non-recourse carve out guarantor. The guarantor’s liability under the guaranty is capped at $80.0 million. Simon (S&P/Moody’s/Fitch: A/A3/A) is a public REIT and is the nation’s largest shopping center owner. Simon’s portfolio consists of over 230 global properties, 96% of which are located in the top 10 largest economies. Simon has approximately $34.79 billion of assets under management as of December 31, 2020. Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-used destinations and an S&P 100 company (NYSE: SPG).

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and CalPERS, the nation’s largest public pension fund. MCA serves as investment manager for IMI. MCA is an investment advisor based in Skokie, Illinois with approximately $8.78 billion of real estate investments under management throughout the United States as of December 31, 2020. As of December 31, 2020, IMI’s portfolio included 21.3 million square feet of retail GLA and 1.2 million square feet of prime office space.

The Property. The Westchester Property is an 809,311 square foot super-regional mall located in White Plains, New York. The Westchester Property was most recently renovated in 2017 and is situated on approximately 12.3 acres, approximately 25.0 miles north of New York City. The Westchester Property is an institutional quality, luxury retail asset and is rated A++ by Green Street Advisors with a TAP score of 97.

The Westchester Property was 92.2% occupied, inclusive of Neiman Marcus and Nordstrom, as of May 11, 2021. The tenant roster includes brands such as, Apple, Tiffany & Co., Gucci, Louis Vuitton, Williams-Sonoma, Burberry, Sephora, Salvatore Ferragamo, Tourneau, Coach, Tesla Motors, Tory Burch, Crate & Barrel and Pottery Barn. Anchor tenants include Nordstrom (ground lease; 206,197 square feet; 25.5% net rentable area; March 2035 lease expiration) and Neiman Marcus (143,196 square feet; 17.7% net rentable area; January 2027 lease expiration). As of December 2019, inline tenant comparable tenant sales (<10,000 square feet) totaled $1,115 per square foot. The sales reporting for many retail tenants do not include corporate online sales from the trade area, which are linked to their physical storefront. As a result, a tenant’s sales may not capture the entire benefit retailers receive from having a physical presence in the trade area. Occupancy at The Westchester Property averaged 96.2% from 2009 to 2018.

Simon acquired its interest in The Westchester Property in 1997. Since 2015 the owners have invested approximately $59.8 million to renovate The Westchester Property. In connection with the renovation, the owners redeveloped the food court into the Savor Westchester Food Hall, enhanced common areas, added an experiential technology lounge (CONNECT), added an interactive children’s play area (PLAY), and implemented a valet garage-parking service. The newly renovated Savor Westchester Food Hall, located on level four, offers dining options including Bluestone Lane, The Little Beet and Melt Shop, and has a heated outdoor terrace and fireplace.

A-3-117

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

Additional dining options at The Westchester Property include cafes in the Nordstrom and Neiman Marcus stores and a P.F. Chang’s restaurant.

The Westchester Property has access via Interstates 87, 287 and 684, two Metro-North Railroad stations, the White Plains station, and is located center city at Main Street and the Bronx River and the North White Plains station, which provide daily train service to Grand Central Terminal in Midtown Manhattan.

COVID-19 Update. After state imposed restrictions related to COVID-19, The Westchester Property closed on March 18, 2020 and re-opened July 10, 2020. As of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The borrower sponsors granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their leases through December 2021. Rent deferrals are expected to be paid back in equal monthly installments, some of which have commenced in 2021, with a few tenants electing to make one lump sum payment. The Westchester Property is 92.2% occupied as of May 11, 2021. The borrower sponsors collected 84% to 86% of tenant rents monthly from October 2020 through January 2021 and since their portfolio has returned to pre-COVID property collections they are no longer tracking monthly collections.

The following table presents certain information relating to the tenancy at The Westchester Property:

Major Tenants

Tenant Name	Credit Rating (MIS/S&P/Fitch)(1)	Tenant NRSF	% of NRSF	Annual Total Rent(2)	Total Rent PSF	% of Total Rent	Lease Expiration Date	2019 Comp Tenant Sales PSF
Anchor Tenants
Neiman Marcus	Caa3 / CCC / NR	143,196	17.7%	$131,435	$0.92	0.4%	1/21/2027	$315
Nordstrom(3)	Baa2 / BBB / BBB+	206,197	25.5%	$10,000	$0.05	0.0%	3/17/2035	$247
Anchor Sub-Total/WA		349,393	43.2%	$141,435	$0.40	0.4%		$275
Top 10 Tenants by UW Total Rent
Sephora	NR / NR / NR	7,231	0.9%	$1,529,208	$211.48	4.1%	1/31/2022	$1,346
Victoria’s Secret	Aa1 / AA+ / AA	10,000	1.2%	1,437,430	$143.74	3.9%	1/31/2025	$476
Tiffany & Co.	BB- / Ba3 / NR	6,077	0.8%	1,191,811	$196.12	3.2%	1/31/2029	$1,682
Apple	Aa1 / AA+ / AA	9,445	1.2%	1,066,754	$112.94	2.9%	1/31/2029	$5,706
Express Men	NR / NR / NR	7,711	1.0%	987,579	$128.07	2.7%	1/31/2025	$284
Louis Vuitton	NR / NR / NR	4,598	0.6%	945,905	$205.72	2.5%	1/31/2030	$3,293
Ann Taylor	NR / NR / NR	4,053	0.5%	809,667	$199.77	2.2%	1/31/2022	$292
Burberry	NR / NR / NR	4,750	0.6%	803,841	$169.23	2.2%	3/31/2024	$419
Arhaus(4)	NR / NR / NR	17,810	2.2%	760,131	$42.68	2.0%	6/30/2031	NAV
Loft	NR / NR / NR	4,710	0.6%	744,132	$157.99	2.0%	1/31/2022	$273
Total 10 Sub-Total / WA		76,385	9.4%	$10,276,458	$134.54	27.7%		$1,314

Total Other Tenants		320,273	39.6%	$26,723,422	$83.44	72.0%
Vacant		63,260	7.8%	$0	$0.00	0.0%
Total / WA		809,311	100.0%	$37,141,315	$49.78(5)	100.0%

(1)	Credit Ratings include ratings for the parent companies of tenants, although such parent companies may not guarantee the related leases.

(2)	Total Rent is inclusive of Base Rent, OFS and SNO Rent, Overage Rent, Percentage Rent and Recoveries (excluding Utility Recoveries) based on actuals as of the May 11, 2021 rent roll.
(3)	NRA (SF) and Total Rent PSF reflect tenant improvements, which are owned by Nordstrom, which ground leases the related parcel from The Westchester Borrower.
(4)	Arhaus is expected to open early fall 2021.
(5)	Weighted Average Annual Rent Base PSF excludes Vacant Space.

A-3-118

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

The following table presents certain information relating to tenant sales at The Westchester Property:

Tenant Sales (PSF)(1)

Tenant Name	2017	2018(2)	2019	2019 Occupancy Cost(2)
Inline (Less than 10,000 SF)	$989	$911	$1,115	12.5%
Inline (Less than 10,000 SF) Excluding Apple and Tesla Motors	$676	$668	$629	22.2%
(1)	Reflects sales provided by the borrower sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the January 10, 2020 rent roll.
(2)	Includes partial year sales for Apple which was not a comparable tenant during 2018 and 2019 as the store was closed for approximately six months for renovations and an expansion. Apple re-opened in November 2018 and occupies 9,445 SF.

Anchor Sales (PSF)(1)

Anchor Tenants	2017	2018	2019
Nordstrom	$299	$281	$240
Neiman Marcus	$343	$335	$315
(1)	Reflects sales provided by the borrower sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the YE 2020 rent roll.

The following table presents certain information relating to the lease rollover schedule at The Westchester Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Annual U/W Base Rent(1)	UW Total Rent PSF	% of Total Annual U/W Base Rent	Cumulative % of NRA Expiring	Cumulative UW Total Rent Expiring	Cumulative % of UW Total Rent Expiring
MTM	3	6,713	0.8%	6,713	$928,924	$138.38	2.5%	0.8%	$928,924	2.5%
2021	6	21,956	2.7%	28,669	1,184,415	53.94	3.2%	3.5%	2,113,339	5.7%
2022	21	83,435	10.3%	112,104	8,936,992	107.11	24.1%	13.9%	11,050,331	29.8%
2023	13	38,168	4.7%	150,272	4,870,917	127.62	13.1%	18.6%	15,921,248	42.9%
2024	13	58,557	7.2%	208,829	3,760,913	64.23	10.1%	25.8%	19,682,161	53.0%
2025	9	33,809	4.2%	242,638	3,810,941	112.72	10.3%	30.0%	23,493,103	63.3%
2026	7	18,715	2.3%	261,353	2,197,234	117.40	5.9%	32.3%	25,690,337	69.2%
2027	8	154,843	19.1%	416,196	2,321,021	14.99	6.2%	51.4%	28,011,358	75.4%
2028	8	13,983	1.7%	430,179	896,241	64.10	2.4%	53.2%	28,907,599	77.8%
2029	6	23,036	2.8%	453,215	2,971,394	128.99	8.0%	56.0%	31,878,992	85.8%
2030	8	24,830	3.1%	478,045	3,095,286	124.66	8.3%	59.1%	34,974,278	94.2%
2031	7	30,110	3.7%	508,155	2,121,195	70.45	5.7%	62.8%	37,095,473	99.9%
2032 & Thereafter(3)	2	206,197	25.5%	714,352	45,842	0.22	0.1%	88.3%	37,141,315	100.0%
Vacant	0	63,260	7.8%	777,612	0	0.00	0.0%	96.1%	NAP	NAP
Temp Tenants	12	31,699	3.9%	809,311	0	0.00	0.0%	100.0%	NAP	NAP
Total	123	809,311	100.0%		$37,141,315(4)	$49.78(5)	100.0%
(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through November 1, 2021.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.
(3)	Includes NRA of improvements owned by Nordstrom.
(4)	Total Rent is inclusive of Base Rent, OFS and SNO Rent, Overage Rent, Percentage Rent and Recoveries (excluding Utility Recoveries) for tenants with comparable sales based on actuals as of the May 11, 2021 rent roll.
(5)	Weighted Average Annual Rent Base PSF excludes Vacant Space.

A-3-119

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

The following table presents historical occupancy percentages at The Westchester Property:

Historical Occupancy

2017(1)	2018(1)	2019(2)	2020(3)	5/11/2021(4)
92.3%	93.2%	96.8%	90.6%	92.2%

(1)	Historical Occupancy provided by the borrower sponsors excluding anchor tenants.

(2)	Information obtained from the January 10, 2020 rent roll.
(3)	Information obtained from the YE 2020 rent roll.

(4)	Information obtained from the May 2021 rent roll.

Market Overview and Competition. The Westchester Property is located in the White Plains, New York central business district near the communities of Scarsdale, Rye, Irvington, and Greenwich, which have some of the highest average annual household incomes in and around the New York City metropolitan area (ranging from $190,005 to $365,951). Along with superior trade area demographics, The Westchester Property benefits from daily demand drivers including more than 1,000 luxury residential units within four blocks of The Westchester Property, as well as 3.1 million square feet of office space, four corporate headquarters, five hotels with 1,021 keys, Pace University’s Westchester campus and the U.S. Federal and Westchester County courthouses and offices, many of which are within walking distance of The Westchester Property. The daytime population in center city White Plains increases from approximately 58,111 to approximately 250,000.

Within 5 miles of The Westchester Property the population is 209,930, the average household income of $209,062 (which is above the state and national averages), and the median home value is $603,681. According to a third party market data provider, as of November 2019, total retail sales (including food services) were $1.7 billion, $3.1 billion and $5.9 billion within 1, 3 and 5 miles, respectively, and total annual consumer expenditures were $988.1 million, $3.2 billion and $6.6 billion within 1, 3 and 5 miles, respectively.

Market Rent Summary(1)

	0-999 SF	1,000- 1,999 SF	2,000- 2,999 SF	3,000- 4,999 SF	5,000- 9,999 SF	10,000 SF+	Jewelry	Food Court	Kiosk
Market Rent (PSF)	$125.00	$70.00	$60.00	$55.00	$30.00	$45.00	$165.00	$80.00	$100.00
Lease Term (Years)	7	7	7	7	7	7	7	7	7
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Gross	Net	Net	Net
Rent Increase Projection	2% per year
(1)	Information obtained from the appraisal.

Comparable Sales(1)

Property Name	Location	Sold GLA (SF)	Sale Date	Sale Price	Sale Price (PSF)
Bridgewater Commons	Somerset, NJ	1,002,532	Nov-19	$588,000,000	$586.51
Towson Town Center	Baltimore, MD	605,961	Nov-19	$380,000,000	$627.10
Shops at Merrick Park	Miami, FL	845,138	Nov-19	$623,000,000	$737.16
The Gardens Mall	Palm Beach, FL	678,000	Apr-19	$450,000,000	$663.72
(1)	Information obtained from the appraisal.

A-3-120

Retail – Super-Regional Mall	Loan #12	Cut-off Date Balance:	$20,000,000
125 Westchester Avenue	The Westchester	Cut-off Date LTV:	53.0%
White Plains, NY 10601		U/W NCF DSCR:	3.61x
		U/W NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Westchester Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 9/30/2020	2020	U/W	%(2)	U/W $ per SF
Base Rent	$33,198,604	$29,432,711	$28,485,165	$27,565,385	$26,545,563	$27,251,927	47.2%	$33.67
Rent Steps	0	0	0	0	0	510,490	0.9%	$0.63
Percentage Rent(3)	49,314	117,600	294,195	189,191	220,827	307,065	0.5%	$0.38
Specialty Leasing Income(4)	2,252,021	2,486,618	2,212,260	1,601,090	937,713	2,385,649	4.1%	$2.95
Other Rent(5)	912,374	928,799	1,264,914	899,759	786,500	2,218,547	3.8%	$2.74
Total Rent Revenue	$36,412,313	$32,965,728	$32,256,534	$30,255,425	$28,490,603	$32,673,678	56.5%	$40.37
Total Recoveries	$27,885,769	$24,856,894	25,369,857	$23,641,564	$22,402,377	$25,121,046	43.5%	$31.04
Gross Up Vacant Space	0	0	0	0	0	2,951,810	5.1%	$3.65
Gross Potential Income	$64,298,082	$57,822,622	$57,626,391	$53,896,989	$50,892,980	$60,746,534	105.1%	$75.06
(Vacancy & Credit Loss)	(188,039)	(105,269)	(73,498)	(4,243,175)	(5,383,039)	(2,951,810)	(5.1%)	($3.65)

Net Rental Income	$64,110,043	$57,717,353	$57,552,893	$49,653,814	$45,509,941	$57,794,724	100.0%	$71.41
Other Income	6,391,812	6,186,675	6,429,999	3,936,766	2,818,408	6,569,347	11.4%	$8.12
Effective Gross Income	$70,501,855	$63,904,028	$63,982,892	$53,590,580	$48,328,349	$64,364,071	111.4%	$79.53
Total Expenses	$21,229,955	$22,030,551	$22,487,940	$20,000,247	$19,224,204	$22,017,611	34.2%	$27.21

Net Operating Income	$49,271,900	$41,873,477	$41,494,952	$33,590,333	$29,104,145	$42,346,460	65.8%	$52.32
Total TI/LC, Capex/RR	0	0	0	0	0	1,504,196	2.3%	$1.86
Net Cash Flow	$49,271,900	$41,873,477	$41,494,952	$33,590,333	$29,104,145	$40,842,264	63.5%	$50.47

NOI DSCR	4.36x	3.70x	3.67x	2.97x	2.58x	3.75x
NCF DSCR	4.36x	3.70x	3.67x	2.97x	2.58x	3.61x
NOI Debt Yield	14.4%	12.2%	12.1%	9.8%	8.5%	12.3%
NCF Debt Yield	14.4%	12.2%	12.1%	9.8%	8.5%	11.9%
(1)	The Westchester Property closed on March 18, 2020 due to COVID 19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%. As of the May 2021 rent roll, The Westchester Property was 92.2% occupied.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Percentage Rent underwritten to November 2019 TTM sales and% in lieu rent for MAC (8%), Theory (10%), Hope & Henry (15%) and Bluestone Lane (8%) based on the January 2020 underwritten rent roll.
(4)	Specialty Leasing Income includes rental income from TILS and Kiosk/Cart spaces.
(5)	Underwritten Other Rent includes Overage Rent ($825,396), Storage Income ($223,490) and Other Rental Income ($201,851) based on the January 2020 underwritten rent roll.

Additional Debt. In addition to The Westchester A Notes, The Westchester Property is also collateral for The Westchester B Note which has an aggregate Cut-off Date principal balance of $57,000,000. The other The Westchester A Notes and The Westchester B Note accrue interest at the same rate as The Westchester Mortgage Loan. The Westchester B Note is coterminous with The Westchester A Notes. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire The Westchester Whole Loan are $494, 61.8%, 3.21x, 3.10x, 10.6%, and 10.2% respectively. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-121

No. 13 – Metro Crossing

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRSM/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$20,000,000		Location:	Council Bluffs, IA
	Cut-off Date Balance(1):	$20,000,000		Size:	310,130 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF(1):	$111.08
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$99.88
	Borrower Sponsors:	Jahan Moslehi and Andy Chien		Year Built/Renovated:	2008/NAP
	Guarantor:	B33 RE Partners Investments II LLC		Title Vesting:	Fee
	Interest Rate:	3.3580%		Property Manager(5):	Various
	Note Date:	June 17, 2021		Current Occupancy (As of):	92.5% (6/9/2021)
	Seasoning:	0 months		YE 2020 Occupancy:	92.5%
	Maturity Date:	July 11, 2026		YE 2019 Occupancy:	97.4%
	IO Period:	0 months		YE 2018 Occupancy:	96.1%
	Loan Term (Original):	60 months		YE 2017 Occupancy:	97.6%
	Amortization Term (Original):	360 months		As-Is Appraised Value(6):	$53,700,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(6):	$173.15
	Call Protection(2):	L(24),D(26),O(10)		As-Is Appraisal Valuation Date:	May 27, 2021
	Lockbox Type:	Springing		Underwriting and Financial Information(6)
	Additional Debt(1):	Yes		TTM NOI (4/30/2021):	$3,994,143
	Additional Debt Type (Balance)(1):	Pari Passu ($14,450,000)		YE 2020 NOI:	$3,798,192
				YE 2019 NOI:	$4,308,982
				YE 2018 NOI:	$4,406,022
				U/W Revenues:	$6,457,303
				U/W Expenses:	$2,338,018
Escrows and Reserves				U/W NOI:	$4,119,285
	Initial	Monthly	Cap	U/W NCF:	$3,733,146
Real Estate Taxes	$555,192	$138,798	NAP	U/W DSCR based on NOI/NCF(1):	2.26x/2.05x
Insurance	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	12.0%/10.8%
Replacement Reserves	$0	$5,169	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.3%/12.0%
Leasing Reserves	$0	$17,500(4)	$630,000(4)	Cut-off Date LTV Ratio(1):	64.2%
Deferred Maintenance	$88,750	$0	NAP	LTV Ratio at Maturity(1):	57.7%

Sources and Uses
Sources			Uses
Original whole loan amount	$34,450,000	64.0%	Purchase price	$52,900,000	98.3%
Cash equity contribution	19,390,135	36.0	Upfront reserves	643,942	1.2
			Closing costs	296,193	0.6
Total Sources	$53,840,135	100.0%	Total Uses	$53,840,135	100.0%
(1)	The Metro Crossing Mortgage Loan (as defined below) is part of the Metro Crossing Whole Loan (as defined below) with an original aggregate principal balance of $34,450,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Metro Crossing Whole Loan.

(2)	At any time after the earlier of (i) August 11, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Metro Crossing Whole Loan to be securitized, and prior to October 11, 2025, the borrower has the right to defease the Metro Crossing Whole Loan in whole, but not in part.
(3)	The Metro Crossing Whole Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Metro Crossing Property (as defined below) is covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the Metro Crossing Borrower (as defined below) provides the lender with evidence of renewal of such policies; and (iv) the Metro Crossing Borrower provides the lender with paid receipts for payment of the insurance premiums by no later than 10 days prior to the policy expiration dates.
(4)	The Metro Crossing Whole Loan documents require ongoing monthly tenant improvements and leasing commissions (“TI/LC”) reserve deposits of $17,500 ($0.68 per square foot annually). Deposits in the leasing reserve will be capped at $630,000 ($2.03 per square foot) as long as (a) no event of default is continuing, (b) the NCF DSCR is at least 1.20x, and the debt yield is at least 7.0%
(5)	The Metro Crossing Property Managers (as defined below) for the Metro Crossing Property are Pine Tree Commercial Realty, LLC and B33 Services LLC.
(6)	While the Metro Crossing Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact Metro Crossing Whole Loan more severely than assumed in the underwriting and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-122

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

The Mortgage Loan. The Metro Crossing mortgage loan (the “Metro Crossing Mortgage Loan”) is part of a whole loan (the “Metro Crossing Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $34,450,000. The Metro Crossing Whole Loan is secured by a first mortgage encumbering the fee interest in a 310,130 square foot anchored retail property located in Council Bluffs, Iowa (the “Metro Crossing Property”). The Metro Crossing Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2021-C60 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	WFCM 2021-C60	Yes
A-2	$14,450,000	$14,450,000	WFB	No
Total	$34,450,000	$34,450,000

The Borrower and Borrower Sponsors. The borrower is B33 Metro Crossing II LLC (the “Metro Crossing Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Metro Crossing Borrower delivered a non-consolidation opinion in connection with the origination of the Metro Crossing Whole Loan. The borrower sponsors are Jahan Moslehi and Andy Chien and the non-recourse carve-out guarantor is Bridge33 RE Partners Investments II, LLC (the “Metro Crossing Guarantor”), a limited partnership that is 99.2% owned by passive limited partners, 0.45% by Jahan Moslehi and 0.34% by Andy Chien. The Metro Crossing Borrower and the Metro Crossing Guarantor are ultimately controlled by Bridge33 Capital LLC (“Bridge33 Capital”), a commercial real estate firm with corporate offices in Seattle and Las Vegas. Since 2013, Bridge33 Capital has acquired more than 5.3 million square feet of retail and office properties in 19 states and has approximately $660 million worth of assets under management.

The Property. The Metro Crossing Property is a 12-building power center totaling 310,130 square feet and located in Council Bluffs, Iowa. Built in 2008, the Metro Crossing Property is situated on a 42.5-acre parcel and is anchored by Target (not collateral), Hobby Lobby, and Dick’s Sporting Goods. Additional notable in-line tenants include TJ Maxx, Dollar Tree, Ulta, Old Navy, PetSmart, and Five Below, plus several dining options including Starbucks, Panera Bread, Firehouse Subs, Qdoba Mexican Grill and Buffalo Wild Wings. 14 tenants totaling 41.6% of the net rentable area and 39.4% of underwritten base rent have been in occupancy for at least 10 years, and 19 tenants totaling 36.1% of the net rentable area and 41.4% of underwritten base rent have renewed at least once. The Metro Crossing Property contains 1,965 surface parking spaces, resulting in a parking ratio of approximately 6.3 spaces per 1,000 square feet of rentable area. As of June 9, 2021, the Metro Crossing Property was 92.5% occupied by 37 tenants and has averaged 98.7% occupancy since 2009.

Major Tenants.

Largest Tenant by Underwritten Base Rent: Hobby Lobby (55,000 square feet; 17.7% of net rentable area; 10.0% of underwritten base rent; 4/30/2023 lease expiration) – Hobby Lobby was founded by the Green family in 1972 and is headquartered in Oklahoma City, Oklahoma. Ranked as the 79th largest retailer by Forbes, Hobby Lobby currently has over 900 locations across 47 states. Hobby Lobby has been a tenant since May 2008 and has three, 5-year extension options remaining and does not have any termination options.

2nd Largest Tenant by Underwritten Base Rent: Dick’s Sporting Goods (45,000 square feet; 14.5% of net rentable area; 11.8% of underwritten base rent; 1/31/2026 lease expiration) – Dick’s Sporting Goods (“Dick’s”), which was founded in 1948, is headquartered in Pittsburgh, Pennsylvania and, as of October 2020, operated 732 Dick’s Sporting Goods stores, as well as a number of specialty stores under the Golf Galaxy, Field & Stream, Chelsea Collective, and True Runner banners, in addition to e-commerce and catalog operations. Dick’s has been a tenant since October 2015 and has four, 5-year extension options remaining and does not have any termination options.

3rd Largest Tenant by Underwritten Base Rent: Old Navy (13,453 square feet; 4.3% of net rentable area; 6.2% of underwritten base rent; 6/30/2030 lease expiration) – Old Navy has been a tenant at the Metro Crossing Property since July 2020 and reported gross sales of approximately $3.4 million ($255 per square foot) for the 11 month period between July 2020 and May 2021. Old Navy has two, 5-year extension options and, if gross sales for the period commencing with the beginning July 2024 and ending June 2025 (the “Termination Measuring Period”) do not equal or exceed $3,600,000, then tenant may terminate its lease within the first three full calendar months after the Termination Measuring Period, by providing 90 days’ notice and paying a termination fee equal to $250,000. Additionally, in response to the COVID-19 pandemic, tenant received reduced rent of payment in lieu of 8% (with $11,667 floor per month and cap of $23,333 per month), from June 1, 2020 through January 31, 2021.

COVID-19 Update. The first payment date is in August 2021 and the Metro Crossing Mortgage Loan is not subject to any forbearance, modification or debt service relief request. As of June 17, 2021, the borrower sponsor reported that all tenants were open and operating and that tenants representing approximately 100.0% of the occupied net rentable area (92.5% of total net rentable area) and 100.0% of underwritten base rent made their full rent payment for May and June 2021. 18 tenants, representing approximately 41.0% of underwritten base rent, were granted partial or full rent relief, rent deferrals or percent in lieu ranging from one to six months.

A-3-123

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the tenancy at Metro Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants
Hobby Lobby	NR/NR/NR	55,000	17.7%	$8.35	$459,250	10.0%	4/30/2023	3, 5-year	N
Dick’s	NR/NR/NR	45,000	14.5%	$12.00	$540,000	11.8%	1/31/2026	4, 5-year	N
		100,000	32.2%	$9.99	$999,250	21.8%
Major Tenants
Old Navy	NR/Ba2/BB-	13,453	4.3%	$21.00	$282,513	6.2%	6/30/2030	2, 5-year	Y(3)
PetSmart	NR/B2/B	20,087	6.5%	$13.67	$274,589	6.0%	1/31/2024	4, 5-year	N
TJ Maxx	NR/A2/A	25,160	8.1%	$9.75	$245,310	5.4%	1/31/2027	2, 5-year	N
Ulta	NR/NR/NR	10,000	3.2%	$16.00	$160,000	3.5%	2/28/2023	2, 5-year	N
Five Below	NR/NR/NR	8,640	2.8%	$14.50	$125,280	2.7%	1/31/2029	3, 5-year	Y(4)
Dollar Tree	NR/Baa2/BBB	10,017	3.2%	$11.00	$110,187	2.4%	8/31/2029	2, 5-year	N
		87,357	28.2%	$13.71	$1,197,879	26.1%

Non-Major Tenants		99,627	32.1%	$23.93	$2,384,411	52.0%

Occupied Collateral Total		286,984	92.5%	$15.96	$4,581,540	100.0%

Vacant Space		23,146	7.5%

Collateral Total		310,130	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totalling $20,066.
(3)	If gross sales during the Termination Measuring Period do not equal or exceed $3,600,000, then the tenant may terminate their lease within the first three full calendar months after the Termination Measuring Period, by providing 90 days’ notice and paying a termination fee equal to $250,000.
(4)	If gross sales are less than $1,800,000 during the 5th lease year (the “sales measuring period”), then the tenant, upon notice to the landlord given no later than 60 days after the sales measuring period, shall have the right to terminate the lease, which shall be 180 days after the date of the early termination notice. The tenant is required to pay to the landlord a one-time termination fee equal to 50% of the actual unamortized construction costs, including architect fees and costs and permitting costs, overhead or administration fees, incurred by the landlord in performing the landlord’s work.

A-3-124

Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the historical sales for certain tenants at the Metro Crossing Property:

Historical Sales(1)

	2018 Sales (PSF)	2019 Sales (PSF)	2020 Sales (PSF)	TTM Sales (Gross)	TTM Sales (PSF)	TTM Period	Occupancy Cost(2)
Hobby Lobby	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Dick’s	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Old Navy	NAV	NAV	NAV	$3,735,088(3)	$278(3)	5/31/2021	7.56%
PetSmart(4)	$254	$254	$271	NAV	NAV	NAV	7.85%
TJ Maxx(4)	$305	$319	$289	NAV	NAV	NAV	5.95%
Ulta	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Five Below	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Dollar Tree	$270	NAV	NAV	NAV	NAV	NAV	7.02%
(1)	Information obtained from the borrower and underwritten rent roll.
(2)	Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.
(3)	Old Navy TTM sales represent 11 months annualized sales from July 2020 through May 2021.
(4)	TJ Maxx and PetSmart reports sales at the end of each January. The sales shown represent the trailing 12-month period ending January 31st of each year.

The following table presents certain information relating to the lease rollover schedule at Metro Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	2,600	0.8%	2,600	0.8%	$70,200	1.5%	$27.00
2022	6	15,036	4.8%	17,636	5.7%	$330,839	7.2%	$22.00
2023	5	73,750	23.8%	91,386	29.5%	$803,375	17.5%	$10.89
2024	6	42,187	13.6%	133,573	43.1%	$758,870	16.6%	$17.99
2025	4	16,561	5.3%	150,134	48.4%	$443,510	9.7%	$26.78
2026	4	57,594	18.6%	207,728	67.0%	$871,407	19.0%	$15.13
Thereafter	11	79,256	25.6%	286,984	92.5%	$1,303,338	28.4%	$16.44
Vacant	0	23,146	7.5%	310,130	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	310,130	100.0%			$4,581,540	100%	$15.96
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Metro Crossing Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	6/9/2021(2)
97.6%	96.1%	97.4%	92.5%	92.5%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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Retail - Anchored	Loan #13	Cut-off Date Balance:	$20,000,000
3626 Metro Crossing Drive	Metro Crossing	Cut-off Date LTV:	64.2%
Council Bluffs, IA 51501		U/W NCF DSCR:	2.05x
		U/W NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Metro Crossing Property:

Cash Flow Analysis

	2018	2019	2020	TTM 4/30/2021	U/W	%(1)	U/W $ per SF
Base Rent	$4,640,685	$4,557,463	$4,498,003	$4,656,971	$4,581,540(2)	65.8%	$14.77
Grossed Up Vacant Space	0	0	0	0	468,932	6.7	1.51
Gross Potential Rent	$4,640,685	$4,557,463	$4,498,003	$4,656,971	$5,050,472	72.5%	$16.29
Other Income	28,359	29,725	28,731	29,707	36,907	0.5	0.12
Percentage Rent	0	53,124	110,752	104,518	0	0.0	0.00
Total Recoveries	2,112,543	2,072,428	1,899,212	1,890,496	1,874,971	26.9	6.05
Net Rental Income	$6,781,587	$6,712,740	$6,536,697	$6,681,692	$6,962,350	100.0%	$22.45
(Vacancy & Credit Loss)	0	0	(409,355)	(344,095)	(505,047)(3)	(10.0%)	(1.63)
Effective Gross Income	$6,781,587	$6,712,740	$6,127,341	$6,337,597	$6,457,303	92.7%	$20.82

Real Estate Taxes	1,509,642	1,508,964	1,513,998	1,514,539	1,514,809	23.5	4.88
Insurance	43,299	43,937	51,759	55,271	52,677	0.8	0.17
Management Fee	211,530	202,470	184,125	196,831	193,719	3.0	0.62
Other Operating Expenses	611,093	648,387	579,268	576,813	576,813	8.9	1.86
Total Operating Expenses	$2,375,564	$2,403,758	$2,329,149	$2,343,454	$2,338,018	36.2%	$7.54

Net Operating Income	$4,406,022	$4,308,982(4)	$3,798,192(4)	$3,994,143	$4,119,285	63.8%	$13.28
Replacement Reserves	0	0	0	0	62,026	1.0	0.20
TI/LC	0	0	0	0	324,113	5.0	1.05
Net Cash Flow	$4,406,022	$4,308,982	$3,798,192	$3,994,143	$3,733,146	57.8%	$12.04

NOI DSCR(5)	2.42x	2.36x	2.08x	2.19x	2.26x
NCF DSCR(5)	2.42x	2.36x	2.08x	2.19x	2.05x
NOI Debt Yield(5)	12.8%	12.5%	11.0%	11.6%	12.0%
NCF Debt Yield(5)	12.8%	12.5%	11.0%	11.6%	10.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2022 totaling $20,066.
(3)	The underwritten economic vacancy is 10.0%. The Metro Crossing Property was 92.5% physically occupied and 90.7% economically occupied as of June 9, 2021.
(4)	The decrease in Net Operating Income between 2019 and 2020 was due to $409,355 of collection loss related to the COVID-19 pandemic.
(5)	The NOI/NCF DSCR and NOI/NCF Debt Yield numbers presented above are based on the Metro Crossing Whole Loan.

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A-3-127

No. 14 – ExchangeRight 47

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – See Table
	Original Principal Balance:	$20,000,000		Location:	Various – See Table
	Cut-off Date Balance:	$20,000,000		Size:	210,447 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF:	$95.04
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$95.04
	Borrower Sponsors:	David Fisher, Joshua Ungerecht, Warren Thomas		Year Built/Renovated:	Various – See Table
	Guarantors:	David Fisher, Joshua Ungerecht, Warren Thomas		Title Vesting:	Fee
	Interest Rate:	2.900%		Property Manager:	Self-managed
	Note Date:	June 4, 2021		Current Occupancy (As of):	100.0% (7/1/2021)
	Seasoning:	1 month		YE 2020 Occupancy(6):	NAV
	Maturity Date:	June 11, 2026		YE 2019 Occupancy(6):	NAV
	IO Period:	60 months		YE 2018 Occupancy(6):	NAV
	Loan Term (Original):	60 months		YE 2017 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(7):	$37,710,000
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF(7):	$179.19
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date(8):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(7)
	Additional Debt:	None		YE 2020 NOI(6)(7):	NAV
	Additional Debt Type (Balance):	NAP		YE 2019 NOI(6)(7):	NAV
				YE 2018 NOI(6)(7):	NAV
				YE 2017 NOI(6)(7):	NAV
				U/W Revenues(7):	$2,742,743
Escrows and Reserves				U/W Expenses(7):	$582,384
	Initial	Monthly	Cap	U/W NOI(7):	$2,160,358
Real Estate Taxes	$56,519	$26,582(1)	NAP	U/W NCF(7):	$2,133,548
Insurance	$0	Springing(2)	NAP	U/W DSCR based on NOI/NCF(7):	3.67x / 3.63x
Replacement Reserves	$246,135	$1,527(3)	NAP	U/W Debt Yield based on NOI/NCF(7):	10.8% / 10.7%
TI/LC Reserve	$500,000	Springing(4)	NAP	U/W Debt Yield at Maturity based on NOI/NCF(7):	10.8% / 10.7%
Immediate Repairs	$44,043	$0	NAP	Cut-off Date LTV Ratio:	53.0%
Giant Eagle Rent Reserve	$156,966(5)	$0	NAP	LTV Ratio at Maturity:	53.0%

Sources and Uses
Sources			Uses
Original loan amount	$20,000,000	50.2%	Purchase price(9)	$37,989,514	95.4%
Cash equity contribution	19,820,179	49.8	Reserves	1,003,663	2.5
			Closing Costs	827,002	2.1
Total Sources	$39,820,179	100.0%	Total Uses	$39,820,179	100.0%
(1)	Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) ExchangeRight Net-Leased Portfolio 47 DST (the “ExchangeRight 47 Borrower”) provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include Fresenius Medical Care, Kroger, NAPA Auto Parts and Walgreens.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 47 Properties (as defined below) are part of a blanket or umbrella policy reasonably approved by the lender; (iii) the ExchangeRight 47 Borrower provides the lender with evidence of renewal of insurance policies; and (iv) the ExchangeRight 47 Borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates. In addition, the ExchangeRight 47 Borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 47 Borrower provides proof of payment by the applicable Insurance Paying Tenant (or the ExchangeRight 47 Borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, materially jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include BB&T, Dollar General (Delhi, CA), Dollar General (Lubbock, TX), Giant Eagle, Kroger, NAPA Auto Parts, Verizon Wireless and Walgreens.

(3)	The ExchangeRight 47 Borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (i) no event of default has occurred

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Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

and is continuing; (ii) the ExchangeRight 47 Borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (iii) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material adverse change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, materially jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include BB&T, Dollar General (Delhi, CA), Giant Eagle and NAPA Auto Parts.

(4)	Springing monthly deposit of $13,153 commencing upon the continuance of an event of default.

(5)	The Giant Eagle Rent Reserve represents the different between the monthly contract rent for the Giant Eagle tenant as of the first monthly payment date in July, 2021 ($27,917) and the increased lease renewal monthly contract rent for such tenant commencing on April 1, 2022 ($45,691), calculated over such 9-month period.

(6)	Historical occupancy and NOI are unavailable, as the ExchangeRight 47 Properties were acquired by the ExchangeRight 47 Borrower between March 2021 and June 2021, and such information was not provided by the seller.

(7)	While the ExchangeRight 47 Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight 47 Mortgage Loan more severely than assumed in the underwriting of the ExchangeRight 47 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(8)	The valuation as-of dates are dated from April 17, 2021 to May 5, 2021.

(9)	The ExchangeRight 47 Properties were acquired between March 2021 and June 2021 for $37,989,514.

The Mortgage Loan. The mortgage loan (the “ExchangeRight 47 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by the fee interests in 10 single tenant retail properties and one single tenant medical office property totaling 210,447 square feet (the “ExchangeRight 47 Properties”) located across nine states.

The Borrower and Borrower Sponsor. The ExchangeRight 47 Borrower is a Delaware statutory trust with at least one independent trustee and legal counsel to the ExchangeRight 47 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 47 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 14 million square feet under management across over 825 properties across 40 states with a focus on investment grade, necessity-based retail and healthcare. Warren Thomas was subject to a prior foreclosure sale. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight 47 Borrower has master leased the ExchangeRight 47 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 47 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 47 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 47 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 47 Mortgage Loan and, upon an event of default under the ExchangeRight 47 Mortgage Loan, the lender has the right to cause the ExchangeRight 47 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 47 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 47 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 47 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 47 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 47 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 47 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 47 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 47 Mortgage Loan in full is not delivered to the lender.

Any time following June 4, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 47 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 47 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 47 Mortgage Loan; (ii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iii) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 47 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 47 Borrower; and (iv) if required by the lender, rating agency confirmation from each applicable rating agency (a “Qualified Transfer”).

Any time following June 4, 2022, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 47 Borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 47 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 47 Mortgage Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 47 Mortgage Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 47 Borrower and any SPE component entity, (b) control the ExchangeRight 47 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 47 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the

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Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 47 Borrower to an amount equal to or greater than 25% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 47 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 47 Borrower and SPE component entity (a “Qualified REIT Transfer”).

“Approved Transferee” means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 47 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity,

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 1% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

A cash trap event period will be triggered if a Qualified Transfer or Qualified REIT Transfer does not occur prior to December 11, 2025 (six months prior to the maturity date of the ExchangeRight 47 Mortgage Loan).

COVID-19 Update. As of July 1, 2021, all of the ExchangeRight 47 Properties are open and operating. All tenants have remained current on all rent and lease obligations through and including June 2020. The first debt service payment is due on July 11, 2021, and, as of July 1, 2021, the ExchangeRight 47 Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Properties. The ExchangeRight 47 Properties comprise 10 single tenant retail properties and one single tenant medical office property totaling 210,447 square feet and located across nine states. The ExchangeRight 47 Properties are located in Ohio (three properties, 65.4% of net rentable area), Tennessee (one property, 7.2% of net rentable area), Idaho (one property, 5.6% of net rentable area), with the six remaining properties located in Pennsylvania, California, Texas, New Jersey, Louisiana and South Carolina.

Built between 1964 and 2013 with four properties renovated between 2010 and 2019, the ExchangeRight 47 Properties range in size from 2,972 square feet to 68,536 square feet.

The ExchangeRight 47 Properties are net leased to nine nationally recognized tenants, eight of which, representing 76.9% of underwritten base rent, are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 47 Properties, have leases expiring after the stated maturity date of the ExchangeRight 47 Mortgage Loan.

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Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the ExchangeRight 47 Properties. As of July 1, 2021, the ExchangeRight 47 Properties are 100.0% occupied.

Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
Kroger Columbus, OH	1993/2013	61,387	29.2%	$8,950,000	23.7%	$8.77	22.7%	2/28/2029	5x5 yrs.	N
Giant Eagle Streetsboro, OH	2001/2010	68,536	32.6%	$8,450,000	22.4%	$8.00	23.1%	3/31/2027	6x5 yrs.	N
Walgreens Memphis, TN	2002/NAP	15,120	7.2%	$4,160,000	11.0%	$18.19	11.6%	9/30/2027	5x5 yrs.	N
Fresenius Medical Care Baker, LA	2013/NAP	9,231	4.4%	$2,720,000	7.2%	$17.69	6.9%	5/31/2031	3x5 yrs.	N
BB&T Lancaster, PA	2003/NAP	2,972	1.4%	$2,660,000	7.1%	$55.98	7.0%	10/31/2028	1x5 yrs.	N
Dollar General Delhi, CA	2013/NAP	9,002	4.3%	$2,500,000	6.6%	$17.23	6.5%	2/28/2029	3x5 yrs.	N
Verizon Wireless Columbia, SC	1995/NAP	6,000	2.9%	$2,450,000	6.5%	$26.67	6.7%	4/30/2028	2x5 yrs.	N
NAPA Auto Parts Whitehall, OH	1996/NAP	7,785	3.7%	$1,700,000	4.5%	$12.43	4.1%	2/28/2030	3x5 yrs.	N
Dollar Tree Idaho Falls, ID	1999/2018	11,800	5.6%	$1,630,000	4.3%	$8.50	4.2%	8/31/2028	4x5 yrs.	N
Dollar Tree Trenton, NJ	1964/2019	9,600	4.6%	$1,350,000	3.6%	$10.00	4.0%	6/30/2029	3x5 yrs.	N
Dollar General Lubbock, TX	2006/NAP	9,014	4.3%	$1,140,000	3.0%	$8.32	3.2%	12/31/2028	3x5 yrs.	N
Total/Weighted Average		210,447	100.0%	$37,710,000	100.0%	$11.28	100.0%

The following table presents certain information relating to the major tenants at the ExchangeRight 47 Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Total Annual U/W Base Rent
Major Tenants
Giant Eagle	NR / NR / NR	1	68,536	32.6%	$548,288(2)	$8.00(2)	23.1%
Kroger	BBB / Baa1 / NR	1	61,387	29.2%	$538,176	$8.77	22.7%
Walgreens	BBB / Baa2 / BBB-	1	15,120	7.2%	$275,000	$18.19	11.6%
Dollar General	BBB / Baa2 / NR	2	18,016	8.6%	$230,135	$12.77	9.7%
Dollar Tree	BBB / Baa2 / NR	2	21,400	10.2%	$196,300	$9.17	8.3%
BB&T	A- / A3 / A+	1	2,972	1.4%	$166,375	$55.98	7.0%
Fresenius Medical Care	BBB / Baa3 / BBB-	1	9,231	4.4%	$163,314	$17.69	6.9%
Verizon Wireless	BBB+ / Baa1 / A-	1	6,000	2.9%	$160,020	$26.67	6.7%
NAPA Auto Parts	BBB / Baa1 / NR	1	7,785	3.7%	$96,792	$12.43	4.1%
Total Major Tenants		11	210,447	100.0%	$2,374,399	$11.28	100.0%

Vacant Space			0	0.0%

Collateral Total			210,447	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include a contractual rent increase for Giant Eagle occurring in April 2022, which totals $213,284.

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Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 47 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	2	83,656	39.8%	83,656	39.8%	$823,288	34.7%	$9.84
2028	4	29,786	14.2%	113,442	53.9%	$501,695	21.1%	$16.84
2029	3	79,989	38.0%	193,431	91.9%	$789,311	33.2%	$9.87
2030	1	7,785	3.7%	201,216	95.6%	$96,792	4.1%	$12.43
2031	1	9,231	4.4%	210,447	100.0%	$163,314	6.9%	$17.69
Thereafter	0	0	0.0%	210,447	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	210,447	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	210,447	100.0%			$2,374,399	100.0%	$11.28

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight 47 Properties:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	7/1/2021(2)
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy information is not available, as the ExchangeRight 47 Properties were acquired by the ExchangeRight 47 Borrower between March 2021 and June 2021, and such information was not provided by the seller.

(2)	Information obtained from the underwritten rent roll.

A-3-132

Property Types – Various	Loan #14	Cut-off Date Balance:	$20,000,000
Property Addresses – Various	ExchangeRight 47	Cut-off Date LTV:	53.0%
		U/W NCF DSCR:	3.63x
		U/W NOI Debt Yield:	10.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 47 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$2,374,399(3)	83.0%	$11.28
IG Rent Averaging	11,966	0.4	0.06
Gross Potential Rent	$2,386,366	83.4%	$11.34
Total Recoveries	475,097	16.6	2.26
Net Rental Income	$2,861,463	100.0%	$13.60
(Vacancy & Credit Loss)	(118,720)(4)	(5.0)	(0.56)
Effective Gross Income	$2,742,743	95.9%	$13.03

Real Estate Taxes	$316,146	11.5%	$1.50
Insurance	9,189	0.3	0.04
Management Fee	82,282	3.0	0.39
Other Operating Expenses	174,767	6.4	0.83
Total Operating Expenses	$582,384	21.2%	$2.77

Net Operating Income	$2,160,358	78.8%	$10.27
Replacement Reserves	18,323	0.7	0.09
TI/LC	8,488	0.3	0.04
Net Cash Flow	$2,133,548	77.8%	$10.14

NOI DSCR	3.67x
NCF DSCR	3.63x
NOI Debt Yield	10.8%
NCF Debt Yield	10.7%

(1)	Historical operating statements are not available, as the ExchangeRight 47 Borrower acquired the ExchangeRight 47 Properties between March 2021 and June 2021, and such information was not provided by the seller.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Underwritten base rent includes a contractual rent increase for Giant Eagle occurring in April 2022, which totals $213,284.

(4)	The ExchangeRight 47 Properties were 100.0% occupied as of July 1, 2021.

Rights of First Refusal. The single tenant at each of the following three properties has a right of first refusal (“ROFR”) to purchase the related property: Dollar Tree (Idaho Falls, ID), Dollar Tree (Trenton, NJ) and Walgreens. Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

A-3-133

No. 15 – Seacrest Homes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	BSPRT CMBS Finance, LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$18,000,000		Property Type – Subtype:	Multifamily – Mid Rise
	Cut-off Date Balance(1):	$18,000,000		Location:	Torrance, CA
	% of Initial Pool Balance:	2.4%		Size:	176 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit(1):	$272,727
	Borrower Sponsor:	Laisin Leung		Maturity Date Balance Per Unit(1):	$272,727
	Guarantor:	Laisin Leung		Year Built/Renovated:	2019/NAP
	Interest Rate:	3.8900%		Title Vesting:	Fee
	Note Date:	April 5, 2021		Property Manager:	Self-managed
	Seasoning:	3 months		Current Occupancy (As of):	98.3% (3/1/2021)
	Maturity Date:	April 6, 2031		YE 2020 Occupancy:	96.7%
	Interest-Only Period:	120 months		YE 2019 Occupancy:	74.0%
	Loan Term (Original):	120 months		YE 2018 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		YE 2017 Occupancy(5):	NAV
	Loan Amortization Type:	Interest Only		As-is Appraised Value(6):	$90,000,000
	Call Protection(2):	L(27),D(89),O(4)		As-is Appraised Value Per Unit:	$511,364
	Lockbox Type:	Springing		As-is Appraisal Valuation Date(6):	March 9, 2021

	Additional Debt(1):	Yes		Underwriting and Financial Information(6)
	Additional Debt Type (Balance)(1):	Pari Passu ($30,000,000)		TTM NOI (2/28/2021):	$4,804,614
				YE 2020 NOI:	$4,800,971
				YE 2019 NOI:	$2,977,237
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
				U/W Revenues:	$5,800,791
				U/W Expenses:	$1,543,217
Escrows and Reserves				U/W NOI:	$4,257,575
	Initial	Monthly	Cap	U/W NCF:	$4,213,575
Taxes	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	2.25x / 2.23x
Insurance	$0	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF(1):	8.9% / 8.8%
Replacement Reserve	$3,667	$3,667	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.9% / 8.8%
				Cut-off Date LTV Ratio(1):	53.3%
				LTV Ratio at Maturity(1):	53.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$48,000,000	99.6%	Loan Payoff	$47,669,187	98.9%
Sponsor equity	187,402	0.4	Closing costs	514,549	1.1
			Upfront Reserves	3,667	0.0
Total Sources	$48,187,402	100.0%	Total Uses	$48,187,402	100.0%

(1)	The Seacrest Homes Mortgage Loan (as defined below) is part of the Seacrest Homes Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $48,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Seacrest Homes Whole Loan.

(2)	Defeasance of the Seacrest Homes Whole Loan is permitted at any time after two years after the closing date that includes the last note to be securitized. The assumed defeasance lockout period of 27 payments is based on the WFCM 2021-C60 securitization trust closing in July 2021.

(3)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of an amount which would be sufficient to pay taxes payable during the next 12 months.

(4)	During the continuance of a cash sweep period, the borrower will be required to deposit 1/12th of the annual estimated insurance payments.

(5)	Historical cash flows and occupancy figures for 2017 and 2018 are not available as the Seacrest Homes Property (as defined below) was built in 2019 and received a certificate of occupancy in September 2019.

(6)	While the Seacrest Homes Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Seacrest Homes Whole Loan more severely than assumed in the underwriting of the Seacrest Homes Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

A-3-134

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

The Mortgage Loan. The mortgage loan (the “Seacrest Homes Mortgage Loan”) is part of a whole loan (the “Seacrest Homes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $48,000,000 secured by a first mortgage encumbering the fee interest in a Class A mid-rise multifamily property in Torrance, California (the “Seacrest Homes Property”). The Seacrest Homes Mortgage Loan consists of the non-controlling Note A-2, which had an original principal balance of $18,000,000, has a Cut-off Date Balance of $18,000,000 and is being contributed to the WFCM 2021-C60 trust. The controlling Note A-1 had an original principal balance of $30,000,000, has a Cut-off Date Balance of $30,000,000 and was contributed to the WFCM 2021-C59 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	WFCM 2021-C59	Yes
A-2	$18,000,000	$18,000,000	WFCM 2021-C60	No
Total	$48,000,000	$48,000,000

The Property. The Seacrest Homes Property is a 176-unit mid-rise Class A multifamily property located in Torrance, California. The Seacrest Homes Property is phase II of a two phase development with phase I (not part of the collateral) being constructed in 2018. Each phase operates as a separate multifamily asset with separated amenities such as separate pools and clubhouse facilities. Built in 2019 and situated on 2.5-acre site, the Seacrest Homes Property consists of a six-story building with 158 two-bedroom units and 18 three-bedroom units with an average unit size of 1,077 square feet. The Seacrest Homes Property includes 402 parking spaces, resulting in a parking ratio of approximately 2.3 spaces per unit. As of March 1, 2021, the Seacrest Homes Property was 98.3% occupied.

The amenities at the Seacrest Homes Property include a swimming pool, 24-hour fitness center, clubhouse, sundeck with grill station, electric vehicle charging stations, business center, basketball court, private conference room and 24-hour UPS/FedEx parcel pickup room. Unit amenities at the Seacrest Homes Property include stainless steel appliances, wood cabinets, quartz countertops, tile backsplash, private patio/balcony, laminate wood floors in living areas and bedroom, tile floors in kitchen, and a full washer/dryer.

The following table presents certain information relating to the unit mix of the Seacrest Homes Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit(2)
2 Bedrooms / 2 Bathrooms	158	156	89.8%	98.7%	1,037	$2,730
3 Bedrooms / 2 Bathrooms	18	17	10.2%	94.4%	1,423	$3,635
Total/Weighted Average	176	173	100.0%	98.3%	1,077	$2,819
(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Excludes vacant units.

The following table presents historical occupancy percentages at the Seacrest Homes Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	3/1/2021(3)
NAV	NAV	74.0%	96.7%	98.3%

(1)	Occupancy not available as the Seacrest Homes Property was built in 2019 and received a certificate of occupancy in September 2019.

(2)	Information obtained from the borrower sponsor.

(3)	Information obtained from the underwritten rent roll dated March 1, 2021.

COVID-19. As of July 2, 2021, the Seacrest Homes Property is open and operating. All tenants at the Seacrest Homes Property have paid rent for the months of May 2021 and June 2021. As of the date hereof, the Seacrest Homes Whole Loan is not subject to any modification or forbearance agreement, and the borrower has not requested any modification or forbearance to the Seacrest Homes Whole Loan terms.

A-3-135

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Market Overview and Competition. The Seacrest Homes Property is located in Torrance, California, within Los Angeles County. Los Angeles County is home to the largest population by county in the United States with nearly 10.3 million residents, according to a third-party source. The city of Torrance is located on the pacific coast and is the eighth largest city in Los Angeles County with a population of approximately 147,000. Torrance is part of the South Bay area of Los Angeles, a coastal zone extending south from Los Angeles International Airport to the city of Long Beach. The South Bay area is served by several miles of freeway and primary/secondary highways which connect to all parts of the Greater Los Angeles area. Primary access to the Seacrest Homes Property is provided by State Route 213 and Interstate 110. Interstate 110 is an auxiliary Interstate highway connecting San Pedro and the Port of Los Angeles with Downtown Los Angeles and Pasadena. The Seacrest Homes Property is approximately 19.7 miles from Downtown Los Angeles and approximately 8.7 miles from Port of Los Angeles. There are several shopping facilities and restaurants that serve the area. The Del Amo Fashion Center, a 2.6 million square foot mall which is one of the five largest malls in the United States, is approximately 3.2 miles northwest of the Seacrest Homes Property.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radii of the Seacrest Homes Property was 35,471, 226,261 and 483,147, respectively, and the estimated 2020 average household income within the same radii was $107,891, $100,422 and $112,929, respectively.

Submarket Information - According to a third-party market report, the Seacrest Homes Property is located in the Carson/ San Pedro/ East Torrance/ Lomita submarket within the Los Angeles multifamily market. As of the first quarter 2021, the Carson/ San Pedro/ East Torrance/ Lomita multifamily submarket reported a total inventory of approximately 17,537 units, with a 4.1% vacancy rate and average asking monthly rent per unit of $1,721.

Appraiser’s Competitive Set – The appraiser identified seven primary competitive properties for the Seacrest Homes Property totaling 1,779 units, which have an average occupancy rate of approximately 69.9%. The appraiser concluded to monthly market rents per unit ranging from $1,934 to $5,218.

The following table presents certain information relating to comparable multifamily properties for the Seacrest Homes Property:

Competitive Property Summary

Property Name Address City, State	No. Units	NRA (SF)	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)	Dist from Subject	Beds/Bath	Unit Size (SF)	Appraisal Quoted Rent Per Month	Appraisal Quoted Rent Per Month PSF
Seacrest Homes(1) 1309 West Sepulveda Boulevard Torrance, CA	176	189,497	1,077	2019/ NAP	98.3%	N/A	2 BR / 2 Bath 3 BR / 2 Bath	1,037 1,423	$2,730 $3,635	$2.63 $2.55
Renaissance at City Center(2) 21800 Avalon Boulevard Carson, CA	150	138,250	922	2013/ NAP	94.0%	3.5 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	683 979 1,323	$2,186 $2,773 $3,500	$3.20 $2.83 $2.65
Union South Bay(2) 615 East Carson Street Carson, CA	357	276,103	773	2020/ NAP	30.0%(3)	3.7 miles	Studio 1 BR / 1 Bath 2 BR / 2 Bath	544 739 1,179	$1,934 $2,296 $3,249	$3.56 $3.11 $2.76
Evolve South Bay(2) 285 East Del Amo Boulevard Carson, CA	300	301,316	1,004	2020/ NAP	27.0%(3)	5.1 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	850 1,094 1,308	$2,473 $2,841 $3,608	$2.91 $2.60 $2.76
Solimar(2) 1500 West Pacific Coast Highway Wilmington, CA	204	190,395	933	2016/ NAP	96.1%	2.6 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	741 977 1,280	$2,049 $2,522 $3,316	$2.77 $2.58 $2.59
Alta South Bay(2) 22433 South Vermont Avenue Torrance, CA	257	227,691	886	2015/ NAP	91.4%	1.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	725 1,069 1,370	$2,205 $2,848 $3,376	$3.04 $2.66 $2.46
550 Harborfront(2) 550 South Palos Verdes Street San Pedro, CA	375	341,392	910	2020/ NAP	52.3%(3)	6.8 miles	1 BR / 1 Bath 2 BR / 2 Bath 3 BR / 2 Bath 4 BR / 2 Bath	693 1,159 1,407 1,742	$2,278 $3,190 $4,343 $5,218	$3.29 $2.75 $3.09 $3.00
Seaport Homes(4) 28000 South Western Avenue San Pedro, CA	136	137,452	1,030	2008/ NAP	98.5%	4.3 miles	1 BR / 1 Bath 2 BR / 2 Bath 2 BR / 2.5 Bath 3 BR / 3 Bath	797 1,018 1,184 1,484	$2,014 $2,490 $2,655 $3,345	$2.53 $2.45 $2.24 $2.25

(1)	Information obtained from the underwritten rent roll dated March 1, 2021.

(2)	Information obtained from the appraisal.

(3)	Property is newly built and currently in lease-up process.

(4)	Information obtained from the Seaport Homes’ underwritten rent roll dated December 7, 2020. The controlling note A-1 of the Seaport Homes Whole Loan was securitized in the WFCM 2021-C59 transaction and the non-controlling note A-2 of the Seaport Homes Whole Loan was securitized in the BBCMS 2021-C9 transaction.

A-3-136

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
1309 West Sepulveda Boulevard	Seacrest Homes	Cut-off Date LTV:	53.3%
Torrance, CA 90501		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seacrest Homes Property:

Cash Flow Analysis(1)

	2019	2020	TTM 2/28/2021	U/W	%(2)	U/W $ per Unit
Base Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Concessions	0	0	0	0	0.0	0
Bad Debt	0	0	0	0	0.0	0
Gross Potential Rent	$4,969,250	$5,964,300	$5,964,300	$5,958,812	97.7%	$33,857
Other Income(3)	12,823	21,138	21,140	139,920	2.3	795
Net Rental Income	$4,982,073	$5,985,438	$5,985,440	$6,098,732	100.0%	$34,652
(Vacancy & Credit Loss)	(1,290,889)	(195,502)	(187,819)	(297,941)(4)	(5.0)	(1,693)
Effective Gross Income	$3,691,184	$5,789,936	$5,797,621	$5,800,791	95.1%	$32,959

Real Estate Taxes	179,500	215,400	215,400(5)	599,901(5)	10.3	3,409
Insurance	58,250	69,900	69,900	73,916	1.3	420
Management Fee	110,736	173,698	173,930	174,024	3.0	989
Other Operating Expenses	365,461	529,967	533,777	695,376	12.0	3,951
Total Operating Expenses	$713,947	$988,965	$993,007	$1,543,217	26.6%	$8,768

Net Operating Income	$2,977,237	$4,800,971	$4,804,614	$4,257,575	73.4%	$24,191
Capital Expenditures	36,700	44,040	44,040	44,000	0.8	250
Net Cash Flow	$2,940,537	$4,756,931	$4,760,574	$4,213,575	72.6%	$23,941

NOI DSCR(6)	1.57x	2.54x	2.54x	2.25x
NCF DSCR(6)	1.55x	2.51x	2.51x	2.23x
NOI Debt Yield(6)	6.2%	10.0%	10.0%	8.9%
NCF Debt Yield(6)	6.1%	9.9%	9.9%	8.8%
(1)	Historical cash flow figures for 2018 are not available as the Seacrest Homes Property was built in 2019 and received a certificate of occupancy in September 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of expense reimbursements and parking income.

(4)	The underwritten economic vacancy is 5.0%. The Seacrest Homes Property was 98.3% physically occupied as of March 1, 2021.

(5)	The increase in real estate taxes from TTM 2/28/2021 to U/W is due to the lender underwriting real estate taxes on a Proposition 13 adjustment that applies the tax rate of 1.200129% (Los Angeles County Tax Area 19) to the Seacrest Homes Whole Loan amount, plus $23,839 for special assessments.

(6)	All statistical information related to the NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield is based on the Seacrest Homes Whole Loan.

A-3-137

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Certificate Factor Detail	4
Exchangeable Class Detail	5
Reconciliation Detail	6
Other Required Information	7
Cash Reconciliation Detail	8
Current Mortgage Loan and Property Stratification Tables	9-11
Mortgage Loan Detail	12
NOI Detail	13
Principal Prepayment Detail	14
Historical Detail	15
Delinquency Loan Detail	16
Specially Serviced Loan Detail	17-18
Advance Summary	19
Modified Loan Detail	20
Historical Liquidated Loan Detail	21
Historical Bond / Collateral Loss Reconciliation Detail	22
Interest Shortfall Reconciliation Detail	23-24
Defeased Loan Detail	25
Supplemental Reporting	26

Depositor	Master Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

Wells Fargo Commercial Mortgage	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC	Pentalpha Surveillance LLC
Securities, Inc.	Three Wells Fargo, MAC D1050-084	Bank, National Association	375 North French Road
375 Park Avenue	401 S. Tryon Street, 8th Floor	10851 Mastin Street	Suite 100
2nd Floor	Charlotte, NC 28202	Building 82, Suite 300	Amherst, NY 14228
New York, NY 10152		Overland Park, KS 66210

Contact:
Contact: A.J. Sfarra@wellsfargo.com	Contact:	askmidlandls.com	Contact: Don Simon
Phone: (212) 214-8970	REAM_InvestorRelations@wellsfargo.com	Phone Number: (913) 253-9000	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
L-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
M-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Exchangeable Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Exchangeable Class Detail

Exchangeable Class / Regular Interest Breakdown
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-3 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4 (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Exchangeable Class Detail
Class	CUSIP	Pass-Through Rate	Original Maximum Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-3-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
L-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
M-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	–	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	–	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	–	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	–	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	–	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2021-C60 Commercial Mortgage Pass-Through Certificates Series 2021-C60	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	8/17/21
Corporate Trust Services		Record Date:	7/30/21
8480 Stagecoach Circle		Determination Date:	8/11/21
Frederick, MD 21701-4747

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2021 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2021-C60, Commercial Mortgage Pass-Through Certificates Series 2021-C60

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Directing Certificateholder: KKR Real Estate Credit Opportunity Partners II L.P.

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.    The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.    Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.    After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

________________________

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

________________________

II.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status

Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions,

ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of June 30, 2021, to the knowledge of the Mortgage Loan Seller, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such requests relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

D-1-2

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s

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ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money

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security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

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16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the

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general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date)or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified

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mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged

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Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation;

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(iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

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30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (“TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1 or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is

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encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of

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counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

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(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon

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termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

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47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

LMF Commercial, LLC	Wells Fargo Bank, National Association	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Ladder Capital Finance LLC
None	Velocity Industrial Portfolio (Loan No. 1)	None	None	None	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

LMF Commercial, LLC	Wells Fargo Bank, National Association	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Ladder Capital Finance LLC
231 Hudson Leased Fee (Loan No. 21) 884 Riverside Drive (Loan No. 23)	None	The Grace Building (Loan No. 2)	None	None	Dollar General–Saginaw (E. Washington Road) (Loan No. 61)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

LMF Commercial, LLC	Wells Fargo Bank, National Association	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Ladder Capital Finance LLC
None	None	None	None	Walmart Deland (Loan No. 37) Walgreens San Tan Valley (Loan No. 45)	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

LMF Commercial, LLC	Wells Fargo Bank, National Association	Column Financial, Inc.	UBS AG, New York Branch	BSPRT CMBS Finance, LLC	Ladder Capital Finance LLC
None	AC Self Storage – Missouri City (Loan No. 42) AC Self Storage – Arlington, TX (Loan No. 43)	None	Elmwood Distribution Center (Loan No. 17) 5800 Brookhollow (Loan No. 60)	None	None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment	1010 Building and Heinen’s Rotunda Building (Loan No. 8)	The Mortgaged Property benefits from a 30-year tax increment finance (“TIF”) agreement (the “TIF Agreement”) that commenced on November 12, 2013 and will end on or before December 31, 2043. During the term of the TIF Agreement, the Mortgagor is required to make payments in lieu of taxes (the “Service Payments”) in an amount equal to the amount of taxes that the Mortgagor would have paid had the improvements not been exempt from taxation under the TIF arrangement. The Mortgagor’s obligation to make the Service Payments is secured by a TIF mortgage, that is senior to the Mortgage securing the Mortgage Loan. Pursuant to the Mortgage Loan documents, lender collects funds on a rolling basis for the payment of the Service Payments.
(8) Permitted Liens; Title Insurance	1010 Building and Heinen’s Rotunda Building (Loan No. 8)	The Mortgaged Property benefits from a 30-year TIF Agreement that commenced on November 12, 2013 and will end on or before December 31, 2043. During the term of the TIF Agreement, the Mortgagor is required to make payments in lieu of taxes (the “Service Payments”) in an amount equal to the amount of taxes that the Mortgagor would have paid had the improvements not been exempt from taxation under the TIF arrangement. The Mortgagor’s obligation to make the Service Payments is secured by a TIF mortgage, that is senior to the Mortgage securing the Mortgage Loan. Pursuant to the Mortgage Loan documents, lender collects funds on a rolling basis for the payment of the Service Payments.
(8) Permitted Liens; Title Insurance	TownePlace Suites - La Place (Loan No. 25)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(8) Permitted Liens; Title Insurance	Estrella Crossroads (Loan No. 47)	The largest tenant, Walgreen Arizona Drug Co., has a right of first refusal to purchase its leased premises if the Mortgagor receives a written offer from an unaffiliated party to purchase or otherwise transfer its interest in the leased premises, that it intends to accept. The tenant would be required to purchase the Mortgaged Property on the terms and conditions of the offer. The right of first refusal does not apply to a transfer in connection with a foreclosure, deed in lieu of foreclosure, or other judicial or non-judicial foreclosure proceeding.

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LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(8) Permitted Liens; Title Insurance	Walgreens Cambridge (Loan No. 53)	The sole tenant, Walgreen Co., has a right of first refusal if the Mortgagor receives a written offer from an unaffiliated party that it intends to accept. The tenant would be required to purchase the Mortgaged Property on the terms and conditions of the offer. The right of first refusal does not apply to (i) if the Premises is part of the sale of other properties or part of the sale of a large development or shopping center owned by the Mortgagor or its affiliates, or if the Mortgagor’s sale is to an affiliate, or (ii) in connection with any transfer of the Mortgaged Property to the Mortgagor’s first priority mortgagee, whether by foreclosure, deed in lieu, sheriff’s sale, judicial foreclosure or similar, provided that the right of first refusal will apply to any subsequent sale or transfer thereafter.
(8) Permitted Liens; Title Insurance	CVS Mars Hill (Loan No. 59)	Commencing February 1, 2041 (the commencement of the first extension term under the lease) the sole tenant, North Carolina CVS Pharmacy, L.L.C., has a right of first refusal if the Mortgagor receives a written offer from an unaffiliated party that it intends to accept. Such right does not apply to any sale or conveyance of the leased premises during (i) a foreclosure (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust or (ii) to a person controlling, controlled by or under common control with the Mortgagor.
(12) Condition of Property	TownePlace Suites - La Place (Loan No. 25)	The date of the engineering report is October 1, 2019, four months prior to the Mortgage Loan origination date. However, the Mortgaged Property was inspected more than 12 months prior to the Cut-off Date.
(15) Actions Concerning Mortgage Loan	Lowy Bronx Multifamily Portfolio (Loan No. 33)	2679 Decatur Avenue – The related Mortgagor is a defendant in on-going litigation involving a carbon monoxide leak from the boiler. According to the sponsor, the plaintiffs allege negligence on the part of Mortgagor, but have not yet stated the amount they are claiming in damages. The Mortgagor and the guarantor have recourse liability for any losses incurred by lender as a result of the litigation.
(18) Insurance	Walgreens Cambridge (Loan No. 53)	The sole tenant, Walgreens, is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that in connection with self-insurance, the tenant satisfies certain requirements in the Mortgage Loan documents and the lease (including that the tenant either directly or through Walgreens Boots Alliance, Inc., maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation. In addition, (i) commencing September 1, 2027, the Mortgagor is required to obtain a business or rental interruption insurance policy to provide business interruption coverage when the tenant will have a termination right for major casualties and (ii) commencing September 1, 2029, the Mortgagor is required to obtain at least a contingent policy for the full property coverage to fill any gap between actual cash value of the Mortgaged Property and replacement value of the Mortgaged Property.
(18) Insurance	CVS Mars Hill (Loan No. 59)	The sole tenant, North Carolina CVS Pharmacy, L.L.C., is required to provide insurance (and is permitted to self-

D-2-2

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that (i) in connection with self-insurance, the tenant satisfies certain requirements in the Mortgage Loan documents and the lease (including maintaining a minimum credit rating of BBB-), and (ii) the Mortgagor maintains a stand-alone terrorism policy.
(26) Local Law Compliance	Lowy Bronx Multifamily Portfolio (Loan No. 33)	There are multiple outstanding city code violations at each Mortgaged Property. Fees for those violations have been collected by title at Mortgage Loan origination and paid on the Mortgagor’s behalf. The Mortgagor represents in the loan agreement that all necessary work associated with the violations has been completed, and covenants to use its best efforts to have the violations removed of record promptly following Mortgage Loan origination. The Mortgagor and the guarantor have recourse liability for any losses incurred by the lender resulting from the open violations, and the lender escrowed funds for immediate repair funds related to certain violations.
(26) Local Law Compliance	Lost River Self Storage (Loan No. (39)	The use of the Mortgaged Property as a self-storage facility is a pre-existing legally non-conforming use, as self-storage is a permitted use under current zoning laws, but such use must now conform to certain specific use standards which were adopted after the construction of the Mortgaged Property and with respect to which the Mortgaged Property is deficient. In the event of a casualty, the Mortgaged Property may be restored to its legally non-conforming use provided that, within 18 months of such casualty, either (A) all necessary permits and approvals have been obtained and a binding contract for the construction of the principal structure has been entered or (B) at least 55% of the restoration of the principal structure is completed.
(28) Recourse Obligations	Heights Marketplace (Loan No. 29)	The guarantor is an entity that reported a liquid net worth of $1 million at origination and is required to maintain a liquid net worth of $500,000. The guarantor also provides carveout guarantees for seven other CMBS loans and a guaranty for one other commercial loan. The guarantor may guaranty other loans in the future.
(33) Single Purpose Entity	Malibu Colony Plaza (Loan No. 3)	The Mortgagor previously owned a parcel of land adjacent to the Mortgaged Property. The adjacent parcel was sold to an affiliate of the Mortgagor prior to the origination of the Mortgage Loan.
(33) Single Purpose Entity	TownePlace Suites - La Place (Loan No. 25)	The Mortgagor previously owned two adjacent parcels, and developed the Mortgaged Property on one of those parcels. The other parcel is now owned by a borrower affiliate.
(45) Appraisal	TownePlace Suites - La Place (Loan No. 25)	The date of the appraisal is September 24, 2019, five months prior to the Mortgage Loan origination date, but more than 12 months prior to the Cut-off Date.
(48) Advance of Funds by the Mortgage Loan Seller	1010 Building and Heinen’s Rotunda Building (Loan No. 8)

Commencing in 2022, the Service Payments, other than a portion which are payable to the related school district, are dedicated to the payment of annual debt service on the Mortgage Loan. The excess funds not payable to the school district and are remitted back to the lender from The Huntington National Bank (the escrow agent) who receives such funds from the municipality and such funds are to be applied to debt service payments due under the Mortgage Loan.

D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Rep. No. on Annex D-1	Description of Exception
(8) Permitted Liens; Title Insurance	Velocity Industrial Portfolio (Loan No. 1)	(i) Fractional Land Condominium. The 1180 Church Road property, one of two constituent properties, is one of nine units within a land condominium regime (an alternative to land subdivision). The related owners’ association is responsible for maintenance of a road, detention pond and shared stormwater drainage (there are no building maintenance responsibilities). The related borrower has a 51.47% voting rights interest in the owners’ association, and the ability to appoint a majority of members to the association’s board of directors. (ii) Environmental Use Restrictions. The Phase I environmental site assessment (“ESA”) obtained in connection with the loan identified a controlled recognized environmental condition (“CREC”) related to the 1180 Church Road property’s inclusion within the U.S. EPA North Penn Area 7 Superfund site. The Area 7 site is one of 12 Superfund sites identified in the region contributing to area-wide groundwater contamination. The site covers 650 acres and includes five industrial facilities that use or previously used solvents. Industrial process wastes contaminated groundwater and soil at the site. EPA added the site to the Superfund program’s National Priorities List (“NPL”) in 1989. Cleanup activities performed by individual facilities include soil removal, soil treatment and pumping of contaminated wells. The PRPs (including Ford Motor Co.) have completed a soils investigation, and are currently developing soil remedial alternatives for the source area properties. EPA completed a site-wide groundwater investigation in 2011, and continues to conduct groundwater studies to develop a groundwater cleanup plan. A vapor intrusion study was completed by EPA and no unacceptable risk level was found. Based on the identification of unrelated responsible parties (primarily Ford Motor Co.) and the EPA’s determination of no vapor risk, the Phase I ESA consultant recommended no further action other than ongoing compliance with due care requirements, including limiting the 1180 Church Road property to commercial and industrial uses, prohibiting the extraction or use of groundwater, providing access to regulatory authorities for any response actions and providing notice prior to alteration or demolition of on-site buildings.
(8) Permitted Liens; Title Insurance	ExchangeRight 47 (Loan No. 14)

With respect to the Idaho Falls, ID mortgaged property, the single tenant (Dollar Tree) has a Right of First Refusal (ROFR) to purchase the constituent mortgaged property if the borrower receives offer as to such constituent mortgaged property from a party unaffiliated with the borrower that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

With respect to the Idaho Falls, ID mortgaged property, the single tenant (Dollar Tree) has a ROFR to purchase the constituent mortgaged property if the borrower receives offer as to such constituent mortgaged property from a party unaffiliated with the borrower that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

With respect to the Cordova, TN mortgaged property, the single tenant (Walgreens) has a ROFR to purchase the constituent mortgaged property if the borrower receives offer as to such constituent mortgaged property from a party unaffiliated with the borrower that it is otherwise willing to

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Rep. No. on Annex D-1	Description of Exception
accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Metro Crossing (Loan No. 13)	The Phase I environmental site assessment (ESA) obtained in connection with the loan identified a controlled recognized environmental condition (CREC) related to the subject property’s historic use as a municipal airport. The Council Bluffs, IA City Department of Public Health closure letter, dated June 15, 2007, prohibited groundwater use at the property pursuant to City Ordinance. Based on available information, including ground water testing, the 2007 Iowa Department of Natural Resources issued a no further action letter. The loan documents include a covenant requiring the borrower to comply with all environmental restrictions including those relating to groundwater.
(8) Permitted Liens; Title Insurance	TownePlace Suites The Villages (Loan No. 30)	(i) Conditional Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels. (ii) Contingent Key Money Debt. Franchisor (Marriott International, Inc.,) funded $50,000 of unsecured “key money” on or about June 21, 2007 (the hotel’s opening date) to the borrower. The key money loan balance is self-reducing in equal installments ($208/ month) over a 20-year amortization period. The unamortized balance is payable if the franchise agreement is terminated prior to its expiration on June 21, 2027, and is deemed satisfied if the franchisee performs its related obligations through the franchise expiration date. The outstanding balance of the Key Money debt with Marriott is approximately $14,800. The loan documents provide that that the borrower and guarantors have personal liability for losses related to the failure to repay/amortize the key money debt.
(18) Insurance	The Plaza at Williams Centre (Loan No. 19)	Pad site tenant (Olive Garden) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Securlock HAC Self-Storage Portfolio (Loan No. 24)	Loan documents permit a property insurance deductible up to $150,000. The in-place coverage provides for a $1,000 deductible. The loan documents provide for personal liability to the borrower and guarantor for losses related to any deductible greater than $25,000.
(18) Insurance	TownePlace Suites The Villages (Loan No. 30)	(i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $250,000. The in-place coverage generally provides for a $250,000 deductible. (ii) Premium Financing Permitted. The loan documents permit the

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Rep. No. on Annex D-1	Description of Exception
borrower to finance insurance premiums through a third party financing company under a premium finance agreement.
(28) Recourse Obligations	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 5, 13, 14, 19, 24, 26, 30, 42, 43)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(31) Acts of Terrorism Exclusion	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 5, 13, 14, 19, 24, 26, 30, 42, 43)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

D-2-6

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(12) Condition of Property	The Westchester (Loan No. 12)	The date of the engineering report is January 6, 2020, within 30 days of the Mortgage Loan origination date. However, the Mortgaged Property was inspected more than 12 months prior to the Cut-off Date.
(18) Insurance	The Grace Building (Loan No. 2)	The related Whole Loan documents provide that the property insurance deductible is $250,000 except flood, named storm, and earthquake (which may have a deductible up to 5% of the total insurable value of the Mortgaged Property at time of loss). Liability insurance deductible is up to $500,000. Named storm may be subject to a sublimit of not less than $302,500,000.
(18) Insurance	The Grace Building (Loan No. 2)	With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s is rating the securities secured by the related Whole Loan and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the securities secured by the related Whole Loan and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s is rating the securities secured by the related Whole Loan and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, if Moody’s is rating the securities secured by the related Whole Loan and rates the applicable insurance company. The related Whole Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Whole Loan documents with insurance companies which do not meet the rating requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate, provided that (1) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth set forth in the related Whole Loan documents and (2) if, prior to renewal, the current AM Best rating or S&P rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Whole Loan documents.

D-2-7

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	The Westchester (Loan No. 12)	The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or if such syndicate consists of four (4) or fewer members, seventy-five percent (75%)) must be provided by insurance companies having a general policy rating or “A” or better by S&P, “A2” or better by Moody’s (if Moody’s rates the securities and the insurance company) and “A” or better by Fitch (if Fitch rates the securities and the insurance company) and a rating of “A: X” by AM Best), with no remaining carrier having a rating below “BBB” by S&P, “Baa2” by Moody’s (if Moody’s rates the securities and the insurance company) and “BBB” by Fitch (if Fitch rates the securities and the insurance company); and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) must be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa1” or better by Moody’s (or if not rated by Moody’s, “A VIII” or better by AM Best).
(26) Local Law Compliance	Leisure Living (Loan No. 36)	The use of the Mortgaged Property as a manufactured housing community is a pre-existing legally non-conforming use, as manufactured housing community use is not a permitted use under current zoning laws. In the event of a casualty of more than 75% of the reasonable value of the Mortgaged Property, the Mortgaged Property may only be restored in accordance with the current zoning laws. Additionally, if the legally non-conforming use is discontinued or abandoned then any subsequent use of the Mortgaged Property is required to be in compliance with current zoning regulations. The applicable zoning code provides that a property is deemed discontinued or abandoned if (i) with respect to land used for a non-conforming use, such land ceases to be used in a bona fide manner for such non-conforming use for a period of more than one (1) month or (ii) with respect to any building used for a non-conforming use, such building ceases to be used in a bona fide manner for such non-conforming use for a period than twelve (12) consecutive months. Laws and ordinances coverage is required by the Mortgage Loan documents and was obtained at origination of the Mortgage Loan.
(28) Recourse Obligations	The Grace Building (Loan No. 2)	The related guarantors’ recourse liability with respect to bankruptcy-related full recourse events is limited to 15% of the principal balance of the related Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by Mortgagor (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

D-2-8

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations	The Westchester (Loan No. 12)

The guarantor’s liability under the guaranty is capped at $80.0 million for as long as the current guarantor (Simon Property Group, L.P.) or any of Simon Property Group, Inc., Simon Property Group, L.P., Institutional Mall Investors LLC, CalPERS, or any person of which CalPERS owns at least 50% or any of their respective affiliates is the guarantor.

The Whole Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.

(29) Mortgage Releases	The Westchester (Loan No. 12)	Provided an event of default is not occurring and Simon Property Group, Inc. or Simon Property Group, L.P. owns at least 40% of the Mortgagor or controls the Mortgagor, the Mortgagor can obtain the release of all or a portion of either the Neiman Marcus parcel or the Nordstrom parcel for a release price equal to the greater of (x) the net sales proceeds from the sale of the applicable release parcel or (y) $15.0 million (with respect to the Neiman Marcus parcel) or $10.0 million (with respect to the Nordstrom parcel).
(31) Acts of Terrorism Exclusion	The Grace Building (Loan No. 2)	If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the Whole loan documents (without giving effect to the cost of the terrorism and earthquake components of such property and business income insurance policies) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

D-2-9

Column Financial, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Acts of Terrorism Exclusion	The Grace Building (Loan No. 2)	The related Whole Loan agreement provides Liberty IC Casualty LLC, a licensed captive insurance company (“Liberty IC”) is an acceptable insurer of perils of terrorism and acts of terrorism, so long as (i) the policy issued by Liberty IC has (A) no aggregate limit, and (B) a deductible of no greater than $1,000,000 plus that as calculated pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) or the then-current successor act, (ii) other than the $1,000,000 deductible, the portion of such insurance which is not reinsured by TRIPRA is reinsured by an insurer (meeting the requirements of the related Whole Loan agreement or maintaining such higher rating as may be required by any rating agency rating the securities secured by the related Whole Loan, not to exceed “A+” with S&P and “A1” with Moody’s, to the extent Moody’s is rating the securities secured by the related Whole Loan and rates the applicable insurance company) (provided that the related Mortgagor will cause such re-insurance agreements to provide a cut-through endorsement acceptable to the Mortgagor and any rating agency rating the securities secured by the related Whole Loan; (iii) TRIPRA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim (A) above the applicable deductible payable by Liberty IC and (B) as per the current TRIPRA legislation, (iv) Liberty IC is not the subject of a bankruptcy or similar insolvency proceeding, and (v) no governmental authority issues any statement, finding, or decree that insurers of perils of terrorism similar to Liberty IC (i.e., captive insurers arranged similar to Liberty IC) do not qualify for the payments or benefits of TRIPRA. In addition, the related Whole Loan agreement provides that in the event that Liberty IC is providing insurance coverage (i) to other properties in close proximity to the Mortgaged Property, and/or (ii) to other properties owned by a person(s) who is not an affiliate of the related Mortgagor, and such insurance is not subject to the same reinsurance and other requirements of the related Whole Loan agreement, then the Mortgagor may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty IC under the related Whole Loan agreement. In the event any of the foregoing conditions are not satisfied, Liberty IC will not be deemed an acceptable insurer of terrorism losses. The related Mortgagor represented, warranted and covenanted to the Mortgagor to the extent of its knowledge, on behalf of Liberty IC, that the insurance premiums for the insurance coverages provided to such Mortgagor by Liberty IC are fair market value insurance premiums.
(33) Single-Purpose Entity	The Grace Building (Loan No. 2)	The Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

D-2-10

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Rollins Portfolio (Loan No. 7)

As of origination, all insurance was maintained by Clark Pest Control of Stockton, Inc. and King Distribution, Inc. (together, the “Clark Pest Control Tenant”), the master tenant at the Mortgaged Properties, under its lease (the “Clark Pest Control Lease”). Pursuant to the Clark Pest Control Lease, if, after a casualty, the estimated cost of reconstruction exceeds the restoration threshold (as described below), then proceeds will be payable to the related Mortgagor’s lender as escrow agent (if required under the related loan documents), or to a third party escrow agent reasonably acceptable to the related Mortgagor and the Clark Pest Control Tenant. If the estimated cost of reconstruction is below the restoration threshold, then casualty proceeds are settled and held by the Clark Pest Control Tenant and must be used for restoration. The restoration threshold in the Clark Pest Control Lease and the Mortgage Loan documents is $2,000,000. Therefore, the restoration threshold is expected to be over 5% of the then outstanding principal amount of the related Whole Loan throughout the term of the related Whole Loan, as 5% of the initial principal balance of the related Whole Loan is $1,970,000.

Pursuant to the Clark Pest Control Lease, if, after a casualty, the estimated cost of reconstruction exceeds the restoration threshold, then proceeds will be payable to the related Mortgagor’s lender as escrow agent (if required under the related loan documents), or to a third party escrow agent reasonably acceptable to the related Mortgagor and the Clark Pest Control Tenant. If the estimated cost of reconstruction is below the restoration threshold, then casualty proceeds are settled and held by the Clark Pest Control Tenant and must be used for restoration. The restoration threshold in the Clark Pest Control Lease is $2,000,000 and applies in the aggregate of all casualty proceeds and not individually to any respective casualty with respect to any individual property. Therefore, the restoration threshold is over the 5% of the then-outstanding principal amount of the related Whole Loan, which is $1,970,000.

(26)	Mason Multifamily Portfolio (Loan No. 4)	The use of each of the University Heights, James Court, Old Orchard, Colonial West, Colonial East, and Cardinal Apartments Mortgaged Properties is a legal non-conforming use.
(28)	Rollins Portfolio (Loan No. 7)	The obligations of the non-recourse carveout guarantors and the Mortgagor (i) under the environmental indemnity agreement and (ii) under the non-recourse carveout guaranty as to environmental matters are capped at an amount equal to the original principal balance of the Mortgage Loan.
(29)	Mason Multifamily Portfolio (Loan No. 4)	The Mortgage Loan permits an individual Mortgaged Property to be released upon prepayment of 100% of its allocated loan amount (less any net proceeds previously applied to prepayment) in the event that there is a casualty or condemnation and the lender applies net proceeds to prepayment of the Mortgage Loan in an amount in excess of 50% of the allocated loan amount of the affected Mortgaged Property.

D-2-11

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(29)	Rollins Portfolio (Loan No. 7)	The Mortgage Loan permits an individual Mortgaged Property to be released upon prepayment of 100% of its allocated loan amount in the event that the Clark Pest Control Lease is terminated as to such Mortgaged Property by the Clark Pest Control Tenant as a result of a casualty or condemnation affecting such Mortgaged Property.

D-2-12

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(18) (Insurance)	Walmart Deland (Loan No. 37)

(a) The Mortgaged Property is ground leased to a single tenant which owns, operates, maintains and repairs all improvements on the Mortgaged Property and is permitted to self-insure. In the event of a casualty, the tenant is obligated to continue to pay rent without abatement and may not terminate the ground lease due to a casualty occurrence unless such casualty occurs during the last 3 years of the initial lease term (i.e., after January 16, 2035) and exceeds certain monetary thresholds.

(b) The Mortgaged Property is located within 25 miles of the Atlantic coast of Florida and for the same reasons set forth in (a) above, the Mortgagor is not required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms”.

(c) The Mortgagor’s obligation to provide the business income insurance coverage required under the related Mortgage Loan documents will be suspended for so long as (i) the ground lease is in full force and effect (following any casualty, the ground lease will remain in full force and effect and rent does not abate), (ii) no default exists under the ground lease beyond any applicable notice and cure periods and (iii) pursuant to the terms of the ground lease, the tenant maintains self-insurance (but only to the extent such tenant or its guarantor maintains a rating of “A-” or better by S&P) (the “Walmart Tenant Insurance Conditions”). To the extent any of the Walmart Tenant Insurance Conditions are not satisfied, the Mortgagor will be required to obtain and maintain, at its sole cost and expense, the business income coverage required under the Mortgage Loan documents.

(18) (Insurance)	Walgreens – Newport News, VA (Loan No. 44).

The insurance policies do not name the Mortgagee as a loss payee and do not require prior notice to the Mortgagee of cancellation; however, in the event of property loss, the sole tenant has the obligation to use the proceeds to repair or restore the related Mortgaged Property and is not entitled to any period of rent abatement or lease termination.

The Mortgagee has not obtained confirmation of coinsurance penalty; however, the sole tenant’s lease requires 100% replacement cost, so in the event that the insurance policy is subject to coinsurance, the sole tenant would be responsible for the difference in proceeds given its self-insurance rights and rebuild obligations.

The Mortgagee has not obtained confirmation of the Insurance Ratings Requirements; however, the sole tenant has self-insurance abilities in the event that the carriers fail or do not provide sufficient proceeds following a loss.

(18) (Insurance)	Walgreens San Tan Valley (Loan No. 45).

(a) The Mortgaged Property is currently ground leased to a single tenant (i) that is required under its lease to insure the improvements on the Mortgaged Property for at least 100% of the full replacement value during the initial 300 calendar months of the lease term (i.e., until August 1, 2034), and thereafter, such coverage will be adjusted on an actual cash value basis, and (ii) that is required under its lease to operate, maintain and repair all improvements on the Mortgaged Property during the term of its lease. In the event of a casualty occurrence, the tenant is obligated to continue to pay rent without abatement and may not terminate the lease due to a casualty occurrence unless such casualty (1)

D-2-13

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

occurs after the 277th calendar month of the lease term (i.e., after May 1, 2034), and (2) damages the ground floor area of the building in an amount equal to or greater than 25%. In the event that the tenant’s or its guarantor’s net worth exceeds $300,000,000, the tenant may self-insure. In the event of an insurable casualty, the tenant is obligated to pay to the Mortgagor any insurance proceeds (including self-insurance proceeds), excluding only proceeds for any damage to the tenant’s personalty.

(b) The Mortgagor has business income insurance coverage in place through May 13, 2022; however, the Mortgagor’s obligation to provide the business income insurance coverage required under Mortgage Loan documents will not be required for so long as (i) the ground lease is in full force and effect (following any casualty, the ground lease will remain in full force and effect and rent does not abate), (ii) no default exists under the ground lease beyond any applicable notice and cure periods and (iii) pursuant to the terms of the ground lease, the tenant maintains self-insurance (but only to the extent such tenant or its guarantor maintains a rating of “A-” or better by S&P) (the “Walgreens Tenant Insurance Conditions”). To the extent any of the Walgreens Tenant Insurance Conditions are not satisfied, the Mortgagor will be required to obtain and maintain, at its sole cost and expense, the business income coverage required under the Mortgage Loan documents.

(42) (Organization of Mortgagor)	Walmart Deland (Loan No. 37) and Walgreens San Tan Valley (Loan No. 45)	The Mortgagors are affiliated entities.

D-2-14

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment	122nd Street Portfolio (Loan No. 28)	The subject Mortgage Loan is a part of a Whole Loan that is being serviced under the WFCM 2020-C57 pooling and servicing agreement. Accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will run to the trustee under the WFCM 2020-C57 pooling and servicing agreement.
(8) Permitted Liens; Title Insurance	122nd Street Portfolio (Loan No. 28)	Two of the eleven Mortgaged Properties (each of such two (2) Mortgaged Properties, a “Subject Property”) are subject to a separate recorded regulatory agreement (each, a “Regulatory Agreement”) associated with prior financing provided by the New York Housing Development Corporation (the “HDC”) in 1997. The financing from the HDC has since been refinanced, but the Regulatory Agreements remain in effect until June 30, 2033. Each Regulatory Agreement provides, among other things, that (a) a transfer of the related Subject Property requires the prior written consent of the HDC (however, representatives of the HDC have orally advised the loan seller that a foreclosure by a lender, where the lender acquires title to the property, is not prohibited) and (b) an owner of the related Subject Property may not incur any debt unless such debt is reasonably necessary for the operation and maintenance of such Subject Property and is permitted under the Section 421-a real estate tax exemption negotiable certificate program that originally impacted the Subject Properties but has since lapsed.
(8) Permitted Liens; Title Insurance	Federales Chicago (Loan No. 48)

The Mortgaged Property has a “no further action” letter on title noting that the Mortgaged Property is to be used only for industrial or commercial purposes.

The Mortgaged Property is subject to a recorded Development Rights Agreement that provides that the neighboring property owner is designated as the control party for both parcels (the Mortgaged Property and the neighboring property) for purposes of seeking any amendments to the planned development of the sites. The control party is not allowed to do anything that would have a “material adverse effect” on the Mortgaged Property (e.g. limitation on use, floor area, or density, causing a nonconformity, diminishing future development rights, etc.). The agreement also allocates 5,052 square feet of floor area to the Mortgaged Property solely for purposes of calculating the floor area permitted pursuant to the zoning code, and transferred all other development rights (including floor area, signage area, and net site area) to the neighboring property. The parcels are part of the same zoning lot, so the agreement is an allocation of the total development rights (e.g. permitted square footage for density purposes) among the two lots, and neither party is permitted to do anything that would be a violation of the planned development or zoning code or that would result in a material adverse effect. No issues were noted in title or the zoning report, and the control party executed an estoppel confirming no defaults under the agreement.

D-2-15

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(12) Condition of Property	122nd Street Portfolio (Loan No. 28) Federales Chicago (Loan No. 48)	With respect to each of the subject Mortgage Loans, the date of the related engineering report is more than 12 months prior to the Cut-off Date, and the related Mortgaged Properties were inspected more than 12 months prior to the Cut-off Date.
(12) Condition of Property	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)	The related Mortgaged Property was inspected more than 6 months prior to the related origination date.
(15) Actions Concerning Mortgage Loan	Federales Chicago (Loan No. 48)	As of origination, there is pending class action litigation involving the sole tenant at the property alleging violation of fair labor standards, minimum wage laws, and related matters in connection with alleged misappropriation of servers’ tip income.
(18) Insurance	All LCF Mortgage Loans (Loan Nos. 9, 11, 22, 28, 41,48 and 61)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

With respect to each of the subject Mortgage Loans, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such

D-2-16

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(18) Insurance	Trader Joe’s LIC (Loan No. 11)	The related Mortgagor (or the condominium of which the related Mortgaged Property is a part) is required to obtain and maintain property insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “all risk” or “special form” policy, including riot and civil commotion, vandalism, terrorist acts, malicious mischief, burglary and theft, in each case equal to the lesser of (A) an amount no less than the current property limit carried by the association in the amount of $33,789,847 or (B) an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the related Mortgaged Property.
(18) Insurance	The Woodlands of Charlottesville (Loan No. 22)	The related Mortgagor’s insurance carrier has a rating of A:VII from A.M. Best Company.
(18) Insurance	The Woodlands of Charlottesville (Loan No. 22)	The documents relating to the condominium of which the Mortgaged Property is a part require insurance proceeds to be paid to the condominium association and applied to restoration. The board of the condominium association has agreed in an estoppel delivered to the Mortgage Loan Seller that the Mortgage Loan Seller will have the right to reasonably approve the escrow agent designated by the board to hold and disburse casualty and condemnation proceeds on behalf of the association (provided, however, that such escrow agent shall be deemed approved if it is a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P and “P-1” by Moody’s, in the case of accounts in which funds are held for thirty (30) days or less and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A-” by S&P and “A3” by Moody’s), provided that lender shall not exercise such right in a manner that would cause the board to violate applicable fiduciary responsibilities to the owners of the units in the condominium.
(18) Insurance	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)	The related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
(18) Insurance	Federales Chicago (Loan No. 48)	The related Mortgaged Property is leased to a single tenant. To the extent the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of the related loan agreement or as otherwise approved by the lender in writing, the related Mortgagor will not be required to maintain coverage otherwise required under the related loan agreement.
(18) Insurance	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)

The related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the

D-2-17

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of the related loan agreement or as otherwise approved by the lender in writing, the related Mortgagor will not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of the related loan agreement are modified to decrease the type or amount of coverage below that required under the related lease as of the date of the related loan agreement, or if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related Mortgagor is required, upon obtaining knowledge thereof, to promptly procure and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related Mortgagor) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the date of the related loan agreement in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the date of the related loan agreement or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the date of the related loan agreement in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the date of the related loan agreement or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related Mortgagor is required to maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

The insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 18.

D-2-18

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(26) Local Law Compliance	122nd Street Portfolio (Loan No. 28)	At the time of origination, there were a number of New York City Department of Housing Preservation and Development, Department of Building, and Environmental Control Board violations at the portfolio of related Mortgaged Properties, many of which were Class C, “immediately hazardous” violations. Some or all of such violations may still exist.
(28) Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 9, 11, 22, 28, 41,48 and 61)

The related loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

The related loan documents may provide that transfers of interests in the related Mortgaged Property pursuant to a lease do not give rise to full recourse.

The related loan documents may provide that transfers of interests in the related Mortgagor in violation of such loan documents only give rise to recourse for losses (as opposed to full recourse) if the transfer was otherwise permitted and the related Mortgagor’s breach was failure to provide notice to the lender, so long as the related Mortgagor provides all required documentation within five business days of receipt by the related Mortgagor.

(28) Recourse Obligations	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)

Voluntary transfers in violation of the related loan documents are not a full recourse carveout but are a loss, costs and damages carveout. In addition, the related loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related loan documents.

As regards recourse against the guarantor for waste, the related loan documents do not specifically reference “waste”, but provide for recourse against the guarantor for losses arising from physical damage to the related Mortgaged Property from the willful misconduct of the related Mortgagor or any affiliate of the related Mortgagor or, after the occurrence and during the continuance of an event of default, the removal or disposal of any portion of the related Mortgaged Property in violation of the related loan documents (other than in the ordinary course of business).

(29) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 9, 11, 22, 28, 41,48 and 61)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
(29) Mortgage Releases	The Woodlands of Charlottesville (Loan No. 22)	The documents relating to the condominium of which the Mortgaged Property is a part provide that the condominium association board has the sole authority to negotiate and settle condemnation awards. If a taking includes any portion of a unit or common elements essential to the use of any unit, the award is required to be disbursed and percentage interests adjusted in an equitable manner pursuant to a plan approved by owners representing at least 67% of the percentage units. If such an approved plan is not recorded within 90 days of the taking, the taking shall be deemed to be damage that is not to be repaired, and the condominium is to be

D-2-19

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
terminated and proceeds distributed to the owners. The loan documents also provide for full recourse for any termination of the condominium.
(30) Financial Reporting and Rent Rolls	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)	The related loan documents provide that the related Mortgagor is not required to deliver quarterly and annual operating or other financial statements so long as either (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related Mortgagor and related tenant(s) as were in effect between the related Mortgagor and the related sole tenant at the origination date without material changes, or (ii) the only related tenant(s) of the related Mortgaged Property is a so-called “triple-net” tenant, with no Mortgagor property-related expense other than debt service, provided that the related Mortgagor will be required under such circumstances to deliver a certified rent roll for the related Mortgaged Property at such time.
(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 9, 11, 22, 28, 41,48 and 61)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

With respect to each of the subject Mortgage Loans, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)	The related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.

D-2-20

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 9, 11, 22, 28, 41,48 and 61)	With respect to clause (a)(v) of Representation and Warranty No. 32, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted. Transfers contemplated by an exception to Representation and Warranty No. 29 or No. 34 are also permitted transfers.
(32) Due on Sale or Encumbrance	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)

The related loan documents permit transfers without the lender’s consent by the related Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

(34) Defeasance	122nd Street Portfolio (Loan No. 28) Federales Chicago (Loan No. 48)	Each of the subject Mortgage Loans has been included in a REMIC as to which it is the sole asset (in each such case, a “Loan REMIC”). Each of the subject Mortgage Loans can be defeased sooner than two years after the Closing Date; however, neither of the subject Mortgage Loans may be defeased sooner than two years after the formation date of the related Loan REMIC.
(45) Appraisal	122nd Street Portfolio (Loan No. 28) Federales Chicago (Loan No. 48)	The related appraisal was dated more than 12 months before the Cut-off Date.
(45) Appraisal	Dollar General- Saginaw (E. Washington Road) (Loan No. 61)	The related appraisal was dated more than six months before the related date of origination and more than 12 months before the Cut-off Date.

D-2-21

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
August 2021	24,458,000.00
September 2021	24,458,000.00
October 2021	24,458,000.00
November 2021	24,458,000.00
December 2021	24,458,000.00
January 2022	24,458,000.00
February 2022	24,458,000.00
March 2022	24,458,000.00
April 2022	24,458,000.00
May 2022	24,458,000.00
June 2022	24,458,000.00
July 2022	24,458,000.00
August 2022	24,458,000.00
September 2022	24,458,000.00
October 2022	24,458,000.00
November 2022	24,458,000.00
December 2022	24,458,000.00
January 2023	24,458,000.00
February 2023	24,458,000.00
March 2023	24,458,000.00
April 2023	24,458,000.00
May 2023	24,458,000.00
June 2023	24,458,000.00
July 2023	24,458,000.00
August 2023	24,458,000.00
September 2023	24,458,000.00
October 2023	24,458,000.00
November 2023	24,458,000.00
December 2023	24,458,000.00
January 2024	24,458,000.00
February 2024	24,458,000.00
March 2024	24,458,000.00
April 2024	24,458,000.00
May 2024	24,458,000.00
June 2024	24,458,000.00
July 2024	24,458,000.00
August 2024	24,458,000.00
September 2024	24,458,000.00
October 2024	24,458,000.00
November 2024	24,458,000.00
December 2024	24,458,000.00
January 2025	24,458,000.00
February 2025	24,458,000.00
March 2025	24,458,000.00
April 2025	24,458,000.00
May 2025	24,458,000.00
June 2025	24,458,000.00
July 2025	24,458,000.00
August 2025	24,458,000.00
September 2025	24,458,000.00
October 2025	24,458,000.00
November 2025	24,458,000.00
December 2025	24,458,000.00
January 2026	24,458,000.00
February 2026	24,458,000.00
March 2026	24,458,000.00
April 2026	24,458,000.00
May 2026	24,458,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
June 2026	24,458,000.00
July 2026	24,457,194.60
August 2026	24,043,435.39
September 2026	23,628,146.31
October 2026	23,180,322.39
November 2026	22,761,838.74
December 2026	22,310,911.52
January 2027	21,889,209.29
February 2027	21,465,946.95
March 2027	20,948,895.63
April 2027	20,522,146.07
May 2027	20,063,189.08
June 2027	19,633,158.80
July 2027	19,171,014.83
August 2027	18,737,679.17
September 2027	18,302,739.03
October 2027	17,835,825.44
November 2027	17,397,543.00
December 2027	16,927,382.59
January 2028	16,485,732.71
February 2028	16,042,446.61
March 2028	15,537,332.90
April 2028	15,090,527.82
May 2028	14,612,088.20
June 2028	14,161,851.52
July 2028	13,680,078.32
August 2028	13,226,384.21
September 2028	12,771,007.88
October 2028	12,284,241.82
November 2028	11,825,369.35
December 2028	11,335,207.00
January 2029	10,872,812.04
February 2029	10,408,701.61
March 2029	9,854,614.38
April 2029	9,386,719.34
May 2029	8,887,792.08
June 2029	8,416,306.52
July 2029	7,913,891.28
August 2029	7,438,788.12
September 2029	6,961,920.86
October 2029	6,454,277.60
November 2029	5,973,752.15
December 2029	5,462,555.14
January 2030	4,978,343.88
February 2030	4,492,333.67
March 2030	3,918,390.29
April 2030	3,445,232.64
May 2030	2,942,780.79
June 2030	2,466,112.27
July 2030	1,960,143.18
August 2030	1,479,826.71
September 2030	997,727.69
October 2030	486,483.14
November 2030	695.17
December 2030 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	169
Transaction Parties	270
Credit Risk Retention	348
Description of the Certificates	363
Description of the Mortgage Loan Purchase Agreements	417
Pooling and Servicing Agreement	429
Certain Legal Aspects of Mortgage Loans	553
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	572
Pending Legal Proceedings Involving Transaction Parties	576
Use of Proceeds	576
Yield and Maturity Considerations	576
Material Federal Income Tax Considerations	595
Certain State and Local Tax Considerations	611
Method of Distribution (Conflicts of Interest)	612
Incorporation of Certain Information by Reference	616
Where You Can Find More Information	616
Financial Information	617
Certain ERISA Considerations	617
Legal Investment	622
Legal Matters	623
Ratings	623
Index of Defined Terms	626

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$645,696,000
(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE SECURITIES,
INC.
Depositor

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2021-C60
Issuing Entity

Commercial Mortgage Pass-
Through Certificates,
Series 2021-C60

Class A-1	$17,659,000	Class A-S	$58,019,000
Class A-2	$45,569,000	Class A-S-1	$0
Class A-SB	$24,458,000	Class A-S-2	$0
Class A-3	$0 -	Class A-S-X1	$0
	$200,000,000
Class A-3-1	$0	Class A-S-X2	$0
Class A-3-2	$0	Class B	$34,624,000
Class A-3-X1	$0	Class B-1	$0
Class A-3-X2	$0	Class B-2	$0
Class A-4	$236,357,000 -	Class B-X1	$0
	$436,357,000
Class A-4-1	$0	Class B-X2	$0
Class A-4-2	$0	Class C	$29,010,000
Class A-4-X1	$0	Class C-1	$0
Class A-4-X2	$0	Class C-2	$0
Class X-A	$524,043,000	Class C-X1	$0
Class X-B	$121,653,000	Class C-X2	$0

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Credit Suisse

Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

Siebert Williams Shank
Co-Manager

July     , 2021